EXECUTION








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                       GE CAPITAL MORTGAGE SERVICES, INC.,

                               Seller and Servicer


                                       and



                      STATE STREET BANK AND TRUST COMPANY,

                                     Trustee






                         POOLING AND SERVICING AGREEMENT

                           Dated as of January 1, 1999




                  REMIC Multi-Class Pass-Through Certificates,
                                  Series 1999-1






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



                                Table of Contents
                                                                            Page


                                    ARTICLE I
                                   DEFINITIONS

Section 1.01.Definitions ......................................................1


                                   ARTICLE II
         CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01. Conveyance of Mortgage Loans ...................................34
Section 2.02. Acceptance by Trustee ..........................................38
Section 2.03. Representations and Warranties of the Company; Mortgage Loan
                 Repurchase ..................................................39
Section 2.04. Execution of Certificates ......................................45
Section 2.05. Designations under the REMIC Provisions ........................46


                                   ARTICLE III
                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 3.01. Company to Act as Servicer .....................................46
Section 3.02. Collection of Certain Mortgage Loan Payments; Mortgage Loan
                 Payment Record; Certificate Account .........................50
Section 3.03. Collection of Taxes, Assessments and Other Items ...............52
Section 3.04. Permitted Debits to the Mortgage Loan Payment Record ...........53
Section 3.05. Maintenance of the Primary Insurance Policies ..................54
Section 3.06. Maintenance of Hazard Insurance ................................55
Section 3.07. Assumption and Modification Agreements .........................55
Section 3.08. Realization Upon Defaulted Mortgage Loans ......................56
Section 3.09. Trustee to Cooperate; Release of Mortgage Files ................59
Section 3.10. Servicing Compensation; Payment of Certain Expenses by
                 the Company .................................................59
Section 3.11. Reports to the Trustee; Certificate Account Statements .........60
Section 3.12. Annual Statement as to Compliance ..............................60
Section 3.13. Annual Independent Public Accountants' Servicing Report ........60
Section 3.14. Access to Certain Documentation and Information Regarding
                 the Mortgage Loans ..........................................61
Section 3.15. Maintenance of Certain Servicing Policies ......................61
Section 3.16. Optional Purchase of Defaulted Mortgage Loans ..................61
Section 3.17. Class A7 and Class A13 Interest Accounts .......................61


                                   ARTICLE IV
                             PAYMENTS AND STATEMENTS

Section 4.01. Distributions ..................................................63
Section 4.02. Method of Distribution .........................................68
Section 4.03. Allocation of Losses ...........................................69
Section 4.04. Monthly Advances; Purchases of Defaulted Mortgage Loans ........70
Section 4.05. Statements to Certificateholders ...............................71
Section 4.06. Servicer's Certificate .........................................73
Section 4.07. Reports of Foreclosures and Abandonments of Mortgaged
                 Property ....................................................73
Section 4.08. Reduction of Base Servicing Fees by Compensating Interest
                 Payments ....................................................74
Section 4.09. Surety Bond ....................................................74
Section 4.10. Distributions to Holders of Class A6, Class A12, Class A14
                 and Class A15 Certificates ..................................74


                                    ARTICLE V
                                THE CERTIFICATES

Section 5.01. The Certificates ...............................................79
Section 5.02. Registration of Transfer and Exchange of Certificates ..........81
Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates ..............86
Section 5.04. Persons Deemed Owners ..........................................87
Section 5.05. Access to List of Certificateholders' Names and Addresses ......87
Section 5.06. Representation of Certain Certificateholders ...................87
Section 5.07. Determination of COFI ..........................................87
Section 5.08. Determination of LIBOR .........................................88


                                   ARTICLE VI
                                   THE COMPANY

Section 6.01. Liability of the Company .......................................89
Section 6.02. Merger or Consolidation of, or Assumption of the Obligations
                 of, the Company .............................................90
Section 6.03. Assignment .....................................................90
Section 6.04. Limitation on Liability of the Company and Others ..............90
Section 6.05. The Company Not to Resign ......................................91


                                   ARTICLE VII
                                     DEFAULT

Section 7.01. Events of Default ..............................................91
Section 7.02. Trustee to Act; Appointment of Successor .......................92
Section 7.03. Notification to Certificateholders .............................93


                                  ARTICLE VIII
                                   THE TRUSTEE

Section 8.01. Duties of Trustee ..............................................93
Section 8.02. Certain Matters Affecting the Trustee ..........................95
Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans ..........96
Section 8.04. Trustee May Own Certificates ...................................96
Section 8.05. The Company to Pay Trustee's Fees and Expenses .................96
Section 8.06. Eligibility Requirements for Trustee ...........................96
Section 8.07. Resignation or Removal of Trustee ..............................97
Section 8.08. Successor Trustee ..............................................97
Section 8.09. Merger or Consolidation of Trustee .............................98
Section 8.10. Appointment of Co-Trustee or Separate Trustee ..................98
Section 8.11. Compliance with REMIC Provisions; Tax Returns ..................99


                                   ARTICLE IX
                                   TERMINATION

Section 9.01. Termination upon Repurchase by the Company or Liquidation of All
                 Mortgage Loans .............................................100
Section 9.02. Additional Termination Requirements ...........................101


                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

Section 10.01. Amendment ....................................................102
Section 10.02. Recordation of Agreement .....................................103
Section 10.03. Limitation on Rights of Certificateholders ...................103
Section 10.04. Governing Law ................................................104
Section 10.05. Notices ......................................................104
Section 10.06. Notices to the Rating Agencies ...............................104
Section 10.07. Severability of Provisions ...................................104
Section 10.08. Certificates Nonassessable and Fully Paid ....................105

Exhibits


EXHIBIT A Forms of Certificates

EXHIBIT B Principal Balance Schedules

EXHIBIT C Mortgage Loans (including list of Cooperative Loans)

EXHIBIT D Form of Servicer's Certificate

EXHIBIT E Form of Transfer Certificate as to ERISA Matters for Definitive
          ERISA-Restricted Certificates

EXHIBIT F Form of Residual Certificate Transferee Affidavit

EXHIBIT G Form of Residual Certificate Transferor Letter

EXHIBIT H Additional Servicer Compensation

EXHIBIT I Form of Investment Letter for Definitive Restricted Certificates

EXHIBIT J Form of Distribution Date Statement

EXHIBIT K Form of Special Servicing and Collateral Fund Agreement

EXHIBIT L Form of Lost Note Affidavit and Agreement

EXHIBIT M Schedule of Designated Loans

EXHIBIT N Schedule of Pledged Asset Mortgage Loans

EXHIBIT O Senior Principal Priorities

     THIS POOLING AND SERVICING AGREEMENT, dated as of January 1, 1999, between GE CAPITAL MORTGAGE SERVICES, INC., a corporation organized and existing under the laws of the State of New Jersey, and STATE STREET BANK AND TRUST COMPANY, a Massachusetts banking corporation, as Trustee.

                          W I T N E S S E T H   T H A T :
                          -------------------------------


     In consideration of the mutual agreements herein contained, GE Capital Mortgage Services, Inc. and State Street Bank and Trust Company agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Accretion Directed Certificate:  None.

     Accretion Directed Component:  None.

     Accretion Termination Date:  None.

     Accrual Amount: As to any Class of Accrual Certificates and any Accrual Component and each Distribution Date through the related Accretion Termination Date, the sum of (x) any amount of Accrued Certificate Interest allocable to such Class or Component pursuant to Section 4.01(a)(i) on such Distribution Date and (y) any amount of Unpaid Class Interest Shortfall allocable to such Class or Component pursuant to Section 4.01(a)(ii) on such Distribution Date, to the extent that such amounts are distributed to any Accretion Directed Certificates and any Accretion Directed Components pursuant to Section 4.01(e). As to any Class of Accrual Certificates and any Accrual Component and each Distribution Date after the related Accretion Termination Date, zero.

     Accrual Certificates:  None.

     Accrual Component:  None.

     Accrued Certificate Interest: As to any Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates and any Class of Certificates consisting of Specified Components), interest accrued during the related Interest Accrual Period at the applicable Certificate Interest Rate on the Class Certificate Principal Balance (or, in the case of any Class of Notional Certificates, on the aggregate Notional Principal Balance) thereof immediately prior to such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months. As to any Distribution Date and any Specified Component (other than any Principal Only Component), interest accrued during the related Interest Accrual Period at the applicable Component Interest Rate on the Component Principal Balance (or Notional Component Principal Balance) thereof immediately prior to such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months. As to any Distribution Date and any Class of Certificates consisting of Specified Components, the aggregate of Accrued Certificate Interest on such Specified Components for such Distribution Date.

     Accrued Certificate Interest on each Class of Certificates (other than any Class of Principal Only Certificates and any Class of Certificates consisting of Specified Components) and any Specified Component (other than any Principal Only Component) shall be reduced by such Class's or Specified Component's share of the amount of any Net Interest Shortfall and Certificate Interest Losses for such Distribution Date. Any Net Interest Shortfall and Certificate Interest Losses shall be allocated among (x) the Classes of Certificates (other than any Class of Principal Only Certificates and any Class of Certificates consisting of Specified Components) and (y) the Specified Components (other than any Principal Only Component) of any Component Certificate in proportion to the respective amounts of Accrued Certificate Interest that would have resulted absent such shortfall or losses.

     Additional Collateral: With respect to any Mortgage 100SM Loan, the marketable securities held from time to time as security for the repayment of such Mortgage 100SM Loan and any related collateral. With respect to any Parent PowerSM Loan, the third-party guarantee for such Parent PowerSM Loan, together with (i) any marketable securities held from time to time as security for the performance of such guarantee and any related collateral or (ii) any mortgaged property securing the performance of such guarantee, the related home equity line of credit loan and any related collateral.

     Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     Allocable Share: (a) As to any Distribution Date and amounts distributable pursuant to clauses (i) and (iii) of the definition of Junior Optimal Principal Amount, and as to each Class of Junior Certificates, the fraction, expressed as a percentage, the numerator of which is the Class Certificate Principal Balance of such Class and the denominator of which is the aggregate Class Certificate Principal Balance of the Junior Certificates.

     (b) As to any Distribution Date and amounts distributable pursuant to clauses (ii), (iv) and (v) of the definition of Junior Optimal Principal Amount, and as to the Class M Certificates and each Class of Class B Certificates for which the related Prepayment Distribution Trigger has been satisfied on such Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Class Certificate Principal Balance of such Class and the denominator of which is the aggregate Class Certificate Principal Balance of all such Classes. As to any Distribution Date and each Class of Class B Certificates for which the related Prepayment Distribution Trigger has not been satisfied on such Distribution Date, 0%.

     Amortization Payment: As to any REO Mortgage Loan and any month, the payment of principal and accrued interest due in such month in accordance with the terms of the related Mortgage Note as contemplated by Section 3.08(b).

     Amount Held for Future Distribution: As to each Distribution Date, the total of all amounts credited to the Mortgage Loan Payment Record as of the preceding Determination Date on account of (i) Principal Prepayments, Insurance Proceeds and Liquidation Proceeds received subsequent to the preceding Prepayment Period applicable to such receipts, and (ii) monthly payments of principal and interest due subsequent to the preceding Due Date.

     Anniversary Determination Date: The Determination Date occurring in February of each year that the Certificates are outstanding, commencing in February 2000.

     Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment of the related Proprietary Lease from the Mortgagor to the originator of the Cooperative Loan.

     Assumed Monthly Payment Reduction: As of any Anniversary Determination Date and as to any Non-Primary Residence Loan remaining in the Mortgage Pool whose original principal balance was 80% or greater of the Original Value thereof, the excess of (i) the Monthly Payment thereof calculated on the assumption that the Mortgage Rate thereon was equal to the weighted average (by principal balance) of the Remittance Rates of all Outstanding Mortgage Loans (the "Weighted Average Rate") as of such Anniversary Determination Date over (ii) the Monthly Payment thereof calculated on the assumption that the Remittance Rate thereon was equal to the Weighted Average Rate less 1.25% per annum.

     Available Funds: As to each Distribution Date, an amount equal to the sum of (i) all amounts credited to the Mortgage Loan Payment Record pursuant to
Section 3.02 as of the preceding Determination Date, (ii) any Monthly Advance and any Compensating Interest Payment for such Distribution Date, (iii) the Purchase Price of any Defective Mortgage Loans and Defaulted Mortgage Loans deposited in the Certificate Account on the Business Day preceding such Distribution Date (including any amounts deposited in the Certificate Account in connection with any substitution of a Mortgage Loan as specified in Section 2.03(b)), and (iv) the purchase price of any defaulted Mortgage Loan purchased under an agreement entered into pursuant to Section 3.08(e) as of the end of the preceding Prepayment Period less the sum of (x) the Amount Held for Future Distribution, (y) the amount of any Unanticipated Recovery credited to the Mortgage Loan Payment Record pursuant to clause (vi) of Section 3.02(b), and (z) amounts permitted to be debited from the Mortgage Loan Payment Record pursuant to clauses (i) through (vii) and (ix) of Section 3.04.

     Bankruptcy Coverage Termination Date: The Distribution Date upon which the Bankruptcy Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

     Bankruptcy Loss Amount: As of any Determination Date prior to the first Anniversary Determination Date, the Bankruptcy Loss Amount shall equal $234,320, as reduced by the aggregate amount of Deficient Valuations and Debt Service Reductions since the Cut-off Date. As of any Determination Date after the first Anniversary Determination Date, other than an Anniversary Determination Date, the Bankruptcy Loss Amount shall equal the Bankruptcy Loss Amount on the immediately preceding Anniversary Determination Date as reduced by the aggregate amount of Deficient Valuations and Debt Service Reductions since such preceding Anniversary Determination Date. As of any Anniversary Determination Date, the Bankruptcy Loss Amount shall equal the lesser of (x) the Bankruptcy Loss Amount as of the preceding Determination Date as reduced by any Deficient Valuations and Debt Service Reductions for the preceding Distribution Date, and (y) the greater of (i) the Fitch Formula Amount for such Anniversary Determination Date and (ii) the Formula Amount for such Anniversary Determination Date.

     The Bankruptcy Loss Amount may be further reduced by the Company (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Company shall obtain written confirmation from each Rating Agency that such reduction shall not adversely affect the then-current rating assigned to the related Classes of Certificates by such Rating Agency and shall provide a copy of such written confirmation to the Trustee.

     Base Servicing Fee: As to any Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the Base Servicing Fee Rate for such Mortgage Loan. The Base Servicing Fee for any Distribution Date is subject to adjustment pursuant to Section 3.08(d) (with respect to a Realized Loss) or the definition of Interest Loss (with respect to the interest portion of a Debt Service Reduction).

     Base Servicing Fee Rate: As to any Mortgage Loan, the per annum rate identified as such for such Mortgage Loan and set forth in the Mortgage Loan Schedule.

     BBA:  The British Bankers' Association.

     BIF:  The Bank Insurance Fund of the FDIC, or its successor in interest.

     Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository). As of the Closing Date, each Class of Certificates, other than the Class B3, Class B4, Class B5, Class R and Class PO Certificates, constitutes a Class of Book-Entry Certificates.

     Book-Entry Nominee:  As defined in Section 5.02(b).

     Business Day: Any day other than a Saturday or a Sunday, or a day on which banking institutions in New York City or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to be closed.

     Buydown Funds: Funds contributed by the Mortgagor or another source in order to reduce the interest payments required from the Mortgagor for a specified period in specified amounts.

     Buydown Mortgage Loan: Any Mortgage Loan as to which the Mortgagor pays less than the full monthly payment specified in the Mortgage Note during the Buydown Period and the difference between the amount paid by the Mortgagor and the amount specified in the Mortgage Note is paid from the related Buydown Funds.

     Buydown Period: The period during which Buydown Funds are required to be applied to the related Buydown Mortgage Loan.

     Certificate: Any one of the certificates signed and countersigned by the Trustee in substantially the forms attached hereto as Exhibit A.

     Certificate Account: The trust account or accounts created and maintained with the Trustee pursuant to Section 3.02 and which must be an Eligible Account.

     Certificate Interest Loss: (i) On or prior to the Cross-Over Date, any Interest Loss in respect of an Excess Loss and (ii) after the Cross-Over Date, any Interest Loss, in each case to the extent such Interest Loss is allocable to the Certificates in accordance with Section 3.08(d) (with respect to a Realized
Loss) or the definition of Interest Loss (with respect to the interest portion of a Debt Service Reduction).

     Certificate Interest Rate: With respect to any Class of Certificates, other than any LIBOR Certificates, and as of any Distribution Date, the per annum fixed rate specified or described in Section 5.01(b). With respect to any Class of LIBOR Certificates, the per annum variable rate at any time at which interest accrues on the Certificates of such Class, as determined pursuant to Section 5.01(e).

     Certificate Owner: With respect to any Book-Entry Certificate, the person who is the beneficial owner thereof.

     Certificate Principal Balance: As to any Certificate other than a Notional Certificate, and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate (plus, in the case of any Accrual Certificate, its Percentage Interest of any related Accrual Amount for each previous Distribution
Date) less the sum of (i) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 4.01, (ii) any Realized Losses allocated to such Certificate on previous Distribution Dates pursuant to Section 4.03(b) and (c), and (iii) in the case of a Subordinate Certificate, such Certificate's Percentage Interest of the Subordinate Certificate Writedown Amount allocated to such Certificate on previous Distribution Dates. The Notional Certificates are issued without Certificate Principal Balances.

     Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 5.02.

     Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent pursuant to this Agreement, a Certificate of any Class to the extent that the Company or any affiliate is the Certificate Owner or Holder thereof (except to the extent the Company or any affiliate thereof shall be the Certificate Owner or Holder of all Certificates of such Class), shall be deemed not to be outstanding and the Percentage Interest (or Voting Rights) evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests (or Voting Rights) necessary to effect any such consent has been obtained; provided, however, that in determining whether the Trustee shall be protected in relying on such consent only the Certificates that the Trustee knows to be so held shall be so disregarded.

     Class:  All Certificates bearing the same class designation.

     Class A7 Interest Account: The segregated, non-interest bearing account established and maintained pursuant to Section 3.17.

     Class A7 Interest Account Deposit:  Cash in the amount of $42,000.

     Class A7 Interest Account Termination Date: As defined in Section
4.01(g)(i).

     Class A13 Interest Account: The segregated, non-interest bearing account established and maintained pursuant to Section 3.17.

     Class A13 Interest Account Deposit:  Cash in the amount of $49,500.

     Class A13 Interest Account Termination Date: As defined in Section 4.01(g)(ii).

     Class B Certificate: Any Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate.

     Class Certificate Principal Balance: As to any Class of Certificates, other than any Class of Notional Certificates, and as of any date of determination, the aggregate of the Certificate Principal Balances of all Certificates of such Class. The Class Certificate Principal Balance of each such Class of Certificates as of the Closing Date is specified in Section 5.01(b).

     Class Interest Shortfall: As to any Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates or any Class consisting of Specified Components) or any Specified Component, any amount by which the amount distributed to Holders of such Class of Certificates or in respect of such Specified Component (or added to the Class Certificate Principal Balance of any Class of Accrual Certificates or to the Component Principal Balance of any Accrual Component constituting a Specified Component) on such Distribution Date pursuant to Section 4.01(a)(i) is less than the Accrued Certificate Interest thereon or in respect thereof for such Distribution Date (assuming for this purpose that interest on the Class A7 and Class A13 Certificates accrues at an annual rate of 6.50%). As to any Distribution Date and any Class of Certificates consisting of Specified Components, the sum of the Class Interest Shortfalls for such Components on such date.

     Class PO Deferred Amount: As to any Distribution Date on or prior to the Cross-Over Date, the aggregate of the applicable PO Percentage of the principal portion of each Realized Loss, other than any Excess Loss, to be allocated to the Class PO Certificates on such Distribution Date or previously allocated to the Class PO Certificates and not yet paid to the Holders of the Class PO Certificates pursuant to Section 4.01(a)(iv).

     Closing Date:  January 28, 1999.

     Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

     COFI: The monthly weighted average cost of funds for savings institutions the home offices of which are located in Arizona, California, or Nevada that are member institutions of the Eleventh Federal Home Loan Bank District, as computed from statistics tabulated and published by the Federal Home Loan Bank of San Francisco in its monthly Information Bulletin.

     COFI Certificates:  None.

     COFI Determination Date: As to each Interest Accrual Period for any COFI Certificates, the last Business Day of the calendar month preceding the commencement of such Interest Accrual Period.

     Company: GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey, or its successor in interest or, if any successor servicer is appointed as herein provided, then such successor servicer.

     Compensating Interest Payment: With respect to any Distribution Date, an amount equal to the aggregate of the Interest Shortfalls described in clauses
(a) and (b) of the definition thereof with respect to such Distribution Date; provided, however, that such amount shall not exceed the lesser of (i) an amount equal to the product of (x) the Pool Scheduled Principal Balance with respect to such Distribution Date and (y) one-twelfth of 0.125%, and (ii) the aggregate of the Base Servicing Fees that the Company would be entitled to retain on such Distribution Date (less any portion thereof paid as servicing compensation to any Primary Servicer) without giving effect to any Compensating Interest Payment.

     Component: Any of the components of a Class of Component Certificates having the designations and the initial Component Principal Balances as follows:

                                            Initial Component
            Designation                     Principal Balance
            -----------                     -----------------
            N/A                                      N/A

     Component Certificate:  None.

     Component Interest Rate:  None.

     Component Principal Balance: As of any Distribution Date, and with respect to any Component, other than any Notional Component, the initial Component Principal Balance thereof (as set forth, as applicable, in the definition of Component) (plus, in the case of any Accrual Component, any related Accrual Amount for each previous Distribution Date) less the sum of (x) all amounts distributed in reduction thereof on previous Distribution Dates pursuant to
Section 4.01 and (y) the amount of all Realized Losses allocated thereto pursuant to Section 4.03(d).

     Confirmatory Mortgage Note: With respect to any Mortgage Loan, a note or other evidence of indebtedness executed by the Mortgagor confirming its obligation under the note or other evidence of indebtedness previously executed by the Mortgagor upon the origination of the related Mortgage Loan.

     Cooperative: A private, cooperative housing corporation organized in accordance with applicable state laws which owns or leases land and all or part of a building or buildings located in the relevant state, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

     Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of one or more Proprietary Leases.

     Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate(s), (iii) an assignment of the Proprietary Lease(s), (iv) financing statements and (v) a stock power (or other similar instrument), and in addition thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Trustee pursuant to Section 2.01 and are from time to time held as part of the Trust Fund. The Mortgage Loans identified as such in Exhibit C hereto are Cooperative Loans.

     Cooperative Stock: With respect to a Cooperative Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

     Cooperative Stock Certificate: With respect to a Cooperative Loan, the stock certificate(s) or other instrument evidencing the related Cooperative Stock.

     Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at Two International Place, Boston, Massachusetts 02110, Attention: Corporate Trust Department.

     Cross-Over Date: The first Distribution Date on which the aggregate Class Certificate Principal Balance of the Junior Certificates has been reduced to zero (giving effect to all distributions on such Distribution Date).

     Cut-off Date:  January 1, 1999.

     Debt Service Reduction: As to any Mortgage Loan and any Determination Date, the excess of (a) the then current Monthly Payment for such Mortgage Loan over
(b) the amount of the monthly payment of principal and interest required to be paid by the Mortgagor as established by a court of competent jurisdiction as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.).

     Deceased Holder: With respect to a Holder of a Class A6, Class A12, Class A14 or Class A15 Certificate, as defined in Section 4.10(b).

     Defaulted Mortgage Loan: With respect to any Determination Date, a Mortgage Loan as to which the related Mortgagor has failed to make unexcused payment in full of a total of three or more consecutive installments of principal and interest, and as to which such delinquent installments have not been paid, as of the close of business on the last Business Day of the month next preceding the month of such Determination Date.

     Defective Mortgage Loan: Any Mortgage Loan which is required to be purchased by the Company (or which the Company may replace with a substitute Mortgage Loan) pursuant to Section 2.02 or 2.03(a).

     Deficient Valuation: As to any Mortgage Loan and any Determination Date, the excess of (a) the then outstanding indebtedness under such Mortgage Loan over (b) the valuation by a court of competent jurisdiction of the related Mortgaged Property as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property.

     Definitive Certificate: Any Certificate, other than a Book-Entry Certificate, issued in definitive, fully registered form.

     Definitive Restricted Junior Certificate: Any Restricted Junior Certificate that is in the form of a Definitive Certificate.

     Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York, as amended, or any successor provisions thereto.

     Depository Participant: A broker, dealer, bank or other financial institution or other Person for which, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with such Depository.

     Designated Loan Closing Documents: With respect to any Designated Loan, a Lost Note Affidavit substantially in the form of Exhibit L, and an assignment of the related Mortgage to the Trustee in recordable form (except for the omission therein of recording information concerning such Mortgage).

     Designated Loans:  The Mortgage Loans listed in Exhibit M hereto.

     Designated Telerate Page: The Dow Jones Telerate Service page 3750 (or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA for the purpose of displaying the Interest Settlement Rates).

     Determination Date: With respect to any Distribution Date, the fifth Business Day prior thereto.

     Discount Mortgage Loan: Any Mortgage Loan with a Net Mortgage Rate less than 6.50% per annum.

     Disqualified Organization: Any of the following: (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing (including but not limited to state pension organizations);
(ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing; (iii) an organization (except certain farmers' cooperatives described in Code section 521) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income); and (iv) a rural electric and telephone cooperative described in Code section 1381(a)(2)(C). The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code section 7701 or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit.

     Distribution Date: The 25th day of each calendar month after the month of initial issuance of the Certificates, or, if such 25th day is not a Business Day, the next succeeding Business Day.

     Distribution Date Statement:  The statement referred to in Section 4.05(a).

     Document File:  As defined in Section 2.01.

     Due Date:  The first day of the month of the related Distribution Date.

     Eligible Account: An account that is either (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in one of its two highest long-term rating categories and has been assigned by S&P its highest short-term rating, (ii) an account or accounts the deposits in which are fully insured by either the BIF or the SAIF, (iii) an account or accounts, in a depository institution in which such accounts are insured by the BIF or the SAIF (to the limits established by the FDIC), the uninsured deposits in which accounts are either invested in Permitted Investments or are otherwise secured to the extent required by the Rating Agencies such that, as evidenced by an Opinion of Counsel delivered to the Trustee, the Certificateholders have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iv) a trust account maintained with the corporate trust department of a federal or state chartered depository institution or of a trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee hereunder or (v) such account as will not cause either Rating Agency to downgrade or withdraw its then-current rating assigned to the Certificates, as evidenced in writing by the Rating Agencies.

     ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

     ERISA-Restricted Certificate:  Any Junior Certificate.

     Event of Default:  An event described in Section 7.01.

     Excess Bankruptcy Loss: Any Deficient Valuation or Debt Service Reduction, or portion thereof, (i) occurring after the Bankruptcy Coverage Termination Date or (ii) if on such date, in excess of the then-applicable Bankruptcy Loss Amount.

     Excess Fraud Loss: Any Fraud Loss, or portion thereof, (i) occurring after the Fraud Coverage Termination Date or (ii) if on such date, in excess of the then-applicable Fraud Loss Amount.

     Excess Loss: Any Excess Bankruptcy Loss, Excess Fraud Loss or Excess Special Hazard Loss.

     Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof,
(i) occurring after the Special Hazard Termination Date or (ii) if on such date, in excess of the then-applicable Special Hazard Loss Amount.

     FDIC: The Federal Deposit Insurance Corporation, or its successor in interest.

     FHLMC: The Federal Home Loan Mortgage Corporation or its successor in interest.

     Financial Intermediary: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

     Fitch:  Fitch IBCA, Inc. and its successors.

     Fitch Formula Amount: As to each Anniversary Determination Date, the greater of (i) $50,000 and (ii) the product of (x) the greatest Assumed Monthly Payment Reduction for any Non-Primary Residence Loan whose original principal balance was 80% or greater of the Original Value thereof, (y) the weighted average remaining term to maturity (expressed in months) of all the Non-Primary Residence Loans remaining in the Mortgage Pool as of such Anniversary Determination Date, and (z) the sum of (A) one plus (B) the number of all remaining Non-Primary Residence Loans divided by the total number of Outstanding Mortgage Loans as of such Anniversary Determination Date.

     FNMA: The Federal National Mortgage Association or its successor in interest.

     Formula Amount: As to each Anniversary Determination Date, the greater of
(i) $100,000 and (ii) the product of (x) 0.06% and (y) the Scheduled Principal Balance of each Mortgage Loan remaining in the Mortgage Pool whose original principal balance was 75% or greater of the Original Value thereof.

     Fraud Coverage Termination Date: The Distribution Date upon which the related Fraud Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

     Fraud Loss: Any Realized Loss attributable to fraud in the origination of the related Mortgage Loan.

     Fraud Loss Amount: As of any Distribution Date after the Cut-off Date, (x) prior to the first anniversary of the Cut-off Date, an amount equal to $7,048,394 minus the aggregate amount of Fraud Losses that would have been allocated to the Junior Certificates in accordance with Section 4.03 in the absence of the Loss Allocation Limitation since the Cut-off Date, and (y) from the first to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1% (from the first to but excluding the third anniversaries of the Cut-off Date) or 0.5% (from and including the third to but excluding the fifth anniversaries of the Cut-off Date) of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses that would have been allocated to the Junior Certificates in accordance with Section 4.03 in the absence of the Loss Allocation Limitation since the most recent anniversary of the Cut-off Date. On or after the fifth anniversary of the Cut-off Date the Fraud Loss Amount shall be zero.

     Group I Final Distribution Date: The Distribution Date on which the aggregate Certificate Principal Balance of the Group I Senior Certificates is reduced to zero.

     Group I Senior Certificate: Any Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A11, Class A12, Class A13, Class A14, Class A15 or Class R Certificate.

     Group II Senior Certificate:  Any Class A1 Certificate.

     Group II Senior Percentage: With respect to any Distribution Date, the percentage (carried to six decimal places) obtained by dividing (x) the aggregate Certificate Principal Balance of the Group II Senior Certificates immediately preceding such Distribution Date, by (y) the aggregate Certificate Principal Balance of all the Certificates (other than the Class PO Certificates) immediately preceding such Distribution Date.

     Group II Senior Prepayment Distribution Percentage: 0% through the Distribution Date in January 2004; 30% thereafter through the Distribution Date in January 2005; 40% thereafter through the Distribution Date in January 2006; 60% thereafter through the Distribution Date in January 2007; 80% thereafter through the Distribution Date in January 2008; and 100% thereafter.

     Group II Senior Principal Distribution Amount: With respect to any Distribution Date, the sum of (a) the total of the amounts described in clauses
(i) and (iii) of the definition of Senior Optimal Principal Amount for such date (without application of the Senior Percentage or the Senior Prepayment Percentage) multiplied by the Group II Senior Percentage for such date and (b) the total of the amounts described in clauses (ii), (iv) and (v) of the definition of Senior Optimal Principal Amount (without application of the Senior Prepayment Percentage) for such date multiplied by the product of (x) the Group II Senior Percentage for such date and (y) the Group II Senior Prepayment Distribution Percentage for such date; provided, however, that (i) on the Group I Final Distribution Date, the Group II Senior Principal Distribution Amount will be increased by any Senior Optimal Principal Amount remaining after distributions of principal have been made on the Group I Senior Certificates and
(ii) following the Group I Final Distribution Date, the Group II Senior Principal Distribution Amount will equal the Senior Optimal Principal Amount.

     Initial Certificate Principal Balance: With respect to any Certificate, other than a Notional Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

     Initial LIBOR Rate:  None.

     Insurance Proceeds: Proceeds paid pursuant to the Primary Insurance Policies, if any, and amounts paid by any insurer pursuant to any other insurance policy covering a Mortgage Loan.

     Insured Expenses: Expenses covered by the Primary Insurance Policies, if any, or any other insurance policy or policies applicable to the Mortgage Loans.

     Interest Accrual Period: With respect to any Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates) or Component, the one-month period ending on the last day of the month preceding the month in which such Distribution Date occurs.

     Interest Loss: (i) With respect to any Realized Loss, the excess of accrued and unpaid interest due on the related Mortgage Loan over the amount allocated to interest thereon in accordance with Section 3.08(d), and (ii) with respect to any Debt Service Reduction and any calendar month, the reduction in the amount of interest due on the related Mortgage Loan during such month as a result of the relevant bankruptcy proceeding.

     The amount of any Interest Loss described in clause (i) of the preceding paragraph will be allocated among the Base Servicing Fee, the Supplemental Servicing Fee and the Certificates in accordance with Section 3.08(d). The amount of any Interest Loss described in clause (ii) of the preceding paragraph will be allocated among the Base Servicing Fee, the Supplemental Servicing Fee and the Certificates in proportion to the amount of interest that would have been allocated to the Base Servicing Fee at the Base Servicing Fee Rate, the Supplemental Servicing Fee at the Supplemental Servicing Fee Rate and interest at the Remittance Rate, respectively, in the absence of the Debt Service Reduction.

     Interest Settlement Rate: With respect to any Interest Accrual Period, the rate (expressed as a percentage per annum) for one-month U.S. Dollar deposits reported by the BBA at 11:00 a.m. London time on the related LIBOR Determination Date and as it appears on the Designated Telerate Page.

     Interest Shortfall: With respect to any Distribution Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Voluntary Principal Prepayment or constitutes a Relief Act Mortgage Loan, an amount determined as follows:

          (A) partial principal prepayments: one month's interest at the applicable Net Mortgage Rate on the amount of such prepayment;

          (B) principal prepayments in full received on or after the sixteenth day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, on or after the Cut-off Date) but on or before the last day of the month preceding the month of such Distribution Date, the difference between (i) one month's interest at the applicable Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Mortgage Rate) received at the time of such prepayment;

          (C) principal prepayments in full received by the Company (or of which the Company receives notice, in the case of a Mortgage Loan serviced by a Primary Servicer) on or after the first day but on or before the fifteenth day of the month of such Distribution Date: none; and

          (D) Relief Act Mortgage Loans: As to any Relief Act Mortgage Loan, the excess of (i) 30 days' interest (or, in the case of a Principal Prepayment in full, interest to the date of prepayment) on the Scheduled Principal Balance thereof (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the related Net Mortgage Rate over (ii) 30 days' interest (or, in the case of a Principal Prepayment in full, interest to the date of prepayment) on such Scheduled Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the Net Mortgage Rate required to be paid by the Mortgagor as limited by application of the Relief Act.

     For purposes of the definitions of Net Interest Shortfall and Supplemental Servicing Fee, the amount of any Interest Shortfall shall be allocated between the Certificates and the Supplemental Servicing Fee in proportion to the amount of interest that would have been allocated to the Certificates (at the Remittance Rate) and the Supplemental Servicing Fee (at the Supplemental Servicing Fee Rate), respectively, in the absence of such Interest Shortfall.

     Junior Certificate:  Any Class M or Class B Certificate.

     Junior Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the Junior Certificates immediately prior to such Distribution Date):

          (i) the Junior Percentage of the applicable Non-PO Percentage of the principal portion of each Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments and the principal portion of Debt Service Reductions subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (other than as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) the Junior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments in part received during the related Prepayment Period, and 100% of any Senior Optimal Principal Amount not distributed to the Senior Certificates on such Distribution Date, together with the Junior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

          (iii) the excess, if any, of (x) the applicable Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received during the related Prepayment Period (other than in respect of Mortgage Loans described in clause (B)) and (B) the principal balance of each Mortgage Loan that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Insurance Policy, over (y) the amount distributable pursuant to clause (iii) of the definition of Senior Optimal Principal Amount on such Distribution Date;

          (iv) the Junior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was purchased on such Distribution Date pursuant to Section 2.02, 2.03(a) or 3.16; and

          (v) the Junior Prepayment Percentage of the applicable Non-PO Percentage of the Substitution Amount for any Mortgage Loan substituted during the month of such Distribution Date.

     For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof.

     After the Class Certificate Principal Balances of the Junior Certificates have been reduced to zero, the Junior Optimal Principal Amount shall be zero.

     Junior Percentage: As to any Distribution Date, the excess of 100% over the Senior Percentage for such Distribution Date.

     Junior Prepayment Percentage: As to any Distribution Date, the excess of 100% over the Senior Prepayment Percentage for such Distribution Date, except that (i) after the aggregate Certificate Principal Balance of the Senior Certificates other than the Class PO Certificates has been reduced to zero, the Junior Prepayment Percentage shall be 100%, and (ii) after the Cross-Over Date, the Junior Prepayment Percentage shall be zero.

     Latest Possible Maturity Date:  January 25, 2031.

     LIBOR: With respect to any Interest Accrual Period, the per annum rate determined, pursuant to Section 5.08, on the basis of the Interest Settlement Rate or as otherwise provided in such Section.

     LIBOR Certificate:  None.

     LIBOR Determination Date: The second London Banking Day immediately preceding the commencement of each Interest Accrual Period for any LIBOR Certificates.

     Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Company has determined that all amounts which it expects to recover on behalf of the Trust Fund from or on account of such Mortgage Loan have been recovered, including any Mortgage Loan with respect to which the Company determines not to foreclose upon the related Mortgaged Property based on its belief that such Mortgaged Property may be contaminated with or affected by hazardous or toxic wastes, materials or substances.

     Liquidation Expenses: Expenses which are incurred by the Company in connection with the liquidation of any defaulted Mortgage Loan and not recovered by the Company under any Primary Insurance Policy for reasons other than the Company's failure to comply with Section 3.05, such expenses including, without limitation, legal fees and expenses, and, regardless of when incurred, any unreimbursed amount expended by the Company pursuant to Section 3.03 or Section
3.06 respecting the related Mortgage Loan and any related and unreimbursed Property Protection Expenses.

     Liquidation Proceeds: Cash (other than Insurance Proceeds) received in connection with the liquidation of any defaulted Mortgage Loan whether through judicial foreclosure or otherwise.

     Living Holder: Any Certificate Owner of a Class A6, Class A12, Class A14 or Class A15 Certificate, other than a Deceased Holder.

     Loan-to-Value Ratio: With respect to each Mortgage Loan, the original principal amount of such Mortgage Loan, divided by the Original Value of the related Mortgaged Property.

     London Banking Day: Any day on which banks are open for dealing in foreign currency and exchange in London, England.

     Loss Allocation Limitation:  As defined in Section 4.03(g).

     MLCC:  Merrill Lynch Credit Corporation, or its successor in interest.

     Monthly Advance: With respect to any Distribution Date, the aggregate of the advances required to be made by the Company pursuant to Section 4.04(a) (or by the Trustee pursuant to Section 4.04(b)) on such Distribution Date, the amount of any such Monthly Advance being equal to (a) the aggregate of payments of principal and interest (adjusted to the related Remittance Rate) on the Mortgage Loans that were due on the related Due Date, without regard to any arrangements entered into by the Company with the related Mortgagors pursuant to
Section 3.02(a)(ii), and delinquent as of the close of business on the Business Day next preceding the related Determination Date, less (b) the amount of any such payments which the Company or the Trustee, as applicable, in its reasonable judgment believes will not be ultimately recoverable by it either out of late payments by the Mortgagor, Net Liquidation Proceeds, Insurance Proceeds, REO Proceeds or otherwise. With respect to any Mortgage Loan, the portion of any such advance or advances made with respect thereto.

     Monthly Payment: The scheduled monthly payment on a Mortgage Loan for any month allocable to principal or interest on such Mortgage Loan.

     Moody's:  Moody's Investors Service, Inc. and its successors.

     Mortgage: The mortgage or deed of trust creating a first lien on a fee simple interest or leasehold estate in real property securing a Mortgage Note.

     Mortgage 100SM Loan: A Mortgage Loan identified on Exhibit N hereof that has a Loan-to-Value Ratio at origination in excess of 80.00% and that is secured by Additional Collateral and does not have a Primary Insurance Policy.

     Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to such documents pursuant to this Agreement.

     Mortgage Loan Payment Record: The record maintained by the Company pursuant to Section 3.02(b).

     Mortgage Loan Schedule: As of any date of determination, the schedule of Mortgage Loans included in the Trust Fund. The initial schedule of Mortgage Loans as of the Cut-off Date is attached hereto as Exhibit C.

     Mortgage Loans: As of any date of determination, each of the mortgage loans identified on the Mortgage Loan Schedule (as amended pursuant to Section 2.03(b)) delivered and assigned to the Trustee pursuant to Section 2.01 or 2.03(b), and not theretofore released from the Trust Fund by the Trustee.

     Mortgage Note: With respect to any Mortgage Loan, the note or other evidence of indebtedness (which may consist of a Confirmatory Mortgage Note) evidencing the indebtedness of a Mortgagor under such Mortgage Loan.

     Mortgage Pool: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule.

     Mortgage Rate: The per annum rate of interest borne by a Mortgage Loan as set forth in the related Mortgage Note.

     Mortgaged Property: The underlying real property securing the Mortgage Loan, or with respect to a Cooperative Loan, the related Proprietary Lease and Cooperative Stock.

     Mortgagor: With respect to any Mortgage Loan, each obligor on the related Mortgage Note.

     Net Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Interest Shortfalls allocable to the Certificates (as determined in accordance with the definition of Interest Shortfall) for such Distribution Date over any Compensating Interest Payment for such date.

     Net Liquidation Proceeds: As to any Liquidated Mortgage Loan, the sum of
(i) any Liquidation Proceeds therefor less the related Liquidation Expenses, and
(ii) any Insurance Proceeds therefor, other than any such Insurance Proceeds applied to the restoration of the related Mortgaged Property.

     Net Mortgage Rate: With respect to any Mortgage Loan, the related Mortgage Rate less the applicable Base Servicing Fee Rate.

     Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

     Non-Discount Mortgage Loan: Any Mortgage Loan with a Net Mortgage Rate greater than or equal to 6.50% per annum.

     Non-permitted Foreign Holder:  As defined in Section 5.02(b).

     Non-PO Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the Net Mortgage Rate of such Discount Mortgage Loan and the denominator of which is 6.50%. As to any Non-Discount Mortgage Loan, 100%.

     Non-Primary Residence Loan: Any Mortgage Loan secured by a Mortgaged Property that is (on the basis of representations made by the Mortgagors at origination) a second home or investor-owned property.

     Nonrecoverable Advance: All or any portion of any Monthly Advance or Monthly Advances previously made by the Company (or the Trustee) which, in the reasonable judgment of the Company (or, as applicable, the Trustee) will not be ultimately recoverable from related Net Liquidation Proceeds, Insurance Proceeds, REO Proceeds or otherwise. The determination by the Company that it has made a Nonrecoverable Advance or that any advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Company delivered to the Trustee and detailing the reasons for such determination.

     Non-U.S. Person:  As defined in Section 4.02(c).

     Notional Certificate:  None.

     Notional Component:  None.

     Notional Component Balance:  None.

     Notional Principal Balance:  None.

     Officer's Certificate: A certificate signed by the President, a Senior Vice President or a Vice President of the Company and delivered to the Trustee.

     Opinion of Counsel: A written opinion of counsel, who may be counsel for the Company; provided, however, that any Opinion of Counsel with respect to the interpretation or application of the REMIC Provisions or the status of an account as an Eligible Account shall be the opinion of independent counsel satisfactory to the Trustee.

     Original Subordinate Principal Balance: As set forth in the definition of Senior Prepayment Percentage.

     Original Value: The value of the property underlying a Mortgage Loan based, in the case of the purchase of the underlying Mortgaged Property, on the lower of an appraisal satisfactory to the Company or the sales price of such property or, in the case of a refinancing, on an appraisal satisfactory to the Company.

     Outstanding Mortgage Loan: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased pursuant to Section 2.02, 2.03(a) or 3.16 or replaced pursuant to Section 2.03(b).

     Outstanding Non-Discount Mortgage Loan: Any Outstanding Mortgage Loan that is a Non-Discount Mortgage Loan.

     PAC Balance: As to any Distribution Date and any Class of PAC Certificates and any PAC Component, the balance designated as such for such Distribution Date and such Class or Component as set forth in the Principal Balance Schedules.

     PAC Certificate:  None.

     PAC Component:  None.

     Parent PowerSM Loan: A Mortgage Loan identified on Exhibit N hereto that has a Loan-to-Value Ratio at origination in excess of 80.00%, that is supported by Additional Collateral and does not have a Primary Insurance Policy.

     Pay-out Rate: With respect to any Class of Certificates (other than any Class of Principal Only Certificates) and any Distribution Date, the rate at which interest is distributed on such Class on such Distribution Date and which is equal to a fraction (expressed as an annualized percentage) the numerator of which is the Accrued Certificate Interest for such Class and Distribution Date, and the denominator of which is the Class Certificate Principal Balance (or, in the case of the Notional Certificates, the Notional Principal Balance) of such Class immediately prior to such Distribution Date.

     Percentage Interest: With respect to any Certificate, the percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by Certificates of the same Class as such Certificate. With respect to any Certificate, the Percentage Interest evidenced thereby shall equal the Initial Certificate Principal Balance (or, in the case of a Notional Certificate, the initial Notional Principal Balance) thereof divided by the aggregate Initial Certificate Principal Balance (or, in the case of a Notional Certificate, the aggregate initial Notional Principal Balance) of all Certificates of the same Class.

     Permitted Investments: One or more of the following; provided, however, that no such Permitted Investment may mature later than the Business Day preceding the Distribution Date after such investment except as otherwise provided in Section 3.02(e) hereof, provided, further, that such investments qualify as "cash flow investments" as defined in section 860G(a)(6) of the Code:

          (i) obligations of, or guaranteed as to timely receipt of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

          (ii) repurchase agreements on obligations specified in clause (i) provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in the highest long-term rating category;

          (iii) federal funds, certificates of deposit, time deposits and banker's acceptances, of any U.S. depository institution or trust company incorporated under the laws of the United States or any state provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in the highest long-term rating category;

          (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has the highest short term rating of each Rating Agency; and

          (v) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not, as evidenced in writing, result in a reduction or withdrawal in the then current rating of the Certificates.

     Notwithstanding the foregoing, Permitted Investments shall not include "stripped securities" and investments which contractually may return less than the purchase price therefor.

     Person: Any legal person, including any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Plan: Any Person which is an employee benefit plan subject to ERISA or a plan subject to section 4975 of the Code.

     Pledged Asset Loan-to-Value Ratio: With respect to any Pledged Asset Mortgage Loan, (i) the original loan amount less the portion of any required Additional Collateral which is covered by the Surety Bond, divided by (ii) the Original Value of the related Mortgaged Property.

     Pledged Asset Mortgage Loan: Each Mortgage 100SM Loan and Parent PowerSM Loan purchased from MLCC that is supported by Additional Collateral and identified on Exhibit N hereto.

     Pledged Asset Mortgage Servicing Agreement: The Amended and Restated Pledged Asset Mortgage Servicing Agreement, dated as of June 2, 1998, between MLCC and the Company.

     PO Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the excess of 6.50% over the Net Mortgage Rate of such Discount Mortgage Loan and the denominator of which is 6.50%. As to any Non-Discount Mortgage Loan, 0%.

     PO Principal Distribution Amount: As to any Distribution Date, an amount equal to the sum of the applicable PO Percentage of:

          (i) the principal portion of each Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments and the principal portion of Debt Service Reductions subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (except as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) all principal prepayments in part received during the related Prepayment Period, together with the Scheduled Principal Balance (as reduced by any Deficient Valuation occurring on or prior to the Bankruptcy Coverage Termination Date) of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

          (iii) the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each Mortgage Loan that became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in clause (B)) and (B) the principal balance of each Mortgage Loan purchased by an insurer from the Trustee pursuant to the related Primary Insurance Policy, in each case during the related Prepayment Period;

          (iv) the Scheduled Principal Balance (as reduced by any Deficient Valuation occurring on or prior to the Bankruptcy Coverage Termination
     Date) of each Mortgage Loan which was purchased on such Distribution Date pursuant to Section 2.02, 2.03(a) or 3.16; and

          (v) the Substitution Amount for any Mortgage Loan substituted during the month of such Distribution Date; for purposes of this clause (v), the definition of "Substitution Amount" shall be modified to reduce the Scheduled Principal Balance of the Mortgage Loan that is substituted for by any Deficient Valuation occurring on or prior to the Bankruptcy Coverage Termination Date.

     For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof.

     Pool Scheduled Principal Balance: With respect to any Distribution Date, the aggregate Scheduled Principal Balance of all the Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month next preceding the month of such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date; or, if so specified, such other date).

     Prepayment Assumption: The assumed fixed schedule of prepayments on a pool of new mortgage loans with such schedule given as a monthly sequence of prepayment rates, expressed as annualized percent values. These values start at 0.2% per year in the first month, increase by 0.2% per year in each succeeding month until month 30, ending at 6.0% per year. At such time, the rate remains constant at 6.0% per year for the balance of the remaining term. Multiples of the Prepayment Assumption are calculated from this prepayment rate series.

     Prepayment Assumption Multiple:  275% of the Prepayment Assumption.

     Prepayment Distribution Trigger: As of any Distribution Date and as to each Class of Class B Certificates, the related Prepayment Distribution Trigger is satisfied if (x) the fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Principal Balance of such Class and each Class subordinate thereto, if any, on such Distribution Date, and the denominator of which is the Pool Scheduled Principal Balance for such Distribution Date, equals or exceeds (y) such percentage calculated as of the Closing Date.

     Prepayment Interest Excess: As to any Voluntary Principal Prepayment in full received from the first day through the fifteenth day of any calendar month (other than the calendar month in which the Cut-off Date occurs), all amounts paid in respect of interest on such Principal Prepayment. For purposes of determining the amount of Prepayment Interest Excess for any month, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof. All Prepayment Interest Excess shall be retained by the Company, as servicer, as additional servicing compensation.

     Prepayment Period: With respect to any Distribution Date and any Voluntary Principal Prepayment in part or other Principal Prepayment other than a Voluntary Principal Prepayment in full, the calendar month preceding the month of such Distribution Date; with respect to any Distribution Date and any Voluntary Principal Prepayment in full, the period beginning on the sixteenth day of the calendar month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, beginning on the Cut-off Date) and ending on the fifteenth day of the month in which such Distribution Date occurs.

     Primary Insurance Policy: The certificate of private mortgage insurance relating to a particular Mortgage Loan, or an electronic screen print setting forth the information contained in such certificate of private mortgage insurance, including, without limitation, information relating to the name of the mortgage insurance carrier, the certificate number, the loan amount, the property address, the effective date of coverage, the amount of coverage and the expiration date of the policy. Each such policy covers defaults by the Mortgagor, which coverage shall equal the portion of the unpaid principal balance of the related Mortgage Loan that exceeds 75% (or such lesser coverage required or permitted by FNMA or FHLMC) of the Original Value of the underlying Mortgaged Property.

     Primary Servicer: Any servicer with which the Company has entered into a servicing agreement, as described in Section 3.01(f).

     Principal Balance Schedules: Any principal balance schedules attached hereto, if applicable, as Exhibit B, setting forth the PAC Balances of any PAC Certificates and PAC Components, the TAC Balances of any TAC Certificates and TAC Components and the Scheduled Balances of any Scheduled Certificates and Scheduled Components.

     Principal Distribution Request: Any request for a distribution in reduction of the Class Certificate Principal Balance of any Class A6, Class A12, Class A14 or Class A15 Certificate, submitted in writing to a Depository Participant or Financial Intermediary (or, if the Class A6, Class A12, Class A14 or Class A15 Certificates are no longer represented by a Book-Entry Certificate, to the Trustee) by the Certificate Owner (or Certificateholder) of a Class A6, Class A12, Class A14 or Class A15 Certificate pursuant to Section 4.10(c) or 4.10(g), as applicable.

     Principal Only Certificate:  Any Class PO Certificate.

     Principal Only Component:  None.

     Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (including, for this purpose, any refinancing permitted by Section
3.01 and any REO Proceeds treated as such pursuant to Section 3.08(b)) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest for any month subsequent to the month of prepayment.

     Private Placement Memorandum: The private placement memorandum relating to the Restricted Junior Certificates dated January 21, 1999.

     Prohibited Transaction Exemption: U.S. Department of Labor Prohibited Transaction Exemption 90-29, 55 Fed. Reg. 21459, May 24, 1990.

     Property Protection Expenses: With respect to any Mortgage Loan, expenses paid or incurred by or for the account of the Company in accordance with the related Mortgage for (a) real estate property taxes and property repair, replacement, protection and preservation expenses and (b) similar expenses reasonably paid or incurred to preserve or protect the value of such Mortgage to the extent the Company is not reimbursed therefor pursuant to the Primary Insurance Policy, if any, or any other insurance policy with respect thereto.

     Proprietary Lease: With respect to a Cooperative Loan, the proprietary lease(s) or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

     Purchase Price: With respect to any Mortgage Loan required or permitted to be purchased hereunder from the Trust Fund, an amount equal to 100% of the unpaid principal balance thereof plus interest thereon at the applicable Mortgage Rate from the date to which interest was last paid to the first day of the month in which such purchase price is to be distributed; provided, however, that if the Company is the servicer hereunder, such purchase price shall be net of unreimbursed Monthly Advances with respect to such Mortgage Loan, and the interest component of the Purchase Price may be computed on the basis of the Remittance Rate for such Mortgage Loan.

     QIB: A "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended.

     Random Lot: With respect to any Distribution Date prior to the Cross-Over Date, if the amount available for distribution in reduction of the Class Certificate Principal Balance of the Class A6, Class A12, Class A14 or Class A15 Certificates on such Distribution Date exceeds the amount needed to honor all Principal Distribution Requests with respect to such Class on such date, the method by which the Depository will determine which Depository Participants holding interests in such Class of Certificates will receive payments of amounts distributable in respect of principal on such Class on such Distribution Date, using its established random lot procedures or, if such Class of Certificates is no longer represented by Book-Entry Certificates, the method by which the Trustee will determine which Certificates of such Class will receive payments of amounts distributable in respect of principal on such Class on such Distribution Date, using its own random lot procedures comparable to those used by the Depository

     Rating Agency: Any statistical credit rating agency, or its successor, that rated any of the Certificates at the request of the Company at the time of the initial issuance of the Certificates. If such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee. References herein to the two highest long-term rating categories of a Rating Agency shall mean such ratings without any modifiers. As of the date of the initial issuance of the Certificates, the Rating Agencies are Fitch and S&P; except that for purposes of the Junior Certificates, other than the Class B5 Certificates, Fitch shall be the sole Rating Agency. The Class B5 Certificates are issued without ratings.

     Realized Loss: Any (i) Deficient Valuation or (ii) as to any Liquidated Mortgage Loan, (x) the unpaid principal balance of such Liquidated Mortgage Loan plus accrued and unpaid interest thereon at the Net Mortgage Rate through the last day of the month of such liquidation less (y) the related Liquidation Proceeds and Insurance Proceeds (as reduced by the related Liquidation Expenses).

     Record Date: The last Business Day of the month immediately preceding the month of the related Distribution Date.

     Reference Banks:  As defined in Section 5.08.

     Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     Relief Act Mortgage Loan: Any Mortgage Loan as to which the Monthly Payment thereof has been reduced due to the application of the Relief Act.

     REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

     REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of the Code, and related provisions, and U.S. Office of the Treasury temporary or final regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

     Remittance Rate: With respect to any Mortgage Loan, the related Mortgage Rate less the sum of the applicable Base Servicing Fee Rate and the Supplemental Servicing Fee Rate.

     REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Mortgage Loan and as to which the related Mortgaged Property is held as part of the Trust Fund.

     REO Proceeds: Proceeds, net of any related expenses of the Company, received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

     Required Surety Payment: With respect to any Pledged Asset Mortgage Loan that becomes a Liquidated Mortgage Loan, the lesser of (i) the principal portion of the Realized Loss with respect to such Mortgage Loan and (ii) the excess, if any, of (a) the amount of Additional Collateral required at origination with respect to such Mortgage Loan which is covered by the Surety Bond over (b) the net proceeds realized by MLCC from the liquidation of the related Additional Collateral.

     Reserve Fund:  None.

     Reserve Interest Rate:  As defined in Section 5.08.

     Residual Certificate:  Any Class R Certificate.

     Responsible Officer: When used with respect to the Trustee, any officer or assistant officer assigned to and working in the Corporate Trust Department of the Trustee and, also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Restricted Certificate: Any Restricted Junior Certificate or Class PO Certificate.

     Restricted Junior Certificate: Any Class B3, Class B4 or Class B5 Certificate.

     Rounding Account: With respect to each of the Class A6, Class A12, Class A14 and Class A15 Certificates, the respective segregated, non-interest bearing Eligible Account created and maintained therefor pursuant to Section 4.10.

     Rounding Amount: With respect to the Class A6, Class A12, Class A14 or Class A15 Certificates and each Distribution Date prior to the Cross-Over Date on which such Class of Certificates is entitled to a distribution in reduction of the Class Certificate Principal Balance thereof, the amount, if any, necessary to round the aggregate of such distribution (after giving effect to any deposit into the related Rounding Account on such Distribution Date) upward to the next higher integral multiple of $1,000.

     S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

     SAIF: The Savings Association Insurance Fund of the FDIC, or its successor in interest.

     Scheduled Balance: As to any Distribution Date and any Class of Scheduled Certificates and any Scheduled Component, the balance designated as such for such Distribution Date and such Class or Component as set forth in the Principal Balance Schedules.

     Scheduled Certificate:  None.

     Scheduled Component:  None.

     Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month next preceding the month of such Distribution Date (or, if so specified, such other date) as specified in the amortization schedule at the time relating to such Mortgage Loan (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to any previous Principal Prepayments, Deficient Valuations incurred subsequent to the Bankruptcy Coverage Termination Date, adjustments due to the application of the Relief Act and the payment of principal due on such Due Date, irrespective of any delinquency in payment by the related Mortgagor. As to any Mortgage Loan and the Cut-off Date, the "unpaid balance" thereof specified in the initial Mortgage Loan Schedule.

     Security Agreement: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock and Proprietary Lease.

     Senior Certificate:  Any Certificate other than a Junior Certificate.

     Senior Certificate Principal Balance: As of any Distribution Date, an amount equal to the sum of the Certificate Principal Balances of the Senior Certificates (other than any Class PO Certificates).

     Senior Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of:

          (i) the Senior Percentage of the applicable Non-PO Percentage of the principal portion of each Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments and the principal portion of Debt Service Reductions subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (except as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments in part received during the related Prepayment Period, together with the Senior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

          (iii) the lesser of (x) the Senior Percentage of the applicable Non-PO Percentage of the sum of (A) the Scheduled Principal Balance of each Mortgage Loan that became a Liquidated Mortgage Loan (other than Mortgage Loans described in clause (B)) during the related Prepayment Period and (B) the Scheduled Principal Balance of each Mortgage Loan that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Insurance Policy, as reduced in each case by the Senior Percentage of the applicable Non-PO Percentage of the principal portion of any Excess Losses (other than Excess Bankruptcy Losses attributable to Debt Service Reductions), and (y) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each such Liquidated Mortgage Loan (other than Mortgage Loans described in clause (B)) and (B) the principal balance of each such Mortgage Loan purchased by an insurer from the Trustee pursuant to the related Primary Insurance Policy, in each case during the related Prepayment Period;

          (iv) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was purchased on such Distribution Date pursuant to Section 2.02, 2.03(a) or 3.16; and

          (v) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the Substitution Amount for any Mortgage Loan substituted during the month of such Distribution Date.

     For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof.

     Senior Percentage: As to any Distribution Date, the lesser of (i) 100% and
(ii) the percentage (carried to six places rounded up) obtained by dividing the Senior Certificate Principal Balance immediately prior to such Distribution Date by an amount equal to the sum of the Certificate Principal Balances of all the Certificates other than any Class PO Certificates immediately prior to such Distribution Date.

     Senior Prepayment Percentage: For any Distribution Date occurring prior to the fifth anniversary of the first Distribution Date, 100%. For any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date, an amount as follows:

          (i) for any Distribution Date subsequent to January 2004 to and including the Distribution Date in January 2005, the Senior Percentage for such Distribution Date plus 70% of the Junior Percentage for such Distribution Date;

          (ii) for any Distribution Date subsequent to January 2005 to and including the Distribution Date in January 2006, the Senior Percentage for such Distribution Date plus 60% of the Junior Percentage for such Distribution Date;

          (iii) for any Distribution Date subsequent to January 2006 to and including the Distribution Date in January 2007, the Senior Percentage for such Distribution Date plus 40% of the Junior Percentage for such Distribution Date;

          (iv) for any Distribution Date subsequent to January 2007 to and including the Distribution Date in January 2008, the Senior Percentage for such Distribution Date plus 20% of the Junior Percentage for such Distribution Date; and

          (v) for any Distribution Date thereafter, the Senior Percentage for such Distribution Date.

     Notwithstanding the foregoing, if on any Distribution Date the Senior Percentage exceeds the Senior Percentage as of the Closing Date, the Senior Prepayment Percentage for such Distribution Date will equal 100%.

     In addition, notwithstanding the foregoing, no reduction of the Senior Prepayment Percentage below the level in effect for the most recent prior period as set forth in clauses (i) through (iv) above shall be effective on any Distribution Date unless at least one of the following two tests is satisfied:

     Test I: If, as of the last day of the month preceding such Distribution Date, (i) the aggregate Scheduled Principal Balance of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and REO Mortgage Loans) as a percentage of the aggregate Class Certificate Principal Balance of the Junior Certificates as of such date, does not exceed 50%, and (ii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed (a) 30% of the aggregate Class Certificate Principal Balance of the Junior Certificates as of the Closing Date (the "Original Subordinate Principal Balance") if such Distribution Date occurs between and including February 2004 and January 2005, (b) 35% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2005 and January 2006,
(c) 40% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2006 and January 2007, (d) 45% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2007 and January 2008 and (e) 50% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after February 2008; or

     Test II: If, as of the last day of the month preceding such Distribution Date, (i) the aggregate Scheduled Principal Balance of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and REO Mortgage Loans) averaged over the last three months, as a percentage of the aggregate Scheduled Principal Balance of Mortgage Loans averaged over the last three months, does not exceed 4%, and (ii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed (a) 10% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2004 and January 2005, (b) 15% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2005 and January 2006, (c) 20% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2006 and January 2007,
(d) 25% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2007 and January 2008 and (e) 30% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after February 2008.

     Servicer's Certificate: A certificate, completed by and executed on behalf of the Company by a Servicing Officer in accordance with Section 4.06, substantially in the form of Exhibit D hereto or in such other form as the Company and the Trustee shall agree.

     Servicing Fee: As to any Mortgage Loan and Distribution Date, the sum of
(a) the Base Servicing Fee and (b) the Supplemental Servicing Fee.

     Servicing Officer: Any officer of the Company involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers attached to an Officer's Certificate furnished to the Trustee by the Company, as such list may from time to time be amended.

     Single Certificate: A Certificate with an Initial Certificate Principal Balance, or initial Notional Principal Balance, of $1,000 or, in the case of a Class of Certificates issued with an initial Class Certificate Principal Balance or initial Notional Principal Balance of less than $1,000, such lesser amount.

     Special Event Loss: Any Fraud Loss, Special Hazard Loss or Deficient Valuation.

     Special Hazard Loss: (i) A Realized Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under Section 3.06 and (b) any loss caused by or resulting from:

          (A) normal wear and tear;

          (B) conversion or other dishonest act on the part of the Trustee, the Company or any of their agents or employees; or

          (C) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

     or (ii) any Realized Loss suffered by the Trust Fund arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under Section 3.06.

     Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $7,048,394 minus the sum of (i) the aggregate amount of Special Hazard Losses that would have been allocated to the Junior Certificates in accordance with
Section 4.03 in the absence of the Loss Allocation Limitation and (ii) the Adjustment Amount (as defined below) as most recently calculated. On each anniversary of the Cut-off Date, the "Adjustment Amount" shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the lesser of (x) the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary and (B) twice the outstanding principal balance of the Mortgage Loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, and (y) an amount calculated by the Company and approved by each Rating Agency, which amount shall not be less than $500,000.

     Special Hazard Percentage: As of each anniversary of the Cut-off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing (x) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by (y) the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

     Special Hazard Termination Date: The Distribution Date upon which the Special Hazard Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

     Specified Component: None.

     Startup Day:  As defined in Section 2.05(b).

     Subordinate Certificates: As to any date of determination, first, the Class B5 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; second, the Class B4 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; third, the Class B3 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; fourth, the Class B2 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; fifth, the Class B1 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; and sixth, the Class M Certificates until the Class Certificate Principal Balance thereof has been reduced to zero.

     Subordinate Certificate Writedown Amount: As to any Distribution Date, first, any amount distributed to the Class PO Certificates on such Distribution Date pursuant to Section 4.01(a)(iv) and second, after giving effect to the application of clause first above, the amount by which (i) the sum of the Class Certificate Principal Balances of all the Certificates (after giving effect to the distribution of principal and the application of Realized Losses in reduction of the Certificate Principal Balances of the related Certificates on such Distribution Date) exceeds (ii) the Pool Scheduled Principal Balance on the first day of the month of such Distribution Date less any Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date.

     Substitution Amount: With respect to any Mortgage Loan substituted pursuant to Section 2.03(b), the excess of (x) the Scheduled Principal Balance of the Mortgage Loan that is substituted for, over (y) the Scheduled Principal Balance of the related substitute Mortgage Loan, each balance being determined as of the date of substitution.

     Supplemental Servicing Fee: As to any Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the Supplemental Servicing Fee Rate for such Mortgage Loan. The Supplemental Servicing Fee for any Distribution Date shall be reduced by its allocable share of Interest Shortfalls (as provided in the definition thereof) and any Interest Losses (in accordance with Section 3.08(d)).

     Supplemental Servicing Fee Rate: As to any Mortgage Loan and Distribution Date, a fixed rate per annum equal to the excess, if any, of the Net Mortgage Rate thereof over 6.50%.

     Surety:  Ambac Assurance Corporation, or its successors in interest.

     Surety Bond: The Limited Purpose Surety Bond (Policy No. AB0039BE), dated February 28, 1996, issued by the Surety for the benefit of certain beneficiaries, including the Trustee for the benefit of the Holders of the Certificates, but only to the extent that such Limited Purpose Surety Bond covers any Pledged Asset Mortgage Loans.

     TAC Balance: As to any Distribution Date and any Class of TAC Certificates and any TAC Component, the balance designated as such for such Distribution Date and such Class or Component as set forth in the Principal Balance Schedules attached as Exhibit B hereto.

     TAC Certificates:  None.

     TAC Component:  None.

     Trigger Event: Any one or more of the following: (i) if the Company is not a wholly-owned direct or indirect subsidiary of General Electric Company or if General Electric Capital Corporation shall not own (directly or indirectly) at least two-thirds of the voting shares of the capital stock of the Company, (ii) if the long-term senior unsecured rating of General Electric Capital Corporation is downgraded or withdrawn by Fitch or S&P below their two highest rating categories, (iii) if General Electric Capital Corporation is no longer obligated pursuant to the terms of the support agreement, dated as of October 1, 1990, between General Electric Capital Corporation and the Company, to maintain the Company's net worth or liquidity (as such terms are defined therein) at the levels specified therein, or if such support agreement, including any amendment thereto, has been breached, terminated or otherwise held to be unenforceable and
(iv) if such support agreement, including any amendment thereto, is amended or modified.

     Trust Fund: The corpus of the trust created by this Agreement evidenced by the Certificates and consisting of:

          (i) the Mortgage Loans;

          (ii) all payments on or collections in respect of such Mortgage Loans, except as otherwise described in the first paragraph of Section 2.01, including the proceeds from the liquidation of any Additional Collateral for any Pledged Asset Mortgage Loan;

          (iii) the obligation of the Company to deposit in the Certificate Account the amounts required by Sections 3.02(d), 3.02(e) and 4.04(a), and the obligation of the Trustee to deposit in the Certificate Account any amount required pursuant to Section 4.04(b);

          (iv) the obligation of the Company to purchase or replace any Defective Mortgage Loan pursuant to Section 2.02 or 2.03;

          (v) all property acquired by foreclosure or deed in lieu of foreclosure with respect to any REO Mortgage Loan;

          (vi) the proceeds of the Primary Insurance Policies, if any, and the hazard insurance policies required by Section 3.06, in each case, in respect of the Mortgage Loans, and the Company's interest in the Surety Bond transferred to the Trustee pursuant to Section 2.01;

          (vii) the Certificate Account established pursuant to Section 3.02(d);

          (viii) the Eligible Account or Accounts, if any, established pursuant to Section 3.02(e);

          (ix) any collateral funds established to secure the obligations of the Holder of the Class B4 and Class B5 Certificates, respectively, under any agreements entered into between such holder and the Company pursuant to
     Section 3.08(e) (which collateral funds will not constitute a part of any REMIC established hereunder); and

          (x) all rights of the Company as assignee under any security agreements, pledge agreements or guarantees relating to the Additional Collateral supporting any Pledged Asset Mortgage Loan (which rights will not constitute a part of any REMIC established hereunder).

     Trustee: The institution executing this Agreement as Trustee, or its successor in interest, or if any successor trustee is appointed as herein provided, then such successor trustee so appointed.

     Unanticipated Recovery:  As defined in Section 4.01(f) herein.

     Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of the property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.06.

     Unpaid Class Interest Shortfall: As to any Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates and any Class consisting of Specified Components) or any Specified Component (other than any Principal Only Component), the amount, if any, by which the aggregate of the Class Interest Shortfalls for such Class or in respect of such Specified Component for prior Distribution Dates is in excess of the aggregate amounts distributed on prior Distribution Dates to Holders of such Class of Certificates or in respect of such Specified Component (or added to the Class Certificate Principal Balance of any Class of Accrual Certificates, or to the Component Principal Balance of any Accrual Component constituting a Specified Component) pursuant to Section 4.01(a)(ii), in the case of the Senior Certificates (other than any Class of Principal Only Certificates) and any Specified Component thereof (other than any Principal Only Component), Section 4.01(a)(vi), in the case of the Class M Certificates, Section 4.01(a)(ix), in the case of the Class B1 Certificates, Section 4.01(a)(xii), in the case of the Class B2 Certificates,
Section 4.01(a)(xv), in the case of the Class B3 Certificates, Section 4.01(a)(xviii), in the case of the Class B4 Certificates, and Section 4.01(a)(xxi), in the case of the Class B5 Certificates. As to any Class of Certificates consisting of Specified Components and any Distribution Date, the sum of the Unpaid Class Interest Shortfalls for the Specified Components thereof on such date.

     Voluntary Principal Prepayment: With respect to any Distribution Date, any prepayment of principal received from the related Mortgagor on a Mortgage Loan.

     Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of
Section 10.01. At all times during the term of this Agreement, 100% of all Voting Rights shall be allocated among the Classes of Certificates (and among the Certificates within each Class of Certificates) in proportion to their Class Certificate Principal Balances or Certificate Principal Balances, as the case may be.

                                   ARTICLE II

         CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

     Section 2.01. Conveyance of Mortgage Loans. (a) The Company, concurrently with the execution and delivery of this Agreement, does hereby transfer, assign, set-over and otherwise convey to the Trustee without recourse (except as provided herein) all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received by the Company on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before, and all Principal Prepayments received before, the Cut-off Date). The Company acknowledges it has sold all right, title and interest in and to the Mortgage Loans to the Trustee to the extent provided above and that retention of record title of Mortgages (subject to Section 2.01(d) of this Agreement) is for convenience only and that the Company holds record title solely as custodian for the Trustee for benefit of the Certificateholders. The Company agrees that it will take no action inconsistent with ownership of the Mortgage Loans by the Trustee and will not deliver any instrument of satisfaction or conveyance with respect to a Mortgage or a Mortgage Loan, or convey or purport to convey any interest in a Mortgage Loan, except in accordance with the terms and the intent of this Agreement.

     In addition, with respect to any Pledged Asset Mortgage Loan, the Company does hereby transfer, assign, set-over and otherwise convey to the Trustee without recourse (except as provided herein) (i) its rights as assignee under any security agreements, pledge agreements or guarantees relating to the Additional Collateral supporting any Pledged Asset Mortgage Loan, (ii) its security interest in and to any Additional Collateral, (iii) its right to receive payments in respect of any Pledged Asset Mortgage Loan pursuant to the Pledged Asset Mortgage Servicing Agreement, and (iv) its rights as beneficiary under the Surety Bond in respect of any Pledged Asset Mortgage Loan.

         (b) In connection with such transfer and assignment, the Company does hereby deliver to the Trustee the following documents or instruments with respect to:

          (1) Each Mortgage Loan (other than any Cooperative Loan or Designated
     Loan) so transferred and assigned:

               (i) The Mortgage Note, endorsed without recourse in blank by the Company, including all intervening endorsements showing a complete chain of endorsement from the originator to the Company; provided, however, that if such Mortgage Note is a Confirmatory Mortgage Note, such Confirmatory Mortgage Note may be payable directly to the Company or may show a complete chain of endorsement from the named payee to the Company;

               (ii) Any assumption and modification agreement;

               (iii) An assignment in recordable form (which may be included in a blanket assignment or assignments) of the Mortgage to the Trustee; and

          (2) Each Cooperative Loan (other than a Designated Loan) so transferred and assigned:

               (i) The Mortgage Note, endorsed without recourse in blank by the Company and showing an unbroken chain of endorsements from the originator to the Company; provided, however, that if such Mortgage
          Note is a Confirmatory Mortgage Note, such Confirmatory Mortgage Note may be payable directly to the Company or may show a complete chain of endorsement from the named payee to the Company;

               (ii) A counterpart of the Proprietary Lease and the Assignment of Proprietary Lease executed in blank or to the originator of the Cooperative Loan;

               (iii) The related Cooperative Stock Certificate, together with an undated stock power (or other similar instrument) executed in blank;

               (iv) A counterpart of the recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

               (v) The Security Agreement;

               (vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator in the Cooperative Stock and the Proprietary Lease;

               (vii) If applicable, copies of the UCC-3 assignments of the security interest described in clause (vi) above, sent to the appropriate public office for filing, showing an unbroken chain of title from the originator to the Company, evidencing the security interest of the originator in the Cooperative Stock and the Proprietary Lease;

               (viii) An executed assignment (which may be a blanket assignment for all Cooperative Loans) of the interest of the Company in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement described in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee; and

               (ix) A UCC-3 assignment from the Company to the Trustee of the security interest described in clause (vi) above, in form suitable for filing, otherwise complete except for filing information regarding the original UCC-1 if unavailable (which may be included in a blanket assignment to the Trustee).

     In instances where a completed assignment of the Mortgage in recordable form cannot be delivered by the Company to the Trustee in accordance with
Section 2.01(b)(1)(iii) prior to or concurrently with the execution and delivery of this Agreement, due to a delay in connection with recording of the Mortgage, the Company may, in lieu of delivering the completed assignment in recordable form, deliver to the Trustee the assignment in such form, otherwise complete except for recording information.

          (3) With respect to each Designated Loan, the Company does hereby deliver to the Trustee the Designated Loan Closing Documents.

               (c) In connection with each Mortgage Loan transferred and assigned to the Trustee, the Company shall deliver to the Trustee the following documents or instruments as promptly as practicable, but in any event within 30 days, after receipt by the Company of all such documents and instruments for all of the outstanding Mortgage Loans:

                    (i) the Mortgage with evidence of recording indicated
               thereon (other than with respect to a Cooperative Loan);

                    (ii) a copy of the title insurance policy (other than with respect to a Cooperative Loan);

                    (iii) with respect to any Mortgage that has been assigned to the Company, the related recorded intervening assignment or assignments of Mortgage, showing a complete chain of assignment from the originator to the Company (other than with respect to a Cooperative Loan); and

                    (iv) with respect to any Cooperative Loan that has been
               assigned to the Company, the related filed intervening UCC-3 financing statements (not previously delivered pursuant to Section 2.01(b)(2)(vii)), showing a complete chain of assignment from the named originator to the Company.

Pending such delivery, the Company shall retain in its files (a) copies of the documents described in clauses (i) and (iii) of the preceding sentence, without evidence of recording thereon, and (b) title insurance binders with respect to the Mortgage Loans (other than with respect to a Cooperative Loan). The Company shall also retain in its files evidence of any primary mortgage insurance relating to the Mortgage Loans during the period when the related insurance is in force. Such evidence shall consist, for each Mortgage Loan, of a certificate of private mortgage insurance relating to such Mortgage Loan or an electronic screen print setting forth the information contained in such certificate of private mortgage insurance, including, without limitation, information relating to the name of the mortgage insurance carrier, the certificate number, the loan amount, the property address, the effective date of coverage, the amount of coverage and the expiration date of the policy. (The copies of the Mortgage, intervening assignments of Mortgage, if any, title insurance binder and the Primary Insurance Policy, if any, described in the second and third preceding sentences are collectively referred to herein as the "Document File" with respect to each Mortgage Loan.) The Company shall advise the Trustee in writing if such delivery to the Trustee shall not have occurred on or before the first anniversary of the Closing Date. The Company shall promptly furnish to the Trustee the documents included in the Document Files (other than any such documents previously delivered to the Trustee as originals or copies) either (a) upon the written request of the Trustee or (b) when the Company or the Trustee obtains actual notice or knowledge of a Trigger Event. The Trustee shall have no obligation to request delivery of the Document Files unless a Responsible Officer of the Trustee has actual notice or knowledge of the occurrence of a Trigger Event.

     In the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the date of execution and delivery of this Agreement, the Company, in lieu of delivering the above documents to the Trustee, herewith delivers to the Trustee a certification of a Servicing Officer of the nature set forth in Section 3.09.

         (d) The Company shall not be required to record the assignments of the Mortgages referred to in Section 2.01(b)(1)(iii) or file the UCC-3 assignments referred to in Section 2.01(b)(2)(ix) to the Trustee unless the Company or the Trustee obtains actual notice or knowledge of the occurrence of any Trigger Event; provided, however, that such recording or filing shall not be required if the Company delivers to the Trustee a letter from each Rating Agency to the effect that the failure to take such action will not cause such Rating Agency to reduce or withdraw its then current ratings of the Certificates. The party obtaining actual notice or knowledge of any of such events shall give the other party prompt written notice thereof. For purposes of the foregoing (as well as for purposes of determining whether the Company shall be required to deliver the Document Files to the Trustee following the occurrence of a Trigger Event), the Company shall be deemed to have knowledge of any such downgrading referred to in the definition of Trigger Event if, in the exercise of reasonable diligence, the Company has or should have had knowledge thereof. As promptly as practicable subsequent to the Company's delivery or receipt of such written notice, as the case may be, the Company shall insert the recording or filing information in the assignments of the Mortgages or UCC-3 assignments to the Trustee and shall cause the same to be recorded or filed, at the Company's expense, in the appropriate public office for real property records or UCC financing statements, except that the Company need not cause to be so completed and recorded any assignment of mortgage which relates to a Mortgage Loan secured by property in a jurisdiction under the laws of which, on the basis of an Opinion of Counsel reasonably satisfactory to the Trustee and satisfactory to each Rating Agency (as evidenced in writing), recordation of such assignment is not necessary to protect the Trustee against discharge of such Mortgage Loan by the Company or any valid assertion that any Person other than the Trustee has title to or any rights in such Mortgage Loan. In the event that the Company fails or refuses to record or file the assignment of Mortgages or UCC-3 financing statement in the circumstances provided above, the Trustee shall record or cause to be recorded or filed such assignment or UCC-3 financing statement at the expense of the Company. In connection with any such recording or filing, the Company shall furnish such documents as may be reasonably necessary to accomplish such recording or filing. Notwithstanding the foregoing, at any time the Company may record or file, or cause to be recorded or filed, the assignments of Mortgages or UCC-3 financing statement at the expense of the Company.

     Section 2.02. Acceptance by Trustee. Subject to the examination hereinafter provided, the Trustee acknowledges receipt of the Mortgage Notes, the assignments of the Mortgages to the Trustee, the assumption and modification agreements, if any, the documents specified in Section 2.01(b)(2) (subject to any permitted delayed delivery of the documents described in Section 2.01(c)(iv)), and the Designated Loan Closing Documents, if any, delivered pursuant to Section 2.01, and declares that the Trustee holds and will hold such documents and each other document delivered to it pursuant to Section 2.01 in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Mortgage File within 45 days after (i) the execution and delivery of this Agreement, in the case of the Mortgage Notes, the assignments of the Mortgages to the Trustee, the assumption and modification agreements, if any, the documents specified in Section 2.01(b)(2) (subject to any permitted delayed delivery of the documents described in Section 2.01(c)(iv)), and the Designated Loan Closing Documents, if any, (ii) delivery to the Trustee after the Closing Date of the Mortgage Notes and the assumption and modification agreements, if any, with respect to each Designated Loan, and
(iii) delivery of the recorded Mortgages, title insurance policies, recorded intervening assignments of Mortgage, if any, and filed intervening UCC-3 financing statements, if any, with respect to any Cooperative Loan to ascertain that all required documents set forth in Section 2.01 have been executed, received and recorded, if applicable, and that such documents relate to the Mortgage Loans identified in Exhibit C hereto. In performing such examination, the Trustee may conclusively assume the due execution and genuineness of any such document and the genuineness of any signature thereon. It is understood that the scope of the Trustee's examination of the Mortgage Files is limited solely to confirming, after receipt of the documents listed in Section 2.01, that such documents have been executed, received and recorded, if applicable, and relate to the Mortgage Loans identified in Exhibit C to this Agreement. If in the course of such review the Trustee finds (1) that any document required to be delivered as aforesaid has not been delivered, or (2) any such document has been mutilated, defaced or physically altered without the borrower's authorization or approval, or (3) based upon its examination of such documents, the information with respect to any Mortgage Loan set forth on Exhibit C is not accurate, the Trustee shall promptly so notify the Company in writing, which shall have a period of 60 days after receipt of such notice to correct or cure any such defect. The Company hereby covenants and agrees that, if any such material defect cannot be corrected or cured, the Company will on a Distribution Date which is not later than the first Distribution Date which is more than ten days after the end of such 60-day period repurchase the related Mortgage Loan from the Trustee at the Purchase Price therefor or replace such Mortgage Loan pursuant to Section 2.03(b); provided, however, that if the defect (or breach pursuant to Section 2.03(a)) is one that, had it been discovered before the Startup Day, would have prevented the Mortgage Loan from being a "qualified mortgage" within the meaning of the REMIC Provisions, such defect or breach shall be cured, or the related Mortgage Loan shall be repurchased or replaced, on a Distribution Date which falls within 90 days of the date of discovery of such defect or breach. The Purchase Price for the repurchased Mortgage Loan, or any amount required in respect of a substitution pursuant to Section 2.03(b), shall be deposited by the Company in the Certificate Account pursuant to Section 3.02(d) on the Business Day prior to the applicable Distribution Date and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee shall release or cause to be released to the Company the related Mortgage File and shall execute and deliver or cause to be executed and delivered such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Company any Mortgage Loan released pursuant hereto. It is understood and agreed that the obligation of the Company to repurchase or replace any Mortgage Loan as to which a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to Certificateholders or the Trustee on behalf of Certificateholders.

     Upon receipt by the Trustee of the Mortgage Note with respect to a Designated Loan that is not defective in accordance with the fifth sentence of the preceding paragraph, the related Lost Note Affidavit delivered pursuant to
Section 2.01 shall be void and the Trustee shall return it to the Company.

     Section 2.03. Representations and Warranties of the Company; Mortgage Loan Repurchase. (a) The Company hereby represents and warrants to the Trustee that:

          (i) The information set forth in Exhibit C hereto was true and correct in all material respects at the date or dates respecting which such information is furnished;

          (ii) As of the date of the initial issuance of the Certificates, other than with respect to Cooperative Loans, each Mortgage is a valid and enforceable first lien on the property securing the related Mortgage Note subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan obtained by the Company and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

          (iii) Immediately prior to the transfer and assignment herein contemplated, the Company had good title to, and was the sole owner of, each Mortgage Loan and all action had been taken to obtain good record title to each related Mortgage. Each Mortgage Loan has been transferred free and clear of any liens, claims and encumbrances;

          (iv) As of the date of the initial issuance of the Certificates, no payment of principal of or interest on or in respect of any Mortgage Loan is 30 or more days past due and none of the Mortgage Loans have been past due 30 or more days more than once during the preceding 12 months;

          (v) As of the date of the initial issuance of the Certificates, other than with respect to Cooperative Loans, there is no mechanics' lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal or coordinate with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in (x) below;

          (vi) As of the date of the initial issuance of the Certificates, other than with respect to Cooperative Loans, there is no delinquent tax or assessment lien against the property subject to any Mortgage;

          (vii) As of the date of the initial issuance of the Certificates, there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

          (viii) As of the date of the initial issuance of the Certificates, the physical property subject to any Mortgage (or, in the case of a Cooperative Loan, the related Cooperative Apartment) is free of material damage and is in good repair;

          (ix) Each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws;

          (x) Other than with respect to Cooperative Loans, a lender's title insurance policy or binder, or other assurance of title insurance customary in the relevant jurisdiction therefor was issued on the date of the origination of each Mortgage Loan and each such policy or binder is valid and remains in full force and effect;

          (xi) No more than 0.80% of the Mortgage Loans constitute Pledged Asset Mortgage Loans. The Loan-to-Value Ratio of each Mortgage Loan (other than Pledged Asset Mortgage Loans) was not more than 95.00%. Each Mortgage Loan that had, as of the Cut-off Date, a Loan-to-Value Ratio of more than 80% is covered by a Primary Insurance Policy so long as its then outstanding principal amount exceeds 80% of the greater of (a) the Original Value and
     (b) the then current value of the related Mortgaged Property as evidenced by an appraisal thereof satisfactory to the Company. Each Primary Insurance Policy is issued by a private mortgage insurer acceptable to FNMA or FHLMC. None of the Pledged Asset Mortgage Loans is covered by a Primary Insurance Policy;

          (xii) Each Mortgage Note is payable on the first day of each month in self-amortizing monthly installments of principal and interest, with interest payable in arrears, over an original term of not more than thirty years. The Mortgage Rate of each Mortgage Note of the related Mortgage Loan was not less than 6.00% per annum and not greater than 9.75% per annum. The Mortgage Rate of each Mortgage Note is fixed for the life of the related Mortgage Loan;

          (xiii) Other than with respect to Cooperative Loans, the improvements on the Mortgaged Properties are insured against loss under a hazard insurance policy with extended coverage and conforming to the requirements of Section 3.06 hereof. As of the date of initial issuance of the Certificates, all such insurance policies are in full force and effect;

          (xiv) As of the Cut-off Date, (i) no more than 11.25% of the Mortgage Loans by Scheduled Principal Balance had a Scheduled Principal Balance of more than $500,000 and up to and including $750,000; (ii) no more than 3.50% of the Mortgage Loans by Scheduled Principal Balance had a Scheduled Principal Balance of more than $750,000 and up to and including $1,000,000; and (iii) no more than 1.30% of the Mortgage Loans by Scheduled Principal Balance had a Scheduled Principal Balance of more than $1,000,000;

          (xv) As of the Cut-off Date, no more than 0.90% of the Mortgage Loans by Scheduled Principal Balance are secured by Mortgaged Properties located in any one postal zip code area;

          (xvi) As of the Cut-off Date, at least 98.00% of the Mortgage Loans by Scheduled Principal Balance are secured by Mortgaged Properties determined by the Company to be the primary residence of the Mortgagor. The basis for such determination is the making of a representation by the Mortgagor at origination that he or she intends to occupy the underlying property;

          (xvii) As of the Cut-off Date, at least 89.25% of the Mortgage Loans by Scheduled Principal Balance are secured by one-family detached residences;

          (xviii) As of the Cut-off Date, no more than 8.25% of the Mortgage Loans by Scheduled Principal Balance are secured by condominiums and, as of the Cut-off Date, no more than 0.80% of the Mortgage Loans by Scheduled Principal Balance are secured by two- to four-family residential properties. As to each condominium or related Mortgage Loan, (a) the related condominium is in a project that is on the FNMA or FHLMC approved list, (b) the related condominium is in a project that, upon submission of appropriate application, could be so approved by either FNMA or FHLMC, (c) the related Mortgage Loan meets the requirements for purchase by FNMA or FHLMC, (d) the related Mortgage Loan is of the type that could be approved for purchase by FNMA or FHLMC but for the principal balance of the related Mortgage Loan or the pre-sale requirements or (e) the related Mortgage Loan has been approved by a nationally recognized mortgage pool insurance company for coverage under a mortgage pool insurance policy issued by such insurer. As of the Cut-off Date, no more than 0.25% of the Mortgage Loans by Scheduled Principal Balance are secured by condominiums located in any one postal zip code area;

          (xix) Other than with respect to Cooperative Loans, no Mortgage Loan is secured by a leasehold interest in the related Mortgaged Property and each Mortgagor holds fee title to the related Mortgaged Property;

          (xx) As of the Cut-off Date, no more than 0.25% of the Mortgage Loans constituted Buydown Mortgage Loans. The maximum Buydown Period for any Buydown Mortgage Loan is three years, and the maximum difference between the stated Mortgage Rate of any Buydown Mortgage Loan and the rate paid by the related Mortgagor is three percentage points. The portion of the interest rate paid by the related Mortgagor will not increase by more than one percentage point for each six-month period.

          (xxi) The original principal balances of the Mortgage Loans range from $40,000 to $1,455,000;

          (xxii) As of the Cut-off Date, no more than 1.50% of the Mortgage Loans by Scheduled Principal Balance are secured by second homes and no more than 0.50% of the Mortgage Loans by Scheduled Principal Balance are secured by investor-owned properties;

          (xxiii) All appraisals have been prepared substantially in accordance with the description contained under the caption "The Trust Fund - The Mortgage Loans" in the Company's prospectus dated October 22, 1998, accompanying the Prospectus Supplement dated January 21, 1999, pursuant to which certain Classes of the Certificates were publicly offered;

          (xxiv) No selection procedures, other than those necessary to comply with the representations and warranties set forth herein or the description of the Mortgage Loans made in any disclosure document delivered to prospective investors in the Certificates, have been utilized in selecting the Mortgage Loans from the Company's portfolio which would be adverse to the interests of the Certificateholders;

          (xxv) Other than with respect to Cooperative Loans, to the best of the Company's knowledge, at origination no improvement located on or being part of a Mortgaged Property was in violation of any applicable zoning and subdivision laws and ordinances;

          (xxvi) None of the Mortgage Loans is a temporary construction loan. With respect to any Mortgaged Property which constitutes new construction, the related construction has been completed substantially in accordance with the specifications therefor and any incomplete aspect of such construction shall not be material or interfere with the habitability or legal occupancy of the Mortgaged Property. Mortgage Loan amounts sufficient to effect any such completion are in escrow for release upon or in connection with such completion or a performance bond or completion bond is in place to provide funds for this purpose and such completion shall be accomplished within 120 days after weather conditions permit the commencement thereof;

          (xxvii) As of the Closing Date, each Mortgage Loan is a "qualified mortgage" as defined in Section 860G(a)(3) of the Code;

          (xxviii) As of the Closing Date, the Company possesses the Document File with respect to each Mortgage Loan, and, other than with respect to Cooperative Loans, the related Mortgages and intervening assignment or assignments of Mortgages, if any, have been delivered to a title insurance company for recording;

          (xxix) As of the Cut-Off Date, no more than 0.10% of the Mortgage Loans, by Scheduled Principal Balance, are Cooperative Loans. With respect to each Cooperative Loan:

               (A) The Security Agreement creates a first lien in the stock ownership and leasehold rights associated with the related Cooperative Apartment;

               (B) The lien created by the related Security Agreement is a valid, enforceable and subsisting first priority security interest in the related Cooperative Stock securing the related Mortgage Note, subject only to (a) liens of the Cooperative for unpaid assessments representing the Mortgagor's pro rata share of the Cooperative's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement. There are no liens against or security interest in the Cooperative Stock relating to such Cooperative Loan (except for unpaid maintenance, assessments and other amounts owed to the related Cooperative which individually or in the aggregate do not have a material adverse effect on such Cooperative Loan), which have priority over the Trustee's security interest in such Cooperative Stock;

               (C) The Cooperative Stock that is pledged as security for the Mortgage Loan is held by a person as a "tenant-stockholder" within the meaning of section 216 of the Code, the related Cooperative that owns title to the related cooperative apartment building is a "cooperative housing corporation" within the meaning of section 216 of the Code, and such Cooperative is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property; and

               (D) There is no prohibition against pledging the Cooperative Stock or assigning the Proprietary Lease; and

          (xxx) With respect to each Mortgage Loan identified on Exhibit C as having been originated or acquired under the Company's Enhanced Streamlined Refinance program, the value of the related Mortgaged Property, as of the date of such origination or acquisition under the Company's Enhanced Streamlined Refinance program, is no less than the value thereof established at the time the mortgage loan that is the subject of the refinancing was originated.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee. Upon discovery by either the Company or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other. Subject to the following sentence, within 60 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Trustee, such longer period specified in such consent, the Company shall cure such breach in all material respects or shall repurchase such Mortgage Loan from the Trustee or replace such Mortgage Loan pursuant to Section 2.03(b). Any such repurchase by the Company shall be accomplished in the manner set forth in Section 2.02, subject to the proviso of the third-to-last sentence thereof, and at the Purchase Price. It is understood and agreed that the obligation of the Company to repurchase or replace any Mortgage Loan as to which a breach occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders and such obligation of the Company to repurchase or replace any such Mortgage Loan shall not be assumed by any Person which may succeed the Company as servicer hereunder, but shall continue as an obligation of the Company. Notwithstanding the preceding sentence, if a breach of the representation and warranty of the Company contained in Section 2.03(a)(ix) occurs as a result of a violation of the federal Truth in Lending Act, 15 U.S.C. ss. 1601 et seq., as amended ("TILA") or any state truth-in lending or similar statute, and the Trustee or the Trust Fund is named as a defendant in a TILA suit or a suit under any such statutes in respect of such violation and liability in respect thereof is imposed upon the Trustee or the Trust Fund as assignees of the related Mortgage Loan pursuant to Section 1641 of TILA, or any analogous provision of any such statute, the Company shall indemnify the Trustee and the Trust Fund from, and hold them harmless against, any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) to which the Trustee and the Trust Fund, or either of them, become subject pursuant to TILA or any such statute, insofar as such losses, damages, claims or expenses (including reasonable attorneys' fees) result from such violation. The Company's obligations under the preceding sentence shall not impair or derogate from the Company's obligations to the Trustee under Section 8.05.

         (b) If the Company is required to repurchase any Mortgage Loan pursuant to Section 2.02 or 2.03(a), the Company may, at its option, within the applicable time period specified in such respective Sections, remove such Defective Mortgage Loan from the terms of this Agreement and substitute one or more other mortgage loans for such Defective Mortgage Loan, in lieu of repurchasing such Defective Mortgage Loan, provided that no such substitution shall occur more than two years after the Closing Date. Any substitute Mortgage Loan shall (a) have a Scheduled Principal Balance (together with that of any other Mortgage Loan substituted for the same Defective Mortgage Loan) as of the first Distribution Date following the month of substitution not in excess of the Scheduled Principal Balance of the Defective Mortgage Loan as of such date (the amount of any difference, plus one month's interest thereon at the respective Remittance Rate, to be deposited by the Company in the Certificate Account pursuant to Section 2.02), (b) have a Mortgage Rate not less than, and not more than one percentage point greater than, the Mortgage Rate of the Defective Mortgage Loan, (c) have the same Net Mortgage Rate as the Defective Mortgage Loan, (d) have a remaining term to stated maturity not later than, and not more than one year less than, the remaining term to stated maturity of the Defective Mortgage Loan, (e) be, in the reasonable determination of the Company, of the same type, quality and character as the Defective Mortgage Loan as if the defect or breach had not occurred, (f) have a ratio of its current principal amount to its Original Value not greater than that of the removed Mortgage Loan and (g) be, in the reasonable determination of the Company, in compliance with the representations and warranties contained in Section 2.03(a) as of the date of substitution.

     The Company shall amend the Mortgage Loan Schedule to reflect the withdrawal of any Defective Mortgage Loan and the substitution of a substitute Mortgage Loan therefor. Upon such amendment the Company shall be deemed to have made as to such substitute Mortgage Loan the representations and warranties set forth in Section 2.03(a) as of the date of such substitution, which shall be continuing as long as any Certificate shall be outstanding or this Agreement has not been terminated, and the remedies for breach of any such representation or warranty shall be as set forth in Section 2.03(a). Upon such amendment, the Trustee shall review the Mortgage File delivered to it relating to the substitute Mortgage Loan, within the time and in the manner and with the remedies specified in Section 2.02, except that for purposes of this Section 2.03(b) (other than the two-year period specified in the first sentence of the preceding paragraph of this Section 2.03(b)), such time shall be measured from the date of the applicable substitution.

     Section 2.04. Execution of Certificates. The Trustee has caused to be executed, countersigned and delivered to or upon the order of the Company, in exchange for the Mortgage Loans, the Certificates in authorized denominations evidencing the entire ownership of the Trust Fund.

     Section 2.05. Designations under the REMIC Provisions. (a) The Company hereby designates the Classes of Certificates identified in Section 5.01(b), other than the Residual Certificate, as "regular interests," and the Class R Certificate as the single class of "residual interest," in the REMIC established hereunder for purposes of the REMIC Provisions.

         (b) The Closing Date will be the "Startup Day" for the REMIC established hereunder for purposes of the REMIC Provisions.

         (c) The "tax matters person" with respect to the REMIC established hereunder for purposes of the REMIC Provisions shall be (i) the Company, if the Company is the owner of a Class R Certificate, or (ii) in any other case, the beneficial owner of the Class R Certificate having the largest Percentage Interest of such Class; provided, however, that such largest beneficial owner and, to the extent relevant, each other holder of a Class R Certificate, by its acceptance thereof irrevocably appoints the Company as its agent and attorney-in-fact to act as "tax matters person" with respect to the REMIC established hereunder for purposes of the REMIC Provisions.

         (d) The "latest possible maturity date" of the regular interests in the REMIC established hereunder is the Latest Possible Maturity Date for purposes of section 860G(a)(1) of the Code.

         (e) In the event that the Servicing Fee exceeds the amount reasonable for such services (within the meaning of Treasury Regulation 1.860D-1(b)(1)(ii)), the portion or portions of such fee that can be measured as a fixed number of basis points on some or all of the Mortgage Loans and can be treated as one or more stripped coupons within the meaning of Treasury Regulation 1.860D-1(b)(2)(iii) shall be treated as such stripped coupons and shall not be treated as a REMIC asset.

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

     Section 3.01. Company to Act as Servicer. (a) It is intended that the REMIC established hereunder shall constitute, and that the affairs of the REMIC shall be conducted so as to qualify the Trust Fund (other than any collateral fund established under the agreement referred to in Section 3.08(e)), as a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Company covenants and agrees that it shall act as agent (and the Company is hereby appointed to act as agent) on behalf of the Trust Fund and the Holders of the Residual Certificates and that in such capacity it shall:

          (i) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to the REMIC established hereunder, using the calendar year as the taxable year and the accrual method of accounting, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (ii) within thirty days of the Closing Date, shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto (and the Company shall act as the representative of the REMIC established hereunder for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code;

          (iii) make or cause to be made an election, on behalf of the REMIC established hereunder, to be treated as a REMIC, and make the appropriate designations, if applicable, in accordance with Section 2.05 hereof on the federal tax return of the Trust Fund for its first taxable year (and, if necessary, under applicable state law);

          (iv) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns or reports, or furnish or cause to be furnished by telephone, mail, publication or other appropriate method such information, as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption Multiple;

          (v) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Disqualified Organization, or an agent (including a broker, nominee or other middleman) of a Disqualified Organization, or a pass-through entity in which a Disqualified Organization is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

          (vi) use its best reasonable efforts to conduct the affairs of the REMIC established hereunder at all times that any Certificates are outstanding so as to maintain the status thereof as a REMIC under the REMIC Provisions;

          (vii) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the REMIC or that would subject the Trust Fund to tax;

          (viii) exercise reasonable care not to allow the creation of any "interests" in the REMIC within the meaning of section 860D(a)(2) of the Code other than the interests represented by the Classes of Certificates identified in Section 5.01(b);

          (ix) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of section 860F of the Code, unless the Company shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject the Trust Fund to tax, or (c) cause the REMIC established hereunder to fail to qualify as a REMIC;

          (x) exercise reasonable care not to allow the Trust Fund to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC;

          (xi) pay the amount of any federal or state tax, including prohibited transaction taxes, taxes on certain contributions to the REMIC after the Startup Day, and taxes on net income from foreclosure property, imposed on the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Company or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Company from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

          (xii) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; and

          (xiii) maintain such records relating to the REMIC established hereunder, including but not limited to the income, expenses, individual Mortgage Loans (including Mortgaged Property), other assets and liabilities thereof, and the fair market value and adjusted basis of the property of each determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

     The Company shall be entitled to be reimbursed pursuant to Section 3.04 for any federal income taxes paid by it pursuant to clause (xi) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, misfeasance or negligence of the Company in the performance of its obligations hereunder. With respect to any reimbursement of prohibited transaction taxes, the Company shall inform the Trustee of the circumstances under which such taxes were incurred.

         (b) The Company shall service and administer the Mortgage Loans and shall have full power and authority, acting alone or through one or more Primary Servicers, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered by the Trustee, to execute and deliver, or file, as appropriate, on behalf of itself, the Certificateholders and the Trustee or any of them, any and all continuation statements, termination statements, instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the properties subject to the Mortgages. Without limitation of the foregoing, if the Company in its individual capacity agrees to refinance any Mortgage Loan upon the request of the related Mortgagor, the Company, as servicer hereunder, may execute an instrument of assignment in customary form to the Company in its individual capacity. In connection with any such refinancing, the Trustee shall, upon certification of a Servicing Officer to the effect that an amount equal to the principal balance of the related Mortgage Loan together with accrued and unpaid interest thereon at the applicable Remittance Rate to the date of such certification has been credited to the Mortgage Loan Payment Record, release the related Mortgage File to the Company whereupon the Company may cancel the related Mortgage Note. Upon request by the Company after the execution and delivery of this Agreement, the Trustee shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties hereunder. Except as otherwise provided herein, the Company shall maintain servicing standards substantially equivalent to those required for approval by FNMA or FHLMC. The Company shall not agree to any modification of the material terms of any Mortgage Loan except as provided in the second sentence of Section 3.02(a) and in Section 3.07. The Company shall not release any portion of any Mortgaged Property from the lien of the related Mortgage unless the related Mortgage Loan would be a "qualified mortgage" within the meaning of the REMIC Provisions following such release.

         (c)      [Intentionally Omitted.]

         (d) The relationship of the Company (and of any successor to the Company as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

         (e) All costs incurred by the Company in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit, and such costs shall be recoverable by the Company to the extent permitted by Section 3.04. The Company shall collect such amounts from the Mortgagor and shall credit the Mortgage Loan Payment Record accordingly.

         (f) If the Company enters into a servicing agreement with any servicer (a "Primary Servicer") pursuant to which such Primary Servicer shall directly service certain Mortgage Loans and the Company shall perform master servicing with respect thereto, the Company shall not be released from its obligations to the Trustee and Certificateholders with respect to the servicing and administration of the Mortgage Loans in accordance with the provisions of
Article III hereof and such obligations shall not be diminished by virtue of any such servicing agreement or arrangement and the Company shall be obligated to the same extent and under the same terms and conditions as if the Company alone were servicing and administering the Mortgage Loans. Any amounts received by a Primary Servicer in respect of a Mortgage Loan shall be deemed to have been received by the Company whether or not actually received by it. Any servicing agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Primary Servicer in its capacity as such shall be deemed to be between the Company and the Primary Servicer alone, and the Trustee and the Certificateholders shall have no claims, obligations, duties or liabilities with respect thereto. Notwithstanding the foregoing, in the event the Company has been removed as the servicer hereunder pursuant to Section 6.04 or Section 7.01, the Trustee or any successor servicer appointed pursuant to
Section 7.02 shall succeed to all of the Company's rights and interests (but not to any obligations or liabilities of the Company arising prior to the date of succession) under any servicing agreement with any Primary Servicer in respect of the Mortgage Loans, subject to the limitation on the Trustee's responsibilities under Section 7.02.

         (g) In no event shall any collateral fund established under the agreement referred to in Section 3.08(e) constitute an asset of any REMIC established hereunder.

     Section 3.02. Collection of Certain Mortgage Loan Payments; Mortgage Loan Payment Record; Certificate Account. (a) The Company shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans in its servicing portfolio. Consistent with the foregoing, the Company may in its discretion (i) waive any late payment charge or any assumption fees or other fees which may be collected in the ordinary course of servicing such Mortgage Loan and (ii) if a default on the Mortgage Loan has occurred or is reasonably foreseeable, arrange at any time prior to foreclosure with a Mortgagor a schedule for the payment of due and unpaid principal and interest for a period extending not longer than two years after the date that such schedule is arranged. Any arrangement of the sort described in clause (ii) above shall not affect the amount or timing of the Company's obligation to make Monthly Advances with respect to any Mortgage Loan which Monthly Advances shall be made pursuant to the original amortization schedule applicable to such Mortgage Loan.

         (b) The Company shall establish and maintain a Mortgage Loan Payment Record in which the following payments on and collections in respect of each Mortgage Loan shall as promptly as practicable be credited by the Company for the account of the Holders of the Certificates:

          (i) All payments on account of principal, including Principal Prepayments (other than (A) payments of principal due and payable on the Mortgage Loans on or before, and all Principal Prepayments received before, the Cut-off Date, (B) in the case of a substitute Mortgage Loan, payments of principal due and payable on such Mortgage Loan on or before the Determination Date in the month of substitution, and all Principal Prepayments received before the first day of the month of substitution, and
     (C) in the case of a replaced Mortgage Loan, payments of principal due and payable on such Mortgage Loan after the Determination Date in the month of substitution, and all Principal Prepayments received in the month of substitution);

          (ii) All payments (other than (A) those due and payable on or before the Cut-off Date, (B) in the case of a substitute Mortgage Loan, those due and payable on such Mortgage Loan on or before the Determination Date in the month of substitution, and (C) in the case of a replaced Mortgage Loan, those due and payable on such Mortgage Loan after the Determination Date in the month of substitution) on account of interest at the applicable Remittance Rate on the Mortgage Loan received from the related Mortgagor, including any Buydown Funds applied with respect to interest at the applicable Remittance Rate on any Buydown Mortgage Loan;

          (iii) All Liquidation Proceeds received by the Company with respect to such Mortgage Loan and the Purchase Price for any Mortgage Loan purchased by the Company pursuant to Sections 2.02, 2.03 and 3.16 (including any amounts received in respect of a substitution of a Mortgage Loan);

          (iv) All Insurance Proceeds (including, for this purpose, any amounts required to be credited by the Company pursuant to the last sentence of
     Section 3.06) received by the Company for the benefit of the Trust Fund, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released, or to be released, to the related Mortgagor in accordance with the normal servicing procedures of the Company;

          (v) All REO Proceeds;

          (vi) All Unanticipated Recoveries; and

          (vii) All amounts received by the Company with respect to any Pledged Asset Mortgage Loan pursuant to the liquidation of any Additional Collateral or pursuant to any recovery under the Surety Bond in accordance with Section 4.09.

     The foregoing requirements respecting credits to the Mortgage Loan Payment Record are exclusive, it being understood that, without limiting the generality of the foregoing, the Company need not enter in the Mortgage Loan Payment Record collections, Liquidation Proceeds or Insurance Proceeds in respect of Mortgage Loans which have been previously released from the terms of this Agreement, amounts representing fees or late charge penalties payable by Mortgagors, or amounts received by the Company for the account of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items.

     (c) Subject to subsection (e) below, until the Business Day prior to each Distribution Date on which amounts are required to be transferred to the Certificate Account pursuant to subsection (d) of this Section 3.02, the Company may retain and commingle such amounts with its own funds and shall be entitled to retain for its own account any gain or investment income thereon, and any such investment income shall not be subject to any claim of the Trustee or Certificateholders. To the extent that the Company realizes any net loss on any such investments, the Company shall deposit in the Certificate Account an amount equal to such net loss at the time the Company is required to deposit amounts in the Certificate Account pursuant to subsection (d) of this section 3.02. Any such deposit shall not increase the Company's obligation under said subsection
(d).

     (d) The Trustee shall establish and maintain with the Trustee in its corporate trust department a single separate trust account designated in the name of the Trustee for the benefit of the Holders of the Certificates issued hereunder (the "Certificate Account") into which the Company shall transfer, not later than 11:00 a.m. New York time on the Business Day prior to each Distribution Date, an amount in next day funds equal to the sum of Available Funds for such Distribution Date and any Unanticipated Recoveries received in the calendar month preceding the month of such Distribution Date. If the Trustee does not receive such transfer by 2:00 p.m. on such Business Day, it shall give the Company written notice thereof.

     (e) If the Company or a Responsible Officer of the Trustee obtains actual notice of or knowledge of the occurrence of either (x) any Trigger Event or (y) the downgrade by S&P of General Electric Capital Corporation's short-term senior unsecured debt rating below A-1+ then, notwithstanding subsection (c) above, the Company shall promptly establish, and thereafter maintain, one or more Eligible Accounts in the name of the Trustee and bearing a designation indicating that amounts therein are held for the benefit of the Trustee and the Certificateholders, into which the Company and any Primary Servicer shall deposit within two Business Days after receipt, all amounts otherwise required to be credited to the Mortgage Loan Payment Record pursuant to Section 3.02(b); provided, however, that such action shall not be required if the Company delivers to the Trustee a letter from each Rating Agency to the effect that the failure to take such action will not cause such Rating Agency to withdraw or reduce its then current ratings of the Certificates. All amounts so deposited shall be held in trust for the benefit of Certificateholders. Amounts so deposited may be invested at the written instruction of the Company in Permitted Investments in the name of the Trustee maturing no later than the Business Day preceding the Distribution Date following the date of such investment; provided, however, that any such Permitted Investment which is an obligation of State Street Bank and Trust Company, in its individual capacity and not in its capacity as Trustee, may mature on such Distribution Date; and, provided further, that no such Permitted Investment shall be sold before the maturity thereof if the sale thereof would result in the realization of gain prior to maturity unless the Company has obtained an Opinion of Counsel that such sale or disposition will not cause the Trust Fund to be subject to the tax on prohibited transactions under section 860F of the Code, or otherwise subject the Trust Fund to tax or cause the REMIC established hereunder to fail to qualify as a REMIC. The Trustee shall maintain physical possession of all Permitted Investments, other than Permitted Investments maintained in book-entry form. The Company, as servicer, shall be entitled to retain for its own account any gain or other income from Permitted Investments, and neither the Trustee nor Certificateholders shall have any right or claim with respect to such income. The Company shall deposit an amount equal to any loss realized on any Permitted Investment as soon as any such loss is realized. If the provisions in this subsection (e) become operable, references in this Agreement to the Mortgage Loan Payment Record and credits and debits to such Record shall be deemed to refer to Eligible Accounts and transfers to and withdrawals from such Eligible Accounts. Any action which may be necessary to establish the terms of an account pursuant to this Section 3.02(e) may be taken by an amendment or supplement to this Agreement or pursuant to a written order of the Company, which amendment, supplement or order shall not require the consent of Certificateholders, provided that the Company has delivered to the Trustee a letter from each Rating Agency to the effect that such amendment, supplement or order will not cause such Rating Agency to withdraw or reduce its then current ratings of the Certificates.

     Section 3.03. Collection of Taxes, Assessments and Other Items. Other than with respect to any Cooperative Loan, the Company shall establish and maintain with one or more depository institutions one or more accounts into which it shall deposit all collections of taxes, assessments, private mortgage or hazard insurance premiums or comparable items for the account of the Mortgagors. As servicer, the Company shall effect the timely payment of all such items for the account of Mortgagors. Withdrawals from such account or accounts may be made only to effect payment of taxes, assessments, private mortgage or standard hazard insurance premiums or comparable items, to reimburse the Company out of related collections for any payments made regarding taxes and assessments or for any payments made pursuant to Section 3.05 regarding premiums on Primary Insurance Policies and Section 3.06 regarding premiums on standard hazard insurance policies, to refund to any Mortgagors any sums determined to be overages, or to pay interest owed to Mortgagors to the extent required by law.

     Section 3.04. Permitted Debits to the Mortgage Loan Payment Record. The Company (or any successor servicer pursuant to Section 7.02) may, from time to time, make debits to the Mortgage Loan Payment Record for the following purposes:

          (i) To reimburse the Company or the applicable Primary Servicer for Liquidation Expenses theretofore incurred in respect of any Mortgage Loan in an amount not to exceed the amount of the related Liquidation Proceeds credited to the Mortgage Loan Payment Record pursuant to Section 3.02(b)(iii); provided that the Company or the applicable Primary Servicer shall not be entitled to reimbursement for Liquidation Expenses incurred after the initiation of foreclosure proceedings in respect of any Defaulted Mortgage Loan that is repurchased pursuant to Section 3.16;

          (ii) To reimburse the Company or the applicable Primary Servicer for Insured Expenses and amounts expended by it pursuant to Section 3.08 in good faith in connection with the restoration of property damaged by an Uninsured Cause, in an amount not to exceed the amount of the related Insurance Proceeds and Liquidation Proceeds (net of any debits pursuant to clause (i) above) and amounts representing proceeds of other insurance policies covering the property subject to the related Mortgage credited to the Mortgage Loan Payment Record pursuant to Section 3.02(b) (iii) and
     (iv);

          (iii) To reimburse the Company to the extent permitted by Sections 3.01(a) and 6.04;

          (iv) To pay to the Company amounts received in respect of any Defective Mortgage Loan or Defaulted Mortgage Loan purchased by the Company to the extent that the distribution of any such amounts on the Distribution Date upon which the proceeds of such purchase are distributed would make the total amount distributed in respect of any such Mortgage Loan on such Distribution Date greater than the Purchase Price therefor, net of any unreimbursed Monthly Advances made by the Company;

          (v) To reimburse the Company (or the Trustee, as applicable) for Monthly Advances theretofore made in respect of any Mortgage Loan to the extent of late payments, REO Proceeds, Insurance Proceeds and Liquidation Proceeds in respect of such Mortgage Loan;

          (vi) To reimburse the Company from any Mortgagor payment of interest or other recovery with respect to a particular Mortgage Loan, to the extent not previously retained by the Company, for unpaid Servicing Fees with respect to such Mortgage Loan, subject to Section 3.08(d);

          (vii) To reimburse the Company (or the Trustee, as applicable) for any Nonrecoverable Advance (which right of reimbursement of the Trustee pursuant to this clause shall be prior to such right of the Company);

          (viii) To make transfers of funds to the Certificate Account pursuant to Section 3.02(d);

          (ix) To pay to the Company amounts received in respect of any Mortgage Loan purchased by the Company pursuant to Section 9.01 to the extent that the distribution of any such amounts on the final Distribution Date upon which the proceeds of such purchase are distributed would make the total amount distributed in respect of any such Mortgage Loan on such Distribution Date greater than the purchase price therefor specified in clause (x) of the first sentence of Section 9.01; and

          (x) To deduct any amount credited to the Mortgage Loan Payment Record in error.

     The Company shall keep and maintain separate accounting records, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for debits to the Mortgage Loan Payment Record pursuant to clauses (i), (ii), (iv), (v) and
(vi) of this Section 3.04; provided, however, that it is understood and agreed that the records of such accounting need not be retained by the Company for a period longer than the five most recent fiscal years.

     Section 3.05. Maintenance of the Primary Insurance Policies. (a) The Company shall not take any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Company, would have been covered thereunder. To the extent coverage is available, the Company shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Note is 80% or less of the greater of (i) the related Original Value and (ii) the then current value of the property underlying the related Mortgage Note as evidenced by an appraisal thereof satisfactory to the Company; provided that no such Primary Insurance Policy need be kept in effect if doing so would violate applicable law. The Company shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Mortgage Loan that is in effect at the Closing Date and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having ratings equal to or better than the ratings then assigned to the Certificates by such Rating Agency. The Company agrees to effect the timely payment of the premium on each Primary Insurance Policy, and such costs not otherwise recoverable shall be recoverable by the Company from related Insurance Proceeds and Liquidation Proceeds pursuant to Section 3.04.

     (b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Company agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under each Primary Insurance Policy and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a related defaulted Mortgage Loan. To the extent provided in Section 3.02(b), any amounts collected by the Company under any Primary Insurance Policy in respect of the Mortgage Loans (including, without limitation, a Mortgage Loan purchased by a related insurer) shall be credited to the Mortgage Loan Payment Record.

     Section 3.06. Maintenance of Hazard Insurance. The Company shall cause to be maintained for each Mortgage Loan, other than a Cooperative Loan, hazard insurance with a standard mortgagee clause and with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements securing such Mortgage Loan from time to time or the principal balance owing on such Mortgage Loan from time to time, whichever is less. The Company shall also maintain on property (other than Cooperative Apartments) acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the unpaid principal balance of such Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure plus accrued interest and the good-faith estimate of the Company of related Liquidation Expenses to be incurred in connection therewith. To the extent provided in
Section 3.02(b)(iv), amounts collected by the Company under any such policies in respect of the Mortgage Loans shall be credited to the Mortgage Loan Payment Record. Such costs shall be recoverable by the Company pursuant to Sections 3.03 and 3.04. In cases in which property securing any Mortgage Loan other than a Cooperative Loan is located in a federally designated flood area, the hazard insurance to be maintained for such Mortgage Loan shall include flood insurance. All such flood insurance shall be in such amounts as are required under applicable guidelines of FNMA. The Company shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Company shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans (whether or not including Cooperative Loans), it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this
Section 3.06, it being understood and agreed that such policy may contain a deductible clause, in which case the Company shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.06, and there shall have been a loss which would have been covered by such policy, credit to the Mortgage Loan Payment Record the amount not otherwise payable under the blanket policy because of such deductible clause.

     Section 3.07. Assumption and Modification Agreements. (a) In any case in which property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the Company shall exercise its right to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause applicable thereto, unless in the reasonable discretion of the Company, such exercise would adversely affect or jeopardize coverage under the related Primary Insurance Policy, if any; provided, however, that if the Company is prevented, as provided in Section 3.07(b), from enforcing any such clause, the Company is authorized to make or enter into an assumption and modification agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and the Mortgagor remains liable thereon. In connection with any such assumption and modification agreement, the Company shall apply its then current underwriting standards to such Person. The Company shall not make or enter into any such assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation of the continued effectiveness of any applicable Primary Insurance Policy and hazard insurance policy. The Company shall notify the Trustee that any assumption and modification agreement has been completed by forwarding to the Trustee the original copy thereof, which copy shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such agreement, the Mortgage Rate, mortgage term and any other material term of such Mortgage Loan shall not be changed. Any fee collected by the Company for entering into any such agreement will be retained by the Company as additional servicing compensation.

     (b) Notwithstanding Section 3.07(a) or any other provision of this Agreement, the Company shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan, or transfer of the property subject to a Mortgage without the assumption thereof, by operation of law or any assumption or transfer which the Company reasonably believes it may be restricted by law from preventing, for any reason whatsoever.

     Section 3.08. Realization Upon Defaulted Mortgage Loans. (a) The Company shall foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02. In connection with such foreclosure or other conversion the Company shall, consistent with Section 3.05, follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities. The foregoing is subject to the proviso that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds or Insurance Proceeds. Notwithstanding the foregoing, the Company shall not be entitled to recover legal expenses incurred in connection with foreclosure proceedings where the Mortgage Loan is reinstated and such foreclosure proceedings are terminated prior to completion, other than sums received from the Mortgagor for such expenses.

     Notwithstanding anything to the contrary contained herein, the Company shall be under no obligation to foreclose upon or otherwise convert the ownership of any Mortgaged Property which it believes may be contaminated with or affected by hazardous or toxic wastes, materials or substances. The Company may, but shall not be obligated to, make such determination on the basis of a Phase I environmental assessment with respect to the related Mortgaged Property. Neither the Trustee nor the Company shall be liable to the Trust Fund or the Certificateholders if, based on the Company's belief that such contamination or effect exists, the Company does not foreclose upon or otherwise convert the ownership of a Mortgaged Property. In addition, neither the Trustee nor the Company shall be liable to the Trust Fund or the Certificateholders if, based on the Company's belief that no such contamination or effect exists, the Company forecloses upon a Mortgaged Property and the Trustee or its nominee on behalf of the Trust Fund takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

     (b) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee on behalf of the Trust Fund. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall (except for purposes of Section 9.01) be considered to be an Outstanding Mortgage Loan until such time as the Mortgaged Property shall be sold and such Mortgage Loan becomes a Liquidated Mortgage Loan. Consistent with the foregoing, for purposes of all calculations hereunder so long as such Mortgage Loan shall be considered to be an Outstanding Mortgage Loan, it shall be assumed that the related Mortgage Note and its amortization schedule in effect on and after such acquisition of title (after giving effect to any previous Principal Prepayments and Deficient Valuations incurred subsequent to the related Bankruptcy Coverage Termination Date and before any adjustment thereto by reason of any bankruptcy (other than as aforesaid) or any similar proceeding or any moratorium or similar waiver or grace period) remain in effect (notwithstanding that the indebtedness evidenced by such Mortgage Note shall have been discharged), subject to adjustment to reflect the application of REO Proceeds received in any month. REO Proceeds received in any month shall be applied to the payment of the installments of principal due and interest accrued on the related REO Mortgage Loan in accordance with the terms of such Mortgage Note. REO Proceeds received in any month in excess of the Amortization Payment for such month due on an REO Mortgage Loan shall be treated as a Principal Prepayment received in respect of such Mortgage Loan.

     (c) In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Company shall dispose of such Mortgaged Property prior to the close of the third calendar year after the year of its acquisition by the Trust Fund unless (a) the Trustee shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such period (and specifying the period beyond such period for which the Mortgaged Property may be held) will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund as defined in section 860F of the Code, or cause the REMIC established hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel), or (b) the Trustee (at the Company's expense) or the Company shall have applied for, not later than 61 days prior to the expiration of such period, an extension of such period in the manner contemplated by section 856(e)(3) of the Code, in which case such period shall be extended by the time period permitted by section 856(e)(3) of the Code. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund or sold in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify at any time as "foreclosure property" within the meaning of section 860G(a)(8) of the Code, (ii) subject the Trust Fund to the imposition of any federal or state income taxes on "net income from foreclosure property" with respect to such Mortgaged Property within the meaning of section 860G(c) of the Code, or (iii) cause the sale of such Mortgaged Property to result in the receipt by the Trust Fund of any income from non-permitted assets as described in section 860F(a)(2)(B) of the Code, unless the Company has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

     (d) Any collection of Insurance Proceeds or Liquidation Proceeds will be applied in the following order of priority: first, to reimburse the Company for any related unreimbursed Liquidation Expenses and to reimburse the Company or the Trustee, as applicable, for any related unreimbursed Monthly Advances; second, to accrued and unpaid interest on the Mortgage Loan at the Mortgage Rate from the date to which interest was last paid or advanced to the Due Date prior to the Distribution Date on which such amounts are to be distributed; and third, as a recovery of principal of the Mortgage Loan. If the amount so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated among the Base Servicing Fee at the Base Servicing Fee Rate, the Supplemental Servicing Fee at the Supplemental Servicing Fee Rate and interest at the Remittance Rate in proportion to the amount of such accrued interest which would have been allocated to each such category in the absence of any shortfall. The resulting Interest Loss shall be allocated among each such category in the same proportion as described in the preceding sentence. The portion so allocated to interest at the Remittance Rate shall be allocated to the Certificates for purposes of making the allocation specified in the definition of Certificate Interest Loss.

     (e) Notwithstanding anything to the contrary contained herein, the Company shall have the right to enter into an agreement substantially in the form of Exhibit K hereto with any Person that is the Holder of 100% of the Class B5 Certificates (provided that such form may be revised to delete the option on the part of such Person to purchase a defaulted Mortgage Loan as set forth in
Section 2.02(f) thereof). Prior to entering into any such agreement with any Person, the Company shall obtain a certification from such Person to the effect that (i) such Person is not an "affiliate" (within the meaning of the Prohibited Transaction Exemption) of the Trustee and (ii) such Person will not purchase any Certificates if such purchase would cause such Person to hold more than a ten percent interest in the Mortgage Pool. It is understood that the right of the Company to be reimbursed for Monthly Advances and Nonrecoverable Advances under this Agreement shall not be affected in any way by the provisions of any such agreement. The Trustee hereby agrees to perform such obligations as may be expressly required of it pursuant to the provisions of such agreement and to promptly notify each party to such agreement if a Responsible Officer of the Trustee (with direct responsibility for administration of this Agreement) becomes aware of any discussions, plans or events that might lead to the Trustee's becoming an "affiliate" (within the meaning of the Prohibited Transaction Exemption) of any Person with which the Company has entered into such agreement, provided that the contents of any such notification shall be kept confidential by the parties to such agreement. The Company agrees to promptly notify the Trustee upon entering into any such agreement. In addition, the Company shall provide the Trustee with such information as may be necessary for the Trustee to perform its obligations thereunder, including written instructions, clearly identifying the source, amount and application of funds to be deposited or withdrawn from the Collateral Fund (as defined in such agreement). The Trustee shall provide the Company with such information concerning credits and debits to the Collateral Fund on account of income, gains and losses realized from Collateral Fund Permitted Investments (as defined in such agreement), and costs associated with the purchase and sale thereof, as the Company may request in order to prepare the instructions described in the preceding sentence.

     In addition, subject to the provisions of the preceding paragraph, the Company shall have the right to enter into an agreement substantially in the form of Exhibit K hereto with the Person that is the Holder of 100% of the Class B4 Certificates, provided that (i) such Person is also the Holder of 100% of the Class B5 Certificates, (ii) such Person shall have no rights under such agreement until the date on which the Class Certificate Principal Balance of the Class B5 Certificates has been reduced to zero, and (iii) any rights of such Person under such agreement shall terminate in the event that such Person transfers, directly or indirectly, the Class B4 Certificates to any other Person.

     Section 3.09. Trustee to Cooperate; Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, the Company will immediately notify the Trustee by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be credited to the Mortgage Loan Payment Record pursuant to Section
3.02 have been so credited) of a Servicing Officer and shall request delivery to it of the Mortgage File. If a Buydown Mortgage Loan is the subject of a Principal Prepayment in full during the related Buydown Period, the related Buydown Funds will be applied or returned to the Person entitled thereto in accordance with the terms of such Buydown Mortgage Loan. Upon receipt of such certification and request in form satisfactory to the Trustee, the Trustee shall promptly, but in any event within five Business Days, release the related Mortgage File to the Company; provided, that the Trustee shall not be responsible for any delay in the release of a Mortgage File resulting from acts beyond its control, including without limitation, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, governmental regulations imposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Upon any such payment in full, the Company is authorized to execute, pursuant to the authorization contained in Section 3.01, an instrument of satisfaction regarding such Mortgage, which instrument of satisfaction shall be recorded by the Company if required by applicable law and be delivered to the Person entitled thereto, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction shall be reimbursed from amounts at the time credited to the Mortgage Loan Payment Record. From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan (including, without limitation, collection under any Primary Insurance Policy), the Trustee shall, upon request of the Company and delivery to the Trustee of a receipt signed by a Servicing Officer, release the related Mortgage File to the Company and shall execute such documents as shall be necessary to the prosecution of any such proceedings. Such receipt shall obligate the Company to return the Mortgage File to the Trustee when the need therefor by the Company no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the receipt shall be released by the Trustee to the Company.

     Section 3.10. Servicing Compensation; Payment of Certain Expenses by the Company. (a) As compensation for its activities and obligations hereunder, the Company shall be entitled to withhold and pay to itself out of each payment received by it on account of interest on each Mortgage Loan (including the portion of any Buydown Funds applied to the related Buydown Mortgage Loan for the applicable period) an amount equal to the Servicing Fee. The aggregate of the Servicing Fees payable to the Company on any Distribution Date shall be reduced by the amount of any Compensating Interest Payment for such Distribution Date. Additional servicing compensation in the form of Prepayment Interest Excess, assumption fees, modification fees, late payment charges, interest income or gain with respect to amounts deposited in the Certificate Account and invested by the Company or otherwise shall be retained by the Company, subject to Section 3.10(b), if applicable. The Company shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of Trustee fees and all other fees and expenses not expressly stated hereunder to be for the account of the Certificateholders) and shall not be entitled to reimbursement therefor except as provided in Sections 3.01, 3.03,
3.04 and 3.08.

     (b) The Company may, as a condition to granting any request by a Mortgagor for any consent, modification, waiver or amendment or any other matter or thing, the granting of which is in the Company's discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by other sections of this Agreement, require (to the extent permitted by applicable law) that such Mortgagor pay to it a reasonable or customary fee in accordance with the schedule set forth as Exhibit H (which may be amended from time to time by provision of a revised schedule of such fees to the Trustee, whereupon such revised schedule shall be deemed to be Exhibit H hereunder) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it. Such fees shall be additional servicing compensation to the Company.

     Section 3.11. Reports to the Trustee; Certificate Account Statements. Not later than 15 days after each Distribution Date, the Company shall forward to the Trustee a statement, certified by a Servicing Officer, setting forth the status of the Mortgage Loan Payment Record as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate of credits to the Mortgage Loan Payment Record for each category of credit specified in Section 3.02 and each category of debit specified in Section 3.04.

     Section 3.12. Annual Statement as to Compliance. The Company will deliver to the Trustee, on or before March 31 of each year, beginning with March 31, 2000, an Officer's Certificate stating that (a) a review of the activities of the Company during the preceding calendar year and of its performance under this Agreement has been made under such Officer's supervision and (b) to the best of such Officer's knowledge, based on such review, the Company has fulfilled all its material obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such Officer and the nature and status thereof.

     Section 3.13. Annual Independent Public Accountants' Servicing Report. On or before March 31 of each year, beginning with March 31, 2000, the Company shall:

     (a) furnish to a firm of independent public accountants (which may also render other services to the Company) a statement substantially to the effect that the Company has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers (the "Minimum Servicing Standards") with respect to the mortgage loans in the Company's servicing portfolio (which may exclude home equity loans) or, if there has been material noncompliance with such servicing standards, containing a description of such noncompliance; and

     (b) at its expense cause such firm of independent public accountants to furnish a report to the Trustee stating its opinion as to the Company's assertion contained in the statement delivered pursuant to Section 3.13(a), which opinion shall be based on an examination conducted by such firm in accordance with the standards established by the American Institute of Certified Public Accountants, including examining, on a test basis, evidence about the Company's compliance with the Minimum Servicing Standards. Such opinion shall be to the effect that the Company has complied in all material respects with the Minimum Servicing Standards with respect to the mortgage loan portfolio described in the Company's statement delivered pursuant to Section 3.13(a) hereof or if there has been material noncompliance with the Minimum Servicing Standards, shall contain a description of such noncompliance in accordance with applicable accounting standards. In rendering such report, such firm may rely, as to matters relating to direct servicing of Mortgage Loans by any primary servicer, upon comparable reports of independent public accountants with respect to such primary servicer.

     Section 3.14. Access to Certain Documentation and Information Regarding the Mortgage Loans. To the extent permitted by applicable law, the Company shall provide to the Trustee, Certificateholders which are regulated insurance entities and the applicable insurance regulatory agencies thereof, Certificateholders which are federally insured savings and loan associations, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision or of such insurance regulatory agencies, as the case may be, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Company. Nothing in this Section 3.14 shall derogate from the obligation of the Company to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Company to provide access as provided in this Section 3.14 as a result of such obligation shall not constitute a breach of this Section 3.14.

     Section 3.15. Maintenance of Certain Servicing Policies. The Company shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of FNMA for persons performing servicing for mortgage loans purchased by such association.

     Section 3.16. Optional Purchase of Defaulted Mortgage Loans. The Company shall have the right, but not the obligation, to purchase any Defaulted Mortgage Loan for a price equal to the Purchase Price therefor. Any such purchase shall be accomplished as provided in Section 4.04(a) hereof.

     Section 3.17. Class A7 and Class A13 Interest Accounts. State Street Bank and Trust Company, not in its capacity as Trustee hereunder, is hereby appointed, and does hereby accept such appointment, to serve as custodian (the "Custodian") of the assets included in the Class A7 and Class A13 Interest Accounts created by this Section 3.17. On or prior to the Closing Date, the Custodian shall establish a segregated, non-interest bearing, corporate trust account in its corporate trust department, in respect of the Class A7 Certificates (such account, the "Class A7 Interest Account"), and in respect of the Class A13 Certificates (such account, the "Class A13 Interest Account"). Each of the Class A7 and Class A13 Interest Accounts shall have the characteristics set forth in this Section 3.17 and shall be held by the Custodian solely for the benefit of the Holders of the Class A7 and Class A13 Certificates, respectively, and the Holders of the Class R Certificates (to the extent of their rights therein). Amounts on deposit in the Class A7 and Class A13 Interest Accounts shall be applied by the Custodian solely as provided in Sections 4.01(g)(i) and (ii). The Class A7 and Class A13 Interest Accounts shall not be assets of the Trust Fund, but shall be assets in the REMIC. In acting as Custodian with respect to the Class A7 and Class A13 Interest Accounts, the Custodian shall have all rights and immunities of the Trustee under this Agreement and shall have only such express duties as set forth in this Section 3.17.

     On or prior to the Closing Date, the Company, acting as agent for the Class A7 Certificateholders, shall transfer (or cause to be transferred) the Class A7 Interest Account Deposit to the Custodian for deposit into the Class A7 Interest Account. On or prior to the Closing Date, the Company, acting as agent for the Class A13 Certificateholders, shall transfer (or cause to be transferred) the Class A13 Interest Account Deposit to the Custodian for deposit into the Class A13 Interest Account. The Custodian acknowledges receipt of the Class A7 Interest Account Deposit and the Class A13 Interest Account Deposit. The Custodian shall not invest amounts in the Class A7 and Class A13 Interest Accounts. Neither the Company, the Custodian, the Trustee nor any other party shall be under any obligation to make any further deposits into the Class A7 and Class A13 Interest Accounts.

     The transfer by (or on behalf of) the Company of the Class A7 Interest Account Deposit and the Class A13 Interest Account Deposit is an outright and unconditional assignment to the Custodian for the benefit of the Holders of the Class A7 and Class A13 Certificates, respectively, and is not in the nature of a pledge or similar arrangement. The Class A7 and Class A13 Interest Accounts shall not be assets of the Company and the Company shall have no legal or beneficial right thereto or interest therein, except any that may arise by virtue of the Company's becoming a Holder of a Class A7 or Class A13 Certificate, as applicable, or a Class R Certificate.

     The Class A7 Certificateholders, by their acceptance of a Class A7 Certificate, appoint the Company as their agent for the purpose of transferring (or causing the transfer of) the Class A7 Interest Account Deposit to the Trustee. The Class A13 Certificateholders, by their acceptance of a Class A13 Certificate, appoint the Company as their agent for the purpose of transferring (or causing the transfer of) the Class A13 Interest Account Deposit to the Trustee.

                                   ARTICLE IV

                             PAYMENTS AND STATEMENTS

     Section 4.01. Distributions. (a) On each Distribution Date, the Trustee shall withdraw the Available Funds from the Certificate Account and shall make distributions to Holders of the Certificates as of the preceding Record Date in the following order of priority, to the extent of the remaining Available Funds:

          (i) to each Class of Senior Certificates (other than any Class of Principal Only Certificates), the Accrued Certificate Interest thereon for such Distribution Date; provided, however, that it shall be assumed for purposes of distributions of Available Funds in respect of interest on the Class A7 and Class A13 Certificates that each such Class accrues interest at an annual rate of 6.50%; and provided, further, that any shortfall in available amounts shall be allocated among such Classes in proportion to the amount of Accrued Certificate Interest that would otherwise be distributable thereto;

          (ii) to each Class of Senior Certificates (other than any Class of Principal Only Certificates), any related Unpaid Class Interest Shortfall for such Distribution Date; provided, however, that any shortfall in available amounts shall be allocated among such Classes in proportion to the Unpaid Class Interest Shortfall for each such Class on such Distribution Date;

          (iii) to the Classes of Senior Certificates in reduction of the Class Certificate Principal Balances thereof, as set forth in Exhibit O hereto, without regard to the use of the word "approximately" therein; provided, however, that defined terms used in Exhibit O shall have the meanings assigned thereto in Article I hereof;

          (iv) to the Class PO Certificates, any Class PO Deferred Amount for such Distribution Date, up to an amount not to exceed the Junior Optimal Principal Amount for such Distribution Date, until the Class Certificate Principal Balance of such Class has been reduced to zero; provided, that any such amounts distributed to the Class PO Certificates pursuant to this clause (iv) shall not reduce the Class Certificate Principal Balance thereof;

          (v) to the Class M Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

          (vi) to the Class M Certificates, any Unpaid Class Interest Shortfall therefor on such Distribution Date;

          (vii) to the Class M Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

          (viii) to the Class B1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

          (ix) to the Class B1 Certificates, any Unpaid Class Interest Shortfall therefor on such Distribution Date;

          (x) to the Class B1 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

          (xi) to the Class B2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

          (xii) to the Class B2 Certificates, any Unpaid Class Interest Shortfall therefor on such Distribution Date;

          (xiii) to the Class B2 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

          (xiv) to the Class B3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

          (xv) to the Class B3 Certificates, any Unpaid Class Interest Shortfall therefor on such Distribution Date;

          (xvi) to the Class B3 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

          (xvii) to the Class B4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

          (xviii) to the Class B4 Certificates, any Unpaid Class Interest Shortfall therefor on such Distribution Date;

          (xix) to the Class B4 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's Allocable Share of the Junior Optimal Principal Amount on such Distribution Date;

          (xx) to the Class B5 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

          (xxi) to the Class B5 Certificates, any Unpaid Class Interest Shortfall therefor on such Distribution Date; and

          (xxii) to the Class B5 Certificates, in reduction of the Class Certificate Principal Balance thereof, such Class's Allocable Share of the Junior Optimal Principal Amount on such Distribution Date.

Notwithstanding the foregoing, amounts otherwise distributable pursuant to clauses (vii), (x), (xiii), (xvi), (xix) and (xxii) on any Distribution Date shall be reduced, in inverse order of priority, by any amount distributed pursuant to clause (iv) on such date, such that such amount distributed pursuant to clause (iv) on such date shall be applied first to reduce the amount distributable pursuant to clause (xxii), and then, to the extent of any excess, applied second, to reduce the amount distributable pursuant to clause (xix), third, to reduce the amount distributable pursuant to clause (xvi), fourth, to reduce the amount distributable pursuant to clause (xiii), fifth, to reduce the amount distributable pursuant to clause (x) and sixth, to reduce the amount distributable pursuant to clause (vii).

     (b) On each Distribution Date, the Trustee shall distribute to the holder of the Class R Certificate any remaining Available Funds for such Distribution Date after application of all amounts described in clause (a) of this Section 4.01, together with any Unanticipated Recoveries received by the Company in the calendar month preceding the month of such Distribution Date and not distributed on such Distribution Date to the holders of outstanding Certificates of any other Class pursuant to Section 4.01(f), plus any amounts distributable to the holder of the Class R Certificate pursuant to Section 4.01(g). Any distributions pursuant to this clause (b) shall not reduce the Class Certificate Principal Balance of the Class R Certificate.

     (c) If on any Distribution Date the Class Certificate Principal Balances of the Junior Certificates have each been reduced to zero, the amount distributable to the Senior Certificates other than the Class PO Certificates pursuant to
Section 4.01(a)(iii) for such Distribution Date and each succeeding Distribution Date shall be allocated among such Classes of Senior Certificates, pro rata, on the basis of their respective Class Certificate Principal Balances immediately prior to such Distribution Date, regardless of the priorities and amounts set forth in Section 4.01(a)(iii).

     (d) If on any Distribution Date (i) the Class Certificate Principal Balance of the Class M Certificates or any Class of Class B Certificates for which the related Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero and (ii) amounts distributable pursuant to clauses (ii), (iv) and (v) of the Junior Optimal Principal Amount remain undistributed on such Distribution Date after all amounts otherwise distributable on such date pursuant to clauses (iv) through (xxii) of Section 4.01(a) have been distributed, such amounts shall be distributed on such Distribution Date to the remaining Classes of Junior Certificates in order of priority, such that no such distribution shall be made to any Class of Junior Certificates while a prior such Class is outstanding.

     (e) (i) On each Distribution Date prior to the Cross-Over Date, distributions in reduction of the Class Certificate Principal Balances of the Class A6, Class A12, Class A14 and Class A15 Certificates will be made in accordance with the provisions of Section 4.10.

     Upon the earlier of the Cross-Over Date and the next Distribution Date after the Distribution Date on which the Class Certificate Principal Balance of the Class A6, Class A12, Class A14 or Class A15 Certificates, as the case may be, has been reduced to zero, (x) to the extent the balance of funds remaining in the related Rounding Account is less than $999.99, the balance in such Rounding Account shall be restored to $999.99 (or, if less, the sum of such remaining balance and the amount so distributable) from Available Funds otherwise available for distribution on all outstanding Classes of Certificates and (y) such Rounding Account shall be cleared and terminated, and the amounts therein shall be distributed to the Class R Certificates on such date (which distribution shall not reduce the Class Certificate Principal Balance thereof).

     (ii) As provided in Section 4.10(f), notwithstanding any provisions herein to the contrary, on the Cross-Over Date and on each subsequent Distribution Date, distributions in reduction of the Class Certificate Principal Balances of the Class A6, Class A12, Class A14 and Class A15 Certificates shall be made on a pro rata basis among the outstanding Certificates of the respective Class, based on the Percentage Interest in each such Class represented by each Certificate. The Trustee shall notify the Depository prior to the first Distribution Date on which distributions in respect of principal on the Class A6, Class A12, Class A14 or Class A15 Certificates are to be made on a pro rata basis in accordance with the preceding sentence. On the Cross-Over Date and on each subsequent Distribution Date, the Trustee shall not, and the Depository is not authorized to, make distributions or payments in respect of Class A6, Class A12, Class A14 or Class A15 Certificates in accordance with any Principal Distribution Request or by Random Lot

     (f) In the event that in any calendar month the Company recovers an amount (an "Unanticipated Recovery") in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Class of Certificates pursuant to Section 4.03, on the Distribution Date in the next succeeding calendar month the Trustee shall withdraw from the Certificate Account and distribute to the holders of each outstanding Class to which such Realized Loss had previously been allocated its share (determined as described in the succeeding paragraph) of such Unanticipated Recovery in an amount not to exceed the amount of such Realized Loss previously allocated to such Class. When the Class Certificate Principal Balance of a Class of Certificates has been reduced to zero, the holders of such Class shall not be entitled to any share of an Unanticipated Recovery, and such Unanticipated Recovery shall be allocated among all outstanding Classes of Certificates entitled thereto in accordance with the preceding sentence, subject to the remainder of this subsection (f). In the event that (i) any Unanticipated Recovery remains undistributed in accordance with the preceding sentence or (ii) the amount of an Unanticipated Recovery exceeds the amount of the Realized Loss previously allocated to any outstanding Classes with respect to the related Mortgage Loan, on the applicable Distribution Date the Trustee shall distribute to the holders of all outstanding Classes of the related Certificates to which Realized Losses had previously been allocated and not reimbursed their pro rata share (determined as described below) of such excess in an amount not to exceed the aggregate amount of any Realized Loss previously allocated to such Class with respect to any other Mortgage Loan that has not been recovered in accordance with Section 4.01(f). Any distributions made pursuant to this Section 4.01(f) shall not reduce the Class Certificate Principal Balance of the related Certificate.

     For purposes of the preceding paragraph, the share of an Unanticipated Recovery allocable to any Class of Certificates with respect to a Mortgage Loan shall be (i) with respect to the Class PO Certificates, based on the applicable PO Percentage of the principal portion of the Realized Loss previously allocated thereto with respect to such Mortgage Loan (or all Mortgage Loans for purposes of the next to last sentence of the preceding paragraph), and (ii) with respect to any other Class of Certificates, based on its pro rata share (in proportion to the Class Certificate Principal Balances thereof with respect to such Distribution Date) of the applicable Non-PO Percentage of the principal portion of any such Realized Loss previously allocated with respect to such Mortgage Loan (or Loans); provided, however, that (i) the share of an Unanticipated Recovery allocable to a Class PO Certificate with respect to any Mortgage Loan (or Loans) shall be reduced by the aggregate amount previously distributed to such Class on account of the applicable Class PO Deferred Amount in respect of such Mortgage Loan (or Loans) and (ii) the amount by which the distributions to the Class PO Certificates have been so reduced shall be distributed to the Classes of Certificates described in clause (ii) of the preceding paragraph in the same proportion as described in such clause (ii). For purposes of the preceding sentence, any Class PO Deferred Amount distributed to a Class PO Certificate on previous Distribution Dates shall be deemed to have been allocated in respect of the Mortgage Loans as to which the applicable PO Percentage of the principal portion of Realized Losses has previously been allocated to such Class on a pro rata basis (based on the amount of Realized Losses so allocated).

     (g) (i) On each Distribution Date through the earlier of (a) the Distribution Date in January 2001, or (b) the Distribution Date on which the Class Certificate Principal Balance of the Class A7 Certificates is reduced to zero (the "Class A7 Interest Account Termination Date"), the Custodian shall withdraw and transfer to the Trustee, from amounts on deposit in the Class A7 Interest Account, an amount equal to the excess of (i) the amount of interest accrued on the Class A7 Certificates during the related Interest Accrual Period at the then-applicable Certificate Interest Rate, over (ii) the amount of interest that would have accrued on the Class A7 Certificates during such Interest Accrual Period at a Certificate Interest Rate equal to 6.50% per annum, and the Trustee shall distribute such amounts to the Holders of the Class A7 Certificates, as part of the distribution of interest thereon pursuant to Sections 4.01(a)(i) and (ii) above. On the Class A7 Interest Account Termination Date, the Custodian shall withdraw any amounts remaining in the Class A7 Interest Account and transfer such amounts to the Trustee for distribution to the Holders of the Class R Certificates.

     (ii) On each Distribution Date through the earlier of (a) the Distribution Date in January 2000, or (b) the Distribution Date on which the Class Certificate Principal Balance of the Class A13 Certificates is reduced to zero (the "Class A13 Interest Account Termination Date"), the Custodian shall withdraw and transfer to the Trustee, from amounts on deposit in the Class A13 Interest Account, an amount equal to the excess of (i) the amount of interest accrued on the Class A13 Certificates during the related Interest Accrual Period at the then-applicable Certificate Interest Rate, over (ii) the amount of interest that would have accrued on the Class A13 Certificates during such Interest Accrual Period at a Certificate Interest Rate equal to 6.50% per annum, and the Trustee shall distribute such amounts to the Holders of the Class A13 Certificates, as part of the distribution of interest thereon pursuant to Sections 4.01(a)(i) and (ii) above. On the Class A13 Interest Account Termination Date, the Custodian shall withdraw any amounts remaining in the Class A13 Interest Account and transfer such amounts to the Trustee for distribution to the Holders of the Class R Certificates.

     Section 4.02. Method of Distribution. (a) Except as set forth in Section
4.10 in respect of the Class A6, Class A12, Class A14 and Class A15 Certificates, all distributions with respect to each Class of Certificates on each Distribution Date shall be made pro rata among the outstanding Certificates of such Class, based on the Percentage Interest in such Class represented by each Certificate. Payments to the Certificateholders on each Distribution Date will be made by the Trustee to the Certificateholders of record on the related Record Date (other than as provided in Section 9.01 respecting the final distribution) by check or money order mailed to a Certificateholder at the address appearing in the Certificate Register, or upon written request by such Certificateholder to the Trustee made not later than the applicable Record Date, by wire transfer to a U.S. depository institution acceptable to the Trustee, or by such other means of payment as such Certificateholder and the Trustee shall agree.

     (b) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary shall be responsible for disbursing funds to the Certificate Owners that it represents. Except as otherwise provided in Section 4.10(g), the Depository shall be responsible for the allocation of the aggregate amount of distributions in reduction of the Class Certificate Principal Balances of the Class A6, Class A12, Class A14 and Class A15 Certificates among the Depository Participants in accordance with Section 4.10, and each Depository Participant (and each respective Financial Intermediary for which such Depository Participant acts as agent) shall be responsible for the allocation of the amount allocated thereto among the related Certificate Owners. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the applicable Certificates. Neither the Trustee nor the Company shall have any responsibility therefor except as otherwise provided by applicable law.

     (c) The Trustee shall withhold or cause to be withheld such amounts as it reasonably determines are required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders or Certificate Owners and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders or Certificate Owners with respect thereto) from distributions to be made to Non-U.S. Persons. If the Trustee reasonably determines that a more accurate determination of the amount required to be withheld for a distribution can be made within a reasonable period after the scheduled date for such distribution, it may hold such distribution in trust for a holder of a Residual Certificate until such determination can be made. For the purposes of this paragraph, a "Non-U.S. Person" is (i) an individual other than a citizen or resident of the United States, (ii) a partnership, corporation or entity treated as a partnership or corporation for U.S. federal income tax purposes not formed under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) any estate, the income of which is not subject to U.S. federal income taxation, regardless of source, and (iv) any trust, other than a trust that a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

     Section 4.03. Allocation of Losses. (a) On or prior to each Determination Date, the Company shall determine the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month.

     (b) With respect to any Distribution Date, the principal portion of each Realized Loss (other than any Excess Loss) shall be allocated as follows:

          (i) the applicable PO Percentage of the principal portion of any such Realized Loss shall be allocated to the Class PO Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; and

          (ii) the applicable Non-PO Percentage of the principal portion of any such Realized Loss shall be allocated in the following order of priority:

               first, to the Class B5 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

               second, to the Class B4 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

               third, to the Class B3 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

               fourth, to the Class B2 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

               fifth, to the Class B1 Certificates until the Class Certificate Principal Balance thereof has been reduced to zero;

               sixth, to the Class M Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; and

               seventh, to the Classes of Senior Certificates other than the Class PO Certificates, pro rata, in accordance with their Class Certificate Principal Balances; provided, that any such loss allocated to any Class of Accrual Certificates (and any Accrual Component) shall be allocated (subject to Section 4.03(d)) on the basis of the lesser of (x) the Class Certificate Principal Balance (or Component Principal Balance) thereof immediately prior to the applicable Distribution Date and (y) the Class Certificate Principal Balance (or Component Principal Balance) thereof on the Closing Date (as reduced by any Realized Losses previously allocated thereto).

     (c) With respect to any Distribution Date, the principal portion of any Excess Loss (other than Excess Bankruptcy Losses attributable to Debt Service Reductions) shall be allocated as follows: (1) the PO Percentage of any such loss shall be allocated to the Class PO Certificates, and (2) the Non-PO Percentage of any such loss shall be allocated to each Class of Certificates other than the Class PO Certificates, pro rata, based on the respective Class Certificate Principal Balances thereof; provided, that any such loss allocated to any Class of Accrual Certificates (and any Accrual Component) shall be allocated (subject to Section 4.03(d)) on the basis of the lesser of (x) the Class Certificate Principal Balance (or Component Principal Balance) thereof immediately prior to the applicable Distribution Date and (y) the Class Certificate Principal Balance (or Component Principal Balance) thereof on the Closing Date (as reduced by any Realized Losses previously allocated thereto).

     (d) Any Realized Losses allocated to a Class of Certificates pursuant to
Section 4.03(b) or (c) shall be allocated among the Certificates of such Class in proportion to their respective Certificate Principal Balances. In addition, any Realized Losses allocated to any Class of Component Certificates on a Distribution Date shall be allocated in reduction of the Component Principal Balances of the related Components (other than any Notional Component) in proportion to their respective Component Principal Balances immediately prior to such Distribution Date. Any allocation of Realized Losses pursuant to this paragraph (d) shall be accomplished by reducing the Certificate Principal Balance (or, in the case of any Component, the Component Principal Balance) of the related Certificates (or Components) on the related Distribution Date in accordance with Section 4.03(e).

     (e) Realized Losses allocated in accordance with this Section 4.03 shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date, except that the aggregate amount of Realized Losses to be allocated to the Class PO Certificates on such Distribution Date will be taken into account in determining distributions in respect of any Class PO Deferred Amount for such date.

     (f) On each Distribution Date, the Company shall determine the Subordinate Certificate Writedown Amount, if any. Any such Subordinate Certificate Writedown Amount shall effect a corresponding reduction in the Certificate Principal Balance of the Subordinate Certificates, which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date.

     (g) Notwithstanding the foregoing, no such allocation of any Realized Loss shall be made on a Distribution Date to a Class of Certificates to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all the Certificates as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on such date, to an amount less than the aggregate Scheduled Principal Balance of the Mortgage Loans as of the first day of the month of such Distribution Date, less any Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date (such limitation, the "Loss Allocation Limitation").

     Section 4.04. Monthly Advances; Purchases of Defaulted Mortgage Loans. (a) The Company shall be required to make Monthly Advances in the manner and to the extent provided herein. Prior to the close of business on each Determination Date, the Company shall determine (i) the amount of the Monthly Advance which it is required to make on the related Distribution Date and (ii) whether it has elected to purchase any Defaulted Mortgage Loan or Loans on such Distribution Date. If the Company so elects to purchase any Defaulted Mortgage Loans (or is required to purchase any Mortgage Loan pursuant to Section 2.02 or 2.03(a)), no Monthly Advance shall be required with respect thereto for the month in which such purchase occurs. The Company shall include information as to each of such determinations in the Servicer's Certificate furnished by it to the Trustee in accordance with Section 4.06 and shall be obligated to transfer to the Certificate Account pursuant to Section 3.02(d) on or before 11:00 a.m. New York time on the Business Day next preceding the following Distribution Date in next-day funds the respective amounts applicable to such determinations appearing in such Servicer's Certificate. Upon receipt by the Trustee of written notification signed by a Servicing Officer of any such deposit relating to the purchase by the Company of such a Mortgage Loan, the Trustee shall release to the Company the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Company any Mortgage Loan released pursuant hereto.

     (b) In the event that the Company transfers or expects to transfer less than the Available Funds required to be deposited by it pursuant to Section 3.02(d), the Company shall so notify the Trustee no later than 9:00 a.m. on the Business Day preceding the related Distribution Date, and the amount so transferred, if any, shall be deemed to have been transferred first pursuant to clause (i) of the definition of Available Funds, second pursuant to clause (iii) of the definition of Available Funds, and third pursuant to clause (ii) of the definition of Available Funds. Such notice shall specify each Mortgage Loan delinquent as of the preceding Determination Date. In such event, the Trustee shall make any Monthly Advance required to be made hereunder, in the manner and to the extent required; provided, the Trustee shall not be so obligated if prohibited by applicable law.

     (c) In the event that the Company is succeeded hereunder as servicer, the obligation to make Monthly Advances in the manner and to the extent required by
Section 4.04(a) shall be assumed by the successor servicer (subject to Section 7.02).

     Section 4.05. Statements to Certificateholders. Each month, at least two Business Days prior to each Distribution Date, the Company shall deliver to the Trustee for mailing to each Certificateholder, and the Trustee shall mail to each Certificateholder on such Distribution Date, a statement (each, a "Distribution Date Statement") substantially in the form of Exhibit J hereto, setting forth:

          (i) The amount of such distribution to the Certificateholders of each Class (and in respect of any Component), other than any Notional Certificates (and any Notional Component), allocable to principal, separately identifying the aggregate amount of any Principal Prepayments included therein (including, for this purpose, the Scheduled Principal Balances of all Defaulted Mortgage Loans and Defective Mortgage Loans purchased pursuant to Section 2.02, 2.03(b) or 3.16, respectively, and any amounts deposited pursuant to Section 2.03(b) in connection with the substitution of any Mortgage Loans pursuant to Section 2.02 or 2.03(a), the proceeds of which purchases or substitutions are being distributed on such Distribution Date);

          (ii) The amount of such distribution to the Certificateholders of each Class (other than any Class of Principal Only Certificates) allocable to interest, including any Accrual Amount added to the Class Certificate Principal Balance or Component Principal Balance of any Class of Accrual Certificates or any Accrual Components;

          (iii) The amount of servicing compensation paid to the Company during the month preceding the month of distribution in respect of the Mortgage Loans and such other customary information as the Company deems necessary or desirable to enable Certificateholders to prepare their tax returns;

          (iv) The Pool Scheduled Principal Balance and the aggregate number of the Mortgage Loans on the preceding Due Date after giving effect to all distributions allocable to principal made on such Distribution Date;

          (v) The Class Certificate Principal Balance (or Notional Principal Balance) of each Class, the Component Principal Balance of each Component and the Certificate Principal Balance (or Notional Principal Balance) of a Single Certificate of each Class after giving effect to (i) all distributions allocable to principal (or reductions in the Notional Principal Balance, in the case of the Notional Certificates, or the addition of any Accrual Amount, in the case of any Class of Accrual Certificates) made on such Distribution Date and (ii) the allocation of any Realized Losses and any Subordinate Certificate Writedown Amount for such Distribution Date;

          (vi) The Pay-out Rate applicable to each Class of Certificates;

          (vii) The book value and unpaid principal balance of any real estate acquired on behalf of Certificateholders through foreclosure, or grant of a deed in lieu of foreclosure or otherwise, of any REO Mortgage Loan, and the number of the related Mortgage Loans;

          (viii) The aggregate Scheduled Principal Balances and number of Mortgage Loans which, as of the close of business on the last day of the month preceding the related Distribution Date, were (a) delinquent as to a total of (x) 30-59 days, (y) 60-89 days and (z) 90 days or more, and (b) in foreclosure;

          (ix) The Scheduled Principal Balance of any Mortgage Loan replaced pursuant to Section 2.03(b);

          (x) The Certificate Interest Rates of any LIBOR Certificates and any COFI Certificates applicable to the Interest Accrual Period relating to such Distribution Date and such Class;

          (xi) The Senior Percentage, the Group II Senior Percentage and the Junior Percentage for such Distribution Date;

          (xii) The Senior Prepayment Percentage, the Group II Senior Prepayment Distribution Percentage and the Junior Prepayment Percentage for such Distribution Date; and

          (xiii) The amount of such distribution to the Certificateholders of each Class allocable to Unanticipated Recoveries.

     In the case of information furnished pursuant to clauses (i) through (iii) above, the amounts shall be expressed as a dollar amount per Single Certificate.

     In connection with any proposed transfer of a Certificate that is purported to be made in reliance on Rule 144A under the Securities Act, the Company shall be responsible for furnishing such information as may be required thereunder to a proposed transferee. In furtherance of the Company's obligations hereunder, the Company hereby instructs the Trustee, at the Company's expense and on its behalf, and the Trustee agrees, to promptly make available to the proposed transferee, upon request of the holder, (i) all statements furnished to Certificateholders pursuant to this Section 4.05(a) on previous Distribution Dates, (ii) all certificates furnished to the Trustee pursuant to Section 4.06 in prior months, (iii) Officer's Certificates furnished to the Trustee pursuant to Section 3.12 for the two years preceding such request, (iv) reports of independent accountants furnished to the Trustee pursuant to Section 3.13 for the two years preceding such request, (v) a copy of the Private Placement Memorandum relating to such Certificate, together with any amendments or supplements thereto issued by the Company (which copy shall be furnished to the Trustee by the Company), and (vi) the Company's Current Report on Form 8-K, dated the Closing Date, relating to the Mortgage Loans; provided, however, that the Trustee shall in no event be required to make available such statements or certificates pursuant to clauses (i) and (ii) above relating to Distribution Dates occurring more than twenty-four months preceding the month in which such request was received; provided, further, however, that notwithstanding the Trustee's agreement as aforesaid to provide such materials to a proposed transferee, the Trustee does not assume, and shall not thereby be deemed to have assumed, any responsibility for compliance by the Company with Rule 144A (subject to the Trustee's agreement set forth in the second sentence of this paragraph) and shall be entitled to include a notice with such statements or certificates to the effect that such materials have not been prepared or assembled by the Trustee and that the Trustee assumes no responsibility for the adequacy, sufficiency or contents thereof. In connection with any such proposed transfer, the Company shall make available to the proposed holder, at the request of the related transferor, such additional information, if any, as may be required to be delivered pursuant to Rule 144A(d)(4).

     Section 4.06. Servicer's Certificate. Each month, not later than the second Business Day next preceding each Distribution Date, the Company shall deliver to the Trustee a completed Servicer's Certificate.

     Section 4.07. Reports of Foreclosures and Abandonments of Mortgaged Property. The Trustee (or the Company on behalf of the Trustee) shall, in each year beginning after 1999, make the reports of foreclosures and abandonments of any Mortgaged Property as required by section 6050J of the Code. In order to facilitate this reporting process, the Company, on or before January 15th of each year, shall provide to the Trustee reports relating to each instance occurring during the previous calendar year in which the Company (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Company shall be in form and substance sufficient to meet the reporting requirements imposed by section 6050J of the Code.

     Section 4.08. Reduction of Base Servicing Fees by Compensating Interest Payments. The aggregate amount of the Base Servicing Fees subject to retention by the Company as servicer in respect of any Distribution Date shall be reduced by the amount of any Compensating Interest Payment for such Distribution Date.

     Section 4.09. Surety Bond. (a) If a Required Surety Payment is payable pursuant to the Surety Bond with respect to any Pledged Asset Mortgage Loan, the Company shall so notify the Trustee as soon as reasonably practicable and shall, on behalf of the Trustee for the benefit of the Certificateholders, promptly complete the notice in the form of Attachment 1 to the Surety Bond and shall promptly submit such notice to the Surety as a claim for a Required Surety Payment.

     (b) Upon receipt of a Required Surety Payment from the Surety on behalf of the Certificateholders, the Company shall promptly credit such amount to the Mortgage Loan Payment Record.

     Section 4.10. Distributions to Holders of Class A6, Class A12, Class A14 and Class A15 Certificates. (a) Except as provided in subsections (d) and (f) below, on each Distribution Date on which distributions in reduction of the Class Certificate Principal Balance of the Class A6, Class A12, Class A14 or Class A15 Certificates are made, such distributions will be made in the following order of priority:

          (i) first, in respect of any Principal Distribution Request by the personal representative of a Deceased Holder of the relevant Class of Certificates, a surviving tenant by the entirety, a surviving joint tenant, a surviving tenant in common or such other Person empowered to act on behalf of such Deceased Holder upon his or her death, in an amount up to but not exceeding $100,000 per request; and

          (ii) second, in respect of any Principal Distribution Request by a Living Holder of the relevant Class of Certificates, in an amount up to but not exceeding $10,000 per request.

     Thereafter, distributions in respect of the relevant Class will be made as provided in clauses (i) and (ii) above up to a second $100,000 and $10,000 per request, respectively. This sequence of priorities will be repeated until all such requests have been honored to the extent of amounts available for distribution in reduction of the Class Certificate Principal Balance of the Class A6, Class A12, Class A14 or Class A15 Certificates, as the case may be.

     Principal Distribution Requests presented on behalf of Deceased Holders in accordance with the provisions of clause (i) above will be accepted in the order of their receipt by the Depository. Principal Distribution Requests presented in accordance with the provisions of clause (ii) above will be accepted in the order of their receipt by the Depository after all requests presented in accordance with clause (i) have been honored. All Principal Distribution Requests with respect to any Distribution Date shall be made in accordance with
Section 4.10(c) below and must be received by the Depository no later than the close of business on the related Record Date. Principal Distribution Requests that are received by the Depository after the related Record Date and requests, in either case, for distributions timely received but not accepted with respect to any Distribution Date, will be treated as Principal Distribution Requests on the next succeeding Distribution Date, and each succeeding Distribution Date thereafter, until each such request is accepted or is withdrawn as provided in
Section 4.10(c). Requests on behalf of Deceased Holders that are not so withdrawn shall retain their order of priority, all in accordance with the procedures of the Depository and the Trustee. Upon the transfer of beneficial ownership of any Class A6, Class A12, Class A14 or Class A15 Certificate, any Principal Distribution Request previously submitted with respect to such Certificate will be deemed to have been withdrawn only upon the receipt by the Trustee of notification of such withdrawal using a form required by the Depository.

     Principal Distribution Requests will be applied, in the aggregate, to the Class A6, Class A12, Class A14 or Class A15 Certificates, as the case may be, in an amount equal to the portion of the Available Funds distributable to such Class of Certificates pursuant to Section 4.01(a)(iii), plus any amounts available for distribution from the related Rounding Account pursuant to Section 4.10(e), provided that the aggregate distribution in reduction of the Class Certificate Principal Balance of the Class A6, Class A12, Class A14 or Class A15 Certificates on any Distribution Date shall be made in an integral multiple of $1,000, subject to Section 4.10(f).

     (b) A "Deceased Holder" is a beneficial owner of a Class A6, Class A12, Class A14 or Class A15 Certificate who was living at the time such interest was acquired and whose authorized personal representative, surviving tenant by the entirety, surviving joint tenant or surviving tenant in common or other Person empowered to act on behalf of such beneficial owner upon his or her death, causes to be furnished to the Trustee a certified copy of the death certificate of such Deceased Holder, evidence of such person's status as an authorized representative of the Deceased Holder, such as surviving tenant (whether by the entirety, joint tenancy or tenancy in common), which evidence shall be satisfactory to the Trustee, and any additional evidence of death required by and satisfactory to the Trustee and any tax waivers requested by the Trustee. Class A6, Class A12, Class A14 or Class A15 Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the beneficial owner, and any Class A6, Class A12, Class A14 or Class A15 Certificates so beneficially owned will be eligible for priority with respect to distributions in reduction of the Class Certificate Principal Balance of such Class of Certificates, subject to the limitations contained in this Section
4.10. Class A6, Class A12, Class A14 or Class A15 Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be beneficial owners of a number of individual Class A6, Class A12, Class A14 or Class A15 Certificates, as the case may be, greater than the number of individual Class A6, Class A12, Class A14 or Class A15 Certificates of which such trust is the beneficial owner. The death of a beneficiary of a trust will be deemed to be the death of a beneficial owner of the Class A6, Class A12, Class A14 or Class A15 Certificates beneficially owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy that is the beneficiary of a trust will be deemed to be the death of the beneficiary of the trust. The death of a person who, immediately prior to his or her death, was entitled to substantially all of the beneficial ownership interest in a Class A6, Class A12, Class A14 or Class A15 Certificate will be deemed to be the death of the beneficial owner of such Certificate regardless of the registration of ownership of such Certificate, if such beneficial ownership interest can be established to the satisfaction of the Trustee. The Trustee's decision regarding whether a Deceased Holder's beneficial interest is substantial for purposes of the preceding sentence shall be conclusive and binding. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interests shall include the power to sell, transfer or otherwise dispose of a Class A6, Class A12, Class A14 or Class A15 Certificate, as the case may be, and the right to receive the proceeds therefrom, as well as interest and distributions in reduction of the Certificate Principal Balance of such Certificates payable with respect thereto. The Trustee shall not be under any duty to determine independently the occurrence of the death of any beneficial owner. The Trustee may rely entirely upon documentation delivered to it in establishing the eligibility of any beneficial owner to receive the priority accorded Deceased Holders in Section 4.10(a). Expenses incurred by the Trustee in an effort to determine the beneficial ownership interest with respect to any Principal Distribution Request presented on behalf of a Deceased Holder, including, without limitation, attorneys fees, shall be paid by the Person presenting such Principal Distribution Request.

     (c) Requests for distributions in reduction of the Certificate Principal Balance of a Class A6, Class A12, Class A14 or Class A15 Certificate must be made by delivering a Principal Distribution Request therefor to the Depository Participant or Financial Intermediary that maintains the account evidencing the beneficial owner's interest in such Certificate. Such Depository Participant or Financial Intermediary should in turn make the request of the Depository (or, in the case of an Financial Intermediary, such Financial Intermediary should notify the related Depository Participant of such request, which Depository Participant should make the request of the Depository) on a form required by the Depository and provided to the Depository Participant. In the case of a request on behalf of a Deceased Holder, a certified copy of the death certificate and any additional appropriate evidence of death and any tax waivers must be forwarded to the Trustee under separate cover. Furthermore, such requests of Deceased Holders that are incomplete may not be honored by the Trustee and, if not honored, will lose their priority and must be resubmitted in proper form. Upon receipt of such Principal Distribution Request, the Depository will date and time stamp such request and forward such request to the Trustee. Such requests will be honored on any Distribution Date only to the extent that they are received by the Depository on or before the Record Date for such Distribution Date. The Depository may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. Principal Distribution Requests delivered to the Depository after the Record Date for a particular Distribution Date and requests received in a timely manner but not accepted with respect to a particular Distribution Date will be treated as Principal Distribution Requests for the next succeeding Distribution Date and each succeeding Distribution Date thereafter until each request is accepted or is withdrawn as provided below. In the case of Principal Distribution Requests on behalf of Living Holders, the Depository will establish a new order of priority for each Distribution Date. This order will apply both to previously unsatisfied Principal Distribution Requests and to newly submitted requests. A Principal Distribution Request submitted on behalf of a Living Holder who later dies will become entitled to the priority of a newly submitted request on behalf of a Deceased Holder upon satisfaction of the requirements set forth above for requests of a Deceased Holder. Such priority will be effective for each subsequent Distribution Date if the Trustee has received a certified copy of the death certificate for such Deceased Holder and any additional appropriate evidence of death and any requested tax waivers by the last business day of the preceding calendar month. Each Principal Distribution Request submitted by a beneficial owner of a Class A6, Class A12, Class A14 or Class A15 Certificate will be held by the Depository until such request has been accepted or has been withdrawn in writing as described herein. Neither the Trustee nor the Company shall be liable for any delay in delivery of Principal Distribution Requests or Withdrawals (as defined below) of such requests by the Depository, a Depository Participant or any Financial Intermediary.

     In the event that any Principal Distribution Requests are rejected by the Trustee for failure to comply with the requirements of this Section 4.10, the Trustee shall return such requests to the appropriate Depository Participant with a copy to the Depository with an explanation as to the reason for such rejection.

     The Trustee shall maintain a list of those Depository Participants representing the Certificate Owners of Class A6, Class A12, Class A14 or Class A15 Certificates that have submitted Principal Distribution Requests, together with the order of receipt and the amounts of such requests. The Trustee shall notify the Depository and the appropriate Depository Participants as to which requests should be honored on each Distribution Date. Requests shall be honored by the Depository in accordance with the procedures, and subject to the priorities and limitations, described in this Section 4.10. The exact procedures to be followed by the Trustee and the Depository for purposes of determining such priorities and limitations shall be those established from time to time by the Trustee or the Depository, as the case may be. The decisions of the Trustee and the Depository concerning such matters shall be final and binding on all affected Persons.

     Any beneficial owner of a Class A6, Class A12, Class A14 or Class A15 Certificate that has made a Principal Distribution Request may withdraw its request by so notifying in writing the Depository Participant or Financial Intermediary that maintains such beneficial owner's account (each such withdrawal, a "Withdrawal"). The Depository Participant should forward the Withdrawal to the Depository on a form required by the Depository. In the event that such account is maintained by a Financial Intermediary, such Financial Intermediary should notify the related Depository Participant which in turn should forward the Withdrawal of such request, on a form required by the Depository, to the Depository. If such Withdrawal has not been received by the Depository and forwarded to the Trustee on or before the Record Date for the next Distribution Date, the previously made Principal Distribution Request will be irrevocable with respect to the making of distributions in reduction of the Certificate Principal Balance of such Class A6, Class A12, Class A14 or Class A15 Certificate on such Distribution Date.

     (d) To the extent, if any, that amounts available for distribution in reduction of the Class Certificate Principal Balance of the Class A6, Class A12, Class A14 or Class A15 Certificates on a Distribution Date exceed the dollar amount of Principal Distribution Requests that have been received in respect of such Class by the related Record Date, as provided in Section 4.10(c) above, distributions in reduction of the Class Certificate Principal Balance of such Class of Certificates will be made by mandatory distributions on a Random Lot basis, in integral multiples equal to $1,000, in reduction thereof without regard to whether such Certificate Owners have submitted Principal Distribution Requests. The Trustee shall notify the Depository of the aggregate amount of the mandatory distribution in reduction of the Class Certificate Principal Balance of the Class A6, Class A12, Class A14 or Class A15 Certificates to be made on the next Distribution Date. The Depository shall then allocate such aggregate amount among its Depository Participants on a Random Lot basis. Each Depository Participant and, in turn, each Financial Intermediary, will then select, in accordance with its own procedures, Class A6, Class A12, Class A14 or Class A15 Certificates, as the case may be, from among those held in its accounts to receive mandatory distributions in reduction of the Class Certificate Principal Balance of such Certificates, such that the total amount so selected is equal to the aggregate amount of such mandatory distributions allocated to such Depository Participant by the Depository and to such Financial Intermediary by its related Depository Participant, as the case may be. Depository Participants and Financial Intermediaries that hold Class A6, Class A12, Class A14 or Class A15 Certificates selected for mandatory distributions in reduction of the Class Certificate Principal Balance thereof should provide notice of such mandatory distributions to the affected Certificate Owners.

     (e) On the Closing Date, four Rounding Accounts shall be established with the Trustee for the Class A6, Class A12, Class A14 and Class A15 Certificates, respectively, and Merrill Lynch, Pierce, Fenner & Smith Incorporated shall cause to be initially deposited the sum of $999.99 in each such Rounding Account. On each Distribution Date on which a distribution is to be made in reduction of the Class Certificate Principal Balance of the Class A6, Class A12, Class A14 or Class A15 Certificates pursuant to Section 4.01(a), funds on deposit in the related Rounding Account shall be, to the extent needed, withdrawn by the Trustee and applied to round upward to an integral multiple of $1,000 the aggregate distribution in reduction of the Class Certificate Principal Balance to be made on such Class of Certificates. Rounding of such distribution on the Class A6, Class A12, Class A14 or Class A15 Certificates shall be accomplished, on the first such Distribution Date, by withdrawing from the related Rounding Account the amount of funds, if any, needed to round the amount otherwise available for such distribution in reduction of the Class Certificate Principal Balance of the related Class of Certificates upward to the next integral multiple of $1,000. On each succeeding Distribution Date on which distributions in reduction of the Class Certificate Principal Balance of the Class A6, Class A12, Class A14 or Class A15 Certificates are to be made pursuant to Section 4.01(a), the aggregate amount of such distributions allocable to such Certificates shall be applied first to repay any funds withdrawn from the related Rounding Account and not previously repaid, and then the remainder of such allocable amount, if any, shall be similarly rounded upward to the next integral multiple of $1,000 and applied as distributions in reduction of the Class Certificate Principal Balance of the related Class of Certificates; this process shall continue on succeeding principal Distribution Dates for the Class A6, Class A12, Class A14 or Class A15 Certificates prior to the Cross-Over Date until the Class Certificate Principal Balance of the related Class of Certificates has been reduced to zero. Each Rounding Account shall be maintained as a non-interest bearing account; the Rounding Accounts shall not be assets of the Trust Fund, but shall be an asset in the REMIC.

     (f) Notwithstanding any provisions herein to the contrary, on each Distribution Date coinciding with or after the Cross-Over Date, all distributions in reduction of the Class Certificate Principal Balance of any Class A6, Class A12, Class A14 or Class A15 Certificates will be made among the Holders and Certificate Owners of such Class of Certificates, pro rata, based on their Certificate Principal Balances, and will not be made in integral multiples of $1,000 or pursuant to requested distributions or mandatory distributions by Random Lot.

     (g) In the event that Definitive Certificates representing the Class A6, Class A12, Class A14 or Class A15 Certificates are issued pursuant to Section 5.02(f), all requests for distributions or withdrawals of such requests relating to such Class must be submitted to the Trustee, and the Trustee shall perform the functions described in Section 4.10(a) through (d) using its own procedures, which procedures shall, to the extent practicable, be consistent with the procedures described in Section 4.10(a) through (d).

                                    ARTICLE V

                                THE CERTIFICATES

     Section 5.01. The Certificates. (a) The Certificates shall be substantially in the forms set forth in Exhibit A hereto, as applicable, and shall, on original issue, be executed by the Trustee, not in its individual capacity but solely as Trustee, and countersigned and delivered by the Trustee to or upon the order of the Company as provided in Article II.

     (b) The Certificates shall be issued in an aggregate Initial Certificate Principal Balance of $704,839,385.99. Such aggregate original principal balance shall be divided among the Classes having the designations, Class Certificate Principal Balances, Certificate Interest Rates and minimum denominations as follows:



                      Initial Class
                       Certificate          Certificate
                        Principal             Interest            Minimum
Designation              Balance                Rate           Denominations
-----------              -------                ----           -------------

Class A1             $  67,565,789.00          6.50%             $  25,000
Class A2               571,282,002.00          6.50                 25,000
Class A3                 1,400,000.00          6.50                  1,000
Class A4                 8,341,146.00          6.50                  1,000
Class A5                 7,568,854.00          6.50                  1,000
Class A6                 3,500,000.00          6.50                  1,000
Class A7                 2,100,000.00           (1)                  1,000
Class A8                 1,400,000.00          6.50                  1,000
Class A9                 1,400,000.00          6.50                  1,000
Class A10                1,400,000.00          6.50                  1,000
Class A11                1,400,000.00          6.50                  1,000
Class A12                3,000,000.00          6.50                  1,000
Class A13                3,300,000.00           (2)                  1,000
Class A14                1,000,000.00          6.50                  1,000
Class A15                1,000,000.00          6.50                  1,000
Class PO                   987,918.87          0.00                    (3)
Class M                 13,039,528.00          6.50                100,000
Class B1                 5,638,715.00          6.50                100,000
Class B2                 3,171,777.00          6.50                100,000
Class B3                 3,171,777.00          6.50                250,000
Class B4                 1,409,678.00          6.50                250,000
Class B5                 1,762,101.12          6.50                250,000
Class R                        100.00          6.50                    100
-------------------

(1) The Certificate Interest Rate for the Class A7 Certificates will be 8.00% per annum on all Distribution Dates to and including the Distribution Date in January 2000, 7.00% per annum on any Distribution Date from and including February 2000 to and including the Distribution Date in January 2001, and 6.50% per annum on any Distribution Date on or after February 2001.

(2) The Certificate Interest Rate for the Class A13 Certificates will be 8.00% per annum on all Distribution Dates to and including the Distribution Date in January 2000, and 6.50% per annum on any Distribution Date on or after February 2000.

(3) The Class PO Certificates will be issued as a single Certificate evidencing the entire Class Certificate Principal Balance of such Class.

     (c) The Certificates shall be issuable in registered form only. The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the minimum dollar denominations in Certificate Principal Balance or Notional Principal Balance, as applicable, specified in Section 5.01(b), and integral multiples of $1,000 in excess thereof. The Non-Book-Entry Certificates other than the Residual Certificate shall each be issued in the minimum dollar denominations in Certificate Principal Balance or Notional Principal Balance, as applicable, specified in
Section 5.01(b), and integral multiples of $1,000 in excess thereof (and, if necessary, in the amount of the remaining Class Certificate Principal Balance or Notional Principal Balance, as applicable, of each Class, in the case of one Certificate of such Class). The Residual Certificate shall be issued as a single certificate evidencing the entire Class Certificate Principal Balance of such Class and having a Percentage Interest of 100%. If necessary, one Certificate of each Class of Book-Entry Certificates may evidence an additional amount equal to the remainder of the Class Certificate Principal Balance (or Notional Principal Balance) of such Class.

     (d) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer under its seal, which may be in facsimile form and be imprinted or otherwise reproduced thereon. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually countersigned by the Trustee substantially in the forms set forth in Exhibit A hereto, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date; all Certificates issued thereafter shall be dated the date of their countersignature.

     (e) [Reserved]

     Section 5.02. Registration of Transfer and Exchange of Certificates. (a) The Trustee shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, New York a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

     Subject to Sections 5.02(b) and 5.02(c), upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class in authorized denominations of a like Percentage Interest.

     At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute, countersign and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Trustee and a certificate of destruction shall be delivered by the Trustee to the Company.

     (b) No legal or beneficial interest in all or any portion of the Residual Certificates may be transferred directly or indirectly to (i) Disqualified Organization or an agent of a Disqualified Organization (including a broker, nominee, or middleman), (ii) an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (a "Book-Entry Nominee"), or (iii) an individual, corporation, partnership or other person unless such transferee (A) is not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (C) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of a Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clause (A), (B) or (C) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate and deliver, a Residual Certificate in connection with any transfer thereof unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit F hereto, signed by the transferee, to the effect that the transferee is not such a Disqualified Organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, a Book-Entry Nominee or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Residual Certificates to Disqualified Organizations, Book-Entry Nominees or Non-permitted Foreign Holders, and an agreement by the Transferee that it will not transfer a Residual Certificate without providing to the Trustee an affidavit substantially in the form attached as Exhibit F hereto and a letter substantially in the form attached as Exhibit G hereto. Such affidavit shall also contain the statement of the transferee that
(i) it does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to the Residual Certificates and (ii) it understands that it may incur tax liabilities in excess of cash flows generated by a Residual Certificate and that it intends to pay taxes associated with holding a Residual Certificate as they become due.

     The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Residual Certificates, shall be accompanied by a written statement in the form attached as Exhibit G hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has (i) no actual knowledge that the transferee is a Disqualified Organization, Book-Entry Nominee or Non-permitted Foreign Holder, (ii) no reason to believe that the transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate, and (iii) conducted a reasonable investigation and found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they become due. The Residual Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

     Upon notice to the Company that any legal or beneficial interest in any portion of the Residual Certificates has been transferred, directly or indirectly, to a Disqualified Organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Residual Certificate in constructive trust for the last transferor who was not a Disqualified Organization or agent thereof, and such transferor shall be restored as the owner of such Residual Certificate as completely as if such transfer had never occurred, provided that the Company may, but is not required to, recover any distributions made to such transferee with respect to the Residual Certificate and return such recovery to the transferor, and (ii) the Company agrees to furnish to the Internal Revenue Service and to any transferor of the Residual Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of section 860E(e) of the Code as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Residual Certificate (or portion thereof) for periods after such transfer. At the election of the Company, the cost to the Company of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Company shall in no event be excused from furnishing such information.

     The restrictions on transfers of the Residual Certificates set forth in the preceding three paragraphs shall cease to apply to transfers (and the applicable portions of the legend to the Residual Certificates may be deleted) after delivery to the Trustee of an Opinion of Counsel to the effect that the elimination of such restrictions will not cause the REMIC established hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding.

     No transfer of a Restricted Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws, in each case as evidenced by an Officer's Certificate, or is exempt from the registration requirements of the Act and any applicable state securities laws. In the event of such registration, any restrictive legends set forth in the form of the relevant Restricted Certificate in Exhibit A hereto with respect to the Act and state securities law restrictions shall be removed by the Trustee upon request of the Holder thereof and automatically upon exchange or registration of transfer thereof. As a condition to any transfer that is to be made in reliance upon an exemption from the Act and such laws of a (i) Class PO Certificate or
(ii) Restricted Junior Certificate to any person other than a QIB (as certified by the proposed transferee in the form of assignment attached to the related Certificate), either (x) the Trustee shall require the transferee to execute an investment letter in the form substantially as set forth in Exhibit I hereto or in such other form as may be acceptable to the Trustee, certifying as to the facts surrounding such transfer, or (y) in lieu of such investment letter, the Trustee may accept a written Opinion of Counsel (in form and substance acceptable to the Trustee) that such proposed transfer may be made pursuant to an exemption from the Act. As an additional condition to any transfer of a Restricted Certificate, either (i) the transferor and the transferee shall complete the form of assignment attached to the Certificate proposed to be transferred, or (ii) the Trustee shall have received the above-referenced Opinion of Counsel. The holder of any Restricted Certificate desiring to effect the transfer thereof to a person other than a QIB shall, and hereby agrees to, comply with any applicable conditions set forth in the preceding two sentences and indemnify the Trustee and the Company against any liability that may result if the transfer thereof is not so exempt or is not made in accordance with such federal and state laws. Such agreement to so indemnify the Trustee and the Company shall survive the termination of this Agreement. Notwithstanding the foregoing, no Opinion of Counsel or investment letter shall be required upon the original issuance of (i) the Restricted Junior Certificates to the Initial Purchaser (as defined in the Private Placement Memorandum) or its nominee and
(ii) the Class PO Certificates to the Company or upon any subsequent transfer of any Class PO Certificate by the Company, provided that if any Restricted Junior Certificates are, at the request of the Initial Purchaser, registered in the name of its nominee, the Initial Purchaser shall be deemed to acknowledge and agree with the Company and the Trustee that no transfer of a beneficial interest in such Certificates will be made without registering such Certificates in the name of the transferee, which shall be a Person other than such nominee. Any opinion or letter required pursuant to this paragraph shall not be at the expense of the Trust Fund or the Trustee.

     (c) (i) No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (A) a certificate (substantially in the form of Exhibit E or such other form as is acceptable to the Company and the Trustee) from such transferee to the effect that such transferee (i) is not a Plan or a Person that is using the assets of a Plan to acquire such ERISA-Restricted Certificate or (ii) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemptions") apply to the transferee's acquisition and holding of any ERISA-Restricted Certificate or
(B) an opinion of counsel satisfactory to the Trustee and the Company to the effect that the purchase and holding of such a Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" subject to the prohibited transactions provisions of ERISA or Section 4975 of the Code and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of an ERISA-Restricted Certificate by a Plan or a Person that is purchasing or holding such a Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code. The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Trust Fund, the Trustee or the Company. Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates.

          (ii) No transfer of a Residual Certificate shall be made to any Person unless the Trustee has received a certification (substantially in the form of paragraph 4 of Exhibit F) from such transferee to the effect that, among other things, such transferee is not a Plan or a Person that is using the assets of a Plan to acquire any such Certificate. The preparation and delivery of such certificate shall not be an expense of the Trust Fund, the Trustee or the Company.

     (d) Subject to Section 8.01(i) hereof, the Trustee may conclusively rely upon any certificate, affidavit or opinion delivered pursuant to Section 5.02(b) or (c). Any certificate or affidavit required to be delivered by a transferee under this Section 5.02 may be executed and delivered in the name of such transferee by its attorney-in-fact duly authorized in writing in form and substance satisfactory to the Trustee.

     (e) Except as to any additional Certificate of any Class of Book-Entry Certificates held in physical certificated form pursuant to Section 5.02(g) or any Restricted Junior Certificate of any Class of Book-Entry Certificates that is transferred to an entity other than a QIB, the Book-Entry Certificates shall, subject to Section 5.02(f), at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration thereof may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of the Certificates issued in book-entry form on the books of the Depository shall be governed by applicable rules established by the Depository and the rights of Certificate Owners with respect to Book-Entry Certificates shall be governed by applicable law and agreements between such Certificate Owners and the Depository, Depository Participants, and indirect participating firms; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as authorized representatives of the Certificate Owners of the Certificates issued in book-entry form for all purposes including the making of payments due on the Book-Entry Certificates and exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; (vii) Certificate Owners shall not be entitled to certificates for the Book-Entry Certificates and (viii) the Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and give notice to the Depository of such record date.

     All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Except as provided herein, the Trustee shall have no duty to monitor or restrict the transfer of Certificates or interests therein, and shall have no liability for any transfer, including any transfer made through the book-entry facilities of the Depository or between or among Depository Participants or Certificate Owners, made in violation of applicable restrictions set forth herein, except in the event of the failure of the Trustee to perform its duties and fulfill its obligations under this Agreement.

     (f) If (x)(i) the Company or the Depository advises the Trustee in writing that the Depository is no longer willing, qualified or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Company is unable to locate a qualified successor, (y) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, Certificate Owners representing not less than 51% of the aggregate Voting Rights allocated to the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Company nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     (g) On or prior to the Closing Date, there shall be delivered to the Depository (or to State Street Bank and Trust Company acting as custodian for the Depository pursuant to the Depository's procedures) one certificate for each Class of Book-Entry Certificates registered in the name of the Depository's nominee, Cede & Co. The face amount of each such Certificate shall represent 100% of the initial Class Certificate Principal Balance thereof, except for such amount that does not constitute an acceptable denomination to the Depository. An additional Certificate of each Class of Book-Entry Certificates may be issued evidencing such remainder and, if so issued, will be held in physical certificated form by the Holders thereof. Each Certificate issued in book-entry form shall bear the following legend:

     "Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

     Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Company, the Certificate Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Certificate Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest. In connection with the issuance of any new Certificate under this
Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 5.04. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Company, the Trustee, the Certificate Registrar and any agent of the Company, the Trustee or the Certificate Registrar may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and neither the Company, the Trustee, the Certificate Registrar nor any agent of the Company, the Trustee or the Certificate Registrar shall be affected by any notice to the contrary.

     Section 5.05. Access to List of Certificateholders' Names and Addresses. The Certificate Registrar will furnish or cause to be furnished to the Company, within 15 days after receipt by the Certificate Registrar of request therefor from the Company in writing, a list, in such form as the Company may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders. If three or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt. Every Certificateholder, by receiving and holding a Certificate, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

     Section 5.06. Representation of Certain Certificateholders. The fiduciary of any Plan which becomes a Holder of a Certificate, by virtue of its acceptance of such Certificate, will be deemed to have represented and warranted to the Trustee and the Company that such Plan is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

     Section 5.07. Determination of COFI. (a) If the outstanding Certificates include any COFI Certificates, then on each COFI Determination Date the Trustee shall determine the value of COFI on the basis of the most recently available Information Bulletin referred to in the definition of "COFI". The establishment of COFI by the Trustee and the Trustee's subsequent calculation of the rates of interest applicable to the COFI Certificates for each Interest Accrual Period shall (in the absence of manifest error) be final and binding. During each Interest Accrual Period, the Certificate Interest Rate for the COFI Certificates for the current and immediately preceding Interest Accrual Period shall be made available by the Trustee to Certificate Owners and Certificateholders at the following telephone number: (617) 664-5500.

     (b) The failure by the Federal Home Loan Bank of San Francisco to publish COFI for a period of 65 calendar days will constitute an "Alternative Rate Event" for purposes hereof. Upon the occurrence of an Alternative Rate Event, the Company will calculate the Certificate Interest Rates for the COFI Certificates for the subsequent Interest Accrual Periods by using, in place of COFI, (i) the replacement index, if any, published or designated by the Federal Home Loan Bank of San Francisco or (ii) if no replacement index is so published or designated, an alternative index to be selected by the Company that has performed, or that the Company expects to perform, in a manner substantially similar to COFI. At the time an alternative index is first selected by the Company, the Company shall determine the average number of basis points, if any, by which the alternative index differed from COFI for such period as the Company, in its sole discretion, reasonably determines to reflect fairly the long-term difference between COFI and the alternative index, and shall adjust the alternative index by such average. The Company shall select a particular index as an alternative only if it receives an Opinion of Counsel to the effect that the selection of such index will not cause any REMIC established hereunder to fail to qualify as a REMIC for federal income tax purposes. In the absence of manifest error, the selection of any alternative index as provided by this
Section 5.07(b) shall be final and binding for each subsequent Interest Accrual Period. Upon the occurrence of an Alternative Rate Event, the Trustee shall have no responsibility for the determination of any alternative index or the calculation of the Certificate Interest Rates for the COFI Certificates.

     (c) If at any time after the occurrence of an Alternative Rate Event the Federal Home Loan Bank of San Francisco resumes publication of COFI, the Certificate Interest Rates for the COFI Certificates for each Interest Accrual Period commencing thereafter will be calculated by reference to COFI.

     Section 5.08. Determination of LIBOR. (a) If the outstanding Certificates include any LIBOR Certificates, then on each LIBOR Determination Date the Trustee shall determine LIBOR for the related Interest Accrual Period as such rate equal to the Interest Settlement Rate. If such rate does not appear on the Designated Telerate Page as of 11:00 a.m., London time, on the applicable LIBOR Determination Date:

          (i) The Trustee will request the principal London office of each Reference Bank (as defined in Section 5.08(e)) to provide such bank's offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for one-month U.S. Dollar deposits as of 11:00 a.m., London time, on the applicable LIBOR Determination Date.

          (ii) If on any LIBOR Determination Date, two or more of the Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period will be the arithmetic mean of such offered quotations (rounding such arithmetic mean upwards, if necessary, to the nearest whole multiple of 1/16%). If on any LIBOR Determination Date only one or none of the Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period will be the rate per annum the Trustee determines to be the arithmetic mean (rounding such arithmetic mean upwards, if necessary, to the nearest whole multiple of 1/16%) of the one-month Eurodollar lending rate that three major banks in New York City selected by the Trustee are quoting as of approximately 11:00 a.m., New York City time, on the first day of the applicable Interest Accrual Period.

          (iii) If on any LIBOR Determination Date the Trustee is required but unable to determine LIBOR in the manner provided in subparagraph (ii) of this Section 5.08(a), LIBOR for the next Interest Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, the Initial LIBOR Rate.

     (b) The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the Certificate Interest Rates applicable to the LIBOR Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

     (c) Within five Business Days of the Trustee's calculation of the Certificate Interest Rates of the LIBOR Certificates, the Trustee shall furnish to the Company by telecopy (or by such other means as the Trustee and the Company may agree from time to time) such Certificate Interest Rates.

     (d) The Trustee shall provide to Certificateholders who inquire of it by telephone the Certificate Interest Rates of the LIBOR Certificates for the current and immediately preceding Interest Accrual Period.

     (e) As used herein, "Reference Banks" shall mean no more than four leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) whose quotations appear on the display designated "LIBO" on the Reuters Monitor Money Rates Service (the "Reuters Screen LIBO Page") on the applicable LIBOR Determination Date and (iii) which have been designated as such by the Trustee and are able and willing to provide such quotations to the Trustee on each LIBOR Determination Date. The Reference Banks initially shall be: Barclay's plc, Bank of Tokyo, National Westminster Bank and Trust Company and Bankers Trust Company. If any of the initial Reference Banks should be removed from the Reuters Screen LIBO Page or in any other way fail to meet the qualifications of a Reference Bank, or if such page is no longer published, the Trustee, after consultation with the Company, shall use its best efforts to designate alternate Reference Banks.

                                   ARTICLE VI

                                   THE COMPANY

     Section 6.01. Liability of the Company. The Company shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Company herein.

     Section 6.02. Merger or Consolidation of, or Assumption of the Obligations of, the Company. Any corporation into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any corporation succeeding to the business of the Company, or any corporation, more than 50% of the voting stock of which is, directly or indirectly, owned by General Electric Company, or any limited partnership, the sole general partner of which is either the Company or a corporation, more than 50% of the voting stock of which is owned, directly or indirectly, by General Electric Company, which executes an agreement of assumption to perform every obligation of the Company hereunder, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 6.03. Assignment. The Company may assign its rights and delegate its duties and obligations as servicer under this Agreement; provided, that (i) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is reasonably satisfactory to the Trustee and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Company as servicer hereunder from and after the date of such agreement and (ii) each Rating Agency's rating of any Classes of Certificates in effect immediately prior to such assignment or delegation would not be qualified, downgraded or withdrawn as a result thereof. In the case of any such assignment or delegation, the Company will be released from its obligations as servicer hereunder except for liabilities and obligations as servicer incurred prior to such assignment or delegation.

     Section 6.04. Limitation on Liability of the Company and Others. Neither the Company nor any of the directors or officers or employees or agents of the Company shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action by the Company pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties of the Company or by reason of reckless disregard of obligations and duties of the Company hereunder. The Company and any director or officer or employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company and any director or officer or employee or agent of the Company shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Company shall be under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Company shall be entitled to be reimbursed therefor from amounts credited to the Mortgage Loan Payment Record as provided by Section 3.04.

     Section 6.05. The Company Not to Resign. Subject to the provisions of Sections 6.02 and 6.03, the Company shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties hereunder is no longer permissible under applicable law. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Company in accordance with
Section 7.02.

                                   ARTICLE VII

                                     DEFAULT

     Section 7.01. Events of Default. If any one of the following events ("Events of Default") shall occur and be continuing:

          (i) Any failure by the Company to make any payment to the Trustee of funds pursuant to Section 3.02(d) out of which distributions to Certificateholders of any Class are required to be made under the terms of the Certificates and this Agreement which failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure shall have been given to the Company by the Trustee or to the Company and the Trustee by Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%; or

          (ii) Failure on the part of the Company duly to observe or perform in any material respect any other covenants or agreements of the Company set forth in the Certificates or in this Agreement, which covenants and agreements (A) materially affect the rights of Certificateholders and (B) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%; or

          (iii) The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company, or for the winding up or liquidation of the Company's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (iv) The consent by the Company to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to substantially all of its property; or the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

then, and in each and every such case, so long as an Event of Default shall not have been remedied by the Company, either the Trustee, or the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 51%, by notice then given in writing to the Company (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Company as servicer under this Agreement. On or after the receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 7.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Company, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the Mortgage Loans to it. The Company agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Company hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that shall at the time be held by the Company and that have been or should have been credited by it to the Mortgage Loan Payment Record, or that have been deposited by the Company in the Certificate Account or are thereafter received by the Company with respect to the Mortgage Loans. In addition to any other amounts which are then, or, notwithstanding the termination of its activities as servicer, may become, payable to the Company under this Agreement, the Company shall be entitled to receive out of any delinquent payment on account of interest on a Mortgage Loan, due during the period prior to the notice pursuant to this Section 7.01 which terminates the obligation and rights of the Company hereunder and received after such notice, that portion of such payment which it would have been entitled to retain pursuant to Section 3.04(vi) if such notice had not been given.

     Section 7.02. Trustee to Act; Appointment of Successor. (a) On and after the time the Company receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Company in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall succeed to all the rights of and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Company in its capacity as servicer by the terms and provisions hereof; provided, however, that the responsibilities and duties of the Company pursuant to Sections 2.02 and 2.03(a) and, if the Trustee is prohibited by law or regulation from making Monthly Advances, the responsibility to make Monthly Advances pursuant to Section 4.04, shall not be the responsibilities, duties or obligations of the Trustee; and provided further, that any failure of the Trustee to perform such duties and responsibilities that is caused by the Company's failure to cooperate with the Trustee as required by Section 7.01 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall, except as provided in Section 7.01, be entitled to such compensation as the Company would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution approved to service mortgage loans for either FNMA or FHLMC, having a net worth of not less than $10,000,000, as the successor to the Company hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Company hereunder. Pending appointment of a successor to the Company pursuant to this
Article VII, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Company hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     (b) Any successor, including the Trustee, to the Company as servicer pursuant to this Article VII shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Company is so required pursuant to Section 3.15.

     Section 7.03. Notification to Certificateholders. Upon any termination or appointment of a successor to the Company pursuant to this Article VII, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

                                  ARTICLE VIII

                                   THE TRUSTEE

     Section 8.01. Duties of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in performing its duties in accordance with the terms of this Agreement;

          (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

          (iv) The Trustee shall not be charged with knowledge of (A) any failure by the Company to comply with the obligations of the Company referred to in clauses (i) and (ii) of Section 7.01, (B) the rating downgrade referred to in the definition of "Trigger Event" or (C) any failure by the Company to comply with the obligations of the Company to record the assignments of Mortgages referred to in Section 2.01 unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failures, occurrence or downgrade or the Trustee receives written notice of such failures, occurrence or downgrade from the Company or the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%.

     Subject to any obligation of the Trustee to make Monthly Advances as provided herein, the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Company under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Company in accordance with the terms of this Agreement.

     Section 8.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 8.01:

          (i) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;

          (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) Prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing so to do by Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be reimbursed by the Company upon demand. Nothing in this clause (v) shall derogate from the obligation of the Company to observe any applicable law prohibiting disclosure of information regarding the Mortgagors; and

          (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian.

     Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Company of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Company.

     Section 8.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee.

     Section 8.05. The Company to Pay Trustee's Fees and Expenses. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances (including any Monthly Advances of the Trustee not previously reimbursed thereto pursuant to Section 3.04) incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders hereunder. In addition, the Company covenants and agrees to indemnify the Trustee from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses other than those resulting from the negligence or bad faith of the Trustee. From time to time, the Trustee may request that the Company debit the Mortgage Loan Payment Record pursuant to Section 3.04 to reimburse the Trustee for any Monthly Advances and Nonrecoverable Advances.

     Section 8.06. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation having its principal office either in the State of New York or in the same state as that in which the initial Trustee under this Agreement has its principal office and organized and doing business under the laws of such State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall not be an affiliate of the Company. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

     Section 8.07. Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the conditions in any of the following clauses (i), (ii) or (iii) shall occur at any time, the Company may remove the Trustee: (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Company; (ii) the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or (iii) the replacement of the Trustee with a successor Trustee will enable the Company to avoid (and should, based on the information included in the notice referred to below, result in the avoidance of) a downgrading of the ratings assigned to the Certificates by the Rating Agencies (whether or not other actions could avoid such downgrading) and no Event of Default, as provided by Section 7.01 hereof, shall have occurred or be continuing; provided, however, that no action shall be taken pursuant to this clause (iii) unless reasonable notice shall have been provided to the Trustee, which notice shall set forth the basis for any rating downgrade as contemplated by the Rating Agencies and shall also indicate the manner in which such proposed action is intended to avoid such downgrade. If it removes the Trustee under the authority of the immediately preceding sentence, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

     Section 8.08. Successor Trustee. Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements held by it hereunder; and the Company and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

     No successor Trustee shall accept appointment as provided in this Section
8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06.

     Upon acceptance of appointment by a successor Trustee as provided in this
Section 8.08, the Company shall mail notice of the succession of such Trustee hereunder to all holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Company.

     Section 8.09. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 8.10. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Company and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, of all or any part of the Trust Fund, or separate trustee or separate trustees of any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Company and the Trustee may consider necessary or desirable. If the Company shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Company hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) The Company and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Company.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 8.11. Compliance with REMIC Provisions; Tax Returns. The Trustee shall at all times act in such a manner in the performance of its duties hereunder as shall be necessary to prevent the Trust Fund from failing to qualify as a REMIC and to prevent the imposition of a tax on the Trust Fund or the REMIC established hereunder. The Trustee, upon request, will furnish the Company with all such information within its possession as may be reasonably required in connection with the preparation of all tax returns of the Trust Fund and any Reserve Fund, and shall, upon request, execute such returns.

                                   ARTICLE IX

                                   TERMINATION

     Section 9.01. Termination upon Repurchase by the Company or Liquidation of All Mortgage Loans. Subject to Section 9.02, the respective obligations and responsibilities of the Company and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Trustee to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the final Distribution Date pursuant to this
Article IX following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all REO Mortgage Loans remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loans described in the following clause) as of the first day of the month in which such purchase price is to be distributed to Certificateholders plus accrued and unpaid interest thereon at the applicable Remittance Rate (less any amounts constituting previously unreimbursed Monthly Advances) to the first day of the month in which such purchase price is to be distributed to Certificateholders and (y) the appraised value of any REO Mortgage Loan (less the good faith estimate of the Company of Liquidation Expenses to be incurred in connection with its disposal thereof), such appraisal to be conducted by an appraiser mutually agreed upon by the Company and the Trustee, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States of America to the Court of St. James's, living on the date of this Agreement. The right of the Company to repurchase all Mortgage Loans pursuant to clause (a) above shall be conditioned upon the aggregate of the Scheduled Principal Balance of the Outstanding Mortgage Loans, at the time of any such repurchase, aggregating less than 10 percent of the aggregate of the Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

     Notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (A) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given in connection with the exercise by the Company of its right of repurchase, the Company shall deposit in the Certificate Account not later than 11:00 a.m. on the Business Day prior to the final Distribution Date in next-day funds an amount equal to the price described above. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders an amount equal to the price calculated as above provided, any such repurchase being in lieu of the distribution otherwise required to be made on the Distribution Date upon which the repurchase is effected. Upon certification to the Trustee by a Servicing Officer following such final deposit, the Trustee shall promptly release to the Company the Mortgage Files for the repurchased Mortgage Loans.

     On the final Distribution Date, the Trustee shall distribute amounts on deposit in the Certificate Account and, if applicable, in the Class A7 Interest Account and Class A13 Interest Account in accordance with the applicable priorities provided by Section 4.01. Distributions on each Certificate shall be made on the final Distribution Date in the manner specified in Section 4.02 but only upon presentation and surrender of the Certificates.

     In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject hereto.

     Section 9.02. Additional Termination Requirements. (a) In the event the Company exercises its purchase option as provided in Section 9.01, the Trust Fund and the REMIC established hereunder shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel to the effect that the failure to comply with the requirements of this Section 9.02 will not (i) result in the imposition of taxes on "prohibited transactions" of such REMIC as defined in section 860F of the Code, or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) Within 90 days prior to the final Distribution Date set forth in the notice given by the Trustee under Section 9.01, the Company shall prepare and the Trustee shall execute and adopt a plan of complete liquidation for such REMIC within the meaning of section 860F(a)(4)(A)(i) of the Code, which shall be evidenced by such notice; and

          (ii) Within 90 days after the time of adoption of such a plan of complete liquidation, the Trustee shall sell all of the assets of the Trust Fund to the Company for cash in accordance with Section 9.01.

     (b) By their acceptance of the Residual Certificates, the Holders thereof hereby authorize the Trustee to adopt such a plan of complete liquidation which authorization shall be binding on all successor Holders of the Residual Certificates.

     (c) On the final federal income tax return for the REMIC established hereunder, the Trustee will attach a statement specifying the date of the adoption of the plan of liquidation.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS


     Section 10.01. Amendment. This Agreement may be amended from time to time by the Company and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein, or to surrender any right or power herein conferred upon the Company, or to add any other provisions with respect to matters or questions arising under this Agreement, which shall not be materially inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, without the consent of the Certificateholders, the Trustee and the Company may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of the Trust Fund as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee has obtained an opinion of independent counsel (which opinion also shall be addressed to the Company) to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

     This Agreement may also be amended from time to time by the Company and the Trustee with the consent of Holders of Certificates evidencing (i) not less than 66% of the Voting Rights of all the Certificates or (ii) Percentage Interests aggregating not less than 66% of each Class affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on the Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate, (b) adversely affect in any material respects the interests of the Holders of any Class of Certificates in any manner other than as described in (a), without the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66% of such Class, or (c) reduce the aforesaid percentages of Certificates of any Class required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding. For purposes of this paragraph, references to "Holder" or "Holders" shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

     Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the Trust Fund to tax or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     Promptly after the execution of any such amendment or consent the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

     It shall not be necessary for the consent of Certificateholders under this
Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     Section 10.02. Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company and at its expense on direction by the Trustee, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 10.03. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Certificateholder shall have any right to vote (except as provided in Section 10.01) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25% shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 10.04. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 10.05. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (a) in the case of the Company, to GE Capital Mortgage Services, Inc., 3 Executive Campus, Cherry Hill, New Jersey 08002, Attention: General Counsel, (b) in the case of the Trustee, to State Street Bank and Trust Company, Corporate Trust Department, 225 Franklin Street, Boston, Massachusetts 02110, (c) in the case of Fitch, to Fitch IBCA, Inc., One State Street Plaza, New York, New York 10004, Attention:
Structured Finance Surveillance, and (d) in the case of S&P, Standard and Poor's Ratings Services, 26 Broadway, 10th Floor, New York, New York 10004, Attention:
Residential Mortgage Surveillance, or, as to each such Person, at such other address as shall be designated by such Person in a written notice to each other named Person. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     Section 10.06. Notices to the Rating Agencies. The Company shall deliver written notice of the following events to each Rating Agency promptly following the occurrence thereof: material amendment to this Agreement; any Event of Default; any Trigger Event; change in or termination of the Trustee; removal of the Company or any successor servicer as servicer; repurchase or replacement of any Defective Mortgage Loan pursuant to Section 2.03; and final payment to Certificateholders. In addition, the Company shall deliver copies of the following documents to each Rating Agency at the time such documents are required to be delivered pursuant to this Agreement: monthly statements to Certificateholders pursuant to Section 4.05, annual report of independent accountants pursuant to Section 3.13 and annual servicer compliance report pursuant to Section 3.12. Notwithstanding the foregoing, the failure to deliver such notices or copies shall not constitute an Event of Default under this Agreement.

     Section 10.07. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then to the extent permitted by law such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     Section 10.08. Certificates Nonassessable and Fully Paid. It is the intention of the Trustee that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Fund or for any reason whatsoever, and that Certificates upon execution, countersignature and delivery thereof by the Trustee are and shall be deemed fully paid.

                                      * * *

     IN WITNESS WHEREOF, the Company and the Trustee have caused this Agreement to be duly executed by their respective officers and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

                                          GE CAPITAL MORTGAGE SERVICES, INC.


                                          By:___________________________________
                                               Name:
                                               Title:
[SEAL]


Attest:


By:____________________________
     Name:
     Title:


                                          STATE STREET BANK AND
                                               TRUST COMPANY,
                                               as Trustee


                                          By:___________________________________
                                               Name:
                                               Title:
[SEAL]


Attest:


By:____________________________________
     Name:
     Title:

State of New Jersey        )
                           ) ss.:
County of Camden           )


     On the day of January, 1999 before me, a notary public in and for the State of New Jersey, personally appeared _______________________, known to me who, being by me duly sworn, did depose and say that he/she resides at _________________________________________________________; that he/she is a(n)
_________________________ of GE Capital Mortgage Services, Inc., a corporation formed under the laws of the State of New Jersey, one of the parties that executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he/she signed his/her name thereto by like order.




                       ----------------------------------
                                  Notary Public



[Notarial Seal]

The Commonwealth of Massachusetts   )
                                    ) ss.:
County of Suffolk                   )


     On the day of January, 1999 before me, a notary public in and for the Commonwealth of Massachusetts, personally appeared ____________________, known to me who, being by me duly sworn, did depose and say that he/she resides at _____________________________________________________________; that he/she is
a(n) __________________________________ of State Street Bank and Trust Company,
one of the parties that executed the foregoing instrument; that he/she knows the seal of said Bank; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said Bank; and that he/she signed his/her name thereto by order of the Board of Directors of said Bank.




                       ----------------------------------
                                  Notary Public



[Notarial Seal]

                                    EXHIBIT A

                              FORMS OF CERTIFICATES

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1999-1


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                     Initial Class A1 Certificate
                                           Principal Balance:
Class A1                                     $67,565,789.00

Certificate Interest                       Initial Certificate Principal
Rate per annum: 6.50%                      Balance of this Certificate:
                                             $
Cut-off Date:
January 1, 1999

First Distribution Date:                   CUSIP:36157RZH1
February 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A1 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

     Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

     This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1999-1, issued in twenty-three Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A11, Class A12, Class A13, Class A14, Class A15, Class R, Class PO, Class M, Class B1, Class B2, Class B3, Class B4 and Class B5, herein called the "Certificates").

     The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

     No transfer of any Class R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R Certificate.

     As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

     Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:___________________________
                          Name:
                          Title:



Countersigned:


By_______________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:___________________

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

_______________________________________________________________________________

_______________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)


_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:




Dated: ____________________



_____________________________________
Signature by or on behalf of assignor




_____________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1999-1


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                 Initial Class A2 Certificate
                                       Principal Balance:
Class A2                                 $571,282,002.00

Certificate Interest                   Initial Certificate Principal
Rate per annum: 6.50%                  Balance of this Certificate:
                                         $
Cut-off Date:
January 1, 1999

First Distribution Date:               CUSIP:36157RZJ7
February 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A2 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1999-1


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                  Initial Class A3 Certificate
                                        Principal Balance:
Class A3                                  $1,400,000.00

Certificate Interest                    Initial Certificate Principal
Rate per annum: 6.50%                   Balance of this Certificate:
                                          $
Cut-off Date:
January 1, 1999

First Distribution Date:                CUSIP:36157RZK4
February 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A3 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1999-1


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                  Initial Class A4 Certificate
                                        Principal Balance:
Class A4                                  $8,341,146.00

Certificate Interest                    Initial Certificate Principal
Rate per annum: 6.50%                   Balance of this Certificate:
                                          $
Cut-off Date:
January 1, 1999

First Distribution Date:                CUSIP:36157RZL2
February 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A4 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1999-1


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                   Initial Class A5 Certificate
                                         Principal Balance:
Class A5                                   $7,568,854.00

Certificate Interest                     Initial Certificate Principal
Rate per annum: 6.50%                    Balance of this Certificate:
                                           $
Cut-off Date:
January 1, 1999

First Distribution Date:                 CUSIP:36157RZM0
February 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A5 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1999-1


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                Initial Class A6 Certificate
                                      Principal Balance:
Class A6                                $3,500,000.00

Certificate Interest                  Initial Certificate Principal
Rate per annum: 6.50%                 Balance of this Certificate:
                                        $
Cut-off Date:
January 1, 1999

First Distribution Date:              CUSIP:36157RZN8
February 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A6 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1999-1


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                  Initial Class A7 Certificate
                                        Principal Balance:
Class A7                                  $2,100,000.00

Certificate Interest                    Initial Certificate Principal
                                        Rate per annum: variable
Balance of this Certificate:
                                          $
Cut-off Date:
January 1, 1999

First Distribution Date:                CUSIP:36157RZP3
February 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A7 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1999-1


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                       Initial Class A8 Certificate
                                             Principal Balance:
Class A8                                       $1,400,000.00

Certificate Interest                         Initial Certificate Principal
Rate per annum: 6.50%                        Balance of this Certificate:
                                               $
Cut-off Date:
January 1, 1999

First Distribution Date:                     CUSIP:36157RZQ1
February 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A8 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1999-1


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                    Initial Class A9 Certificate
                                          Principal Balance:
Class A9                                    $1,400,000.00

Certificate Interest                      Initial Certificate Principal
Rate per annum: 6.50%                     Balance of this Certificate:
                                            $
Cut-off Date:
January 1, 1999

First Distribution Date:                  CUSIP:36157RZR9
February 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A9 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1999-1


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                    Initial Class A10 Certificate
                                          Principal Balance:
Class A10                                   $1,400,000.00

Certificate Interest                      Initial Certificate Principal
Rate per annum: 6.50%                     Balance of this Certificate:
                                            $
Cut-off Date:
January 1, 1999

First Distribution Date:                  CUSIP:36157RZS7
February 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A10 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1999-1


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                        Initial Class A11 Certificate
                                              Principal Balance:
Class A11                                       $1,400,000.00

Certificate Interest                          Initial Certificate Principal
Rate per annum: 6.50%                         Balance of this Certificate:
                                                $
Cut-off Date:
January 1, 1999

First Distribution Date:                      CUSIP:36157RZT5
February 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A11 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1999-1


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                         Initial Class A12 Certificate
                                               Principal Balance:
Class A12                                        $3,000,000.00

Certificate Interest                           Initial Certificate Principal
Rate per annum: 6.50%                          Balance of this Certificate:
                                                 $
Cut-off Date:
January 1, 1999

First Distribution Date:                       CUSIP:36157RZU2
February 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A12 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1999-1


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                        Initial Class A13 Certificate
                                              Principal Balance:
Class A13                                       $3,300,000.00

Certificate Interest                          Initial Certificate Principal
Rate per annum: variable                      Balance of this Certificate:
                                                $
Cut-off Date:
January 1, 1999

First Distribution Date:                      CUSIP:36157RZV0
February 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A13 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1999-1


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                       Initial Class A14 Certificate
                                             Principal Balance:
Class A14                                      $1,000,000.00

Certificate Interest                         Initial Certificate Principal
Rate per annum: 6.50%                        Balance of this Certificate:
                                               $
Cut-off Date:
January 1, 1999

First Distribution Date:                     CUSIP:36157RZW8
February 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A14 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1999-1


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                         Initial Class A15 Certificate
                                               Principal Balance:
Class A15                                        $1,000,000.00

Certificate Interest                           Initial Certificate Principal
Rate per annum: 6.50%                          Balance of this Certificate:
                                                 $
Cut-off Date:
January 1, 1999

First Distribution Date:                       CUSIP:36157RZX6
February 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A15 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION 5.02 OF THE AGREEMENT.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THE AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION, OR AN ENTITY THAT HOLDS REMIC RESIDUAL SECURITIES AS NOMINEE TO FACILITATE THE CLEARANCE AND SETTLEMENT OF SUCH SECURITIES THROUGH BOOK-ENTRY CHANGES IN ACCOUNTS OF PARTICIPATING ORGANIZATIONS (A "BOOK-ENTRY NOMINEE") AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR BOOK-ENTRY NOMINEES.

THE HOLDER OF THIS CLASS R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE IRREVOCABLY APPOINTED THE COMPANY (AS DEFINED HEREIN) AS ITS AGENT AND ATTORNEY-IN-FACT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, WITH RESPECT TO THE TRUST FUND.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY DISQUALIFIED ORGANIZATION, BOOK-ENTRY NOMINEE OR NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN THE AGREEMENT OR TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

            REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1999-1


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                       Initial Class R Certificate
                                             Principal Balance:
Class R                                        $100.00

Certificate Interest                         Initial Certificate Principal
Rate per annum: 6.50%                        Balance of this Certificate:
                                               $
Cut-off Date:
January 1, 1999

First Distribution Date:                     CUSIP:36157RZY4
February 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class R Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

     Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

     This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1999-1, issued in twenty-three Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A11, Class A12, Class A13, Class A14, Class A15, Class R, Class PO, Class M, Class B1, Class B2, Class B3, Class B4 and Class B5, herein called the "Certificates").

     The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

     No transfer of any Class R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R Certificate.

     As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

     Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

10

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:___________________________
                          Name:
                          Title:



Countersigned:


By_______________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:___________________

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

_______________________________________________________________________________

_______________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)


_______________________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________


Dated:_________________



_____________________________________
Signature by or on behalf of assignor




___________________________
*Signature Guaranteed*

         *The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION 5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

            REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1999-1


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                          Initial Class M Certificate
                                                Principal Balance:
Class M                                           $13,039,528.00

Certificate Interest                            Initial Certificate Principal
Rate per annum: 6.50%                           Balance of this Certificate:
                                                  $
Cut-off Date:
January 1, 1999

First Distribution Date:                        CUSIP:36157RZZ1
February 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class M Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

     Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

     This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1999-1, issued in twenty-three Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A11, Class A12, Class A13, Class A14, Class A15, Class R, Class PO, Class M, Class B1, Class B2, Class B3, Class B4 and Class B5, herein called the "Certificates").

     The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

     No transfer of any Class R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R Certificate.

     As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

     Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:___________________________
                          Name:
                          Title:



Countersigned:


By_______________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:___________________

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

_______________________________________________________________________________

_______________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

_______________________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________


Dated:___________________



_____________________________________
Signature by or on behalf of assignor




__________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION 5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

            REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1999-1


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                  Initial Class B1 Certificate
                                        Principal Balance:
Class B1                                  $5,638,715.00

Certificate Interest                    Initial Certificate Principal
Rate per annum: 6.50%                   Balance of this Certificate:
                                          $
Cut-off Date:
January 1, 1999

First Distribution Date:                CUSIP:36157RA21
February 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B1 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION 5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

            REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1999-1


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                          Initial Class B2 Certificate
                                                Principal Balance:
Class B2                                          $3,171,777.00

Certificate Interest                            Initial Certificate Principal
Rate per annum: 6.50%                           Balance of this Certificate:
                                                  $
Cut-off Date:
January 1, 1999

First Distribution Date:                        CUSIP:36157RA39
February 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B2 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION 5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

            REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1999-1


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.




No. R-                                         Initial Class B3 Certificate
                                               Principal Balance:
Class B3                                         $3,171,777.00

Certificate Interest                           Initial Certificate Principal
Rate per annum: 6.50%                          Balance of this Certificate:
                                                 $
Cut-off Date:
January 1, 1999

First Distribution Date:                       CUSIP:36157RA47
February 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B3 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

     Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

     This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1999-1, issued in twenty-three Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A11, Class A12, Class A13, Class A14, Class A15, Class R, Class PO, Class M, Class B1, Class B2, Class B3, Class B4 and Class B5, herein called the "Certificates").

     The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

     No transfer of any Class R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R Certificate.

     As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

     Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:___________________________
                          Name:
                          Title:



Countersigned:


By_______________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:___________________

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

_______________________________________________________________________________

_______________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)


_______________________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

Dated:________________________________



_____________________________________
Signature by or on behalf of assignor




______________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

     In connection with any transfer of this Certificate, the undersigned registered holder hereof confirms that without utilizing any general solicitation or general advertising:

(Check One) -

                  |_|         (a)   This Certificate is being transferred by
                                    the undersigned to a person whom the
                                    undersigned reasonably believes is a
                                    "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                  |_|         (b)   This Certificate is being transferred by
                                    the undersigned to an institutional
                                    "accredited investor" (as defined in Rule
                                    501(a)(1), (2), (3) or (7) of Regulation D
                                    under the Securities Act of 1933, as
                                    amended) and that the undersigned has been advised by the prospective purchaser that it intends to hold this Certificate for investment and not for distribution or resale.


Dated
______________________
(Signature)


If none of the foregoing boxes is checked, the Trustee shall not be obligated to register this Certificate in the name of any person other than the registered holder thereof unless and until the conditions to any such transfer of registration set forth herein, and in the Pooling and Servicing Agreement have been satisfied.


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:

     The undersigned represents and warrants that (i) it is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) and acknowledges that it has received such information as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the registered holder is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A, and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or (y) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.


Dated
_____________________________
(Signature)


TO BE COMPLETED BY PURCHASER IF (b) ABOVE IS CHECKED:

                  The undersigned represents and warrants that (i) it is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or
(7) of Regulation D under the Securities Act of 1933, as amended), and (ii) the undersigned (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, and is not using the assets of any such employee benefit or other plan to acquire this Certificate or
(y) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), apply to the acquisition and holding by the undersigned of this Certificate.


Dated
_____________________________

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION 5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

            REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1999-1


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.




No. R-                                           Initial Class B4 Certificate
                                                 Principal Balance:
Class B4                                           $1,409,678.00

Certificate Interest                             Initial Certificate Principal
Rate per annum: 6.50%                            Balance of this Certificate:
                                                   $
Cut-off Date:
January 1, 1999

First Distribution Date:                         CUSIP:36157RA54
February 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B4 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES ("BLUE SKY LAWS"), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IN EACH CASE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION 5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

            REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1999-1


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.




No. R-                                           Initial Class B5 Certificate
                                                 Principal Balance:
Class B5                                           $1,762,101.12

Certificate Interest                             Initial Certificate Principal
Rate per annum: 6.50%                            Balance of this Certificate:
                                                   $
Cut-off Date:
January 1, 1999

First Distribution Date:                         CUSIP:36157RA62
February 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class B5 Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE SECURITIES ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

            REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES 1999-1

                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


                       GE CAPITAL MORTGAGE SERVICES, INC.


No. R-                                         Initial Class PO Certificate
                                                 Principal Balance:
Class PO                                         $987,918.87

Certificate Interest                           Initial Certificate Principal
  Rate per annum:                                Balance of this Certificate:
non-interest bearing                             $

Cut-off Date:
January 1, 1999

First Distribution Date:
February 25, 1999

THIS CERTIFIES THAT



is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class PO Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of January 1, 1999 (the "Agreement"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in February 1999, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

     Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in New York, New York.

     This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series 1999-1, issued in twenty-three Classes (Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A11, Class A12, Class A13, Class A14, Class A15, Class R, Class PO, Class M, Class B1, Class B2, Class B3, Class B4 and Class B5, herein called the "Certificates").

     The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     No transfer of any Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee or the Company, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class M, Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

     No transfer of any Class R Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R Certificate.

     As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the Company to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The Company's exercise of such right will result in early retirement of the Certificates.

     Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                          STATE STREET BANK AND TRUST
                          COMPANY, not in its individual
                          capacity but solely as Trustee




(SEAL)
                          By:___________________________
                          Name:
                          Title:



Countersigned:


By_______________________
Authorized Signatory of
STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity but
solely as Trustee


Dated:___________________

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

_______________________________________________________________________________

_______________________________________________________________________________

                   (Please print or typewrite name and address
                     including postal zip code of assignee)


_______________________________________________________________________________
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

Dated:_____________________



_____________________________________
Signature by or on behalf of assignor




___________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

                                    EXHIBIT B

                           PRINCIPAL BALANCE SCHEDULES

                             EXHIBIT C - SUPPLEMENT

                          SCHEDULE OF COOPERATIVE LOANS

                                  SERIES 1999-1


    LOAN                   CUT-OFF DATE                      BORROWER
     NO.                PRINCIPAL BALANCE                      NAME
     ---                -----------------                      ----

   7786403                 $238,941.05                        Lipton

                                    EXHIBIT C

                                 MORTGAGE LOANS


    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:            1
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0004607164     MORTGAGORS: MICOVSKY             THOMAS

    REGION CODE    ADDRESS   : 51 MITCHELL AVENUE
        01         CITY      :    POUGHKEEPSIE
                   STATE/ZIP : NY  12603
    MORTGAGE AMOUNT :    84,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     66,545.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       706.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.50000  MATURITY DATE     :   04/01/21
    CURRENT INT RATE:      9.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0004860805     MORTGAGORS: KLEINER              JOEL
                               KLEINER              HAYDEN
    REGION CODE    ADDRESS   : 3 FOX RIVER CROSSING
        01         CITY      :    MAHWAH
                   STATE/ZIP : NJ  07430
    MORTGAGE AMOUNT :   215,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    201,899.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,768.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.25000  MATURITY DATE     :   01/01/22
    CURRENT INT RATE:      9.25000  PRODUCT CODE      :   002
    LTV :                 58.10810
    ----------------------------------------------------------------------------
0   0004886628     MORTGAGORS: WHITEHEAD            STANLEY

    REGION CODE    ADDRESS   : BOX 40 YELLOW CITY ROAD
        01         CITY      :    AMENIA
                   STATE/ZIP : NY  12501
    MORTGAGE AMOUNT :   210,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    176,301.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,689.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.00000  MATURITY DATE     :   05/01/22
    CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0004890638     MORTGAGORS: COLAVITA             SEVERINO
                               COLAVITA             TERESA
    REGION CODE    ADDRESS   : 306 ANTHONY DRIVE
        01         CITY      :    TOWNSHIP OF PLYMOUTH
                   STATE/ZIP : PA  19462
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    424,693.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,866.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.75000  MATURITY DATE     :   01/01/22
    CURRENT INT RATE:      9.75000  PRODUCT CODE      :   002
    LTV :                 69.23000
    ----------------------------------------------------------------------------
0   0004892345     MORTGAGORS: MAXWELL              WILLIAM
                               MAXWELL              ROBERTA
    REGION CODE    ADDRESS   : 22103 SUN RANCH COURT
        03         CITY      :    CHATSWORTH
                   STATE/ZIP : CA  91311
    MORTGAGE AMOUNT :   222,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    207,940.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,806.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.12500  MATURITY DATE     :   12/01/21
    CURRENT INT RATE:      9.12500  PRODUCT CODE      :   002
    LTV :                 76.55172
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,181,000.00
                               P & I AMT:      9,837.25  UPB AMT:   1,077,381.13
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:            2
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0004893368     MORTGAGORS: JUNG                 THOMAS
                               JUNG                 HELEN
    REGION CODE    ADDRESS   : 3048 PATUXENT OVERLOOK COURT
        01         CITY      :    ELLICOTT CITY
                   STATE/ZIP : MD  21043
    MORTGAGE AMOUNT :   222,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    168,580.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,790.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.00000  MATURITY DATE     :   12/01/21
    CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
    LTV :                 67.42424
    ----------------------------------------------------------------------------
0   0004909974     MORTGAGORS: MCFADDEN             DAVID
                               MCFADDEN             DENA
    REGION CODE    ADDRESS   : 9 PINE KNOLL ROAD
        01         CITY      :    LEXINGTON
                   STATE/ZIP : MA  02173
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    205,780.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,770.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.00000  MATURITY DATE     :   12/01/21
    CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
    LTV :                 74.57600
    ----------------------------------------------------------------------------
0   0004914230     MORTGAGORS: COHEN                ALAN
                               DE MARCO             JOHN
    REGION CODE    ADDRESS   : 940 GLENWOOD AVENUE
        01         CITY      :    PLAINFIELD
                   STATE/ZIP : NJ  07060
    MORTGAGE AMOUNT :   191,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    179,243.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,522.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.87500  MATURITY DATE     :   03/01/22
    CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
    LTV :                 46.88725
    ----------------------------------------------------------------------------
0   0004922274     MORTGAGORS: KIM                  KI
                               KIM                  KYUNG
    REGION CODE    ADDRESS   : 3 SENATE COURT
        01         CITY      :    CLARKSTOWN
                   STATE/ZIP : NY  10956
    MORTGAGE AMOUNT :   215,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    156,983.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,729.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.00000  MATURITY DATE     :   03/01/22
    CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
    LTV :                 66.15384
    ----------------------------------------------------------------------------
0   0004931259     MORTGAGORS: BREEN                GOVERT
                               BREEN                MARIE
    REGION CODE    ADDRESS   : 307 MEADOWBROOK ROAD
        01         CITY      :    WYCKOFF TWP.
                   STATE/ZIP : NJ  07481
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    205,334.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,730.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   02/01/22
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 67.69200
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,068,800.00
                               P & I AMT:      8,543.22  UPB AMT:     915,921.89
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:            3
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0004935631     MORTGAGORS: HEALEY               JAMES

    REGION CODE    ADDRESS   : 1819 HIGHRIDGE COURT
        01         CITY      :    WINTERGREEN
                   STATE/ZIP : VA  22958
    MORTGAGE AMOUNT :   212,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    198,516.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,705.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.00000  MATURITY DATE     :   01/01/22
    CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0004940623     MORTGAGORS: POPP                 TIMOTHY
                               POPP                 PAMELA
    REGION CODE    ADDRESS   : 3 WALDON ROAD
        01         CITY      :    WASHINGTON TWP.
                   STATE/ZIP : NJ  07853
    MORTGAGE AMOUNT :   218,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    203,598.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,698.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   01/01/22
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0004943346     MORTGAGORS: WRZOSEK              JESSE
                               WRZOSEK              ALINA
    REGION CODE    ADDRESS   : 149 CHRISTOPHER TERRACE
        01         CITY      :    WEST SPRINGFIELD
                   STATE/ZIP : MA  01089
    MORTGAGE AMOUNT :   191,260.00  OPTION TO CONVERT :
    UNPAID BALANCE :    179,962.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,608.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.50000  MATURITY DATE     :   01/01/22
    CURRENT INT RATE:      9.50000  PRODUCT CODE      :   002
    LTV :                 70.83703
    ----------------------------------------------------------------------------
0   0004951737     MORTGAGORS: MAHON                JOHN
                               MAHON                BONITA
    REGION CODE    ADDRESS   : 8105 HOLLYGATE DRIVE
        01         CITY      :    GLENN DALE
                   STATE/ZIP : MD  20769
    MORTGAGE AMOUNT :   225,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    208,741.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,775.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   01/01/22
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 73.83483
    ----------------------------------------------------------------------------
0   0004958062     MORTGAGORS: REDUTO               JOSEPH
                               REDUTO               ELLEN
    REGION CODE    ADDRESS   : 15 OAKFIELD ROAD
        01         CITY      :    SMITHTOWN
                   STATE/ZIP : NY  11780
    MORTGAGE AMOUNT :   220,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    206,019.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,715.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   03/01/22
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 71.12903
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,067,910.00
                               P & I AMT:      8,503.73  UPB AMT:     996,837.44
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:            4
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0004965273     MORTGAGORS: HOFFMAN              DANIEL
                               HOFFMAN              BARBARA
    REGION CODE    ADDRESS   : 27 WASHINGTON WAY
        01         CITY      :    TABERNACLE
                   STATE/ZIP : NJ  08088
    MORTGAGE AMOUNT :   213,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    198,881.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,640.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/22
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0004965794     MORTGAGORS: MOSKOWITZ            HOWELL
                               MOSKOWITZ            JOANN
    REGION CODE    ADDRESS   : 104 HAZELWOOD DRIVE
        01         CITY      :    JERICHO
                   STATE/ZIP : NY  11753
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    210,430.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,750.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   04/01/22
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0004971768     MORTGAGORS: NAGAR                JACOB
                               NAGAR                BELINA
    REGION CODE    ADDRESS   : 143 MUIRFIELD CIRCLE
        01         CITY      :    NAPLES
                   STATE/ZIP : FL  33962
    MORTGAGE AMOUNT :   218,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    205,229.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,816.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.37500  MATURITY DATE     :   02/01/22
    CURRENT INT RATE:      9.37500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0004973871     MORTGAGORS: CUOMO                JIMMY
                               ALVERSON             DAVID
    REGION CODE    ADDRESS   : 2209 MEADOW VALLEY TERRACE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90039
    MORTGAGE AMOUNT :   217,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    202,778.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,672.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/22
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 55.76923
    ----------------------------------------------------------------------------
0   0004979498     MORTGAGORS: GIDALI               CHAIM
                               GIDALI               NETTA
    REGION CODE    ADDRESS   : 242 ARDMORE AVENUE
        01         CITY      :    STATEN ISLAND
                   STATE/ZIP : NY  10314
    MORTGAGE AMOUNT :   208,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    195,161.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,673.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.00000  MATURITY DATE     :   04/01/22
    CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
    LTV :                 79.08745
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,082,200.00
                               P & I AMT:      8,552.68  UPB AMT:   1,012,481.85
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:            5
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0004980371     MORTGAGORS: DULAY STURGIS        DOREEN

    REGION CODE    ADDRESS   : 30366 CORNELL SCHOOL ROAD
        01         CITY      :    AGOURA AREA
                   STATE/ZIP : CA  91301
    MORTGAGE AMOUNT :   210,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    188,263.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,673.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.87500  MATURITY DATE     :   03/01/22
    CURRENT INT RATE:      8.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0004985974     MORTGAGORS: ZHANG                CHUNG
                               SHEN                 DING
    REGION CODE    ADDRESS   : 10 OLD SMALLEYTOWN RD
        01         CITY      :    WARREN TOWNSHIP
                   STATE/ZIP : NJ  07059
    MORTGAGE AMOUNT :   196,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    182,604.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,507.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/22
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0004992012     MORTGAGORS: STERNBERG            ARTHUR
                               STERNBERG            BARBARA
    REGION CODE    ADDRESS   : 5 BANNOCK COURT
        01         CITY      :    SUFFERN
                   STATE/ZIP : NY  10901
    MORTGAGE AMOUNT :   202,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    188,632.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,555.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   03/01/22
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 66.32786
    ----------------------------------------------------------------------------
0   0005202387     MORTGAGORS: CANZONA              NICOLINO
                               CANZONA              LINA
    REGION CODE    ADDRESS   : 1530 EL MIRADERO AVENUE
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91201
    MORTGAGE AMOUNT :   223,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    209,169.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,814.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.12500  MATURITY DATE     :   02/01/22
    CURRENT INT RATE:      9.12500  PRODUCT CODE      :   002
    LTV :                 79.92831
    ----------------------------------------------------------------------------
0   0005211032     MORTGAGORS: CREMONA              MARK
                               CREMONA              KELLY
    REGION CODE    ADDRESS   : 8397 QUAILWOOD LANE
        01         CITY      :    PASADENA
                   STATE/ZIP : MD  21122
    MORTGAGE AMOUNT :   216,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    201,889.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,757.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.12500  MATURITY DATE     :   03/01/22
    CURRENT INT RATE:      9.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,047,600.00
                               P & I AMT:      8,307.69  UPB AMT:     970,559.29
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:            6
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0005237714     MORTGAGORS: SZELES               JOHN
                               SZELES               MARIA
    REGION CODE    ADDRESS   : 3225 CASA VERDE COURT
        01         CITY      :    BONITA
                   STATE/ZIP : CA  91902
    MORTGAGE AMOUNT :   208,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    196,586.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,787.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.75000  MATURITY DATE     :   03/01/22
    CURRENT INT RATE:      9.75000  PRODUCT CODE      :   002
    LTV :                 71.72413
    ----------------------------------------------------------------------------
0   0005263637     MORTGAGORS: FOX                  WAYNE
                               FOX                  CYNTHIA
    REGION CODE    ADDRESS   : 1306 GRANT STREET
        01         CITY      :    HERNDON
                   STATE/ZIP : VA  22070
    MORTGAGE AMOUNT :   215,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    201,588.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,750.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.12500  MATURITY DATE     :   04/01/22
    CURRENT INT RATE:      9.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0005303326     MORTGAGORS: SHLEPPEY             WILLIAM

    REGION CODE    ADDRESS   : 14452 SILVERBROOK DRIVE
        01         CITY      :    TUSTIN
                   STATE/ZIP : CA  92680
    MORTGAGE AMOUNT :   207,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    195,356.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,707.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.25000  MATURITY DATE     :   03/01/22
    CURRENT INT RATE:      9.25000  PRODUCT CODE      :   002
    LTV :                 85.78500
    ----------------------------------------------------------------------------
0   0005309026     MORTGAGORS: HAN                  CHIN
                               HAN                  YANG
    REGION CODE    ADDRESS   : 11821 KIM PLACE
        01         CITY      :    POTOMAC
                   STATE/ZIP : MD  20854
    MORTGAGE AMOUNT :   216,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    180,390.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,737.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.00000  MATURITY DATE     :   04/01/22
    CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0005323951     MORTGAGORS: RUMRILL              JOHN
                               RUMRILL              CANDYCE
    REGION CODE    ADDRESS   : 305 CANTLEGATE CLOSE
        01         CITY      :    ALPHARETTA
                   STATE/ZIP : GA  30202
    MORTGAGE AMOUNT :   202,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    190,551.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,646.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.12500  MATURITY DATE     :   05/01/22
    CURRENT INT RATE:      9.12500  PRODUCT CODE      :   002
    LTV :                 77.82600
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,049,050.00
                               P & I AMT:      8,629.41  UPB AMT:     964,472.98
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:            7
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0005324538     MORTGAGORS: SOLURI               RAYMOND
                               SOLURI               MARIE
    REGION CODE    ADDRESS   : 14 FIELDCREST LANE
        01         CITY      :    OYESTER BAY
                   STATE/ZIP : NY  11735
    MORTGAGE AMOUNT :   202,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    190,964.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,683.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.37500  MATURITY DATE     :   06/01/22
    CURRENT INT RATE:      9.37500  PRODUCT CODE      :   002
    LTV :                 67.46666
    ----------------------------------------------------------------------------
0   0005328463     MORTGAGORS: LE ROY               RICHARD

    REGION CODE    ADDRESS   : 5820 NORTH LOGWOOD ROAD
        01         CITY      :    WESTLAKE VILLAGE
                   STATE/ZIP : CA  91361
    MORTGAGE AMOUNT :   212,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    190,334.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,782.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.50000  MATURITY DATE     :   04/01/22
    CURRENT INT RATE:      9.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0005328901     MORTGAGORS: ESHELMAN             DAVID
                               ESHELMAN             ELIZABETH
    REGION CODE    ADDRESS   : UNIT 714 322 BOARDWALK
        01         CITY      :    OCEAN CITY
                   STATE/ZIP : NJ  08226
    MORTGAGE AMOUNT :   216,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     43,427.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,757.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.12500  MATURITY DATE     :   05/01/22
    CURRENT INT RATE:      9.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0005344692     MORTGAGORS: TORNETTA             JAMES
                               TORNETTA             DEBORAH
    REGION CODE    ADDRESS   : 7504 PLEASURE AVENUE UNIT NORTH
        01         CITY      :    SEA ISLE CITY
                   STATE/ZIP : NJ  08243
    MORTGAGE AMOUNT :   217,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    204,242.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,711.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   06/01/22
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0005364799     MORTGAGORS: DOAN                 CONG
                               PHAM                 HOA
    REGION CODE    ADDRESS   : 14782 BOWLING GREEN STREET
        01         CITY      :    WESTMINSTER
                   STATE/ZIP : CA  92683
    MORTGAGE AMOUNT :   217,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    179,367.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,809.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.37500  MATURITY DATE     :   04/01/22
    CURRENT INT RATE:      9.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,065,600.00
                               P & I AMT:      8,745.29  UPB AMT:     808,337.89
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:            8
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0005364807     MORTGAGORS: MUGGEE               MARTIN
                               MUGGEE               LORI
    REGION CODE    ADDRESS   : 24385 NUGGET FALLS LANE
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92656
    MORTGAGE AMOUNT :   212,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    199,964.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,763.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.37500  MATURITY DATE     :   04/01/22
    CURRENT INT RATE:      9.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0005379060     MORTGAGORS: DAVIDSON             TIMOTHY
                               DAVIDSON             LAARNI
    REGION CODE    ADDRESS   : 11543 MARCELLO WAY
        01         CITY      :    RANCHO CUCAMONGA
                   STATE/ZIP : CA  91730
    MORTGAGE AMOUNT :   224,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    209,254.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,891.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.50000  MATURITY DATE     :   05/01/22
    CURRENT INT RATE:      9.50000  PRODUCT CODE      :   002
    LTV :                 89.99599
    ----------------------------------------------------------------------------
0   0005379946     MORTGAGORS: TORRES               ARTURO

    REGION CODE    ADDRESS   : 6812 N KOSTNER AVE
        01         CITY      :    LINCOLNWOOD
                   STATE/ZIP : IL  60646
    MORTGAGE AMOUNT :   220,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    191,568.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,854.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.50000  MATURITY DATE     :   07/01/22
    CURRENT INT RATE:      9.50000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0005396890     MORTGAGORS: BINIAK               WILLIAM

    REGION CODE    ADDRESS   : 429 WEST 14TH STREET #12
        01         CITY      :    OCEAN CITY
                   STATE/ZIP : MD  21842
    MORTGAGE AMOUNT :   211,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    199,032.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,699.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      9.00000  MATURITY DATE     :   07/01/22
    CURRENT INT RATE:      9.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0005403068     MORTGAGORS: JENKINS              RALPH
                               RHODEN               MARLENE
    REGION CODE    ADDRESS   : 3945 WEST MAIN STREET
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77027
    MORTGAGE AMOUNT :   215,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    189,425.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,695.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.75000  MATURITY DATE     :   07/01/22
    CURRENT INT RATE:      8.75000  PRODUCT CODE      :   002
    LTV :                 50.11600
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,084,100.00
                               P & I AMT:      8,903.17  UPB AMT:     989,244.56
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:            9
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0005405667     MORTGAGORS: STUART               WHITNEY
                               STUART               JOAN
    REGION CODE    ADDRESS   : 423 COKESBURY ROAD
        01         CITY      :    CLINTON TWP.
                   STATE/ZIP : NJ  08801
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    201,990.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,691.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   07/01/22
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0005857644     MORTGAGORS: MIGLIORE             LAWRENCE
                               MIGLIORE             PATRICIA
    REGION CODE    ADDRESS   : 8 BEECHWOOD TRAIL
        01         CITY      :    DENVILLE
                   STATE/ZIP : NJ  07834
    MORTGAGE AMOUNT :   141,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    133,442.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,015.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/23
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0007515083     MORTGAGORS: JEWELL               DEANNA

    REGION CODE    ADDRESS   : 6501 EAST WHITIER STREET
        00         CITY      :    WAKE FOREST
                   STATE/ZIP : NC  27587
    MORTGAGE AMOUNT :   100,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     97,689.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       690.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/27
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.07407
    ----------------------------------------------------------------------------
0   0007678477     MORTGAGORS: CAMP                 SUSAN

    REGION CODE    ADDRESS   : 7808 MANOR FOREST LANE
        03         CITY      :    BOYTON BEACH
                   STATE/ZIP : FL  33462
    MORTGAGE AMOUNT :    45,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     44,775.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       323.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.80000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.80000  PRODUCT CODE      :   002
    LTV :                 39.13300
    ----------------------------------------------------------------------------
0   0007678535     MORTGAGORS: BONILLA              JUDITH

    REGION CODE    ADDRESS   : 3336 N ELLEN DRIVE
        03         CITY      :    ARLINGTON HEIGHTS
                   STATE/ZIP : IL  60004
    MORTGAGE AMOUNT :   201,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    199,910.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,422.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.60000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.60000  PRODUCT CODE      :   002
    LTV :                 70.70100
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:     708,250.00
                               P & I AMT:      5,144.51  UPB AMT:     677,809.03
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           10
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007678733     MORTGAGORS: BARTOLOMEI           LYNANN

    REGION CODE    ADDRESS   : 15702 ORLAN BROOK DRIVE UNIT#176
        03         CITY      :    ORLAND PARK
                   STATE/ZIP : IL  60462
    MORTGAGE AMOUNT :    60,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     59,624.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       423.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.60000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.60000  PRODUCT CODE      :   002
    LTV :                 62.56500
    ----------------------------------------------------------------------------
0   0007678758     MORTGAGORS: MITCHELL             MELINDA
                               HOOVER               BERNARD
    REGION CODE    ADDRESS   : 842 MATTHEWS
        03         CITY      :    FENTON
                   STATE/ZIP : MO  63026
    MORTGAGE AMOUNT :    45,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     44,777.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       325.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.85000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.85000  PRODUCT CODE      :   002
    LTV :                 58.06400
    ----------------------------------------------------------------------------
0   0007678782     MORTGAGORS: DEMASI               SCOTT
                               DEMASI               SUSAN
    REGION CODE    ADDRESS   : 5610 KIOWA TIMBERS DRIVE
        03         CITY      :    HUMBLE
                   STATE/ZIP : TX  77346
    MORTGAGE AMOUNT :    66,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     65,640.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       454.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.35000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.35000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0007678931     MORTGAGORS: SHREFFLER            ROBERT

    REGION CODE    ADDRESS   : 104 CHERRY HILL COURT
        03         CITY      :    NAPLES
                   STATE/ZIP : FL  34113
    MORTGAGE AMOUNT :   107,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    106,450.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       759.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.65000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.65000  PRODUCT CODE      :   002
    LTV :                 56.31500
    ----------------------------------------------------------------------------
0   0007679061     MORTGAGORS: DOVER                JOHN
                               DOVER                NANCY
    REGION CODE    ADDRESS   : 16780 OAK VIEW CIRCLE
        03         CITY      :    MORGAN HILL
                   STATE/ZIP : CA  95037
    MORTGAGE AMOUNT :   175,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    173,695.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,241.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.65000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.65000  PRODUCT CODE      :   002
    LTV :                 41.66666
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:     453,000.00
                               P & I AMT:      3,204.74  UPB AMT:     450,188.04
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           11
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007679079     MORTGAGORS: FISCHMAN             PHILIP
                               OKUN                 VALERIE
    REGION CODE    ADDRESS   : 3122 VIA DE CABALLO
        03         CITY      :    ENCINITAS
                   STATE/ZIP : CA  92024
    MORTGAGE AMOUNT :   165,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    163,347.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,170.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.65000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.65000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0007679087     MORTGAGORS: WILLIAMS             GLORIA

    REGION CODE    ADDRESS   : 9850 PAGEWOOD LANE # 802,
        03         CITY      :    HOUSTON
                   STATE/ZIP : TX  77042
    MORTGAGE AMOUNT :    40,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     39,783.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       276.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.40000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.40000  PRODUCT CODE      :   002
    LTV :                 64.00000
    ----------------------------------------------------------------------------
0   0007679145     MORTGAGORS: SUPNICK              GLORIA

    REGION CODE    ADDRESS   : 14 LOCUST AVE
        03         CITY      :    STONY BROOK
                   STATE/ZIP : NY  11790
    MORTGAGE AMOUNT :    53,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     52,727.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       376.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.65000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.65000  PRODUCT CODE      :   002
    LTV :                 32.02400
    ----------------------------------------------------------------------------
0   0007679327     MORTGAGORS: BECKER               CLYDE

    REGION CODE    ADDRESS   : 9529 FRUITLAND AVENUE
        03         CITY      :    ENGLEWOOD
                   STATE/ZIP : FL  34224
    MORTGAGE AMOUNT :    65,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :     64,672.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       460.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.60000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.60000  PRODUCT CODE      :   002
    LTV :                 74.94200
    ----------------------------------------------------------------------------
0   0007679400     MORTGAGORS: SODORA               DONALD
                               SODORA               PAULA
    REGION CODE    ADDRESS   : 2512 LAKESHORE DRIVE
        03         CITY      :    FLOWER MOUND
                   STATE/ZIP : TX  75028
    MORTGAGE AMOUNT :   107,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    106,900.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       726.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.15000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.15000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:     430,800.00
                               P & I AMT:      3,010.82  UPB AMT:     427,431.99
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           12
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007679467     MORTGAGORS: OLIVER               VICTORIA

    REGION CODE    ADDRESS   : 15934 COOK ROAD
        03         CITY      :    ROUGH AND READY
                   STATE/ZIP : CA  95975
    MORTGAGE AMOUNT :   182,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    181,092.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,310.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.80000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.80000  PRODUCT CODE      :   002
    LTV :                 65.00000
    ----------------------------------------------------------------------------
0   0007679624     MORTGAGORS: BASSIN               SAM

    REGION CODE    ADDRESS   : 5919 A SPRING LAKE LANE
        03         CITY      :    BOYNTON BEACH
                   STATE/ZIP : FL  33437
    MORTGAGE AMOUNT :    50,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     48,648.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       349.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 38.46100
    ----------------------------------------------------------------------------
0   0007679665     MORTGAGORS: BENCE                ANTOINETTE

    REGION CODE    ADDRESS   : 11251 JACANA COURT #1906
        03         CITY      :    FORT MYERS
                   STATE/ZIP : FL  33908
    MORTGAGE AMOUNT :    40,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     39,383.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       274.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.30000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.30000  PRODUCT CODE      :   002
    LTV :                 33.33300
    ----------------------------------------------------------------------------
0   0007679699     MORTGAGORS: CARLSON              JARED
                               CARLSON              ZOHREH
    REGION CODE    ADDRESS   : 2158 ROSITA AVE,
        03         CITY      :    SANTA CLARA
                   STATE/ZIP : CA  95050
    MORTGAGE AMOUNT :   225,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,820.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,580.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.55000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.55000  PRODUCT CODE      :   002
    LTV :                 67.16400
    ----------------------------------------------------------------------------
0   0007679723     MORTGAGORS: IGLESIAS             LAZARO

    REGION CODE    ADDRESS   : 1428 SARRIA AVENUE
        03         CITY      :    CORAL GABLES
                   STATE/ZIP : FL  33146
    MORTGAGE AMOUNT :   175,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    172,976.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,187.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.20000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.20000  PRODUCT CODE      :   002
    LTV :                 66.03700
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:     672,000.00
                               P & I AMT:      4,702.84  UPB AMT:     665,922.30
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           13
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007679822     MORTGAGORS: ROLLO                STEVEN

    REGION CODE    ADDRESS   : 426 CHERRY VALLEY RD
        03         CITY      :    VERNON HILLS
                   STATE/ZIP : IL  60061
    MORTGAGE AMOUNT :    50,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     49,740.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       353.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.60000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.60000  PRODUCT CODE      :   002
    LTV :                 40.32200
    ----------------------------------------------------------------------------
0   0007680093     MORTGAGORS: SCHMADEL             TRULA

    REGION CODE    ADDRESS   : 414 COWELL AVENUE
        03         CITY      :    MANTECA
                   STATE/ZIP : CA  95336
    MORTGAGE AMOUNT :    55,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :     54,915.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       391.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.65000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.65000  PRODUCT CODE      :   002
    LTV :                 62.02200
    ----------------------------------------------------------------------------
0   0007680515     MORTGAGORS: SPATZ                JONATHAN

    REGION CODE    ADDRESS   : 7235 W 16TH AVE
        03         CITY      :    HIALEAH
                   STATE/ZIP : FL  33014
    MORTGAGE AMOUNT :    57,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     56,703.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       402.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.60000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.60000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0007680804     MORTGAGORS: THOMAS               MARY

    REGION CODE    ADDRESS   : 16481 BLATT BLVD. UNIT 104
        03         CITY      :    FORT LAUDERDALE
                   STATE/ZIP : FL  33326
    MORTGAGE AMOUNT :    48,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :     48,049.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       341.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.60000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.60000  PRODUCT CODE      :   002
    LTV :                 74.88300
    ----------------------------------------------------------------------------
0   0007681018     MORTGAGORS: NEWTON               KENNETH
                               NEWTON               KAREN
    REGION CODE    ADDRESS   : 2980 DOMINION
        03         CITY      :    MC HENRY
                   STATE/ZIP : IL  60050
    MORTGAGE AMOUNT :   192,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    191,023.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,368.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.70000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.70000  PRODUCT CODE      :   002
    LTV :                 56.14000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:     402,500.00
                               P & I AMT:      2,857.10  UPB AMT:     400,431.93
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           14
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007681034     MORTGAGORS: WAITMAN              RANDALL
                               COSTELLO             REBECCA
    REGION CODE    ADDRESS   : 118 H STREET
        03         CITY      :    RAMONA
                   STATE/ZIP : CA  92065
    MORTGAGE AMOUNT :   123,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    123,064.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       877.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.65000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.65000  PRODUCT CODE      :   002
    LTV :                 74.96900
    ----------------------------------------------------------------------------
0   0007681075     MORTGAGORS: DEROSSETT            CAROL

    REGION CODE    ADDRESS   : 30840 GRENOBLE COURT
        03         CITY      :    WESTLAKE VILLAGE
                   STATE/ZIP : CA  91362
    MORTGAGE AMOUNT :   164,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    163,480.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,182.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.80000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.80000  PRODUCT CODE      :   002
    LTV :                 74.16400
    ----------------------------------------------------------------------------
0   0007681091     MORTGAGORS: LAI                  KWOK
                               LEE LAI              CHIU
    REGION CODE    ADDRESS   : 7417 TWEEDSGATE DRIVE
        03         CITY      :    PLANO
                   STATE/ZIP : TX  75024
    MORTGAGE AMOUNT :    50,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     49,737.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       351.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.55000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.55000  PRODUCT CODE      :   002
    LTV :                 21.55100
    ----------------------------------------------------------------------------
0   0007681257     MORTGAGORS: KARZEN               CECILY

    REGION CODE    ADDRESS   : 3401 N COUNTRY CLUB DR, UNIT # 807
        03         CITY      :    AVENTURA
                   STATE/ZIP : FL  33180
    MORTGAGE AMOUNT :    45,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     44,777.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       325.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.85000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.85000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0007681323     MORTGAGORS: CRUZ                 FRANCISCO
                               CRUZ                 ELSA
    REGION CODE    ADDRESS   : 2899 COLLINS AVENUE, UNIT #706
        03         CITY      :    MIAMI BEACH
                   STATE/ZIP : FL  33140
    MORTGAGE AMOUNT :    50,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     49,769.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       373.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.20000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      8.20000  PRODUCT CODE      :   002
    LTV :                 66.66600
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:     433,000.00
                               P & I AMT:      3,111.14  UPB AMT:     430,830.35
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           15
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007681406     MORTGAGORS: KELLER               CLAUDETTE

    REGION CODE    ADDRESS   : 20818 ROYDENCREST DRIVE
        03         CITY      :    SPRING
                   STATE/ZIP : TX  77388
    MORTGAGE AMOUNT :    63,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :     63,249.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       438.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.35000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.35000  PRODUCT CODE      :   002
    LTV :                 74.94100
    ----------------------------------------------------------------------------
0   0007681414     MORTGAGORS: FERGUSON             GENORA

    REGION CODE    ADDRESS   : 4834 INGLESIDE COURT
        03         CITY      :    SPRING
                   STATE/ZIP : TX  77388
    MORTGAGE AMOUNT :    56,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :     55,893.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       387.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.35000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.35000  PRODUCT CODE      :   002
    LTV :                 74.93300
    ----------------------------------------------------------------------------
0   0007681489     MORTGAGORS: SICA                 GLORIA

    REGION CODE    ADDRESS   : 5841 RATTLESNAKE HAMMOCK ROAD, UNIT
        03         CITY      :    NAPLES
                   STATE/ZIP : FL  34113
    MORTGAGE AMOUNT :    44,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     43,780.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       316.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.80000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.80000  PRODUCT CODE      :   002
    LTV :                 68.75000
    ----------------------------------------------------------------------------
0   0007685365     MORTGAGORS: SOOKHAL              HELEN
                               SOOKHAL              NANDLAL
    REGION CODE    ADDRESS   : 97-23 117TH ST
        01         CITY      :    RICHMOND HILL
                   STATE/ZIP : NY  11419
    MORTGAGE AMOUNT :   231,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    230,648.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,782.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0007685886     MORTGAGORS: BELLAMY              KENNETH
                               BELLAMY              SHERRY
    REGION CODE    ADDRESS   : 6506 ROCKLAND COURT
        01         CITY      :    CLIFTON
                   STATE/ZIP : VA  20124
    MORTGAGE AMOUNT :   218,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    216,935.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,489.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:     614,100.00
                               P & I AMT:      4,415.06  UPB AMT:     610,507.11
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           16
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007687668     MORTGAGORS: FOLEY                JOHN
                               LEE                  ROBERTA
    REGION CODE    ADDRESS   : 974  BARNARD COLLEGE LN
        01         CITY      :    UNIVERSITY CITY
                   STATE/ZIP : MO  63130
    MORTGAGE AMOUNT :   194,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    193,144.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,373.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   07/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007690266     MORTGAGORS: WAGONER              RANDY
                               WAGONER              NANCY
    REGION CODE    ADDRESS   : 412 STEEPLECHASE TRAIL
        01         CITY      :    KENNEDALE
                   STATE/ZIP : TX  76060
    MORTGAGE AMOUNT :   116,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    116,231.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       786.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   07/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007694912     MORTGAGORS: SCHMIDT              CHRIS

    REGION CODE    ADDRESS   : 33 WELLINGTON DR
        01         CITY      :    LONG VALLEY
                   STATE/ZIP : NJ  07853
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,999.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,005.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 63.44847
    ----------------------------------------------------------------------------
0   0007695091     MORTGAGORS: WIEAND               PAUL

    REGION CODE    ADDRESS   : 196 RED HILL ROAD
        01         CITY      :    OTTSVILLE
                   STATE/ZIP : PA  18942
    MORTGAGE AMOUNT :   152,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    150,987.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       998.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 13.81800
    ----------------------------------------------------------------------------
0   0007695851     MORTGAGORS: VAN BEAVER           JEFFREY
                               VAN BEAVER           TAMMY
    REGION CODE    ADDRESS   : N11666 NORTH LOST LAKE RD.
        01         CITY      :    ATHELSTANE
                   STATE/ZIP : WI  54104
    MORTGAGE AMOUNT :    63,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :     63,428.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       456.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   07/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:     806,550.00
                               P & I AMT:      5,621.24  UPB AMT:     802,790.89
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           17
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007696933     MORTGAGORS: DAVIDSON             DAVID
                               FICARO               FATIMA
    REGION CODE    ADDRESS   :    215 SOUTH GRIFFITH PARK DRIVE
        01         CITY      :    BURBANK
                   STATE/ZIP : CA  91506
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,217.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,595.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 78.57100
    ----------------------------------------------------------------------------
0   0007696990     MORTGAGORS: YSLAS                JESUS
                               YSLAS                SUSAN
    REGION CODE    ADDRESS   : 3510 SAN SIMEON AVENUE
        01         CITY      :    OXNARD
                   STATE/ZIP : CA  93033
    MORTGAGE AMOUNT :   122,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    121,763.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       875.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 74.06000
    ----------------------------------------------------------------------------
0   0007701931     MORTGAGORS: GUERRIERO            JOSEPH
                               GUERRIERO            THERESA
    REGION CODE    ADDRESS   : 1966 S EGRET LANE
        01         CITY      :    LIBERTYVILLE
                   STATE/ZIP : IL  60048
    MORTGAGE AMOUNT :   271,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,401.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,829.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.08800
    ----------------------------------------------------------------------------
0   0007703911     MORTGAGORS: RODRIGUEZ            EMILIO
                               RODRIGUEZ            BARBARA
    REGION CODE    ADDRESS   : 8455 E AMETHYST LANE
        01         CITY      :    TUCSON
                   STATE/ZIP : AZ  85750
    MORTGAGE AMOUNT :   227,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    226,070.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,549.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   07/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 63.80600
    ----------------------------------------------------------------------------
0   0007706567     MORTGAGORS: WIDDER               JAMES
                               WIDDER               PHYLLIS
    REGION CODE    ADDRESS   : 19674  WATERS END DRIVE
        01         CITY      :    BOCA RATON
                   STATE/ZIP : FL  33496
    MORTGAGE AMOUNT :   245,106.36  OPTION TO CONVERT :
    UNPAID BALANCE :    243,163.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,767.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/26
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 74.27400
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,085,956.36
                               P & I AMT:      7,617.23  UPB AMT:   1,080,616.41
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           18
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007706609     MORTGAGORS: FAYNE                SUSAN

    REGION CODE    ADDRESS   : 2105 GULF OF MEXICO DR.#3102
        01         CITY      :    LONGBOAT KEY,
                   STATE/ZIP : FL  34228
    MORTGAGE AMOUNT :   282,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,755.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,995.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   07/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0007708977     MORTGAGORS: YATES                CARYN

    REGION CODE    ADDRESS   : 1430 FALCON COURT
        01         CITY      :    GILROY
                   STATE/ZIP : CA  95020
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,098.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,678.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.41900
    ----------------------------------------------------------------------------
0   0007709082     MORTGAGORS: GOELKEL              GARY
                               GOELKEL              KATHLEEN
    REGION CODE    ADDRESS   : 17340 LAKEVIEW DRIVE
        01         CITY      :    MORGAN HILL
                   STATE/ZIP : CA  95037
    MORTGAGE AMOUNT :   468,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    466,106.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,153.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007709447     MORTGAGORS: RODRIGUEZ            ISRAEL
                               RODRIGUEZ            AMY
    REGION CODE    ADDRESS   : 9568 SEVILLE WAY
        01         CITY      :    CYPRESS
                   STATE/ZIP : CA  90630
    MORTGAGE AMOUNT :   291,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,603.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,039.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 64.82200
    ----------------------------------------------------------------------------
0   0007709801     MORTGAGORS: KING                 RANDALL
                               KING                 CHRISTINE
    REGION CODE    ADDRESS   : 3580 ALKIRST COURT
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95403
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,915.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,263.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,617,700.00
                               P & I AMT:     11,130.39  UPB AMT:   1,611,480.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           19
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007710262     MORTGAGORS: LURIE                HOWARD
                               LURIE                MICHELLE
    REGION CODE    ADDRESS   : 7755 BLUEBERRY HILL LANE
        01         CITY      :    ELLICOTT CITY
                   STATE/ZIP : MD  21043
    MORTGAGE AMOUNT :   130,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    128,965.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       889.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007710643     MORTGAGORS: WAGNER               GARY
                               WAGNER               MARJORIE
    REGION CODE    ADDRESS   : 2657 EL PRADO WAY
        01         CITY      :    SACRAMENTO
                   STATE/ZIP : CA  95825
    MORTGAGE AMOUNT :   131,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    131,224.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       942.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007714777     MORTGAGORS: AITELLI              PETER
                               AITELLI              LAUREL
    REGION CODE    ADDRESS   : 3838 ARBOLADO DRIVE
        01         CITY      :    WALNUT CREEK
                   STATE/ZIP : CA  94598
    MORTGAGE AMOUNT :   347,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    346,431.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,480.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   10/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 65.62200
    ----------------------------------------------------------------------------
0   0007719552     MORTGAGORS: GRIFFIN              SHANE
                               GRIFFIN              ANGELA
    REGION CODE    ADDRESS   : 4800 VIA AMANTE
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92886
    MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    346,857.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,493.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007719693     MORTGAGORS: GOLDBERG             STEVEN

    REGION CODE    ADDRESS   : 11802 FOLKSTONE LANE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90077
    MORTGAGE AMOUNT :   600,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    598,202.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,195.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 65.93400
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,557,800.00
                               P & I AMT:     11,000.94  UPB AMT:   1,551,680.95
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           20
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007720196     MORTGAGORS: O'REILLY             PATRICK
                               O'REILLY             ANN
    REGION CODE    ADDRESS   : 25942 EL SEGUNDO
        01         CITY      :    LAGUNA HILLS
                   STATE/ZIP : CA  92653
    MORTGAGE AMOUNT :   292,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,427.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,070.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 87.31300
    ----------------------------------------------------------------------------
0   0007720261     MORTGAGORS: MENENDEZ             C.
                               THIBIANT             ANNE-MARIE
    REGION CODE    ADDRESS   : 1948 FLETCHER AVENUE
        01         CITY      :    SOUTH PASADENA
                   STATE/ZIP : CA  91030
    MORTGAGE AMOUNT :   340,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,753.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,353.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007720998     MORTGAGORS: EDWARDS              JAMES
                               EDWARDS              SUSAN
    REGION CODE    ADDRESS   : 20271 EASTWOOD CIRCLE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92646
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,288.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,856.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007721277     MORTGAGORS: FAIRWEATHER          JAMES
                               FAIRWEATHER          ANGELA
    REGION CODE    ADDRESS   : 1022 TURNSTONE ROAD
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   327,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,908.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,232.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007721285     MORTGAGORS: LESAR                JENNIFER
                               SMITH                DANA
    REGION CODE    ADDRESS   : 7330 STARBOARD STREET
        01         CITY      :    CALRSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   381,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    379,648.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,762.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.94500
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,597,500.00
                               P & I AMT:     11,274.91  UPB AMT:   1,592,026.52
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           21
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007723950     MORTGAGORS: LIOTTI               MAURIZIO
                               LIOTTI               BONNIE
    REGION CODE    ADDRESS   : 84 HAMMERSMITH DR
        01         CITY      :    SAUGUS
                   STATE/ZIP : MA  01906
    MORTGAGE AMOUNT :   210,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    209,563.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,522.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0007724362     MORTGAGORS: VAN BURK             GERRIT
                               VAN BURK             ELIZABETH
    REGION CODE    ADDRESS   : 4877 WHEATSTONE DRIVE
        01         CITY      :    FAIRFAX
                   STATE/ZIP : VA  22032
    MORTGAGE AMOUNT :   160,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    159,483.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,077.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007724677     MORTGAGORS: LERITZ               LYNDEL
                               STANSELL             EDWIN
    REGION CODE    ADDRESS   : 812 MYRTLE STREET
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30308
    MORTGAGE AMOUNT :   337,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    336,383.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,245.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0007731029     MORTGAGORS: CULBERSON            LEAH

    REGION CODE    ADDRESS   : 435 WHITMORE DRIVE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30305
    MORTGAGE AMOUNT :   281,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,364.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,918.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0007731375     MORTGAGORS: WILBER               WILLIAM
                               WILBER               MAURI
    REGION CODE    ADDRESS   : 820 MARK WEST SPRINGS ROAD
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95404
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    346,852.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,358.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 47.61900
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,338,750.00
                               P & I AMT:      9,122.64  UPB AMT:   1,332,647.84
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           22
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007731854     MORTGAGORS: SMITH                STEVEN
                               MEDEIROS             ANA
    REGION CODE    ADDRESS   : 4316 NORTH LARWIN AVENUE
        01         CITY      :    CONCORD
                   STATE/ZIP : CA  94521
    MORTGAGE AMOUNT :   239,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,654.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,634.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007731946     MORTGAGORS: GLEICHER             STEVEN
                               UNELL                LOUISE
    REGION CODE    ADDRESS   : 5787 TRAILWOOD DRIVE
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95404
    MORTGAGE AMOUNT :   476,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    474,537.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,287.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007731987     MORTGAGORS: BLANCHETTE           TYRONE
                               BLANCHETTE           KEELEY
    REGION CODE    ADDRESS   : 1489 HAMPTON DRIVE
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94087
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,289.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,933.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007732019     MORTGAGORS: FOX                  BRIAN
                               FOX                  JACQUELINE
    REGION CODE    ADDRESS   : 16217 ALPINE PLACE
        01         CITY      :    LA MIRADA
                   STATE/ZIP : CA  90638
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,942.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,320.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007734635     MORTGAGORS: BAILEY               STEVEN
                               BAILEY               GAYLE
    REGION CODE    ADDRESS   : 640 BRADFORD ROAD
        01         CITY      :    EL CAJON
                   STATE/ZIP : CA  92019
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,356.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,729.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,591,600.00
                               P & I AMT:     10,906.45  UPB AMT:   1,586,781.44
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           23
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007734783     MORTGAGORS: MOSES                ANDREW
                               MOSES                SUSAN
    REGION CODE    ADDRESS   : 6491 DEERBROOK ROAD
        01         CITY      :    OAK PARK
                   STATE/ZIP : CA  91301
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,691.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,021.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 55.71806
    ----------------------------------------------------------------------------
0   0007734957     MORTGAGORS: CLARK                WILLIAM
                               CLARK                SIGITA
    REGION CODE    ADDRESS   : 20789 MALCOLM AVENUE
        01         CITY      :    SARATOGA
                   STATE/ZIP : CA  95070
    MORTGAGE AMOUNT :   815,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    813,626.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,353.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 77.61900
    ----------------------------------------------------------------------------
0   0007735533     MORTGAGORS: BALLOU               JOHN
                               BALLOU               LYNN
    REGION CODE    ADDRESS   : 231 ORCHARD ROAD
        01         CITY      :    ORINDA
                   STATE/ZIP : CA  94563
    MORTGAGE AMOUNT :   434,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    433,198.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,038.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.28800
    ----------------------------------------------------------------------------
0   0007735954     MORTGAGORS: ARCHER               KING

    REGION CODE    ADDRESS   : 13 GUADALMINA DRIVE
        01         CITY      :    DANA POINT
                   STATE/ZIP : CA  92629
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    498,425.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,410.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 71.42800
    ----------------------------------------------------------------------------
0   0007736556     MORTGAGORS: ARULAMPALAM          NARESH
                               ARULAMPALAM          SUHANTHI
    REGION CODE    ADDRESS   : 11746 MONTE LEON WAY
        01         CITY      :    NORTHRIDGE
                   STATE/ZIP : CA  91326
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    338,860.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,319.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,389,500.00
                               P & I AMT:     16,143.52  UPB AMT:   2,382,802.22
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           24
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007737224     MORTGAGORS: YAMAGUMA             STEVE
                               TOMA                 LYNN
    REGION CODE    ADDRESS   : 3641 VIREO AVENUE
        01         CITY      :    SANTA CLARA
                   STATE/ZIP : CA  95051
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    318,992.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,182.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 54.70000
    ----------------------------------------------------------------------------
0   0007737968     MORTGAGORS: BARKER               DONALD
                               BARKER               ALISON
    REGION CODE    ADDRESS   : 1279 CURTISS AVENUE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95125
    MORTGAGE AMOUNT :   337,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    336,015.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,385.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 74.88800
    ----------------------------------------------------------------------------
0   0007738271     MORTGAGORS: WASHIASHI            JEFFREY
                               WASHIASHI            SUSAN
    REGION CODE    ADDRESS   : 18418 MOUNT CHERIE CIRCLE
        01         CITY      :    FOUNTAIN VALLEY
                   STATE/ZIP : CA  92708
    MORTGAGE AMOUNT :   306,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,261.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,061.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007738479     MORTGAGORS: COHEN                SERGE
                               COHEN                WENDY
    REGION CODE    ADDRESS   : 24611 CATALONIA CIRCLE
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92691
    MORTGAGE AMOUNT :   260,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,378.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,820.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007738487     MORTGAGORS: ZINKAN               RICHARD
                               ZINKAN               JEANETTE
    REGION CODE    ADDRESS   : 461 COUNTRY HILL ROAD
        01         CITY      :    ANAHEIM
                   STATE/ZIP : CA  92808
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,270.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,114.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 65.95744
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,533,400.00
                               P & I AMT:     10,565.33  UPB AMT:   1,528,917.76
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           25
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007738495     MORTGAGORS: SLAVICK              KURT
                               SLAVICK              SUZY
    REGION CODE    ADDRESS   : 145 SOUTH LA PEER DRIVE
        01         CITY      :    BEVERLY HILLS
                   STATE/ZIP : CA  90211
    MORTGAGE AMOUNT :   354,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    353,219.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,478.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 55.37500
    ----------------------------------------------------------------------------
0   0007738511     MORTGAGORS: FIANCE               ROBERT
                               FIANCE               BETH
    REGION CODE    ADDRESS   : 2645 COUNTRY LANE
        01         CITY      :    WESTLAKE VILLAGE
                   STATE/ZIP : CA  91361
    MORTGAGE AMOUNT :   389,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    387,762.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,723.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 69.55357
    ----------------------------------------------------------------------------
0   0007738529     MORTGAGORS: ENNIS                CRAIG
                               ENNIS                VICKIE
    REGION CODE    ADDRESS   : 2195 CHANDLER DRIVE
        01         CITY      :    TUSTIN
                   STATE/ZIP : CA  92782
    MORTGAGE AMOUNT :   520,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    518,402.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,591.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 67.53246
    ----------------------------------------------------------------------------
0   0007738537     MORTGAGORS: ELLIOTT              GRAYDON

    REGION CODE    ADDRESS   : 572 SPRINGFIELD AVENUE
        01         CITY      :    OCEANSIDE
                   STATE/ZIP : CA  92057
    MORTGAGE AMOUNT :   238,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,785.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,667.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0007738552     MORTGAGORS: BROWN                JOHN
                               BROWN                VICTORIA
    REGION CODE    ADDRESS   : 3 SANTA CATALINA
        01         CITY      :    RANCHO SANTA MARGARITA AR
                   STATE/ZIP : CA  92688
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,366.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,052.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 89.23077
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,792,400.00
                               P & I AMT:     12,513.23  UPB AMT:   1,786,535.56
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           26
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007738578     MORTGAGORS: REARDON              WILLIAM
                               REARDON              CHRISTINE
    REGION CODE    ADDRESS   : 8881 DORSETT DRIVE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92646
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,255.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,237.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007738586     MORTGAGORS: MOXLEY               PATRICK
                               MOXLEY               MARY
    REGION CODE    ADDRESS   : 32922 BROOKSEED DRIVE
        01         CITY      :    TRABUCO CANYON
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   338,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    336,926.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,392.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 76.81818
    ----------------------------------------------------------------------------
0   0007738594     MORTGAGORS: GOLDSTEIN            RONALD
                               GOLDSTEIN            ANITA
    REGION CODE    ADDRESS   : 28575 MALABAR ROAD
        01         CITY      :    TRABUCO CANYON
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   240,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,878.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,682.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 66.83300
    ----------------------------------------------------------------------------
0   0007738602     MORTGAGORS: WONG                 CARLTON
                               WATANABE             MARCIA
    REGION CODE    ADDRESS   : 4221 VIA VALMONTE
        01         CITY      :    PALOS VERDES ESTATES
                   STATE/ZIP : CA  90274
    MORTGAGE AMOUNT :   375,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    373,989.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,527.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007738610     MORTGAGORS: IRWIN                DAVID
                               IRWIN                SHEILA
    REGION CODE    ADDRESS   : 6526 PINION STREET
        01         CITY      :    AGOURA HILLS
                   STATE/ZIP : CA  91301
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,156.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,120.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.96900
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,573,800.00
                               P & I AMT:     10,960.85  UPB AMT:   1,569,206.19
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           27
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007738628     MORTGAGORS: VILLAFUERTE          CONRAD
                               VILLAFUERTE          LAURA
    REGION CODE    ADDRESS   : 8752 HUDSON RIVER CIRCLE
        01         CITY      :    FOUNTAIN VALLEY
                   STATE/ZIP : CA  92708
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,431.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,840.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.38900
    ----------------------------------------------------------------------------
0   0007738636     MORTGAGORS: MARKUS               RICHARD
                               MARKUS               LISA
    REGION CODE    ADDRESS   : 2105 #A PULLMAN LANE
        01         CITY      :    REDONDO BEACH
                   STATE/ZIP : CA  90278
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,111.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,944.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.02500
    ----------------------------------------------------------------------------
0   0007738644     MORTGAGORS: TALLEY               ROBYNE
                               OLSON                CHRIS
    REGION CODE    ADDRESS   : 913 PATRICIA WAY
        01         CITY      :    SAN RAFAEL
                   STATE/ZIP : CA  94903
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,384.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,851.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 57.02100
    ----------------------------------------------------------------------------
0   0007738651     MORTGAGORS: MATTOX               TYLER
                               MATTOX               H.
    REGION CODE    ADDRESS   : 868 WILSON STREET
        01         CITY      :    LAGUNA BEACH
                   STATE/ZIP : CA  92651
    MORTGAGE AMOUNT :   306,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,105.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,165.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 64.42100
    ----------------------------------------------------------------------------
0   0007738669     MORTGAGORS: RUHFUS               FRANK
                               RUHFUS               PUSHPA
    REGION CODE    ADDRESS   : 2924 WINLOCK ROAD
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90505
    MORTGAGE AMOUNT :   231,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    231,041.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,560.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,350,600.00
                               P & I AMT:      9,361.68  UPB AMT:   1,347,074.96
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           28
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007738677     MORTGAGORS: CHALMERS             RODERICK
                               CHALMERS             ANDREA
    REGION CODE    ADDRESS   : 1104 DANA DRIVE
        01         CITY      :    COSTA MESA
                   STATE/ZIP : CA  92626
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,396.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,684.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 62.50000
    ----------------------------------------------------------------------------
0   0007738685     MORTGAGORS: SIDES                SAM
                               SIDES                CINDY
    REGION CODE    ADDRESS   : 3 HENRY
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92620
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,637.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,013.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   10/01/18
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.12500
    ----------------------------------------------------------------------------
0   0007738693     MORTGAGORS: MCDONOUGH            JOSEPH
                               MCDONOUGH            JULIE
    REGION CODE    ADDRESS   : 39 FRANCISCAN PLACE
        01         CITY      :    POMONA
                   STATE/ZIP : CA  91766
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,295.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,896.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 76.00000
    ----------------------------------------------------------------------------
0   0007738701     MORTGAGORS: CANTEEN              JAMES
                               CANTEEN              ALICE
    REGION CODE    ADDRESS   : 7919 SAN FELIPE STREET
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92114
    MORTGAGE AMOUNT :   130,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    129,801.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       897.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 94.20300
    ----------------------------------------------------------------------------
0   0007738719     MORTGAGORS: COYLE-MILLER         CYNTHIA

    REGION CODE    ADDRESS   : 9036 DAVID AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90034
    MORTGAGE AMOUNT :   340,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,698.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,322.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,255,500.00
                               P & I AMT:      8,815.11  UPB AMT:   1,251,828.39
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           29
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007738743     MORTGAGORS: COTTLE               WILLIAM
                               COTTLE               KYMBERLY
    REGION CODE    ADDRESS   : 18808 SANTA ISADORA STREET
        01         CITY      :    FOUNTAIN VALLEY
                   STATE/ZIP : CA  92708
    MORTGAGE AMOUNT :   330,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,491.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,280.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.63000
    ----------------------------------------------------------------------------
0   0007738776     MORTGAGORS: SABRAW               DANA
                               STEPHAN              SUMMER
    REGION CODE    ADDRESS   : 10752 SUNSET RIDGE DRIVE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92131
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,088.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,208.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007738784     MORTGAGORS: SCHAUB               KENNETH
                               SCHAUB               DEBORAH
    REGION CODE    ADDRESS   : 1943 OBERLIN AVENUE
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91360
    MORTGAGE AMOUNT :   271,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,645.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,852.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0007738792     MORTGAGORS: CURRY                PHILLIP
                               CURRY                CHRYSTYNE
    REGION CODE    ADDRESS   : 17655 BELLE HELENE COURT
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92128
    MORTGAGE AMOUNT :   262,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,174.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,787.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007738800     MORTGAGORS: DOBBS                STEVEN
                               DOBBS                JUNE
    REGION CODE    ADDRESS   : 1840 CONEJO LANE
        01         CITY      :    FULLERTON
                   STATE/ZIP : CA  92833
    MORTGAGE AMOUNT :   293,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,742.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,051.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.94500
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,469,150.00
                               P & I AMT:     10,180.20  UPB AMT:   1,465,142.29
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           30
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007738818     MORTGAGORS: MCMILLIN             JAMES
                               MCMILLIN             NANCY
    REGION CODE    ADDRESS   : 17361 HOLIDAY DRIVE
        01         CITY      :    MORGAN HILL
                   STATE/ZIP : CA  95037
    MORTGAGE AMOUNT :   372,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    371,187.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,633.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007738826     MORTGAGORS: VOLPI                ROCCI
                               VOLPI                LORETTA
    REGION CODE    ADDRESS   : 725 SOUTH RIDGEMARK DRIVE
        01         CITY      :    HOLLISTER
                   STATE/ZIP : CA  95023
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,388.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,981.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007738834     MORTGAGORS: ZHU                  YUN
                               WANG                 XUEYAN
    REGION CODE    ADDRESS   : 330 BEACH PARK BOULEVARD
        01         CITY      :    FOSTER CITY
                   STATE/ZIP : CA  94404
    MORTGAGE AMOUNT :   452,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    450,578.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,083.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007738842     MORTGAGORS: DUKHOVNY             ALEC
                               DUKHOVNY             TATYANA
    REGION CODE    ADDRESS   : 277 16TH AVENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94118
    MORTGAGE AMOUNT :   358,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    357,197.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,503.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 58.68800
    ----------------------------------------------------------------------------
0   0007738859     MORTGAGORS: ASHE                 JON

    REGION CODE    ADDRESS   : 294 IGNACIO VALLEY CIRCLE
        01         CITY      :    NOVATO
                   STATE/ZIP : CA  94949
    MORTGAGE AMOUNT :   299,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,579.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,092.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,761,250.00
                               P & I AMT:     12,293.86  UPB AMT:   1,756,931.66
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           31
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007738867     MORTGAGORS: YAO                  CHIA-YIAO
                               ZHANG                CHUN
    REGION CODE    ADDRESS   : 335 GRAU DRIVE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94536
    MORTGAGE AMOUNT :   294,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,324.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,030.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 60.00000
    ----------------------------------------------------------------------------
0   0007738875     MORTGAGORS: TOWNSEND             BRETT
                               TOWNSEND             KIMBERLY
    REGION CODE    ADDRESS   : 2327 BEN HUR COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95124
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    338,956.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,262.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 63.07900
    ----------------------------------------------------------------------------
0   0007738909     MORTGAGORS: SCHUTTS              BRADFORD

    REGION CODE    ADDRESS   : 3789 PONDEROSA WAY
        01         CITY      :    PALM SPRINGS
                   STATE/ZIP : CA  92262
    MORTGAGE AMOUNT :   243,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,786.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,637.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.93700
    ----------------------------------------------------------------------------
0   0007738917     MORTGAGORS: ARNOLD               TIMOTHY
                               ARNOLD               KIM
    REGION CODE    ADDRESS   : 2119 WOOD ROAD
        01         CITY      :    FULTON
                   STATE/ZIP : CA  95439
    MORTGAGE AMOUNT :   275,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,247.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,952.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.57500
    ----------------------------------------------------------------------------
0   0007738966     MORTGAGORS: NAJARIAN             PAUL
                               NAJARIAN             VIRGINIA
    REGION CODE    ADDRESS   : 5460 SMOKEY MOUNTAIN WAY
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92887
    MORTGAGE AMOUNT :   393,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    392,802.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,653.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.98700
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,546,650.00
                               P & I AMT:     10,535.32  UPB AMT:   1,542,117.81
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           32
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007738974     MORTGAGORS: EHRET                JASON
                               EHRET                JEANINE
    REGION CODE    ADDRESS   : 1324 9TH STREET
        01         CITY      :    CORONADO
                   STATE/ZIP : CA  92118
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,238.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,377.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007738982     MORTGAGORS: CONGDON              ALIA
                               CHARLES              DUTTCH
    REGION CODE    ADDRESS   : 800 BOCCACCIO AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90291
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,388.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,981.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007739022     MORTGAGORS: SACHS                SANDRA
                               GANS                 ROBIN
    REGION CODE    ADDRESS   : 930 NORTH WETHERLY DRIVE #302
        01         CITY      :    WEST HOLLYWOOD
                   STATE/ZIP : CA  90069
    MORTGAGE AMOUNT :   345,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,207.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,382.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0007739048     MORTGAGORS: DOYLE                JONATHAN
                               DOYLE                NATHALIE
    REGION CODE    ADDRESS   : 6704 RANDIWOOD LANE
        01         CITY      :    LOS ANGELOS,WEST HILLS AR
                   STATE/ZIP : CA  91307
    MORTGAGE AMOUNT :   287,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,935.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,963.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99400
    ----------------------------------------------------------------------------
0   0007739055     MORTGAGORS: JHA                  SWAPAN
                               JHA                  RINA
    REGION CODE    ADDRESS   : 5 CRAGMONT COURT
        01         CITY      :    SAN MATEO
                   STATE/ZIP : CA  94403
    MORTGAGE AMOUNT :   512,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    510,852.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,579.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,764,900.00
                               P & I AMT:     12,285.96  UPB AMT:   1,760,622.16
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           33
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007739071     MORTGAGORS: ABRAMS               JOSEPH
                               TOLEIKIS             JENNIFER
    REGION CODE    ADDRESS   : 64 GLADYS ST
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94110
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,378.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,800.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007739089     MORTGAGORS: ROSE                 WENDY
                               ROSE                 ERIK
    REGION CODE    ADDRESS   : 6450 CASA VISTA DRIVE
        01         CITY      :    LOOMIS
                   STATE/ZIP : CA  95650
    MORTGAGE AMOUNT :   293,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,353.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,976.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 89.96932
    ----------------------------------------------------------------------------
0   0007739105     MORTGAGORS: JOHNSON              MARK
                               JOHNSON              SHAUN
    REGION CODE    ADDRESS   : 957 SNYDER LANE
        01         CITY      :    WALNUT CREEK
                   STATE/ZIP : CA  94598
    MORTGAGE AMOUNT :   264,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,076.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,805.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 56.31900
    ----------------------------------------------------------------------------
0   0007739121     MORTGAGORS: TATE                 ROBERT
                               TATE                 AMY
    REGION CODE    ADDRESS   : 18121 MOUNTAIN VIEW COURT
        01         CITY      :    LOS GATOS
                   STATE/ZIP : CA  95033
    MORTGAGE AMOUNT :   313,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,861.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,139.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007739154     MORTGAGORS: COHEN                MICHAEL
                               COHEN                VICTORIA
    REGION CODE    ADDRESS   : 3922 22ND STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94114
    MORTGAGE AMOUNT :   400,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,879.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,768.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,536,400.00
                               P & I AMT:     10,490.24  UPB AMT:   1,532,549.64
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           34
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007739162     MORTGAGORS: KAUFER               DAVID
                               KAUFER               RENEE
    REGION CODE    ADDRESS   : 1817 SINCLAIR DRIVE
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94588
    MORTGAGE AMOUNT :   273,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,939.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,843.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007739170     MORTGAGORS: BEESE                MICHAEL

    REGION CODE    ADDRESS   : 1738 17TH AVENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94122
    MORTGAGE AMOUNT :   333,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    332,833.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,304.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007739188     MORTGAGORS: ROMERO               LEO
                               FLANDERS             MARIAN
    REGION CODE    ADDRESS   : 27490 OAKSIDE DRIVE
        01         CITY      :    DAVIS
                   STATE/ZIP : CA  95616
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,249.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,944.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007739196     MORTGAGORS: CHUA                 JOHNSY
                               CHUA                 THERESA
    REGION CODE    ADDRESS   : 109 GLASGOW LANE
        01         CITY      :    SAN CARLOS
                   STATE/ZIP : CA  94070
    MORTGAGE AMOUNT :   544,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    543,947.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,716.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007739204     MORTGAGORS: GARCIA               DAVID
                               GARCIA               MARIA
    REGION CODE    ADDRESS   : 3794 COUNTRY CLUB DRIVE
        01         CITY      :    REDWOOD CITY
                   STATE/ZIP : CA  94061
    MORTGAGE AMOUNT :   267,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,230.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,754.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 51.34600
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,715,000.00
                               P & I AMT:     11,562.42  UPB AMT:   1,711,200.97
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           35
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007739212     MORTGAGORS: AHLSTROM             CRAIG

    REGION CODE    ADDRESS   : 2085 WEST CALIFORNIA STREET
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92110
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,171.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,964.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 68.57100
    ----------------------------------------------------------------------------
0   0007739238     MORTGAGORS: MOZENA               JULIE
                               GREENWOOD            TREVOR
    REGION CODE    ADDRESS   : 196 THE ALAMEDA
        01         CITY      :    SAN ANSELMO
                   STATE/ZIP : CA  94960
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,274.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,101.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007739253     MORTGAGORS: PATTI                PHILIP
                               PATTI                GRETCHEN
    REGION CODE    ADDRESS   : 3575 RIDGE ROAD
        01         CITY      :    TEMPLETON
                   STATE/ZIP : CA  93465
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,435.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,093.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   10/01/18
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 55.10200
    ----------------------------------------------------------------------------
0   0007739261     MORTGAGORS: RHODIE               JEFFREY
                               CHAUM                DEBRA
    REGION CODE    ADDRESS   : 1273 GUERRERO STREET #202
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94110
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,209.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,375.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007739303     MORTGAGORS: MULLEN               BARRY
                               MULLEN               MARY
    REGION CODE    ADDRESS   : 2486 IVORY WAY
        01         CITY      :    OXNARD
                   STATE/ZIP : CA  93030
    MORTGAGE AMOUNT :   267,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,219.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,889.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.16200
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,477,000.00
                               P & I AMT:     10,424.83  UPB AMT:   1,472,311.27
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           36
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007739329     MORTGAGORS: DILEVA               ANTHONY
                               DILEVA               KIMBERLY
    REGION CODE    ADDRESS   : 1720 WEST 26TH STREET
        01         CITY      :    SAN PEDRO AREA
                   STATE/ZIP : CA  90732
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,670.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,692.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.38400
    ----------------------------------------------------------------------------
0   0007739360     MORTGAGORS: SPAETH               OLIVER
                               SPAETH               LAURA
    REGION CODE    ADDRESS   : 2375 SUNFLOWER CIRCLE
        01         CITY      :    GILROY
                   STATE/ZIP : CA  95020
    MORTGAGE AMOUNT :   395,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    394,085.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,730.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 63.75800
    ----------------------------------------------------------------------------
0   0007739378     MORTGAGORS: PARK                 CHUL
                               PARK                 YOON
    REGION CODE    ADDRESS   : 1161 CREEKWOOD DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95129
    MORTGAGE AMOUNT :   315,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,505.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,181.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.67100
    ----------------------------------------------------------------------------
0   0007739386     MORTGAGORS: LAI                  PATRICK
                               LAI                  POLLY
    REGION CODE    ADDRESS   : 15183 ORION ROAD
        01         CITY      :    SAN LEANDRO
                   STATE/ZIP : CA  94579
    MORTGAGE AMOUNT :   308,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,698.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,184.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.98900
    ----------------------------------------------------------------------------
0   0007739402     MORTGAGORS: BANDANZA             PAUL
                               BANDANZA             LIANE
    REGION CODE    ADDRESS   : 15371 STRATFORD DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95124
    MORTGAGE AMOUNT :   300,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,109.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,077.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,565,600.00
                               P & I AMT:     10,866.07  UPB AMT:   1,560,069.19
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           37
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007739410     MORTGAGORS: SPEKTOR              SEMYON
                               SPEKTOR              TATYANA
    REGION CODE    ADDRESS   : 766 33RD AVENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94121
    MORTGAGE AMOUNT :   365,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    363,906.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,552.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 59.83600
    ----------------------------------------------------------------------------
0   0007739428     MORTGAGORS: EDWARDS              JEFFREY
                               EDWARDS              MARY
    REGION CODE    ADDRESS   : 1682 23RD AVENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94122
    MORTGAGE AMOUNT :   323,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    322,258.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,230.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 89.97200
    ----------------------------------------------------------------------------
0   0007739436     MORTGAGORS: JENKINS              ROBERT
                               JENKINS              NANCY
    REGION CODE    ADDRESS   : 1411 PLEASANT HILL ROAD
        01         CITY      :    SEBASTOPOL
                   STATE/ZIP : CA  95472
    MORTGAGE AMOUNT :   725,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    723,778.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,762.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 65.90900
    ----------------------------------------------------------------------------
0   0007739444     MORTGAGORS: TORRES               ALMA

    REGION CODE    ADDRESS   : 3251 VINTAGE OAKS COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95148
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    306,625.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,049.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007739451     MORTGAGORS: HARRELL              DOUGLAS
                               HARRELL              VERNICE
    REGION CODE    ADDRESS   : 609 ARCADIA TERRACE #201
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94086
    MORTGAGE AMOUNT :   253,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,052.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,730.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,974,650.00
                               P & I AMT:     13,325.26  UPB AMT:   1,969,621.39
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           38
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007739485     MORTGAGORS: HSU                  STELLA
                               HSU                  HILARY
    REGION CODE    ADDRESS   : 10 JADE PLACE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94131
    MORTGAGE AMOUNT :   556,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    555,192.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,935.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 76.16400
    ----------------------------------------------------------------------------
0   0007739493     MORTGAGORS: SCHOUSTRA            RICHARD
                               ROGERS               HOLLY
    REGION CODE    ADDRESS   : 1350 COLUMBUS AVENUE
        01         CITY      :    BURLINGAME
                   STATE/ZIP : CA  94010
    MORTGAGE AMOUNT :   395,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    393,756.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,694.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 53.02000
    ----------------------------------------------------------------------------
0   0007740335     MORTGAGORS: LISOWSKI             FRANK
                               LISOWSKI             CAREY
    REGION CODE    ADDRESS   : 5636 BERGAMO COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95118
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,366.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,052.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 51.32743
    ----------------------------------------------------------------------------
0   0007747140     MORTGAGORS: RIORDAN              STEPHEN

    REGION CODE    ADDRESS   : 164 PAGE ROAD
        01         CITY      :    VALLEY STREAM
                   STATE/ZIP : NY  11581
    MORTGAGE AMOUNT :   149,990.00  OPTION TO CONVERT :
    UNPAID BALANCE :    149,529.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,035.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.06000
    ----------------------------------------------------------------------------
0   0007747165     MORTGAGORS: WALKER               ALAN

    REGION CODE    ADDRESS   : 59 SCOFIELD ROAD
        01         CITY      :    POUND RIDGE
                   STATE/ZIP : NY  10576
    MORTGAGE AMOUNT :    58,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :     58,220.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       403.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 14.97435
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,449,390.00
                               P & I AMT:     10,121.84  UPB AMT:   1,446,064.98
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           39
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007747215     MORTGAGORS: TARNOVE              EDNA

    REGION CODE    ADDRESS   : 3200  PORT ROYALE DR N # 807
        01         CITY      :    FORT LAUDERDALE
                   STATE/ZIP : FL  33308
    MORTGAGE AMOUNT :   144,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    143,694.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       996.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 62.00000
    ----------------------------------------------------------------------------
0   0007747223     MORTGAGORS: MCKENNA              TIMOTHY
                               DURIGAN              MARY
    REGION CODE    ADDRESS   : 5820  SATEL DRIVE
        01         CITY      :    ORLANDO
                   STATE/ZIP : FL  32810
    MORTGAGE AMOUNT :   138,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    137,413.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       906.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0007747231     MORTGAGORS: SANDS                JAMES
                               SANDS                FELICIA
    REGION CODE    ADDRESS   : 4100  GALT OCEAN DRIVE UNIT 203
        01         CITY      :    FORT LAUDERDALE
                   STATE/ZIP : FL  33308
    MORTGAGE AMOUNT :   115,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    114,557.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       794.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0007747264     MORTGAGORS: SIDERMAN             MIRTA

    REGION CODE    ADDRESS   : 277 SOUTH SPALDDING DRIVE UNIT 203
        01         CITY      :    BEVERLY HILLS
                   STATE/ZIP : CA  90212
    MORTGAGE AMOUNT :   392,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    390,795.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,707.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0007747330     MORTGAGORS: ANSELMO              KAREN
                               ANSELMO              ALBERT
    REGION CODE    ADDRESS   : 39 CARNATION RD
        01         CITY      :    LEVITTOWN
                   STATE/ZIP : NY  11756
    MORTGAGE AMOUNT :   128,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    127,327.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       884.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 55.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:     917,250.00
                               P & I AMT:      6,288.66  UPB AMT:     913,788.09
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           40
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007747355     MORTGAGORS: JANSEN               JOHN
                               JANSEN               WAYNE
    REGION CODE    ADDRESS   : 99 WINDFLOWER N E
        01         CITY      :    COMSTOCK PARK
                   STATE/ZIP : MI  49321
    MORTGAGE AMOUNT :   150,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    149,422.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,036.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0007747363     MORTGAGORS: COLAVECCHIO          NICHOLAS

    REGION CODE    ADDRESS   : 75-77 LANCASTER ROAD
        01         CITY      :    WEST HARTFORD
                   STATE/ZIP : CT  06107
    MORTGAGE AMOUNT :   144,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    143,638.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,094.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0007747371     MORTGAGORS: BAKER                DAVID
                               BAKER                MELANIE
    REGION CODE    ADDRESS   : 17080 TOMAHAWK TRAIL
        01         CITY      :    PLYMOUTH
                   STATE/ZIP : IN  46563
    MORTGAGE AMOUNT :    92,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :     92,016.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       637.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 69.24700
    ----------------------------------------------------------------------------
0   0007747389     MORTGAGORS: LANGFORD             R
                               LANGFORD             SHERRI
    REGION CODE    ADDRESS   : 15815 RALEIGH OAK LANE
        01         CITY      :    CYPRESS
                   STATE/ZIP : TX  77429
    MORTGAGE AMOUNT :   121,965.00  OPTION TO CONVERT :
    UNPAID BALANCE :    121,539.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       842.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0007747397     MORTGAGORS: STRONG               WILLIAM
                               STRONG               URSULA
    REGION CODE    ADDRESS   : 13818 WALKERS CREEK DRIVE
        01         CITY      :    CHARLOTTE
                   STATE/ZIP : NC  28273
    MORTGAGE AMOUNT :   130,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    129,600.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       897.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 65.58800
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:     638,265.00
                               P & I AMT:      4,508.28  UPB AMT:     636,216.97
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           41
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007747405     MORTGAGORS: HEIL                 TODD

    REGION CODE    ADDRESS   : 2355 ALDEN WOODS DRIVE
        01         CITY      :    JONESBORO
                   STATE/ZIP : GA  30236
    MORTGAGE AMOUNT :   118,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    118,144.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       828.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0007747439     MORTGAGORS: MOLDERS              MARIA
                               MOLDERS              ERIC
    REGION CODE    ADDRESS   : 563 WILLOW GROVE ROAD
        01         CITY      :    STONY POINT
                   STATE/ZIP : NY  10980
    MORTGAGE AMOUNT :   175,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    174,365.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,238.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0007747579     MORTGAGORS: EYZAGUIRRE           ROBERTO
                               EYZAGUIRRE           JUNE
    REGION CODE    ADDRESS   : 9627  VAL VERDE
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77063
    MORTGAGE AMOUNT :   109,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    109,163.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       756.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0007747611     MORTGAGORS: ZABALA               JOSE
                               ZABALA               SANTA
    REGION CODE    ADDRESS   : 1184 PARKWOOD PLACE
        01         CITY      :    BROWNSVILLE
                   STATE/ZIP : TX  78520
    MORTGAGE AMOUNT :    94,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     93,711.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       649.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0007747629     MORTGAGORS: HETHERINGTON         JUDY

    REGION CODE    ADDRESS   : 336 OLMSTED RD
        01         CITY      :    RIVERSIDE
                   STATE/ZIP : IL  60546
    MORTGAGE AMOUNT :   198,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    197,890.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,370.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 69.49874
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:     695,500.00
                               P & I AMT:      4,843.72  UPB AMT:     693,275.46
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           42
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007747637     MORTGAGORS: SHARP                PAUL
                               SHARP                SUSAN
    REGION CODE    ADDRESS   : 113 RIVER BEND DRIVE
        01         CITY      :    DAGSBORO
                   STATE/ZIP : DE  19939
    MORTGAGE AMOUNT :    90,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     89,421.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       621.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0007747652     MORTGAGORS: JOHNSON              ROBERT

    REGION CODE    ADDRESS   : 200  EVERGREEN LANE
        01         CITY      :    YORK
                   STATE/ZIP : PA  17404
    MORTGAGE AMOUNT :    92,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :     92,542.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       641.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0007747660     MORTGAGORS: RODRIGUEZ            MAURA

    REGION CODE    ADDRESS   : 1400  HERMANN DRIVE UNIT 3H
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77004
    MORTGAGE AMOUNT :   114,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    113,859.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       789.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 67.00000
    ----------------------------------------------------------------------------
0   0007747678     MORTGAGORS: HARLLEE              SUZANNE

    REGION CODE    ADDRESS   : 7076  WILDWOOD CIRCLE UNIT 169
        01         CITY      :    LOUISVILLE
                   STATE/ZIP : KY  40291
    MORTGAGE AMOUNT :    60,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     59,768.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       414.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0007747694     MORTGAGORS: GOODNIGHT            SUE

    REGION CODE    ADDRESS   : 7707 ROYAL LANE
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75230
    MORTGAGE AMOUNT :   135,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    134,426.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       886.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:     492,200.00
                               P & I AMT:      3,353.95  UPB AMT:     490,018.90
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           43
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007747702     MORTGAGORS: TUBESING             LEE

    REGION CODE    ADDRESS   : 595 KINGS PEAK DRIVE
        01         CITY      :    ALPHARETTA
                   STATE/ZIP : GA  30022
    MORTGAGE AMOUNT :   218,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    217,330.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,505.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0007748049     MORTGAGORS: GRIFFITH             SCOTT
                               GRIFFITH             CYNTHIA
    REGION CODE    ADDRESS   : 3533 SOARING EAGLE LANE
        01         CITY      :    CASTLE ROCK
                   STATE/ZIP : CO  80104
    MORTGAGE AMOUNT :   255,920.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,255.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,659.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007748098     MORTGAGORS: AVAKYANTS            SARKIS

    REGION CODE    ADDRESS   : 1446 ALLEN AVENUE
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91201
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,201.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,005.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007752785     MORTGAGORS: MANGIAMELI           LEONARD
                               MANGIAMELI           EVELYN
    REGION CODE    ADDRESS   : 3129 MCKINLEY WAY
        03         CITY      :    COSTA MESA
                   STATE/ZIP : CA  92626
    MORTGAGE AMOUNT :   213,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    213,140.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,531.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0007754245     MORTGAGORS: DUNCAN               DAREN
                               DUNCAN               MELODY
    REGION CODE    ADDRESS   : 12795 WOLFF COURT
        01         CITY      :    BROOMFIELD
                   STATE/ZIP : CO  80020
    MORTGAGE AMOUNT :   229,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,989.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,620.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   07/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 88.07600
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,196,670.00
                               P & I AMT:      8,323.69  UPB AMT:   1,192,917.70
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           44
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007754401     MORTGAGORS: DE FOREST            RICHARD
                               DE FOREST            GABRIELLE
    REGION CODE    ADDRESS   : 3 MOUNTAIN GATE
        01         CITY      :    COTO DE CAZA AREA
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   401,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    400,017.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,771.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0007754419     MORTGAGORS: RAMOS                DWIGHT
                               RAMOS                IMELDA
    REGION CODE    ADDRESS   : 16 VIA BABERA
        01         CITY      :    RANCHO SANTA MARGARITA AR
                   STATE/ZIP : CA  92688
    MORTGAGE AMOUNT :   302,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,919.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,039.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.99883
    ----------------------------------------------------------------------------
0   0007754427     MORTGAGORS: REILLY               MICHAEL
                               REILLY               ROSE
    REGION CODE    ADDRESS   : 16888 ST. ANDREWS DRIVE
        01         CITY      :    POWAY
                   STATE/ZIP : CA  92064
    MORTGAGE AMOUNT :   351,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,411.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,399.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 65.14800
    ----------------------------------------------------------------------------
0   0007754492     MORTGAGORS: BROOKENS             BENJAMIN
                               BROOKENS             CAROL
    REGION CODE    ADDRESS   : 4386 ARCADIAN DRIVE EAST
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94546
    MORTGAGE AMOUNT :   295,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,646.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,991.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007754500     MORTGAGORS: WILLIAMS             DAVID
                               WILLIAMS             DANA
    REGION CODE    ADDRESS   : 15305 METROPOL DRIVE
        01         CITY      :    HACIENDA HEIGHTS
                   STATE/ZIP : CA  91745
    MORTGAGE AMOUNT :   346,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    345,381.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,334.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,697,800.00
                               P & I AMT:     11,536.18  UPB AMT:   1,692,375.91
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           45
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007754542     MORTGAGORS: STAMPER              ROBERT
                               STAMPER              JUDITH
    REGION CODE    ADDRESS   : 212 VIRGINIA PLACE
        01         CITY      :    COSTA MESA
                   STATE/ZIP : CA  92627
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,144.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,149.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0007754567     MORTGAGORS: HALLET               JENNIFER

    REGION CODE    ADDRESS   : 1919 RUHLAND AVENUE #A
        01         CITY      :    REDONDO BEACH
                   STATE/ZIP : CA  90278
    MORTGAGE AMOUNT :   359,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    357,444.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,359.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007754575     MORTGAGORS: THOMAS               RICHARD
                               THOMAS               JENNIWATI
    REGION CODE    ADDRESS   : 5287 RURAL RIDGE CIRCLE
        01         CITY      :    ANAHEIM
                   STATE/ZIP : CA  92807
    MORTGAGE AMOUNT :   286,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,099.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,951.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007754583     MORTGAGORS: VANDERPOEL           WILLIAM
                               VANDERPOEL           NICOLE
    REGION CODE    ADDRESS   : 330 MCARTHUR DRIVE
        01         CITY      :    LITTLETON
                   STATE/ZIP : CO  80124
    MORTGAGE AMOUNT :   305,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,226.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,003.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 67.77700
    ----------------------------------------------------------------------------
0   0007754625     MORTGAGORS: DOWNES               JOSEPH
                               DOWNES               LESA
    REGION CODE    ADDRESS   : 1160 VALLECITO COURT
        01         CITY      :    LAFAYETTE
                   STATE/ZIP : CA  94549
    MORTGAGE AMOUNT :   499,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    497,853.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,446.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 53.08510
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,749,200.00
                               P & I AMT:     11,910.05  UPB AMT:   1,743,769.56
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           46
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007754633     MORTGAGORS: TOWNSLEY             DAVID
                               VENNING-TOWNSLEY     FRANCESCA
    REGION CODE    ADDRESS   : 10960 LUCKY OAK STREET
        01         CITY      :    CUPERTINO
                   STATE/ZIP : CA  95014
    MORTGAGE AMOUNT :   456,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    454,454.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,995.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007754641     MORTGAGORS: SAXTON               MARK
                               SAXTON               ZELDA
    REGION CODE    ADDRESS   : 2016 ORION COURT
        01         CITY      :    SAN LEANDRO
                   STATE/ZIP : CA  94579
    MORTGAGE AMOUNT :   335,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    333,945.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,285.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 89.97600
    ----------------------------------------------------------------------------
0   0007754658     MORTGAGORS: BERCAW               MARC

    REGION CODE    ADDRESS   : 22154 OLD SANTA CRUZ HIGHWAY
        01         CITY      :    LOS GATOS
                   STATE/ZIP : CA  95030
    MORTGAGE AMOUNT :   295,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,521.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,038.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007754666     MORTGAGORS: PUTRIS               GEORGE
                               PUTRIS               NANCY
    REGION CODE    ADDRESS   : 642 WOODMONT AVENUE
        01         CITY      :    BERKELEY
                   STATE/ZIP : CA  94708
    MORTGAGE AMOUNT :   495,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    493,402.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,334.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0007754674     MORTGAGORS: AMEIREH              NASIR

    REGION CODE    ADDRESS   : 2919 SALVINO COURT
        01         CITY      :    RICHMOND
                   STATE/ZIP : CA  94803
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,184.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,901.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,853,200.00
                               P & I AMT:     12,556.53  UPB AMT:   1,847,508.95
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           47
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007754690     MORTGAGORS: JONES                ANITA
                               POULIN               WILLIAM
    REGION CODE    ADDRESS   : 6 DUBLIN COURT
        01         CITY      :    PLEASANT HILL
                   STATE/ZIP : CA  94523
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,181.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,981.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.67567
    ----------------------------------------------------------------------------
0   0007754708     MORTGAGORS: TANG                 BENJAMIN
                               TANG                 ANNE
    REGION CODE    ADDRESS   : 173 GLASGOW LANE
        01         CITY      :    SAN CARLOS
                   STATE/ZIP : CA  94070
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    448,511.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,993.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 52.02312
    ----------------------------------------------------------------------------
0   0007754716     MORTGAGORS: WU                   ZHENRONG
                               LIN                  HONG
    REGION CODE    ADDRESS   : 20958 SHERMAN DRIVE
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   260,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,779.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,777.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.98600
    ----------------------------------------------------------------------------
0   0007754740     MORTGAGORS: MILLER-HEALY         NICOLE
                               HEALY                JAMES
    REGION CODE    ADDRESS   : 863 WOODLAND AVENUE
        01         CITY      :    MENLO PARK
                   STATE/ZIP : CA  94025
    MORTGAGE AMOUNT :   380,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    379,651.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,662.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007754757     MORTGAGORS: HUNSICKER            GRANT
                               HUNSICKER            TRACY
    REGION CODE    ADDRESS   : 223 DONEGAL WAY
        01         CITY      :    MARTINEZ
                   STATE/ZIP : CA  96553
    MORTGAGE AMOUNT :   255,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,285.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,783.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 94.99000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,626,450.00
                               P & I AMT:     11,199.40  UPB AMT:   1,621,409.66
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           48
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007754765     MORTGAGORS: BRANICH              THOMAS
                               BRANICH              DEBORAH
    REGION CODE    ADDRESS   : 104 LA ENCINAL COURT
        01         CITY      :    CLAYTON
                   STATE/ZIP : CA  94517
    MORTGAGE AMOUNT :   337,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,734.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,357.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007754781     MORTGAGORS: FAKIH                NASSER
                               NAVARRO              JILL
    REGION CODE    ADDRESS   : 2465 VERWOOD DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95130
    MORTGAGE AMOUNT :   265,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,784.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,834.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007754849     MORTGAGORS: CIVELLO              JOSEPH
                               KAW                  ROSE
    REGION CODE    ADDRESS   : 1501 OWLS PERCH PLACE
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95409
    MORTGAGE AMOUNT :   274,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,322.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,822.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.99579
    ----------------------------------------------------------------------------
0   0007754880     MORTGAGORS: HERBER               STEVEN
                               JONES-HERBER         KATHERINE
    REGION CODE    ADDRESS   : 1172 MEADOWCREEK CIRCLE
        01         CITY      :    ST. HELENA
                   STATE/ZIP : CA  94574
    MORTGAGE AMOUNT :   383,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    382,141.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,677.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.98362
    ----------------------------------------------------------------------------
0   0007754898     MORTGAGORS: GILGER               STEVEN
                               GILGER               PATRICE
    REGION CODE    ADDRESS   : 2383 HIGHVIEW TRAIL
        01         CITY      :    VISTA
                   STATE/ZIP : CA  92084
    MORTGAGE AMOUNT :   333,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    332,272.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,356.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 67.95918
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,592,800.00
                               P & I AMT:     11,050.05  UPB AMT:   1,588,255.44
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           49
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007754906     MORTGAGORS: DENT                 ANDREW
                               DENT                 KATHLEEN
    REGION CODE    ADDRESS   : 8138 BRITTANY DRIVE
        01         CITY      :    DUBLIN
                   STATE/ZIP : CA  94568
    MORTGAGE AMOUNT :   416,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    414,223.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,809.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.12600
    ----------------------------------------------------------------------------
0   0007754914     MORTGAGORS: WOLF                 DAVID
                               RING                 LIZA
    REGION CODE    ADDRESS   : 40 LARRY LANE
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94611
    MORTGAGE AMOUNT :   464,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    462,427.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,048.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007754922     MORTGAGORS: CECIL                SCOTT
                               CECIL                KARIN
    REGION CODE    ADDRESS   : 520 MONTEREY DRIVE
        01         CITY      :    APTOS
                   STATE/ZIP : CA  95003
    MORTGAGE AMOUNT :   249,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,221.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,719.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0007754930     MORTGAGORS: COLIN                ENRIQUE
                               COLIN                GEORGINA
    REGION CODE    ADDRESS   : 5960 ASTER DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95123
    MORTGAGE AMOUNT :   392,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    390,815.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,674.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99900
    ----------------------------------------------------------------------------
0   0007754955     MORTGAGORS: DORSETT              DAVID
                               DORSETT              DOROTHEA
    REGION CODE    ADDRESS   : 3281 MARILYN COURT
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94588
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    358,866.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,455.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,882,000.00
                               P & I AMT:     12,707.30  UPB AMT:   1,874,553.90
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           50
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007754971     MORTGAGORS: SMITH                BENJAMIN
                               LINEHAN              JAIME
    REGION CODE    ADDRESS   : 1722 BEVIN BROOK DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95112
    MORTGAGE AMOUNT :   136,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    135,612.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       974.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007754989     MORTGAGORS: RUSSO                RICK
                               RUSSO                LORI
    REGION CODE    ADDRESS   : 22694 PICADOR DRIVE
        01         CITY      :    SALINAS
                   STATE/ZIP : CA  93908
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,993.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,102.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007754997     MORTGAGORS: OCAMPO               DAVID
                               OCAMPO               SONIA
    REGION CODE    ADDRESS   : 2196 ESTEE COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95133
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,310.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,072.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.23500
    ----------------------------------------------------------------------------
0   0007755010     MORTGAGORS: COOPER               BRENT
                               COOPER               SWINDER
    REGION CODE    ADDRESS   : 2195 VISTA ENTRADA
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92660
    MORTGAGE AMOUNT :   298,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,030.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,088.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.60526
    ----------------------------------------------------------------------------
0   0007755093     MORTGAGORS: MATTHEWS             DAVID
                               MATTHEWS             EVA
    REGION CODE    ADDRESS   : 83 HIGH MEADOW LANE
        01         CITY      :    CARMEL AREA
                   STATE/ZIP : CA  93923
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,183.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,643.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 63.33300
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,293,700.00
                               P & I AMT:      8,880.21  UPB AMT:   1,290,130.14
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           51
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007755101     MORTGAGORS: PETERSON             CHARLES
                               PETERSON             REGINA
    REGION CODE    ADDRESS   : 31821 VIA PERDIZ
        01         CITY      :    COTO DE CAZA AREA
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   379,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    378,107.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,585.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.14400
    ----------------------------------------------------------------------------
0   0007755119     MORTGAGORS: KENNEDY              GREGORY
                               KENNEDY              JANEL
    REGION CODE    ADDRESS   : 457 OGLE STREET
        01         CITY      :    COSTA MESA
                   STATE/ZIP : CA  92627
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,017.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,953.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 67.44100
    ----------------------------------------------------------------------------
0   0007755135     MORTGAGORS: PANSINI              TRACY
                               PANSINI              DANA
    REGION CODE    ADDRESS   : 9829 MCBROOM STREET
        01         CITY      :    SUNLAND AREA
                   STATE/ZIP : CA  91040
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    448,991.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,146.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.26000
    ----------------------------------------------------------------------------
0   0007755168     MORTGAGORS: GALLERY              LAWRENCE
                               NIELSEN-GALLERY      BRITTA
    REGION CODE    ADDRESS   : 33912 VIA DE AGUA
        01         CITY      :    SAN JUAN CAPISTRANO
                   STATE/ZIP : CA  92675
    MORTGAGE AMOUNT :   269,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,792.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,885.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007755176     MORTGAGORS: GRAY                 MATTHEW
                               GRAY                 LISA
    REGION CODE    ADDRESS   : 24662 VIA DEL ORO
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   294,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,607.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,007.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,682,900.00
                               P & I AMT:     11,578.42  UPB AMT:   1,678,516.59
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           52
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007755184     MORTGAGORS: ABERCROMBIE          A.
                               ABERCROMBIE          ANNETTE
    REGION CODE    ADDRESS   : 4295 SMOKETREE AVENUE
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92886
    MORTGAGE AMOUNT :   356,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    354,906.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,458.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007755192     MORTGAGORS: TOLLMAN              STANLEY
                               TOLLMAN              HARRIETTE
    REGION CODE    ADDRESS   : 15182 TOURAINE WAY
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92604
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,330.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,734.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007755218     MORTGAGORS: ARMSTRONG            SEAN
                               ARMSTRONG            MELANIE
    REGION CODE    ADDRESS   : 31282 VIA SONORA
        01         CITY      :    SAN JUAN CAPISTRANO
                   STATE/ZIP : CA  92675
    MORTGAGE AMOUNT :   236,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,306.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,610.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 94.98994
    ----------------------------------------------------------------------------
0   0007755226     MORTGAGORS: HOOD                 BRIDGETTE

    REGION CODE    ADDRESS   : 11207 ACORO STREET
        01         CITY      :    CERRITOS
                   STATE/ZIP : CA  90703
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,480.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,812.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 88.33900
    ----------------------------------------------------------------------------
0   0007755234     MORTGAGORS: HUDDLESTON           M.
                               HUDDLESTON           PEGGY
    REGION CODE    ADDRESS   : 13455 MONTSERRAT COURT
        01         CITY      :    CHINO HILLS
                   STATE/ZIP : CA  91709
    MORTGAGE AMOUNT :   282,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,080.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,954.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99038
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,389,000.00
                               P & I AMT:      9,570.31  UPB AMT:   1,385,105.25
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           53
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007755242     MORTGAGORS: ROBINSON             JOHN
                               ROBINSON             DIANNE
    REGION CODE    ADDRESS   : 15431 VASSAR STREET
        01         CITY      :    WESTMINSTER
                   STATE/ZIP : CA  92683
    MORTGAGE AMOUNT :   248,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,044.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,655.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007755259     MORTGAGORS: MCMULLEN             ROBERT
                               MCMULLEN             REBECCA
    REGION CODE    ADDRESS   : 195 COUNTRY CLUB DRIVE
        01         CITY      :    CASTLE ROCK
                   STATE/ZIP : CO  80104
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    373,819.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,558.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 57.51533
    ----------------------------------------------------------------------------
0   0007755333     MORTGAGORS: LAIRD                LYLE
                               LAIRD                LESLIE
    REGION CODE    ADDRESS   : 745 SOUTH COLUMBINE STREET
        01         CITY      :    DENVER
                   STATE/ZIP : CO  80209
    MORTGAGE AMOUNT :   253,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,738.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,706.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 77.95384
    ----------------------------------------------------------------------------
0   0007755358     MORTGAGORS: ROBERTS              JEFFREY
                               ROBERTS              KAREN
    REGION CODE    ADDRESS   : 1720 HUDSON STREET
        01         CITY      :    DENVER
                   STATE/ZIP : CO  80220
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,275.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,021.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 52.17391
    ----------------------------------------------------------------------------
0   0007755366     MORTGAGORS: DECKER               RONALD

    REGION CODE    ADDRESS   : 5105 ASTA COURT
        01         CITY      :    PLYMOUTH
                   STATE/ZIP : CA  95669
    MORTGAGE AMOUNT :   242,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,524.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,693.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,419,400.00
                               P & I AMT:      9,635.31  UPB AMT:   1,415,401.93
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           54
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007755408     MORTGAGORS: LEWIS                JOSEPH
                               LEWIS                ELIZABETH
    REGION CODE    ADDRESS   : 10062 CYNTHIA DRIVE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92646
    MORTGAGE AMOUNT :   295,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,504.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,013.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007755416     MORTGAGORS: LEUPOLD              CRAIG
                               LEUPOLD              STEPHANIE
    REGION CODE    ADDRESS   : 11632 VISTA MAR
        01         CITY      :    SANTA ANA AREA
                   STATE/ZIP : CA  92705
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    648,392.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,324.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 74.71200
    ----------------------------------------------------------------------------
0   0007755424     MORTGAGORS: HURLEY               THOMAS
                               HURLEY               KAREN
    REGION CODE    ADDRESS   : 7516 WEST 83RD STREET
        01         CITY      :    PLAYA DEL REY AREA
                   STATE/ZIP : CA  90293
    MORTGAGE AMOUNT :   383,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    382,120.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,645.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 58.92300
    ----------------------------------------------------------------------------
0   0007755614     MORTGAGORS: BRADFORD             THOMAS
                               BRADFORD             BARBARA
    REGION CODE    ADDRESS   : 492 NOB HILL TRAIL
        01         CITY      :    FRANKTOWN
                   STATE/ZIP : CO  80116
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,031.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,021.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 73.17073
    ----------------------------------------------------------------------------
0   0007755697     MORTGAGORS: TALLEY               DOUGLAS

    REGION CODE    ADDRESS   : 24027 GENESSEE ROAD
        01         CITY      :    GOLDEN
                   STATE/ZIP : CO  80401
    MORTGAGE AMOUNT :   350,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,764.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,451.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,978,750.00
                               P & I AMT:     13,455.80  UPB AMT:   1,973,813.95
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           55
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007755804     MORTGAGORS: YANOFSKY             JOSEPH

    REGION CODE    ADDRESS   : 8653 EAST MINERAL CIRCLE
        01         CITY      :    ENGLEWOOD
                   STATE/ZIP : CO  80112
    MORTGAGE AMOUNT :   233,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,437.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,569.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 89.99613
    ----------------------------------------------------------------------------
0   0007755960     MORTGAGORS: HAMMACK              DANIEL
                               HAMMACK              ELENA
    REGION CODE    ADDRESS   : 1411 WOODHAVEN DRIVE
        01         CITY      :    FRANKTOWN
                   STATE/ZIP : CO  80116
    MORTGAGE AMOUNT :   263,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,231.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,733.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.99300
    ----------------------------------------------------------------------------
0   0007755986     MORTGAGORS: HAYDEN               DEBORAH
                               WALSH                NIGEL
    REGION CODE    ADDRESS   : 63 PAN DE VIDA
        01         CITY      :    SANTA FE
                   STATE/ZIP : NM  87505
    MORTGAGE AMOUNT :   239,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,738.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,656.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   07/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 57.10714
    ----------------------------------------------------------------------------
0   0007756612     MORTGAGORS: HOVLAND              KARI

    REGION CODE    ADDRESS   : 40 ORD COURT
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94114
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    313,786.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,175.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 72.08200
    ----------------------------------------------------------------------------
0   0007756646     MORTGAGORS: ARIS                 BRADLEY
                               MOSS                 DEBORAH
    REGION CODE    ADDRESS   : 36  CRAWFORD COURT
        01         CITY      :    WALNUT CREEK
                   STATE/ZIP : CA  94595
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,318.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,916.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,339,750.00
                               P & I AMT:      9,051.69  UPB AMT:   1,334,511.77
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           56
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007757875     MORTGAGORS: BORN                 JOHN
                               BORN                 JENNIFER
    REGION CODE    ADDRESS   : 16872  WEST 65TH CIRCL
        01         CITY      :    ARVADA
                   STATE/ZIP : CO  80007
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,914.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,875.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.32400
    ----------------------------------------------------------------------------
0   0007759061     MORTGAGORS: BROD                 JAMES
                               BROD                 CHRISTINE
    REGION CODE    ADDRESS   : 7  BENCHMARK DRIVE
        01         CITY      :    BOULDER
                   STATE/ZIP : CO  80303
    MORTGAGE AMOUNT :   630,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    627,573.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,351.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0007759111     MORTGAGORS: WURN                 JACQUELINE

    REGION CODE    ADDRESS   : 82  ALPINE WAY
        01         CITY      :    BOULDER
                   STATE/ZIP : CO  80304
    MORTGAGE AMOUNT :   301,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,238.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,083.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007759228     MORTGAGORS: CANNON               MICHAEL

    REGION CODE    ADDRESS   : 12419  MOSSYCUP DRIVE
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77024
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,896.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,769.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   07/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.46300
    ----------------------------------------------------------------------------
0   0007759848     MORTGAGORS: SHURE                BERTRAM
                               SHURE                JILL
    REGION CODE    ADDRESS   : 1348  CASSINS STREET
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   540,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    536,979.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,592.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00100
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,996,600.00
                               P & I AMT:     13,672.43  UPB AMT:   1,987,602.95
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           57
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007760994     MORTGAGORS: CHENG                JENNIFER
                               CHENG                FRANK
    REGION CODE    ADDRESS   : 21082 SANDPIPER STREET
        01         CITY      :    WALNUT
                   STATE/ZIP : CA  91789
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,064.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,813.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007761083     MORTGAGORS: HOSFELDT             GREGG
                               HOSFELDT             JULIE
    REGION CODE    ADDRESS   : 327  VALDEZ AVENUE
        01         CITY      :    HALF MOON BAY
                   STATE/ZIP : CA  94019
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    306,516.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,049.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 58.66600
    ----------------------------------------------------------------------------
0   0007761166     MORTGAGORS: BOROVAC              JOHN

    REGION CODE    ADDRESS   : 200 FLORIBEL AVENUE
        01         CITY      :    SAN ANSELMO
                   STATE/ZIP : CA  94960
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,809.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,708.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 57.77700
    ----------------------------------------------------------------------------
0   0007761935     MORTGAGORS: RUBIO                PEDRO
                               RUBIO                DEBRA
    REGION CODE    ADDRESS   : 20682  SWEETGLEN DRIVE
        01         CITY      :    PORTER
                   STATE/ZIP : TX  77365
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    398,830.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,831.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 66.66600
    ----------------------------------------------------------------------------
0   0007764764     MORTGAGORS: MONROE               JASON

    REGION CODE    ADDRESS   : 14 CAMPAMENTO
        01         CITY      :    RANCHO SANTA
                   STATE/ZIP : CA  92688
    MORTGAGE AMOUNT :   259,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,193.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,770.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,503,600.00
                               P & I AMT:     10,172.37  UPB AMT:   1,498,414.95
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           58
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007764855     MORTGAGORS: POBLADOR             NECASTER

    REGION CODE    ADDRESS   : 1619 32ND AVENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94122
    MORTGAGE AMOUNT :   216,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    216,169.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,495.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 56.23300
    ----------------------------------------------------------------------------
0   0007765027     MORTGAGORS: HOFFMEYER            CHRISTINE

    REGION CODE    ADDRESS   : 1204 FIFTEENTH STREET
        01         CITY      :    LOS OSOS
                   STATE/ZIP : CA  93402
    MORTGAGE AMOUNT :   106,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    106,732.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       729.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.33400
    ----------------------------------------------------------------------------
0   0007765035     MORTGAGORS: JIMENEZ              GRACIELA

    REGION CODE    ADDRESS   : 1223 NORTH PARK AVENUE
        01         CITY      :    INGLEWOOD
                   STATE/ZIP : CA  90302
    MORTGAGE AMOUNT :    95,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     94,865.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       680.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 63.33300
    ----------------------------------------------------------------------------
0   0007765084     MORTGAGORS: PEREZ                CHRIS
                               PEREZ                JENNIFER
    REGION CODE    ADDRESS   : 5467 MANSION COURT
        01         CITY      :    LA VERNE
                   STATE/ZIP : CA  91750
    MORTGAGE AMOUNT :   220,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,655.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,500.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007765282     MORTGAGORS: FULLER               LAINE

    REGION CODE    ADDRESS   : 139 WELSH STREET #9
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94107
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,456.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,043.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 68.47800
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:     953,400.00
                               P & I AMT:      6,449.02  UPB AMT:     951,879.48
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           59
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007765563     MORTGAGORS: ARIAS                JOSE
                               ARIAS                ELVIRA
    REGION CODE    ADDRESS   : 38750 VIA DEL OSO
        01         CITY      :    TEMECULA
                   STATE/ZIP : CA  92592
    MORTGAGE AMOUNT :   222,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    221,661.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,533.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.02700
    ----------------------------------------------------------------------------
0   0007765654     MORTGAGORS: TRANG                MANYAN

    REGION CODE    ADDRESS   : 130 CIRCULAR AVENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94131
    MORTGAGE AMOUNT :   260,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,912.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,820.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0007766538     MORTGAGORS: FLOYD                DAVID
                               FLOYD                LISA
    REGION CODE    ADDRESS   : 13543 EAST ONYX COURT
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85259
    MORTGAGE AMOUNT :   316,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,218.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,102.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007766751     MORTGAGORS: TORGERSON            JOANNE

    REGION CODE    ADDRESS   : 520 SIXTH AVENUE #4004
        01         CITY      :    KIRKLAND
                   STATE/ZIP : WA  98033
    MORTGAGE AMOUNT :   529,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    528,222.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,567.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 74.99600
    ----------------------------------------------------------------------------
0   0007766918     MORTGAGORS: SCHAEFER             JAMES
                               SCHAEFER             DEBRA
    REGION CODE    ADDRESS   : 12788 NORTH 78TH STREET
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85260
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,070.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,830.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.40200
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,592,800.00
                               P & I AMT:     10,853.35  UPB AMT:   1,589,084.07
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           60
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007766975     MORTGAGORS: BUCKNER              BRANDON
                               BUCKNER              PATRICIA
    REGION CODE    ADDRESS   : 8231 EAST DAVENPORT DRIVE
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85260
    MORTGAGE AMOUNT :   283,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,798.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,886.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0007766983     MORTGAGORS: CLARK                ARTHUR

    REGION CODE    ADDRESS   : 6323 EAST GOLD DUST AVENUE
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85253
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,290.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,839.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007767080     MORTGAGORS: FAHEY                STEPHEN
                               FAHEY                WANDA
    REGION CODE    ADDRESS   : 10585 OXFORD MILL CIRCLE
        01         CITY      :    ALPHRARETTA
                   STATE/ZIP : GA  30022
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,360.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,149.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0007767288     MORTGAGORS: SEARLE               DOUGLAS
                               SEARLE               CHRISTINE
    REGION CODE    ADDRESS   : 3804 EAST ESTATE CIRCLE
        01         CITY      :    LARKSPUR
                   STATE/ZIP : CO  80118
    MORTGAGE AMOUNT :   274,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,903.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,872.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 91.51600
    ----------------------------------------------------------------------------
0   0007767635     MORTGAGORS: QUESADA              ANTHONY
                               QUESADA              JULIE
    REGION CODE    ADDRESS   : 2119 EAST SIERRA MADRE AVENUE
        01         CITY      :    GILBERT
                   STATE/ZIP : AZ  85296
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,329.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,016.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 83.42800
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,430,050.00
                               P & I AMT:      9,764.46  UPB AMT:   1,426,682.61
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           61
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007767700     MORTGAGORS: SAUNDERS             JOAN
                               JORGENSON            PETER
    REGION CODE    ADDRESS   : 12688 NORTH 99TH PLACE
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85260
    MORTGAGE AMOUNT :   436,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    434,947.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,937.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007767726     MORTGAGORS: SANCHEZ              JOSE
                               SANCHEZ              CHARLOTTE
    REGION CODE    ADDRESS   : 7601 NORTH CENTRAL AVENUE #20
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85020
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,168.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,235.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007767791     MORTGAGORS: HUDANICH             PAUL
                               HUDANICH             BARBARA
    REGION CODE    ADDRESS   : 9920 NORTH 117TH PLACE
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85259
    MORTGAGE AMOUNT :   333,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    332,964.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,276.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0007767866     MORTGAGORS: MITCHELL             LEE
                               MITCHELL             MARGARET
    REGION CODE    ADDRESS   : 20715 NORTH 74TH STREET
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85255
    MORTGAGE AMOUNT :   237,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,399.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,556.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 67.71400
    ----------------------------------------------------------------------------
0   0007767890     MORTGAGORS: TRUDEAU              ROBERT
                               TRUDEAU              COURTNEY
    REGION CODE    ADDRESS   : 4231 EAST RANCHO DRIVE
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85018
    MORTGAGE AMOUNT :   243,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,982.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,600.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 73.81800
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,586,350.00
                               P & I AMT:     10,606.82  UPB AMT:   1,582,462.58
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           62
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007768187     MORTGAGORS: ANDREASEN            DONALD
                               ANDREASEN            CONNIE
    REGION CODE    ADDRESS   : 14073 SOUTH FURROW ROAD
        01         CITY      :    LARKSPUR
                   STATE/ZIP : CO  80118
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,340.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,708.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007768195     MORTGAGORS: LESBURG              MICHAEL
                               LESBURG              SUSAN
    REGION CODE    ADDRESS   : 64 VAUGHN AVENUE
        01         CITY      :    NEWTON
                   STATE/ZIP : MA  02461
    MORTGAGE AMOUNT :   415,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    414,121.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,692.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007768559     MORTGAGORS: DONALDSON            G
                               DONALDSON            KATHRYN
    REGION CODE    ADDRESS   : 925 BLOOR LANE
        01         CITY      :    ZIONSVILLE
                   STATE/ZIP : IN  46077
    MORTGAGE AMOUNT :   273,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,925.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,938.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/26
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.20000
    ----------------------------------------------------------------------------
0   0007769144     MORTGAGORS: LAPS                 SHELDON
                               LAPS                 SHERRI
    REGION CODE    ADDRESS   : 3 WILLOWTREE COURT
        01         CITY      :    ROCKVILLE
                   STATE/ZIP : MD  20850
    MORTGAGE AMOUNT :   416,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    415,154.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,843.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.69407
    ----------------------------------------------------------------------------
0   0007769359     MORTGAGORS: FLYNN                JOHN
                               NGUYEN               HONGPHUC
    REGION CODE    ADDRESS   : 5209 1ST AVENUE NORTHWEST
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98107
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,592.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,649.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,613,700.00
                               P & I AMT:     10,833.09  UPB AMT:   1,609,134.36
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           63
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007769375     MORTGAGORS: LA RUE               ROBERT
                               LA RUE               ARCELIA
    REGION CODE    ADDRESS   : 7331 RUTHERFORD HILL DRIVE
        01         CITY      :    WEST HILLS
                   STATE/ZIP : CA  91307
    MORTGAGE AMOUNT :   505,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    504,180.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,404.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.99600
    ----------------------------------------------------------------------------
0   0007770605     MORTGAGORS: MESSICK              CHARLES
                               MESSICK              KIMBERLY
    REGION CODE    ADDRESS   : 2924 NE 21ST AVENUE
        01         CITY      :    PORTLAND
                   STATE/ZIP : OR  97212
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,534.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,813.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007770795     MORTGAGORS: WALLEY               DONALD
                               WALLEY               GLENDA
    REGION CODE    ADDRESS   : LOTS 5 & 6 WOODSEDGE COVE
        01         CITY      :    EADS
                   STATE/ZIP : TN  38028
    MORTGAGE AMOUNT :   449,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    445,332.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,209.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.46900
    ----------------------------------------------------------------------------
0   0007770837     MORTGAGORS: CALKINS              ROBERT
                               CALKINS              ANNEMARIE
    REGION CODE    ADDRESS   : 15001 SACRED LANE
        01         CITY      :    CENTREVILLE
                   STATE/ZIP : VA  22020
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,077.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,536.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007770902     MORTGAGORS: KINSTLE              ROBERT
                               KINSTLE              MARY
    REGION CODE    ADDRESS   : 11201 ELMVIEW PLACE
        01         CITY      :    GREAT FALLS
                   STATE/ZIP : VA  22066
    MORTGAGE AMOUNT :   440,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,199.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,893.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 67.75300
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,898,800.00
                               P & I AMT:     12,856.67  UPB AMT:   1,891,325.01
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           64
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007771033     MORTGAGORS: EASTHAM              JAMES
                               FITTING              MELINDA
    REGION CODE    ADDRESS   : 13932 BLENHEIM ROAD
        01         CITY      :    PHOENIX
                   STATE/ZIP : MD  21131
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,582.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,751.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007773401     MORTGAGORS: BRAUDT               THOMAS
                               BRAUDT               EDDIE
    REGION CODE    ADDRESS   : 422 CAMPUS STREET
        01         CITY      :    CELEBRATION
                   STATE/ZIP : FL  34747
    MORTGAGE AMOUNT :   289,523.68  OPTION TO CONVERT :
    UNPAID BALANCE :    288,229.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,046.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   07/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 88.00111
    ----------------------------------------------------------------------------
0   0007773435     MORTGAGORS: CARPENTER            BRUCE
                               PECK                 LANNA
    REGION CODE    ADDRESS   : 1020 GOLF VALLEY DRIVE
        01         CITY      :    APOPKA
                   STATE/ZIP : FL  32712
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,310.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,072.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.18000
    ----------------------------------------------------------------------------
0   0007773468     MORTGAGORS: BOELENS              MARTIN
                               BOELENS              FAITH
    REGION CODE    ADDRESS   : 10520 EMERALD CHASE DRIVE
        01         CITY      :    ORLANDO
                   STATE/ZIP : FL  32836
    MORTGAGE AMOUNT :   383,215.90  OPTION TO CONVERT :
    UNPAID BALANCE :    381,180.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,839.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.01300
    ----------------------------------------------------------------------------
0   0007773476     MORTGAGORS: LOMAX                CLIFFORD
                               LOMAX                ELIZABETH
    REGION CODE    ADDRESS   : 649 CHARMAGNE LANE
        01         CITY      :    PORT ORANGE
                   STATE/ZIP : FL  32127
    MORTGAGE AMOUNT :   269,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,080.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,862.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 94.63157
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,502,439.58
                               P & I AMT:     10,572.76  UPB AMT:   1,497,384.40
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           65
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007773484     MORTGAGORS: STRADER              STEVEN
                               STRADER              VIRGIE
    REGION CODE    ADDRESS   : 2914 BANYAN BLVD
        01         CITY      :    BOCA RATON
                   STATE/ZIP : FL  33431
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,539.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,021.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 59.76000
    ----------------------------------------------------------------------------
0   0007773492     MORTGAGORS: LEWIS                DONNA
                               JACOBS               JILL
    REGION CODE    ADDRESS   : 1859 CRESTRIDGE PLACE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30345
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,034.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,694.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007773542     MORTGAGORS: CAPONE               ANTONIO

    REGION CODE    ADDRESS   :   1152  ROXBORO POINTE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30324
    MORTGAGE AMOUNT :   516,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    514,723.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,432.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007773559     MORTGAGORS: CLARK                GEORGE
                               CLARK                CAROL
    REGION CODE    ADDRESS   : 117 INDIAN COVE LANE
        01         CITY      :    PONTE VEDRA BEACH
                   STATE/ZIP : FL  32082
    MORTGAGE AMOUNT :   295,688.38  OPTION TO CONVERT :
    UNPAID BALANCE :    294,445.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,093.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.85000
    ----------------------------------------------------------------------------
0   0007773567     MORTGAGORS: GAINES               DALE
                               GAINES               MARY
    REGION CODE    ADDRESS   : 14757 MARSH VIEW DRIVE
        01         CITY      :    JACKSONVILLE
                   STATE/ZIP : FL  32250
    MORTGAGE AMOUNT :   352,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    352,101.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,486.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/27
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.43300
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,864,638.38
                               P & I AMT:     12,729.41  UPB AMT:   1,858,844.75
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           66
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007773583     MORTGAGORS: KEHOE                SHERRY

    REGION CODE    ADDRESS   : 17A CAMELLIA BAY
        01         CITY      :    JACKSONVILLE
                   STATE/ZIP : FL  32223
    MORTGAGE AMOUNT :   385,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    384,595.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,749.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 71.38800
    ----------------------------------------------------------------------------
0   0007773609     MORTGAGORS: FRANCO               CARMEN
                               FRANCO               JOYCE
    REGION CODE    ADDRESS   : 809 PEMBROKE COURT
        01         CITY      :    VERO BEACH
                   STATE/ZIP : FL  32963
    MORTGAGE AMOUNT :   464,572.98  OPTION TO CONVERT :
    UNPAID BALANCE :    462,764.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,311.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/26
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.47500
    ----------------------------------------------------------------------------
0   0007773617     MORTGAGORS: HARMON               F
                               HARMON               ELEZIA
    REGION CODE    ADDRESS   :  14611  SEABURY COURT
        01         CITY      :    FORT MYERS
                   STATE/ZIP : FL  33908
    MORTGAGE AMOUNT :   269,635.23  OPTION TO CONVERT :
    UNPAID BALANCE :    268,259.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,924.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   09/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 59.91800
    ----------------------------------------------------------------------------
0   0007773625     MORTGAGORS: HOFFMAN              ELIOT
                               HOFFMAN              VALARIE
    REGION CODE    ADDRESS   :   3250  ESTERO BLVD
        01         CITY      :    FORT MYERS
                   STATE/ZIP : FL  33931
    MORTGAGE AMOUNT :   372,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    371,124.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,537.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007773641     MORTGAGORS: MCCARTHY             PATRICK
                               MCCARTHY             GAIL
    REGION CODE    ADDRESS   : 1420 WALTHOUR ROAD
        01         CITY      :    SAVANNAH
                   STATE/ZIP : GA  31410
    MORTGAGE AMOUNT :   412,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    410,670.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,775.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 74.90909
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,903,708.21
                               P & I AMT:     13,298.51  UPB AMT:   1,897,413.79
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           67
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007773740     MORTGAGORS: LINES                THOMAS

    REGION CODE    ADDRESS   :    439  BROADLAND RD
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30342
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    378,773.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,560.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 78.51200
    ----------------------------------------------------------------------------
0   0007773757     MORTGAGORS: SULLIVAN             S

    REGION CODE    ADDRESS   : 2449 OAK HILL OVERLOOK
        01         CITY      :    DULUTH
                   STATE/ZIP : GA  30097
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    348,870.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,358.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 65.42000
    ----------------------------------------------------------------------------
0   0007773765     MORTGAGORS: PAYNE                WILLIAM
                               PAYNE                DENISE
    REGION CODE    ADDRESS   : 2604 CHESTNUT WOODS COURT
        01         CITY      :    REISTERSTOWN
                   STATE/ZIP : MD  21136
    MORTGAGE AMOUNT :   335,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    333,918.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,256.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 52.34375
    ----------------------------------------------------------------------------
0   0007773781     MORTGAGORS: QUIGG                JOHN
                               QUIGG                LINDA
    REGION CODE    ADDRESS   :   1822-4 BILTMORE STREET NW
        01         CITY      :    WASHINGTON
                   STATE/ZIP : DC  20009
    MORTGAGE AMOUNT :   416,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    414,357.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,837.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 55.46600
    ----------------------------------------------------------------------------
0   0007773823     MORTGAGORS: ENSING               GREGORY
                               ENSING               KELLEY
    REGION CODE    ADDRESS   :   5018  BIRKDALE
        01         CITY      :    ANN ARBOR
                   STATE/ZIP : MI  48103
    MORTGAGE AMOUNT :   332,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    330,422.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,264.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   07/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,813,000.00
                               P & I AMT:     12,277.79  UPB AMT:   1,806,342.89
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           68
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007773831     MORTGAGORS: BURT                 CECIL
                               BURT                 MARSHA
    REGION CODE    ADDRESS   : 9813 KOUPELA DRIVE
        01         CITY      :    RALEIGH
                   STATE/ZIP : NC  27614
    MORTGAGE AMOUNT :   580,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    577,710.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,956.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.32400
    ----------------------------------------------------------------------------
0   0007773856     MORTGAGORS: SWANN                WAYNE
                               SWANN                ANGELA
    REGION CODE    ADDRESS   :   6402  TOWERING ELM TERRACE
        01         CITY      :    CLARKSVILLE
                   STATE/ZIP : MD  21029
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,831.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,806.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 72.55900
    ----------------------------------------------------------------------------
0   0007773864     MORTGAGORS: CABOT                PAUL
                               RODRIGUEZ            AVELINO
    REGION CODE    ADDRESS   : 3510 NORTH LORCOM LANE
        01         CITY      :    ARLINGTON
                   STATE/ZIP : VA  22207
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,957.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,048.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 77.94800
    ----------------------------------------------------------------------------
0   0007773872     MORTGAGORS: BURNS                TERRANCE
                               BURNS                PATRICIA
    REGION CODE    ADDRESS   :   7876  ELSINORE DR
        01         CITY      :    MANASSAS
                   STATE/ZIP : VA  20112
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,160.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,751.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 78.19500
    ----------------------------------------------------------------------------
0   0007773898     MORTGAGORS: HUDSON               DARRELL

    REGION CODE    ADDRESS   :   1136  MORNING SHORE
        01         CITY      :    LEXINGTON
                   STATE/ZIP : SC  29072
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    438,219.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,964.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,859,000.00
                               P & I AMT:     12,527.34  UPB AMT:   1,850,880.19
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           69
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007773914     MORTGAGORS: ZANINI               GIANNI
                               ABDULLAHI            ZEYNAB
    REGION CODE    ADDRESS   : 13700 QUERY MILL ROAD
        01         CITY      :    NORTH POTOMAC
                   STATE/ZIP : MD  20878
    MORTGAGE AMOUNT :   442,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    441,250.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,869.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007773930     MORTGAGORS: DAMBLY               DENNIS
                               DAMBLY               JANIS
    REGION CODE    ADDRESS   :   3635  MARTINS DAIRY CIRCLE
        01         CITY      :    OLNEY
                   STATE/ZIP : MD  20832
    MORTGAGE AMOUNT :   333,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    332,794.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,247.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007773955     MORTGAGORS: SMITH                R
                               SMITH                TERRI
    REGION CODE    ADDRESS   :    205  FRENCHMANS BLUFF
        01         CITY      :    CARY
                   STATE/ZIP : NC  27513
    MORTGAGE AMOUNT :   258,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,187.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,760.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0007773971     MORTGAGORS: SMOAK                WESLEY
                               SMOAK                LYNN
    REGION CODE    ADDRESS   : 308 EDGEWOOD COURT
        01         CITY      :    CHAPIN
                   STATE/ZIP : SC  29036
    MORTGAGE AMOUNT :   262,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,174.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,787.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.87800
    ----------------------------------------------------------------------------
0   0007773989     MORTGAGORS: MCWHORTER            LAURENCE
                               MCWHORTER            NANCY
    REGION CODE    ADDRESS   : 54 SOMERTON PLACE
        01         CITY      :    COLUMBIA
                   STATE/ZIP : SC  29209
    MORTGAGE AMOUNT :   373,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    372,607.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,547.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,669,500.00
                               P & I AMT:     11,212.19  UPB AMT:   1,665,015.70
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           70
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007773997     MORTGAGORS: PIECHNIK             LORRAINE
                               PIECHNIK             MICHAEL
    REGION CODE    ADDRESS   : 304 HOGANS VALLEY WAY
        01         CITY      :    CARY
                   STATE/ZIP : NC  27513
    MORTGAGE AMOUNT :   375,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,947.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,469.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.99500
    ----------------------------------------------------------------------------
0   0007774003     MORTGAGORS: MANN                 LARRY
                               MANN                 DEBRA
    REGION CODE    ADDRESS   :   3505  CATALANO DRIVE
        01         CITY      :    RALEIGH
                   STATE/ZIP : NC  27607
    MORTGAGE AMOUNT :   378,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    377,065.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,514.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 63.00000
    ----------------------------------------------------------------------------
0   0007774037     MORTGAGORS: ROWLAND              DONALD

    REGION CODE    ADDRESS   :    228  SHULER RD
        01         CITY      :    COLUMBIA
                   STATE/ZIP : SC  29212
    MORTGAGE AMOUNT :   283,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,882.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 76.48600
    ----------------------------------------------------------------------------
0   0007774078     MORTGAGORS: GALARDO              ANGELA

    REGION CODE    ADDRESS   :    808  NOLSTEAD CT
        01         CITY      :    RALEIGH
                   STATE/ZIP : NC  27614
    MORTGAGE AMOUNT :   281,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,587.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,918.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.33700
    ----------------------------------------------------------------------------
0   0007774128     MORTGAGORS: CLARE                PAUL
                               CLARE                SHIRLEY
    REGION CODE    ADDRESS   : 390 JOHN ANDERSON DR
        01         CITY      :    ORMOND BEACH
                   STATE/ZIP : FL  32176
    MORTGAGE AMOUNT :   337,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    336,705.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,302.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,655,650.00
                               P & I AMT:     11,088.02  UPB AMT:   1,651,605.40
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           71
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007774136     MORTGAGORS: VAYHINGER            DARRAN
                               FRANKS               KATHLEEN
    REGION CODE    ADDRESS   :  14653  MARSH VIEW DRIVE
        01         CITY      :    JACKSONVILLE
                   STATE/ZIP : FL  32250
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,411.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,770.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.53800
    ----------------------------------------------------------------------------
0   0007774144     MORTGAGORS: DAHUT                ROBERT
                               DAHUT                PAULA
    REGION CODE    ADDRESS   : 6210 ST. ANDREWS COURT
        01         CITY      :    PONTE VEDRA BEACH
                   STATE/ZIP : FL  32082
    MORTGAGE AMOUNT :   445,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    443,977.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,073.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 71.20000
    ----------------------------------------------------------------------------
0   0007774151     MORTGAGORS: HAKAIM               ALBERT

    REGION CODE    ADDRESS   : 526 MIDWAY
        01         CITY      :    NEPTUNE BEACH
                   STATE/ZIP : FL  32266
    MORTGAGE AMOUNT :   287,075.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,399.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,958.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007774177     MORTGAGORS: COOPERMAN            ELLIOT
                               COOPERMAN            ROBYN
    REGION CODE    ADDRESS   :   9188  PT CYPRESS DR
        01         CITY      :    ORLANDO
                   STATE/ZIP : FL  32836
    MORTGAGE AMOUNT :   588,300.91  OPTION TO CONVERT :
    UNPAID BALANCE :    585,344.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,225.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/23
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 53.48100
    ----------------------------------------------------------------------------
0   0007774185     MORTGAGORS: BENNETT              HARVEY

    REGION CODE    ADDRESS   : 3100 NORTH OCEAN BLVD # 1908
        01         CITY      :    FORT LAUDERDALE
                   STATE/ZIP : FL  33308
    MORTGAGE AMOUNT :   347,845.12  OPTION TO CONVERT :
    UNPAID BALANCE :    346,802.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,432.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 67.54200
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,920,221.03
                               P & I AMT:     13,459.73  UPB AMT:   1,913,935.30
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           72
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007774193     MORTGAGORS: SPIVEY               DON
                               SPIVEY               KATHLEEN
    REGION CODE    ADDRESS   : 5395 GOLF VIEW DRIVE
        01         CITY      :    BRASELTON
                   STATE/ZIP : GA  30517
    MORTGAGE AMOUNT :   355,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    353,025.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,421.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 69.60700
    ----------------------------------------------------------------------------
0   0007774227     MORTGAGORS: HILL                 VERNON
                               HILL                 THERESA
    REGION CODE    ADDRESS   : 16722 VALSECA DE AVILA
        01         CITY      :    TAMPA
                   STATE/ZIP : FL  33613
    MORTGAGE AMOUNT :   456,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    454,111.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,128.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007774243     MORTGAGORS: CROSLEY              WILLIAM
                               CROSLEY              LAURIE
    REGION CODE    ADDRESS   : 1302 AZALEA DRIVE
        01         CITY      :    DALTON
                   STATE/ZIP : GA  30720
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,916.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,616.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 87.87900
    ----------------------------------------------------------------------------
0   0007775919     MORTGAGORS: GRILLO               WILLIAM

    REGION CODE    ADDRESS   : 4065 NW 58TH LA
        01         CITY      :    BOCA RATON
                   STATE/ZIP : FL  33496
    MORTGAGE AMOUNT :   256,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,907.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,767.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.35000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.35000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0007778186     MORTGAGORS: MANDEL               MICHEL
                               MANDEL               SHEILA
    REGION CODE    ADDRESS   : 3 WILLOW HILL ROAD
        01         CITY      :    ROSS
                   STATE/ZIP : CA  94957
    MORTGAGE AMOUNT :   748,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    747,404.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,052.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.15000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.15000  PRODUCT CODE      :   002
    LTV :                 40.43200
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,055,500.00
                               P & I AMT:     13,986.04  UPB AMT:   2,049,366.72
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           73
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007778756     MORTGAGORS: FARMER               PAUL
                               FARMER               JULIE
    REGION CODE    ADDRESS   : 20 HIGH POINT
        01         CITY      :    BENTLEYVILLE
                   STATE/ZIP : OH  44022
    MORTGAGE AMOUNT :   672,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    669,986.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,698.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.95200
    ----------------------------------------------------------------------------
0   0007779176     MORTGAGORS: AUTEN                NEIL
                               AUTEN                STEPHANIE
    REGION CODE    ADDRESS   : 3845 95TH AVENUE N.E.
        01         CITY      :    BELLEVUE
                   STATE/ZIP : WA  98004
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,147.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,778.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 47.14200
    ----------------------------------------------------------------------------
0   0007780091     MORTGAGORS: SCHMIDT              CHRISTOPHER
                               SCHMIDT              MARIANNE
    REGION CODE    ADDRESS   : 6593 LANMAN DR.
        01         CITY      :    WATERFORD TWP.
                   STATE/ZIP : MI  48329
    MORTGAGE AMOUNT :   265,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,789.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,788.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0007780109     MORTGAGORS: KOTZ                 JOHN
                               KOTZ                 KATHRINE
    REGION CODE    ADDRESS   : 31 GREENSWARD ROAD
        01         CITY      :    KIAWAH ISLAND
                   STATE/ZIP : SC  29455
    MORTGAGE AMOUNT :   326,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,477.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,196.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007783590     MORTGAGORS: HOYLE                MICHAEL
                               HOYLE                NANCY
    REGION CODE    ADDRESS   : 2400 COPPER RIDGE ROAD
        01         CITY      :    ARLINGTON
                   STATE/ZIP : TX  76006
    MORTGAGE AMOUNT :   307,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,510.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,450.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/20
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,834,500.00
                               P & I AMT:     12,912.91  UPB AMT:   1,825,911.54
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           74
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007783657     MORTGAGORS: CARTER               NEVILLE
                               CARTER               SUSAN
    REGION CODE    ADDRESS   : 1485 PEBBLE BEACH DRIVE
        01         CITY      :    CRESCENT CITY
                   STATE/ZIP : CA  95531
    MORTGAGE AMOUNT :   243,969.33  OPTION TO CONVERT :
    UNPAID BALANCE :    241,013.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,888.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   03/01/22
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.98994
    ----------------------------------------------------------------------------
0   0007783681     MORTGAGORS: BASCO                JOSEPH
                               BASCO                DIANE
    REGION CODE    ADDRESS   : 1811 KELLY MILL ROAD
        01         CITY      :    CUMMING
                   STATE/ZIP : GA  30130
    MORTGAGE AMOUNT :   351,875.99  OPTION TO CONVERT :
    UNPAID BALANCE :    347,545.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,729.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/22
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 89.95819
    ----------------------------------------------------------------------------
0   0007783699     MORTGAGORS: STUMME               LUTHER
                               STUMME               KATHELEEN
    REGION CODE    ADDRESS   : 25 MADISON LANE
        01         CITY      :    COTO DE CAZA
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   399,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    392,925.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,864.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   02/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0007783749     MORTGAGORS: OSTROM               DONALD
                               OSTROM               MARLENE
    REGION CODE    ADDRESS   : 15647 SOUTHEAST 54TH STREET
        01         CITY      :    BELLEVUE
                   STATE/ZIP : WA  98006
    MORTGAGE AMOUNT :   852,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    846,582.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,177.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 77.45454
    ----------------------------------------------------------------------------
0   0007783764     MORTGAGORS: PENZEL               MARKUS

    REGION CODE    ADDRESS   : 182 PLEASANT STREET
        01         CITY      :    BROOKLINE
                   STATE/ZIP : MA  02146
    MORTGAGE AMOUNT :   599,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    596,222.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,137.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   07/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,446,745.32
                               P & I AMT:     17,797.28  UPB AMT:   2,424,289.62
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           75
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007783806     MORTGAGORS: GERBER               MICHAEL
                               GERBER               RITA
    REGION CODE    ADDRESS   : 6430 GOLDLEAF DRIVE
        01         CITY      :    BETHESDA
                   STATE/ZIP : MD  20817
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,438.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,358.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 64.33823
    ----------------------------------------------------------------------------
0   0007783822     MORTGAGORS: DINTENFASS           LINDA
                               WISINSKI             KENNETH
    REGION CODE    ADDRESS   : 20142 NORTH NEW BRITAIN LANE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92646
    MORTGAGE AMOUNT :   410,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    408,341.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,762.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0007783848     MORTGAGORS: SEERY                JAMES
                               SEERY                PATRICIA
    REGION CODE    ADDRESS   : 830 CRANFORD AVENUE
        01         CITY      :    WESTFIELD
                   STATE/ZIP : NJ  07090
    MORTGAGE AMOUNT :   361,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    361,169.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,437.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.50500
    ----------------------------------------------------------------------------
0   0007783855     MORTGAGORS: BLOOM                HARVEY
                               BLOOM                NANCY
    REGION CODE    ADDRESS   : 310 CAMEO DRIVE
        01         CITY      :    MASSAPEQUA
                   STATE/ZIP : NY  11758
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,506.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,995.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 72.28915
    ----------------------------------------------------------------------------
0   0007783905     MORTGAGORS: WIDMER               MICHAEL

    REGION CODE    ADDRESS   : 4745 WEST ROBERTS WAY
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98199
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    448,940.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,069.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.77000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,871,750.00
                               P & I AMT:     12,623.14  UPB AMT:   1,867,396.58
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           76
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007783913     MORTGAGORS: TURBYFILL            NETTIE

    REGION CODE    ADDRESS   : 2916 NORTH EAST 23RD AVENUE
        01         CITY      :    LIGHTHOUSE POINT
                   STATE/ZIP : FL  33064
    MORTGAGE AMOUNT :   905,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    903,652.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,327.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   015
    LTV :                 75.41600
    ----------------------------------------------------------------------------
0   0007783921     MORTGAGORS: MCCABE               JAMES
                               SCHMIDT              EMILY
    REGION CODE    ADDRESS   : 12 HAELIG COURT
        01         CITY      :    BRIDGEWATER
                   STATE/ZIP : NJ  08807
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,500.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,022.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007783947     MORTGAGORS: KUNZ                 DANIEL
                               KUNZ                 CAROL
    REGION CODE    ADDRESS   : 2007 WARM SPRINGS AVENUE
        01         CITY      :    BOISE
                   STATE/ZIP : ID  83712
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,079.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,993.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 77.72020
    ----------------------------------------------------------------------------
0   0007783988     MORTGAGORS: HARRISON             DEREK
                               HARRISON             DEBORAH
    REGION CODE    ADDRESS   : 20102 IMPERIAL COVE LANE
        01         CITY      :    HUNTINGTON  BEACH
                   STATE/ZIP : CA  92646
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,539.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,862.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 75.06700
    ----------------------------------------------------------------------------
0   0007783996     MORTGAGORS: PODMANICZKY          KOREN
                               PODMANICZKY          ALEXANDER
    REGION CODE    ADDRESS   : NORTH TOWER HILL ROAD
        01         CITY      :    MILLBROOK
                   STATE/ZIP : NY  12545
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,203.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,223.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 52.50000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,269,000.00
                               P & I AMT:     15,430.39  UPB AMT:   2,264,975.37
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           77
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007784036     MORTGAGORS: SHUTTER              BONNIE
                               SHUTTER              ROBERT
    REGION CODE    ADDRESS   : 2510 PERRY VIEW LANE
        01         CITY      :    DENVER
                   STATE/ZIP : NC  28037
    MORTGAGE AMOUNT :   230,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,631.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,549.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 69.68573
    ----------------------------------------------------------------------------
0   0007784044     MORTGAGORS: FRENCH               ELIZABETH

    REGION CODE    ADDRESS   : 3147 FONDREN
        01         CITY      :    LA PORTE
                   STATE/ZIP : TX  77571
    MORTGAGE AMOUNT :   585,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    584,038.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,892.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0007784077     MORTGAGORS: WU                   WALLACE
                               WU                   MONA
    REGION CODE    ADDRESS   : 112 CEDARWOOD CREEK COURT
        01         CITY      :    WINSTON SALEM
                   STATE/ZIP : NC  27104
    MORTGAGE AMOUNT :   365,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    364,414.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,459.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 73.00000
    ----------------------------------------------------------------------------
0   0007784689     MORTGAGORS: HURWITZ              SETH
                               HURWITZ              CAROLINE
    REGION CODE    ADDRESS   : 6112 LENOX ROAD
        01         CITY      :    BETHESDA
                   STATE/ZIP : MD  20817
    MORTGAGE AMOUNT :   637,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    636,074.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,508.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 67.05200
    ----------------------------------------------------------------------------
0   0007784697     MORTGAGORS: LOPES                HERMAN
                               LOPES                DEBRA
    REGION CODE    ADDRESS   : 11567 CROW CANYON ROAD
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   360,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    360,204.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,398.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,177,500.00
                               P & I AMT:     14,807.72  UPB AMT:   2,174,363.19
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           78
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007784705     MORTGAGORS: TOOSSI               MORTEZA
                               TOOSSI               MAHVASH
    REGION CODE    ADDRESS   : 12103 GATEWATER DRIVE
        01         CITY      :    POTOMAC
                   STATE/ZIP : MD  20854
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,230.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,841.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0007784713     MORTGAGORS: SILVERMAN            HARVEY
                               SILVERMAN            JUDY
    REGION CODE    ADDRESS   : 2135 TEE DRIVE
        01         CITY      :    BRASELTON
                   STATE/ZIP : GA  30517
    MORTGAGE AMOUNT :   507,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    506,174.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,288.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 79.99900
    ----------------------------------------------------------------------------
0   0007784721     MORTGAGORS: RIZK                 MICHAEL
                               RIZK                 MARY
    REGION CODE    ADDRESS   : 7803 LYTHAN PLACE
        01         CITY      :    IJAMSVILLE
                   STATE/ZIP : MD  21754
    MORTGAGE AMOUNT :   287,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,359.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,890.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 74.76623
    ----------------------------------------------------------------------------
0   0007784739     MORTGAGORS: BECKETT              ALAN
                               BECKETT              LINDA
    REGION CODE    ADDRESS   : 1334 DASHER LANE
        01         CITY      :    RESTON
                   STATE/ZIP : VA  20190
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,342.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,661.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 78.43100
    ----------------------------------------------------------------------------
0   0007784747     MORTGAGORS: DUDZINSKY            WILLIAM

    REGION CODE    ADDRESS   : 102 SUMMERFIELD ROAD
        01         CITY      :    CHEVY CHASE
                   STATE/ZIP : MD  20815
    MORTGAGE AMOUNT :   480,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    479,210.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,193.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 76.19000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,944,900.00
                               P & I AMT:     12,876.23  UPB AMT:   1,939,317.68
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           79
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007784754     MORTGAGORS: HEWITT               PAUL
                               HEWITT               MARLA
    REGION CODE    ADDRESS   : 7608 WHEATCROFT COURT
        01         CITY      :    BETHESDA
                   STATE/ZIP : MD  20817
    MORTGAGE AMOUNT :   563,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    562,096.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,793.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 78.74100
    ----------------------------------------------------------------------------
0   0007784762     MORTGAGORS: ESPOSITO             JOSEPH
                               STAUDAHER            MARY
    REGION CODE    ADDRESS   : 8412 COMANCHE COURT
        01         CITY      :    BETHESDA
                   STATE/ZIP : MD  20817
    MORTGAGE AMOUNT :   512,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    511,657.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,409.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 78.84600
    ----------------------------------------------------------------------------
0   0007784770     MORTGAGORS: DOUGHERTY            GEORGE
                               DOUGHERTY            BONNIE
    REGION CODE    ADDRESS   : 14 MONTERRA COURT
        01         CITY      :    ROCKVILLE
                   STATE/ZIP : MD  20850
    MORTGAGE AMOUNT :   532,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    531,125.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,539.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.40200
    ----------------------------------------------------------------------------
0   0007784788     MORTGAGORS: STRICKLER            SCOTT
                               STRICKLER            JOY
    REGION CODE    ADDRESS   : 15117 GREY PEBBLE DRIVE
        01         CITY      :    DARNESTOWN
                   STATE/ZIP : MD  20874
    MORTGAGE AMOUNT :   436,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    435,334.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,011.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007784796     MORTGAGORS: RONEY                HELEN
                               RONEY                SAMUEL
    REGION CODE    ADDRESS   : 204 NORTH VIRGINIA AVENUE
        01         CITY      :    FALLS CHURCH
                   STATE/ZIP : VA  22046
    MORTGAGE AMOUNT :   293,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,217.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,953.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 69.92800
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,337,200.00
                               P & I AMT:     15,707.46  UPB AMT:   2,333,431.09
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           80
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007784804     MORTGAGORS: HOWDER               JOHN
                               HOWDER               SUE
    REGION CODE    ADDRESS   : 5935 FAIRVIEW WOODS DRIVE
        01         CITY      :    FAIRFAX STATION
                   STATE/ZIP : VA  22039
    MORTGAGE AMOUNT :   299,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,731.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,041.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 68.00000
    ----------------------------------------------------------------------------
0   0007784812     MORTGAGORS: ARENZ                DAVID

    REGION CODE    ADDRESS   : 6230 GARDEN ROAD
        01         CITY      :    SPRINGFIELD
                   STATE/ZIP : VA  22152
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,556.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,796.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 63.52900
    ----------------------------------------------------------------------------
0   0007784820     MORTGAGORS: GREENBAUM            LARRY

    REGION CODE    ADDRESS   : 9609 ELDWICK WAY
        01         CITY      :    POTOMAC
                   STATE/ZIP : MD  20854
    MORTGAGE AMOUNT :   497,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    496,182.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,306.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 57.79000
    ----------------------------------------------------------------------------
0   0007784838     MORTGAGORS: TAG                  HOWARD
                               TAG                  LYNNE
    REGION CODE    ADDRESS   : 5741 SHERRIER PLACE
        01         CITY      :    WASHINGTON
                   STATE/ZIP : DC  20016
    MORTGAGE AMOUNT :   295,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,514.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,962.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 69.24800
    ----------------------------------------------------------------------------
0   0007784846     MORTGAGORS: BOWEN                DAVID
                               MULDONIAN            PATRICIA
    REGION CODE    ADDRESS   : 10010 SUMMIT AVENUE
        01         CITY      :    KENSINGTON
                   STATE/ZIP : MD  20895
    MORTGAGE AMOUNT :   392,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    391,355.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,607.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 78.40000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,753,200.00
                               P & I AMT:     11,714.57  UPB AMT:   1,750,341.17
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           81
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007784853     MORTGAGORS: BRADY                ROBERT
                               BRADY                LINDA
    REGION CODE    ADDRESS   : 904 FOX RIDGE PLACE
        01         CITY      :    WILMINGTON
                   STATE/ZIP : NC  28405
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,325.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,627.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 62.01500
    ----------------------------------------------------------------------------
0   0007784879     MORTGAGORS: STEVENSON            JEFFREY

    REGION CODE    ADDRESS   : 1455 RIVERSIDE CIRCLE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30328
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,115.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,201.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 69.44400
    ----------------------------------------------------------------------------
0   0007784887     MORTGAGORS: MONYETTE             MARK
                               WHEELER-MONYETT      SARAH
    REGION CODE    ADDRESS   : 5720 STONELIEGH DRIVE
        01         CITY      :    SUWANNEE
                   STATE/ZIP : GA  30024
    MORTGAGE AMOUNT :   452,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    451,601.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,894.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 78.81400
    ----------------------------------------------------------------------------
0   0007784895     MORTGAGORS: MENDOZA              GENARO

    REGION CODE    ADDRESS   : 304 RIVIERA CIRCLE
        01         CITY      :    LARKSPUR
                   STATE/ZIP : CA  94939
    MORTGAGE AMOUNT :   649,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    649,442.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,433.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 64.99500
    ----------------------------------------------------------------------------
0   0007784903     MORTGAGORS: OZAWA                SHIN
                               OZAWA                EMIKO
    REGION CODE    ADDRESS   : 200 NORTH SWALL DRIVE #P-54
        01         CITY      :    BEVERLY HILLS
                   STATE/ZIP : CA  90211
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,480.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,182.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,325,950.00
                               P & I AMT:     15,340.13  UPB AMT:   2,322,965.72
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           82
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007784911     MORTGAGORS: REINITZ              ALAN

    REGION CODE    ADDRESS   : 208 ARGOSY DRIVE
        01         CITY      :    N. POTOMAC
                   STATE/ZIP : MD  20878
    MORTGAGE AMOUNT :   265,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,963.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,765.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.93900
    ----------------------------------------------------------------------------
0   0007784929     MORTGAGORS: GOETSCH              CURTIS
                               GOETSCH              JACQUELYN
    REGION CODE    ADDRESS   : 1845 HIGHGROVE CLUB DRIVE
        01         CITY      :    ALPHARETTA
                   STATE/ZIP : GA  30004
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,525.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,783.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 72.36800
    ----------------------------------------------------------------------------
0   0007784937     MORTGAGORS: BOYKIN               CHARLES
                               BOYKIN               E
    REGION CODE    ADDRESS   : 1411 MCLEAN MEWS COURT
        01         CITY      :    MCLEAN
                   STATE/ZIP : VA  22101
    MORTGAGE AMOUNT :   243,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,594.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,616.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 62.30700
    ----------------------------------------------------------------------------
0   0007784945     MORTGAGORS: NICOL                FRANK
                               NICOL                MARY ROSE
    REGION CODE    ADDRESS   : 1000 TUCKER LANE
        01         CITY      :    ASHTON
                   STATE/ZIP : MD  20861
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,177.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,326.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007784952     MORTGAGORS: ULAN                 SAMUEL
                               ULAN                 JANICE
    REGION CODE    ADDRESS   : 6400 RIVER RUN
        01         CITY      :    COLUMBIA
                   STATE/ZIP : MD  21044
    MORTGAGE AMOUNT :   432,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    431,272.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,837.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 69.67700
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,715,400.00
                               P & I AMT:     11,330.48  UPB AMT:   1,711,533.41
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           83
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007784960     MORTGAGORS: MCMAHON              WILLIAM
                               SUTER-MCMAHON        SANDRA
    REGION CODE    ADDRESS   : 12801 ANTELOPE DRIVE
        01         CITY      :    LITTLETON
                   STATE/ZIP : CO  80127
    MORTGAGE AMOUNT :   300,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,255.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,000.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0007784978     MORTGAGORS: PARIZHER             VADIM
                               MELAMED              OKSANA
    REGION CODE    ADDRESS   : 5107 CHIMINEAS AVENUE
        01         CITY      :    TARZANA
                   STATE/ZIP : CA  91356
    MORTGAGE AMOUNT :   319,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    318,937.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,152.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 89.98500
    ----------------------------------------------------------------------------
0   0007784986     MORTGAGORS: DE OLIVEIRA          ESTELA

    REGION CODE    ADDRESS   : 5303 BALTIMORE AVENUE
        01         CITY      :    CHEVY CHASE
                   STATE/ZIP : MD  20815
    MORTGAGE AMOUNT :   250,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,989.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,643.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 65.84200
    ----------------------------------------------------------------------------
0   0007784994     MORTGAGORS: YUZON                PHILIPPE
                               YUZON                LUISA
    REGION CODE    ADDRESS   : 105 FALLBURY COURT
        01         CITY      :    SAN RAMON
                   STATE/ZIP : CA  94583
    MORTGAGE AMOUNT :   362,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    361,860.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,533.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007785009     MORTGAGORS: BOSCOLO              BENJAMIN
                               BOSCOLO              SHARI
    REGION CODE    ADDRESS   : 17331 AVENLEIGH DRIVE
        01         CITY      :    ASHTON
                   STATE/ZIP : MD  20861
    MORTGAGE AMOUNT :   392,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    389,328.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,575.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 77.31755
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,624,800.00
                               P & I AMT:     10,905.84  UPB AMT:   1,620,371.30
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           84
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007785017     MORTGAGORS: LLOYD                REED
                               LLOYD                MELINDA
    REGION CODE    ADDRESS   : 7915 SOUTHEAST 67TH STREET
        01         CITY      :    MERCER ISLAND
                   STATE/ZIP : WA  98040
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,398.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,526.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 59.52300
    ----------------------------------------------------------------------------
0   0007785025     MORTGAGORS: WHITE                THOMAS
                               WHITE                SHERI
    REGION CODE    ADDRESS   : 1700 WEST 115TH CIRCLE
        01         CITY      :    WESTMINSTER
                   STATE/ZIP : CO  80234
    MORTGAGE AMOUNT :   303,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,769.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,092.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0007785033     MORTGAGORS: RICHARDSON           SCOTT
                               RICHARDSON           RACHEL
    REGION CODE    ADDRESS   : 2530 HIGHLAND OAKS DRIVE
        01         CITY      :    EUGENE
                   STATE/ZIP : OR  97405
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,793.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,878.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007785041     MORTGAGORS: ROSENLOF             JON
                               ROSENLOF             MARILYN
    REGION CODE    ADDRESS   : 5660 ELKHORN LANE
        01         CITY      :    SANTA MARIA
                   STATE/ZIP : CA  93455
    MORTGAGE AMOUNT :   294,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,444.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,005.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 76.36300
    ----------------------------------------------------------------------------
0   0007785058     MORTGAGORS: GRAUERT              PETER
                               GRAUERT              GYPSY
    REGION CODE    ADDRESS   : 4350 BODEGA AVENUE
        01         CITY      :    PETALUMA
                   STATE/ZIP : CA  94952
    MORTGAGE AMOUNT :   430,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    429,638.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,824.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 64.66100
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,674,000.00
                               P & I AMT:     11,328.22  UPB AMT:   1,672,044.63
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           85
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007785066     MORTGAGORS: LEE                  TAISHENG
                               LEE                  EMMELINE
    REGION CODE    ADDRESS   : 10212 DAPHNEY HOUSE WAY
        01         CITY      :    ROCKVILLE
                   STATE/ZIP : MD  20850
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,530.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,046.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 69.60500
    ----------------------------------------------------------------------------
0   0007785074     MORTGAGORS: KLEKNER              MARGARET
                               SEGRETTO             PAUL
    REGION CODE    ADDRESS   : 202 NOLAND STREET
        01         CITY      :    FALLS CHURCH
                   STATE/ZIP : VA  22046
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,534.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,813.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007785082     MORTGAGORS: O'NEILL              JOSEPH
                               O'NEILL              KELLY
    REGION CODE    ADDRESS   : 3451 CONSTELLATION DRIVE
        01         CITY      :    DAVIDSONVILE
                   STATE/ZIP : MD  21035
    MORTGAGE AMOUNT :   342,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    341,823.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,249.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007785090     MORTGAGORS: STILES               DAVID
                               MOREIS-STILES        PATRICIA
    REGION CODE    ADDRESS   : 6319 CARDINAL HILL PLACE
        01         CITY      :    SPRINGFIELD
                   STATE/ZIP : VA  22152
    MORTGAGE AMOUNT :   273,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,747.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,703.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.37500  PRODUCT CODE      :   002
    LTV :                 82.72700
    ----------------------------------------------------------------------------
0   0007785108     MORTGAGORS: RAJAMANI             RAMASUBRAMANIAN
                               RAJAMANI             RAJAMATANGI
    REGION CODE    ADDRESS   : 21387 KRZICH PLACE
        01         CITY      :    CUPERTINO
                   STATE/ZIP : CA  95014
    MORTGAGE AMOUNT :   441,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    440,629.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,897.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 63.82000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,632,400.00
                               P & I AMT:     10,709.19  UPB AMT:   1,630,265.16
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           86
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007785116     MORTGAGORS: JAMES                MARK

    REGION CODE    ADDRESS   : 25 SAN ANGELO
        01         CITY      :    FOOTHILL RANCH AREA
                   STATE/ZIP : CA  92610
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,798.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,697.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007785124     MORTGAGORS: BROWDER              CECIL

    REGION CODE    ADDRESS   : 1149 DAVIDSON ROAD
        01         CITY      :    LEXINGTON
                   STATE/ZIP : SC  29072
    MORTGAGE AMOUNT :   337,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    337,243.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,331.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0007785132     MORTGAGORS: DOVE                 ROBERT
                               DOVE                 LINDA
    REGION CODE    ADDRESS   : 503 EAST COLUMBIA STREET
        01         CITY      :    FALLS CHURCH
                   STATE/ZIP : VA  22046
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,761.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,335.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 55.00000
    ----------------------------------------------------------------------------
0   0007785157     MORTGAGORS: FISHER               JOHN
                               FISHER               VICKI
    REGION CODE    ADDRESS   : 10752 ETON AVENUE
        01         CITY      :    CHATSWORTH
                   STATE/ZIP : CA  91311
    MORTGAGE AMOUNT :   328,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,028.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,381.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0007785181     MORTGAGORS: HUSTON               MARK
                               HUSTON               CYNTHIA
    REGION CODE    ADDRESS   : 3310 OAKMONT TERRACE
        01         CITY      :    LONGWOOD
                   STATE/ZIP : FL  32779
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,960.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,864.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.88000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,518,000.00
                               P & I AMT:     10,611.19  UPB AMT:   1,515,791.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           87
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007785199     MORTGAGORS: SITHERWOOD           SUZANNE

    REGION CODE    ADDRESS   : 1812 WUNTHROP MANOR DRIVE
        01         CITY      :    MARIETTA
                   STATE/ZIP : GA  30064
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,114.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,852.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 67.07300
    ----------------------------------------------------------------------------
0   0007785207     MORTGAGORS: REEVES               DAVID
                               REEVES               DIANE
    REGION CODE    ADDRESS   : 11908 SANDLAKE DRIVE
        01         CITY      :    BOCA RATON
                   STATE/ZIP : FL  33428
    MORTGAGE AMOUNT :   249,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,395.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,660.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007785223     MORTGAGORS: BLISS                WINSTON

    REGION CODE    ADDRESS   : 1241 S. 13 AVE
        01         CITY      :    HOLLYWOOD
                   STATE/ZIP : FL  33019
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,189.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,171.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   09/01/27
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0007785231     MORTGAGORS: LEUALLEN             STEVEN

    REGION CODE    ADDRESS   : 210 LANSING ISLAND DRIVE
        01         CITY      :    INDIAN HARBOUR BEACH
                   STATE/ZIP : FL  32937
    MORTGAGE AMOUNT :   587,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    586,506.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,856.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 74.58700
    ----------------------------------------------------------------------------
0   0007785249     MORTGAGORS: DUNCAN               BRADLEY

    REGION CODE    ADDRESS   : 4901 OLDE CREEK WAY
        01         CITY      :    PROSPECT
                   STATE/ZIP : KY  40059
    MORTGAGE AMOUNT :   281,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,561.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,896.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 64.71200
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,708,100.00
                               P & I AMT:     11,437.72  UPB AMT:   1,702,768.11
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           88
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007785256     MORTGAGORS: MCCAIN               KRISTINA

    REGION CODE    ADDRESS   :   6226  WAXWOOD COURT
        01         CITY      :    BRENTWOOD
                   STATE/ZIP : TN  37027
    MORTGAGE AMOUNT :   393,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    392,576.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,618.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.98900
    ----------------------------------------------------------------------------
0   0007785264     MORTGAGORS: WATTERSON            STEVEN
                               WATTERSON            KATHRYN
    REGION CODE    ADDRESS   :    435  MAYFIELD PLACE
        01         CITY      :    BRENTWOOD
                   STATE/ZIP : TN  37027
    MORTGAGE AMOUNT :   396,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    395,044.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,667.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007785272     MORTGAGORS: SOMERALL             WILLIAM

    REGION CODE    ADDRESS   : 2825 MONTEVALLO ROAD
        01         CITY      :    BIRMINGHAM
                   STATE/ZIP : AL  35223
    MORTGAGE AMOUNT :   415,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    414,283.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,691.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 69.16600
    ----------------------------------------------------------------------------
0   0007785280     MORTGAGORS: BELLAND              PATRICK
                               ROBERTS-BELLAND      TONSHA
    REGION CODE    ADDRESS   :   9454  FOOTHILLS DR
        01         CITY      :    BRENTWOOD
                   STATE/ZIP : TN  37027
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,353.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,675.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.68700
    ----------------------------------------------------------------------------
0   0007785298     MORTGAGORS: HOLLIFIELD           WILLIAM
                               HOLLIFIELD           LORI
    REGION CODE    ADDRESS   : 3079 WATERBURY CT.
        01         CITY      :    EDGEWOOD
                   STATE/ZIP : KY  41047
    MORTGAGE AMOUNT :   271,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,766.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,757.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 79.70500
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,730,550.00
                               P & I AMT:     11,410.79  UPB AMT:   1,727,024.20
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           89
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007785306     MORTGAGORS: MARSHALL             FRAY
                               MARSHALL             LINDSAY
    REGION CODE    ADDRESS   : 3656 CLOUDLAND DRIVE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30327
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,313.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,108.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 57.03400
    ----------------------------------------------------------------------------
0   0007785314     MORTGAGORS: BELL                 ALICE

    REGION CODE    ADDRESS   : 105 SCARBOROUGH COURT
        01         CITY      :    MARIETTA
                   STATE/ZIP : GA  30067
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,044.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,994.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007785322     MORTGAGORS: TERRY                CARLISS
                               TERRY                ROBERT
    REGION CODE    ADDRESS   : 1330 REGENCY CENTER DRIVE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30331
    MORTGAGE AMOUNT :   291,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,382.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,987.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 89.99000
    ----------------------------------------------------------------------------
0   0007785330     MORTGAGORS: MULDOWNEY            KEVIN
                               MULDOWNEY            CANDACE
    REGION CODE    ADDRESS   :    985  CARTERS GROVE TRAIL
        01         CITY      :    ALPHARETTA
                   STATE/ZIP : GA  30022
    MORTGAGE AMOUNT :   266,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,618.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,773.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.91000
    ----------------------------------------------------------------------------
0   0007785355     MORTGAGORS: LEHR                 JAMES

    REGION CODE    ADDRESS   : 9115 NESBIT LAKES DRIVE
        01         CITY      :    ALPHARETTA
                   STATE/ZIP : GA  30022
    MORTGAGE AMOUNT :   393,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    392,626.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,618.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,697,400.00
                               P & I AMT:     11,481.10  UPB AMT:   1,692,985.47
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           90
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007785363     MORTGAGORS: ZEVIN                JUDY
                               ZEVIN                DANIEL
    REGION CODE    ADDRESS   : 955 CREST VALLEY DRIVE
        01         CITY      :    N.W. ATLANTA
                   STATE/ZIP : GA  30327
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,356.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,729.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 23.63600
    ----------------------------------------------------------------------------
0   0007785371     MORTGAGORS: CULLEN               SUZANNA

    REGION CODE    ADDRESS   : 4710 MILLBROOK DRIVE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30327
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,564.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,516.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 65.75300
    ----------------------------------------------------------------------------
0   0007785389     MORTGAGORS: SHORT                JAMES
                               SHORT                PAMELA
    REGION CODE    ADDRESS   : 4777 OLD TIMBER RIDGE ROAD
        01         CITY      :    MARIETTA
                   STATE/ZIP : GA  30068
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,264.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,905.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 64.44400
    ----------------------------------------------------------------------------
0   0007785397     MORTGAGORS: SINGLETON            FRANK
                               SINGLETON            ELIZABETH
    REGION CODE    ADDRESS   : 3016 CANTER WAY
        01         CITY      :    DULUTH
                   STATE/ZIP : GA  30097
    MORTGAGE AMOUNT :   247,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,743.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,644.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.99100
    ----------------------------------------------------------------------------
0   0007785405     MORTGAGORS: PESSON               CHARLES
                               PESSON               KAREN
    REGION CODE    ADDRESS   : 1005 FAULKNER PLACE
        01         CITY      :    KENNESAW
                   STATE/ZIP : GA  30152
    MORTGAGE AMOUNT :   525,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    523,922.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,405.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,562,150.00
                               P & I AMT:     10,201.28  UPB AMT:   1,558,852.57
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           91
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007785413     MORTGAGORS: EASTERLING           DONALD
                               PROCTOR              MICHAEL
    REGION CODE    ADDRESS   :    132  PEACHTREE CIRCLE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30309
    MORTGAGE AMOUNT :   406,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    404,995.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,701.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 46.40000
    ----------------------------------------------------------------------------
0   0007785421     MORTGAGORS: POFF                 KENNETH
                               POFF                 LINDA
    REGION CODE    ADDRESS   : 1020 NORTH SHORE COURT
        01         CITY      :    GREENSBORO
                   STATE/ZIP : GA  30642
    MORTGAGE AMOUNT :   316,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,198.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,075.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 77.07300
    ----------------------------------------------------------------------------
0   0007785439     MORTGAGORS: BURES                RAYMOND

    REGION CODE    ADDRESS   : 5940 CAMELIA DRIVE
        01         CITY      :    DOUGLASVILLE
                   STATE/ZIP : GA  30135
    MORTGAGE AMOUNT :   243,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,598.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,618.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0007785447     MORTGAGORS: STASIAK              STANLEY
                               STASIAK              R
    REGION CODE    ADDRESS   :   2934  SUMMITOP RD
        01         CITY      :    MARIETTA
                   STATE/ZIP : GA  30066
    MORTGAGE AMOUNT :   375,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,947.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,469.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.99500
    ----------------------------------------------------------------------------
0   0007785454     MORTGAGORS: FELAHIS              STEVEN
                               FELAHIS              ANNETTE
    REGION CODE    ADDRESS   : 535 HERON RUN COURT
        01         CITY      :    ALPHARETTA
                   STATE/ZIP : GA  30004
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,531.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,639.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 79.88700
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,597,100.00
                               P & I AMT:     10,503.65  UPB AMT:   1,593,272.07
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           92
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007785462     MORTGAGORS: BURTON               RICHARD
                               CASHION              KAREN
    REGION CODE    ADDRESS   : 1047 FIELDING PARK COURT
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30319
    MORTGAGE AMOUNT :   306,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,458.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,959.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 76.50000
    ----------------------------------------------------------------------------
0   0007785496     MORTGAGORS: KENNY                GREGORY
                               KENNY                LORRAINE
    REGION CODE    ADDRESS   : 108 MARSH REED LANE
        01         CITY      :    PONTE VEDRA
                   STATE/ZIP : FL  32082
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,124.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,249.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   08/01/27
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 77.10200
    ----------------------------------------------------------------------------
0   0007785504     MORTGAGORS: CASSERI              AMY
                               CASSERI              KEITH
    REGION CODE    ADDRESS   :   2181S BERRY CHAPEL RD
        01         CITY      :    FRANKLIN
                   STATE/ZIP : TN  37069
    MORTGAGE AMOUNT :   392,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    390,833.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,667.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   10/01/27
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.51900
    ----------------------------------------------------------------------------
0   0007785512     MORTGAGORS: DALY                 CLAUDE
                               DALY                 PATRICIA
    REGION CODE    ADDRESS   : 8318 EAST RIDING CLUB ROAD
        01         CITY      :    JACKSONVILLE
                   STATE/ZIP : FL  32256
    MORTGAGE AMOUNT :   262,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,666.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,745.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007785520     MORTGAGORS: ANDERSON             PETER

    REGION CODE    ADDRESS   : 3693 RICHMOND STREET
        01         CITY      :    JACKSONVILLE
                   STATE/ZIP : FL  32205
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,728.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,896.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 78.94700
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,591,100.00
                               P & I AMT:     10,518.36  UPB AMT:   1,586,811.57
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           93
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007785538     MORTGAGORS: CONRADSON            SCOTT

    REGION CODE    ADDRESS   :   1213E LAKE COLONY DR
        01         CITY      :    MAITLAND
                   STATE/ZIP : FL  32751
    MORTGAGE AMOUNT :   474,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    472,798.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,113.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007785546     MORTGAGORS: OTTS                 ELIZABETH

    REGION CODE    ADDRESS   : 9009 BALMORAL MEWS SQUARE
        01         CITY      :    WINDERMERE
                   STATE/ZIP : FL  34786
    MORTGAGE AMOUNT :   317,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    316,714.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,112.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 65.12800
    ----------------------------------------------------------------------------
0   0007785561     MORTGAGORS: MACKINTOSH           SUSAN

    REGION CODE    ADDRESS   : 30 FOREST MEADOW
        01         CITY      :    ROME
                   STATE/ZIP : GA  30165
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,307.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,862.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007785579     MORTGAGORS: PARKER               JAMES
                               PARKER               LISA
    REGION CODE    ADDRESS   : 13021 MARTINS CREEK ROAD
        01         CITY      :    BLOOMINGTON SPRINGS
                   STATE/ZIP : TN  38545
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,497.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,818.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007785587     MORTGAGORS: GIVLER               RANDALL
                               GIVLER               LISA
    REGION CODE    ADDRESS   : 4518 BOWEN BAYOU RD.
        01         CITY      :    SANIBEL
                   STATE/ZIP : FL  33957
    MORTGAGE AMOUNT :   384,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    383,283.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,587.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,739,500.00
                               P & I AMT:     11,494.59  UPB AMT:   1,735,601.50
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           94
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007785595     MORTGAGORS: MEURY                THOMAS

    REGION CODE    ADDRESS   : 149 EASTPARK DRIVE
        01         CITY      :    CELEBRATION
                   STATE/ZIP : FL  34747
    MORTGAGE AMOUNT :   380,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    380,025.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,630.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99900
    ----------------------------------------------------------------------------
0   0007785603     MORTGAGORS: DONESKY              BARRY WILLIAM
                               DONESKY              NANCY
    REGION CODE    ADDRESS   : 8311 WHETSTONE LANE
        01         CITY      :    OOLTEWAH
                   STATE/ZIP : TN  37363
    MORTGAGE AMOUNT :   288,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,053.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,945.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0007785629     MORTGAGORS: MILOPOULOS           GREGORY
                               MILOPOULOS           ROBIN
    REGION CODE    ADDRESS   : 5230 WEST SAXON CIRCLE
        01         CITY      :    DAVIE
                   STATE/ZIP : FL  33331
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,376.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,676.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007785637     MORTGAGORS: SOLER                JOSE
                               SOLER                MARCIA
    REGION CODE    ADDRESS   : 12107 NW 10TH MANOR
        01         CITY      :    CORAL SPRINGS
                   STATE/ZIP : FL  33071
    MORTGAGE AMOUNT :   300,590.89  OPTION TO CONVERT :
    UNPAID BALANCE :    299,646.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,116.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/25
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 87.48200
    ----------------------------------------------------------------------------
0   0007785645     MORTGAGORS: NARANJO              DIEGO
                               NARANJO              FERN
    REGION CODE    ADDRESS   : 11572 N.W. 49 COURT
        01         CITY      :    CORAL SPRINGS
                   STATE/ZIP : FL  33076
    MORTGAGE AMOUNT :   244,229.04  OPTION TO CONVERT :
    UNPAID BALANCE :    243,204.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,698.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/26
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 85.69400
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,466,469.93
                               P & I AMT:     10,068.10  UPB AMT:   1,462,305.23
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           95
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007785652     MORTGAGORS: SCHERER              DAVID
                               SCHERER              TERRI
    REGION CODE    ADDRESS   : 708 PALMA SOLA BOULEVARD
        01         CITY      :    BRADENTON
                   STATE/ZIP : FL  34209
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,217.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,410.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 54.05400
    ----------------------------------------------------------------------------
0   0007785660     MORTGAGORS: PFISTER              JOHN
                               PFISTER              LINDA
    REGION CODE    ADDRESS   :  14303  WADSWORTH DRIVE
        01         CITY      :    ODESSA
                   STATE/ZIP : FL  33556
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,303.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,717.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.62600
    ----------------------------------------------------------------------------
0   0007785678     MORTGAGORS: LAYMAN               J.
                               LAYMAN               SHEILA
    REGION CODE    ADDRESS   : 18936 ST. LAURENT DRIVE
        01         CITY      :    LUTZ
                   STATE/ZIP : FL  33549
    MORTGAGE AMOUNT :   247,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,102.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,667.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0007785686     MORTGAGORS: RUSSELL              EDWARD
                               RUSSELL              LORI
    REGION CODE    ADDRESS   :  17913  SPENSER RD
        01         CITY      :    ODESSA
                   STATE/ZIP : FL  33556
    MORTGAGE AMOUNT :   376,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    375,069.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,501.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 68.36300
    ----------------------------------------------------------------------------
0   0007785694     MORTGAGORS: BRANDON              TODD
                               BRANDON              MADELINE
    REGION CODE    ADDRESS   : 6475 PINETREE DRIVE
        01         CITY      :    MIAMI
                   STATE/ZIP : FL  33141
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,377.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,270.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 31.81800
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,723,500.00
                               P & I AMT:     11,567.76  UPB AMT:   1,719,071.64
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           96
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007785702     MORTGAGORS: KERCHER              WILLIAM
                               KERCHER              BARBARA
    REGION CODE    ADDRESS   : 712 S. LAKE ADAIR BOULEVARD
        01         CITY      :    ORLANDO
                   STATE/ZIP : FL  32804
    MORTGAGE AMOUNT :   366,445.07  OPTION TO CONVERT :
    UNPAID BALANCE :    365,398.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,560.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/26
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 71.15400
    ----------------------------------------------------------------------------
0   0007785710     MORTGAGORS: PEREZ                JUSTO
                               PEREZ                LYNNE
    REGION CODE    ADDRESS   :   3471  WESTHAMPTON WAY
        01         CITY      :    GAINESVILLE
                   STATE/ZIP : GA  30506
    MORTGAGE AMOUNT :   249,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,867.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,639.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 58.02300
    ----------------------------------------------------------------------------
0   0007785744     MORTGAGORS: NOVACK               GREGORY
                               NOVACK               MARIJO
    REGION CODE    ADDRESS   : 940 SUNSET DRIVE
        01         CITY      :    VENICE
                   STATE/ZIP : FL  34285
    MORTGAGE AMOUNT :   385,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    385,068.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,499.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 68.21200
    ----------------------------------------------------------------------------
0   0007785777     MORTGAGORS: GEIGER               ALLAN
                               GEIGER               ANITA
    REGION CODE    ADDRESS   : 2226 TIVOLI LANE
        01         CITY      :    JACKSONVILLE
                   STATE/ZIP : FL  32259
    MORTGAGE AMOUNT :   256,368.02  OPTION TO CONVERT :
    UNPAID BALANCE :    255,340.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,830.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   07/01/25
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.68700
    ----------------------------------------------------------------------------
0   0007785793     MORTGAGORS: PARKER               WESLEY
                               PARKER               KATHRYN
    REGION CODE    ADDRESS   : 24488 HARBOUR VIEW DRIVE
        01         CITY      :    PONTE VEDRA BEACH
                   STATE/ZIP : FL  32082
    MORTGAGE AMOUNT :   364,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    363,371.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,360.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,621,713.09
                               P & I AMT:     10,890.25  UPB AMT:   1,618,046.87
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           97
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007785801     MORTGAGORS: MCDONALD             MALCOLM
                               MCDONALD             TRINA
    REGION CODE    ADDRESS   : 226 LOMBARDY AVE
        01         CITY      :    FT LAUDERDALE
                   STATE/ZIP : FL  33308
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,574.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,785.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 84.12600
    ----------------------------------------------------------------------------
0   0007785819     MORTGAGORS: NIEDZWIECKI          COLLEEN

    REGION CODE    ADDRESS   : 4657 AYRON TERRACE
        01         CITY      :    PALM HARBOR
                   STATE/ZIP : FL  34685
    MORTGAGE AMOUNT :   278,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,093.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,831.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 94.99100
    ----------------------------------------------------------------------------
0   0007785850     MORTGAGORS: MEARS                PAUL
                               MEARS                DEBORAH
    REGION CODE    ADDRESS   : 1307 SPRING LAKE DRIVE
        01         CITY      :    ORLANDO
                   STATE/ZIP : FL  32804
    MORTGAGE AMOUNT :   603,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    602,563.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,268.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0007786353     MORTGAGORS: MORENO               LOUIS
                               MORENO               ISIS
    REGION CODE    ADDRESS   : 2713 QUAKER DRIVE
        01         CITY      :    TEXAS CITY
                   STATE/ZIP : TX  77590
    MORTGAGE AMOUNT :   148,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    147,156.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       997.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007786379     MORTGAGORS: MILTON               PHILIP
                               MILTON               LAURA
    REGION CODE    ADDRESS   : 2115 STATUTE LANE
        01         CITY      :    VIENNA
                   STATE/ZIP : VA  22181
    MORTGAGE AMOUNT :   236,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    236,596.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,535.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,531,600.00
                               P & I AMT:     10,417.87  UPB AMT:   1,528,984.44
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           98
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007786395     MORTGAGORS: HILL                 ANDY

    REGION CODE    ADDRESS   : 274 PALO VERDE STREET
        01         CITY      :    GREENFIELD
                   STATE/ZIP : CA  93927
    MORTGAGE AMOUNT :   126,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    126,850.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       843.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 93.96300
    ----------------------------------------------------------------------------
0   0007786403     MORTGAGORS: LIPTON               DEBORAH

    REGION CODE    ADDRESS   : 11C   340 EAST 80TH STREET
        01         CITY      :    NEW YORK
                   STATE/ZIP : NY  10021
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,941.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,698.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   07/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.72700
    ----------------------------------------------------------------------------
0   0007786411     MORTGAGORS: AUSIELLO             ALFRED
                               AUSIELLO             MARIA
    REGION CODE    ADDRESS   : 63 JACQUES ROAD
        01         CITY      :    TYNGSBORO
                   STATE/ZIP : MA  01879
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,677.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,809.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 87.45900
    ----------------------------------------------------------------------------
0   0007786429     MORTGAGORS: SMITH                SHARON
                               SMITH                ERICH
    REGION CODE    ADDRESS   : 5909 DEBORAH JEAN DRIVE
        01         CITY      :    ELKRIDGE
                   STATE/ZIP : MD  21075
    MORTGAGE AMOUNT :   232,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,350.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,664.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.99600
    ----------------------------------------------------------------------------
0   0007786437     MORTGAGORS: OGDEN                DAVID
                               OGDEN                SALLY
    REGION CODE    ADDRESS   : 775 RIVER ROAD
        01         CITY      :    SYKESVILLE
                   STATE/ZIP : MD  21784
    MORTGAGE AMOUNT :   365,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    364,729.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,552.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.49400
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,236,200.00
                               P & I AMT:      8,569.01  UPB AMT:   1,234,547.20
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:           99
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007786445     MORTGAGORS: SLADE                TIMOTHY
                               SLADE                DAWN
    REGION CODE    ADDRESS   : 21 DOUGLAS ROAD
        01         CITY      :    SPARTA
                   STATE/ZIP : NJ  07871
    MORTGAGE AMOUNT :   520,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    520,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,635.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007786452     MORTGAGORS: ADVANI               MOTI
                               ADVANI               NEERU
    REGION CODE    ADDRESS   : 676 PARAMUS ROAD
        01         CITY      :    PARAMUS
                   STATE/ZIP : NJ  07652
    MORTGAGE AMOUNT :   282,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,785.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,947.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 67.95180
    ----------------------------------------------------------------------------
0   0007786460     MORTGAGORS: PESSOLANO            ANTHONY
                               PESSOLANO            KATHY
    REGION CODE    ADDRESS   : 3 HUBBARD COURT
        01         CITY      :    ALLENDALE
                   STATE/ZIP : NJ  07401
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    500,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,410.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 71.42800
    ----------------------------------------------------------------------------
0   0007786478     MORTGAGORS: CASE                 RONALD

    REGION CODE    ADDRESS   : 3515 BRITTANY COURT
        01         CITY      :    JAMUL
                   STATE/ZIP : CA  91935
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,731.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,263.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007786486     MORTGAGORS: NOWELL               GREGORY
                               NOWELL               MARYANN
    REGION CODE    ADDRESS   : 4303 NORTH ROGERS ROAD
        01         CITY      :    SPRING VALLEY
                   STATE/ZIP : CA  91977
    MORTGAGE AMOUNT :   274,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,811.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,986.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 68.50000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,912,000.00
                               P & I AMT:     13,244.92  UPB AMT:   1,911,328.14
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          100
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007786494     MORTGAGORS: NEVINS               JEROME

    REGION CODE    ADDRESS   : 262 CAMINO TABLERO
        01         CITY      :    ESCONDIDO
                   STATE/ZIP : CA  92029
    MORTGAGE AMOUNT :   288,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,580.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,994.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007786502     MORTGAGORS: ROBERTS              PAUL
                               ROBERTS              KATHY
    REGION CODE    ADDRESS   : 4117 PALISADES ROAD
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92116
    MORTGAGE AMOUNT :   281,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,096.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,991.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 58.00000
    ----------------------------------------------------------------------------
0   0007786510     MORTGAGORS: JOSEPHSON            JACQUELINE

    REGION CODE    ADDRESS   : 2386 JEFFERSON STREET
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92008
    MORTGAGE AMOUNT :   408,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    408,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,748.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007786528     MORTGAGORS: MOTHERSHED           MICHAEL
                               REELS-MOTHERSHED     DEBRA
    REGION CODE    ADDRESS   : 2638 FLAGSTAFF COURT
        01         CITY      :    CHULA VISTA
                   STATE/ZIP : CA  91914
    MORTGAGE AMOUNT :   241,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,731.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.98400
    ----------------------------------------------------------------------------
0   0007786536     MORTGAGORS: WARD                 L.

    REGION CODE    ADDRESS   : 6302 SOUTH HEUGHS CANYON DRIVE
        01         CITY      :    SALT LAKE CITY
                   STATE/ZIP : UT  84121
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,714.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,590.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,594,850.00
                               P & I AMT:     11,056.45  UPB AMT:   1,594,141.30
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          101
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007786544     MORTGAGORS: WON                  WYATT
                               WON                  DONNA
    REGION CODE    ADDRESS   : 10311 KINGS STREET
        01         CITY      :    LOS ALAMITOS
                   STATE/ZIP : CA  90720
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,777.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 72.28900
    ----------------------------------------------------------------------------
0   0007786551     MORTGAGORS: HERKINS              JAY
                               HERKINS              JULIE
    REGION CODE    ADDRESS   : 11631 RABAUL DRIVE
        01         CITY      :    CYPRESS
                   STATE/ZIP : CA  90630
    MORTGAGE AMOUNT :   263,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,699.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,822.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99300
    ----------------------------------------------------------------------------
0   0007786569     MORTGAGORS: STOCKWELL            DAVID
                               STOCKWELL            PATRICIA
    REGION CODE    ADDRESS   : 26115 GLASGOW DR
        01         CITY      :    SOUTH RIDING
                   STATE/ZIP : VA  20152
    MORTGAGE AMOUNT :   365,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    365,657.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,465.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.99500
    ----------------------------------------------------------------------------
0   0007786577     MORTGAGORS: KAWAGUCHI            STEVEN
                               KAWAGUCHI            CATHERINE
    REGION CODE    ADDRESS   : 1912 BAJA VISTA WAY
        01         CITY      :    CAMARILLO
                   STATE/ZIP : CA  93010
    MORTGAGE AMOUNT :   294,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,902.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,932.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.99800
    ----------------------------------------------------------------------------
0   0007786585     MORTGAGORS: MOYE                 JAMES
                               MOYE                 GINA
    REGION CODE    ADDRESS   : 1932 BAJA VISTA WAY
        01         CITY      :    CAMARILLO
                   STATE/ZIP : CA  93010
    MORTGAGE AMOUNT :   242,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,594.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.99600
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,466,750.00
                               P & I AMT:      9,912.89  UPB AMT:   1,465,786.76
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          102
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007786593     MORTGAGORS: RICKS                JON
                               RICKS                JANCI
    REGION CODE    ADDRESS   : 2625 CLUB LAKE TRAIL
        01         CITY      :    MCKINNEY
                   STATE/ZIP : TX  75070
    MORTGAGE AMOUNT :   268,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,453.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,986.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   08/01/27
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.89583
    ----------------------------------------------------------------------------
0   0007786601     MORTGAGORS: KETAY                KENNETH
                               KETAY                JOYCE
    REGION CODE    ADDRESS   : 334 WEST 89TH STREET #4F
        01         CITY      :    NEW YORK
                   STATE/ZIP : NY  10024
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,568.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,027.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.35800
    ----------------------------------------------------------------------------
0   0007786619     MORTGAGORS: LEHMAN               RONALD
                               LEHMAN               CARLENE
    REGION CODE    ADDRESS   : 25762 PARK AVENUE
        01         CITY      :    SAN JUAN CAPISTRANO
                   STATE/ZIP : CA  92675
    MORTGAGE AMOUNT :   261,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,206.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,827.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.98900
    ----------------------------------------------------------------------------
0   0007786643     MORTGAGORS: DOMINO               ANTHONY
                               DOMINO               MEG
    REGION CODE    ADDRESS   : 83 LONG LOTS ROAD
        01         CITY      :    NEW CANAAN
                   STATE/ZIP : CT  06840
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    497,926.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,326.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 52.63100
    ----------------------------------------------------------------------------
0   0007786668     MORTGAGORS: POWELL               SCOTT
                               POWELL               KIMBERLY
    REGION CODE    ADDRESS   : 325 SIERRA MADRE WAY
        01         CITY      :    CORONA
                   STATE/ZIP : CA  91720
    MORTGAGE AMOUNT :   180,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    180,026.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,306.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.99200
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,500,000.00
                               P & I AMT:     10,474.61  UPB AMT:   1,496,180.09
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          103
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007786676     MORTGAGORS: SAENZ                NICHOLAS
                               SAENZ                CHERYL
    REGION CODE    ADDRESS   : 1265 PEARL STREET
        01         CITY      :    LA JOLLA
                   STATE/ZIP : CA  92037
    MORTGAGE AMOUNT :   620,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    618,575.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,282.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007786684     MORTGAGORS: WANG                 GUOJIANG
                               LIU                  XIAOYAN
    REGION CODE    ADDRESS   : 2261 NORTH OXFORD AVENUE
        01         CITY      :    CLAREMONT
                   STATE/ZIP : CA  91711
    MORTGAGE AMOUNT :   276,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,534.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,887.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0007786700     MORTGAGORS: RUBIN                JEFFRY
                               RUBIN                LAURA
    REGION CODE    ADDRESS   : 293 OLD BRANCHVILLE ROAD
        01         CITY      :    RIDGEFIELD
                   STATE/ZIP : CT  06877
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,776.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,886.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007786718     MORTGAGORS: ROSENFELD            IRA

    REGION CODE    ADDRESS   : 344 WEST 23RD STREET #3C
        01         CITY      :    NEW YORK
                   STATE/ZIP : NY  10011
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,327.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0007786726     MORTGAGORS: SZIGETI              SANDY
                               SZIGETI              MELINDA
    REGION CODE    ADDRESS   : 10326 WALAVISTA ROAD
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90064
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,739.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,548.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 49.31500
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,836,750.00
                               P & I AMT:     12,702.25  UPB AMT:   1,833,953.46
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          104
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007786734     MORTGAGORS: BRACHVOGEL           WILLIAM
                               BRACHVOGEL           JAYMA
    REGION CODE    ADDRESS   : 7831 SPRING DRIVE
        01         CITY      :    BOULDER
                   STATE/ZIP : CO  80303
    MORTGAGE AMOUNT :   438,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    437,699.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,951.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 58.71900
    ----------------------------------------------------------------------------
0   0007786742     MORTGAGORS: CHAMBERS             RICHARD
                               WOLFBAUER            ROSANN
    REGION CODE    ADDRESS   : 1200 MACK RD
        01         CITY      :    LEONARD
                   STATE/ZIP : MI  48367
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,948.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 73.51351
    ----------------------------------------------------------------------------
0   0007786759     MORTGAGORS: CHRISTOPHER          STEVEN
                               CHRISTOPHER          DORIS
    REGION CODE    ADDRESS   : 26291 BUSCADOR
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   267,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,825.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,982.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 78.52941
    ----------------------------------------------------------------------------
0   0007786767     MORTGAGORS: RAYNES               SUSAN

    REGION CODE    ADDRESS   : 1180 MONTICELLO ROAD
        01         CITY      :    LAFAYETTE
                   STATE/ZIP : CA  94549
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,733.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,162.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 52.41900
    ----------------------------------------------------------------------------
0   0007786775     MORTGAGORS: CORREA               BLANCHE
                               COLBERT              TERRY
    REGION CODE    ADDRESS   : 241A HUALANI STREET
        01         CITY      :    KAILUA
                   STATE/ZIP : HI  96734
    MORTGAGE AMOUNT :    92,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     91,933.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       651.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 32.28100
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,394,050.00
                               P & I AMT:      9,695.77  UPB AMT:   1,393,192.02
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          105
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007786783     MORTGAGORS: BRANSON              RICHARD
                               BRANSON              SHELLY
    REGION CODE    ADDRESS   : 1191 CLUB HOUSE DRIVE
        01         CITY      :    APTOS
                   STATE/ZIP : CA  95003
    MORTGAGE AMOUNT :   327,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    327,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,153.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 65.56000
    ----------------------------------------------------------------------------
0   0007786791     MORTGAGORS: PHILLIPS             WILLIAM
                               MOHANDIE             CHRISTINE
    REGION CODE    ADDRESS   : 762 VIA SANTO TOMAS
        01         CITY      :    CLAREMONT
                   STATE/ZIP : CA  91711
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    379,680.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,496.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.16600
    ----------------------------------------------------------------------------
0   0007786809     MORTGAGORS: SARKOZI              PAUL
                               SARKOZI              JILL
    REGION CODE    ADDRESS   : 24 CONCORD AVENUE
        01         CITY      :    LARCHMONT
                   STATE/ZIP : NY  10538
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,321.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,964.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 71.11100
    ----------------------------------------------------------------------------
0   0007786825     MORTGAGORS: CHUMLEY              DORIAN

    REGION CODE    ADDRESS   : 5123 WEDGEWOOD WAY
        01         CITY      :    ROCKLIN
                   STATE/ZIP : CA  95677
    MORTGAGE AMOUNT :   251,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,778.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 94.97200
    ----------------------------------------------------------------------------
0   0007786833     MORTGAGORS: PARKS                HENRY
                               PARKS                DOREEN
    REGION CODE    ADDRESS   : 15804 SEURAT DRIVE
        01         CITY      :    POTOMAC
                   STATE/ZIP : MD  20878
    MORTGAGE AMOUNT :   262,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,184.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,745.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,509,500.00
                               P & I AMT:     10,138.87  UPB AMT:   1,508,287.57
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          106
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007786841     MORTGAGORS: FOX                  MICHAEL
                               FOX                  MELISSA
    REGION CODE    ADDRESS   : 1410 FALLSMEAD WAY
        01         CITY      :    POTOMAC
                   STATE/ZIP : MD  20854
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,778.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,796.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 77.14200
    ----------------------------------------------------------------------------
0   0007786858     MORTGAGORS: KAESBAUER            RAYMOND
                               KAESBAUER            JAIME
    REGION CODE    ADDRESS   : 4275 AVATI DRIVE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92117
    MORTGAGE AMOUNT :   238,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,204.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,586.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007786866     MORTGAGORS: KELEMEN              DAVID
                               KELEMEN              VICKI
    REGION CODE    ADDRESS   : 1351 BELLO MAR DRIVE
        01         CITY      :    ENCINITAS
                   STATE/ZIP : CA  92024
    MORTGAGE AMOUNT :   647,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    647,044.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,417.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.39600
    ----------------------------------------------------------------------------
0   0007786874     MORTGAGORS: LARRERE              JOHN
                               LARRERE              TERESA
    REGION CODE    ADDRESS   : 306 EDGEWATER DRIVE
        01         CITY      :    GILFORD
                   STATE/ZIP : NH  03246
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,793.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,175.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0007786882     MORTGAGORS: RILEY III            C.
                               HEWITT               LAURA
    REGION CODE    ADDRESS   : 61 LIVINGSTON ROAD
        01         CITY      :    WELLESLEY
                   STATE/ZIP : MA  02181
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,786.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,729.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 20.15500
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,715,950.00
                               P & I AMT:     11,704.85  UPB AMT:   1,714,608.52
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          107
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007786890     MORTGAGORS: RUEB                 RAYMOND
                               KORNBLUTH            LISA
    REGION CODE    ADDRESS   : 325 GAGE ROAD
        01         CITY      :    RIVERSIDE
                   STATE/ZIP : IL  60546
    MORTGAGE AMOUNT :   331,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,983.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,286.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.43600
    ----------------------------------------------------------------------------
0   0007786908     MORTGAGORS: NAPOLI               VITO
                               NAPOLI               TRINA
    REGION CODE    ADDRESS   : 71 GLAD VALLEY DRIVE
        01         CITY      :    BILLERICA
                   STATE/ZIP : MA  01821
    MORTGAGE AMOUNT :   107,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    106,916.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       729.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 52.70900
    ----------------------------------------------------------------------------
0   0007786916     MORTGAGORS: KASSIRER             SHERIDAN

    REGION CODE    ADDRESS   : 150 HICKORY ROAD
        01         CITY      :    WESTON
                   STATE/ZIP : MA  02193
    MORTGAGE AMOUNT :   310,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,451.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,093.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 46.65100
    ----------------------------------------------------------------------------
0   0007786924     MORTGAGORS: BURMEISTER           BETH
                               BURMEISTER           STEVEN
    REGION CODE    ADDRESS   : 7405 CLIFTON QUARRY DRIVE
        01         CITY      :    CLIFTON
                   STATE/ZIP : VA  20124
    MORTGAGE AMOUNT :   384,925.00  OPTION TO CONVERT :
    UNPAID BALANCE :    384,593.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,496.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 79.99900
    ----------------------------------------------------------------------------
0   0007786932     MORTGAGORS: HOUGH                RICHARD
                               HOUGH                ELIZABETH
    REGION CODE    ADDRESS   : 859 CALLADO STREET
        01         CITY      :    CAMARILLO
                   STATE/ZIP : CA  93010
    MORTGAGE AMOUNT :   352,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    352,503.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,317.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,486,425.00
                               P & I AMT:      9,923.59  UPB AMT:   1,484,448.44
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          108
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007786940     MORTGAGORS: ELARABY              ADEL

    REGION CODE    ADDRESS   : 19228 AUTUMN MAPLE LANE
        01         CITY      :    GAITHERSBURG
                   STATE/ZIP : MD  20879
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,680.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,694.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 88.90800
    ----------------------------------------------------------------------------
0   0007786957     MORTGAGORS: SACKS                MICHAEL
                               SACKS                DEIDRE
    REGION CODE    ADDRESS   : 9404 JONGRONER COURT
        01         CITY      :    POTOMAC
                   STATE/ZIP : MD  20854
    MORTGAGE AMOUNT :   337,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    337,209.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,189.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0007786965     MORTGAGORS: HEFFLER              JAY
                               HEFFLER              ARLENE
    REGION CODE    ADDRESS   : 8 TRIBROOK DRIVE,T/OLEWISBORO,
        01         CITY      :    SOUTH SALEM
                   STATE/ZIP : NY  10590
    MORTGAGE AMOUNT :   316,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,759.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,182.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 73.48800
    ----------------------------------------------------------------------------
0   0007786973     MORTGAGORS: KOSKI                MATTHEW

    REGION CODE    ADDRESS   : 1145 NE 18 AVE
        01         CITY      :    FT. LAUDERDALE
                   STATE/ZIP : FL  33304
    MORTGAGE AMOUNT :   145,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    145,694.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,031.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0007786981     MORTGAGORS: FERRARI              GERARDO

    REGION CODE    ADDRESS   : 6901 SW 82ND COURT
        01         CITY      :    MIAMI
                   STATE/ZIP : FL  33143
    MORTGAGE AMOUNT :   193,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    193,700.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,354.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 69.17900
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,393,000.00
                               P & I AMT:      9,452.79  UPB AMT:   1,392,043.55
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          109
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007786999     MORTGAGORS: EVANS                MARTHA

    REGION CODE    ADDRESS   : 5317 FLAMINGO PLACE
        01         CITY      :    COCONUT CREEK
                   STATE/ZIP : FL  33073
    MORTGAGE AMOUNT :   115,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    115,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       806.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 65.98100
    ----------------------------------------------------------------------------
0   0007787005     MORTGAGORS: CRANE                JAMES

    REGION CODE    ADDRESS   : 1922 BALENTINE DRIVE
        01         CITY      :    ALPINE
                   STATE/ZIP : CA  91901
    MORTGAGE AMOUNT :   392,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    391,694.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,674.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007787013     MORTGAGORS: REVIA                GARY
                               REVIA                JAN
    REGION CODE    ADDRESS   : 1755 COUNTY ROAD #137
        01         CITY      :    HUTTO
                   STATE/ZIP : TX  78634
    MORTGAGE AMOUNT :   251,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,128.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,755.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0007787021     MORTGAGORS: BETETTE              ROBERT

    REGION CODE    ADDRESS   : 44 PRESIDIO DRIVE
        01         CITY      :    NOVATO
                   STATE/ZIP : CA  94949
    MORTGAGE AMOUNT :   310,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,207.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,117.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.98800
    ----------------------------------------------------------------------------
0   0007787039     MORTGAGORS: LUTHER               MICHAEL

    REGION CODE    ADDRESS   : 320 CALDECOTT LANE  #311
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94618
    MORTGAGE AMOUNT :   192,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    192,570.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,413.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 79.99200
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,261,650.00
                               P & I AMT:      8,768.56  UPB AMT:   1,259,001.49
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          110
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007787047     MORTGAGORS: DEOSARAN             TREVOR
                               DEOSARAN             ELIZABETH
    REGION CODE    ADDRESS   : 2845 VISTA DEL VALLE
        01         CITY      :    MORGAN HILL
                   STATE/ZIP : CA  95037
    MORTGAGE AMOUNT :   345,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,717.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,295.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 78.40900
    ----------------------------------------------------------------------------
0   0007787054     MORTGAGORS: WHEELER              PEGGY

    REGION CODE    ADDRESS   : 5450 KAVENY DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95129
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,721.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,622.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 60.00000
    ----------------------------------------------------------------------------
0   0007787062     MORTGAGORS: PRICE                MICHAEL
                               FAIR                 DIANA
    REGION CODE    ADDRESS   : 6316 ALTAMAR CIRCLE
        01         CITY      :    LIVERMORE
                   STATE/ZIP : CA  94550
    MORTGAGE AMOUNT :   257,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,802.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.97300
    ----------------------------------------------------------------------------
0   0007787070     MORTGAGORS: HONDA                DALE
                               HONDA                STEPHANIE
    REGION CODE    ADDRESS   : 1536 JACKDOW COURT
        01         CITY      :    GILROY
                   STATE/ZIP : CA  95020
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,175.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.45600
    ----------------------------------------------------------------------------
0   0007787088     MORTGAGORS: CHAMBERLIN           SCOTT
                               CHAMBERLIN           STEPHANIE
    REGION CODE    ADDRESS   : 24612 LA CIENEGA STREET
        01         CITY      :    LAGUNA HILLS
                   STATE/ZIP : CA  92653
    MORTGAGE AMOUNT :   270,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,099.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,889.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99400
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,563,100.00
                               P & I AMT:     10,785.55  UPB AMT:   1,562,338.29
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          111
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007787096     MORTGAGORS: ANDERSON             PALMA
                               ANDERSON             GREG
    REGION CODE    ADDRESS   : 1760 MAGNOLIA WAY
        01         CITY      :    WALNUT CREEK
                   STATE/ZIP : CA  94595
    MORTGAGE AMOUNT :   247,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,350.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,903.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0007787104     MORTGAGORS: FOK                  DAVID
                               FOK                  DEANNA
    REGION CODE    ADDRESS   : 3 CORTE SANTA CLARA
        01         CITY      :    MORAGA
                   STATE/ZIP : CA  94556
    MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,776.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,747.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 59.11100
    ----------------------------------------------------------------------------
0   0007787112     MORTGAGORS: TAYLOR               RONALD
                               TAYLOR               JANE
    REGION CODE    ADDRESS   : 11567 KELSEY STREET
        01         CITY      :    STUDIO CITY
                   STATE/ZIP : CA  91604
    MORTGAGE AMOUNT :   517,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    517,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,574.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 67.20700
    ----------------------------------------------------------------------------
0   0007787120     MORTGAGORS: ARTINIAN             KEVORK
                               ARTINIAN             HAMESD
    REGION CODE    ADDRESS   : 942 EAST DRYDEN STREET
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91207
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,779.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,859.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007787138     MORTGAGORS: NETTLES              EUGENE
                               NETTLES              CATHERINE
    REGION CODE    ADDRESS   : 4145 DORSET DRIVE
        01         CITY      :    CYPRESS
                   STATE/ZIP : CA  90630
    MORTGAGE AMOUNT :   274,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,291.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,895.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,581,500.00
                               P & I AMT:     10,980.14  UPB AMT:   1,580,696.97
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          112
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007787146     MORTGAGORS: SAFFARI-NAZARI       BABAK
                               SAFFARI-NAZARI       MARJAN
    REGION CODE    ADDRESS   : 3 GERANIUM LANE
        01         CITY      :    SAN CARLOS
                   STATE/ZIP : CA  94070
    MORTGAGE AMOUNT :   399,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    398,703.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,789.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0007787153     MORTGAGORS: ROBINSON             SAUNDRA

    REGION CODE    ADDRESS   : 3 BLANKETFLOWER COURT
        01         CITY      :    THE WOODLANDS
                   STATE/ZIP : TX  77381
    MORTGAGE AMOUNT :   246,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,117.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,722.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 76.96800
    ----------------------------------------------------------------------------
0   0007787161     MORTGAGORS: DAVIS                COREY
                               DAVIS                GAYLE
    REGION CODE    ADDRESS   : 10994 NORTH 123RD STREET
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85259
    MORTGAGE AMOUNT :   270,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,178.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,798.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007787179     MORTGAGORS: KIRKPATRICK          TIMOTHY
                               KIRKPATRICK          NANCY MARIA
    REGION CODE    ADDRESS   : 2200 SPINNAKER COURT
        01         CITY      :    RESTON
                   STATE/ZIP : VA  20191
    MORTGAGE AMOUNT :   455,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    454,645.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,103.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0007787187     MORTGAGORS: GRINDER              DONALD
                               GRINDER              ANNA LEE
    REGION CODE    ADDRESS   : 6220 KELLOGG DRIVE
        01         CITY      :    MCLEAN
                   STATE/ZIP : VA  22101
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,754.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,848.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 79.38700
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,655,700.00
                               P & I AMT:     11,263.44  UPB AMT:   1,654,399.11
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          113
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007787195     MORTGAGORS: GUTSHALL             H.
                               GUTSHALL             VICKI
    REGION CODE    ADDRESS   : 2977 FRANKLIN OAKS DRIVE
        01         CITY      :    HERNDON
                   STATE/ZIP : VA  20171
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,770.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,862.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 77.56200
    ----------------------------------------------------------------------------
0   0007787203     MORTGAGORS: BURNETT              LOREN
                               BURNETT              KAREN
    REGION CODE    ADDRESS   : 6207 LONG MEADOW ROAD
        01         CITY      :    MCLEAN
                   STATE/ZIP : VA  22101
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,579.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,284.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.36500
    ----------------------------------------------------------------------------
0   0007787211     MORTGAGORS: MURRAY               KENNETH
                               MURRAY               KAREN
    REGION CODE    ADDRESS   : 4909 RIDGELINE LANE
        01         CITY      :    FAIR OAKS
                   STATE/ZIP : CA  95628
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,810.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,919.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007787229     MORTGAGORS: LIGON                JOHNNIE
                               LIGON                KAE
    REGION CODE    ADDRESS   : 22241 AMBERWOOD COURT
        01         CITY      :    TEHACHAPI
                   STATE/ZIP : CA  93561
    MORTGAGE AMOUNT :   280,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,036.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,935.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0007787237     MORTGAGORS: KANTOR               ROBERT
                               KANTOR               SHERI
    REGION CODE    ADDRESS   : 13614 VALLEY DRIVE
        01         CITY      :    ROCKVILLE
                   STATE/ZIP : MD  20850
    MORTGAGE AMOUNT :   443,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    442,620.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,949.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.89100
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,771,650.00
                               P & I AMT:     11,953.07  UPB AMT:   1,769,818.63
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          114
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007787245     MORTGAGORS: PULLMAN              JAMES
                               PULLMAN              DEIRDRE
    REGION CODE    ADDRESS   : 21 NEWELL ROAD
        01         CITY      :    BROOKLINE
                   STATE/ZIP : MA  02446
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,387.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,536.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/18
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 50.62500
    ----------------------------------------------------------------------------
0   0007787252     MORTGAGORS: BLAKNEY              W.
                               BLAKNEY              CYNTHIA
    REGION CODE    ADDRESS   : 141 ALLEN RANCH ROAD
        01         CITY      :    SUTTER CREEK
                   STATE/ZIP : CA  95685
    MORTGAGE AMOUNT :   384,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    383,669.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,490.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007787260     MORTGAGORS: EDWARDS              BECKY

    REGION CODE    ADDRESS   : 579 COUNTRY CLUB ROAD
        01         CITY      :    MCKINNEY
                   STATE/ZIP : TX  75069
    MORTGAGE AMOUNT :   319,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,356.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,207.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 42.61300
    ----------------------------------------------------------------------------
0   0007787278     MORTGAGORS: VEERAGHANTA          LAKSHMI

    REGION CODE    ADDRESS   : 1650 SILVERLEAF WAY
        01         CITY      :    ALPHARETTA
                   STATE/ZIP : GA  30005
    MORTGAGE AMOUNT :   253,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,147.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,706.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 84.30948
    ----------------------------------------------------------------------------
0   0007787286     MORTGAGORS: NICHOL               MICHAEL
                               NICHOL               JANE
    REGION CODE    ADDRESS   : 4553 WHITE OAK PLACE
        01         CITY      :    ENCINO
                   STATE/ZIP : CA  91316
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,726.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,387.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 60.86900
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,630,950.00
                               P & I AMT:     11,328.85  UPB AMT:   1,629,287.96
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          115
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007787294     MORTGAGORS: BALFOUR              DALE

    REGION CODE    ADDRESS   : 33 FRANKLIN AVENUE
        01         CITY      :    NEW ROCHELLE
                   STATE/ZIP : NY  10801
    MORTGAGE AMOUNT :   242,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,065.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,673.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0007787302     MORTGAGORS: MCCOMAS              HUGH

    REGION CODE    ADDRESS   : 114 WATER OAK LANE
        01         CITY      :    ALTAMONTE SPRINGS
                   STATE/ZIP : FL  32714
    MORTGAGE AMOUNT :   100,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     99,915.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       656.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 41.88500
    ----------------------------------------------------------------------------
0   0007787310     MORTGAGORS: YABLON               JEFFREY
                               YABLON               PAIGE
    REGION CODE    ADDRESS   : 19 COTSWOLF COURT
        01         CITY      :    OWINGS MILLS
                   STATE/ZIP : MD  21117
    MORTGAGE AMOUNT :   238,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,631.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,523.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 88.14800
    ----------------------------------------------------------------------------
0   0007787328     MORTGAGORS: WELSH                JOHN

    REGION CODE    ADDRESS   : 6965 KYLEAKIN COURT
        01         CITY      :    MCLEAN
                   STATE/ZIP : VA  22101
    MORTGAGE AMOUNT :   366,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    365,707.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,465.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.73800
    ----------------------------------------------------------------------------
0   0007787336     MORTGAGORS: MALKIN               JOHN
                               MALKIN               CAROLYN
    REGION CODE    ADDRESS   : 1246 GREGORY AVENUE
        01         CITY      :    WILMETTE
                   STATE/ZIP : IL  60201
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,692.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,494.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,321,250.00
                               P & I AMT:      8,814.76  UPB AMT:   1,320,013.11
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          116
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007787344     MORTGAGORS: MODYLEVSKY           MIKHAIL
                               GORDIYENKO           TAMARA
    REGION CODE    ADDRESS   : 50 SEQUOIA LANE
        01         CITY      :    DEERFIELD
                   STATE/ZIP : IL  60015
    MORTGAGE AMOUNT :   293,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,959.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,950.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007787351     MORTGAGORS: BRADFORD             ERIC
                               MACLELLAN            JENNIFER
    REGION CODE    ADDRESS   : SUNSET CLIFF/0STARR FARM BEACH
        01         CITY      :    BURLINGTON
                   STATE/ZIP : VT  05401
    MORTGAGE AMOUNT :   338,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    338,129.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,279.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007787369     MORTGAGORS: DESANTIS             SCOTT
                               DESANTIS             MARGARET
    REGION CODE    ADDRESS   : 53 PASTURE LANE
        01         CITY      :    BEDFORD
                   STATE/ZIP : NH  03110
    MORTGAGE AMOUNT :   347,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    346,961.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,517.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007787377     MORTGAGORS: NOCHE                ABIGAIL
                               WHITE                PHILLIP
    REGION CODE    ADDRESS   : 2953 SORRENTO WAY
        01         CITY      :    UNION CITY
                   STATE/ZIP : CA  94587
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,807.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,684.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 71.59400
    ----------------------------------------------------------------------------
0   0007787385     MORTGAGORS: MARTINEZ             DAVID
                               MARTINEZ             SARA
    REGION CODE    ADDRESS   : 37 SOLITAIRE LANE
        01         CITY      :    ALISO VIEJO
                   STATE/ZIP : CA  92656
    MORTGAGE AMOUNT :   238,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,818.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,643.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 72.12100
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,463,800.00
                               P & I AMT:     10,076.78  UPB AMT:   1,462,676.30
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          117
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007787393     MORTGAGORS: WALKER               BRETT
                               WALKER               SUELLEN
    REGION CODE    ADDRESS   : 30763 TARAPACA ROAD
        01         CITY      :    RANCHO PALOS VERDES
                   STATE/ZIP : CA  90275
    MORTGAGE AMOUNT :   404,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    403,668.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,687.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 77.69200
    ----------------------------------------------------------------------------
0   0007787401     MORTGAGORS: NEVES                JERRY
                               NEVES                ALEXIA
    REGION CODE    ADDRESS   : 142 16TH AVENUE
        01         CITY      :    SAN MATEO
                   STATE/ZIP : CA  94402
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,732.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,517.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0007787419     MORTGAGORS: ZIZZO                PAUL
                               CAIRNS               STEPHEN
    REGION CODE    ADDRESS   : 51 CHESTER STREET
        01         CITY      :    ARLINGTON
                   STATE/ZIP : MA  02476
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,760.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,021.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 78.94736
    ----------------------------------------------------------------------------
0   0007787427     MORTGAGORS: IRISH                GEORGE

    REGION CODE    ADDRESS   : 75 WATERMAN ROAD
        01         CITY      :    CANTON
                   STATE/ZIP : MA  02021
    MORTGAGE AMOUNT :   392,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    391,281.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,128.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/18
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.11600
    ----------------------------------------------------------------------------
0   0007787435     MORTGAGORS: ROCHA                ALBERT
                               ROCHA                PATRICIA
    REGION CODE    ADDRESS   : 103 WOODLEIGH ROAD
        01         CITY      :    DEDHAM
                   STATE/ZIP : MA  02026
    MORTGAGE AMOUNT :   272,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,087.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,857.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 82.51500
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,728,300.00
                               P & I AMT:     12,211.77  UPB AMT:   1,726,530.47
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          118
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007787443     MORTGAGORS: HINTON               WALTER
                               TRAN                 CAROLEE
    REGION CODE    ADDRESS   : 4201 DOGWOOD PLACE
        01         CITY      :    DAVIS
                   STATE/ZIP : CA  95616
    MORTGAGE AMOUNT :   331,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    330,735.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,230.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.97100
    ----------------------------------------------------------------------------
0   0007787450     MORTGAGORS: SODERQUIST           CHRISTIAN
                               SODERQUIST           KAREN
    REGION CODE    ADDRESS   : 27311 WILLOWBANK ROAD
        01         CITY      :    DAVIS
                   STATE/ZIP : CA  95616
    MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,707.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,286.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007787468     MORTGAGORS: JENNARO              JOSEPH

    REGION CODE    ADDRESS   : 2385 GAMAY COMMON
        01         CITY      :    LIVERMORE
                   STATE/ZIP : CA  94550
    MORTGAGE AMOUNT :   505,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    504,625.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,531.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 66.88700
    ----------------------------------------------------------------------------
0   0007787476     MORTGAGORS: ARMBRUSTER JR.       ROBERT
                               MEDEIROS             DESIREE
    REGION CODE    ADDRESS   : 5257 LARCHWOOD DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95118
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,774.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,044.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007787484     MORTGAGORS: ELLINGSEN            PAUL
                               ELLINGSEN            JENNY
    REGION CODE    ADDRESS   : 209 JACOB LANE
        01         CITY      :    ENCINITAS
                   STATE/ZIP : CA  92024
    MORTGAGE AMOUNT :   303,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,680.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,150.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.99473
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,783,900.00
                               P & I AMT:     12,242.56  UPB AMT:   1,782,522.95
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          119
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007787492     MORTGAGORS: HUSSEY               THOMAS
                               HUSSEY               EMILY
    REGION CODE    ADDRESS   : 2017 WINDING WAY
        01         CITY      :    BROOMALL
                   STATE/ZIP : PA  19008
    MORTGAGE AMOUNT :   308,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,147.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,051.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007787500     MORTGAGORS: ROJEWSKI             GERALD

    REGION CODE    ADDRESS   : 1896 WEST DESERT HIGHLANDS DR.
        01         CITY      :    TUCSON
                   STATE/ZIP : AZ  85737
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,814.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,685.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.70900
    ----------------------------------------------------------------------------
0   0007787518     MORTGAGORS: GOLDSTEIN            ARNIE
                               GOLDSTEIN            LAURA
    REGION CODE    ADDRESS   : 334 SOUTH GRIFFITH PARK DRIVE
        01         CITY      :    BURBANK
                   STATE/ZIP : CA  91506
    MORTGAGE AMOUNT :   215,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    215,027.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,449.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007787526     MORTGAGORS: BLALOCK              JEFFREY
                               BLALOCK              LEISA
    REGION CODE    ADDRESS   : 2284 MAR VISTA AVENUE
        01         CITY      :    ALTADENA AREA
                   STATE/ZIP : CA  91001
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,739.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,548.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007787534     MORTGAGORS: KONDRATUK            PEDRO
                               KONDRATUK            LIDIA
    REGION CODE    ADDRESS   : 715 HAY AVENUE
        01         CITY      :    LOS ANGELES AREA
                   STATE/ZIP : CA  90022
    MORTGAGE AMOUNT :    76,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     75,812.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       551.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,203,600.00
                               P & I AMT:      8,286.02  UPB AMT:   1,202,541.37
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          120
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007787542     MORTGAGORS: SHAW                 DAVID
                               SHAW                 JUDY
    REGION CODE    ADDRESS   : 16368 BROOKSTONE CIRCLE
        01         CITY      :    LA MIRADA
                   STATE/ZIP : CA  90638
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,244.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 73.03300
    ----------------------------------------------------------------------------
0   0007787559     MORTGAGORS: MOOK                 JOHN
                               MOOK                 CHERILYNN
    REGION CODE    ADDRESS   : 4607 CLUB VIEW DRIVE
        01         CITY      :    WESTLAKE VILLAGE AREA, TH
                   STATE/ZIP : CA  91362
    MORTGAGE AMOUNT :   277,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,422.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,085.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007787567     MORTGAGORS: PANG                 FRANKLIN
                               PANG                 JANE
    REGION CODE    ADDRESS   : 3251 PACIFIC HEIGHTS ROAD
        01         CITY      :    HONOLULU
                   STATE/ZIP : HI  96813
    MORTGAGE AMOUNT : 1,373,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :  1,369,999.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     9,718.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 62.98165
    ----------------------------------------------------------------------------
0   0007787575     MORTGAGORS: MILLER               CHRISTOPHER
                               CAMPBELL             PATRICIA
    REGION CODE    ADDRESS   : 170 FOREST RIDGE WAY
        01         CITY      :    HONOLULU
                   STATE/ZIP : HI  96822
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,590.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,326.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 78.74000
    ----------------------------------------------------------------------------
0   0007787583     MORTGAGORS: SILVAS               MARCUS
                               SILVAS               VERONICA
    REGION CODE    ADDRESS   : 10859 EAST BAHIA DRIVE
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85259
    MORTGAGE AMOUNT :   407,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    403,014.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,816.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 89.63700
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,883,450.00
                               P & I AMT:     20,191.67  UPB AMT:   2,875,027.08
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          121
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007787591     MORTGAGORS: CAPUTO               FRANK
                               CAPUTO               MARY
    REGION CODE    ADDRESS   : 1710 JAMES STREET
        01         CITY      :    SOUTH MERRICK
                   STATE/ZIP : NY  11566
    MORTGAGE AMOUNT :   233,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    233,634.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,674.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0007787609     MORTGAGORS: ZLOTORZYNSKI         NORMAN
                               ZLOTORZYNSKI         KATHRYN
    REGION CODE    ADDRESS   : 3415 AUSTIN COURT
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22310
    MORTGAGE AMOUNT :   136,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    136,456.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       990.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 75.02700
    ----------------------------------------------------------------------------
0   0007787617     MORTGAGORS: FISHER               DALE
                               BROWN                TRINA
    REGION CODE    ADDRESS   : 1415 WHITE FENCE ROAD
        01         CITY      :    BARTLETT
                   STATE/ZIP : IL  60103
    MORTGAGE AMOUNT :   302,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,764.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,060.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 88.82300
    ----------------------------------------------------------------------------
0   0007787625     MORTGAGORS: HULET                STEPHEN
                               HULET                KATHRYN
    REGION CODE    ADDRESS   : 609 WEST SAGEBRUSH DR.
        01         CITY      :    LOUISVILLE
                   STATE/ZIP : CO  80027
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,794.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,864.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0007787641     MORTGAGORS: QUINNELL             BRIAN
                               QUINNELL             MARCELLA
    REGION CODE    ADDRESS   : 11433 KINGSBOROUGH TRAIL SOUTH
        01         CITY      :    COTTAGE GROVE
                   STATE/ZIP : MN  55016
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,765.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,046.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.52900
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,242,350.00
                               P & I AMT:      8,636.61  UPB AMT:   1,241,415.92
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          122
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007787658     MORTGAGORS: LOPEZ                ROBERT
                               LOPEZ                LINDA
    REGION CODE    ADDRESS   : 260 NORTH BUCKSKIN WAY
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92869
    MORTGAGE AMOUNT :   351,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    351,339.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,458.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007787666     MORTGAGORS: BENNETT              JOSEPH

    REGION CODE    ADDRESS   : 1901 N OAKLAND STREET
        01         CITY      :    ARLINGTON
                   STATE/ZIP : VA  22207
    MORTGAGE AMOUNT :   196,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    195,835.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,287.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 52.40600
    ----------------------------------------------------------------------------
0   0007787674     MORTGAGORS: MCKENION             LAWRENCE
                               MCKENION             SHIRLEY
    REGION CODE    ADDRESS   : 5048 BARROWE DRIVE
        01         CITY      :    TAMPA
                   STATE/ZIP : FL  33624
    MORTGAGE AMOUNT :   185,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    184,866.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,309.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 94.87200
    ----------------------------------------------------------------------------
0   0007787682     MORTGAGORS: CAIN                 CHRISTOPHER
                               CAIN                 PAMELA
    REGION CODE    ADDRESS   : 220 20TH STREET
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   332,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    331,747.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,293.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 67.07000
    ----------------------------------------------------------------------------
0   0007787690     MORTGAGORS: RICH                 MICHAEL
                               RICH                 RAQUEL
    REGION CODE    ADDRESS   : 3913 OLIVE AVENUE
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90807
    MORTGAGE AMOUNT :   283,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,239.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,981.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.98400
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,348,050.00
                               P & I AMT:      9,330.43  UPB AMT:   1,347,027.49
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          123
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007787708     MORTGAGORS: ADAMS                MICHEAL
                               ADAMS                LINDA
    REGION CODE    ADDRESS   : 22635 IRIS AVENUE
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90505
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,801.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,257.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      8.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007787716     MORTGAGORS: AVALOS               JOE
                               AVALOS               LESLIE
    REGION CODE    ADDRESS   : 22591 CALLE AZORIN
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   385,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    384,721.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,725.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 73.33300
    ----------------------------------------------------------------------------
0   0007787724     MORTGAGORS: DECARLO              DALE
                               DECARLO              PATTI
    REGION CODE    ADDRESS   : 16395 LAKE KNOLL PARKWAY
        01         CITY      :    RIVERSIDE
                   STATE/ZIP : CA  92503
    MORTGAGE AMOUNT :   239,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,454.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,842.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007787732     MORTGAGORS: SMITH                DANIEL
                               SMITH                AMY
    REGION CODE    ADDRESS   : 11661 MESA VERDE DRIVE
        01         CITY      :    VALLEY CENTER
                   STATE/ZIP : CA  92082
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,801.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,739.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.85300
    ----------------------------------------------------------------------------
0   0007787740     MORTGAGORS: RAJALA               BRUCE

    REGION CODE    ADDRESS   : 1006 SOUTH WELLINGTON POINT
        01         CITY      :    MCKINNEY
                   STATE/ZIP : TX  75070
    MORTGAGE AMOUNT :   480,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    479,652.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,397.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,663,600.00
                               P & I AMT:     11,961.50  UPB AMT:   1,662,430.99
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          124
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007787757     MORTGAGORS: THORBURN             RONALD
                               THORBURN             SHELDA
    REGION CODE    ADDRESS   : 40 EAGLETON FARMS ROAD
        01         CITY      :    NEWTOWN
                   STATE/ZIP : PA  18940
    MORTGAGE AMOUNT :   292,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,188.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,069.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.99800
    ----------------------------------------------------------------------------
0   0007787765     MORTGAGORS: QUIROZ               GUILLERMO
                               QUIROZ               ALICE
    REGION CODE    ADDRESS   : 11430 SARAH ROYCE COURT
        01         CITY      :    GOLD RIVER
                   STATE/ZIP : CA  95670
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,148.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0007787773     MORTGAGORS: HODSON               JOHN
                               HODSON               EVELYN
    REGION CODE    ADDRESS   : 2719 MONTGOMERY AVENUE
        01         CITY      :    DAVIS
                   STATE/ZIP : CA  95616
    MORTGAGE AMOUNT :   324,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,330.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,271.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007787781     MORTGAGORS: FARER                TOM
                               FARER                MARY (MIKA)
    REGION CODE    ADDRESS   : 6685 SOUTH CROCKER WAY
        01         CITY      :    LITTLETON
                   STATE/ZIP : CO  80120
    MORTGAGE AMOUNT :   269,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,288.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,882.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.28400
    ----------------------------------------------------------------------------
0   0007787799     MORTGAGORS: WHITING              RONALD
                               WHITING              SERENA
    REGION CODE    ADDRESS   : 7 ISBEL DRIVE
        01         CITY      :    SANTA CRUZ
                   STATE/ZIP : CA  95060
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,663.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,627.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 64.51600
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,601,500.00
                               P & I AMT:     11,000.21  UPB AMT:   1,599,470.43
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          125
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007787807     MORTGAGORS: CORTEZ               JOSEPH
                               CORTEZ               FELICITAS
    REGION CODE    ADDRESS   : 11011 SHENANDOAH DRIVE
        01         CITY      :    ORLAND PARK
                   STATE/ZIP : IL  60467
    MORTGAGE AMOUNT :   266,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,172.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,796.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 73.04100
    ----------------------------------------------------------------------------
0   0007787815     MORTGAGORS: KORMONDY             CHERIE
                               KORMONDY             STEVEN
    REGION CODE    ADDRESS   : 3142 EAST 88TH STREET SOUTH
        01         CITY      :    TULSA
                   STATE/ZIP : OK  74137
    MORTGAGE AMOUNT :   510,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    509,161.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,393.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0007787823     MORTGAGORS: CANTLIN              ERIC
                               CATLIN               SUSAN
    REGION CODE    ADDRESS   : 4395 TIMBERLINE DRIVE
        01         CITY      :    CARSON CITY
                   STATE/ZIP : NV  89703
    MORTGAGE AMOUNT :   239,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,437.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,630.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 53.11100
    ----------------------------------------------------------------------------
0   0007787831     MORTGAGORS: MIKLOSOVIC           GARY
                               PRICE                LAURIE
    REGION CODE    ADDRESS   : 54859 RIDGEVIEW
        01         CITY      :    SHELBY TOWNSHIP
                   STATE/ZIP : MI  48316
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,345.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,968.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.00000
    ----------------------------------------------------------------------------
0   0007787849     MORTGAGORS: LAI                  KEN KAUNG

    REGION CODE    ADDRESS   : 1354 TERRA ALTA DRIVE
        01         CITY      :    MILPITAS
                   STATE/ZIP : CA  95035
    MORTGAGE AMOUNT :   287,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,540.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,983.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,587,800.00
                               P & I AMT:     10,771.61  UPB AMT:   1,584,656.89
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          126
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007787856     MORTGAGORS: CHAN                 KA-YUK
                               YEO                  ANGEL
    REGION CODE    ADDRESS   : 2148 DUSTIN WAY
        01         CITY      :    SANTA CRUZ
                   STATE/ZIP : CA  95062
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,292.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,127.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007787864     MORTGAGORS: MCDAVID              STEPHEN
                               MCDAVID              ROBERTA
    REGION CODE    ADDRESS   : 3361 PERRYMAN ROAD
        01         CITY      :    OCEAN SPRINGS
                   STATE/ZIP : MS  39564
    MORTGAGE AMOUNT :   292,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,318.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,948.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007787872     MORTGAGORS: CHAKEL               JOHN
                               CHAKEL               LYNN
    REGION CODE    ADDRESS   : 1212 LAUREL HILL DRIVE
        01         CITY      :    SAN MATEO
                   STATE/ZIP : CA  94402
    MORTGAGE AMOUNT :   328,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    327,499.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,265.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 65.60000
    ----------------------------------------------------------------------------
0   0007787880     MORTGAGORS: VANCO                RADU
                               VANCO                PETRUTZA
    REGION CODE    ADDRESS   : 18417 TWIN CREEKS ROAD
        01         CITY      :    MONTE SERENO
                   STATE/ZIP : CA  95030
    MORTGAGE AMOUNT :   635,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    633,744.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,224.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 53.13800
    ----------------------------------------------------------------------------
0   0007787898     MORTGAGORS: JAMES                MICHAEL

    REGION CODE    ADDRESS   : 88 NORTH MAIN STREET
        01         CITY      :    KENT
                   STATE/ZIP : CT  06757
    MORTGAGE AMOUNT :   335,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,751.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,342.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.33300
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,898,800.00
                               P & I AMT:     12,907.74  UPB AMT:   1,895,606.59
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          127
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007787906     MORTGAGORS: TEGETHOFF            MAURO
                               TEGETHOFF            DONNA
    REGION CODE    ADDRESS   : 5414 PARADISE LANE
        01         CITY      :    FORT COLLINS
                   STATE/ZIP : CO  80526
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,778.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,796.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 74.17500
    ----------------------------------------------------------------------------
0   0007787914     MORTGAGORS: FOY                  WILLIAM
                               FOY                  MARTHA
    REGION CODE    ADDRESS   : 2910 COVINGTON CIR
        01         CITY      :    SHREVEPORT
                   STATE/ZIP : LA  71106
    MORTGAGE AMOUNT :   238,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    238,297.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,568.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 74.59375
    ----------------------------------------------------------------------------
0   0007787922     MORTGAGORS: WEISSMAN             SETH
                               LAUGHON              CHARLOTTE
    REGION CODE    ADDRESS   : 236 5TH STREET
        01         CITY      :    MONTARA
                   STATE/ZIP : CA  94037
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,311.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,991.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007787930     MORTGAGORS: HELLER               A.
                               HELLER               LORRAINE
    REGION CODE    ADDRESS   : 316 TREEDUST STREET
        01         CITY      :    REDWOOD CITY
                   STATE/ZIP : CA  94065
    MORTGAGE AMOUNT :   323,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    322,754.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,230.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 71.77700
    ----------------------------------------------------------------------------
0   0007787948     MORTGAGORS: BOLTON               WILLIAM
                               THORP-BOLTON         CAROL
    REGION CODE    ADDRESS   : 149B HILLSIDE AVENUE
        01         CITY      :    ARLINGTON
                   STATE/ZIP : MA  02174
    MORTGAGE AMOUNT :   258,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,606.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,781.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,381,700.00
                               P & I AMT:      9,369.18  UPB AMT:   1,379,748.51
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          128
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0007787955     MORTGAGORS: RHODES               MARTIN
                               RHODES               PATRICIA
    REGION CODE    ADDRESS   : 1814 N. SPRUCE ST.
        01         CITY      :    LITTLE ROCK
                   STATE/ZIP : AR  72207
    MORTGAGE AMOUNT :   326,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,726.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,141.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0007787971     MORTGAGORS: LYONS                CATHERINE

    REGION CODE    ADDRESS   : 29342 CASTLE ROAD
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,804.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,650.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 68.43575
    ----------------------------------------------------------------------------
0   0007787989     MORTGAGORS: LARUSSA              RONALD
                               LARUSSA              THERESE
    REGION CODE    ADDRESS   : 2 ROLLINS PLACE
        01         CITY      :    BOSTON
                   STATE/ZIP : MA  02114
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,770.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,862.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 49.73300
    ----------------------------------------------------------------------------
0   0007787997     MORTGAGORS: MAYNARD              DAVID
                               MAYNARD              MARSHA
    REGION CODE    ADDRESS   : 794 VIA SAN SIMON
        01         CITY      :    CLAREMONT
                   STATE/ZIP : CA  91711
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,910.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 59.57400
    ----------------------------------------------------------------------------
0   0007788003     MORTGAGORS: NISHIO               DAVID
                               NISHIO               PEGGY
    REGION CODE    ADDRESS   : 5140 STONEHAVEN DRIVE
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92887
    MORTGAGE AMOUNT :   314,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,115.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 74.76100
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,445,000.00
                               P & I AMT:      9,680.64  UPB AMT:   1,444,300.67
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          129
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0030908610     MORTGAGORS: WROLDSEN             JOHN
                               WROLDSEN             GAIL
    REGION CODE    ADDRESS   : 79 HARBOR DRIVE
        01         CITY      :    SAG HARBOR
                   STATE/ZIP : NY  11963
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 62.50000
    ----------------------------------------------------------------------------
0   0030976468     MORTGAGORS: VALDEZ               RONALD
                               VALDEZ               FRANCISCA
    REGION CODE    ADDRESS   : 25407 NORTH VERNE COURT
        01         CITY      :    STEVENSON RANCH
                   STATE/ZIP : CA  91381
    MORTGAGE AMOUNT :   299,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,614.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,118.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   09/01/27
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0030977839     MORTGAGORS: CAIN                 AARON
                               LOGAN                DAWN
    REGION CODE    ADDRESS   : 461 KNOLLCREST AVENUE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95138
    MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,222.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,928.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   11/01/27
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0031110588     MORTGAGORS: ZDZIENICKI           ANDREW

    REGION CODE    ADDRESS   : 6 TERRY ROAD
        01         CITY      :    EAST HAMPTON
                   STATE/ZIP : NY  11937
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,507.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 74.62600
    ----------------------------------------------------------------------------
0   0031144314     MORTGAGORS: STAHL                PETER

    REGION CODE    ADDRESS   : 82 WOODHILL ROAD
        01         CITY      :    BOW
                   STATE/ZIP : NH  03304
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,948.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,487,250.00
                               P & I AMT:     10,600.50  UPB AMT:   1,479,836.59
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          130
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031151087     MORTGAGORS: MORTENSEN            GREGORY
                               MORTENSEN            ELIZABETH
    REGION CODE    ADDRESS   : 333 EAST LAKE SAMMAMISH PARKWAY SE
        01         CITY      :    REDMOND
                   STATE/ZIP : WA  98053
    MORTGAGE AMOUNT :   990,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    986,748.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,837.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   015
    LTV :                 67.34600
    ----------------------------------------------------------------------------
0   0031227341     MORTGAGORS: CHASE                DANIEL
                               HANIGAN-CHASE        KELLY
    REGION CODE    ADDRESS   : 44 SEA SPRAY REACH
        01         CITY      :    YARMOUTH
                   STATE/ZIP : ME  04096
    MORTGAGE AMOUNT :   257,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,003.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,776.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.32000
    ----------------------------------------------------------------------------
0   0031241953     MORTGAGORS: COLEMAN              SUE

    REGION CODE    ADDRESS   : 2 MAGNOLIA POINTE
        01         CITY      :    ASHLAND
                   STATE/ZIP : MA  01721
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,446.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,789.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 78.28700
    ----------------------------------------------------------------------------
0   0031243322     MORTGAGORS: FUJITA               HARRIS
                               FUJITA               LIANE
    REGION CODE    ADDRESS   : 5508 POOLA STREET
        01         CITY      :    HONOLULU
                   STATE/ZIP : HI  96821
    MORTGAGE AMOUNT :   463,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    463,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,200.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.21300
    ----------------------------------------------------------------------------
0   0031274368     MORTGAGORS: FIREMAN              STEPHEN
                               FIREMAN              JANE
    REGION CODE    ADDRESS   : 10 SPOONER ROAD
        01         CITY      :    CHESTNUT HILL
                   STATE/ZIP : MA  02167
    MORTGAGE AMOUNT :   600,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    595,788.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,144.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 54.54500
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,566,600.00
                               P & I AMT:     17,748.73  UPB AMT:   2,554,387.06
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          131
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031284409     MORTGAGORS: SAULE                JOHN
                               SAULE                JAN
    REGION CODE    ADDRESS   : 129 COOPERS FARM ROAD
        01         CITY      :    SOUTHAMPTON
                   STATE/ZIP : NY  11968
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    375,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,622.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.24218
    ----------------------------------------------------------------------------
0   0031287568     MORTGAGORS: ZVERINA              ROBERT
                               SPIEGELMAN           KATHY
    REGION CODE    ADDRESS   : 67 WALNUT PLACE
        01         CITY      :    BROOKLINE
                   STATE/ZIP : MA  02146
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    446,476.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,108.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 40.90900
    ----------------------------------------------------------------------------
0   0031349483     MORTGAGORS: DAVIDSON             MICHAEL
                               DAVIDSON             BARBARA
    REGION CODE    ADDRESS   : LOT 13 BLOSSON CIRCLE
        01         CITY      :    NATICK
                   STATE/ZIP : MA  01760
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,818.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,994.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 65.85900
    ----------------------------------------------------------------------------
0   0031363450     MORTGAGORS: MCGARRY              SHAWN
                               MCGARRY              TRACY
    REGION CODE    ADDRESS   : 2916 SAN ANTONIO DRIVE
        01         CITY      :    WALNUT CREEK
                   STATE/ZIP : CA  94596
    MORTGAGE AMOUNT :   271,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,169.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,739.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 79.95500
    ----------------------------------------------------------------------------
0   0031369069     MORTGAGORS: JHANGIANI            SUNIL
                               JHANGIANI            MRINAL
    REGION CODE    ADDRESS   : EXIT LANE
        01         CITY      :    GREENBURGH
                   STATE/ZIP : NY  10583
    MORTGAGE AMOUNT :   952,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    952,850.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,259.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   015
    LTV :                 79.99900
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,345,500.00
                               P & I AMT:     15,723.26  UPB AMT:   2,339,314.26
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          132
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031386964     MORTGAGORS: RYAN                 FREDERICK
                               VAN HOUTE            GRACE
    REGION CODE    ADDRESS   : 23 NASHOBA ROAD
        01         CITY      :    LITTLETON
                   STATE/ZIP : MA  01460
    MORTGAGE AMOUNT :   295,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,516.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,944.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 78.92000
    ----------------------------------------------------------------------------
0   0031387731     MORTGAGORS: MANNING              MICHAEL
                               MANNING              SUSAN
    REGION CODE    ADDRESS   : 40 BREWSTER STREET
        01         CITY      :    HINGHAM
                   STATE/ZIP : MA  02043
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,324.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,663.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.11300
    ----------------------------------------------------------------------------
0   0031439698     MORTGAGORS: SHELDRICK            MATHEW

    REGION CODE    ADDRESS   : 1001 BALA FARMS DRIVE
        01         CITY      :    WEST CHESTER
                   STATE/ZIP : PA  19382
    MORTGAGE AMOUNT :   302,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,716.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,041.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.99200
    ----------------------------------------------------------------------------
0   0031443575     MORTGAGORS: MORRIS               ELISABETH
                               O'CALLAGHAN          MICHAEL
    REGION CODE    ADDRESS   : 15 APPLE STREET,
        01         CITY      :    SHERBORN
                   STATE/ZIP : MA  01770
    MORTGAGE AMOUNT :   351,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,120.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,485.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031443658     MORTGAGORS: GELLER               JOSEPH

    REGION CODE    ADDRESS   : 221-223 WINCHESTER STREET
        01         CITY      :    BROOKLINE
                   STATE/ZIP : MA  02146
    MORTGAGE AMOUNT :   412,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    409,620.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,951.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 78.47600
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,612,100.00
                               P & I AMT:     11,085.88  UPB AMT:   1,601,298.72
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          133
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031458623     MORTGAGORS: GORDON               ANDREW
                               GORDON               LISA
    REGION CODE    ADDRESS   : 105 WOODBINE CIRCLE
        01         CITY      :    NEEDHAM
                   STATE/ZIP : MA  02192
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,235.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,868.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031459746     MORTGAGORS: SOMA                 MARK
                               STEVENS              SANDRA
    REGION CODE    ADDRESS   : 508 S HEILBRON
        01         CITY      :    MEDIA
                   STATE/ZIP : PA  19063
    MORTGAGE AMOUNT :   353,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,957.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,468.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99000
    ----------------------------------------------------------------------------
0   0031459761     MORTGAGORS: MARSHALL             ARLAN

    REGION CODE    ADDRESS   : 33 DELANO PARK
        01         CITY      :    CAPE ELIZABETH
                   STATE/ZIP : ME  04107
    MORTGAGE AMOUNT :   525,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    521,653.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,581.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 42.51000
    ----------------------------------------------------------------------------
0   0031472137     MORTGAGORS: WATTERSON            SUSAN

    REGION CODE    ADDRESS   : 3060 GRIFFITT BEND ROAD
        01         CITY      :    TALLADEGA
                   STATE/ZIP : AL  35160
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,179.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 65.93400
    ----------------------------------------------------------------------------
0   0031472194     MORTGAGORS: CHUBB                JOHN
                               CHUBB                JOYCE
    REGION CODE    ADDRESS   : 19 BROOKLAWN DRIVE
        01         CITY      :    SHORT HILLS
                   STATE/ZIP : NJ  07078
    MORTGAGE AMOUNT :   615,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    610,788.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,300.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 62.12100
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,057,100.00
                               P & I AMT:     14,316.76  UPB AMT:   2,043,813.83
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          134
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031474711     MORTGAGORS: CHUBB                JOHN
                               CHUBB                JOYCE
    REGION CODE    ADDRESS   : 6660 OCEAN DRIVE
        01         CITY      :    AVALO,
                   STATE/ZIP : NJ  08202
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    322,774.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,272.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.86300
    ----------------------------------------------------------------------------
0   0031494453     MORTGAGORS: TONRA                WALTER
                               TONRA                CAROLINE
    REGION CODE    ADDRESS   : 18 SYMMES ROAD
        01         CITY      :    WINCHESTER
                   STATE/ZIP : MA  01890
    MORTGAGE AMOUNT :   291,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,534.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,084.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 64.66600
    ----------------------------------------------------------------------------
0   0031498926     MORTGAGORS: KIMSEY               CHARLES

    REGION CODE    ADDRESS   : 4993 HUBNER CIRCLE
        01         CITY      :    SARASOTA
                   STATE/ZIP : FL  34241
    MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    346,246.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,493.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031499361     MORTGAGORS: KUHN                 WALTER
                               WATSON-KUHN          WENDY
    REGION CODE    ADDRESS   : 104 WINDY HOLLOW DRIVE
        01         CITY      :    PHOENIXVILLE
                   STATE/ZIP : PA  19460
    MORTGAGE AMOUNT :   337,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,888.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,217.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031505886     MORTGAGORS: ZACREP               GORDON
                               KENNEDY              EILEEN
    REGION CODE    ADDRESS   : 700 HAVILAND DRIVE
        01         CITY      :    BRYN MAWR
                   STATE/ZIP : PA  19010
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    446,838.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,918.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 62.93700
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,751,500.00
                               P & I AMT:     11,986.17  UPB AMT:   1,740,282.78
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          135
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031510886     MORTGAGORS: FERGIE               DAVID
                               RELLA                MICHELE
    REGION CODE    ADDRESS   : HILLSIDE TRAIL
        01         CITY      :    CARMEL
                   STATE/ZIP : NY  10541
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,465.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,417.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 89.74300
    ----------------------------------------------------------------------------
0   0031512510     MORTGAGORS: MEISKIN              JEFF
                               MEISKIN              CINDY
    REGION CODE    ADDRESS   : 4 STARK DRIVE
        01         CITY      :    WASHINGTON TOWNSHIP
                   STATE/ZIP : NJ  08691
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,422.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,817.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 69.76400
    ----------------------------------------------------------------------------
0   0031525355     MORTGAGORS: SMITH                DONALD

    REGION CODE    ADDRESS   : 5 WEBB STREET
        01         CITY      :    LEXINGTON
                   STATE/ZIP : MA  02173
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    318,306.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,237.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 52.45901
    ----------------------------------------------------------------------------
0   0031534373     MORTGAGORS: WIELAGE              ROBERT
                               WIELAGE              SALLY
    REGION CODE    ADDRESS   : 21600 WAHOO TRAIL CHATSWORTH AREA
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91311
    MORTGAGE AMOUNT :   148,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    147,470.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,060.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031538564     MORTGAGORS: MEYERS               RANDALL
                               MEYERS               RHONDA
    REGION CODE    ADDRESS   : 11000 STEEPLECHASE COURT
        01         CITY      :    ELLICOTT CITY
                   STATE/ZIP : MD  21042
    MORTGAGE AMOUNT :   290,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,908.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.99600
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,368,500.00
                               P & I AMT:      9,441.48  UPB AMT:   1,364,164.86
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          136
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031555568     MORTGAGORS: AROZ                 JOE

    REGION CODE    ADDRESS   : 727 LAKE STREET
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   170,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    168,297.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,174.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 68.00000
    ----------------------------------------------------------------------------
0   0031557473     MORTGAGORS: MAGUIRE              DENNIS

    REGION CODE    ADDRESS   : 742 COMMONWEALTH AVENUE
        01         CITY      :    NEWTON
                   STATE/ZIP : MA  02158
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    397,720.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,694.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 59.04000
    ----------------------------------------------------------------------------
0   0031562481     MORTGAGORS: RAY                  KENNETH
                               RAY                  ALLYSON
    REGION CODE    ADDRESS   : 16 TURNBERRY DRIVE
        01         CITY      :    CUMBERLAND
                   STATE/ZIP : ME  04021
    MORTGAGE AMOUNT :   345,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    342,854.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,382.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031563125     MORTGAGORS: CARY                 JOHN
                               GLIDDEN              PATRICIA
    REGION CODE    ADDRESS   : 8 COLBY ROAD
        01         CITY      :    ARLINGTON
                   STATE/ZIP : MA  02174
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,105.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,953.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 73.41700
    ----------------------------------------------------------------------------
0   0031576978     MORTGAGORS: LEONE                LAWRENCE
                               LEONE                JUNE
    REGION CODE    ADDRESS   : 7752 JOEL AVENUE
        01         CITY      :    STANTON
                   STATE/ZIP : CA  90680
    MORTGAGE AMOUNT :   114,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    113,670.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       780.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,319,400.00
                               P & I AMT:      8,986.05  UPB AMT:   1,310,648.65
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          137
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031580202     MORTGAGORS: SHOCKLEY             JEFFREY
                               SHOCKLEY             MARY ANN
    REGION CODE    ADDRESS   : 1345 HELLER DRIVE
        01         CITY      :    MAKEFIELD TOWNSHIP
                   STATE/ZIP : PA  19067
    MORTGAGE AMOUNT :   295,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,690.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,939.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   07/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031585540     MORTGAGORS: KETTLE               JAMES

    REGION CODE    ADDRESS   : 1 ADMIRAL LANE
        01         CITY      :    NORWALK
                   STATE/ZIP : CT  06851
    MORTGAGE AMOUNT :   313,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,216.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,108.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 56.39600
    ----------------------------------------------------------------------------
0   0031588346     MORTGAGORS: HARDART              RICHARD
                               MORRILL              KAREN
    REGION CODE    ADDRESS   : 16 RIVER DRIVE
        01         CITY      :    ANNAPOLIS
                   STATE/ZIP : MD  21403
    MORTGAGE AMOUNT :   528,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    525,273.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,737.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031588353     MORTGAGORS: KIMBALL              CHARLES
                               KIMBALL              JANICE
    REGION CODE    ADDRESS   : 8 OLD WARSON CT.
        01         CITY      :    MONTGOMERY TOWNSHIP
                   STATE/ZIP : NJ  08558
    MORTGAGE AMOUNT :   346,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,180.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,305.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031590243     MORTGAGORS: NEWMAN               MICHAEL
                               NEWMAN               DIANE
    REGION CODE    ADDRESS   : 721 DARBY PAOLI ROAD
        01         CITY      :    BERWYN
                   STATE/ZIP : PA  19312
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,673.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,076.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,922,700.00
                               P & I AMT:     13,166.97  UPB AMT:   1,914,033.72
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          138
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031596406     MORTGAGORS: PENATE               HECTOR
                               PENATE               NELLY
    REGION CODE    ADDRESS   : 7037 7TH AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90043
    MORTGAGE AMOUNT :    96,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     95,639.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       671.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.33800
    ----------------------------------------------------------------------------
0   0031600711     MORTGAGORS: RUDOLPH              MICHAEL
                               RUDOLPH              ANDREA
    REGION CODE    ADDRESS   : 60 PARTRIDGE LANE
        01         CITY      :    TRUMBULL
                   STATE/ZIP : CT  06611
    MORTGAGE AMOUNT :   251,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,244.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,673.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   07/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.86600
    ----------------------------------------------------------------------------
0   0031604093     MORTGAGORS: GILMAN               LEWIS
                               GILMAN               ELIZABETH
    REGION CODE    ADDRESS   : 211 SANDY VALLEY ROAD
        01         CITY      :    DEDHAM
                   STATE/ZIP : MA  02026
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,711.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,066.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   07/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031606833     MORTGAGORS: SALIMI               YOUSEF
                               SALIMI               FATEMEH
    REGION CODE    ADDRESS   : 1084 BROOKVIEW AVENUE
        01         CITY      :    WESTLAKE VILLAGE AREA
                   STATE/ZIP : CA  91361
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,669.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,910.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   07/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031608276     MORTGAGORS: ORONOZ               ALEXANDER
                               ORONOZ               PATRICIA
    REGION CODE    ADDRESS   : 13030 GRANT STREET
        01         CITY      :    YUCAIPA
                   STATE/ZIP : CA  92399
    MORTGAGE AMOUNT :   172,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    171,400.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,247.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,091,500.00
                               P & I AMT:      7,568.46  UPB AMT:   1,086,665.59
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          139
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031610736     MORTGAGORS: WARD                 STANLEY

    REGION CODE    ADDRESS   : 43175 ALLENBY WAY
        01         CITY      :    LEESBURG
                   STATE/ZIP : VA  20176
    MORTGAGE AMOUNT :   251,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,950.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,634.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 79.99400
    ----------------------------------------------------------------------------
0   0031611213     MORTGAGORS: TRAVERS              DENNIS
                               TRAVERS              MARY
    REGION CODE    ADDRESS   : LOT 21.1 BROAD COVE ROAD
        01         CITY      :    HOPKINTON
                   STATE/ZIP : NH  03229
    MORTGAGE AMOUNT :   350,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,450.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031615966     MORTGAGORS: HAHN                 ALLEN
                               HUBER                DEBRA
    REGION CODE    ADDRESS   : 11 FRANCIS CIRCUIT
        01         CITY      :    WINCHESTER
                   STATE/ZIP : MA  01890
    MORTGAGE AMOUNT :   385,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    383,807.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,730.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031618606     MORTGAGORS: PHILIPPS             MICHAEL
                               PHILIPPS             MARY
    REGION CODE    ADDRESS   : 76 STEWART STREET
        01         CITY      :    FRANKLIN
                   STATE/ZIP : MA  02038
    MORTGAGE AMOUNT :   271,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,170.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,875.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   07/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031618937     MORTGAGORS: LOAGUE               JEFFREY
                               LOAGUE               VALERIE
    REGION CODE    ADDRESS   : 13187 RETTEW DRIVE
        01         CITY      :    MANASSAS
                   STATE/ZIP : VA  20112
    MORTGAGE AMOUNT :   262,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,767.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.99300
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,522,050.00
                               P & I AMT:     10,457.89  UPB AMT:   1,518,628.25
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          140
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031620354     MORTGAGORS: DEMILIA              DAVID
                               ONLEY                SUSAN
    REGION CODE    ADDRESS   : 681 MELISSA CIRCLE
        01         CITY      :    YARDLEY
                   STATE/ZIP : PA  19067
    MORTGAGE AMOUNT :   240,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,943.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,557.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 79.71400
    ----------------------------------------------------------------------------
0   0031621071     MORTGAGORS: VALUS                RICHARD
                               VALUS                RONDA
    REGION CODE    ADDRESS   : 7515 TUTLEY TERRACE
        01         CITY      :    CLIFTON
                   STATE/ZIP : VA  20124
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,691.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,241.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 67.39100
    ----------------------------------------------------------------------------
0   0031626641     MORTGAGORS: NISHIDA              GWEN

    REGION CODE    ADDRESS   : 17 CARNELIAN
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92614
    MORTGAGE AMOUNT :   332,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    330,383.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,236.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   07/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031628233     MORTGAGORS: BRIGHT               TODD
                               BRIGHT               TERESA
    REGION CODE    ADDRESS   : 98 SHIPWRIGHT STREET
        01         CITY      :    ANNAPOLIS
                   STATE/ZIP : MD  21401
    MORTGAGE AMOUNT :   259,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,893.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,790.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 94.98100
    ----------------------------------------------------------------------------
0   0031628829     MORTGAGORS: SCHWARTZ             DAVID
                               SCHWARTZ             ALISON
    REGION CODE    ADDRESS   : 8 HUNTERS RUN
        01         CITY      :    OAKLAND
                   STATE/ZIP : NJ  07436
    MORTGAGE AMOUNT :   288,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,200.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,015.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,469,700.00
                               P & I AMT:      9,841.87  UPB AMT:   1,463,111.38
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          141
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031629041     MORTGAGORS: CUPP                 SAMUEL
                               CUPP                 KATHLEEN
    REGION CODE    ADDRESS   : 1136 VALLEY HILL ROAD
        01         CITY      :    MALVERN
                   STATE/ZIP : PA  19355
    MORTGAGE AMOUNT :   380,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    378,255.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,695.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031629322     MORTGAGORS: FINLEY               JAMES

    REGION CODE    ADDRESS   : 166 SPURWINK ROAD
        01         CITY      :    SCARBOROUGH
                   STATE/ZIP : ME  04074
    MORTGAGE AMOUNT :   470,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    466,299.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,858.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   05/01/18
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 72.30700
    ----------------------------------------------------------------------------
0   0031629371     MORTGAGORS: BRENNAN              PAUL
                               BRENNAN              JULE
    REGION CODE    ADDRESS   : 40 HILLSIDE DRIVE
        01         CITY      :    WAYLAND
                   STATE/ZIP : MA  01778
    MORTGAGE AMOUNT :   246,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,760.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,762.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 60.00000
    ----------------------------------------------------------------------------
0   0031629462     MORTGAGORS: KOURY                MICHAEL
                               KOURY                CHRISTINE
    REGION CODE    ADDRESS   : 19 JAMESON COURT
        01         CITY      :    MANSFIELD
                   STATE/ZIP : MA  02048
    MORTGAGE AMOUNT :   243,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,847.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,621.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 74.98400
    ----------------------------------------------------------------------------
0   0031634744     MORTGAGORS: JARRETT              SCOTT
                               JARRETT              ANGELA
    REGION CODE    ADDRESS   : 1510  COMANCHE DRIVE
        01         CITY      :    ALLEN
                   STATE/ZIP : TX  75013
    MORTGAGE AMOUNT :   242,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,684.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,632.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   07/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,582,750.00
                               P & I AMT:     11,569.56  UPB AMT:   1,569,847.87
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          142
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031641129     MORTGAGORS: GOODING              PATRICIA
                               COLLITON             VALERIE
    REGION CODE    ADDRESS   : 166 LAMBERT'S LANE
        01         CITY      :    COHASSET
                   STATE/ZIP : MA  02025
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,642.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   07/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 67.98000
    ----------------------------------------------------------------------------
0   0031643208     MORTGAGORS: TAKUSI               GABRIEL
                               MPAFE                LEONIE
    REGION CODE    ADDRESS   : 200 FLANNERY LANE
        01         CITY      :    SILVER SPRING
                   STATE/ZIP : MD  20904
    MORTGAGE AMOUNT :   302,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,463.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,064.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031646409     MORTGAGORS: DUBROW               STEVEN
                               DUBROW               AMY
    REGION CODE    ADDRESS   : 31 SENTRY HILL ROAD
        01         CITY      :    SHARON
                   STATE/ZIP : MA  02067
    MORTGAGE AMOUNT :   378,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    376,432.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,514.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031649718     MORTGAGORS: DESAI                ERACH
                               REEN-DESAI           MARYBETH
    REGION CODE    ADDRESS   : 36 BELAIR ROAD
        01         CITY      :    HINGHAM
                   STATE/ZIP : MA  02043
    MORTGAGE AMOUNT :   448,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    446,096.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,943.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031652373     MORTGAGORS: FENG                 ANDREW

    REGION CODE    ADDRESS   : 1 DUKE LANE
        01         CITY      :    AMBLER
                   STATE/ZIP : PA  19002
    MORTGAGE AMOUNT :   294,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,144.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,057.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 94.91900
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,722,950.00
                               P & I AMT:     11,677.93  UPB AMT:   1,716,779.54
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          143
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031653967     MORTGAGORS: RILEY                MICHAEL

    REGION CODE    ADDRESS   : 27 WHITE CHAPEL DRIVE
        01         CITY      :    MT LAUREL
                   STATE/ZIP : NJ  08054
    MORTGAGE AMOUNT :   251,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,503.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,717.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 94.98100
    ----------------------------------------------------------------------------
0   0031654601     MORTGAGORS: MIKHAIL              MICHAEL
                               MIKHAIL              JAMIE
    REGION CODE    ADDRESS   : 111 SHANDON PLACE
        01         CITY      :    MALVERN
                   STATE/ZIP : PA  19355
    MORTGAGE AMOUNT :   514,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    511,865.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,551.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   07/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99500
    ----------------------------------------------------------------------------
0   0031654684     MORTGAGORS: PADILLA              ERNESTO
                               PADILLA              VIRGINIA
    REGION CODE    ADDRESS   : 289 NEWBURY
        01         CITY      :    HERCULES
                   STATE/ZIP : CA  94547
    MORTGAGE AMOUNT :   166,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    164,820.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,176.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   07/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 94.97142
    ----------------------------------------------------------------------------
0   0031667231     MORTGAGORS: GALLO                MICHAEL
                               GALLO                MARY
    REGION CODE    ADDRESS   : 6023 CANNON HILL ROAD
        01         CITY      :    FORT WASHINGTON
                   STATE/ZIP : PA  19034
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,047.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,916.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 84.95570
    ----------------------------------------------------------------------------
0   0031669054     MORTGAGORS: ODONNELL             MARK
                               ODONNELL             SUSAN
    REGION CODE    ADDRESS   : LOT 4B WOODLAND ROAD
        01         CITY      :    SOUTHBORO
                   STATE/ZIP : MA  01772
    MORTGAGE AMOUNT :   386,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    385,410.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,666.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.18181
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,606,150.00
                               P & I AMT:     11,027.29  UPB AMT:   1,600,647.83
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          144
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031669385     MORTGAGORS: HERMAN               WILLIAM
                               HERMAN               MICHELLE
    REGION CODE    ADDRESS   : LOT 2 WINGATE COURT
        01         CITY      :    STRATHAM
                   STATE/ZIP : NH  03885
    MORTGAGE AMOUNT :   306,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    306,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,113.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031673650     MORTGAGORS: POMPLUN              RICHARD
                               POMPLUN              LOURDES
    REGION CODE    ADDRESS   : 1050 GALDOR PLACE
        01         CITY      :    CHULA VISTA
                   STATE/ZIP : CA  91910
    MORTGAGE AMOUNT :   315,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,453.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,153.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 94.99000
    ----------------------------------------------------------------------------
0   0031674443     MORTGAGORS: LANGLAIS             SCOTT
                               LANGLAIS             JENNIFER
    REGION CODE    ADDRESS   : 111 BARTON ROAD
        01         CITY      :    FAIRFIELD
                   STATE/ZIP : CT  06430
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,885.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,151.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031674625     MORTGAGORS: DINARDO              DOMENIC
                               DINARDO              CATHERINE
    REGION CODE    ADDRESS   : 15 HIGH MEADOW ROAD
        01         CITY      :    WESTON
                   STATE/ZIP : MA  02193
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    498,026.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,410.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 62.11100
    ----------------------------------------------------------------------------
0   0031676422     MORTGAGORS: FARRELL              MICHAEL
                               FARRELL              LISA
    REGION CODE    ADDRESS   : 50 SUGAR MAPLE ROAD
        01         CITY      :    NEWTOWN SQUARE
                   STATE/ZIP : PA  19073
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    379,680.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,496.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,805,700.00
                               P & I AMT:     12,326.02  UPB AMT:   1,802,046.29
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          145
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031677719     MORTGAGORS: KIECZYKOWSKI         GERARD
                               KIECZYKOWSKI         MARTHA
    REGION CODE    ADDRESS   : 248 W.DUDLEY AVENUE
        01         CITY      :    TOWN OF WESTFIELD
                   STATE/ZIP : NJ  07090
    MORTGAGE AMOUNT :   392,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    388,691.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,674.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   07/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.82200
    ----------------------------------------------------------------------------
0   0031681463     MORTGAGORS: KANE                 JASON
                               KANE                 KATHLEEN
    REGION CODE    ADDRESS   : 14131 HAYNES STREET
        01         CITY      :    LOS ANGELES VAN NUYS AREA
                   STATE/ZIP : CA  91401
    MORTGAGE AMOUNT :   184,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    183,022.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,334.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031686439     MORTGAGORS: DEPRIEST             JAMES
                               DEPRIEST             GINA
    REGION CODE    ADDRESS   : 959 LANSING LANE
        01         CITY      :    COSTA MESA
                   STATE/ZIP : CA  92626
    MORTGAGE AMOUNT :   209,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    207,982.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,408.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   07/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0031692536     MORTGAGORS: GARCIA               JESSE
                               GARCIA               CYNTHIA
    REGION CODE    ADDRESS   : 9236 GARDEN VIEW AVENUE
        01         CITY      :    SOUTH GATE
                   STATE/ZIP : CA  90280
    MORTGAGE AMOUNT :   166,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    165,311.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,104.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 94.85700
    ----------------------------------------------------------------------------
0   0031704190     MORTGAGORS: SLANE                CHRISTOPHER
                               SLANE                KIMBERLY
    REGION CODE    ADDRESS   : 8365 WABASH STREET
        01         CITY      :    VENTURA
                   STATE/ZIP : CA  93004
    MORTGAGE AMOUNT :   140,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    139,334.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       955.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   07/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,091,000.00
                               P & I AMT:      7,475.80  UPB AMT:   1,084,341.84
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          146
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031707896     MORTGAGORS: BREWSTER             BRADLEY
                               BREWSTER             JEAN MARIE
    REGION CODE    ADDRESS   : 148 HARBOURTON-WOODSVILLE ROAD
        01         CITY      :    LAMBERTVILLE
                   STATE/ZIP : NJ  08530
    MORTGAGE AMOUNT :   487,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    485,377.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,161.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031709215     MORTGAGORS: GODFREY              JACK
                               MOODY                TIFFANY
    REGION CODE    ADDRESS   : 1723 JAMESTOWN COURT
        01         CITY      :    SMYRNA
                   STATE/ZIP : GA  30080
    MORTGAGE AMOUNT :   250,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,771.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,667.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.99131
    ----------------------------------------------------------------------------
0   0031709710     MORTGAGORS: LUNT                 TERRY
                               SELLERS              THOMAS
    REGION CODE    ADDRESS   : 43 DAVIS AVENUE, #2
        01         CITY      :    BROOKLINE
                   STATE/ZIP : MA  02146
    MORTGAGE AMOUNT :   254,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,714.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,823.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 69.18400
    ----------------------------------------------------------------------------
0   0031710577     MORTGAGORS: HORN                 STEVEN
                               HORN                 DEBRA
    REGION CODE    ADDRESS   : 531 WESTAIRE COURT
        01         CITY      :    MARTINEZ
                   STATE/ZIP : CA  94553
    MORTGAGE AMOUNT :   223,525.00  OPTION TO CONVERT :
    UNPAID BALANCE :    222,462.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,524.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   07/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.97373
    ----------------------------------------------------------------------------
0   0031712268     MORTGAGORS: RIVERA               RICHARD
                               RIVERA               ALEX
    REGION CODE    ADDRESS   : 1004 SUNBIRD DRIVE
        01         CITY      :    WATSONVILLE
                   STATE/ZIP : CA  95076
    MORTGAGE AMOUNT :   135,960.00  OPTION TO CONVERT :
    UNPAID BALANCE :    135,388.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       939.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,352,185.00
                               P & I AMT:      9,117.04  UPB AMT:   1,346,714.27
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          147
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031712342     MORTGAGORS: HUFF                 RONALD
                               HUFF                 MARIANNE
    REGION CODE    ADDRESS   : 9391 CASTLEGATE DRIVE
        01         CITY      :    HUNTINGTON BEACH,
                   STATE/ZIP : CA  92646
    MORTGAGE AMOUNT :   216,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    215,188.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,510.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031712904     MORTGAGORS: LAUGHLIN             HUGH

    REGION CODE    ADDRESS   : 19618 BERMUDA STREET
        01         CITY      :    CHATSWORTH
                   STATE/ZIP : CA  91311
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,519.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,019.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.38500
    ----------------------------------------------------------------------------
0   0031714892     MORTGAGORS: GOUGER               DOUGLAS
                               GOUGER               CARRIE
    REGION CODE    ADDRESS   : 6532 GOODWIN ST
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92111
    MORTGAGE AMOUNT :    94,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :     94,136.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       652.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 63.00000
    ----------------------------------------------------------------------------
0   0031716988     MORTGAGORS: SELTZER              LAWRENCE
                               SELTZER              SHARI
    REGION CODE    ADDRESS   : 215 HARRISON AVENUE
        01         CITY      :    WESTFIELD
                   STATE/ZIP : NJ  07090
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,874.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,944.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.02500
    ----------------------------------------------------------------------------
0   0031718208     MORTGAGORS: FORD                 ANDREW

    REGION CODE    ADDRESS   : 465 EAST 5TH STREET
        01         CITY      :    BENICIA
                   STATE/ZIP : CA  94510
    MORTGAGE AMOUNT :   146,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    145,229.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       972.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 78.81000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,037,650.00
                               P & I AMT:      7,098.80  UPB AMT:   1,030,947.87
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          148
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031720394     MORTGAGORS: ZHANG                PAUL
                               YUM                  SABRINA
    REGION CODE    ADDRESS   : 20 DARIA ROSE COURT
        01         CITY      :    MEDIA
                   STATE/ZIP : PA  19063
    MORTGAGE AMOUNT :   253,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,858.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,730.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031723067     MORTGAGORS: GALEAZ               GREGORY

    REGION CODE    ADDRESS   : 135 JOHNSON DRIVE F/K/A LOT 52
        01         CITY      :    HOLLISTON
                   STATE/ZIP : MA  01746
    MORTGAGE AMOUNT :   466,313.00  OPTION TO CONVERT :
    UNPAID BALANCE :    466,313.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,102.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.99900
    ----------------------------------------------------------------------------
0   0031726201     MORTGAGORS: ADAMS                JEFFREY
                               ADAMS                LANA
    REGION CODE    ADDRESS   : 1042 VERONA AVENUE
        01         CITY      :    LIVERMORE
                   STATE/ZIP : CA  94550
    MORTGAGE AMOUNT :   164,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    164,016.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,124.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   07/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031727381     MORTGAGORS: FOX                  ALEX
                               FOX                  LESLIE
    REGION CODE    ADDRESS   : 20548 BREEZYHILL DRIVE
        01         CITY      :    ASHBURN
                   STATE/ZIP : VA  20147
    MORTGAGE AMOUNT :   258,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,675.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 77.47700
    ----------------------------------------------------------------------------
0   0031727555     MORTGAGORS: TANAKA               DONALD
                               TANAKA               MELANIE
    REGION CODE    ADDRESS   : 336 QUINCY AVENUE
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90814
    MORTGAGE AMOUNT :   282,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,794.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,923.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.68669
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,425,113.00
                               P & I AMT:      9,556.34  UPB AMT:   1,417,383.20
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          149
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031728322     MORTGAGORS: MASJEDI              ABBAS
                               MASJEDI              DIANA
    REGION CODE    ADDRESS   : 25758 DURRWOOD COURT
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   302,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,746.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,983.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.47300
    ----------------------------------------------------------------------------
0   0031736044     MORTGAGORS: LAULE                J.
                               LAULE                JOAN
    REGION CODE    ADDRESS   : 8 CALLE MARIA
        01         CITY      :    RANCHO SANTA MARGARITA
                   STATE/ZIP : CA  92688
    MORTGAGE AMOUNT :   167,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    166,387.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,182.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.90400
    ----------------------------------------------------------------------------
0   0031737588     MORTGAGORS: BREW                 GREGORY
                               BREW                 REXANN
    REGION CODE    ADDRESS   : 788 NORTH CATALINA AVENUE
        01         CITY      :    PASADENA
                   STATE/ZIP : CA  91104
    MORTGAGE AMOUNT :   183,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    182,494.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,265.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031739220     MORTGAGORS: EMERMAN              SCOTT
                               EMERMAN              AMY
    REGION CODE    ADDRESS   : 41 KNOB HILL STREET
        01         CITY      :    SHARON
                   STATE/ZIP : MA  02067
    MORTGAGE AMOUNT :   313,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,612.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,139.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031741424     MORTGAGORS: SIMAS                RITA

    REGION CODE    ADDRESS   : 1609 ELECTRIC AVENUE
        01         CITY      :    SEAL BEACH
                   STATE/ZIP : CA  90740
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,005.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,167.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 66.66666
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,275,800.00
                               P & I AMT:      8,738.14  UPB AMT:   1,272,246.67
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          150
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031741804     MORTGAGORS: AVENDANO             JORGE
                               AVENDANO             CINDY
    REGION CODE    ADDRESS   : 16053 MART DRIVE
        01         CITY      :    LA MIRADA
                   STATE/ZIP : CA  90638
    MORTGAGE AMOUNT :   199,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    198,046.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,394.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0031743347     MORTGAGORS: INGRAM               MICHAEL
                               INGRAM               SUZANNE
    REGION CODE    ADDRESS   : 3335 NORTH SHORE DRIVE
        01         CITY      :    ONTARIO
                   STATE/ZIP : CA  91761
    MORTGAGE AMOUNT :   175,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    174,442.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,224.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 94.64800
    ----------------------------------------------------------------------------
0   0031746191     MORTGAGORS: ORROCK               WILLIAM
                               ORROCK               GAIL
    REGION CODE    ADDRESS   : 1444 SIERRA AVENUE,
        01         CITY      :    NAPA,
                   STATE/ZIP : CA  94558
    MORTGAGE AMOUNT :   152,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    151,566.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,088.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031748197     MORTGAGORS: MEAD                 DAVID
                               MEAD                 CECELIA
    REGION CODE    ADDRESS   : 1 WAMPATUCK RD
        01         CITY      :    DEDHAM
                   STATE/ZIP : MA  02026
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,078.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 54.54500
    ----------------------------------------------------------------------------
0   0031749922     MORTGAGORS: CUMMINGS             CHRISTOPHER
                               CUMMINGS             ELIZABETH
    REGION CODE    ADDRESS   : 1011 MAIN STREET
        01         CITY      :    COTUIT
                   STATE/ZIP : MA  02635
    MORTGAGE AMOUNT :   436,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    434,894.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,864.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,262,600.00
                               P & I AMT:      8,670.08  UPB AMT:   1,258,028.52
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          151
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031750086     MORTGAGORS: LI                   DAVID

    REGION CODE    ADDRESS   : 10 WALNUT STREET (LOT 71A)
        01         CITY      :    ACTON
                   STATE/ZIP : MA  01720
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,101.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 67.41500
    ----------------------------------------------------------------------------
0   0031750433     MORTGAGORS: FOLEY                PETER
                               MALBA                SUSAN
    REGION CODE    ADDRESS   : 9 BRANDY RIDGE ROAD
        01         CITY      :    SPARTA
                   STATE/ZIP : NJ  07871
    MORTGAGE AMOUNT :   329,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,272.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.77200
    ----------------------------------------------------------------------------
0   0031755218     MORTGAGORS: CHANG                GARY
                               YOUNG                KATHERINE
    REGION CODE    ADDRESS   : 1336 EAST PALMER AVENUE
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91205
    MORTGAGE AMOUNT :   197,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    196,819.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,347.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0031756729     MORTGAGORS: ZGONIS               CONSTANTINE

    REGION CODE    ADDRESS   : 87 HILL STREET
        01         CITY      :    CONCORD
                   STATE/ZIP : MA  01742
    MORTGAGE AMOUNT :   256,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,685.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 57.00000
    ----------------------------------------------------------------------------
0   0031756885     MORTGAGORS: SHAH                 SHIRISH
                               SHAH                 SANDHYA
    REGION CODE    ADDRESS   : 19076 CANYON TERRACE DRIVE
        01         CITY      :    TRABUCO CANYON AREA
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   114,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    113,746.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       807.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,197,200.00
                               P & I AMT:      8,210.57  UPB AMT:   1,195,167.16
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          152
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031758667     MORTGAGORS: HOLBROOK             TODD
                               HOLBROOK             LISA
    REGION CODE    ADDRESS   : 97 DEEPDALE ROAD
        01         CITY      :    WAYNE
                   STATE/ZIP : PA  19087
    MORTGAGE AMOUNT :   269,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,463.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,905.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031758725     MORTGAGORS: GIUGLIANO            ROBERT
                               GIUGLIANO            KATHLEEN
    REGION CODE    ADDRESS   : 135 CONANT ROAD
        01         CITY      :    WESTWOOD
                   STATE/ZIP : MA  02090
    MORTGAGE AMOUNT :   371,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    370,458.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,566.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.93100
    ----------------------------------------------------------------------------
0   0031760952     MORTGAGORS: TINK                 MARK
                               TINK                 REBECCA
    REGION CODE    ADDRESS   : 860 PROSPECT BLVD
        01         CITY      :    WATERLOO
                   STATE/ZIP : IA  50701
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,754.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,148.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 71.59000
    ----------------------------------------------------------------------------
0   0031764681     MORTGAGORS: JENKINS              JOHN
                               STILES               NANCY
    REGION CODE    ADDRESS   : 4211 WILTON WOODS LANE
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22310
    MORTGAGE AMOUNT :   287,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,770.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,933.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 86.57616
    ----------------------------------------------------------------------------
0   0031764723     MORTGAGORS: PATTERSON            GREGORY
                               HEIRY                THOMAS
    REGION CODE    ADDRESS   : 2423 VALLEY VIEW DRIVE
        01         CITY      :    CEDAR HILL
                   STATE/ZIP : TX  75104
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,763.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,916.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,530,850.00
                               P & I AMT:     10,470.80  UPB AMT:   1,528,210.19
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          153
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031765019     MORTGAGORS: TOSCANO              PAUL
                               TOSCANO              KAREN
    REGION CODE    ADDRESS   : 43 SHARON ANN LANE
        01         CITY      :    EAST FALMOUTH
                   STATE/ZIP : MA  02536
    MORTGAGE AMOUNT :   335,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,108.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,145.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 45.27000
    ----------------------------------------------------------------------------
0   0031766009     MORTGAGORS: HAN                  KI
                               HAN                  KWI
    REGION CODE    ADDRESS   : 915 LIBERTY STREET
        01         CITY      :    BRAINTREE
                   STATE/ZIP : MA  02184
    MORTGAGE AMOUNT :   309,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,137.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 92.38800
    ----------------------------------------------------------------------------
0   0031769946     MORTGAGORS: KNEPPER              JUDITH

    REGION CODE    ADDRESS   : 700 FITZHUGH WAY
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22314
    MORTGAGE AMOUNT :   301,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,850.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,957.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 78.60300
    ----------------------------------------------------------------------------
0   0031770381     MORTGAGORS: COOK                 LISA

    REGION CODE    ADDRESS   : LOT #9 TAMARACK FARM
        01         CITY      :    SOLEBURY
                   STATE/ZIP : PA  18963
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    379,418.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,665.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   07/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031771587     MORTGAGORS: PARSONS              ALICE
                               MC GINLEY            CHARLES
    REGION CODE    ADDRESS   : 761 CALIFORNIA AVENUE
        01         CITY      :    RENO
                   STATE/ZIP : NV  89509
    MORTGAGE AMOUNT :   287,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,957.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 57.40000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,613,350.00
                               P & I AMT:     10,863.33  UPB AMT:   1,611,876.59
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          154
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031772254     MORTGAGORS: WRIGHT               MICHAEL
                               WRIGHT               KELLY
    REGION CODE    ADDRESS   : 1508 BORDEAUX PLACE
        01         CITY      :    NORFOLK
                   STATE/ZIP : VA  23509
    MORTGAGE AMOUNT :   232,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,149.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,748.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0031772809     MORTGAGORS: DOBBINS              ROBERT
                               DOBBINS              CARRIE
    REGION CODE    ADDRESS   : 825/835 MIDDLE RINCON ROAD,
        01         CITY      :    SANTA ROSA,
                   STATE/ZIP : CA  95409
    MORTGAGE AMOUNT :   220,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,688.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,484.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0031773567     MORTGAGORS: HONIG                STEPHEN
                               HONIG                JILL
    REGION CODE    ADDRESS   : 18 COTTONWOOD DRIVE
        01         CITY      :    ROBBINSVILLE
                   STATE/ZIP : NJ  08691
    MORTGAGE AMOUNT :   512,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    510,054.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,577.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   10/01/23
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031778111     MORTGAGORS: MABEE                DAVID

    REGION CODE    ADDRESS   : 844 13TH STREET
        01         CITY      :    HERMOSA BEACH
                   STATE/ZIP : CA  90254
    MORTGAGE AMOUNT :   304,505.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,770.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,103.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 55.36400
    ----------------------------------------------------------------------------
0   0031778285     MORTGAGORS: SULLIVAN             ROBERT

    REGION CODE    ADDRESS   : 8252 DARSY DRIVE,
        01         CITY      :    HUNTINGTON BEACH,
                   STATE/ZIP : CA  92647
    MORTGAGE AMOUNT :   204,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    203,403.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,443.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,473,655.00
                               P & I AMT:     10,358.50  UPB AMT:   1,468,067.35
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          155
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031779416     MORTGAGORS: LYNES                WILLIAM
                               LYNES                KATHLEEN
    REGION CODE    ADDRESS   : HIDDEN FOX COURT
        01         CITY      :    ELLICOTT CITY
                   STATE/ZIP : MD  21042
    MORTGAGE AMOUNT :   450,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    450,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,108.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.86600
    ----------------------------------------------------------------------------
0   0031779432     MORTGAGORS: FEINSTEIN            STEVEN
                               FEINSTEIN            KIMBERLEY
    REGION CODE    ADDRESS   : 7 CAPTAIN BROWN'S LANE
        01         CITY      :    ACTON
                   STATE/ZIP : MA  01720
    MORTGAGE AMOUNT :   332,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    331,714.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,153.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031780273     MORTGAGORS: KLUNDER              JIM
                               KLUNDER              MARILYN
    REGION CODE    ADDRESS   : 1515 LEOPARD WAY
        01         CITY      :    BERWYN
                   STATE/ZIP : PA  19312
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    340,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,233.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031782790     MORTGAGORS: WOOD                 ROBERT
                               WOOD                 COLLEEN
    REGION CODE    ADDRESS   : 594 E. CHANNEL ROAD
        01         CITY      :    SANTA MONICA
                   STATE/ZIP : CA  90402
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,410.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,299.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 28.00000
    ----------------------------------------------------------------------------
0   0031783145     MORTGAGORS: TAYLOR               BRETT
                               TAYLOR               COURTENAY
    REGION CODE    ADDRESS   : 102 TRINITY BLUFFS ROAD
        01         CITY      :    ALEDO
                   STATE/ZIP : TX  76008
    MORTGAGE AMOUNT :   384,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    383,368.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,554.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,856,000.00
                               P & I AMT:     12,348.96  UPB AMT:   1,854,493.02
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          156
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031784846     MORTGAGORS: GREENLEE             JOHN

    REGION CODE    ADDRESS   : 600 FLINT AVENUE
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90814
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,190.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,887.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.41100
    ----------------------------------------------------------------------------
0   0031786155     MORTGAGORS: HALPERT              LESLIE
                               COPLEY               MARY
    REGION CODE    ADDRESS   : 1450 IDLEWOOD ROAD
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91202
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,284.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,073.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031786999     MORTGAGORS: MAISNIK              HUGO
                               MAISNIK              JOY
    REGION CODE    ADDRESS   : 1986 VERDE VISTA DRIVE
        01         CITY      :    MONTEREY PARK
                   STATE/ZIP : CA  91754
    MORTGAGE AMOUNT :   224,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    223,240.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,471.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031787195     MORTGAGORS: LIMER                CHRISTOPHER
                               LIMER                AMY
    REGION CODE    ADDRESS   : 38 SPRING VIEW WAY
        01         CITY      :    LAS FLORES
                   STATE/ZIP : CA  92688
    MORTGAGE AMOUNT :   285,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,321.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,923.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.98700
    ----------------------------------------------------------------------------
0   0031787757     MORTGAGORS: PERSONS              BRIAN
                               PERSONS              DARLENE
    REGION CODE    ADDRESS   : LOT 3 STONESTREET ROAD
        01         CITY      :    LA PLATA
                   STATE/ZIP : MD  20646
    MORTGAGE AMOUNT :   237,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,903.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,616.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 94.98900
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,320,550.00
                               P & I AMT:      8,973.80  UPB AMT:   1,315,941.24
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          157
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031790298     MORTGAGORS: FARIAS               BENEDICT
                               FARIAS               DEBORAH
    REGION CODE    ADDRESS   : 5051 BALSAWOOD
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92612
    MORTGAGE AMOUNT :   213,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    212,734.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,509.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 93.10000
    ----------------------------------------------------------------------------
0   0031790447     MORTGAGORS: GLYNN                JAMES
                               SPARANO              ELLEN
    REGION CODE    ADDRESS   : 26 HEATHER LANE
        01         CITY      :    MAHWAH
                   STATE/ZIP : NJ  07430
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,265.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,210.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031790892     MORTGAGORS: HOLMES               J

    REGION CODE    ADDRESS   : 10220 BROWNS MILL RD
        01         CITY      :    FAIRFAX
                   STATE/ZIP : VA  22182
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    648,504.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,489.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.78787
    ----------------------------------------------------------------------------
0   0031791361     MORTGAGORS: GANO                 JAMES
                               GANO                 RENA
    REGION CODE    ADDRESS   : 16411 18TH DRIVE SE
        01         CITY      :    MILL CREEK
                   STATE/ZIP : WA  98012
    MORTGAGE AMOUNT :   250,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,299.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,687.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.77700
    ----------------------------------------------------------------------------
0   0031791387     MORTGAGORS: KRIVOKOPICH          ROBERT
                               KRIVOKOPICH          LISA
    REGION CODE    ADDRESS   : 16419 18TH DRIVE SE
        01         CITY      :    MILL CREEK
                   STATE/ZIP : WA  98012
    MORTGAGE AMOUNT :   246,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,998.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,637.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 78.40700
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,679,900.00
                               P & I AMT:     11,534.22  UPB AMT:   1,676,801.69
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          158
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031791445     MORTGAGORS: STEIN                PETER
                               STEIN                JEANNE
    REGION CODE    ADDRESS   : 35 EASTMAN LANE
        01         CITY      :    HOLLIS
                   STATE/ZIP : NH  03049
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,216.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,455.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031791460     MORTGAGORS: MAYUGA               RONALDO
                               MAYUGA               JOCELYNN
    REGION CODE    ADDRESS   : 12764 OAK FARMS DRIVE
        01         CITY      :    OAK HILL
                   STATE/ZIP : VA  20171
    MORTGAGE AMOUNT :   343,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,061.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,255.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.98800
    ----------------------------------------------------------------------------
0   0031791585     MORTGAGORS: KINDRED              GREGORY
                               KINDRED              GINGER
    REGION CODE    ADDRESS   : 1725 LAZY RIVER LANE
        01         CITY      :    DUNWOODY
                   STATE/ZIP : GA  30350
    MORTGAGE AMOUNT :   406,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    405,793.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,706.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031792625     MORTGAGORS: GARCIA               ENRIQUE
                               MUNOZ                FRANK
    REGION CODE    ADDRESS   : 525 EAST SEASIDE WAY #1607
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  91802
    MORTGAGE AMOUNT :   244,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,967.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,666.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031795453     MORTGAGORS: MOZELESKI            ROBERT
                               MOZELESKI            LAURA
    REGION CODE    ADDRESS   : 4508 GASTON STREET
        01         CITY      :    CHANTILLY
                   STATE/ZIP : VA  20151
    MORTGAGE AMOUNT :   267,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,975.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,755.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,621,700.00
                               P & I AMT:     10,840.06  UPB AMT:   1,619,014.63
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          159
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031796568     MORTGAGORS: ROSENBAUM            DAN
                               ROSENBAUM            AMY
    REGION CODE    ADDRESS   : 16 GLENBROOK ROAD
        01         CITY      :    NEW ROCHELLE
                   STATE/ZIP : NY  10804
    MORTGAGE AMOUNT :   332,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    332,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,293.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031796725     MORTGAGORS: SHRAGGE              ABRAHAM
                               SHRAGGE              JUDITH
    REGION CODE    ADDRESS   : 5308 EAST PALISADES ROAD
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92116
    MORTGAGE AMOUNT :   335,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    333,970.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,313.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.44400
    ----------------------------------------------------------------------------
0   0031797020     MORTGAGORS: MARLOWE              HOWARD
                               COVIELLO             SARAH
    REGION CODE    ADDRESS   : 5530 WARWICK PLACE
        01         CITY      :    CHEVY CHASE
                   STATE/ZIP : MD  20815
    MORTGAGE AMOUNT :   262,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,089.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,790.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 71.91700
    ----------------------------------------------------------------------------
0   0031797269     MORTGAGORS: CAPUTO               SALVATORE
                               CAPUTO               DEBRA
    REGION CODE    ADDRESS   : LOT 9 CHESTER COURT
        01         CITY      :    HUNTINGTON
                   STATE/ZIP : NY  11743
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    400,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,865.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 69.80800
    ----------------------------------------------------------------------------
0   0031797897     MORTGAGORS: FLICK                KURT
                               FLICK                MARIA
    REGION CODE    ADDRESS   : 2 CALLE DE LOS GRABADOS
        01         CITY      :    RANCHO SANTA MARGARITA
                   STATE/ZIP : CA  92688
    MORTGAGE AMOUNT :   155,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    154,711.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,058.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,484,700.00
                               P & I AMT:     10,321.92  UPB AMT:   1,482,771.41
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          160
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031799380     MORTGAGORS: SMITH                JOHN
                               SMITH                DONNA
    REGION CODE    ADDRESS   : 12772 GLORIA STREET
        01         CITY      :    GARDEN GROVE
                   STATE/ZIP : CA  92843
    MORTGAGE AMOUNT :   126,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    126,510.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       876.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 72.51428
    ----------------------------------------------------------------------------
0   0031799893     MORTGAGORS: ROBINSON             TODD
                               ROBINSON             ELIZABETH
    REGION CODE    ADDRESS   : 6154 VIA ESCONDIDO DRIVE
        01         CITY      :    MALIBU
                   STATE/ZIP : CA  90265
    MORTGAGE AMOUNT :   590,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    588,534.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,024.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.75000
    ----------------------------------------------------------------------------
0   0031802457     MORTGAGORS: CORTES               CASIMIRO
                               CORTES               OLIVIA
    REGION CODE    ADDRESS   : 401 NORTH ALLEN AVENUE,
        01         CITY      :    PASADENA,
                   STATE/ZIP : CA  91106
    MORTGAGE AMOUNT :   264,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,478.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,801.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0031803620     MORTGAGORS: JOHNSON              KYLE
                               CITRO                NICOLE
    REGION CODE    ADDRESS   : D 1701 DAYTON
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60614
    MORTGAGE AMOUNT :   248,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,313.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,697.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0031805336     MORTGAGORS: LAMP                 SCOTT
                               DUENAS               CECILIA
    REGION CODE    ADDRESS   : 604 LYNWOOD STREET
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91360
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,454.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,128.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,553,900.00
                               P & I AMT:     10,529.33  UPB AMT:   1,550,291.17
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          161
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031808322     MORTGAGORS: MAHONEY              CAROL
                               MAHONEY              DENNIS
    REGION CODE    ADDRESS   : 62 HASTINGS LANE
        01         CITY      :    STAMFORD
                   STATE/ZIP : CT  06905
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,200.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,708.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 54.73600
    ----------------------------------------------------------------------------
0   0031810476     MORTGAGORS: STODDARD             DOUGLAS
                               VETRANO              JOHN
    REGION CODE    ADDRESS   : 28 FAYETTE ST
        01         CITY      :    BOSTON
                   STATE/ZIP : MA  02116
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    419,342.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,865.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0031811110     MORTGAGORS: VALENTI              JAMES
                               VALENTI              JEAN
    REGION CODE    ADDRESS   : 37 LONDONDERRY ROAD
        01         CITY      :    WINDHAM
                   STATE/ZIP : NH  03087
    MORTGAGE AMOUNT :   311,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,513.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,186.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   04/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.74359
    ----------------------------------------------------------------------------
0   0031812407     MORTGAGORS: MAGNUS               THOMAS
                               MAGNUS               ADRIA
    REGION CODE    ADDRESS   : 48 BORDER PLACE
        01         CITY      :    LITTLE SILVER
                   STATE/ZIP : NJ  07739
    MORTGAGE AMOUNT :   364,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    364,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,486.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 84.76744
    ----------------------------------------------------------------------------
0   0031812779     MORTGAGORS: O'CONNELL            MARK
                               LAUFER               RUBY
    REGION CODE    ADDRESS   : 6 PAAG LANE
        01         CITY      :    LITTLE SILVER
                   STATE/ZIP : NJ  07739
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,739.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,548.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,715,500.00
                               P & I AMT:     11,793.87  UPB AMT:   1,713,296.33
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          162
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031812902     MORTGAGORS: WINSTON              ROBERT
                               WINSTON              JENNIFER
    REGION CODE    ADDRESS   : 2909 CACATUA STREET
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   277,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,643.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,893.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031814742     MORTGAGORS: KHANNA               CHANCHAL
                               KHANNA               OM
    REGION CODE    ADDRESS   : 5690 OAK CREST LANE
        01         CITY      :    DOYLESTOWN
                   STATE/ZIP : PA  18901
    MORTGAGE AMOUNT :   504,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    504,550.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,399.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 50.45500
    ----------------------------------------------------------------------------
0   0031815012     MORTGAGORS: MARTIN               WILLIAM

    REGION CODE    ADDRESS   : 710 FITZHUGH WAY
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22314
    MORTGAGE AMOUNT :   288,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,201.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,870.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 79.98800
    ----------------------------------------------------------------------------
0   0031815137     MORTGAGORS: PREVITE              BRYAN
                               PREVITE              DEBORA
    REGION CODE    ADDRESS   : 33 RICHMOND DRIVE
        01         CITY      :    DARIEN
                   STATE/ZIP : CT  06820
    MORTGAGE AMOUNT :   328,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    327,959.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,185.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 64.16000
    ----------------------------------------------------------------------------
0   0031815301     MORTGAGORS: CIMINO               RICHARD
                               CIMINO               CAROL
    REGION CODE    ADDRESS   : 24392 VIA SAN CLEMENTE
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,784.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,882.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,675,000.00
                               P & I AMT:     11,231.50  UPB AMT:   1,673,139.96
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          163
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031817489     MORTGAGORS: HAMMOND              JOHN

    REGION CODE    ADDRESS   : 374 SILVERBROOK DRIVE
        01         CITY      :    ANAHEIM
                   STATE/ZIP : CA  92807
    MORTGAGE AMOUNT :   298,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    297,298.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,032.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.78500
    ----------------------------------------------------------------------------
0   0031817513     MORTGAGORS: BOLSTRIDGE           ALAN
                               BOLSTRIDGE           BARBARA
    REGION CODE    ADDRESS   : 38486 MILLSTONE DRIVE
        01         CITY      :    PURCELLVILLE
                   STATE/ZIP : VA  20132
    MORTGAGE AMOUNT :   251,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,778.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,672.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.98900
    ----------------------------------------------------------------------------
0   0031817901     MORTGAGORS: MCHUGH               KEVIN
                               MCHUGH               HELEN
    REGION CODE    ADDRESS   : 530 SIMMONS HILL ROAD
        01         CITY      :    ALPHARETTA
                   STATE/ZIP : GA  30004
    MORTGAGE AMOUNT :   414,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    412,305.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,789.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031819733     MORTGAGORS: BRAZILL              CHRISTOPHER
                               BRAZILL              DIANA
    REGION CODE    ADDRESS   : 75 CLINTON AVE
        01         CITY      :    RIDGEWOOD
                   STATE/ZIP : NJ  07450
    MORTGAGE AMOUNT :   388,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    388,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,614.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.18300
    ----------------------------------------------------------------------------
0   0031820236     MORTGAGORS: OLIVER               JAMES
                               OLIVER               PAMELA
    REGION CODE    ADDRESS   : 14 BRIDSEYE GLEN
        01         CITY      :    VERONA
                   STATE/ZIP : NJ  07044
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,655.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,603,400.00
                               P & I AMT:     10,764.16  UPB AMT:   1,600,381.80
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          164
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031820681     MORTGAGORS: REUSS                WAYNE
                               REUSS                MICHELLE
    REGION CODE    ADDRESS   : 5524 MOONSHADOW ST.
        01         CITY      :    SIMI VALLEY
                   STATE/ZIP : CA  93063
    MORTGAGE AMOUNT :   274,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,524.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,827.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.76400
    ----------------------------------------------------------------------------
0   0031820707     MORTGAGORS: PETERSON             ERIC
                               PETERSON             SUZANNE
    REGION CODE    ADDRESS   : LOT 16 CEDAR HILL ESTATES
        01         CITY      :    WESTWOOD
                   STATE/ZIP : MA  02090
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    419,309.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,794.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 77.59815
    ----------------------------------------------------------------------------
0   0031821457     MORTGAGORS: BRENNAN              PAUL
                               BRENNAN              SUSAN
    REGION CODE    ADDRESS   : LOT 10, 2 BLYE ROAD
        01         CITY      :    HAVERHILL
                   STATE/ZIP : MA  01832
    MORTGAGE AMOUNT :   250,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,204.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,708.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 94.99200
    ----------------------------------------------------------------------------
0   0031822166     MORTGAGORS: PLOMIN               JOSEPH
                               PLOMIN               SUSAN
    REGION CODE    ADDRESS   : 791 JOHNSTON CT
        01         CITY      :    WINCHESTER
                   STATE/ZIP : VA  22601
    MORTGAGE AMOUNT :   358,880.00  OPTION TO CONVERT :
    UNPAID BALANCE :    358,571.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,327.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 75.55300
    ----------------------------------------------------------------------------
0   0031822992     MORTGAGORS: BERMAN               SCOTT
                               BERMAN               BETHANNE
    REGION CODE    ADDRESS   : LAUREL GROVE ROAD
        01         CITY      :    WINCHESTER
                   STATE/ZIP : VA  22602
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,822.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,805.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,556,030.00
                               P & I AMT:     10,463.41  UPB AMT:   1,554,432.05
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          165
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031823230     MORTGAGORS: BALSER               VERNON

    REGION CODE    ADDRESS   : 15 BRIDLE PATH ROAD
        01         CITY      :    TWEKSBURY
                   STATE/ZIP : MA  01876
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,506.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,995.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 75.37600
    ----------------------------------------------------------------------------
0   0031823933     MORTGAGORS: ENEBOE               DAVID
                               ENEBOE               DONNA
    REGION CODE    ADDRESS   : 5345 E MCLELLAN #110
        01         CITY      :    MESA
                   STATE/ZIP : AZ  85205
    MORTGAGE AMOUNT :   352,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    351,725.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,401.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.22200
    ----------------------------------------------------------------------------
0   0031824089     MORTGAGORS: DANIELE              RICHARD
                               DANIELE              SUSAN
    REGION CODE    ADDRESS   : 292 BROOK VALLEY ROAD
        01         CITY      :    KINNELON
                   STATE/ZIP : NJ  07405
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,155.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031824378     MORTGAGORS: VANHOVE              KENNETH
                               VANHOVE              DAWN
    REGION CODE    ADDRESS   : 7371 SHINING WOOD COURT
        01         CITY      :    MANASSAS
                   STATE/ZIP : VA  20111
    MORTGAGE AMOUNT :   253,525.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,312.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,665.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.35000
    ----------------------------------------------------------------------------
0   0031824444     MORTGAGORS: MAISSEL              DR. GERDA
                               MUNIC                JEROME
    REGION CODE    ADDRESS   : 101 ELY ROAD
        01         CITY      :    LONGMEADOW
                   STATE/ZIP : MA  01106
    MORTGAGE AMOUNT :   356,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    356,193.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,312.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 70.59400
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,612,025.00
                               P & I AMT:     10,529.93  UPB AMT:   1,610,737.22
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          166
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031825276     MORTGAGORS: SCHWINDT             CATHERINE
                               HENZIE               GREGORY
    REGION CODE    ADDRESS   : 17790 SARAZAN LANE
        01         CITY      :    SUNRIVER
                   STATE/ZIP : OR  97707
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,760.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 77.23300
    ----------------------------------------------------------------------------
0   0031825664     MORTGAGORS: RIZZO                ROBERT
                               MACDOUGALL           BETH
    REGION CODE    ADDRESS   : 92 ARLINGTON STREET
        01         CITY      :    WINCHESTER
                   STATE/ZIP : MA  01890
    MORTGAGE AMOUNT :   287,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,776.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,957.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 86.44500
    ----------------------------------------------------------------------------
0   0031826050     MORTGAGORS: KENNEDY              FRANK
                               KENNEDY              ANNETTE
    REGION CODE    ADDRESS   : 5622 JEFFERSON BLVD
        01         CITY      :    FREDERICK
                   STATE/ZIP : MD  21701
    MORTGAGE AMOUNT :   278,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,400.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,875.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0031826589     MORTGAGORS: GERAGHTY             RAYMOND
                               BOGUSZ               BARBARA
    REGION CODE    ADDRESS   : 4 REX COURT
        01         CITY      :    RINGOES
                   STATE/ZIP : NJ  08551
    MORTGAGE AMOUNT :   295,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,280.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,066.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 88.84200
    ----------------------------------------------------------------------------
0   0031827561     MORTGAGORS: WATKINSON            WAYNE
                               WATKINSON            CARMELITA
    REGION CODE    ADDRESS   : 4225 GREAT OAK ROAD
        01         CITY      :    ROCKVILLE
                   STATE/ZIP : MD  20853
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,257.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,495.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.37500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,528,850.00
                               P & I AMT:     10,155.38  UPB AMT:   1,526,714.62
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          167
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031827892     MORTGAGORS: CONSTANTINO          ROBERT
                               CONSTANTINO          KAREN
    REGION CODE    ADDRESS   : 43 SHRINE ROAD
        01         CITY      :    NORWELL
                   STATE/ZIP : MA  02061
    MORTGAGE AMOUNT :   367,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    367,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,445.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 70.69200
    ----------------------------------------------------------------------------
0   0031828031     MORTGAGORS: KOBERNICK            TODD
                               KOBERNICK            DEENA
    REGION CODE    ADDRESS   : 5014 BROOKBURN DRIVE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   367,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    367,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,506.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.01000
    ----------------------------------------------------------------------------
0   0031828080     MORTGAGORS: BRUST                DENNIS
                               BRUST                THERESA
    REGION CODE    ADDRESS   : 45995 ROUTT COUNTY ROAD 129
        01         CITY      :    STEAMBOAT SPRINGS
                   STATE/ZIP : CO  80477
    MORTGAGE AMOUNT :   591,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    591,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,935.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0031828551     MORTGAGORS: TAHAJIAN             DAVID
                               TAHAJIAN             CATHERINE
    REGION CODE    ADDRESS   : 40 LINCOLN ST
        01         CITY      :    BELMONT
                   STATE/ZIP : MA  02178
    MORTGAGE AMOUNT :   398,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    397,681.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,681.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.60000
    ----------------------------------------------------------------------------
0   0031829443     MORTGAGORS: SHADID               STEPHEN
                               SHADID               MARGARET
    REGION CODE    ADDRESS   : 935 CLINTON PLACE
        01         CITY      :    RIVER FOREST
                   STATE/ZIP : IL  60305
    MORTGAGE AMOUNT :   373,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    373,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,512.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 73.13700
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,097,500.00
                               P & I AMT:     14,081.62  UPB AMT:   2,097,181.73
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          168
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031829948     MORTGAGORS: FRIEBAND             DAVID
                               FRIEBAND             PATRICIA
    REGION CODE    ADDRESS   : 5091 GOLDEN NUGGET WAY
        01         CITY      :    AGOURA
                   STATE/ZIP : CA  91301
    MORTGAGE AMOUNT :   377,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    376,698.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,539.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 68.54500
    ----------------------------------------------------------------------------
0   0031829997     MORTGAGORS: MALLOY               KAREN

    REGION CODE    ADDRESS   : 579 HIGHLAND STREET
        01         CITY      :    MARSHFIELD
                   STATE/ZIP : MA  02059
    MORTGAGE AMOUNT :   339,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,235.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,315.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0031830565     MORTGAGORS: SHIELDS              MICHAEL

    REGION CODE    ADDRESS   : 1100 OAK HILL ROAD
        01         CITY      :    DOWNERS GROVE
                   STATE/ZIP : IL  60515
    MORTGAGE AMOUNT :   287,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,909.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 75.52600
    ----------------------------------------------------------------------------
0   0031830805     MORTGAGORS: EDIGER               DANIEL
                               EDIGER               JENNIFER
    REGION CODE    ADDRESS   : 7826 BLERIOT AVENUE
        01         CITY      :    WESTCHESTER
                   STATE/ZIP : CA  90045
    MORTGAGE AMOUNT :   258,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,565.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,694.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031830904     MORTGAGORS: KREY                 RUSSELL
                               KREY                 MICHAELENE
    REGION CODE    ADDRESS   : 1035 ALFRED AVENUE
        01         CITY      :    WALNUT CREEK
                   STATE/ZIP : CA  94596
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,514.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,891.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 78.90400
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,549,500.00
                               P & I AMT:     10,352.15  UPB AMT:   1,548,013.65
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          169
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031831274     MORTGAGORS: GRIFFITH             WAYMAN
                               GRIFFITH             JACQUELYN
    REGION CODE    ADDRESS   : 3200 SHORTRIDGE LANE
        01         CITY      :    BOWIE
                   STATE/ZIP : MD  20721
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    648,849.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,162.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 74.28500
    ----------------------------------------------------------------------------
0   0031831449     MORTGAGORS: SHAW                 JAMES
                               SHAW                 SUSAN
    REGION CODE    ADDRESS   : 837 VICTORIA PLACE
        01         CITY      :    BURBANK
                   STATE/ZIP : CA  91504
    MORTGAGE AMOUNT :   309,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,246.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,059.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 88.42800
    ----------------------------------------------------------------------------
0   0031831589     MORTGAGORS: BOGDANOVIC           MILAN
                               BOGDANOVIC           JANET
    REGION CODE    ADDRESS   : 5328 CHANDLEY FARM CIR.
        01         CITY      :    CENTREVILLE
                   STATE/ZIP : VA  20120
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    338,605.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,262.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 77.27200
    ----------------------------------------------------------------------------
0   0031832710     MORTGAGORS: SCOTT                LENA
                               LUNDH                K
    REGION CODE    ADDRESS   : 3437 RECTORTOWN ROAD
        01         CITY      :    MARSHALL
                   STATE/ZIP : VA  20115
    MORTGAGE AMOUNT :   734,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    733,383.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,821.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   015
    LTV :                 63.82600
    ----------------------------------------------------------------------------
0   0031832801     MORTGAGORS: ASWAD                MILHIN
                               ASWAD                MAHA
    REGION CODE    ADDRESS   : 9 LAURA LANE
        01         CITY      :    WESTWOOD
                   STATE/ZIP : MA  02090
    MORTGAGE AMOUNT :   402,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    402,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,708.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 69.31034
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,435,500.00
                               P & I AMT:     16,013.38  UPB AMT:   2,432,085.25
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          170
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031834302     MORTGAGORS: DIDRICK              DONALD

    REGION CODE    ADDRESS   : 580 LANE 101 JIMMERSON LAKE
        01         CITY      :    ANGOLA
                   STATE/ZIP : IN  46703
    MORTGAGE AMOUNT :   246,910.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,707.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,642.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 61.72700
    ----------------------------------------------------------------------------
0   0031834732     MORTGAGORS: GOTTLIEB             HAROLD
                               GOTTLIEB             JOANN
    REGION CODE    ADDRESS   : 625 BURLEIGH DRIVE
        01         CITY      :    PASADENA
                   STATE/ZIP : CA  91105
    MORTGAGE AMOUNT :   254,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,572.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,668.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 40.64000
    ----------------------------------------------------------------------------
0   0031834740     MORTGAGORS: SOFIA                MARK
                               SOFIA                CINDY
    REGION CODE    ADDRESS   : 16 CANDEUB COURT
        01         CITY      :    MANALAPAN
                   STATE/ZIP : NJ  07726
    MORTGAGE AMOUNT :   254,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,988.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/19
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 66.84200
    ----------------------------------------------------------------------------
0   0031834815     MORTGAGORS: RODMAN               BERTRAM
                               RODMAN               SUE
    REGION CODE    ADDRESS   : 126 METOXIT ROAD
        01         CITY      :    FALMOUTH
                   STATE/ZIP : MA  02536
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,754.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,995.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031834930     MORTGAGORS: SWICKARD             SCOTT
                               SWICKARD             ANNE
    REGION CODE    ADDRESS   : 28111 PALMADA
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,046.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,354,910.00
                               P & I AMT:      9,342.11  UPB AMT:   1,354,033.70
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          171
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031835747     MORTGAGORS: LIVARJANI            ESMAEIL
                               NASSEHI              MEHRAN
    REGION CODE    ADDRESS   : 1608 BLUE MEADOW ROAD
        01         CITY      :    ROCKVILLE
                   STATE/ZIP : MD  20854
    MORTGAGE AMOUNT :   278,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,312.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,849.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.88500
    ----------------------------------------------------------------------------
0   0031836117     MORTGAGORS: HUGHES               JOHN
                               HUGHES               EILEEN
    REGION CODE    ADDRESS   : 17 SAGAMORE COVE ROAD
        01         CITY      :    BRANFORD
                   STATE/ZIP : CT  06405
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,270.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 68.62700
    ----------------------------------------------------------------------------
0   0031837081     MORTGAGORS: MCGEOUGH             DENISE
                               MCGEOUGH             JOHN
    REGION CODE    ADDRESS   : 4 POND BROOK CIRCLE
        01         CITY      :    WESTON
                   STATE/ZIP : MA  02493
    MORTGAGE AMOUNT :   431,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    430,655.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,903.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 76.96428
    ----------------------------------------------------------------------------
0   0031837206     MORTGAGORS: GERDOM               PETER
                               GERDOM               JANET
    REGION CODE    ADDRESS   : 5021 SILVERMINE COURT
        01         CITY      :    MILFORD
                   STATE/ZIP : OH  45150
    MORTGAGE AMOUNT :   259,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,700.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,706.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 93.41726
    ----------------------------------------------------------------------------
0   0031837479     MORTGAGORS: MURRAY               KEVIN
                               MURRAY               SUSAN
    REGION CODE    ADDRESS   : 607 TAMARACK ROAD
        01         CITY      :    CHESHIRE
                   STATE/ZIP : CT  06410
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    380,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,560.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,698,700.00
                               P & I AMT:     11,289.54  UPB AMT:   1,697,667.72
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          172
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031837537     MORTGAGORS: REIMLINGER           RICHARD
                               REIMLINGER           VICTORIA
    REGION CODE    ADDRESS   : 832 STEVENS AVENUE
        01         CITY      :    WESTFIELD
                   STATE/ZIP : NJ  07090
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,819.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 72.00000
    ----------------------------------------------------------------------------
0   0031837917     MORTGAGORS: SOUDA                MICHELE
                               FINDER               JOSEPH
    REGION CODE    ADDRESS   : 273 COMMONWEALTH AVENUE #7
        01         CITY      :    BOSTON
                   STATE/ZIP : MA  02116
    MORTGAGE AMOUNT :   424,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    423,652.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,820.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 35.33300
    ----------------------------------------------------------------------------
0   0031838568     MORTGAGORS: REIS                 SEAN
                               REIS                 DAWN
    REGION CODE    ADDRESS   : 16139 LA QUINTA COURT
        01         CITY      :    CHINO MILLS
                   STATE/ZIP : CA  91709
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,206.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,795.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031838857     MORTGAGORS: WELLS                MICHAEL
                               WELLS                STACEY
    REGION CODE    ADDRESS   : 9508 HEDGEGROVE COVE
        01         CITY      :    GERMANTOWN
                   STATE/ZIP : TN  38139
    MORTGAGE AMOUNT :   311,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,991.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 79.98600
    ----------------------------------------------------------------------------
0   0031839129     MORTGAGORS: LOWERY               ROBERT
                               LOWERY               MARIA
    REGION CODE    ADDRESS   : 3815 MIDDLE RIVER AVENUE
        01         CITY      :    BALTIMORE
                   STATE/ZIP : MD  21220
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,776.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,561.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 72.22200
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,512,000.00
                               P & I AMT:      9,988.28  UPB AMT:   1,510,635.43
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          173
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031839236     MORTGAGORS: PAPPANO              JOHN
                               PAPPANO              LIZA
    REGION CODE    ADDRESS   : 2191 MAIDSTONE
        01         CITY      :    VERNON HILLS
                   STATE/ZIP : IL  60061
    MORTGAGE AMOUNT :   258,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,282.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,698.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 59.39800
    ----------------------------------------------------------------------------
0   0031839285     MORTGAGORS: ARENA                JOHN
                               ARENA                KATHRYN
    REGION CODE    ADDRESS   : 809 SHACKLEFORD PL,
        01         CITY      :    EVANS
                   STATE/ZIP : GA  30809
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,741.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,023.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031839921     MORTGAGORS: TAYLOR               MICHAEL
                               TAYLOR               LYNNE
    REGION CODE    ADDRESS   : 101 MT. VERNON STREET, UNIT #3
        01         CITY      :    BOSTON
                   STATE/ZIP : MA  02108
    MORTGAGE AMOUNT :   414,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    414,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,754.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 72.00000
    ----------------------------------------------------------------------------
0   0031839954     MORTGAGORS: GOLD                 EVAN
                               COHEN-GOLD           SHARON
    REGION CODE    ADDRESS   : 253 CHARLES RIVER STREET
        01         CITY      :    NEEDHAM
                   STATE/ZIP : MA  02492
    MORTGAGE AMOUNT :   281,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,008.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/24
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 51.55900
    ----------------------------------------------------------------------------
0   0031840010     MORTGAGORS: HOCTOR               WILLIAM
                               HOCTOR               EILEEN
    REGION CODE    ADDRESS   : 444 HIGHVIEW STREET
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91320
    MORTGAGE AMOUNT :   262,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,089.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,790.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 77.20500
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,524,000.00
                               P & I AMT:     10,275.11  UPB AMT:   1,523,113.26
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          174
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031840895     MORTGAGORS: MONFRE               PETER
                               MONFRE               SUSAN
    REGION CODE    ADDRESS   : 14225 WEST NORTH OAK BLVD
        01         CITY      :    NEW BERLIN
                   STATE/ZIP : WI  53146
    MORTGAGE AMOUNT :   288,442.93  OPTION TO CONVERT :
    UNPAID BALANCE :    286,312.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,054.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/25
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.74700
    ----------------------------------------------------------------------------
0   0031841166     MORTGAGORS: STERGIS              GEORGE
                               STERGIS              DELORES
    REGION CODE    ADDRESS   : 760 ZEUSWYN DRIVE
        01         CITY      :    CULPEPER
                   STATE/ZIP : VA  22701
    MORTGAGE AMOUNT :   351,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    351,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,278.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 78.06600
    ----------------------------------------------------------------------------
0   0031841398     MORTGAGORS: RAWSON               EDMUND
                               RAWSON               ROSEMARIE
    REGION CODE    ADDRESS   : 120 SILVERMINE AVE,
        01         CITY      :    NORWALK
                   STATE/ZIP : CT  06851
    MORTGAGE AMOUNT :   355,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    354,701.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,332.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 61.20600
    ----------------------------------------------------------------------------
0   0031842131     MORTGAGORS: LAROCCO              JOSEPH
                               LAROCCO              REGINA
    REGION CODE    ADDRESS   : 91 OVERLOOK DRIVE
        01         CITY      :    NEW CANAAN
                   STATE/ZIP : CT  06840
    MORTGAGE AMOUNT :   425,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    424,301.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,827.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 66.71899
    ----------------------------------------------------------------------------
0   0031842867     MORTGAGORS: FRIED                MARY

    REGION CODE    ADDRESS   : 4845 EAST THIRD STREET
        01         CITY      :    STOCKTON
                   STATE/ZIP : CA  95215
    MORTGAGE AMOUNT :    55,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     54,873.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       379.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 63.95300
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,474,742.93
                               P & I AMT:      9,873.03  UPB AMT:   1,471,489.01
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          175
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031842891     MORTGAGORS: TONG                 KIN-WAH
                               TONG                 EMILY
    REGION CODE    ADDRESS   : 51 COUNTRY VIEW DRIVE
        01         CITY      :    FREEHOLD
                   STATE/ZIP : NJ  07728
    MORTGAGE AMOUNT :   277,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,305.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,777.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 74.01300
    ----------------------------------------------------------------------------
0   0031842966     MORTGAGORS: WILLIAMS             BRADLEY
                               WILLIAMS             SUSAN
    REGION CODE    ADDRESS   : 4546 ALLEN PARK PATH
        01         CITY      :    SUWANEE
                   STATE/ZIP : GA  30024
    MORTGAGE AMOUNT :   359,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,350.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,330.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 84.99200
    ----------------------------------------------------------------------------
0   0031843287     MORTGAGORS: ROGERS               CHARLES
                               ROGERS               MARY
    REGION CODE    ADDRESS   : 415 ARBOR COURT
        01         CITY      :    CELEBRATION
                   STATE/ZIP : FL  34747
    MORTGAGE AMOUNT :   438,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    437,973.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,809.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031843329     MORTGAGORS: SCHOENLEBER          RONALD
                               SCHOENLEBER          NANCY
    REGION CODE    ADDRESS   : 111 WEST HIGH STREET
        01         CITY      :    MILFORD
                   STATE/ZIP : PA  18337
    MORTGAGE AMOUNT :   257,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,692.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031843436     MORTGAGORS: FLORA                JONATHAN
                               MORGAN               EMILY
    REGION CODE    ADDRESS   : 4440 DEL MONTE AVENUE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92107
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,967.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 68.70500
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,625,250.00
                               P & I AMT:     10,576.80  UPB AMT:   1,624,228.80
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          176
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031843683     MORTGAGORS: GORELIK              ILYA
                               UGLOVA               SVETLANA
    REGION CODE    ADDRESS   : 7155 BIRCHWOOD
        01         CITY      :    WEST BLOOMIELD
                   STATE/ZIP : MI  48322
    MORTGAGE AMOUNT :   294,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,770.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,005.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 94.83800
    ----------------------------------------------------------------------------
0   0031843717     MORTGAGORS: MAUS                 GERARD
                               MAUS                 SUSAN
    REGION CODE    ADDRESS   : 31 SYLVAN LANE
        01         CITY      :    WESTON
                   STATE/ZIP : MA  02193
    MORTGAGE AMOUNT :   648,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    648,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,100.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031844301     MORTGAGORS: DALY                 WILLIAM
                               DALY                 JANEEN
    REGION CODE    ADDRESS   : 115-56 BLACK OAK LANE
        01         CITY      :    KINNELON
                   STATE/ZIP : NJ  07405
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,182.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.80049
    ----------------------------------------------------------------------------
0   0031844491     MORTGAGORS: GARBOUZOV            DMITRI
                               MININA               GALINA
    REGION CODE    ADDRESS   : 19 FLEMING WAY
        01         CITY      :    PRINCETON
                   STATE/ZIP : NJ  08540
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,829.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 72.36800
    ----------------------------------------------------------------------------
0   0031844509     MORTGAGORS: LU                   DAVID
                               LU                   DEE
    REGION CODE    ADDRESS   : 236 TRACY DRIVE
        01         CITY      :    MORGANVILLE
                   STATE/ZIP : NJ  07751
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,075.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 63.67300
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,849,750.00
                               P & I AMT:     12,194.45  UPB AMT:   1,849,520.65
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          177
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031844608     MORTGAGORS: MORRIS               JAMES
                               MORRIS               NANCY
    REGION CODE    ADDRESS   : 15 GRAHAM PLACE
        01         CITY      :    MILLSTONE
                   STATE/ZIP : NJ  07726
    MORTGAGE AMOUNT :   291,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,939.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 76.71052
    ----------------------------------------------------------------------------
0   0031844632     MORTGAGORS: RYAN                 TERRENCE
                               RYAN                 MARY
    REGION CODE    ADDRESS   : 16240 NORTH 63RD PLACE
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85254
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,501.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,613.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0031844871     MORTGAGORS: TAYLOR               DONALD
                               TAYLOR               JEAN
    REGION CODE    ADDRESS   : 100 MEADOW BROOK ROAD
        01         CITY      :    RANDOLPH
                   STATE/ZIP : NJ  07869
    MORTGAGE AMOUNT :   258,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,716.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 73.71400
    ----------------------------------------------------------------------------
0   0031844897     MORTGAGORS: GLADDING             DONALD
                               GLADDING             CONNIE
    REGION CODE    ADDRESS   : 6211 PARK HILL DRIVE
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22312
    MORTGAGE AMOUNT :   367,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    367,367.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,324.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 79.99200
    ----------------------------------------------------------------------------
0   0031845209     MORTGAGORS: SETLOW               MARCIE

    REGION CODE    ADDRESS   : 100 ALFORD ROAD
        01         CITY      :    GREAT BARRINGTON
                   STATE/ZIP : MA  01230
    MORTGAGE AMOUNT :   287,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,758.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,885.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 74.54545
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,432,200.00
                               P & I AMT:      9,479.12  UPB AMT:   1,431,128.27
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          178
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031845746     MORTGAGORS: MELE                 THOMAS
                               MELE                 MARY
    REGION CODE    ADDRESS   : 3060 102 N. RIDGECREST
        01         CITY      :    MESA
                   STATE/ZIP : AZ  85207
    MORTGAGE AMOUNT :   247,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,276.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,564.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031845753     MORTGAGORS: CHARNEY              SCOTT
                               JOACHIM              LINDA
    REGION CODE    ADDRESS   : 3847 N. RIVER STREET
        01         CITY      :    ARLINGTON
                   STATE/ZIP : VA  22207
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,707.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,205.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 64.76190
    ----------------------------------------------------------------------------
0   0031845787     MORTGAGORS: BAUGH                WILLIAM
                               BAUGH                THIA
    REGION CODE    ADDRESS   : 142 BRIDLE VIEW WAY
        01         CITY      :    SOUDERTON
                   STATE/ZIP : PA  18964
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,736.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,588.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.00000  PRODUCT CODE      :   002
    LTV :                 85.48300
    ----------------------------------------------------------------------------
0   0031845795     MORTGAGORS: ZIEGLER              SCOTT
                               ZIEGLER              MICHELE
    REGION CODE    ADDRESS   : 24551 MANDO DRIVE
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   305,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,978.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 76.25000
    ----------------------------------------------------------------------------
0   0031845845     MORTGAGORS: MCGOWAN              MICHAEL
                               MCGOWAN              KERRY
    REGION CODE    ADDRESS   : 2113 LINK ROAD
        01         CITY      :    SILVER SPRING
                   STATE/ZIP : MD  20905
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,691.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,241.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 67.30700
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,507,500.00
                               P & I AMT:      9,577.72  UPB AMT:   1,506,410.92
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          179
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031845886     MORTGAGORS: BRONSTON             MICHELLE
                               BRONSTON             BENJAMIN
    REGION CODE    ADDRESS   : 4721 CLEARY AVE
        01         CITY      :    METAIRIE
                   STATE/ZIP : LA  70002
    MORTGAGE AMOUNT :   284,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,554.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,847.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031846017     MORTGAGORS: KUSIAK               KURT
                               KUSIAK               KATHLEEN
    REGION CODE    ADDRESS   : 22 ARDMORE ROAD
        01         CITY      :    WEST NEWTON
                   STATE/ZIP : MA  02465
    MORTGAGE AMOUNT :   384,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    383,692.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,587.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031846215     MORTGAGORS: SHACKNOW             SCOTT
                               SHACHNOW             KRISTINA
    REGION CODE    ADDRESS   : 6 BRENTWOOD COURT
        01         CITY      :    WAYNE
                   STATE/ZIP : NJ  07470
    MORTGAGE AMOUNT :   358,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    358,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,411.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 76.65900
    ----------------------------------------------------------------------------
0   0031846397     MORTGAGORS: DENNIS               HAROLD
                               GERLACH              ELIZABETH
    REGION CODE    ADDRESS   : 73 FISHER AVENUE
        01         CITY      :    NEWTON
                   STATE/ZIP : MA  02461
    MORTGAGE AMOUNT :   321,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    321,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,135.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 58.36363
    ----------------------------------------------------------------------------
0   0031846496     MORTGAGORS: HAYES                JAMES
                               HAYES                ANNETTE
    REGION CODE    ADDRESS   : 3916 KNOLLWOOD DRIVE
        01         CITY      :    BIRMINGHAM
                   STATE/ZIP : AL  35243
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,557.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,600.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 41.66600
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,597,800.00
                               P & I AMT:     10,582.62  UPB AMT:   1,596,805.35
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          180
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031846645     MORTGAGORS: EASTMAN              ROBERT
                               EASTMAN              SUSAN
    REGION CODE    ADDRESS   : 83 CAMBRIDGE PKWY. #402W
        01         CITY      :    CAMBRIDGE
                   STATE/ZIP : MA  02142
    MORTGAGE AMOUNT :   425,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    425,401.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,832.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 35.47900
    ----------------------------------------------------------------------------
0   0031846785     MORTGAGORS: TARK                 SUNG
                               TARK                 SUE
    REGION CODE    ADDRESS   : 10 MARISOL
        01         CITY      :    NEWPORT COAST AREA
                   STATE/ZIP : CA  92657
    MORTGAGE AMOUNT :   442,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    442,577.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,909.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.81000
    ----------------------------------------------------------------------------
0   0031846801     MORTGAGORS: LEE                  KIEN
                               LEUNG                SHARON
    REGION CODE    ADDRESS   : 2996 YOUNG
        01         CITY      :    TUSTIN
                   STATE/ZIP : CA  92782
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,673.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,959.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 73.13400
    ----------------------------------------------------------------------------
0   0031846918     MORTGAGORS: REEVES               DOUGLAS
                               REEVES               LINDA
    REGION CODE    ADDRESS   : 1015 GOLDEN GATE DRIVE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92116
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,765.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,046.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 50.00000
    ----------------------------------------------------------------------------
0   0031847122     MORTGAGORS: KLEEKAMP             KATHRYN
                               KLEEKAMP             CHARLES
    REGION CODE    ADDRESS   : 20 WATER STREET
        01         CITY      :    SANDWICH
                   STATE/ZIP : MA  02563
    MORTGAGE AMOUNT :   329,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,709.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,106.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 78.33333
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,807,700.00
                               P & I AMT:     11,854.96  UPB AMT:   1,805,128.11
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          181
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031847189     MORTGAGORS: MCBRYDE              WILLIAM
                               MCBRYDE              PAULA
    REGION CODE    ADDRESS   : 4285 PRESSWYCK CT
        01         CITY      :    MARIETTA
                   STATE/ZIP : GA  30062
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,754.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,995.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 68.18100
    ----------------------------------------------------------------------------
0   0031847239     MORTGAGORS: REILEY               MARK
                               REILEY               LYN
    REGION CODE    ADDRESS   : 378 NORTHAM AVENUE
        01         CITY      :    SAN CARLOS
                   STATE/ZIP : CA  94070
    MORTGAGE AMOUNT :   288,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,922.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 67.03000
    ----------------------------------------------------------------------------
0   0031847569     MORTGAGORS: BRODY                TODD
                               BRODY                ELLEN
    REGION CODE    ADDRESS   : 317 VAN NOSTRAND AVE AKA 411 JONES
        01         CITY      :    ENGLEWOOD
                   STATE/ZIP : NJ  07631
    MORTGAGE AMOUNT :   379,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    379,503.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,590.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 84.40000
    ----------------------------------------------------------------------------
0   0031847593     MORTGAGORS: JOHNSON              RANDY
                               JOHNSON              MAUREEN
    REGION CODE    ADDRESS   : 24941 HON AVENUE
        01         CITY      :    LAGUNA HILLS
                   STATE/ZIP : CA  92653
    MORTGAGE AMOUNT :   235,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    234,486.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,663.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 92.51968
    ----------------------------------------------------------------------------
0   0031847650     MORTGAGORS: WU                   SEN
                               WU                   SU
    REGION CODE    ADDRESS   : 1245 MANZANITA DRIVE
        01         CITY      :    MILLBRAE
                   STATE/ZIP : CA  94030
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,755.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,307.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 48.31600
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,533,700.00
                               P & I AMT:     10,479.61  UPB AMT:   1,532,399.38
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          182
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031847940     MORTGAGORS: SCHAEFER             CHARLES
                               SCHAEFER             CATHERINE
    REGION CODE    ADDRESS   : 2704 PENNY ROYAL CIRCLE
        01         CITY      :    NAPERVILLE
                   STATE/ZIP : IL  60564
    MORTGAGE AMOUNT :   252,376.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,376.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,657.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031848005     MORTGAGORS: MERRITT              LINDSEY
                               MERRITT              JANEL
    REGION CODE    ADDRESS   : 5947 DOROTHY BOLTON COURT
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22310
    MORTGAGE AMOUNT :   321,290.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,748.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,110.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0031848112     MORTGAGORS: SINKIN               GARY
                               SINKIN               ELIZABETH
    REGION CODE    ADDRESS   : 259 PEEKSKILL HOLLOW ROAD
        01         CITY      :    PUTNAM VALLEY
                   STATE/ZIP : NY  10579
    MORTGAGE AMOUNT :   247,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,066.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,728.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.90900
    ----------------------------------------------------------------------------
0   0031848120     MORTGAGORS: BLOEM                FREDERICK
                               LEE-BLOEM            ALICE
    REGION CODE    ADDRESS   : 4108 ALFALFA TERRACE
        01         CITY      :    OLNEY
                   STATE/ZIP : MD  20832
    MORTGAGE AMOUNT :   299,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,769.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,016.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0031848211     MORTGAGORS: HOFFMAN              KENNETH
                               HOFFMAN              DEBORAH
    REGION CODE    ADDRESS   : 445 RIVENDELL LANE
        01         CITY      :    SEVERNA PARK
                   STATE/ZIP : MD  21146
    MORTGAGE AMOUNT :   302,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,926.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,062.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,422,566.00
                               P & I AMT:      9,576.41  UPB AMT:   1,420,887.82
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          183
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031848237     MORTGAGORS: DAVIS                JOHN
                               DAVIS                MARGARET
    REGION CODE    ADDRESS   : 6575 TIDEWATER LANE
        01         CITY      :    WARRENTON
                   STATE/ZIP : VA  20187
    MORTGAGE AMOUNT :   323,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    322,693.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,988.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.25000  PRODUCT CODE      :   002
    LTV :                 76.27100
    ----------------------------------------------------------------------------
0   0031848310     MORTGAGORS: MCCANN               ANDREW

    REGION CODE    ADDRESS   : 5615 WILSON LANE
        01         CITY      :    BETHESDA
                   STATE/ZIP : MD  20814
    MORTGAGE AMOUNT :   352,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    352,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,283.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031848393     MORTGAGORS: MORINIERE            JOHN
                               MORINIERE            ANNE
    REGION CODE    ADDRESS   : 5306 GREEN TREE ROAD
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77056
    MORTGAGE AMOUNT :   290,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,948.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,883.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 46.10300
    ----------------------------------------------------------------------------
0   0031848690     MORTGAGORS: DAVIS                JOHN
                               DAVIS                DIANA
    REGION CODE    ADDRESS   : 5946 AVALON DRIVE
        01         CITY      :    ELKRIDGE
                   STATE/ZIP : MD  21075
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,787.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,602.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 74.17400
    ----------------------------------------------------------------------------
0   0031848765     MORTGAGORS: COMPOSANTO           RANDAL
                               COMPOSANTO           REGINA
    REGION CODE    ADDRESS   : 5791 S CHERRY CIR
        01         CITY      :    GREENWOOD VILLAGE
                   STATE/ZIP : CO  80121
    MORTGAGE AMOUNT :   732,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    730,796.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,870.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   015
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,944,450.00
                               P & I AMT:     12,627.75  UPB AMT:   1,942,225.78
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          184
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031848773     MORTGAGORS: ROSENBLATT           STEVEN
                               ROSENBLATT           MERI
    REGION CODE    ADDRESS   : 95 ANTHRACITE
        01         CITY      :    MT. CRESTED BUTTE
                   STATE/ZIP : CO  81225
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,996.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.37500  PRODUCT CODE      :   002
    LTV :                 50.00000
    ----------------------------------------------------------------------------
0   0031849037     MORTGAGORS: WALTON               MARK
                               WALTON               DEBORAH
    REGION CODE    ADDRESS   : 3000 HAVENCREST STREET
        01         CITY      :    HERNDON
                   STATE/ZIP : VA  20171
    MORTGAGE AMOUNT :   430,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    430,029.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,791.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031849300     MORTGAGORS: YUKE                 BRUCE
                               THEISEN              JENNIFER
    REGION CODE    ADDRESS   : 77 EL GAVILAN ROAD
        01         CITY      :    ORINDA
                   STATE/ZIP : CA  94563
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,816.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 65.11600
    ----------------------------------------------------------------------------
0   0031849318     MORTGAGORS: STEELE               ABBE
                               STEELE               ALAN
    REGION CODE    ADDRESS   : 2145 MILITARY ROAD NORTH
        01         CITY      :    ARLINGTON
                   STATE/ZIP : VA  22207
    MORTGAGE AMOUNT :   286,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,855.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,763.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.25000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031849508     MORTGAGORS: RHYE                 JAMES

    REGION CODE    ADDRESS   : 101 LAFAYETTE STREET
        01         CITY      :    DENVER
                   STATE/ZIP : CO  80218
    MORTGAGE AMOUNT :   336,265.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,982.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,209.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 40.31900
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,653,065.00
                               P & I AMT:     10,576.48  UPB AMT:   1,651,867.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          185
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031849516     MORTGAGORS: MC KEE               STEPHEN
                               RAINFORD             WENDY
    REGION CODE    ADDRESS   : 254 MC KINLEY PARK LANE
        01         CITY      :    LOUISVILLE
                   STATE/ZIP : CO  80027
    MORTGAGE AMOUNT :   287,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,014.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,911.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 55.24000
    ----------------------------------------------------------------------------
0   0031849532     MORTGAGORS: SALINGER             DAVID
                               SALINGER             SUSAN
    REGION CODE    ADDRESS   : 3059 6TH STREET
        01         CITY      :    BOULDER
                   STATE/ZIP : CO  80304
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    360,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,425.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031849573     MORTGAGORS: SUTHERLAND           MICHAEL
                               MCNEMAR              W.
    REGION CODE    ADDRESS   : 6032 CLIFF DRIVE
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22315
    MORTGAGE AMOUNT :   313,911.00  OPTION TO CONVERT :
    UNPAID BALANCE :    313,911.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,062.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.99900
    ----------------------------------------------------------------------------
0   0031850183     MORTGAGORS: GRAY                 NANCY
                               GRAY                 STEVEN
    REGION CODE    ADDRESS   : 17 PARKVIEW ROAD
        01         CITY      :    CRANBURY
                   STATE/ZIP : NJ  08512
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,720.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,358.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 77.09200
    ----------------------------------------------------------------------------
0   0031851439     MORTGAGORS: ROTHENSTEIN          HOWARD
                               ROTHENSTEIN          SUSAN
    REGION CODE    ADDRESS   : 4865 OXFORD WAY
        01         CITY      :    BOCA RATON
                   STATE/ZIP : FL  33434
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,579.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,284.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 75.75700
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,811,161.00
                               P & I AMT:     12,041.32  UPB AMT:   1,810,225.59
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          186
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031851470     MORTGAGORS: LUBSEY               FRANKLYN
                               LUBSEY               MARCHIA
    REGION CODE    ADDRESS   : 8400 QUILL POINT DRIVE
        01         CITY      :    BOWIE
                   STATE/ZIP : MD  20720
    MORTGAGE AMOUNT :   255,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,125.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,594.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.37500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031851744     MORTGAGORS: HOFFMAN              STUART
                               HOFFMAN              LISA
    REGION CODE    ADDRESS   : 3391 CORDOVA DRIVE
        01         CITY      :    CALABASAS
                   STATE/ZIP : CA  91302
    MORTGAGE AMOUNT :   493,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    491,782.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,156.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 62.80200
    ----------------------------------------------------------------------------
0   0031852114     MORTGAGORS: GEVIRTZ              DAVID
                               GEVIRTZ              MONICA
    REGION CODE    ADDRESS   : 117 GREEN TREE TAVERN ROAD
        01         CITY      :    NORTH WALES
                   STATE/ZIP : PA  19454
    MORTGAGE AMOUNT :   279,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,759.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,809.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 74.40000
    ----------------------------------------------------------------------------
0   0031852221     MORTGAGORS: BHATT                SUNIL
                               BHATT                TANYA
    REGION CODE    ADDRESS   : 73 WARREN AVENUE  UNIT 3
        01         CITY      :    BOSTON
                   STATE/ZIP : MA  02116
    MORTGAGE AMOUNT :   327,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    326,757.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,286.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.85700
    ----------------------------------------------------------------------------
0   0031852270     MORTGAGORS: BLOOM                WAYNE
                               BLOOM                VERONICA
    REGION CODE    ADDRESS   : 23 HUNTING LANE
        01         CITY      :    SHERBORNE
                   STATE/ZIP : MA  01770
    MORTGAGE AMOUNT :   407,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    407,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,606.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 70.78200
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,761,600.00
                               P & I AMT:     11,453.44  UPB AMT:   1,759,424.89
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          187
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031852429     MORTGAGORS: AMSTUTZ              WILLIAM
                               AMSTUTZ              KAREN
    REGION CODE    ADDRESS   : 10860 DELCO AVENUE
        01         CITY      :    CHATSWORTH
                   STATE/ZIP : CA  91311
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,524.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,073.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031852866     MORTGAGORS: BROWN                CHARLES
                               BROWN                JANE
    REGION CODE    ADDRESS   : 11917 SOUTH GARDNER ROAD
        01         CITY      :    CHENEY
                   STATE/ZIP : WA  99004
    MORTGAGE AMOUNT :   291,266.68  OPTION TO CONVERT :
    UNPAID BALANCE :    290,303.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,113.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   04/01/27
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 88.80000
    ----------------------------------------------------------------------------
0   0031852874     MORTGAGORS: GRIER                KATRINA

    REGION CODE    ADDRESS   : 17204 BIRCH LEAF TERRACE
        01         CITY      :    BOWIE
                   STATE/ZIP : MD  20716
    MORTGAGE AMOUNT :   260,494.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,631.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,689.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 79.85000
    ----------------------------------------------------------------------------
0   0031853971     MORTGAGORS: EWIGLEBEN            DONALD
                               EWIGLEBEN            DIANA
    REGION CODE    ADDRESS   : 7423 S CHAPPARAL CIRCLE EAST
        01         CITY      :    AURORA
                   STATE/ZIP : CO  80016
    MORTGAGE AMOUNT :   299,951.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,699.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,970.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 58.35600
    ----------------------------------------------------------------------------
0   0031854516     MORTGAGORS: ROBLES               MICHAEL

    REGION CODE    ADDRESS   : 684 MAGNOLIA DRIVE
        01         CITY      :    SAN MATEO
                   STATE/ZIP : CA  94402
    MORTGAGE AMOUNT :   277,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,521.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,796.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 76.94400
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,432,711.68
                               P & I AMT:      9,643.85  UPB AMT:   1,429,679.45
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          188
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031854557     MORTGAGORS: PASTORINO            ROBERT
                               PASTORINO            TERRI
    REGION CODE    ADDRESS   : 15730 LA JOLLA COURT
        01         CITY      :    MORGAN HILL
                   STATE/ZIP : CA  95037
    MORTGAGE AMOUNT :   261,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,786.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,736.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 74.57142
    ----------------------------------------------------------------------------
0   0031854623     MORTGAGORS: DANIELS              FRANK
                               DOIRON               JUDITH
    REGION CODE    ADDRESS   : 14442 MAJORCA AVENUE
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92606
    MORTGAGE AMOUNT :   246,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,287.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,598.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 85.00000
    ----------------------------------------------------------------------------
0   0031855414     MORTGAGORS: RAMNARINE            ROBERT
                               RAMNARINE            DEVIKA
    REGION CODE    ADDRESS   : 6 AUGUSTA PLACE
        01         CITY      :    EAST BRUNSWICK
                   STATE/ZIP : NJ  08816
    MORTGAGE AMOUNT :   251,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,669.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 94.83200
    ----------------------------------------------------------------------------
0   0031857907     MORTGAGORS: CALLAHAN             NORMAN
                               CALLAHAN             SUSAN
    REGION CODE    ADDRESS   : 48 WHITEMARSH ROAD
        01         CITY      :    ARDMORE
                   STATE/ZIP : PA  19003
    MORTGAGE AMOUNT :   298,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,162.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0031858137     MORTGAGORS: BAUER                MATTHEW
                               BAUER                MARTHA
    REGION CODE    ADDRESS   : 800 ALPINE AVENUE
        01         CITY      :    BURLINGAME
                   STATE/ZIP : CA  94010
    MORTGAGE AMOUNT :   287,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,415.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,885.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 68.33333
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,343,800.00
                               P & I AMT:      9,053.42  UPB AMT:   1,342,789.63
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          189
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031858178     MORTGAGORS: MCMAHAN              JOHN
                               MCMAHAN              ANNDRA
    REGION CODE    ADDRESS   : 11434 E. JUAN TABO ROAD
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85255
    MORTGAGE AMOUNT :   388,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    387,997.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,648.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.92200
    ----------------------------------------------------------------------------
0   0031858228     MORTGAGORS: LOVICK               CORYNE

    REGION CODE    ADDRESS   : 11339 BURNHAM STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90049
    MORTGAGE AMOUNT :   376,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    376,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,596.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031858384     MORTGAGORS: CURTIS               WILLIE
                               CURTIS               MARY
    REGION CODE    ADDRESS   : 17207 BIRCH LEAF TERRACE
        01         CITY      :    BOWIE
                   STATE/ZIP : MD  20716
    MORTGAGE AMOUNT :   244,544.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,131.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,606.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.99900
    ----------------------------------------------------------------------------
0   0031858780     MORTGAGORS: MC CARRIE            JOSEPH
                               MC CARRIE            MARIELA
    REGION CODE    ADDRESS   : 2 TEABERRY ROAD
        01         CITY      :    MEDFORD
                   STATE/ZIP : NJ  08055
    MORTGAGE AMOUNT :   487,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    487,059.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,081.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031859457     MORTGAGORS: RIDEL                MARK

    REGION CODE    ADDRESS   : 7544 LINLEY LANE
        01         CITY      :    WEST HILLS AREA
                   STATE/ZIP : CA  91304
    MORTGAGE AMOUNT :   261,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,791.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,758.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,757,344.00
                               P & I AMT:     11,692.06  UPB AMT:   1,755,979.59
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          190
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031859770     MORTGAGORS: KIEU                 JEFFREY
                               ROHRING              BRETT
    REGION CODE    ADDRESS   : 378 XIMENO AVENUE
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90803
    MORTGAGE AMOUNT :   306,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    306,450.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,013.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031860349     MORTGAGORS: DIBBLE               DAVID
                               DIBBLE               ELENA
    REGION CODE    ADDRESS   : 958 QUARRY STREET
        01         CITY      :    PETALUMA
                   STATE/ZIP : CA  94954
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,561.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,708.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 89.65517
    ----------------------------------------------------------------------------
0   0031860521     MORTGAGORS: KRISSOFF             MICHAEL

    REGION CODE    ADDRESS   : 506 FERRY POINT ROAD
        01         CITY      :    ANNAPOLIS
                   STATE/ZIP : MD  21403
    MORTGAGE AMOUNT :   266,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,052.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,861.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031860745     MORTGAGORS: VOLASKI              MICHAEL
                               VOLASKI              TERI
    REGION CODE    ADDRESS   : 2115 DORAL COURT,
        01         CITY      :    OXNARD,
                   STATE/ZIP : CA  93030
    MORTGAGE AMOUNT :   286,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,873.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,001.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 76.34600
    ----------------------------------------------------------------------------
0   0031860836     MORTGAGORS: CIESIELSKI           JAN
                               CIESIELSKI           MARIA
    REGION CODE    ADDRESS   : 12965 SMITH ROAD
        01         CITY      :    MANHATTAN
                   STATE/ZIP : IL  60442
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,748.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,122.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,434,000.00
                               P & I AMT:      9,706.92  UPB AMT:   1,432,686.07
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          191
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031861008     MORTGAGORS: SMITH                JAMES
                               SMITH                JOAN
    REGION CODE    ADDRESS   : 177 RIVERVIEW DRIVE
        01         CITY      :    DAGSBORO
                   STATE/ZIP : DE  19939
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,523.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,154.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 69.33300
    ----------------------------------------------------------------------------
0   0031861107     MORTGAGORS: PULLMAN              LISA
                               PULLMAN              DANIEL
    REGION CODE    ADDRESS   : 24 RUTLEDGE ROAD
        01         CITY      :    BELMONT
                   STATE/ZIP : MA  02478
    MORTGAGE AMOUNT :   295,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,913.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 43.06500
    ----------------------------------------------------------------------------
0   0031861354     MORTGAGORS: LIPPY                LORIANN
                               BROWN                RICHARD
    REGION CODE    ADDRESS   : 2729 SANDPIPER DRIVE
        01         CITY      :    COSTA MESA
                   STATE/ZIP : CA  92626
    MORTGAGE AMOUNT :   329,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,329.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,192.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031861560     MORTGAGORS: MCCORMICK            DELMER
                               MCCORMICK            LISA
    REGION CODE    ADDRESS   : 2721 CONCOMLY ROAD S
        01         CITY      :    SALEM
                   STATE/ZIP : OR  97306
    MORTGAGE AMOUNT :   502,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    502,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,424.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 71.71400
    ----------------------------------------------------------------------------
0   0031861578     MORTGAGORS: SCHOGER              STEVEN
                               SCHOGER              CAROL
    REGION CODE    ADDRESS   : 11841 CANTER CIRCLE
        01         CITY      :    GARDEN GROVE
                   STATE/ZIP : CA  92845
    MORTGAGE AMOUNT :   202,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    201,542.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,293.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 79.21568
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,640,600.00
                               P & I AMT:     10,979.06  UPB AMT:   1,639,395.57
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          192
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031861792     MORTGAGORS: MATTU                AMAL
                               MATTU                SEJAL
    REGION CODE    ADDRESS   : 8 WATKINS ROW
        01         CITY      :    EDGEWATER
                   STATE/ZIP : MD  21037
    MORTGAGE AMOUNT :   370,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    370,250.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,494.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.99600
    ----------------------------------------------------------------------------
0   0031861842     MORTGAGORS: HANSON               TODD
                               HANSON               DANA
    REGION CODE    ADDRESS   : 4912 JOHN TICER DRIVE
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22304
    MORTGAGE AMOUNT :   312,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,530.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,028.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 79.99800
    ----------------------------------------------------------------------------
0   0031861867     MORTGAGORS: VROOM                JAMES
                               VROOM                KATHERINE
    REGION CODE    ADDRESS   : 3009 APPLE BROOK LANE
        01         CITY      :    OAKTON,
                   STATE/ZIP : VA  22124
    MORTGAGE AMOUNT :   595,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    595,111.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,764.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 79.99300
    ----------------------------------------------------------------------------
0   0031862113     MORTGAGORS: SIMPSON              NICOLE

    REGION CODE    ADDRESS   : 10315 MISSOURI AVENUE NO 105
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90025
    MORTGAGE AMOUNT :   246,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,808.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,678.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031862261     MORTGAGORS: NELSON               ANDERS
                               SPEAR                JOHN
    REGION CODE    ADDRESS   : 3014 MARKET STREET
        01         CITY      :    SAN FRANCISCO,
                   STATE/ZIP : CA  94114
    MORTGAGE AMOUNT :   249,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,785.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,615.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 72.17300
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,773,700.00
                               P & I AMT:     11,581.33  UPB AMT:   1,772,485.93
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          193
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031863004     MORTGAGORS: MILLER               THOMAS
                               MILLER               NANCY
    REGION CODE    ADDRESS   : 50 KRISTEN LANE
        01         CITY      :    NORTH KINGSTOWN
                   STATE/ZIP : RI  02852
    MORTGAGE AMOUNT :   254,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,781.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,647.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 86.10100
    ----------------------------------------------------------------------------
0   0031863046     MORTGAGORS: CASSERLY             MATTHEW
                               CASSERLY             SANDRA
    REGION CODE    ADDRESS   : 3235 BELGIAN DRIVE
        01         CITY      :    NORCO
                   STATE/ZIP : CA  91760
    MORTGAGE AMOUNT :   257,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,784.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,688.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 74.49275
    ----------------------------------------------------------------------------
0   0031863400     MORTGAGORS: LYTLE                THOMAS
                               LYTLE                THERESA
    REGION CODE    ADDRESS   : 3507 ARCOLA ROAD
        01         CITY      :    COLLEGEVILLE
                   STATE/ZIP : PA  19426
    MORTGAGE AMOUNT :   255,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,450.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,614.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 76.25300
    ----------------------------------------------------------------------------
0   0031863566     MORTGAGORS: LASUS                RICHARD
                               LASUS                CHRISTINE
    REGION CODE    ADDRESS   : 208 EAST STRAWBERRY DRIVE
        01         CITY      :    MILL VALLEY
                   STATE/ZIP : CA  94941
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    400,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,728.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 67.22600
    ----------------------------------------------------------------------------
0   0031863590     MORTGAGORS: EIDMAN               RICHARD
                               EIDMAN               LISA
    REGION CODE    ADDRESS   : 5542 MOONSHADOW STREET
        01         CITY      :    SIMI VALLEY
                   STATE/ZIP : CA  93063
    MORTGAGE AMOUNT :   403,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    402,761.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,648.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.98500
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,569,550.00
                               P & I AMT:     10,327.16  UPB AMT:   1,568,776.75
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          194
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031863806     MORTGAGORS: RINEY                JAMES

    REGION CODE    ADDRESS   : 5930 ISLAND VIEW DRIVE
        01         CITY      :    BUFORD
                   STATE/ZIP : GA  30518
    MORTGAGE AMOUNT :   442,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    441,907.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,019.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99277
    ----------------------------------------------------------------------------
0   0031863863     MORTGAGORS: SMITH                BERNARD
                               SMITH                KIMBERLY
    REGION CODE    ADDRESS   : 11234 PINEVALLEY DR
        01         CITY      :    FRANKTOWN
                   STATE/ZIP : CO  80116
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,692.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,494.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 76.53000
    ----------------------------------------------------------------------------
0   0031864010     MORTGAGORS: SHERMAN              ELLEN

    REGION CODE    ADDRESS   : 33 BEACHMONT TERRACE
        01         CITY      :    NORTH CALDWELL
                   STATE/ZIP : NJ  07006
    MORTGAGE AMOUNT :   274,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,845.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 68.50000
    ----------------------------------------------------------------------------
0   0031864077     MORTGAGORS: SEMMELL              ANDREW
                               SITCOV               CYNTHIA
    REGION CODE    ADDRESS   : 4850 YORKTOWN BVLD.
        01         CITY      :    ARLINGTON
                   STATE/ZIP : VA  22207
    MORTGAGE AMOUNT :   254,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,775.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,626.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031864176     MORTGAGORS: LEE                  THOMAS
                               LEE                  KAREN
    REGION CODE    ADDRESS   : 243 FERN RIDGE
        01         CITY      :    LANDENBERG
                   STATE/ZIP : PA  19350
    MORTGAGE AMOUNT :   448,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    447,623.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,943.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,793,600.00
                               P & I AMT:     11,929.63  UPB AMT:   1,791,999.50
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          195
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031864226     MORTGAGORS: LIEBOVITZ            ALFRED
                               TRAM                 LIEN
    REGION CODE    ADDRESS   : 1188 MARINE DRIVE
        01         CITY      :    LAGUNA BEACH
                   STATE/ZIP : CA  92651
    MORTGAGE AMOUNT :   505,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    505,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,487.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 64.74300
    ----------------------------------------------------------------------------
0   0031864234     MORTGAGORS: BECERRA              MANUEL
                               BECERRA              JANICE
    REGION CODE    ADDRESS   : 1065 RYE COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95127
    MORTGAGE AMOUNT :   309,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,740.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,029.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 78.82600
    ----------------------------------------------------------------------------
0   0031864283     MORTGAGORS: SOLIS                RAMON
                               SOLIS                CARI
    REGION CODE    ADDRESS   : 5932 INNISVALE DRIVE
        01         CITY      :    FAIRFAX STATION
                   STATE/ZIP : VA  22039
    MORTGAGE AMOUNT :   274,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,805.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031864317     MORTGAGORS: SCHMITZ              THOMAS
                               HARDING              VALERIE
    REGION CODE    ADDRESS   : 5364 43RD STREET N.W.
        01         CITY      :    WASHINGTON
                   STATE/ZIP : DC  20015
    MORTGAGE AMOUNT :   305,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,692.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,009.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.98900
    ----------------------------------------------------------------------------
0   0031864390     MORTGAGORS: CHAWAGA              DAVID
                               CROSSIN-CHAWAGA      PATRICIA
    REGION CODE    ADDRESS   : 110 WINDY-HOLLOW DRIVE
        01         CITY      :    PHOENIXVILLE
                   STATE/ZIP : PA  19460
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    398,806.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,594.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 76.62900
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,794,750.00
                               P & I AMT:     11,927.35  UPB AMT:   1,793,039.81
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          196
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031864630     MORTGAGORS: BELL                 MICHAEL
                               BELL                 RACHELLE
    REGION CODE    ADDRESS   : 16426 FOX VALLEY TERRACE
        01         CITY      :    ROCKVILLE
                   STATE/ZIP : MD  20853
    MORTGAGE AMOUNT :   385,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    385,517.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,502.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 79.99800
    ----------------------------------------------------------------------------
0   0031865470     MORTGAGORS: WHITE                HERMAN
                               WHITE                CAROLEE
    REGION CODE    ADDRESS   : 1364 GRANT ST
        01         CITY      :    HERNDON
                   STATE/ZIP : VA  20170
    MORTGAGE AMOUNT :   309,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,289.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,033.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 89.99000
    ----------------------------------------------------------------------------
0   0031865637     MORTGAGORS: FLOOD                BRIAN
                               DELLARATTA           REGINA
    REGION CODE    ADDRESS   : 664 HUNT LANE
        01         CITY      :    MANHASSET
                   STATE/ZIP : NY  11030
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,712.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,934.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.37500  PRODUCT CODE      :   002
    LTV :                 49.60000
    ----------------------------------------------------------------------------
0   0031865827     MORTGAGORS: BOBO                 RUSSELL
                               BOBO                 PATRICIA
    REGION CODE    ADDRESS   : 111 9TH ST N.E.
        01         CITY      :    ARAB
                   STATE/ZIP : AL  35016
    MORTGAGE AMOUNT :   332,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    332,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,153.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031865868     MORTGAGORS: RICKELS              JACK
                               RICKELS              HELEN
    REGION CODE    ADDRESS   : 9505 BRIAN JAC LANE
        01         CITY      :    GREAT FALLS
                   STATE/ZIP : VA  22066
    MORTGAGE AMOUNT :   355,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    353,936.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,482.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 60.68300
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,692,400.00
                               P & I AMT:     11,105.71  UPB AMT:   1,690,456.81
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          197
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031866346     MORTGAGORS: DEAN                 MICHAEL
                               DEAN                 DIANE
    REGION CODE    ADDRESS   : 5 ANGELICA CT.,
        01         CITY      :    WEST BABYLON
                   STATE/ZIP : NY  11704
    MORTGAGE AMOUNT :   243,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,805.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,637.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031866577     MORTGAGORS: GOLDHAMMER           JOEL
                               GOLDHAMMER           SUSAN
    REGION CODE    ADDRESS   : 9900 YACHTHAVEN DRIVE
        01         CITY      :    BURKE
                   STATE/ZIP : VA  22015
    MORTGAGE AMOUNT :   536,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    535,538.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,476.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031866692     MORTGAGORS: FOX                  JAMES

    REGION CODE    ADDRESS   : 27 DAVIS NECK ROAD
        01         CITY      :    EAST FALMOUTH
                   STATE/ZIP : MA  02536
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    375,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,463.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031866932     MORTGAGORS: RYE                  GILBERT
                               RYE                  JUDITH
    REGION CODE    ADDRESS   : 20266 ISLAND VIEW COURT
        01         CITY      :    STERLING
                   STATE/ZIP : VA  20165
    MORTGAGE AMOUNT :   402,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    402,150.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,541.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 79.98300
    ----------------------------------------------------------------------------
0   0031866981     MORTGAGORS: CORBETT              WILLIAM
                               CORBETT              MARY
    REGION CODE    ADDRESS   : 901 MARIN DRIVE
        01         CITY      :    MILL VALLEY
                   STATE/ZIP : CA  94941
    MORTGAGE AMOUNT :   750,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    749,385.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,989.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   015
    LTV :                 57.69200
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,306,150.00
                               P & I AMT:     15,108.75  UPB AMT:   2,304,879.41
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          198
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031867278     MORTGAGORS: WILKINSON            DENNIS
                               ZABALA               JENNIFER
    REGION CODE    ADDRESS   : 4456 EMERALD STREET #22
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90503
    MORTGAGE AMOUNT :   254,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,287.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,802.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0031867567     MORTGAGORS: CONNOR               MAURICE

    REGION CODE    ADDRESS   : 5944 DOROTHY BOLTON COURT
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22310
    MORTGAGE AMOUNT :   316,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    316,257.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,243.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.99700
    ----------------------------------------------------------------------------
0   0031867906     MORTGAGORS: BENNETT              MAX
                               BENNETT              DORIN
    REGION CODE    ADDRESS   : 12142 MCCOURTNEY ROAD
        01         CITY      :    GRASS VALLEY
                   STATE/ZIP : CA  95949
    MORTGAGE AMOUNT :   134,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    133,887.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       880.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 59.55500
    ----------------------------------------------------------------------------
0   0031868037     MORTGAGORS: DIAZ                 CHARLES
                               DIAZ                 GWEN
    REGION CODE    ADDRESS   : 15826 BURLINGAME DRIVE
        01         CITY      :    HUNTERSVILLE
                   STATE/ZIP : NC  28078
    MORTGAGE AMOUNT :   264,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,588.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,784.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 94.98800
    ----------------------------------------------------------------------------
0   0031868250     MORTGAGORS: BARDUE               RICHARD

    REGION CODE    ADDRESS   : 9612 132ND STREET NORTHEAST
        01         CITY      :    ARLINGTON
                   STATE/ZIP : WA  98223
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,780.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,783.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 71.46600
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,238,350.00
                               P & I AMT:      8,492.70  UPB AMT:   1,230,800.94
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          199
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031868482     MORTGAGORS: NEMBACH              KARL
                               NEMBACH              DIANE
    REGION CODE    ADDRESS   : 4527 HUNTING TRAIL
        01         CITY      :    LAKE WORTH
                   STATE/ZIP : FL  33467
    MORTGAGE AMOUNT :   257,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,799.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,753.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.29500
    ----------------------------------------------------------------------------
0   0031868797     MORTGAGORS: LOWMAN               RUSSELL
                               LOWMAN               SARA
    REGION CODE    ADDRESS   : 394 HERITAGE HEIGHTS
        01         CITY      :    DAWSONVILLE
                   STATE/ZIP : GA  30534
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,772.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,920.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.16600
    ----------------------------------------------------------------------------
0   0031868862     MORTGAGORS: MCMURRAY             LOUIS

    REGION CODE    ADDRESS   : 14371 KILLARNEY DRIVE
        01         CITY      :    MADERA
                   STATE/ZIP : CA  93638
    MORTGAGE AMOUNT :   770,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    770,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,187.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   015
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0031869043     MORTGAGORS: DOWD                 RICHARD
                               DOWD                 PAMELA
    REGION CODE    ADDRESS   : 3824 SKYFARM DRIVE
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95403
    MORTGAGE AMOUNT :   499,895.00  OPTION TO CONVERT :
    UNPAID BALANCE :    498,641.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,325.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 71.21000
    ----------------------------------------------------------------------------
0   0031869142     MORTGAGORS: BAKALIAN             ROBERT
                               BAKALIAN             ANNA
    REGION CODE    ADDRESS   : 550 MILLER ROAD
        01         CITY      :    WYCKOFF
                   STATE/ZIP : NJ  07481
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,705.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 53.76300
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,061,895.00
                               P & I AMT:     13,892.18  UPB AMT:   2,060,213.01
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          200
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031869373     MORTGAGORS: ENGLAND              JEFFREY
                               ENGLAND              DEBORAH
    REGION CODE    ADDRESS   : 4501 SE 140TH AVENUE SE
        01         CITY      :    BELLEVUE
                   STATE/ZIP : WA  98006
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    373,948.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,526.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 65.21700
    ----------------------------------------------------------------------------
0   0031869498     MORTGAGORS: FRIZZELL             WILLIAM

    REGION CODE    ADDRESS   : 7129 NE WILLIAM ROGERS RD.
        01         CITY      :    INDIANOLA
                   STATE/ZIP : WA  98342
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,776.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,886.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 66.66600
    ----------------------------------------------------------------------------
0   0031869597     MORTGAGORS: DE LOS SANTOS        MERCEDES

    REGION CODE    ADDRESS   : 9331 SW 76 STREET
        01         CITY      :    MIAMI
                   STATE/ZIP : FL  33173
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,338.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,989.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031870058     MORTGAGORS: REINBOLD             JAY
                               REINBOLD             LAURA
    REGION CODE    ADDRESS   : 1 IRONSIDES STREET NO. 4
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90292
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,728.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,290.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031870264     MORTGAGORS: WEISS                HERBERT
                               WEISS                STACEY
    REGION CODE    ADDRESS   : 1202 ROUNDHOUSE LANE
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22314
    MORTGAGE AMOUNT :   344,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,481.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,351.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99300
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,627,750.00
                               P & I AMT:     11,044.46  UPB AMT:   1,625,271.90
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          201
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031870272     MORTGAGORS: KLEINSMID            GREGORY
                               TACCOLINI            LINDA
    REGION CODE    ADDRESS   : 2928 FRUITDALE AVENUE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95128
    MORTGAGE AMOUNT :   322,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    321,736.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,142.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 73.18181
    ----------------------------------------------------------------------------
0   0031870793     MORTGAGORS: SUAREZ               FERNANDO
                               SUAREZ               JENNY
    REGION CODE    ADDRESS   : 1027 NORTH SONORA CIRCLE
        01         CITY      :    ORANGE,
                   STATE/ZIP : CA  92869
    MORTGAGE AMOUNT :   368,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    368,139.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,639.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.99600
    ----------------------------------------------------------------------------
0   0031871395     MORTGAGORS: NGUYEN               CHANH
                               NGUYEN               QUYNHDZUNG
    REGION CODE    ADDRESS   : 21978 HYDE PARK DRIVE
        01         CITY      :    ASHBURN
                   STATE/ZIP : VA  20147
    MORTGAGE AMOUNT :   346,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    346,494.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,220.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 79.98800
    ----------------------------------------------------------------------------
0   0031871460     MORTGAGORS: RIVAS                ABUNDIO

    REGION CODE    ADDRESS   : 1734 FABIAN DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95124
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,581.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,038.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031871478     MORTGAGORS: VANEGAS              JESS
                               VANEGAS              ANITA
    REGION CODE    ADDRESS   : 2512 TAPESTRY WAY
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   288,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,213.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,896.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 75.97300
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,613,900.00
                               P & I AMT:     10,937.14  UPB AMT:   1,612,165.37
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          202
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031871494     MORTGAGORS: FERNANDO             VIRGILIO
                               FERNANDO             JOYCE
    REGION CODE    ADDRESS   : 4639 MONTECITO COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95135
    MORTGAGE AMOUNT :   384,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    384,009.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,656.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.95800
    ----------------------------------------------------------------------------
0   0031872179     MORTGAGORS: CHIU                 TOMMY
                               CHIU                 ANDREA
    REGION CODE    ADDRESS   : 1347 STANFORD AVENUE
        01         CITY      :    UPLAND
                   STATE/ZIP : CA  91786
    MORTGAGE AMOUNT :   233,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    232,752.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,629.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.34883
    ----------------------------------------------------------------------------
0   0031872666     MORTGAGORS: DORMAN               JEFFREY
                               DORMAN               KAREN
    REGION CODE    ADDRESS   : 9551 ORIENT DRIVE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92646
    MORTGAGE AMOUNT :   236,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,416.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,570.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 54.62900
    ----------------------------------------------------------------------------
0   0031872823     MORTGAGORS: CORTEZ               LUIS
                               CORTEZ               RACHEL
    REGION CODE    ADDRESS   : 66 LEDGELAWN AVENUE
        01         CITY      :    LEXINGTON
                   STATE/ZIP : MA  02420
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,710.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,179.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031872872     MORTGAGORS: NEVINS               GREGORY

    REGION CODE    ADDRESS   : 3811-3813 18TH STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94114
    MORTGAGE AMOUNT :   352,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    352,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,434.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,542,200.00
                               P & I AMT:     10,470.25  UPB AMT:   1,540,389.11
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          203
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031873110     MORTGAGORS: LABORIE              BERNARD
                               LABORIE              ALETA
    REGION CODE    ADDRESS   : 3030 VICHY AVENUE
        01         CITY      :    NAPA
                   STATE/ZIP : CA  94558
    MORTGAGE AMOUNT :   425,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    425,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,863.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 70.83300
    ----------------------------------------------------------------------------
0   0031873136     MORTGAGORS: LOCKE                JERRY
                               LOCKE                PENELOPE
    REGION CODE    ADDRESS   : 15420 SOUTHEAST 44TH PLACE
        01         CITY      :    BELLEVUE
                   STATE/ZIP : WA  98006
    MORTGAGE AMOUNT :   246,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,618.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 75.78461
    ----------------------------------------------------------------------------
0   0031873268     MORTGAGORS: BOSWELL              CHARLES
                               BOSWELL              GWENDOLYN
    REGION CODE    ADDRESS   : 9 STATESBORO RD
        01         CITY      :    FREEHOLD
                   STATE/ZIP : NJ  07728
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,716.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 76.57100
    ----------------------------------------------------------------------------
0   0031873318     MORTGAGORS: MIESZKALSKI          GLENN
                               MIESZKALSKI          LINDA
    REGION CODE    ADDRESS   : 95 SPRING HILL CIRCLE
        01         CITY      :    WAYNE
                   STATE/ZIP : NJ  07470
    MORTGAGE AMOUNT :   317,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    316,890.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,138.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.74800
    ----------------------------------------------------------------------------
0   0031873821     MORTGAGORS: LUTTRELL             HAROLD
                               LUTTRELL             BOBBI
    REGION CODE    ADDRESS   : 1 HICKORY PLACE
        01         CITY      :    ROXBURY TOWNSHIP
                   STATE/ZIP : NJ  07836
    MORTGAGE AMOUNT :   271,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,185.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,875.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 94.99800
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,528,300.00
                               P & I AMT:     10,211.62  UPB AMT:   1,527,376.23
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          204
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031874019     MORTGAGORS: TYRA                 DAVID
                               TYRA                 SAUNDRA
    REGION CODE    ADDRESS   : 35 LEGACY COURT
        01         CITY      :    ROSEVILLE
                   STATE/ZIP : CA  95678
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    340,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,377.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 85.00000
    ----------------------------------------------------------------------------
0   0031874183     MORTGAGORS: GOLDEN               KENNETH
                               GOLDEN               DEBORAH
    REGION CODE    ADDRESS   : 266 OCEAN BOULEVARD
        01         CITY      :    GOLDEN BEACH
                   STATE/ZIP : FL  33160
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,819.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031874365     MORTGAGORS: SARIAN               HARMIK
                               SARIAN               MARISA
    REGION CODE    ADDRESS   : 1640 GLORIETTA AVENUE
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91208
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,162.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 59.09000
    ----------------------------------------------------------------------------
0   0031874654     MORTGAGORS: YARNALL              RICHARD
                               YARNALL              SANDRA
    REGION CODE    ADDRESS   : 71 FLANDERS-DRAKESTOWN ROAD
        01         CITY      :    MOUNT OLIVE
                   STATE/ZIP : NJ  07836
    MORTGAGE AMOUNT :   265,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,766.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031874779     MORTGAGORS: THOMPSON             ANDREW
                               THOMPSON             GAIL
    REGION CODE    ADDRESS   : 170 APPLEGATE DRIVE
        01         CITY      :    WEST CHESTER
                   STATE/ZIP : PA  19382
    MORTGAGE AMOUNT :   277,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,761.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,796.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 79.96300
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,477,500.00
                               P & I AMT:      9,921.60  UPB AMT:   1,477,261.51
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          205
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031875065     MORTGAGORS: VECCHIARELLI         MARK
                               VECCHIARELLI         REBECCA
    REGION CODE    ADDRESS   : 1475 YORK AVENUE
        01         CITY      :    CAMPBELL
                   STATE/ZIP : CA  95008
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,663.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,627.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031875578     MORTGAGORS: O'CONNELL            PAUL
                               O'CONNELL            PATRICIA
    REGION CODE    ADDRESS   : 22480 MISSION HILLS LANE
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92887
    MORTGAGE AMOUNT :   547,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    547,072.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,734.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031875610     MORTGAGORS: WATKINS              WILLIAM
                               WATKINS              ALETHA
    REGION CODE    ADDRESS   : 7700 ELAINE COURT
        01         CITY      :    PORT TOBACCO
                   STATE/ZIP : MD  20677
    MORTGAGE AMOUNT :   352,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    351,732.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,431.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.22200
    ----------------------------------------------------------------------------
0   0031876071     MORTGAGORS: CALKINS              JOHN
                               CALKINS              ADELE
    REGION CODE    ADDRESS   : 22121 270TH AVENUE SOUTHEAST
        01         CITY      :    MAPLE VALLEY
                   STATE/ZIP : WA  98038
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,773.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,978.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.60400
    ----------------------------------------------------------------------------
0   0031876097     MORTGAGORS: UNGER                LAWRENCE
                               UNGER                SHELBY
    REGION CODE    ADDRESS   : 3672 BELLEGROVE RIDGE
        01         CITY      :    MARIETTA
                   STATE/ZIP : GA  30062
    MORTGAGE AMOUNT :   258,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,437.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,720.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 73.48000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,848,150.00
                               P & I AMT:     12,492.94  UPB AMT:   1,846,680.74
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          206
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031876626     MORTGAGORS: SANCHEZ              ANDREW
                               SANCHEZ              JENNIFER
    REGION CODE    ADDRESS   : 517 POPLAR AVENUE
        01         CITY      :    SOUTH SAN FRANCISCO
                   STATE/ZIP : CA  94080
    MORTGAGE AMOUNT :   259,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,704.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 78.99500
    ----------------------------------------------------------------------------
0   0031876691     MORTGAGORS: GONZALEZ             SERGIO
                               GONZALEZ             MIA
    REGION CODE    ADDRESS   : 3608 243RD AVENUE SOUTHEAST
        01         CITY      :    ISSAQUAH
                   STATE/ZIP : WA  98029
    MORTGAGE AMOUNT :   254,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,901.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,733.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 94.99000
    ----------------------------------------------------------------------------
0   0031877046     MORTGAGORS: GREENSTEIN           RICHARD
                               GREENSTEIN           KAY
    REGION CODE    ADDRESS   : 4631 GATESIDE LANE
        01         CITY      :    MARIETTA
                   STATE/ZIP : GA  30067
    MORTGAGE AMOUNT :   436,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    435,742.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,901.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 67.09200
    ----------------------------------------------------------------------------
0   0031877186     MORTGAGORS: CARRIER              ROBERT
                               CARRIER              CINDY
    REGION CODE    ADDRESS   : 4401 WINDSOR FARM ROAD
        01         CITY      :    HARWOOD
                   STATE/ZIP : MD  20776
    MORTGAGE AMOUNT :   247,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,197.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,645.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 70.68500
    ----------------------------------------------------------------------------
0   0031877509     MORTGAGORS: MATTOS               TIMOTHY
                               MATTOS               STACEY
    REGION CODE    ADDRESS   : 422 IRON HILL STREET
        01         CITY      :    PLEASANT HILL
                   STATE/ZIP : CA  94523
    MORTGAGE AMOUNT :   381,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    380,691.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,473.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 79.99700
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,578,450.00
                               P & I AMT:     10,458.93  UPB AMT:   1,577,033.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          207
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031877673     MORTGAGORS: LICHTENSTEIN         JEFFREY
                               LICHTENSTEIN         ROBIN
    REGION CODE    ADDRESS   : 30 COKESBURY ROAD
        01         CITY      :    ANNANDALE
                   STATE/ZIP : NJ  08801
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    420,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,865.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.58800
    ----------------------------------------------------------------------------
0   0031877822     MORTGAGORS: SMITH                KIMBERLY

    REGION CODE    ADDRESS   : 26 DEERBORN DRIVE
        01         CITY      :    ALISO VIEJO AREA
                   STATE/ZIP : CA  92656
    MORTGAGE AMOUNT :   257,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,799.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,753.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 76.71600
    ----------------------------------------------------------------------------
0   0031878150     MORTGAGORS: HATTON               JODY
                               HATTON               SUSAN
    REGION CODE    ADDRESS   : 25 MERIDAN LANE
        01         CITY      :    STAFFORD
                   STATE/ZIP : VA  22554
    MORTGAGE AMOUNT :   287,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,114.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,911.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 94.99900
    ----------------------------------------------------------------------------
0   0031878283     MORTGAGORS: KRETCHMER            MARK
                               KRETCHMER            JILL
    REGION CODE    ADDRESS   : 3 SOMERSET COURT
        01         CITY      :    ALLENTOWN
                   STATE/ZIP : NJ  08501
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,767.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,889.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 87.61000
    ----------------------------------------------------------------------------
0   0031878374     MORTGAGORS: CATHERMAN            GARY
                               CATHERMAN            MARGARET
    REGION CODE    ADDRESS   : 1207 RAGLEY HALL ROAD
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30319
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,728.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,290.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,588,350.00
                               P & I AMT:     10,710.19  UPB AMT:   1,587,409.28
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          208
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031878432     MORTGAGORS: FORD                 WILLIAM
                               FORD                 KELLY
    REGION CODE    ADDRESS   : 217 SUMTER AVENUE
        01         CITY      :    SUMMERVILLE
                   STATE/ZIP : SC  29483
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,944.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0031878705     MORTGAGORS: FRASCELLA            THOMAS
                               FRASCELLA            GRETCHEN
    REGION CODE    ADDRESS   : 333 CROTON ROAD
        01         CITY      :    STRAFFORD
                   STATE/ZIP : PA  19087
    MORTGAGE AMOUNT :   268,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,520.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,761.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031878879     MORTGAGORS: SIRY                 THEODORE
                               MACFARLAND           CATHERINE
    REGION CODE    ADDRESS   : 36 BURTON ROAD
        01         CITY      :    THORNWOOD
                   STATE/ZIP : NY  10594
    MORTGAGE AMOUNT :   303,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,994.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031879117     MORTGAGORS: THURBER              ALEXANDER
                               THURBER              JOAN
    REGION CODE    ADDRESS   : 13235 NW JAMES ARTHUR CT.
        01         CITY      :    PORTLAND
                   STATE/ZIP : OR  97229
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,771.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,072.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.92200
    ----------------------------------------------------------------------------
0   0031879505     MORTGAGORS: FOLEY                ROBERT
                               FOLEY                LYNN
    REGION CODE    ADDRESS   : 43664 MANZANO DRIVE
        01         CITY      :    TEMECULA
                   STATE/ZIP : CA  92592
    MORTGAGE AMOUNT :   514,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    514,467.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,382.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 68.65300
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,671,700.00
                               P & I AMT:     11,155.09  UPB AMT:   1,670,359.30
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          209
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031879521     MORTGAGORS: HOOVER               SANDRA

    REGION CODE    ADDRESS   : 3821 MONDRIAN DRIVE
        01         CITY      :    MODESTO
                   STATE/ZIP : CA  95356
    MORTGAGE AMOUNT :   297,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,756.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,975.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 76.15300
    ----------------------------------------------------------------------------
0   0031879687     MORTGAGORS: DE HAVEN             HARRY
                               DE HAVEN             JOANNE
    REGION CODE    ADDRESS   : 2 LAKE DRIVE WEST
        01         CITY      :    WAYNE
                   STATE/ZIP : NJ  07470
    MORTGAGE AMOUNT :   277,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,893.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031879760     MORTGAGORS: PATERSON             RODNEY

    REGION CODE    ADDRESS   : COLD SPRING FARM, ROUTE 83
        01         CITY      :    NORTH EAST
                   STATE/ZIP : NY  12501
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    420,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,689.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 71.79400
    ----------------------------------------------------------------------------
0   0031879984     MORTGAGORS: HUNT                 LLOYD
                               HUNT                 DEBORAH
    REGION CODE    ADDRESS   : 5437 NW 79TH WAY
        01         CITY      :    PARKLAND
                   STATE/ZIP : FL  33067
    MORTGAGE AMOUNT :   405,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    404,684.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,762.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 65.85300
    ----------------------------------------------------------------------------
0   0031880289     MORTGAGORS: CUNNINGHAM           PAUL

    REGION CODE    ADDRESS   : 73 MARLBORO STREET , UNIT 6
        01         CITY      :    BOSTON
                   STATE/ZIP : MA  02116
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,504.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,507.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 29.28800
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,749,600.00
                               P & I AMT:     11,829.24  UPB AMT:   1,748,544.96
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          210
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031880446     MORTGAGORS: GRIFFITH             BENNETT
                               GRIFFITH             JENNIFER
    REGION CODE    ADDRESS   : 6611 TAYLOR WAY
        01         CITY      :    SPRING
                   STATE/ZIP : TX  77389
    MORTGAGE AMOUNT :   257,488.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,292.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,778.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031880529     MORTGAGORS: HEDDEN               KEVIN
                               HEDDEN               ROBYN
    REGION CODE    ADDRESS   : 3 SLEEPY HOLLOW DRIVE
        01         CITY      :    JEFFERSON
                   STATE/ZIP : NJ  07438
    MORTGAGE AMOUNT :   282,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,940.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,972.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 94.84000
    ----------------------------------------------------------------------------
0   0031880636     MORTGAGORS: FREDRICK             CHAD

    REGION CODE    ADDRESS   : 205 FALCOLN RIDGE ROAD
        01         CITY      :    GREAT FALLS
                   STATE/ZIP : VA  22066
    MORTGAGE AMOUNT :   383,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    382,885.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,549.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031880685     MORTGAGORS: PATZ                 GARY
                               PATZ                 ANDREA
    REGION CODE    ADDRESS   : 1334 WEST K STREET
        01         CITY      :    BENICIA
                   STATE/ZIP : CA  94510
    MORTGAGE AMOUNT :   384,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    384,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,684.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 68.57100
    ----------------------------------------------------------------------------
0   0031880727     MORTGAGORS: BARNES               MARLA
                               BARNES               KEITH
    REGION CODE    ADDRESS   : 10811 TRADEWIND DRIVE
        01         CITY      :    OAKTON
                   STATE/ZIP : VA  22124
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    400,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,528.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 55.55500
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,706,838.00
                               P & I AMT:     11,513.94  UPB AMT:   1,706,118.56
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          211
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031880743     MORTGAGORS: JAFFER               AZEEZALY
                               KNECHT-JAFFER        TAMMY
    REGION CODE    ADDRESS   : 1344 HUNTER MILL ROAD
        01         CITY      :    VIENNA
                   STATE/ZIP : VA  22182
    MORTGAGE AMOUNT :   383,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    383,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,586.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.99500
    ----------------------------------------------------------------------------
0   0031880784     MORTGAGORS: TURKEWITZ            STUART
                               TURKEWITZ            MARY
    REGION CODE    ADDRESS   : 2005 BIRTHDAY COURT
        01         CITY      :    BROOKEVILLE
                   STATE/ZIP : MD  20833
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,741.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,945.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 61.17800
    ----------------------------------------------------------------------------
0   0031881022     MORTGAGORS: NORDLOFF             DONALD
                               NORDLOFF             LEYLA
    REGION CODE    ADDRESS   : 5252 RIO LOBO DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95136
    MORTGAGE AMOUNT :   293,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    293,382.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,052.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031881071     MORTGAGORS: BATTLE               ARTHUR
                               BATTLE               ANN
    REGION CODE    ADDRESS   : 12 FREDERICK STREET
        01         CITY      :    NEWTON
                   STATE/ZIP : MA  02460
    MORTGAGE AMOUNT :   276,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,004.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 57.60400
    ----------------------------------------------------------------------------
0   0031881097     MORTGAGORS: AIDEM                LAWRENCE
                               MANNIS-AIDEM         CLAIRE
    REGION CODE    ADDRESS   : 653 HALSEY LANE
        01         CITY      :    BRIDGEHAMPTON
                   STATE/ZIP : NY  11932
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    648,877.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,215.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 59.09000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,904,000.00
                               P & I AMT:     12,805.80  UPB AMT:   1,902,401.39
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          212
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031881253     MORTGAGORS: GILLETTE             MICHAEL
                               GILLETTE             TRACIE
    REGION CODE    ADDRESS   : 13123 MORNING GLORY DRIVE
        01         CITY      :    LAKESIDE
                   STATE/ZIP : CA  92040
    MORTGAGE AMOUNT :   202,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    201,733.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,378.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99900
    ----------------------------------------------------------------------------
0   0031881287     MORTGAGORS: DELUCA               RICHARD
                               DEUICA               ANAELIA
    REGION CODE    ADDRESS   : 125 ST PIERRE WAY
        01         CITY      :    MARTINEZ
                   STATE/ZIP : CA  94553
    MORTGAGE AMOUNT :   266,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,658.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,727.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 75.26200
    ----------------------------------------------------------------------------
0   0031881469     MORTGAGORS: RICHARDSON           DAVID

    REGION CODE    ADDRESS   : 5165 CRALYN COURT
        01         CITY      :    DULUTH
                   STATE/ZIP : GA  30097
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,417.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,411.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/18
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031881543     MORTGAGORS: MOSELEY              WILLIAM
                               MOSELEY              MELONIE
    REGION CODE    ADDRESS   : 690 SOUTH PONCE COURT
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30307
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,754.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,995.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031881584     MORTGAGORS: BYAM                 PATTI
                               TAYLOR               LAURA
    REGION CODE    ADDRESS   : 27634 WOODFIELD PLACE
        01         CITY      :    VALENCIA AREA
                   STATE/ZIP : CA  91354
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,404.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,529.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/18
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,396,400.00
                               P & I AMT:     10,042.09  UPB AMT:   1,393,967.82
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          213
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031881592     MORTGAGORS: SIMON                JAMES
                               SIMON                LYNNE
    REGION CODE    ADDRESS   : 732 CAMP WOODS ROAD
        01         CITY      :    VILLANOVA
                   STATE/ZIP : PA  19085
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,869.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031882343     MORTGAGORS: MELE                 ANTHONY
                               MELE                 REBECCA
    REGION CODE    ADDRESS   : 96 REPOSO DRIVE
        01         CITY      :    OAK VIEW
                   STATE/ZIP : CA  93022
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,102.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031882368     MORTGAGORS: RYDER                GARY
                               RYDER                MONA
    REGION CODE    ADDRESS   : 3626 MAPLE ROAD
        01         CITY      :    LYNNWOOD
                   STATE/ZIP : WA  98037
    MORTGAGE AMOUNT :   242,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,065.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,673.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0031882376     MORTGAGORS: ARANOFF              ALAN
                               ARANOFF              GLORIA
    REGION CODE    ADDRESS   : 4955 DUNMAN AVENUE
        01         CITY      :    WOODLAND HILLS AREA
                   STATE/ZIP : CA  91364
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,776.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,886.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031882442     MORTGAGORS: MANRESA              CECIL
                               MANRESA              MICHELLE
    REGION CODE    ADDRESS   : 1 GRASSY KNOLL LANE
        01         CITY      :    LAS FLORES
                   STATE/ZIP : CA  92688
    MORTGAGE AMOUNT :   295,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,250.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,914.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 78.73300
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,421,500.00
                               P & I AMT:      9,446.28  UPB AMT:   1,421,091.75
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          214
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031882491     MORTGAGORS: GUTRECHT             NORAH

    REGION CODE    ADDRESS   : 31 PLUMERIA
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92620
    MORTGAGE AMOUNT :   401,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    401,286.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,739.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031882517     MORTGAGORS: BROWN                H
                               PHILLIPS             FAITH
    REGION CODE    ADDRESS   : 1207 GLENWOOD AVE
        01         CITY      :    NICHOLS HILLS
                   STATE/ZIP : OK  73116
    MORTGAGE AMOUNT :   649,990.00  OPTION TO CONVERT :
    UNPAID BALANCE :    649,507.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,544.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 64.99900
    ----------------------------------------------------------------------------
0   0031882715     MORTGAGORS: CORONA               PAUL
                               VALLIN-CORONA        DENISE
    REGION CODE    ADDRESS   : 27 AGIA
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   370,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    369,711.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,524.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 77.08300
    ----------------------------------------------------------------------------
0   0031882764     MORTGAGORS: BARNETT              SCOTT
                               PLOWMAN              CHRISTINE
    REGION CODE    ADDRESS   : 2298 MAZZAGLIA AVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95125
    MORTGAGE AMOUNT :   297,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    297,373.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,055.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031882848     MORTGAGORS: HUNTER               MARK
                               HUNTER               DEVON
    REGION CODE    ADDRESS   : 1312 SUNSET DRIVE
        01         CITY      :    PETALUMA
                   STATE/ZIP : CA  94952
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,765.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,293.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 87.80400
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,043,190.00
                               P & I AMT:     14,157.21  UPB AMT:   2,041,644.73
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          215
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031883572     MORTGAGORS: POPOWITZ             STUART
                               FALK                 LISA
    REGION CODE    ADDRESS   : 4420 ST CHARLES WAY
        01         CITY      :    BOCA RATON
                   STATE/ZIP : FL  33434
    MORTGAGE AMOUNT :   302,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,764.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,060.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031883846     MORTGAGORS: EDELSTEIN            JEFFREY
                               EDELSTEIN            MARCIA
    REGION CODE    ADDRESS   : 2 BRIGHTON
        01         CITY      :    DOVE CANYON
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,114.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.16200
    ----------------------------------------------------------------------------
0   0031883861     MORTGAGORS: ESQUEDA              JOSE
                               ESQUEDA              ANGELINA
    REGION CODE    ADDRESS   : 33022 KORBEL COURT
        01         CITY      :    UNION CITY
                   STATE/ZIP : CA  94587
    MORTGAGE AMOUNT :   244,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,023.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,728.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 67.27200
    ----------------------------------------------------------------------------
0   0031883945     MORTGAGORS: SCHWARTZ             MARK
                               SCHWARTZ             SARAH
    REGION CODE    ADDRESS   : 791-795 DOLORES STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94110
    MORTGAGE AMOUNT :   618,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    618,324.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,486.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031884000     MORTGAGORS: GRACIA               CARLOS
                               GRACIA               SHAUNA
    REGION CODE    ADDRESS   : 118 JENNIFER LANE
        01         CITY      :    ALAMO
                   STATE/ZIP : CA  94507
    MORTGAGE AMOUNT :   709,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    708,473.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,957.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   015
    LTV :                 50.64200
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,183,950.00
                               P & I AMT:     15,347.16  UPB AMT:   2,182,585.66
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          216
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031884117     MORTGAGORS: MALKON               PAUL
                               MALKON               TANYA
    REGION CODE    ADDRESS   : 1692 VALLEY OAKS DRIVE
        01         CITY      :    GILROY
                   STATE/ZIP : CA  95020
    MORTGAGE AMOUNT :   297,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    297,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,901.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 79.09400
    ----------------------------------------------------------------------------
0   0031884133     MORTGAGORS: GREENBERG            JOEL
                               GREENBERG            MARJORIE
    REGION CODE    ADDRESS   : 4110 PARAN POINTE DRIVE
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30327
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,748.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,824.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 71.25000
    ----------------------------------------------------------------------------
0   0031884158     MORTGAGORS: KARYO                MAURICE
                               KARYO                JANE
    REGION CODE    ADDRESS   : 243 NARROW LANE
        01         CITY      :    WOODMERE
                   STATE/ZIP : NY  11598
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,464.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031884489     MORTGAGORS: SCHULSTAD            JON
                               SCHULSTAD            PAMELA
    REGION CODE    ADDRESS   : 4707 BANTING COURT
        01         CITY      :    FAIRFAX
                   STATE/ZIP : VA  22032
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,845.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031884547     MORTGAGORS: MAI                  THOMAS
                               MAI                  DIEU-HUYEN
    REGION CODE    ADDRESS   : 6616 SCHURTZ STREET
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22310
    MORTGAGE AMOUNT :   262,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,129.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,723.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.99800
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,480,350.00
                               P & I AMT:      9,760.17  UPB AMT:   1,479,878.14
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          217
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031884646     MORTGAGORS: SCHREIBER            ROBERT
                               SCHREIBER            MARY
    REGION CODE    ADDRESS   : 36 EUCALYPTUS ROAD
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94705
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    648,982.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,434.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.86300
    ----------------------------------------------------------------------------
0   0031884653     MORTGAGORS: ARBABI               STEVE
                               ARBABI               REBECCA
    REGION CODE    ADDRESS   : 3243 DIABLO COURT
        01         CITY      :    PINOLE
                   STATE/ZIP : CA  94564
    MORTGAGE AMOUNT :   235,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    235,202.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,547.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 94.24000
    ----------------------------------------------------------------------------
0   0031884711     MORTGAGORS: HAAG                 HERMAN
                               HAAG                 SUSAN
    REGION CODE    ADDRESS   : 3315 PRINCETON AVENUE
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75205
    MORTGAGE AMOUNT :   502,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    502,336.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,558.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 55.24100
    ----------------------------------------------------------------------------
0   0031884901     MORTGAGORS: REEVE                N
                               REEVE                LINDA
    REGION CODE    ADDRESS   : 120 WARWICK COURT
        01         CITY      :    ALAMO
                   STATE/ZIP : CA  94507
    MORTGAGE AMOUNT :   744,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    743,747.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,204.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   015
    LTV :                 57.25300
    ----------------------------------------------------------------------------
0   0031885080     MORTGAGORS: YEP                  DAVID
                               NG-YEP               NORMA
    REGION CODE    ADDRESS   : 163 CAMELIA DRIVE
        01         CITY      :    DALY CITY
                   STATE/ZIP : CA  94015
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,739.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.68700
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,387,600.00
                               P & I AMT:     16,483.77  UPB AMT:   2,385,269.57
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          218
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031885445     MORTGAGORS: BLACKWELL            ANITA

    REGION CODE    ADDRESS   : 1215 NORTHEAST 62ND STREET
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98115
    MORTGAGE AMOUNT :   314,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,722.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,229.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 89.99800
    ----------------------------------------------------------------------------
0   0031885502     MORTGAGORS: VALLEDOR             JUAN

    REGION CODE    ADDRESS   : 203 HIGHVIEW DRIVE
        01         CITY      :    SANTA CRUZ
                   STATE/ZIP : CA  95060
    MORTGAGE AMOUNT :   600,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    599,543.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,144.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 57.14285
    ----------------------------------------------------------------------------
0   0031885536     MORTGAGORS: SANCHEZ              FRED
                               SANCHEZ              KATHY
    REGION CODE    ADDRESS   : 6633 NEPTUNE COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95120
    MORTGAGE AMOUNT :   397,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    397,189.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,711.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031885817     MORTGAGORS: BRIGHT-STANLEY       DANITA

    REGION CODE    ADDRESS   : 3211 MERCURY LANE
        01         CITY      :    MISSOURI VALLEY
                   STATE/ZIP : IA  51555
    MORTGAGE AMOUNT :   409,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    409,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,969.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 60.66600
    ----------------------------------------------------------------------------
0   0031885924     MORTGAGORS: BOTHWELL             DAVID
                               BOTHWELL             ANNE
    REGION CODE    ADDRESS   : 2528 NORTH ASHBROOK CIRCLE,
        01         CITY      :    MESA
                   STATE/ZIP : AZ  85213
    MORTGAGE AMOUNT :   352,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    352,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,285.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 89.99200
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,074,250.00
                               P & I AMT:     14,339.09  UPB AMT:   2,073,255.40
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          219
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031885957     MORTGAGORS: COLEMAN              ROBERT
                               VANCE COLEMAN        SARA
    REGION CODE    ADDRESS   : 940 HARRIET AVENUE
        01         CITY      :    CAMPBELL
                   STATE/ZIP : CA  95008
    MORTGAGE AMOUNT :   291,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,166.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,963.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 66.22700
    ----------------------------------------------------------------------------
0   0031885973     MORTGAGORS: BUCHIN               GORDON
                               BUCHIN               ANDREA
    REGION CODE    ADDRESS   : 1 MOSSWOOD CIRCLE
        01         CITY      :    AMHERST
                   STATE/ZIP : NH  03031
    MORTGAGE AMOUNT :   304,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,962.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,075.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 94.99000
    ----------------------------------------------------------------------------
0   0031885981     MORTGAGORS: BENADON              JACK
                               MEEHAN               KATHLEEN
    REGION CODE    ADDRESS   : 519 "B" W. QUINTO STREET
        01         CITY      :    SANTA BARBARA
                   STATE/ZIP : CA  93105
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,822.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,805.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031886104     MORTGAGORS: GREENE               RANDY
                               GREENE               CHRISTINE
    REGION CODE    ADDRESS   : 5258 INDIAN HILLS DRIVE
        01         CITY      :    SIMI VALLEY
                   STATE/ZIP : CA  93063
    MORTGAGE AMOUNT :   278,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,893.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,944.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 88.28500
    ----------------------------------------------------------------------------
0   0031886112     MORTGAGORS: DAMIANI              JOHN
                               DAMIANI              TRACY
    REGION CODE    ADDRESS   : 1866 WINTERDEW AVENUE
        01         CITY      :    SIMI VALLEY
                   STATE/ZIP : CA  93065
    MORTGAGE AMOUNT :   253,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,007.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,748.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.81900
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,378,900.00
                               P & I AMT:      9,537.07  UPB AMT:   1,377,852.76
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          220
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031886344     MORTGAGORS: CHRISTIAN            DONALD
                               CHRISTIAN            JULIA
    REGION CODE    ADDRESS   : 3935 SCHOONER RIDGE
        01         CITY      :    ALPHARETTA
                   STATE/ZIP : GA  30005
    MORTGAGE AMOUNT :   317,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    316,746.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,135.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 88.30000
    ----------------------------------------------------------------------------
0   0031887045     MORTGAGORS: PALMER               SHERYL

    REGION CODE    ADDRESS   : 1725 DUCHESS TERRACE
        01         CITY      :    BRENTWOOD
                   STATE/ZIP : CA  94513
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,592.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,649.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 75.15100
    ----------------------------------------------------------------------------
0   0031887466     MORTGAGORS: CRANDALL             TINA
                               CRANDALL             BRIAN
    REGION CODE    ADDRESS   : 257 BELMONT AVENUE
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90803
    MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,707.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,286.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 74.83800
    ----------------------------------------------------------------------------
0   0031887516     MORTGAGORS: WIESNER              STEVE

    REGION CODE    ADDRESS   : 14231 PAUL AVENUE
        01         CITY      :    SARATOGA
                   STATE/ZIP : CA  95070
    MORTGAGE AMOUNT :   308,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,565.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,132.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 62.51000
    ----------------------------------------------------------------------------
0   0031887524     MORTGAGORS: RAMBERG              E
                               JAMES                SHERRY
    REGION CODE    ADDRESS   : 20369 STILLHOUSE BRANCH PLACE
        01         CITY      :    STERLING
                   STATE/ZIP : VA  20165
    MORTGAGE AMOUNT :   388,679.00  OPTION TO CONVERT :
    UNPAID BALANCE :    388,336.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,488.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 79.99900
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,610,479.00
                               P & I AMT:     10,693.32  UPB AMT:   1,608,947.47
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          221
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031887631     MORTGAGORS: LEWIS                PAUL
                               LEWIS                ANDREA
    REGION CODE    ADDRESS   : 10304 CONISTON COURT
        01         CITY      :    POTOMAC
                   STATE/ZIP : MD  20854
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,741.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,945.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 50.17500
    ----------------------------------------------------------------------------
0   0031887755     MORTGAGORS: ESKANDER             AYMAN

    REGION CODE    ADDRESS   : 9782 OLYMPIC DRIVE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92646
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,788.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,149.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.30200
    ----------------------------------------------------------------------------
0   0031887763     MORTGAGORS: FREDERICKSON         JOHN
                               FREDERICKSON         TERI
    REGION CODE    ADDRESS   : 709 ACORN DRIVE
        01         CITY      :    CLAYTON
                   STATE/ZIP : CA  94517
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,741.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,348.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.83300
    ----------------------------------------------------------------------------
0   0031887797     MORTGAGORS: PALMATEER            SCOTT
                               PALMATEER            COLLEEN
    REGION CODE    ADDRESS   : 4611 ISAAC DRIVE
        01         CITY      :    ELLICOTT CITY
                   STATE/ZIP : MD  21043
    MORTGAGE AMOUNT :   256,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,129.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,662.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 94.95300
    ----------------------------------------------------------------------------
0   0031887805     MORTGAGORS: SCOTT                JOSEPH

    REGION CODE    ADDRESS   : 15 RED FOX LANE
        01         CITY      :    ENGLEWOOD
                   STATE/ZIP : CO  80111
    MORTGAGE AMOUNT :   829,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    828,169.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,588.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   015
    LTV :                 70.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,025,850.00
                               P & I AMT:     13,694.53  UPB AMT:   2,023,569.90
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          222
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031888225     MORTGAGORS: O'BRIEN              CHARLES
                               O'BRIEN              MARIE
    REGION CODE    ADDRESS   : 315 BEACH DRIVE
        01         CITY      :    APTOS
                   STATE/ZIP : CA  95003
    MORTGAGE AMOUNT :   536,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    535,205.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,614.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 63.11764
    ----------------------------------------------------------------------------
0   0031888704     MORTGAGORS: SCHEM                GREGORY
                               SCHEM                DEBBIE
    REGION CODE    ADDRESS   : 16643 CUMBRE VERDE COURT,
        01         CITY      :    PACIFIC PALISADES,
                   STATE/ZIP : CA  90272
    MORTGAGE AMOUNT :   476,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    475,609.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,166.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 31.73333
    ----------------------------------------------------------------------------
0   0031888803     MORTGAGORS: KAPP                 HARRY
                               KAPP                 MARILYN
    REGION CODE    ADDRESS   : 6563 ROBINEA DRIVE
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,457.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,195.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 62.27002
    ----------------------------------------------------------------------------
0   0031889066     MORTGAGORS: HAYNES               RICHARD
                               HAYNES               SUSAN
    REGION CODE    ADDRESS   : 3210 BLUE OAK DRIVE
        01         CITY      :    CATHEYS VALLEY
                   STATE/ZIP : CA  95306
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 72.28900
    ----------------------------------------------------------------------------
0   0031889074     MORTGAGORS: BRADLEY              NORVEL
                               BRADLEY              LINDA
    REGION CODE    ADDRESS   : 4050 PIER POINT
        01         CITY      :    BYRON
                   STATE/ZIP : CA  94514
    MORTGAGE AMOUNT :   302,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,275.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,115.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.60500
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,945,000.00
                               P & I AMT:     13,189.61  UPB AMT:   1,942,548.01
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          223
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031889132     MORTGAGORS: O'NEILL              JOHN
                               O'NEILL              RITA
    REGION CODE    ADDRESS   : 165 FOREST STREET
        01         CITY      :    NORTH ANDOVER
                   STATE/ZIP : MA  01845
    MORTGAGE AMOUNT :   262,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,695.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,914.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/23
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.64300
    ----------------------------------------------------------------------------
0   0031889280     MORTGAGORS: MCGREGOR             GREGOR
                               MCGREGOR             SHARON
    REGION CODE    ADDRESS   : 70 WILLIAMS ROAD
        01         CITY      :    CONCORD
                   STATE/ZIP : MA  01742
    MORTGAGE AMOUNT :   302,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,085.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.12400
    ----------------------------------------------------------------------------
0   0031889330     MORTGAGORS: DE LAWRENCE          JOHN
                               DE LAWRENCE          KATHLEEN
    REGION CODE    ADDRESS   : 1848 MORGAN LANE
        01         CITY      :    COLLEGEVILLE
                   STATE/ZIP : PA  19426
    MORTGAGE AMOUNT :   296,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,925.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031889413     MORTGAGORS: PAK                  PAUL

    REGION CODE    ADDRESS   : 2663 TRIESTE WAY
        01         CITY      :    FULLERTON
                   STATE/ZIP : CA  92833
    MORTGAGE AMOUNT :   200,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    199,827.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,297.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031889595     MORTGAGORS: SAURMAN              ROBERT
                               SAURMAN              KATHLEEN
    REGION CODE    ADDRESS   : 1715 MAIN STREET
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   448,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    448,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,056.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,508,800.00
                               P & I AMT:     10,279.13  UPB AMT:   1,508,323.11
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          224
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031889660     MORTGAGORS: TUNG                 HELEN

    REGION CODE    ADDRESS   : 2736 VISTA BLUFF ROAD
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92867
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,814.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,957.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 71.05200
    ----------------------------------------------------------------------------
0   0031889694     MORTGAGORS: ISRAEL               STEVEN
                               ISRAEL               JODIE
    REGION CODE    ADDRESS   : 7 DEL RIO COURT,
        01         CITY      :    MORAGA,
                   STATE/ZIP : CA  94556
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,639.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,927.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031890064     MORTGAGORS: CROOK                JEFFREY
                               MCHANEY              DONNA
    REGION CODE    ADDRESS   : 1313 EAST GARTEN DRIVE
        01         CITY      :    PLACENTIA
                   STATE/ZIP : CA  92870
    MORTGAGE AMOUNT :   313,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,497.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,108.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 89.42857
    ----------------------------------------------------------------------------
0   0031890320     MORTGAGORS: GOLDING              GARY

    REGION CODE    ADDRESS   : 12008 CREEKBEND DRIVE
        01         CITY      :    RESTON
                   STATE/ZIP : VA  20194
    MORTGAGE AMOUNT :   436,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    436,098.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,869.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031890569     MORTGAGORS: DAVIS                JAMES
                               DAVIS                LAVINIA
    REGION CODE    ADDRESS   : 6 PHEASANT RIDGE
        01         CITY      :    NEWTOWN
                   STATE/ZIP : CT  06470
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,107.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 51.18100
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,784,800.00
                               P & I AMT:     11,971.18  UPB AMT:   1,783,050.20
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          225
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031890601     MORTGAGORS: RANDOLPH             ADRIAN

    REGION CODE    ADDRESS   : 1441 JONES STREET #402
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94109
    MORTGAGE AMOUNT :   306,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    306,666.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,119.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031890734     MORTGAGORS: DIGIOVANNA           ANTHONY
                               DIGIOVANNA           DEANNA
    REGION CODE    ADDRESS   : 6521 QUIET CEDAR LANE
        01         CITY      :    CENTERVILLE
                   STATE/ZIP : VA  20120
    MORTGAGE AMOUNT :   378,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    377,674.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,451.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 79.87600
    ----------------------------------------------------------------------------
0   0031890759     MORTGAGORS: KLUBA                DONALD
                               KLUBA                REBECCA
    REGION CODE    ADDRESS   : 6509 FAWN HOLLOW PLACE,
        01         CITY      :    CENTREVILLE,
                   STATE/ZIP : VA  20120
    MORTGAGE AMOUNT :   370,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    369,689.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,430.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 77.86100
    ----------------------------------------------------------------------------
0   0031890817     MORTGAGORS: MCDONALD             JAMES
                               MCDONALD             JOANNE
    REGION CODE    ADDRESS   : 7470 ADAMS STREET
        01         CITY      :    VENTURA
                   STATE/ZIP : CA  93004
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,765.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,127.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031890908     MORTGAGORS: SHILLING             LISA
                               SHILLING             STEVEN
    REGION CODE    ADDRESS   : 6404 NE 130TH PLACE
        01         CITY      :    KIRKLAND
                   STATE/ZIP : WA  98034
    MORTGAGE AMOUNT :   244,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,818.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,706.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 61.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,606,900.00
                               P & I AMT:     10,835.39  UPB AMT:   1,605,614.73
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          226
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031891732     MORTGAGORS: SIMON                DEBRA

    REGION CODE    ADDRESS   : 150 SAUVE ROAD
        01         CITY      :    RIVER RIDGE
                   STATE/ZIP : LA  70123
    MORTGAGE AMOUNT :   277,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,799.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 66.70600
    ----------------------------------------------------------------------------
0   0031891971     MORTGAGORS: DORE                 CHRISTOPHER
                               FREUND               LESLIE
    REGION CODE    ADDRESS   : 2430 FIFTH STREET, UNIT K
        01         CITY      :    BERKELEY
                   STATE/ZIP : CA  94710
    MORTGAGE AMOUNT :   254,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,700.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,715.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.95100
    ----------------------------------------------------------------------------
0   0031892417     MORTGAGORS: KROTH                MICHAEL
                               KROTH                LAURA
    REGION CODE    ADDRESS   : 1 PORTSMOUTH PLACE
        01         CITY      :    TRABUCO CANYON
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   306,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,532.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,113.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.50000
    ----------------------------------------------------------------------------
0   0031892540     MORTGAGORS: YEE                  DANIEL
                               YEE                  KAY
    REGION CODE    ADDRESS   : 5 SHASTA COURT
        01         CITY      :    LAS FLORES
                   STATE/ZIP : CA  92688
    MORTGAGE AMOUNT :   311,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,043.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 51.83300
    ----------------------------------------------------------------------------
0   0031892615     MORTGAGORS: YASUDA               ROBERT
                               YASUDA               NANCY
    REGION CODE    ADDRESS   : 5038 GOULD AVENUE
        01         CITY      :    LA CANADA-FLINTRIDGE
                   STATE/ZIP : CA  91011
    MORTGAGE AMOUNT :   556,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    555,544.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,699.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,705,200.00
                               P & I AMT:     11,371.43  UPB AMT:   1,704,277.11
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          227
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031892631     MORTGAGORS: EVANS                GREGORY
                               PETERSON             PHILLIP
    REGION CODE    ADDRESS   : 1421 WEST CLAY STREET
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77019
    MORTGAGE AMOUNT :   275,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,284.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,859.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 94.99100
    ----------------------------------------------------------------------------
0   0031892706     MORTGAGORS: LEWIS                MARK
                               LEWIS                SUSAN
    REGION CODE    ADDRESS   : 1430 EAST CIRCLE WAY
        01         CITY      :    SALT LAKE CITY
                   STATE/ZIP : UT  84103
    MORTGAGE AMOUNT : 1,365,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :  1,365,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     9,427.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   015
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0031892797     MORTGAGORS: FOWLER               RICHARD
                               FOWLER               PATRICIA
    REGION CODE    ADDRESS   : 25201 LEICESTER
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   342,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    341,694.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,333.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031892821     MORTGAGORS: SPRING               GREGORY
                               BROWN                IVYANN
    REGION CODE    ADDRESS   : 14350 MILLBROOK DRIVE
        01         CITY      :    SHERMAN OAKS AREA
                   STATE/ZIP : CA  91423
    MORTGAGE AMOUNT :   332,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    331,734.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,236.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031892870     MORTGAGORS: KUTNER               DAVID

    REGION CODE    ADDRESS   : 3785 SAN AUGUSTINE DRIVE
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91206
    MORTGAGE AMOUNT :   373,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    373,208.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,547.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,688,450.00
                               P & I AMT:     18,404.57  UPB AMT:   2,686,922.46
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          228
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031893241     MORTGAGORS: SLATER               MICHAEL
                               STRATTON             IRENE
    REGION CODE    ADDRESS   : 11224 OCCIDENTAL ROAD
        01         CITY      :    SEBASTOPOL
                   STATE/ZIP : CA  95472
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,352.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,432.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 54.34700
    ----------------------------------------------------------------------------
0   0031893290     MORTGAGORS: GRIDLEY              ROBERT
                               GRIDLEY              ANN
    REGION CODE    ADDRESS   : 700 HALLBROOK COURT
        01         CITY      :    ALPHARETTA
                   STATE/ZIP : GA  30004
    MORTGAGE AMOUNT :   481,116.00  OPTION TO CONVERT :
    UNPAID BALANCE :    480,243.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,040.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031893662     MORTGAGORS: NASIR                SHER
                               NASIR                NAUSHIN
    REGION CODE    ADDRESS   : 3212 KILBY LANDING COURT
        01         CITY      :    CLIFTON
                   STATE/ZIP : VA  20124
    MORTGAGE AMOUNT :   278,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,719.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,804.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 79.11500
    ----------------------------------------------------------------------------
0   0031893738     MORTGAGORS: STEVENS              SCOTT
                               STEVENS              SUZANNE
    REGION CODE    ADDRESS   : 121 ST. PIERRE WAY
        01         CITY      :    MARTINEZ
                   STATE/ZIP : CA  94553
    MORTGAGE AMOUNT :   278,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,930.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,828.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.99500
    ----------------------------------------------------------------------------
0   0031893811     MORTGAGORS: CABRAL               DUARTE
                               CABRAL               LINDA
    REGION CODE    ADDRESS   : 7871 GRADO CIPRESO
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   263,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,266.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,754.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 67.85400
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,676,416.00
                               P & I AMT:     10,860.94  UPB AMT:   1,673,513.11
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          229
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031894074     MORTGAGORS: WOODWORTH            DRAKE

    REGION CODE    ADDRESS   : 12442 LAUREL TERRACE DRIVE
        01         CITY      :    STUDIO CITY
                   STATE/ZIP : CA  91604
    MORTGAGE AMOUNT :   276,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,578.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,864.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031894090     MORTGAGORS: STEPHENSON           WAYNE
                               STEPHENSON           JOHANNA
    REGION CODE    ADDRESS   : 2038 CALVERT AVENUE
        01         CITY      :    COSTA MESA
                   STATE/ZIP : CA  92626
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,795.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,929.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031894116     MORTGAGORS: RAGGHANTI            THERESA

    REGION CODE    ADDRESS   : 765 SAINT TIMOTHY PLACE
        01         CITY      :    MORGAN HILL
                   STATE/ZIP : CA  95037
    MORTGAGE AMOUNT :   269,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,350.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,906.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.99300
    ----------------------------------------------------------------------------
0   0031894322     MORTGAGORS: MYEROFF              RANDALL
                               MYEROFF              CHRISTINE
    REGION CODE    ADDRESS   : 2210 RAINTREE ROAD
        01         CITY      :    AKRON
                   STATE/ZIP : OH  44333
    MORTGAGE AMOUNT :   322,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    321,748.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,196.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.18100
    ----------------------------------------------------------------------------
0   0031894355     MORTGAGORS: ALDRIDGE             ALFRED
                               MEGLAN               LETITA
    REGION CODE    ADDRESS   : 5820 MARIOLA  PLACE NE
        01         CITY      :    ALBUQUERQUE,
                   STATE/ZIP : NM  87111
    MORTGAGE AMOUNT :   263,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,683.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,755.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.98500
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,408,050.00
                               P & I AMT:      9,653.47  UPB AMT:   1,407,156.31
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          230
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031894363     MORTGAGORS: ANDERSON             DEAN
                               CORDOVA              RON
    REGION CODE    ADDRESS   : 3421 MILLER HEIGHTS ROAD
        01         CITY      :    OAKTON
                   STATE/ZIP : VA  22124
    MORTGAGE AMOUNT :   382,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    382,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,514.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031894371     MORTGAGORS: HAARZ                DAVID
                               HAARZ                DONNA
    REGION CODE    ADDRESS   : 8441 HUNT VALLEY DRIVE
        01         CITY      :    VIENNA
                   STATE/ZIP : VA  22180
    MORTGAGE AMOUNT :   255,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,150.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,741.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.32800
    ----------------------------------------------------------------------------
0   0031894835     MORTGAGORS: MARSH                JAMES
                               MARSH                LOIS
    REGION CODE    ADDRESS   : 445 WILLIAMS STREET
        01         CITY      :    FOLSOM
                   STATE/ZIP : CA  95630
    MORTGAGE AMOUNT :   299,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,650.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,069.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 94.99800
    ----------------------------------------------------------------------------
0   0031894843     MORTGAGORS: OLSEN                JOHN
                               OLSEN                DARCY
    REGION CODE    ADDRESS   : 2546 WEST 232ND STREET
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90505
    MORTGAGE AMOUNT :   345,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,412.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,475.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031894900     MORTGAGORS: ROGERS               JOHN
                               ROGERS               ANNE
    REGION CODE    ADDRESS   : 6 GATEVIEW ROAD
        01         CITY      :    WAYNE
                   STATE/ZIP : PA  19087
    MORTGAGE AMOUNT :   305,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,837.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,978.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,588,500.00
                               P & I AMT:     10,781.09  UPB AMT:   1,586,850.30
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          231
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031894926     MORTGAGORS: THOMAS               BENNIE
                               THOMAS               CATHERINE
    REGION CODE    ADDRESS   : 14512 DELCASTLE DRIVE
        01         CITY      :    MITCHELLVILLE
                   STATE/ZIP : MD  20721
    MORTGAGE AMOUNT :   240,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,907.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,617.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 89.99200
    ----------------------------------------------------------------------------
0   0031894934     MORTGAGORS: LOUDEN               KENNETH
                               BARRETT              MARGRETH
    REGION CODE    ADDRESS   : 1227 OAK STREET
        01         CITY      :    SAN MATEO
                   STATE/ZIP : CA  94402
    MORTGAGE AMOUNT :   525,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    524,288.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,541.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031894967     MORTGAGORS: GIBBS                JEROME

    REGION CODE    ADDRESS   : 942 CHARTER CIRCLE
        01         CITY      :    ABINGTON
                   STATE/ZIP : PA  19027
    MORTGAGE AMOUNT :   319,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,256.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,206.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031895089     MORTGAGORS: DRAKE                BARBARA

    REGION CODE    ADDRESS   : 2366 NORTH QUINCY STREET
        01         CITY      :    ARLINGTON
                   STATE/ZIP : VA  22207
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,745.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,844.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031895386     MORTGAGORS: HESCHONG             RODNEY
                               HESCHONG             BETTY
    REGION CODE    ADDRESS   : 36 RAFAEL DRIVE
        01         CITY      :    SAN RAFAEL
                   STATE/ZIP : CA  94901
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,506.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,995.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 52.17300
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,673,200.00
                               P & I AMT:     11,205.39  UPB AMT:   1,670,706.27
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          232
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031895568     MORTGAGORS: MCDONALD             JOE
                               MCDONALD             SHARON
    REGION CODE    ADDRESS   : 6221 WEST POST ROAD
        01         CITY      :    CHANDLER
                   STATE/ZIP : AZ  85226
    MORTGAGE AMOUNT :   247,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,921.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,748.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 85.20600
    ----------------------------------------------------------------------------
0   0031895766     MORTGAGORS: OLIVER               RONALD
                               OLIVER               STEPHANIE
    REGION CODE    ADDRESS   : 11404 VIA PLAYA DE CORTES
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92124
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,783.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,634.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031895808     MORTGAGORS: FELDMAN              EDWARD
                               FELDMAN              NANCY
    REGION CODE    ADDRESS   : 11025 BURYWOOD LANE
        01         CITY      :    RESTON
                   STATE/ZIP : VA  20194
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,779.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,660.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031896079     MORTGAGORS: MORTON               DERRICK
                               MORTON               STEPHANIE
    REGION CODE    ADDRESS   : 1569 GLENVILLE DRIVE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90035
    MORTGAGE AMOUNT :   389,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    388,727.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,724.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.91700
    ----------------------------------------------------------------------------
0   0031896152     MORTGAGORS: VOLPERT              ADRIENNE
                               THOMPSON             ROBERT
    REGION CODE    ADDRESS   : 3309 MARINA COVE CIRCLE
        01         CITY      :    ELK GROVE
                   STATE/ZIP : CA  95758
    MORTGAGE AMOUNT :   302,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,875.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,112.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 94.66200
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,446,800.00
                               P & I AMT:      9,880.32  UPB AMT:   1,445,086.72
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          233
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031896228     MORTGAGORS: BLACK                STEVEN
                               BLACK                ROBIN
    REGION CODE    ADDRESS   : 5266 TIMBER BRANCH WAY
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   363,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    363,380.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,482.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99600
    ----------------------------------------------------------------------------
0   0031896343     MORTGAGORS: MOREY                ROBERT

    REGION CODE    ADDRESS   : 12 VILLAGE PARKWAY
        01         CITY      :    SANTA MONICA
                   STATE/ZIP : CA  90405
    MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,792.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,814.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 84.17700
    ----------------------------------------------------------------------------
0   0031896368     MORTGAGORS: BAUER                JAMES
                               BAUER                ELLEN
    REGION CODE    ADDRESS   : 2504 BRENTON POINT DRIVE
        01         CITY      :    FAIRFAX
                   STATE/ZIP : VA  20191
    MORTGAGE AMOUNT :   245,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,978.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,549.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 79.98900
    ----------------------------------------------------------------------------
0   0031896434     MORTGAGORS: CHU                  C.
                               CHU                  ARZU
    REGION CODE    ADDRESS   : 2393 CHURCH STREET
        01         CITY      :    MANASQUAN
                   STATE/ZIP : NJ  08736
    MORTGAGE AMOUNT :   341,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    341,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,327.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.76400
    ----------------------------------------------------------------------------
0   0031896525     MORTGAGORS: STEWART              ANDRE
                               STEWART              RENEE
    REGION CODE    ADDRESS   : 472 CASEY COURT
        01         CITY      :    BENICIA
                   STATE/ZIP : CA  94510
    MORTGAGE AMOUNT :   305,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,849.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,029.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 89.76100
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,521,450.00
                               P & I AMT:     10,204.63  UPB AMT:   1,520,201.19
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          234
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031896541     MORTGAGORS: PARKER               JOHN
                               BLAKESLEE            MARSHA
    REGION CODE    ADDRESS   : 1132 GENERALS HIGHWAY
        01         CITY      :    CROWNSVILLE
                   STATE/ZIP : MD  21032
    MORTGAGE AMOUNT :   335,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,313.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.01100
    ----------------------------------------------------------------------------
0   0031896574     MORTGAGORS: RAMIREZ              JORGE
                               ISASSI-RAMIREZ       SANDRA
    REGION CODE    ADDRESS   : 8687 EAST WINDSONG DRIVE
        01         CITY      :    ANAHEIM HILLS
                   STATE/ZIP : CA  92808
    MORTGAGE AMOUNT :   278,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,230.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,830.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.98700
    ----------------------------------------------------------------------------
0   0031896970     MORTGAGORS: KOVARIC              LINDA

    REGION CODE    ADDRESS   : 8341 GEORGETOWN AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90045
    MORTGAGE AMOUNT :   292,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,318.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,948.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031897192     MORTGAGORS: OLIVIERI             NICHOLAS
                               PERRONE-OLIVIERI     JEAN
    REGION CODE    ADDRESS   : 51 TWINBROOKS TRAIL
        01         CITY      :    CHESTER
                   STATE/ZIP : NJ  07930
    MORTGAGE AMOUNT :   425,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    425,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,795.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031897614     MORTGAGORS: HARTIN               BRYAN
                               HARTIN               MEGAN
    REGION CODE    ADDRESS   : 2791 DYLAN SCHAR COURT
        01         CITY      :    HERNDON
                   STATE/ZIP : VA  20171
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,419.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,022.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 67.77500
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,652,100.00
                               P & I AMT:     10,911.15  UPB AMT:   1,650,568.80
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          235
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031897697     MORTGAGORS: EGGER                ERNEST
                               EGGER                CORINNE
    REGION CODE    ADDRESS   : 45842 CORTE CARMELLO
        01         CITY      :    TEMECULA
                   STATE/ZIP : CA  92592
    MORTGAGE AMOUNT :   255,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,851.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,739.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.98400
    ----------------------------------------------------------------------------
0   0031897762     MORTGAGORS: SOLLIDAY             KEVIN
                               SOLLIDAY             AMY
    REGION CODE    ADDRESS   : 120 CUESTA VISTA DRIVE
        01         CITY      :    MONTEREY
                   STATE/ZIP : CA  93940
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,756.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,210.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031897861     MORTGAGORS: ELLSWORTH            STEPHEN

    REGION CODE    ADDRESS   : 1403 EVERVIEW ROAD
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92110
    MORTGAGE AMOUNT :   290,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,700.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,983.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 89.30800
    ----------------------------------------------------------------------------
0   0031898083     MORTGAGORS: ROSS                 GREGORY
                               ROSS                 DEBORAH
    REGION CODE    ADDRESS   : 2007 LONG LEAF COURT,
        01         CITY      :    SANTA ROSA,
                   STATE/ZIP : CA  95403
    MORTGAGE AMOUNT :   432,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    431,645.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,874.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031898158     MORTGAGORS: WALTER               CHRISTINE

    REGION CODE    ADDRESS   : 1811 BAY STREET
        01         CITY      :    ALAMEDA
                   STATE/ZIP : CA  94501
    MORTGAGE AMOUNT :   274,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,892.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 83.03000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,571,750.00
                               P & I AMT:     10,699.71  UPB AMT:   1,570,953.43
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          236
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031898281     MORTGAGORS: CIRELLI              JOHN
                               CIRELLI              MARIA
    REGION CODE    ADDRESS   : 8 SAND TRAP LANE
        01         CITY      :    LAKEVILLE
                   STATE/ZIP : MA  02347
    MORTGAGE AMOUNT :   256,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,929.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,661.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 74.89700
    ----------------------------------------------------------------------------
0   0031898471     MORTGAGORS: TELLERINE            PHILIP
                               TELLERINE            ISABEL
    REGION CODE    ADDRESS   : 1368 ONTARIO AVENUE
        01         CITY      :    PASADENA
                   STATE/ZIP : CA  91103
    MORTGAGE AMOUNT :   408,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    407,689.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,817.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031898943     MORTGAGORS: APPLE                STEVEN
                               APPLE                REBECCA
    REGION CODE    ADDRESS   : 7315 BINNACLE DRIVE
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   287,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,658.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,891.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 74.99300
    ----------------------------------------------------------------------------
0   0031899164     MORTGAGORS: LANDIN               LORENZO
                               LANDIN               VICKY
    REGION CODE    ADDRESS   : 7832 YORKTOWN PLACE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90045
    MORTGAGE AMOUNT :   261,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,603.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,738.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0031899636     MORTGAGORS: SERAME               THOMAS
                               SERAME               DELIA
    REGION CODE    ADDRESS   : 2173 WATERCREST PLACE
        01         CITY      :    SAN RAMON
                   STATE/ZIP : CA  94583
    MORTGAGE AMOUNT :   390,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    389,647.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,465.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 79.70200
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,603,300.00
                               P & I AMT:     10,573.82  UPB AMT:   1,601,528.35
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          237
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031900335     MORTGAGORS: STUNZ                RONALD
                               STUNZ                PHEBE
    REGION CODE    ADDRESS   : 60 BOOTH LANE
        01         CITY      :    HAVERFORD
                   STATE/ZIP : PA  19041
    MORTGAGE AMOUNT :   533,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    533,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,726.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.51700
    ----------------------------------------------------------------------------
0   0031900384     MORTGAGORS: LUNA                 ROBERT

    REGION CODE    ADDRESS   : 20214 PLAZA DE MADRID
        01         CITY      :    CERRITOS
                   STATE/ZIP : CA  90703
    MORTGAGE AMOUNT :   283,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,886.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 85.90900
    ----------------------------------------------------------------------------
0   0031900483     MORTGAGORS: PHILLIPS             SYDNEY

    REGION CODE    ADDRESS   : 245 WEST CHANNEL ROAD
        01         CITY      :    SANTA MONICA AREA
                   STATE/ZIP : CA  90402
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,760.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,021.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 52.63100
    ----------------------------------------------------------------------------
0   0031900509     MORTGAGORS: MACMASTER            FRANZ

    REGION CODE    ADDRESS   : 44475 CLUBHOUSE DRIVE
        01         CITY      :    EL MACERO
                   STATE/ZIP : CA  95618
    MORTGAGE AMOUNT :   298,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,561.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,013.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031900541     MORTGAGORS: FUENTES              PETE
                               FUENTES              REBECCA
    REGION CODE    ADDRESS   : 2121 GRETA LANE SOUTH
        01         CITY      :    FORT WORTH
                   STATE/ZIP : TX  76120
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,237.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,735,300.00
                               P & I AMT:     11,884.66  UPB AMT:   1,734,821.15
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          238
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031900558     MORTGAGORS: CASTILLO             MOSES
                               CASTILLO             ELIZABETH
    REGION CODE    ADDRESS   : 8721 DELRAY CIRCLE
        01         CITY      :    WESTMINSTER
                   STATE/ZIP : CA  92683
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,776.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031900871     MORTGAGORS: STURGES              ROBERT
                               STURGES              WENDY
    REGION CODE    ADDRESS   : 13806 WILLOW TREE DRIVE
        01         CITY      :    ROCKVILLE
                   STATE/ZIP : MD  20850
    MORTGAGE AMOUNT :   331,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    331,521.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,179.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 69.97900
    ----------------------------------------------------------------------------
0   0031901440     MORTGAGORS: BELL                 DWAINE
                               BELL                 LINH
    REGION CODE    ADDRESS   : 32770 FOLKLORE LOOP
        01         CITY      :    UNION CITY
                   STATE/ZIP : CA  94587
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,578.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,642.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 73.89800
    ----------------------------------------------------------------------------
0   0031901457     MORTGAGORS: UPADHYAYA            RAHUL
                               UPADHYAYA            MANJU
    REGION CODE    ADDRESS   : 32792 OLYMPIAD COURT
        01         CITY      :    UNION CITY
                   STATE/ZIP : CA  94587
    MORTGAGE AMOUNT :   339,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,028.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,285.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.98700
    ----------------------------------------------------------------------------
0   0031901663     MORTGAGORS: RIDDLESPERGER        MICHAEL

    REGION CODE    ADDRESS   : 2096 WESTMINSTER AVENUE
        01         CITY      :    COSTA MESA
                   STATE/ZIP : CA  92627
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,841.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 88.52400
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,439,100.00
                               P & I AMT:      9,726.53  UPB AMT:   1,438,128.63
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          239
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031901747     MORTGAGORS: BULL                 BRUCE
                               BULL                 TACIE
    REGION CODE    ADDRESS   : 3653 PIMLICO DRIVE
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94588
    MORTGAGE AMOUNT :   307,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,150.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031901788     MORTGAGORS: JACK                 KEVIN
                               JACK                 GEORGETTE
    REGION CODE    ADDRESS   : 114 BLUEBERRY DRIVE
        01         CITY      :    SCOTTS VALLEY
                   STATE/ZIP : CA  95066
    MORTGAGE AMOUNT :   319,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,098.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031901812     MORTGAGORS: REYNAGA              OMAR
                               REYNAGA              LORENA
    REGION CODE    ADDRESS   : 15655 OLDEN STREET
        01         CITY      :    SYLMAR
                   STATE/ZIP : CA  91342
    MORTGAGE AMOUNT :   269,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,684.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,818.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 89.98100
    ----------------------------------------------------------------------------
0   0031901838     MORTGAGORS: MEIR                 EZRA

    REGION CODE    ADDRESS   : 95 S LUMINA AVENUE UNIT 1-1
        01         CITY      :    WRIGHTSVILLE BEACH
                   STATE/ZIP : NC  28480
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,795.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031902232     MORTGAGORS: TARANTOLO            ROBERT
                               TARANTOLO            TERESA
    REGION CODE    ADDRESS   : 12300 MORNING CREEK ROAD
        01         CITY      :    RICHMOND
                   STATE/ZIP : VA  23060
    MORTGAGE AMOUNT :   265,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,371.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,722.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,422,500.00
                               P & I AMT:      9,585.78  UPB AMT:   1,422,055.48
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          240
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031902349     MORTGAGORS: CISNEROS             AGUSTIN
                               CISNEROS             LETICIA
    REGION CODE    ADDRESS   : 2452 STEAMBOAT SPRINGS COURT
        01         CITY      :    CHULA VISTA
                   STATE/ZIP : CA  91915
    MORTGAGE AMOUNT :   241,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,646.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,588.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 94.98900
    ----------------------------------------------------------------------------
0   0031902356     MORTGAGORS: NICHKELSEN           PHYLLIS
                               REYNOLDS             SHAUNA
    REGION CODE    ADDRESS   : 285 GLENDORA AVENUE
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90803
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,091.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031902695     MORTGAGORS: MAIN                 BRIAN
                               MAIN                 WENDY
    REGION CODE    ADDRESS   : 308 GALWAY COURT
        01         CITY      :    ROSEVILLE
                   STATE/ZIP : CA  95747
    MORTGAGE AMOUNT :   414,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    413,876.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,825.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 89.99900
    ----------------------------------------------------------------------------
0   0031902737     MORTGAGORS: QUIGG                ROGER
                               QUIGG                MARY
    REGION CODE    ADDRESS   : 725 TAYLOR STREET
        01         CITY      :    FOLSOM
                   STATE/ZIP : CA  95630
    MORTGAGE AMOUNT :   256,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,818.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.99700
    ----------------------------------------------------------------------------
0   0031902752     MORTGAGORS: SAULS                MALCOLM
                               SAULS                GERTRUDE
    REGION CODE    ADDRESS   : 34325 N. 99TH STREET
        01         CITY      :    SCOTTSDALE
                   STATE/ZIP : AZ  85262
    MORTGAGE AMOUNT :   268,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,550.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,877.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,473,500.00
                               P & I AMT:     10,202.35  UPB AMT:   1,472,973.70
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          241
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031902885     MORTGAGORS: MILOUSHEV            ZDRAVKO
                               DIMITRIEVA           DOBRINA
    REGION CODE    ADDRESS   : 44 GLENDALE ROAD
        01         CITY      :    BOXFORD
                   STATE/ZIP : MA  01921
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,839.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031903123     MORTGAGORS: NEWMAN               MICHAEL
                               DEWOLF               MICHELLE
    REGION CODE    ADDRESS   : 955 EVELYN STREET
        01         CITY      :    MENLO PARK
                   STATE/ZIP : CA  94025
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 85.71400
    ----------------------------------------------------------------------------
0   0031903164     MORTGAGORS: KEARNS               MARK
                               KEARNS               THERESA
    REGION CODE    ADDRESS   : 387 EWING DRIVE
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   363,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    363,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,569.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 78.91300
    ----------------------------------------------------------------------------
0   0031903610     MORTGAGORS: BAHNG                HEEBUM
                               BAHNG                SEJEONG
    REGION CODE    ADDRESS   : 3307 LAUREN OAKS COURT
        01         CITY      :    OAK HILL
                   STATE/ZIP : VA  20171
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,710.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,022.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 58.47600
    ----------------------------------------------------------------------------
0   0031903719     MORTGAGORS: GORDON               SCOTT
                               CAMPANARO            LISA
    REGION CODE    ADDRESS   : 11343 FARLIN STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90049
    MORTGAGE AMOUNT :   448,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    447,632.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,980.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,711,000.00
                               P & I AMT:     11,509.52  UPB AMT:   1,710,343.48
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          242
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031903735     MORTGAGORS: ALDRICH              MARK
                               ALDRICH              ANNE
    REGION CODE    ADDRESS   : 26071 WATERWHEEL PLACE
        01         CITY      :    LAGUNA HILLS
                   STATE/ZIP : CA  92653
    MORTGAGE AMOUNT :   580,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    579,157.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,105.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 78.48400
    ----------------------------------------------------------------------------
0   0031903891     MORTGAGORS: RANDAZZO             ROGER
                               RANDAZZO             JO ANNE
    REGION CODE    ADDRESS   : 15530 BLUE CRYSTAL TRAILS
        01         CITY      :    POWAY
                   STATE/ZIP : CA  92064
    MORTGAGE AMOUNT :   490,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    490,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,259.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 69.30600
    ----------------------------------------------------------------------------
0   0031903941     MORTGAGORS: PULJIZ               THOMAS
                               ELLER                KIM
    REGION CODE    ADDRESS   : 333 RANCHO RIO AVENUE
        01         CITY      :    BEN LOMOND
                   STATE/ZIP : CA  95005
    MORTGAGE AMOUNT :   238,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    237,823.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,664.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0031904147     MORTGAGORS: WESTFALL             DAVID
                               WESTFALL             CAROL
    REGION CODE    ADDRESS   : 22352 PLATINO
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92691
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,814.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,748.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.52941
    ----------------------------------------------------------------------------
0   0031904220     MORTGAGORS: WHITE                RONALD
                               WHITE                JULIE
    REGION CODE    ADDRESS   : 2879 TEAL STREET
        01         CITY      :    LA VERNE
                   STATE/ZIP : CA  91750
    MORTGAGE AMOUNT :   345,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    345,050.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,353.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99600
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,903,050.00
                               P & I AMT:     13,131.20  UPB AMT:   1,901,845.60
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          243
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031904378     MORTGAGORS: BAXTER               ALEXANDER

    REGION CODE    ADDRESS   : 2006 FEDERAL AVENUE EAST
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98102
    MORTGAGE AMOUNT :   386,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    386,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,633.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031904485     MORTGAGORS: MCMILLAN             DOUGALD
                               MCMILLAN             URSULA
    REGION CODE    ADDRESS   : 14 CURVE STREET
        01         CITY      :    WELLESLEY
                   STATE/ZIP : MA  02482
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,101.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031904667     MORTGAGORS: CASILLAS             EDWARD
                               CASILLAS             JILL
    REGION CODE    ADDRESS   : 1508 N. HIGHLAND STREET
        01         CITY      :    ARLINGTON
                   STATE/ZIP : VA  22201
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,755.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031904675     MORTGAGORS: MATTEI               GEORGE
                               MATTEI               LISA
    REGION CODE    ADDRESS   : 2882 EIDER ST.
        01         CITY      :    LA VERNE
                   STATE/ZIP : CA  91750
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,937.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 69.79600
    ----------------------------------------------------------------------------
0   0031904683     MORTGAGORS: PITPIT               WENDELL
                               PITPIT               SHARON
    REGION CODE    ADDRESS   : 7550 COWAN AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90045
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,989.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,530,100.00
                               P & I AMT:     10,417.19  UPB AMT:   1,530,100.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          244
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031904709     MORTGAGORS: BARNES               BRENDA

    REGION CODE    ADDRESS   : 7826 GEORGIAN OAKS COURT,
        01         CITY      :    DUBLIN,
                   STATE/ZIP : CA  94568
    MORTGAGE AMOUNT :   464,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    464,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,132.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 76.85500
    ----------------------------------------------------------------------------
0   0031904816     MORTGAGORS: ROSEMEYER            TIMOTHY
                               ROSEMEYER            BEVERLY
    REGION CODE    ADDRESS   : 468 LA MARINA DRIVE
        01         CITY      :    CAMARILLO
                   STATE/ZIP : CA  93010
    MORTGAGE AMOUNT :   246,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,793.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,616.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 31.66000
    ----------------------------------------------------------------------------
0   0031904873     MORTGAGORS: FREY                 WILLIAM
                               FREY                 PATRICIA
    REGION CODE    ADDRESS   : 95 SEAFIRTH ROAD
        01         CITY      :    TIBURON
                   STATE/ZIP : CA  94920
    MORTGAGE AMOUNT :   565,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    565,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,806.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 66.47000
    ----------------------------------------------------------------------------
0   0031904956     MORTGAGORS: KIM                  IN
                               KIM                  SEUNG
    REGION CODE    ADDRESS   : 25726 CRESTFIELD CIRCLE
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   306,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    306,510.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,092.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.99123
    ----------------------------------------------------------------------------
0   0031905052     MORTGAGORS: WILLIAMS             KEITH
                               JACOBS-WILLIAMS      BELINDA
    REGION CODE    ADDRESS   : 16504 SOUTH MYRA LANE
        01         CITY      :    CERRITOS
                   STATE/ZIP : CA  90703
    MORTGAGE AMOUNT :   247,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,329.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,794.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,830,150.00
                               P & I AMT:     12,441.81  UPB AMT:   1,829,533.70
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          245
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031905086     MORTGAGORS: WOODS                STUART

    REGION CODE    ADDRESS   : 80 CLUBHOUSE COURT
        01         CITY      :    VERO BEACH
                   STATE/ZIP : FL  32963
    MORTGAGE AMOUNT :   506,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    506,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,454.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031905417     MORTGAGORS: MAHON                JAMES
                               MAHON                CHARLA
    REGION CODE    ADDRESS   : 5247 ELLIOTT ROAD
        01         CITY      :    POWDER SPRINGS
                   STATE/ZIP : GA  30127
    MORTGAGE AMOUNT :   264,081.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,081.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,779.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0031905466     MORTGAGORS: GARLOCK              WILLIAM
                               GARLOCK              LYNN
    REGION CODE    ADDRESS   : 3600 MARIOLA ROAD
        01         CITY      :    SEBASTOPOL
                   STATE/ZIP : CA  95472
    MORTGAGE AMOUNT :   367,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    367,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,472.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 77.26300
    ----------------------------------------------------------------------------
0   0031905623     MORTGAGORS: EVANGELISTA          ERNESTO
                               EVANGELISTA          MYRNA
    REGION CODE    ADDRESS   : 87 WEMBLEY DRIVE
        01         CITY      :    DALY CITY
                   STATE/ZIP : CA  94015
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,787.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,855.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031905805     MORTGAGORS: JERVIS               JACQUELYNE

    REGION CODE    ADDRESS   : 5 RIVA DRIVE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92657
    MORTGAGE AMOUNT :   346,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    345,402.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,244.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 67.18400
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,755,481.00
                               P & I AMT:     11,805.94  UPB AMT:   1,754,671.34
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          246
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031905961     MORTGAGORS: WASHINGTON           ROBERT

    REGION CODE    ADDRESS   : 1300 VINEYARD DR.
        01         CITY      :    CONYERS
                   STATE/ZIP : GA  30013
    MORTGAGE AMOUNT :   251,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,648.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 78.43700
    ----------------------------------------------------------------------------
0   0031906076     MORTGAGORS: VIA                  MARK
                               VIA                  LINDA
    REGION CODE    ADDRESS   : 2655 WISTERIA COURT,
        01         CITY      :    MERCED,
                   STATE/ZIP : CA  95340
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,358.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,694.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 66.66600
    ----------------------------------------------------------------------------
0   0031906225     MORTGAGORS: SWANSON              GARY
                               SWANSON              VALERIE
    REGION CODE    ADDRESS   : 2033 EAST VICTOR ROAD
        01         CITY      :    GILBERT
                   STATE/ZIP : AZ  85296
    MORTGAGE AMOUNT :   276,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,234.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,885.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.98900
    ----------------------------------------------------------------------------
0   0031906357     MORTGAGORS: NERN                 DAVID
                               NERN                 LISA
    REGION CODE    ADDRESS   : 1924 E CHESAPEAKE LANE
        01         CITY      :    LITTLETON
                   STATE/ZIP : CO  80126
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,808.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,740.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031906464     MORTGAGORS: VANGALIS             ANTHONY
                               VANGALIS             PATRICIA
    REGION CODE    ADDRESS   : 0095 POLAR STAR ROAD
        01         CITY      :    EDWARDS
                   STATE/ZIP : CO  81632
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,687.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,728.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 30.76900
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,579,450.00
                               P & I AMT:     10,698.86  UPB AMT:   1,578,088.89
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          247
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031906472     MORTGAGORS: FREEMAN              DOUGLAS
                               FREEMAN              CAROL
    REGION CODE    ADDRESS   : 1775 CALIFORNIA AVE
        01         CITY      :    TURLOCK
                   STATE/ZIP : CA  95380
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,791.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,038.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031906613     MORTGAGORS: GROSS                DANIEL
                               GROSS                ANNE
    REGION CODE    ADDRESS   : 732 SOUTH ELWOOD AVENUE
        01         CITY      :    GLENDORA
                   STATE/ZIP : CA  91740
    MORTGAGE AMOUNT :   281,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,916.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.94500
    ----------------------------------------------------------------------------
0   0031906704     MORTGAGORS: SHAW                 MAXIMILLIAN
                               SHAW                 MARY
    REGION CODE    ADDRESS   : 24652 AVENIDA RIVIERA
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,622.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 57.44100
    ----------------------------------------------------------------------------
0   0031906811     MORTGAGORS: NEWMAN               TODD
                               NEWMAN               MARISA
    REGION CODE    ADDRESS   : 2856 EIDER STREET
        01         CITY      :    LA VERNE
                   STATE/ZIP : CA  91750
    MORTGAGE AMOUNT :   390,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    390,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,666.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 89.99000
    ----------------------------------------------------------------------------
0   0031906894     MORTGAGORS: KENDRICK             JAMES

    REGION CODE    ADDRESS   : 13410 GREENWOOD MANOR DRIVE
        01         CITY      :    CYPRESS
                   STATE/ZIP : TX  77429
    MORTGAGE AMOUNT :   251,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,213.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,757.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 93.11100
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,458,300.00
                               P & I AMT:     10,002.44  UPB AMT:   1,457,904.97
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          248
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031906985     MORTGAGORS: LYNDS                KRISTOFFER
                               LYNDS                CYNTHIA
    REGION CODE    ADDRESS   : 16 RYDAL COURT
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94611
    MORTGAGE AMOUNT :   353,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    352,375.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,260.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 74.31579
    ----------------------------------------------------------------------------
0   0031907181     MORTGAGORS: GALLINA              JULIANE
                               GLOSS                LAWRENCE
    REGION CODE    ADDRESS   : 713 NORFOLK LANE
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22314
    MORTGAGE AMOUNT :   304,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,450.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,154.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 94.98600
    ----------------------------------------------------------------------------
0   0031907413     MORTGAGORS: CAMARENA             JOHN

    REGION CODE    ADDRESS   : 1532 BELLA VISTA DRIVE
        01         CITY      :    ENCINITAS
                   STATE/ZIP : CA  92024
    MORTGAGE AMOUNT :   328,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,209.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031907462     MORTGAGORS: SUGHRUE              CHRISTOPHER
                               SUGHRUE              WENDY
    REGION CODE    ADDRESS   : 1212 GREENBROOK DRIVE
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,259.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031907488     MORTGAGORS: BROHAMMER            KARL
                               BROHAMMER            OLIVIA
    REGION CODE    ADDRESS   : 1589 LEESBURG COURT
        01         CITY      :    GRAYSON
                   STATE/ZIP : GA  30017
    MORTGAGE AMOUNT :   267,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,306.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,731.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 78.52900
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,596,450.00
                               P & I AMT:     10,616.58  UPB AMT:   1,595,131.85
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          249
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031907504     MORTGAGORS: ST JEAN              RICHARD
                               ST JEAN              PATRICIA
    REGION CODE    ADDRESS   : 6160 MANASOTA KEY ROAD
        01         CITY      :    ENGLEWOOD
                   STATE/ZIP : FL  34223
    MORTGAGE AMOUNT :   387,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    386,066.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,607.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 48.74000
    ----------------------------------------------------------------------------
0   0031907512     MORTGAGORS: FRAUENFELDER         ANDREAS
                               FRAUENFELDER         KELLY
    REGION CODE    ADDRESS   : 404 OLD QUARRY ROAD
        01         CITY      :    ST AUGUSTINE
                   STATE/ZIP : FL  32084
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,340.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,910.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.26800
    ----------------------------------------------------------------------------
0   0031907538     MORTGAGORS: MARIANI              MARK
                               MARIANI              JANELLE
    REGION CODE    ADDRESS   : 775 OLEANDER STREET
        01         CITY      :    BOCA RATON
                   STATE/ZIP : FL  33486
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    397,512.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,762.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 54.79400
    ----------------------------------------------------------------------------
0   0031907546     MORTGAGORS: LEONHARDT            PHYLLIS

    REGION CODE    ADDRESS   : 222 SONORA DRIVE
        01         CITY      :    SAN MATEO
                   STATE/ZIP : CA  94402
    MORTGAGE AMOUNT :   265,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,788.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 35.40000
    ----------------------------------------------------------------------------
0   0031907553     MORTGAGORS: ITURREY              MARCELINO
                               ITURREY              ERLEN
    REGION CODE    ADDRESS   : 9250 S.W. 70 AVENUE
        01         CITY      :    PINECREST
                   STATE/ZIP : FL  33156
    MORTGAGE AMOUNT :   248,298.49  OPTION TO CONVERT :
    UNPAID BALANCE :    247,038.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,732.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   09/01/24
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 70.94200
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,580,798.49
                               P & I AMT:     10,801.00  UPB AMT:   1,575,457.49
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          250
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031907561     MORTGAGORS: PRIEST               NEAL
                               PRIEST               PATRICIA
    REGION CODE    ADDRESS   : 1181 TANGLEBROOK DR
        01         CITY      :    ATHENS
                   STATE/ZIP : GA  30606
    MORTGAGE AMOUNT :   404,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    403,000.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,687.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031907579     MORTGAGORS: MERCADO              ROY

    REGION CODE    ADDRESS   : 24308 MOSS CREEK LANE
        01         CITY      :    PONTE VEDRA BEACH
                   STATE/ZIP : FL  32082
    MORTGAGE AMOUNT :   470,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    468,808.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,087.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 70.67600
    ----------------------------------------------------------------------------
0   0031907587     MORTGAGORS: MAXWELL              DWEIIT
                               MAXWELL              JUDI
    REGION CODE    ADDRESS   : 2585 MAYFAIR LANE
        01         CITY      :    FT. LAUDERDALE
                   STATE/ZIP : FL  33327
    MORTGAGE AMOUNT :   307,567.06  OPTION TO CONVERT :
    UNPAID BALANCE :    305,625.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,208.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/24
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 62.76800
    ----------------------------------------------------------------------------
0   0031907611     MORTGAGORS: LUSCO                MARY
                               CEDDIA               LOUIS
    REGION CODE    ADDRESS   : 8200 DEERBROOK CIRCLE
        01         CITY      :    SARATOSA
                   STATE/ZIP : FL  34238
    MORTGAGE AMOUNT :   319,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    318,326.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,084.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   02/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031907629     MORTGAGORS: HOFF                 CHARLES
                               HOFF                 LISA
    REGION CODE    ADDRESS   : 498 WEST PARKWOOD
        01         CITY      :    DECATUR
                   STATE/ZIP : GA  30030
    MORTGAGE AMOUNT :   372,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    371,079.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,474.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,872,767.06
                               P & I AMT:     12,544.20  UPB AMT:   1,866,841.43
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          251
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031907637     MORTGAGORS: MARSHALL             JOHN
                               MARSHALL             MOLISSA
    REGION CODE    ADDRESS   : 4813 RIVER BASIN DRIVE
        01         CITY      :    JACKSONVILLE
                   STATE/ZIP : FL  32207
    MORTGAGE AMOUNT :   263,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,808.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,840.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031907645     MORTGAGORS: DILLON               JOSEPH
                               DILLON               HARRIETT
    REGION CODE    ADDRESS   : 1551 WILMINGTON ISLAND ROAD
        01         CITY      :    SAVANNAH
                   STATE/ZIP : GA  31410
    MORTGAGE AMOUNT :   605,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    603,539.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,076.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 71.17600
    ----------------------------------------------------------------------------
0   0031907652     MORTGAGORS: MURPHY               MICHAEL
                               MURPHY               AMY
    REGION CODE    ADDRESS   : 8075 EAGLE LAKE VIEW
        01         CITY      :    CUMMING
                   STATE/ZIP : GA  30040
    MORTGAGE AMOUNT :   286,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,107.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,932.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031907660     MORTGAGORS: BERGERON             PATRICIA

    REGION CODE    ADDRESS   : 56 KNOLLWOOD DRIVE
        01         CITY      :    HILTON HEAD ISLAND
                   STATE/ZIP : SC  29926
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    398,607.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,627.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 78.90300
    ----------------------------------------------------------------------------
0   0031907678     MORTGAGORS: BASKIN               ROGER
                               BASKIN               LISA
    REGION CODE    ADDRESS   : 4270 LONG LANE
        01         CITY      :    FRANKLIN
                   STATE/ZIP : TN  37064
    MORTGAGE AMOUNT :   482,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    480,519.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,331.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 32.15300
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,037,300.00
                               P & I AMT:     13,807.40  UPB AMT:   2,031,582.88
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          252
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031907694     MORTGAGORS: THORNE               CURTIS

    REGION CODE    ADDRESS   : 100 WEST HILLWOOD DRIVE
        01         CITY      :    NASHVILLE
                   STATE/ZIP : TN  37205
    MORTGAGE AMOUNT :   406,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    404,919.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,599.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031907702     MORTGAGORS: SMITH                GEOFFREY
                               SMITH                NATALIA
    REGION CODE    ADDRESS   : 5560 SE MILES GRANT ROAD
        01         CITY      :    STUART
                   STATE/ZIP : FL  34997
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    371,126.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,762.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 60.60600
    ----------------------------------------------------------------------------
0   0031907710     MORTGAGORS: SULLIVAN             RODNEY
                               SULLIVAN             LORRAINE
    REGION CODE    ADDRESS   : 2650 SW 137 TERRACE
        01         CITY      :    DAVIE
                   STATE/ZIP : FL  33330
    MORTGAGE AMOUNT :   257,135.65  OPTION TO CONVERT :
    UNPAID BALANCE :    256,437.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,811.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/26
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 93.16500
    ----------------------------------------------------------------------------
0   0031907728     MORTGAGORS: CHOW                 DEXTER
                               LUM                  BETTINA
    REGION CODE    ADDRESS   : 2436 HERITAGE WAY
        01         CITY      :    UNION CITY
                   STATE/ZIP : CA  94587
    MORTGAGE AMOUNT :   410,770.00  OPTION TO CONVERT :
    UNPAID BALANCE :    410,398.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,596.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 79.99900
    ----------------------------------------------------------------------------
0   0031907934     MORTGAGORS: FOLTZ                ROBERT
                               FOLTZ                SUSAN
    REGION CODE    ADDRESS   : 34340 ZIRCON TERRACE
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94555
    MORTGAGE AMOUNT :   295,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,758.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,962.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 74.68300
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,768,905.65
                               P & I AMT:     11,732.86  UPB AMT:   1,737,640.54
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          253
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031907983     MORTGAGORS: WARD                 BRADFORD
                               WARD                 LAUREL
    REGION CODE    ADDRESS   : 8509 CHASE GLEN CIRCLE
        01         CITY      :    FAIRFAX STATION
                   STATE/ZIP : VA  22039
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,910.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.09600
    ----------------------------------------------------------------------------
0   0031908395     MORTGAGORS: ROBINSON             ROCKY

    REGION CODE    ADDRESS   : 2072 NORTH CROSS
        01         CITY      :    SHREVEPORT
                   STATE/ZIP : LA  71107
    MORTGAGE AMOUNT :   241,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,311.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,647.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0031908403     MORTGAGORS: RAY                  RICHARD
                               RAY                  TARA
    REGION CODE    ADDRESS   : 12100 GRANDVIEW TERRACE
        01         CITY      :    APPLE VALLEY
                   STATE/ZIP : MN  55124
    MORTGAGE AMOUNT :   583,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    582,745.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,978.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031908551     MORTGAGORS: DUNGEE               JAMES
                               DUNGEE               DEBORAH
    REGION CODE    ADDRESS   : 16 RED HILL COURT
        01         CITY      :    MT LAUREL
                   STATE/ZIP : NJ  08054
    MORTGAGE AMOUNT :   251,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,028.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,608.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 94.99500
    ----------------------------------------------------------------------------
0   0031908619     MORTGAGORS: O'NEILL              WILLARD
                               O'NEILL              ANN
    REGION CODE    ADDRESS   : 7792 KNOLLBROOK DRIVE
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94588
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,102.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 69.87900
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,645,950.00
                               P & I AMT:     11,247.49  UPB AMT:   1,645,084.98
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          254
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031908643     MORTGAGORS: BACHUR               RICHARD

    REGION CODE    ADDRESS   : 33 FREEDOM  DRIVE
        01         CITY      :    NO READING
                   STATE/ZIP : MA  01864
    MORTGAGE AMOUNT :   364,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    364,236.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,579.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031908726     MORTGAGORS: ALLEN                RANDALL
                               ALLEN                MARY
    REGION CODE    ADDRESS   : 2753 MABREY ROAD
        01         CITY      :    ATLANTA
                   STATE/ZIP : GA  30319
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    500,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,326.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 68.96500
    ----------------------------------------------------------------------------
0   0031908932     MORTGAGORS: MALLDER              MARK
                               MALLDER              LISA
    REGION CODE    ADDRESS   : 1526 HEREDIA DRIVE
        01         CITY      :    ROSEVILLE
                   STATE/ZIP : CA  95747
    MORTGAGE AMOUNT :   326,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    326,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,254.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99000
    ----------------------------------------------------------------------------
0   0031909427     MORTGAGORS: WALKER               JAMES
                               FILER                ANNE
    REGION CODE    ADDRESS   : 134 SHERIDAN ROAD
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94618
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    380,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,592.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031909781     MORTGAGORS: SALUS                RICHARD
                               SALUS                LIA
    REGION CODE    ADDRESS   : 25166 FAIRGREEN
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,985.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,854,900.00
                               P & I AMT:     12,738.83  UPB AMT:   1,854,636.18
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          255
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031909872     MORTGAGORS: VILLALOVOS           TERRENCE
                               VILLALOVOS           CHRISTINA
    REGION CODE    ADDRESS   : 2848 OPAL COURT
        01         CITY      :    SIMI VALLEY
                   STATE/ZIP : CA  93063
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,937.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031910011     MORTGAGORS: HOTTA                DENIS
                               HOTTA                SUSAN
    REGION CODE    ADDRESS   : 24452 WINLOCK DRIVE
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90505
    MORTGAGE AMOUNT :   259,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,790.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031910045     MORTGAGORS: MELCHOR              R.
                               MELCHOR              JACQUELINE
    REGION CODE    ADDRESS   : 2337 HAVERSHAM CLOSE
        01         CITY      :    VIRGINIA BEACH
                   STATE/ZIP : VA  23454
    MORTGAGE AMOUNT :   574,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    574,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,770.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 72.65800
    ----------------------------------------------------------------------------
0   0031910318     MORTGAGORS: CHESTNUT             DENNIS
                               CHESTNUT             LINDA
    REGION CODE    ADDRESS   : 12891 ISOCOMA STREET
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92129
    MORTGAGE AMOUNT :   253,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,650.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,751.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0031910383     MORTGAGORS: KAUDERS              A.
                               KAUDERS              VIRGINIA
    REGION CODE    ADDRESS   : 6 LOWER TUCKAHOE ROAD EAST
        01         CITY      :    RICHMOND
                   STATE/ZIP : VA  23233
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,818.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,654,850.00
                               P & I AMT:     11,068.77  UPB AMT:   1,654,850.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          256
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031910433     MORTGAGORS: GRAY                 DEAN
                               GRAY                 WANDA
    REGION CODE    ADDRESS   : 821 STARCREST STREET
        01         CITY      :    BREA
                   STATE/ZIP : CA  92821
    MORTGAGE AMOUNT :   261,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,070.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,894.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0031910490     MORTGAGORS: PUTHOFF              KRISTOPHER
                               PUTHOFF              TAMMY
    REGION CODE    ADDRESS   : 1075 EASY STREET
        01         CITY      :    MORGAN HILL
                   STATE/ZIP : CA  95037
    MORTGAGE AMOUNT :   257,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,819.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 66.75300
    ----------------------------------------------------------------------------
0   0031910532     MORTGAGORS: KING                 BLAIR
                               ADAMS                NANCY
    REGION CODE    ADDRESS   : 420 ST JOSEPH AVENUE
        01         CITY      :    HALF MOON BAY
                   STATE/ZIP : CA  94019
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,655.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 60.00000
    ----------------------------------------------------------------------------
0   0031910557     MORTGAGORS: DUTRA                NORBERTO
                               DUTRA                MARIA
    REGION CODE    ADDRESS   : 1660 CATALINA BOULEVARD
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92107
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,719.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 61.16500
    ----------------------------------------------------------------------------
0   0031910565     MORTGAGORS: NORTH                MICHAEL
                               COOK-NORTH           LAURA
    REGION CODE    ADDRESS   : 2828 NORTH DANBURY STREET
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92867
    MORTGAGE AMOUNT :   337,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    337,216.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,217.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,359,750.00
                               P & I AMT:      9,304.94  UPB AMT:   1,359,286.67
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          257
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031910599     MORTGAGORS: HIGGINS              PAUL
                               HIGGINS              LISA
    REGION CODE    ADDRESS   : 24 UNION HILL ROAD
        01         CITY      :    DENVILLE
                   STATE/ZIP : NJ  07834
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,913.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 78.88800
    ----------------------------------------------------------------------------
0   0031910649     MORTGAGORS: SHIMOMURA            DANIEL
                               SHIMOMURA            JUDITH
    REGION CODE    ADDRESS   : 830 IKENA CIRCLE
        01         CITY      :    HONOLULU
                   STATE/ZIP : HI  96821
    MORTGAGE AMOUNT :   607,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    607,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,936.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 71.41100
    ----------------------------------------------------------------------------
0   0031910847     MORTGAGORS: ZAZULA               GREGORY
                               GIACALONE            LENORE
    REGION CODE    ADDRESS   : 656 BLUE HILL AVENUE
        01         CITY      :    MILTON
                   STATE/ZIP : MA  02186
    MORTGAGE AMOUNT :   492,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    491,316.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,245.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.25000  MATURITY DATE     :   12/01/23
    CURRENT INT RATE:      6.25000  PRODUCT CODE      :   002
    LTV :                 46.85700
    ----------------------------------------------------------------------------
0   0031910888     MORTGAGORS: MILLIARD             ROBERT
                               PARE                 SUSAN
    REGION CODE    ADDRESS   : 88 ROCKY BROOK ROAD
        01         CITY      :    NORTH ANDOVER
                   STATE/ZIP : MA  01845
    MORTGAGE AMOUNT :   353,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    353,310.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,352.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031911043     MORTGAGORS: WINEBERG             BARBARA

    REGION CODE    ADDRESS   : 1 HIGHLAND ROAD
        01         CITY      :    PRINCETON
                   STATE/ZIP : NJ  08540
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,181.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,048,600.00
                               P & I AMT:     13,629.98  UPB AMT:   2,047,627.09
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          258
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031911100     MORTGAGORS: DELANEY              WILLIAM
                               DELANEY              GAIL
    REGION CODE    ADDRESS   : 125 PARK STREET, UNIT #5
        01         CITY      :    BROOKLINE
                   STATE/ZIP : MA  02146
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,796.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,851.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031911118     MORTGAGORS: NISEN                ALAN
                               NISEN                CATHY
    REGION CODE    ADDRESS   : 3208 RONINO WAY
        01         CITY      :    LAFAYETTE
                   STATE/ZIP : CA  94549
    MORTGAGE AMOUNT :   398,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    398,189.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,718.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 56.92800
    ----------------------------------------------------------------------------
0   0031911126     MORTGAGORS: KILZER               DAVID
                               KILZER               BONNIE
    REGION CODE    ADDRESS   : 3861 SHEFFIELD CIRCLE
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94506
    MORTGAGE AMOUNT :   384,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    384,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,619.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.29400
    ----------------------------------------------------------------------------
0   0031911142     MORTGAGORS: BLUM                 EDWARD
                               MUSTONE              MARY
    REGION CODE    ADDRESS   : 24 DAWES ROAD
        01         CITY      :    LEXINGTON
                   STATE/ZIP : MA  02173
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,155.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031911191     MORTGAGORS: NICOLAS              ROBERT
                               NICOLAS              EARLENE
    REGION CODE    ADDRESS   : 22 FOREST DRIVE
        01         CITY      :    NAPA
                   STATE/ZIP : CA  94558
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,809.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,726.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.75700
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,624,500.00
                               P & I AMT:     11,071.31  UPB AMT:   1,623,794.98
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          259
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031911217     MORTGAGORS: BERND                NORMAN
                               BERND                KELLIE
    REGION CODE    ADDRESS   : 2791 TUCKER LANE
        01         CITY      :    LOS ALAMITOS (AREA)
                   STATE/ZIP : CA  90720
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,310.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,072.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031911274     MORTGAGORS: CHANG                BUM
                               CHANG                YOO
    REGION CODE    ADDRESS   : 10 WHIMBLE COURT
        01         CITY      :    WAYNE
                   STATE/ZIP : NJ  07470
    MORTGAGE AMOUNT :   247,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,306.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,688.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031911282     MORTGAGORS: FORTINO              GREGG
                               FORTINO              JOYCE
    REGION CODE    ADDRESS   : 160 WINDING WAY
        01         CITY      :    HADDONFIELD
                   STATE/ZIP : NJ  08033
    MORTGAGE AMOUNT :   370,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    369,689.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,430.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 78.07500
    ----------------------------------------------------------------------------
0   0031911308     MORTGAGORS: HORTON               ROBERT
                               HORTON               BONNIE
    REGION CODE    ADDRESS   : 5077 HOOD DRIVE
        01         CITY      :    WOODLAND HILLS
                   STATE/ZIP : CA  91364
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,721.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,262.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 68.68600
    ----------------------------------------------------------------------------
0   0031911316     MORTGAGORS: BATTAGLIA            MATTEO

    REGION CODE    ADDRESS   : 6431 DREXEL AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90048
    MORTGAGE AMOUNT :   407,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    407,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,709.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,664,700.00
                               P & I AMT:     11,162.21  UPB AMT:   1,663,228.31
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          260
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031911373     MORTGAGORS: PARAYAO              REMIGIO
                               PACETE               VIVIEN
    REGION CODE    ADDRESS   : 244 S FIRENZA WAY
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92869
    MORTGAGE AMOUNT :   278,563.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,289.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,829.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 94.99974
    ----------------------------------------------------------------------------
0   0031911381     MORTGAGORS: LAMBOURNE            BLAKE

    REGION CODE    ADDRESS   : 9486 SWAN LAKE DRIVE
        01         CITY      :    GRANITE BAY
                   STATE/ZIP : CA  95746
    MORTGAGE AMOUNT :   265,508.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,284.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,744.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 78.09000
    ----------------------------------------------------------------------------
0   0031911399     MORTGAGORS: MUTH                 JAMES
                               MUTH                 CHRISTINA
    REGION CODE    ADDRESS   : 3133 SAINT CHARLES PLACE
        01         CITY      :    ELLICOTT CITY
                   STATE/ZIP : MD  21042
    MORTGAGE AMOUNT :   252,660.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,472.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,766.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031911415     MORTGAGORS: MC CANN              BRIAN
                               MC CANN              NANCY
    REGION CODE    ADDRESS   : 240 HILLENDALE DRIVE
        01         CITY      :    DOYLESTOWN
                   STATE/ZIP : PA  18901
    MORTGAGE AMOUNT :   273,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,764.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,770.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 79.82400
    ----------------------------------------------------------------------------
0   0031911597     MORTGAGORS: HOROWITZ             GARY
                               HOROWITZ             KAREN
    REGION CODE    ADDRESS   : 1503 KEEGAN
        01         CITY      :    COLUMBIA
                   STATE/ZIP : MO  65203
    MORTGAGE AMOUNT :   424,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    424,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,785.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,493,731.00
                               P & I AMT:      9,896.87  UPB AMT:   1,491,811.86
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          261
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031911779     MORTGAGORS: WILKINS              MARY

    REGION CODE    ADDRESS   : 6666 CHARING CROSS ROAD
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94618
    MORTGAGE AMOUNT :   338,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    338,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,223.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031911829     MORTGAGORS: GAUCH                MARK
                               GAUCH                PAMELA
    REGION CODE    ADDRESS   : 156 DAISYFIELD DRIVE
        01         CITY      :    LIVERMORE
                   STATE/ZIP : CA  94550
    MORTGAGE AMOUNT :   264,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,806.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031911878     MORTGAGORS: KENDALL              ROBERT
                               KENDALL              LOIS
    REGION CODE    ADDRESS   : 44448 MARTINGALE COURT
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   499,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,580.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0031912173     MORTGAGORS: NAKATSUKASA          ROY
                               NAKATSUKASA          SUSAN
    REGION CODE    ADDRESS   : 45 WASHINGTON
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92606
    MORTGAGE AMOUNT :   256,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,618.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,682.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.98800
    ----------------------------------------------------------------------------
0   0031912330     MORTGAGORS: HELLIWELL            THOMAS
                               BUSENBERG            BERNADETTE
    REGION CODE    ADDRESS   : 4133 VIA PADOVA
        01         CITY      :    CLAREMONT
                   STATE/ZIP : CA  91711
    MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,700.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,257.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,707,050.00
                               P & I AMT:     11,549.28  UPB AMT:   1,706,318.91
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          262
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031912363     MORTGAGORS: ATKINSON             DAVID
                               ATKINSON             ARLENE
    REGION CODE    ADDRESS   : 24652 AQUILLA DRIVE
        01         CITY      :    DANA POINT
                   STATE/ZIP : CA  92629
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,614.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,948.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031912629     MORTGAGORS: HOMAYOUNFAR          BIJAN
                               HOMAYOUNFAR          FIROOZ
    REGION CODE    ADDRESS   : 1644 ALAMEDA DE LAS PULGAS
        01         CITY      :    REDWOOD CITY
                   STATE/ZIP : CA  94061
    MORTGAGE AMOUNT :   316,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,734.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,075.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031912769     MORTGAGORS: SCHOEMAKER           KATHLEEN

    REGION CODE    ADDRESS   : 4371 PROVINCE LINE ROAD
        01         CITY      :    PRINCETON
                   STATE/ZIP : NJ  08540
    MORTGAGE AMOUNT :   526,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    526,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,411.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 72.55100
    ----------------------------------------------------------------------------
0   0031912785     MORTGAGORS: HIPP                 JOSEPH
                               HIPP                 CANDACE
    REGION CODE    ADDRESS   : 25101 MAMMOTH CIRCLE
        01         CITY      :    LAKE FOREST
                   STATE/ZIP : CA  92630
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,805.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031912868     MORTGAGORS: TOMINAGA             LAYTHON
                               TOMINAGA             CATHERINE
    REGION CODE    ADDRESS   : 25721 BARNETT LANE
        01         CITY      :    STEVENSON RANCH
                   STATE/ZIP : CA  91381
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,740.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,634,000.00
                               P & I AMT:     10,982.24  UPB AMT:   1,633,349.34
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          263
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031912876     MORTGAGORS: EMERSON              ROBERT
                               EMERSON              PATRICIA
    REGION CODE    ADDRESS   : 62 ROBERT ROAD
        01         CITY      :    STOW
                   STATE/ZIP : MA  01775
    MORTGAGE AMOUNT :   281,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,922.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 84.37100
    ----------------------------------------------------------------------------
0   0031913288     MORTGAGORS: KORDASH              JOHN
                               KORDASH              JUDITH
    REGION CODE    ADDRESS   : 2 KNOLLWOOD DRIVE
        01         CITY      :    DOVER
                   STATE/ZIP : MA  02030
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,052.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/19
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 49.09000
    ----------------------------------------------------------------------------
0   0031913312     MORTGAGORS: BRILLIANT            PHILIP
                               BRILLIANT            HARRIET
    REGION CODE    ADDRESS   : 6900 CASTLE PEAK DRIVE
        01         CITY      :    WEST HILLS AREA
                   STATE/ZIP : CA  91307
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    340,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,262.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031913320     MORTGAGORS: HOOS                 JOHN
                               HOOS                 BONNIE
    REGION CODE    ADDRESS   : 6388 NORTH DESERT WIND CIRCLE
        01         CITY      :    TUCSON
                   STATE/ZIP : AZ  85750
    MORTGAGE AMOUNT :   303,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,650.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 67.47700
    ----------------------------------------------------------------------------
0   0031913338     MORTGAGORS: ASHTON               RANDY
                               ASHTON               MARISSA
    REGION CODE    ADDRESS   : 6222 PAINTER AVENUE
        01         CITY      :    WHITTIER
                   STATE/ZIP : CA  90601
    MORTGAGE AMOUNT :   384,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    383,992.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,589.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,579,750.00
                               P & I AMT:     10,923.73  UPB AMT:   1,579,442.67
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          264
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031913353     MORTGAGORS: HO                   SOK
                               HO                   JEUNG
    REGION CODE    ADDRESS   : 25 ROSSMOOR DRIVE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94132
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,680.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,694.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 57.14200
    ----------------------------------------------------------------------------
0   0031913387     MORTGAGORS: WOLF                 THOMAS
                               WOLF                 MONIQUE
    REGION CODE    ADDRESS   : 19372 WORCHESTER LANE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92646
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,763.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,916.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031913486     MORTGAGORS: WILSON               BRADLEY
                               WILSON               PATRICIA
    REGION CODE    ADDRESS   : 63 PARAISO COURT
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   311,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,232.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 77.90000
    ----------------------------------------------------------------------------
0   0031913494     MORTGAGORS: FAAL                 HOOSHANG
                               FAAL                 FARIDA
    REGION CODE    ADDRESS   : 23927 STAGG STREET
        01         CITY      :    CANOGA PARK AREA
                   STATE/ZIP : CA  91304
    MORTGAGE AMOUNT :   300,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,027.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 85.00000
    ----------------------------------------------------------------------------
0   0031913528     MORTGAGORS: NGUYEN               THOMAS
                               NGUYEN               TRANG
    REGION CODE    ADDRESS   : 668 E. DUNDEE COURT
        01         CITY      :    BREA
                   STATE/ZIP : CA  92821
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    420,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,794.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,720,500.00
                               P & I AMT:     11,664.79  UPB AMT:   1,719,944.04
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          265
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031913601     MORTGAGORS: HIRSCH               STEPHEN
                               HIRSCH               KIMBERLY
    REGION CODE    ADDRESS   : 10629 MARBURY ROAD
        01         CITY      :    OAKTON
                   STATE/ZIP : VA  22124
    MORTGAGE AMOUNT :   274,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,775.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,822.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031913635     MORTGAGORS: GOLDEY               CHARLES
                               YWUC                 LAURIE-ANN
    REGION CODE    ADDRESS   : 96 SPOFFORD STREET
        01         CITY      :    GEORGETOWN
                   STATE/ZIP : MA  01833
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,751.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031913759     MORTGAGORS: SENOUR               LESLIE

    REGION CODE    ADDRESS   : 1830 RHODES STREET
        01         CITY      :    HERMOSA BEACH
                   STATE/ZIP : CA  90254
    MORTGAGE AMOUNT :   306,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,761.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,087.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.46100
    ----------------------------------------------------------------------------
0   0031913767     MORTGAGORS: GROB                 GAYLE
                               GROB                 ROBERT
    REGION CODE    ADDRESS   : 12628 OTSEGO STREET
        01         CITY      :    (NORTH HOLLYWOOD AREA),LO
                   STATE/ZIP : CA  91607
    MORTGAGE AMOUNT :   400,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,795.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,763.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 66.68300
    ----------------------------------------------------------------------------
0   0031913775     MORTGAGORS: ROUSSIN              STEVEN
                               ROUSSIN              KATHLEEN
    REGION CODE    ADDRESS   : 963 WEST EL ROBLAR DRIVE
        01         CITY      :    OJAI
                   STATE/ZIP : CA  93023
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    419,688.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,936.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.24500
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,670,100.00
                               P & I AMT:     11,361.71  UPB AMT:   1,669,020.53
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          266
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031913783     MORTGAGORS: BRODSKY              SCOTT
                               BRODSKY              MARIE
    REGION CODE    ADDRESS   : 19676 HIGHRIDGE WAY
        01         CITY      :    TRABULO CANYON AREA
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   283,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,089.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,980.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 65.12600
    ----------------------------------------------------------------------------
0   0031913825     MORTGAGORS: JOHNSON              JEFF
                               JOHNSON              SUSAN
    REGION CODE    ADDRESS   : 2565 COUNTRY CLUB DRIVE
        01         CITY      :    GLENDORA
                   STATE/ZIP : CA  09174
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,794.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,864.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 60.06600
    ----------------------------------------------------------------------------
0   0031913916     MORTGAGORS: VON SCHIMMELMANN     RONALD

    REGION CODE    ADDRESS   : 3785 CAZADOR STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90065
    MORTGAGE AMOUNT :   246,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,826.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,762.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 89.78102
    ----------------------------------------------------------------------------
0   0031913924     MORTGAGORS: NELSON               JAMES
                               NELSON               DOROTHY
    REGION CODE    ADDRESS   : 725 ARDEN ROAD
        01         CITY      :    PASADENA
                   STATE/ZIP : CA  91106
    MORTGAGE AMOUNT :   495,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    494,613.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,376.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 52.10526
    ----------------------------------------------------------------------------
0   0031914005     MORTGAGORS: CASTNER              EDWARD
                               LEBRUN-CASTNER       NANCY
    REGION CODE    ADDRESS   : 3811 LEGATION STREET NW
        01         CITY      :     WASHINGTON
                   STATE/ZIP : DC  20015
    MORTGAGE AMOUNT :   283,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,936.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 77.99400
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,578,200.00
                               P & I AMT:     10,921.57  UPB AMT:   1,577,224.51
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          267
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031914229     MORTGAGORS: HYSELL               WILLIAM
                               HYSELL               KIM
    REGION CODE    ADDRESS   : 2508 SAINT GEORGE WAY
        01         CITY      :    BROOKEVILLE
                   STATE/ZIP : MD  20833
    MORTGAGE AMOUNT :   279,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,776.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,879.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.97700
    ----------------------------------------------------------------------------
0   0031914294     MORTGAGORS: HIGBEE               GREGORY
                               HIGBEE               MARYANNE
    REGION CODE    ADDRESS   : 17 KASHMIR DRIVE
        01         CITY      :    THORNCROFT
                   STATE/ZIP : PA  19373
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,081.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 68.46400
    ----------------------------------------------------------------------------
0   0031914385     MORTGAGORS: FALLON               SUZANNE
                               FALLON               LAWRENCE
    REGION CODE    ADDRESS   : 103 CHESTER AVENUE
        01         CITY      :    FAIRFAX
                   STATE/ZIP : CA  94930
    MORTGAGE AMOUNT :   262,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,831.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.85700
    ----------------------------------------------------------------------------
0   0031914492     MORTGAGORS: SMITH                SCOTT
                               SMITH                DEBORAH
    REGION CODE    ADDRESS   : 1801 MARINERS DRIVE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92660
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,978.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.73170
    ----------------------------------------------------------------------------
0   0031914591     MORTGAGORS: KOHOMBAN             JEREMY
                               KOHOMBAN             ELISABETH
    REGION CODE    ADDRESS   : 363 W DOVER ROAD
        01         CITY      :    PAWLING
                   STATE/ZIP : NY  12564
    MORTGAGE AMOUNT :   259,540.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,540.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,770.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,415,540.00
                               P & I AMT:      9,541.49  UPB AMT:   1,415,316.88
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          268
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031914633     MORTGAGORS: SHYP                 THOMAS
                               SHYP                 LITA
    REGION CODE    ADDRESS   : 5 GREENSPRING
        01         CITY      :    DOVE CANYON (AREA)
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,128.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031914757     MORTGAGORS: LEWIS                HAROLD
                               GO                   ROSALIND
    REGION CODE    ADDRESS   : 2418 16TH AVENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94116
    MORTGAGE AMOUNT :   372,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    372,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,381.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 73.66300
    ----------------------------------------------------------------------------
0   0031914849     MORTGAGORS: SAKIHARA             JEFFREY
                               SAKIHARA             LAUREL
    REGION CODE    ADDRESS   : 3493 CORTE CURVA
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   387,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    387,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,677.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99200
    ----------------------------------------------------------------------------
0   0031914872     MORTGAGORS: ADAMS                CHARLES
                               ADAMS                KRISTY
    REGION CODE    ADDRESS   : 1663 STRANDWAY COURT
        01         CITY      :    WESTLAKE VILLAGE
                   STATE/ZIP : CA  91361
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,194.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 72.94100
    ----------------------------------------------------------------------------
0   0031914930     MORTGAGORS: VAUGHN               PAUL
                               VAUGHN               CELESTE
    REGION CODE    ADDRESS   : 416 EAST COURT STREET
        01         CITY      :    DOYLESTOWN
                   STATE/ZIP : PA  18901
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,691.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,637,600.00
                               P & I AMT:     11,073.95  UPB AMT:   1,637,600.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          269
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031914997     MORTGAGORS: HUTCHISON            DANA
                               HUTCHISON            RORY
    REGION CODE    ADDRESS   : 700 CORONADO AVENUE
        01         CITY      :    CORONADO
                   STATE/ZIP : CA  92118
    MORTGAGE AMOUNT :   337,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    337,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,302.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 61.36300
    ----------------------------------------------------------------------------
0   0031915028     MORTGAGORS: ENGLE                GRANT
                               HUFLER               TIMOTHY
    REGION CODE    ADDRESS   : 9641 DUKE DRIVE
        01         CITY      :    WESTMINSTER
                   STATE/ZIP : CA  92683
    MORTGAGE AMOUNT :   280,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,250.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,911.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0031915085     MORTGAGORS: LEDESMA              GILBERT
                               LEDESMA              TORI
    REGION CODE    ADDRESS   : 6808 PLEASANT RUN
        01         CITY      :    COLLEYVILLE
                   STATE/ZIP : TX  76034
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    649,492.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,434.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 66.66600
    ----------------------------------------------------------------------------
0   0031915093     MORTGAGORS: NAGAHAMA             GUY
                               SCAMPERLE            ELIZABETH
    REGION CODE    ADDRESS   : 40 JOY STREET, UNIT 14
        01         CITY      :    BOSTON
                   STATE/ZIP : MA  02114
    MORTGAGE AMOUNT :   326,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    326,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,196.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 77.61904
    ----------------------------------------------------------------------------
0   0031915119     MORTGAGORS: LAPUZ                ALFREDO
                               LAPUZ                CECILIA
    REGION CODE    ADDRESS   : 200 LIVERPOOL STREET
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94506
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    420,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,794.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,013,750.00
                               P & I AMT:     13,638.89  UPB AMT:   2,013,242.93
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          270
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031915259     MORTGAGORS: MOORE                TERRENCE
                               MOORE                MICHELLE
    REGION CODE    ADDRESS   : 408 AMARAL CIRCLE
        01         CITY      :    PLEASANTON,
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,811.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,712.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 72.94100
    ----------------------------------------------------------------------------
0   0031915564     MORTGAGORS: STAUDER              WILFRED
                               STAUDER              SUSAN
    REGION CODE    ADDRESS   : 305 WEST UTICA AVENUE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,747.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,970.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031915945     MORTGAGORS: MAGNUSON             DONALD
                               MAGNUSON             DEBRA
    REGION CODE    ADDRESS   : 23980 NICOLE WAY
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92887
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,814.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,957.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031916091     MORTGAGORS: RANEY                JEROME
                               RANEY                LAURA
    REGION CODE    ADDRESS   : 332 HARTFORD ROAD
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   425,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    424,266.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,756.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 68.54800
    ----------------------------------------------------------------------------
0   0031916109     MORTGAGORS: ANDERSON             MARY
                               HARRIS               JEFFERY
    REGION CODE    ADDRESS   : 12983 STOCKHOLM WAY
        01         CITY      :    TRUCKEE
                   STATE/ZIP : CA  96161
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,796.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,851.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,511,000.00
                               P & I AMT:     10,248.92  UPB AMT:   1,509,435.61
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          271
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031916166     MORTGAGORS: CUSICK               JAMES
                               CUSICK               JUNKO
    REGION CODE    ADDRESS   : 21 GARDEN AVENUE
        01         CITY      :    CHATHAM
                   STATE/ZIP : NJ  07928
    MORTGAGE AMOUNT :   288,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,044.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031916182     MORTGAGORS: SARETSKY             GARY

    REGION CODE    ADDRESS   : 21816 MICHIGAN LANE
        01         CITY      :    LAKE FOREST
                   STATE/ZIP : CA  92630
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,500.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,022.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031916224     MORTGAGORS: INGLE                JAMES
                               INGLE                ROSE
    REGION CODE    ADDRESS   : 2748 BURLINGAME WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95121
    MORTGAGE AMOUNT :   265,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,573.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,905.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.99910
    ----------------------------------------------------------------------------
0   0031916232     MORTGAGORS: STEINER              PAUL
                               STEINER              TAMMY
    REGION CODE    ADDRESS   : 9 WILDFLOWER COURT
        01         CITY      :    CORTE MADERA
                   STATE/ZIP : CA  94925
    MORTGAGE AMOUNT :   421,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    420,324.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,836.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.93300
    ----------------------------------------------------------------------------
0   0031916257     MORTGAGORS: ZIMMERMAN            RICHARD
                               ZIMMERMAN            DANICA
    REGION CODE    ADDRESS   : 4858 TOPEKA DRIVE
        01         CITY      :    TARZANA AREA
                   STATE/ZIP : CA  91356
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    379,724.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,689.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,659,850.00
                               P & I AMT:     11,498.61  UPB AMT:   1,658,023.18
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          272
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031916794     MORTGAGORS: FAGAN                MARK
                               MCCARROLL            DEBORAH
    REGION CODE    ADDRESS   : 1978 COASTLAND AVENUE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95125
    MORTGAGE AMOUNT :   274,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,874.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031916869     MORTGAGORS: GUTHRIDGE            RANDY
                               GUTHRIDGE            JUDY
    REGION CODE    ADDRESS   : 6014 E OLD WEST WAY
        01         CITY      :    CAVE CREEK
                   STATE/ZIP : AZ  85331
    MORTGAGE AMOUNT :   251,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,691.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 89.98800
    ----------------------------------------------------------------------------
0   0031916885     MORTGAGORS: BRITTS               CHRISTI

    REGION CODE    ADDRESS   : 7223 W. WILLOW AVENUE
        01         CITY      :    PEORIA
                   STATE/ZIP : AZ  85381
    MORTGAGE AMOUNT :   254,519.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,519.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,757.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 94.99900
    ----------------------------------------------------------------------------
0   0031916919     MORTGAGORS: CORNELIUS            PETER
                               BEDNAR               DONNA
    REGION CODE    ADDRESS   : 45-1 FLAT ROCK HILL ROAD
        01         CITY      :    OLD LYME
                   STATE/ZIP : CT  06371
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,686.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 73.65400
    ----------------------------------------------------------------------------
0   0031916976     MORTGAGORS: SCHAFER              ROBERT
                               SCHAFER              NANCY
    REGION CODE    ADDRESS   : 1888 KRPAN DRIVE
        01         CITY      :    ROSEVILLE
                   STATE/ZIP : CA  95747
    MORTGAGE AMOUNT :   309,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,526.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,983.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 79.99700
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,350,119.00
                               P & I AMT:      8,993.58  UPB AMT:   1,349,845.68
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          273
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031916984     MORTGAGORS: ESQUER               ANTHONY
                               ESQUER               LORRAINE
    REGION CODE    ADDRESS   : 1706 VISTA DEL NORTE
        01         CITY      :    CHINO HILLS
                   STATE/ZIP : CA  91709
    MORTGAGE AMOUNT :   299,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,065.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 82.36900
    ----------------------------------------------------------------------------
0   0031917040     MORTGAGORS: SCHEDIWY             RICHARD
                               STRAUSS              LAURA
    REGION CODE    ADDRESS   : 4288 COUNCIL TRAIL
        01         CITY      :    COPPEROPOLIS
                   STATE/ZIP : CA  95228
    MORTGAGE AMOUNT :   279,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,832.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.94200
    ----------------------------------------------------------------------------
0   0031917313     MORTGAGORS: GAMBOA               NANCY

    REGION CODE    ADDRESS   : 91-1019 MAULIHIWA STREET
        01         CITY      :    KAPOLEI
                   STATE/ZIP : HI  96707
    MORTGAGE AMOUNT :   244,620.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,620.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,546.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 89.96690
    ----------------------------------------------------------------------------
0   0031917354     MORTGAGORS: BOGGIO               RAUL
                               BOGGIO               DORA
    REGION CODE    ADDRESS   : 1307 WEST MORRISON AVENUE
        01         CITY      :    TAMPA
                   STATE/ZIP : FL  33606
    MORTGAGE AMOUNT :   330,292.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,664.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,398.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/23
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.07300
    ----------------------------------------------------------------------------
0   0031917388     MORTGAGORS: CARR                 SHERMAN
                               CARR                 MARY
    REGION CODE    ADDRESS   : 2880 N. E. 27TH STREET
        01         CITY      :    FORT LAUDERDALE
                   STATE/ZIP : FL  33306
    MORTGAGE AMOUNT :   283,084.02  OPTION TO CONVERT :
    UNPAID BALANCE :    281,661.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,033.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   05/01/23
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 53.92000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,435,996.02
                               P & I AMT:      9,876.31  UPB AMT:   1,432,945.60
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          274
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031917446     MORTGAGORS: STANDIFORD           JAY
                               STANDIFORD           LINDA
    REGION CODE    ADDRESS   : 28362 VIA PASITO
        01         CITY      :    SAN JUAN CAPISTRANO
                   STATE/ZIP : CA  92675
    MORTGAGE AMOUNT :   586,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    586,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,947.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 73.25000
    ----------------------------------------------------------------------------
0   0031917479     MORTGAGORS: ZAND                 NELSON
                               ZAND                 CAROL
    REGION CODE    ADDRESS   : 13420 CHALON ROAD
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90049
    MORTGAGE AMOUNT :   607,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    607,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,886.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 65.26800
    ----------------------------------------------------------------------------
0   0031917495     MORTGAGORS: RUDRABHATLA          PADMAJA
                               MALLADI              SRINIVAS
    REGION CODE    ADDRESS   : 12798 THACKER HILL COURT
        01         CITY      :    HERNDON
                   STATE/ZIP : VA  20171
    MORTGAGE AMOUNT :   268,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,579.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,788.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031917511     MORTGAGORS: COOK                 THOMAS

    REGION CODE    ADDRESS   : 9605 GAVINSTONE AVENUE
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89128
    MORTGAGE AMOUNT :   289,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,880.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,996.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99600
    ----------------------------------------------------------------------------
0   0031917537     MORTGAGORS: FOURNIER             CHRISTOPHER
                               FOURNIER             ESTELLA
    REGION CODE    ADDRESS   : 16251 PARKSIDE DRIVE
        01         CITY      :    PARKER
                   STATE/ZIP : CO  80134
    MORTGAGE AMOUNT :   253,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,442.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,687.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,004,550.00
                               P & I AMT:     13,307.31  UPB AMT:   2,003,901.76
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          275
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031917578     MORTGAGORS: PACE                 BRIAN
                               PACE                 LISA
    REGION CODE    ADDRESS   : 44 SWAN POND RD
        01         CITY      :    NORTH READING
                   STATE/ZIP : MA  01864
    MORTGAGE AMOUNT :   361,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    361,310.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,436.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031917594     MORTGAGORS: TERAGAWA             MASAHIRO

    REGION CODE    ADDRESS   : 121 VINE STREET #2601
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98121
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,181.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031917685     MORTGAGORS: GARDENER             RICHARD
                               MORAN                MARY JO
    REGION CODE    ADDRESS   : 54 VIA LA BRISA
        01         CITY      :    LARKSPUR
                   STATE/ZIP : CA  94939
    MORTGAGE AMOUNT :   446,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    446,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,968.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031917792     MORTGAGORS: WATSON               TIMOTHY
                               WATSON               LISA
    REGION CODE    ADDRESS   : 6600 SABINE DR
        01         CITY      :    COLUMBIA
                   STATE/ZIP : MO  65203
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,346.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031917800     MORTGAGORS: RINK                 JOHN
                               RINK                 CONNIE
    REGION CODE    ADDRESS   : 203 CENTER STREET
        01         CITY      :    MT PLEASANT
                   STATE/ZIP : SC  29464
    MORTGAGE AMOUNT :   346,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    346,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,334.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,810,300.00
                               P & I AMT:     12,267.43  UPB AMT:   1,810,010.83
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          276
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031917875     MORTGAGORS: CRACCHIOLO           LARRY
                               CRACCHIOLO           ROBIN
    REGION CODE    ADDRESS   : 1475 RIEBLI ROAD
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95404
    MORTGAGE AMOUNT :   303,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,042.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031917966     MORTGAGORS: HOLMES               STEWART

    REGION CODE    ADDRESS   : 16402 SOUTH 37TH WAY
        01         CITY      :    PHOENIX
                   STATE/ZIP : AZ  85044
    MORTGAGE AMOUNT :   256,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,749.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031918063     MORTGAGORS: SYLVIA               JOHN

    REGION CODE    ADDRESS   : 1249 COLINA VISTA
        01         CITY      :    VENTURA
                   STATE/ZIP : CA  93003
    MORTGAGE AMOUNT :   405,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    405,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,694.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 77.14200
    ----------------------------------------------------------------------------
0   0031918071     MORTGAGORS: HALL                 STEVEN
                               HANKINS              LELA
    REGION CODE    ADDRESS   : 28426 NORTH CALEX DRIVE
        01         CITY      :    VALENCIA AREA
                   STATE/ZIP : CA  91354
    MORTGAGE AMOUNT :   256,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,749.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.98727
    ----------------------------------------------------------------------------
0   0031918147     MORTGAGORS: DOMBROWSKI           JAMES
                               DOMBROWSKI           SHERRIE
    REGION CODE    ADDRESS   : 3494 CORTE CURVA
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   345,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    345,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,418.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99100
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,567,000.00
                               P & I AMT:     10,654.66  UPB AMT:   1,567,000.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          277
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031918337     MORTGAGORS: AGUILAR              ELOY
                               AGUILAR              DAWN
    REGION CODE    ADDRESS   : 824 NORTH TAMARACK DRIVE
        01         CITY      :    FULLERTON
                   STATE/ZIP : CA  92832
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,910.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.87300
    ----------------------------------------------------------------------------
0   0031918436     MORTGAGORS: KOMATSU              TERRY
                               KOMATSU              ANNE
    REGION CODE    ADDRESS   : 401 MORNINGSIDE CIRCLE
        01         CITY      :    FULLERTON
                   STATE/ZIP : CA  92835
    MORTGAGE AMOUNT :   307,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    306,748.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,042.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 76.75000
    ----------------------------------------------------------------------------
0   0031918444     MORTGAGORS: PETTY                MIKE
                               SPENCER              PATRICIA
    REGION CODE    ADDRESS   : 841 EUCALYPTUS AVENUE
        01         CITY      :    NOVATO
                   STATE/ZIP : CA  94947
    MORTGAGE AMOUNT :   256,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,088.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,728.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 67.76700
    ----------------------------------------------------------------------------
0   0031918808     MORTGAGORS: ROEPE                EDWARD
                               ROEPE                MARSHA
    REGION CODE    ADDRESS   : 5268 MANHASET COURT
        01         CITY      :    DUNWOODY
                   STATE/ZIP : GA  30338
    MORTGAGE AMOUNT :   251,845.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,845.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,696.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0031918964     MORTGAGORS: WILLIAMS             DAVID
                               WILLIAMS             NANCY
    REGION CODE    ADDRESS   : 13576 OAK MESA DRIVE
        01         CITY      :    YUCAIPA
                   STATE/ZIP : CA  92399
    MORTGAGE AMOUNT :   246,905.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,702.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,642.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,342,250.00
                               P & I AMT:      9,020.07  UPB AMT:   1,341,384.50
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          278
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031919079     MORTGAGORS: HILAL                SAMEER
                               MAIER                MELISSA
    REGION CODE    ADDRESS   : 3095 WINDMILL CANYON DRIVE
        01         CITY      :    CLAYTON
                   STATE/ZIP : CA  94517
    MORTGAGE AMOUNT :   290,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,179.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,005.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.98600
    ----------------------------------------------------------------------------
0   0031919111     MORTGAGORS: JENNISON             CHRISTOPHER
                               JENNISON             DENISE
    REGION CODE    ADDRESS   : 223 MARIGOLD STREET
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94506
    MORTGAGE AMOUNT :   330,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    330,342.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,255.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 89.99200
    ----------------------------------------------------------------------------
0   0031919236     MORTGAGORS: CHAVARRIA            VERNI
                               GONZALEZ-CHAVARRIA   NILDA
    REGION CODE    ADDRESS   : 21 PEOPLE LINE ROAD
        01         CITY      :    SOMERSET
                   STATE/ZIP : NJ  08873
    MORTGAGE AMOUNT :   327,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    327,168.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,345.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.65400
    ----------------------------------------------------------------------------
0   0031919277     MORTGAGORS: REID                 GAIL

    REGION CODE    ADDRESS   : 4101 ELMER AVENUE
        01         CITY      :    STUDIO CITY
                   STATE/ZIP : CA  91602
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    400,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,694.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031919327     MORTGAGORS: HOWARD               RONALD
                               HOWARD               LIZ
    REGION CODE    ADDRESS   : 3385 CRAZY HORSE DRIVE
        01         CITY      :    SIMI VALLEY
                   STATE/ZIP : CA  93063
    MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,769.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 77.10100
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,614,400.00
                               P & I AMT:     11,071.12  UPB AMT:   1,613,690.04
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          279
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031919517     MORTGAGORS: SOUSA                BEATRIZ
                               SOUSA                ANTONIO
    REGION CODE    ADDRESS   : 15 CONCORD ROAD
        01         CITY      :    STONEHAM
                   STATE/ZIP : MA  02180
    MORTGAGE AMOUNT :   240,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,663.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 50.71500
    ----------------------------------------------------------------------------
0   0031919574     MORTGAGORS: BEALL                DAVID
                               PHAM                 TRANG
    REGION CODE    ADDRESS   : 33 MARISOL
        01         CITY      :    NEWPORT COAST AREA
                   STATE/ZIP : CA  92657
    MORTGAGE AMOUNT :   512,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    512,650.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,410.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.99600
    ----------------------------------------------------------------------------
0   0031919590     MORTGAGORS: HARGAN               KEITH

    REGION CODE    ADDRESS   : 3545 CASSENA DRIVE
        01         CITY      :    WALNUT CREEK
                   STATE/ZIP : CA  94598
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,517.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,101.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.79200
    ----------------------------------------------------------------------------
0   0031919608     MORTGAGORS: DORE                 CRAIG
                               VALOROSE             SHEILA
    REGION CODE    ADDRESS   : 1071 SERRANO COURT
        01         CITY      :    LAFAYETTE
                   STATE/ZIP : CA  94549
    MORTGAGE AMOUNT :   307,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,018.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,097.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031920010     MORTGAGORS: ALTOBELLI            THOMAS
                               ALTOBELLI            KATHLEEN
    REGION CODE    ADDRESS   : 2116 GATES AVENUE #A
        01         CITY      :    REDONDO BEACH
                   STATE/ZIP : CA  90278
    MORTGAGE AMOUNT :   278,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,920.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.16400
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,647,050.00
                               P & I AMT:     11,193.39  UPB AMT:   1,646,086.76
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          280
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031920127     MORTGAGORS: HUTCHINS             HOWARD
                               HUTCHINS             JENNIFER
    REGION CODE    ADDRESS   : 75 COLBURN RD.
        01         CITY      :    READING
                   STATE/ZIP : MA  01867
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,664.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 75.58100
    ----------------------------------------------------------------------------
0   0031920218     MORTGAGORS: BRENNER              JASON
                               LEE                  SANDRA
    REGION CODE    ADDRESS   : 21820 LOMITA AVE.
        01         CITY      :    CUPERTINO
                   STATE/ZIP : CA  95014
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,989.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031920226     MORTGAGORS: LANFRIED             JEFFERY
                               LANFRIED             LARA
    REGION CODE    ADDRESS   : 352 E. 18TH STREET
        01         CITY      :    COSTA MESA
                   STATE/ZIP : CA  92627
    MORTGAGE AMOUNT :   247,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,667.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031920267     MORTGAGORS: BOGAERT              RAYMOND
                               WYLAND-BOGAERT       DAWN
    REGION CODE    ADDRESS   : 7346 15TH AVE NE
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98115
    MORTGAGE AMOUNT :   302,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,060.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031920275     MORTGAGORS: TURMELL              MARK
                               TURMELL              FELECIA
    REGION CODE    ADDRESS   : 4724 WELLINGTON DRIVE
        01         CITY      :    LONG GROVE
                   STATE/ZIP : IL  60047
    MORTGAGE AMOUNT :   600,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    600,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,042.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 48.97900
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,697,500.00
                               P & I AMT:     11,423.89  UPB AMT:   1,697,500.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          281
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031920317     MORTGAGORS: MOOSEN               IRENE
                               WALLACE              WAYNE
    REGION CODE    ADDRESS   : 53 SANTA YNEZ AVENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94112
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,784.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,882.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031920390     MORTGAGORS: SANTORO              MICHAEL
                               SANTORO              SONIA
    REGION CODE    ADDRESS   : 241 PIN OAK ROAD
        01         CITY      :    FREEHOLD
                   STATE/ZIP : NJ  07728
    MORTGAGE AMOUNT :   339,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,285.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.88200
    ----------------------------------------------------------------------------
0   0031920416     MORTGAGORS: WYLER                GRANT
                               WYLER                JANINE
    REGION CODE    ADDRESS   : 460 HIGGINS STREET
        01         CITY      :    FOLSOM
                   STATE/ZIP : CA  95630
    MORTGAGE AMOUNT :   265,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,550.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,811.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 94.98700
    ----------------------------------------------------------------------------
0   0031920424     MORTGAGORS: LAZAR                WALKER
                               LAZAR                KYOKO
    REGION CODE    ADDRESS   : 6704 BUGLECALL PLACE
        01         CITY      :    GAINESVILLE
                   STATE/ZIP : VA  20155
    MORTGAGE AMOUNT :   273,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,889.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.98700
    ----------------------------------------------------------------------------
0   0031920606     MORTGAGORS: PURDON               COLEEN
                               PURDON               JAMES
    REGION CODE    ADDRESS   : 169 HILLCREST ROAD
        01         CITY      :    READINGTON TOWNSHIP
                   STATE/ZIP : NJ  08889
    MORTGAGE AMOUNT :   345,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    345,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,382.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.31000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,499,350.00
                               P & I AMT:     10,252.11  UPB AMT:   1,499,134.69
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          282
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031920614     MORTGAGORS: ROEPKE               ROBERT
                               ROEPKE               COLAINE
    REGION CODE    ADDRESS   : 1244 JACKLING DRIVE
        01         CITY      :    BURLINGAME
                   STATE/ZIP : CA  94010
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,744.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,155.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 56.14000
    ----------------------------------------------------------------------------
0   0031920663     MORTGAGORS: KANAGLEKAR           NIRANJAN
                               KANAGLEKAR           SWATI
    REGION CODE    ADDRESS   : 2780 BAYWATER PLACE
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91360
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,794.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,010.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 76.75600
    ----------------------------------------------------------------------------
0   0031920671     MORTGAGORS: JOHNSON              NORMAN
                               JOHNSON              DIANE
    REGION CODE    ADDRESS   : 15272 KNOLLWOOD CIRCLE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92647
    MORTGAGE AMOUNT :   301,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,765.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,053.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.21000
    ----------------------------------------------------------------------------
0   0031920697     MORTGAGORS: TOUMAYAN             MICHAEL
                               TOUMAYAN             PATRICIA
    REGION CODE    ADDRESS   : 2109 VIA TECA
        01         CITY      :    SAN CLEMENTE
                   STATE/ZIP : CA  92673
    MORTGAGE AMOUNT :   323,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    322,871.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,314.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 77.85500
    ----------------------------------------------------------------------------
0   0031920770     MORTGAGORS: O'LEARY              TIMOTHY
                               O'LEARY              SEAN
    REGION CODE    ADDRESS   : 285 HERSHNER COURT
        01         CITY      :    LOS GATOS
                   STATE/ZIP : CA  95032
    MORTGAGE AMOUNT :   255,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,699.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 58.73500
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,483,600.00
                               P & I AMT:     10,233.98  UPB AMT:   1,482,675.68
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          283
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031920887     MORTGAGORS: CHRISTY              GEORGE
                               CHRISTY              NOBUKO
    REGION CODE    ADDRESS   : 1635 SIERRA BONITA LANE
        01         CITY      :    PASADENA
                   STATE/ZIP : CA  91106
    MORTGAGE AMOUNT :   401,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    400,694.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,769.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 76.67300
    ----------------------------------------------------------------------------
0   0031920895     MORTGAGORS: LEE                  DAVID
                               LEE                  CATHERINE
    REGION CODE    ADDRESS   : 1710 RUCKER AVENUE
        01         CITY      :    EVERETT
                   STATE/ZIP : WA  98201
    MORTGAGE AMOUNT :   248,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,653.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 64.12900
    ----------------------------------------------------------------------------
0   0031920911     MORTGAGORS: KELLY                JAMES
                               KELLY                CHRISTINE
    REGION CODE    ADDRESS   : 13250 DERON AVENUE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92129
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,705.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.96400
    ----------------------------------------------------------------------------
0   0031921067     MORTGAGORS: VERSCH               ROMAN
                               VERSCH               EDIE
    REGION CODE    ADDRESS   : 207 OAKLAND ROAD
        01         CITY      :    GLENDORA
                   STATE/ZIP : CA  91741
    MORTGAGE AMOUNT :   439,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,580.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,890.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.99800
    ----------------------------------------------------------------------------
0   0031921075     MORTGAGORS: SNYDER               SCOTT

    REGION CODE    ADDRESS   : 3211N.39TH STREET
        01         CITY      :    HOLLYWOOD
                   STATE/ZIP : FL  33021
    MORTGAGE AMOUNT :   438,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    438,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,914.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,777,450.00
                               P & I AMT:     11,932.52  UPB AMT:   1,776,775.26
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          284
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031921083     MORTGAGORS: VAIL BROYLES         PATRICIA

    REGION CODE    ADDRESS   : 11245 CULVER COURT
        01         CITY      :    EL CAJON
                   STATE/ZIP : CA  92020
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,774.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,760.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031921182     MORTGAGORS: JOHNSTON             THOMAS

    REGION CODE    ADDRESS   : 2445 STEAMBOAT SPRINGS COURT
        01         CITY      :    CHULA VISTA
                   STATE/ZIP : CA  91915
    MORTGAGE AMOUNT :   246,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,908.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,678.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 94.98100
    ----------------------------------------------------------------------------
0   0031921208     MORTGAGORS: SPANJOL              ANTON
                               SPANJOL              KIMBERLY
    REGION CODE    ADDRESS   : 332 NORTH TROTWOOD AVENUE
        01         CITY      :    SAN PEDRO
                   STATE/ZIP : CA  90732
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,717.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031921224     MORTGAGORS: TRITT                JEFFREY
                               TRITT                HOLLY
    REGION CODE    ADDRESS   : 1827 PRESTON PLACE
        01         CITY      :    NEWARK
                   STATE/ZIP : OH  43055
    MORTGAGE AMOUNT :   246,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,933.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,702.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 85.00000
    ----------------------------------------------------------------------------
0   0031921240     MORTGAGORS: CREIGHTON            CHARLES
                               CREIGHTON            CAROL
    REGION CODE    ADDRESS   : 927 ROCK SPRING ROAD
        01         CITY      :    NAPERVILLE
                   STATE/ZIP : IL  60565
    MORTGAGE AMOUNT :   310,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,768.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,118.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,326,100.00
                               P & I AMT:      8,978.07  UPB AMT:   1,324,385.63
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          285
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031921257     MORTGAGORS: KING                 STEVEN
                               KING                 MARSHAE
    REGION CODE    ADDRESS   : 2494 SOM CENTER ROAD
        01         CITY      :    PEPPER PIKE
                   STATE/ZIP : OH  44124
    MORTGAGE AMOUNT :   416,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    415,380.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,908.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.95495
    ----------------------------------------------------------------------------
0   0031921273     MORTGAGORS: DEMMON               MAYNARD
                               DEMMON               AMY
    REGION CODE    ADDRESS   : 6 HERCULES COURT
        01         CITY      :    ALAMEDA
                   STATE/ZIP : CA  94501
    MORTGAGE AMOUNT :   281,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,369.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,873.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.98400
    ----------------------------------------------------------------------------
0   0031921281     MORTGAGORS: PRICE                ALAN

    REGION CODE    ADDRESS   : 1314 TALON RIDGE
        01         CITY      :    BELLBROOK
                   STATE/ZIP : OH  45305
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,115.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,989.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031921299     MORTGAGORS: HIBNER               WILLIAM
                               HIBNER               SANDRA
    REGION CODE    ADDRESS   : 1700 CAWDOR COURT
        01         CITY      :    VANDALIA
                   STATE/ZIP : OH  45377
    MORTGAGE AMOUNT :   240,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,526.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,620.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.37200
    ----------------------------------------------------------------------------
0   0031921307     MORTGAGORS: DAIDONE              LEON
                               DAIDONE              CONNIE
    REGION CODE    ADDRESS   : 7071 PETERS PIKE
        01         CITY      :    DAYTON
                   STATE/ZIP : OH  45414
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,774.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,021.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 55.76200
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,526,100.00
                               P & I AMT:     10,412.85  UPB AMT:   1,522,166.30
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          286
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031921315     MORTGAGORS: CHAGDES              MICHAEL
                               CHAGDES              ROSANNE
    REGION CODE    ADDRESS   : 6N583 PALOMINO DRIVE
        01         CITY      :    ST CHARLES
                   STATE/ZIP : IL  60175
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,593.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,773.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031921356     MORTGAGORS: TOVELL               CRAIG
                               TOVELL               CYNTHIA
    REGION CODE    ADDRESS   : 1937 STANFORD RD
        01         CITY      :    UPPER ARLINGTON
                   STATE/ZIP : OH  43212
    MORTGAGE AMOUNT :   281,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,920.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,897.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031921364     MORTGAGORS: TENNISON             WILLIAM
                               ACTON                LINDA
    REGION CODE    ADDRESS   : LOT 58 PHEASANT RUN
        01         CITY      :    CANAL WINCHESTER
                   STATE/ZIP : OH  43110
    MORTGAGE AMOUNT :   302,470.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,008.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,089.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 94.52100
    ----------------------------------------------------------------------------
0   0031921372     MORTGAGORS: CLARK                TIMOTHY
                               CLARK                CHRISTINE
    REGION CODE    ADDRESS   : 710 HARMAN AVENUE
        01         CITY      :    DAYTON
                   STATE/ZIP : OH  45419
    MORTGAGE AMOUNT :   256,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,041.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,752.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.99200
    ----------------------------------------------------------------------------
0   0031921406     MORTGAGORS: POPE                 JAMES
                               POPE                 KELLI
    REGION CODE    ADDRESS   : 5713 STONE LAKE DRIVE
        01         CITY      :    CENTERVILLE
                   STATE/ZIP : OH  45429
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,093.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,964.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,388,920.00
                               P & I AMT:      9,476.79  UPB AMT:   1,385,656.14
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          287
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031921455     MORTGAGORS: HUNG KAN             ASIA

    REGION CODE    ADDRESS   : 2 HERCULES COURT
        01         CITY      :    ALAMEDA
                   STATE/ZIP : CA  94501
    MORTGAGE AMOUNT :   261,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,490.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,763.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.98600
    ----------------------------------------------------------------------------
0   0031921497     MORTGAGORS: WING LOW             STEVEN

    REGION CODE    ADDRESS   : 3 BOSSHARD COURT
        01         CITY      :    ALAMEDA
                   STATE/ZIP : CA  94501
    MORTGAGE AMOUNT :   257,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,978.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,668.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 74.97600
    ----------------------------------------------------------------------------
0   0031921505     MORTGAGORS: BUSE                 PAUL
                               BUSE                 BETH
    REGION CODE    ADDRESS   : 2848 SIKES LANE
        01         CITY      :    TWINSBURG
                   STATE/ZIP : OH  44087
    MORTGAGE AMOUNT :   246,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,874.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,700.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 94.71100
    ----------------------------------------------------------------------------
0   0031921539     MORTGAGORS: LINGAFELTER          WAYNE
                               LINGAFELTER          DIANA
    REGION CODE    ADDRESS   : SUBLOT #54 FOREST RIDGE
        01         CITY      :    RICHFIELD VILLAGE
                   STATE/ZIP : OH  44286
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,002.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,507.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 63.06300
    ----------------------------------------------------------------------------
0   0031921547     MORTGAGORS: LOMAZ                RICHARD
                               LOMAZ                SUSAN
    REGION CODE    ADDRESS   : 2614 FAIRWOOD DRIVE
        01         CITY      :    PEPPER PIKE
                   STATE/ZIP : OH  44124
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    398,771.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,762.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.66900
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,515,150.00
                               P & I AMT:     10,402.28  UPB AMT:   1,512,116.83
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          288
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031921562     MORTGAGORS: LANE                 MICHAEL
                               LANE                 BARBARA
    REGION CODE    ADDRESS   : 808 PUEBLO COURT
        01         CITY      :    NAPERVILLE
                   STATE/ZIP : IL  60565
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,597.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,371.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   07/01/18
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.17000
    ----------------------------------------------------------------------------
0   0031921604     MORTGAGORS: KNEZ                 BOJAN
                               KNEZ                 CAROL
    REGION CODE    ADDRESS   : 25 GLENMORA DRIVE
        01         CITY      :    CHARDON TWP.
                   STATE/ZIP : OH  44024
    MORTGAGE AMOUNT :   299,240.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,771.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,041.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 72.98536
    ----------------------------------------------------------------------------
0   0031921612     MORTGAGORS: CALDWELL             COLEMAN
                               CALDWELL             BETH
    REGION CODE    ADDRESS   : 7608 YENNICOOK WAY
        01         CITY      :    HUDSON
                   STATE/ZIP : OH  44236
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,606.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,650.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 55.68100
    ----------------------------------------------------------------------------
0   0031921620     MORTGAGORS: BELL                 RICHARD
                               BELL                 DEBORAH
    REGION CODE    ADDRESS   : 5154 E COUNTY ROAD 200 S.
        01         CITY      :    DANVILLE
                   STATE/ZIP : IN  46122
    MORTGAGE AMOUNT :   368,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    366,869.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,541.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031921646     MORTGAGORS: SWAFFORD             PRESTON
                               SWAFFORD             SHARON
    REGION CODE    ADDRESS   : 2604 EVERCREST COURT
        01         CITY      :    NAPERVILLE
                   STATE/ZIP : IL  60564
    MORTGAGE AMOUNT :   291,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,881.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,990.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 71.17000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,504,040.00
                               P & I AMT:     10,595.39  UPB AMT:   1,497,726.56
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          289
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031921653     MORTGAGORS: ZUNICA               THOMAS
                               ZUNICA               PATRICIA
    REGION CODE    ADDRESS   : 11492 REGENCY LANE
        01         CITY      :    CARMEL
                   STATE/ZIP : IN  46033
    MORTGAGE AMOUNT :   240,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,047.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,661.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 84.98700
    ----------------------------------------------------------------------------
0   0031921661     MORTGAGORS: WILSON               BRENDA

    REGION CODE    ADDRESS   : 12304 COIT AVENUE
        01         CITY      :    BRATENHAL
                   STATE/ZIP : OH  44108
    MORTGAGE AMOUNT :   405,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    404,046.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,762.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031921687     MORTGAGORS: COTA                 DANNY
                               COTA                 JANICE
    REGION CODE    ADDRESS   : 6629 SYLVAN RIDGE ROAD
        01         CITY      :    INDIANAPOLIS
                   STATE/ZIP : IN  46220
    MORTGAGE AMOUNT :   286,665.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,739.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,931.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 92.20400
    ----------------------------------------------------------------------------
0   0031921695     MORTGAGORS: BROSKO               JOHN
                               BROSKO               MARION
    REGION CODE    ADDRESS   : 8625 PEPPERMILL RUN
        01         CITY      :    CHAGRIN FALLS
                   STATE/ZIP : OH  44023
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,372.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,957.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 73.68400
    ----------------------------------------------------------------------------
0   0031921703     MORTGAGORS: CRAFT                EDWARD
                               CRAFT                PATRICIA
    REGION CODE    ADDRESS   : 1570 WOODCREST COURT
        01         CITY      :    AURORA
                   STATE/ZIP : IL  60504
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,275.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,021.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 57.14200
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,512,265.00
                               P & I AMT:     10,334.88  UPB AMT:   1,508,482.27
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          290
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031921729     MORTGAGORS: SCHMIDT              JOEL

    REGION CODE    ADDRESS   : 31703 TRADEWINDS DRIVE
        01         CITY      :    AVON LAKE
                   STATE/ZIP : OH  44012
    MORTGAGE AMOUNT :   372,550.00  OPTION TO CONVERT :
    UNPAID BALANCE :    371,966.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,541.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99600
    ----------------------------------------------------------------------------
0   0031921745     MORTGAGORS: CAMELI               JOESPH
                               CAMELI               LESLIE
    REGION CODE    ADDRESS   : 251 MILL CREEK LANE
        01         CITY      :    NAPERVILLE
                   STATE/ZIP : IL  60540
    MORTGAGE AMOUNT :   264,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,368.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,802.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.79800
    ----------------------------------------------------------------------------
0   0031921752     MORTGAGORS: BENCHELL             NEIL
                               BENCHELL             JILL
    REGION CODE    ADDRESS   : 815 NORTH ELMWOOD AVENUE
        01         CITY      :    OAK PARK
                   STATE/ZIP : IL  60302
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,139.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,933.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031921778     MORTGAGORS: MUNSON               ALAN
                               MUNSON               TURNEY
    REGION CODE    ADDRESS   : 1384 BRANDEN LANE
        01         CITY      :    BARTLETT
                   STATE/ZIP : IL  60103
    MORTGAGE AMOUNT :   245,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,132.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,672.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0031921794     MORTGAGORS: DELLA MONICA         ALPHONSE
                               DELLA MONICA         JEAN
    REGION CODE    ADDRESS   : 2091 MCKANE STREET
        01         CITY      :    CALABASAS
                   STATE/ZIP : CA  91302
    MORTGAGE AMOUNT :   403,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,571.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,785.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 53.06579
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,565,150.00
                               P & I AMT:     10,735.17  UPB AMT:   1,558,179.14
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          291
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031921828     MORTGAGORS: CHIN                 JAMES
                               HAYNES               AUDREY
    REGION CODE    ADDRESS   : 126 RIVERBOTTOM CIRCLE
        01         CITY      :    ATHENS
                   STATE/ZIP : GA  30606
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,862.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031921851     MORTGAGORS: ANDALIB              MEHRYAR

    REGION CODE    ADDRESS   : 10574 ASHTON AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90024
    MORTGAGE AMOUNT :   359,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,422.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 67.83000
    ----------------------------------------------------------------------------
0   0031921893     MORTGAGORS: HENSCHEL             KIM
                               HENSCHEL             TAMARA
    REGION CODE    ADDRESS   : 368 FARALLONE AVENUE
        01         CITY      :    MONTARA
                   STATE/ZIP : CA  94037
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,075.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 71.11100
    ----------------------------------------------------------------------------
0   0031921927     MORTGAGORS: NEVIN                ABDULLAH

    REGION CODE    ADDRESS   : 25506 FOGGY GLENN DRIVE
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94542
    MORTGAGE AMOUNT :   243,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,131.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,622.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 89.83400
    ----------------------------------------------------------------------------
0   0031921984     MORTGAGORS: METRULAS             THOMAS
                               METRULAS             BARBARA
    REGION CODE    ADDRESS   : 346 CUESTA REAL
        01         CITY      :    LA HONDA
                   STATE/ZIP : CA  94020
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    340,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,319.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,543,400.00
                               P & I AMT:     10,302.45  UPB AMT:   1,542,631.70
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          292
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031922032     MORTGAGORS: SUMNER               THOMAS
                               SUMNER               STEPHANIE
    REGION CODE    ADDRESS   : 6622 NORTHWEST 70TH PLACE
        01         CITY      :    PARKLAND
                   STATE/ZIP : FL  33067
    MORTGAGE AMOUNT :   265,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,974.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,811.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031922156     MORTGAGORS: DERLOSHON            GERALD
                               DERLOSHON            DEBORAH
    REGION CODE    ADDRESS   : 24826 DANA POINT DRIVE
        01         CITY      :    DANA POINT
                   STATE/ZIP : CA  92629
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,944.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031922198     MORTGAGORS: CARELL               EDGAR
                               LEBO                 NADINE
    REGION CODE    ADDRESS   : 431 HUDSON AVENUE
        01         CITY      :    CLARENDON  HILLS
                   STATE/ZIP : IL  60514
    MORTGAGE AMOUNT :   336,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    336,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,266.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031922222     MORTGAGORS: BROWNE               KARL
                               BROWNE               ANDREA
    REGION CODE    ADDRESS   : 23338 SOUTHEAST 291ST STREET
        01         CITY      :    BLACK DIAMOND
                   STATE/ZIP : WA  98010
    MORTGAGE AMOUNT :   337,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    337,950.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,248.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 88.94500
    ----------------------------------------------------------------------------
0   0031922313     MORTGAGORS: OBERHOLTZER          NEAL
                               OBERHOLTZER          SHARON
    REGION CODE    ADDRESS   : 12 HEATHER WAY
        01         CITY      :    NEWTOWN SQUARE
                   STATE/ZIP : PA  19073
    MORTGAGE AMOUNT :   356,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    356,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,250.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 78.50200
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,580,950.00
                               P & I AMT:     10,521.00  UPB AMT:   1,580,324.66
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          293
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031922354     MORTGAGORS: ATCHESON             DONALD
                               ATCHESON             ANN
    REGION CODE    ADDRESS   : 12759 ALDER WOODS DRIVE
        01         CITY      :    FAIRFAX
                   STATE/ZIP : VA  22033
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,075.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031922545     MORTGAGORS: BINZAK               JENNIFER

    REGION CODE    ADDRESS   : 2312 CALIFORNIA AVENUE
        01         CITY      :    SANTA MONICA
                   STATE/ZIP : CA  90403
    MORTGAGE AMOUNT :   460,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    460,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,138.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031922693     MORTGAGORS: GONZALEZ             LIZANDRO
                               GONZALEZ             BERTHA
    REGION CODE    ADDRESS   : 1525 KEHOE AVENUE
        01         CITY      :    SAN MATEO
                   STATE/ZIP : CA  94401
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,845.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031922750     MORTGAGORS: LAWSON               JOHN
                               LAWSON               JAMI
    REGION CODE    ADDRESS   : 4570 INDIAN HILL ROAD
        01         CITY      :    RIVERSIDE
                   STATE/ZIP : CA  92501
    MORTGAGE AMOUNT :   332,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    332,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,181.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031922768     MORTGAGORS: O'FARRELL            WILLIAM
                               O'FARRELL            NOREEN
    REGION CODE    ADDRESS   : 76 TABER AVENUE
        01         CITY      :    PROVIDENCE
                   STATE/ZIP : RI  02906
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,795.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 65.82200
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,628,000.00
                               P & I AMT:     11,036.45  UPB AMT:   1,628,000.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          294
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031922776     MORTGAGORS: HANSEN               OLOF
                               CALAWAY              JOHN
    REGION CODE    ADDRESS   : 159 BONVIEW STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94110
    MORTGAGE AMOUNT :   267,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,798.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 76.28500
    ----------------------------------------------------------------------------
0   0031922966     MORTGAGORS: EHDAIE               BEHROUZE
                               EHDAIE               VIRGINIA
    REGION CODE    ADDRESS   : 326 RUBY STREET
        01         CITY      :    LAGUNA BEACH
                   STATE/ZIP : CA  92651
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    380,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,624.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 66.08600
    ----------------------------------------------------------------------------
0   0031923022     MORTGAGORS: KORF                 MICHAEL
                               KORF                 SHARI
    REGION CODE    ADDRESS   : 3969 PALISADES MAIN
        01         CITY      :    KENNESAW
                   STATE/ZIP : GA  30144
    MORTGAGE AMOUNT :   272,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,790.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 78.30400
    ----------------------------------------------------------------------------
0   0031923113     MORTGAGORS: BULLOCK              BRIAN
                               BULLOCK              NORA
    REGION CODE    ADDRESS   : 159 SHAWNEE ROAD
        01         CITY      :    ARDMORE
                   STATE/ZIP : PA  19003
    MORTGAGE AMOUNT :   335,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,256.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 78.82300
    ----------------------------------------------------------------------------
0   0031923147     MORTGAGORS: REED                 MICHAEL
                               REED                 JANE
    REGION CODE    ADDRESS   : 17 CROWNSGATE COURT
        01         CITY      :    GERMANTOWN
                   STATE/ZIP : MD  20874
    MORTGAGE AMOUNT :   297,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,844.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,926.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 79.99200
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,551,600.00
                               P & I AMT:     10,397.47  UPB AMT:   1,551,344.21
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          295
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031923204     MORTGAGORS: TORMEY               KEVIN
                               TORMEY               DEBORAH
    REGION CODE    ADDRESS   : 33 LAWTON ROAD
        01         CITY      :    NEEDHAM
                   STATE/ZIP : MA  02492
    MORTGAGE AMOUNT :   260,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,757.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 74.30100
    ----------------------------------------------------------------------------
0   0031923550     MORTGAGORS: BELL                 ROBERT
                               BELL                 CHERYL
    REGION CODE    ADDRESS   : 2371 BURNHAM DRIVE
        01         CITY      :    TUSTIN
                   STATE/ZIP : CA  92782
    MORTGAGE AMOUNT :   338,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    337,716.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,220.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 64.38000
    ----------------------------------------------------------------------------
0   0031923618     MORTGAGORS: HAMILTON             RANDY
                               DALE                 BEVERLY
    REGION CODE    ADDRESS   : 245 DEL MONTE AVENUE
        01         CITY      :    LOS ALTOS
                   STATE/ZIP : CA  94022
    MORTGAGE AMOUNT :   600,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    599,495.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,941.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 75.47100
    ----------------------------------------------------------------------------
0   0031923634     MORTGAGORS: KINDZIERSKI          JOHN
                               KINDZIERSKI          ELIZABETH
    REGION CODE    ADDRESS   : 8 HEATHER LANE
        01         CITY      :    LIVINGSTON
                   STATE/ZIP : NJ  07039
    MORTGAGE AMOUNT :   635,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    635,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,171.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 74.70500
    ----------------------------------------------------------------------------
0   0031923675     MORTGAGORS: WRIGHT               GERALD
                               BARBOUR              DIANA
    REGION CODE    ADDRESS   : 7326 N. WAYPORT RD.
        01         CITY      :    BLOOMINGTON
                   STATE/ZIP : IN  47408
    MORTGAGE AMOUNT :   263,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,452.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,795.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/24
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,097,050.00
                               P & I AMT:     13,886.39  UPB AMT:   2,081,464.01
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          296
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031923709     MORTGAGORS: MOSSBURG             RICHARD
                               MOSSBURG             NORMA
    REGION CODE    ADDRESS   : 6950 LINGANE
        01         CITY      :    CHELSEA
                   STATE/ZIP : MI  48118
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,551.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,240.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   06/01/27
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 79.55800
    ----------------------------------------------------------------------------
0   0031923717     MORTGAGORS: BOLTON               RICHARD
                               CAMPBELL             LAWRENCE
    REGION CODE    ADDRESS   : 986 SOUTH LAMKIN
        01         CITY      :    GOODHART
                   STATE/ZIP : MI  49737
    MORTGAGE AMOUNT :   332,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,170.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,236.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/23
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031923790     MORTGAGORS: HONIG                ERIC
                               HONIG                MAXINE
    REGION CODE    ADDRESS   : 4391 CHATTAHOOCHEE PLANTATION DRIVE
        01         CITY      :    MARIETTA
                   STATE/ZIP : GA  30067
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,969.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031924046     MORTGAGORS: FREEMAN              MICHAEL
                               FREEMAN              CINDY LOU
    REGION CODE    ADDRESS   : 8532 BAYONNE DRIVE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92646
    MORTGAGE AMOUNT :   259,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,765.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,637.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 71.94400
    ----------------------------------------------------------------------------
0   0031924079     MORTGAGORS: PEATROSS             SCOTT
                               PEATROSS             CATHERINE
    REGION CODE    ADDRESS   : 25229 JASMINE LANE
        01         CITY      :    NEWHALL
                   STATE/ZIP : CA  91381
    MORTGAGE AMOUNT :   286,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,397.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,835.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 79.99000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,461,650.00
                               P & I AMT:      9,918.61  UPB AMT:   1,437,885.37
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          297
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031924087     MORTGAGORS: ROBERTS              CHRIS
                               ROBERTS              TWILA
    REGION CODE    ADDRESS   : 170 VALENCIA ROAD
        01         CITY      :    SUMMERLAND
                   STATE/ZIP : CA  93067
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,747.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,970.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 48.00000
    ----------------------------------------------------------------------------
0   0031924095     MORTGAGORS: ROSEN                JEFFREY
                               ROSEN                KATHRYN
    REGION CODE    ADDRESS   : 7523 W 85TH STREET
        01         CITY      :    PLAYA DEL REY
                   STATE/ZIP : CA  90293
    MORTGAGE AMOUNT :   449,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    448,613.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,912.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 76.10100
    ----------------------------------------------------------------------------
0   0031924145     MORTGAGORS: SIMPSON              TIMOTHY

    REGION CODE    ADDRESS   : 28352 VIA MONDANO
        01         CITY      :    SAN JUAN CAPISTRANO
                   STATE/ZIP : CA  92675
    MORTGAGE AMOUNT :   367,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    367,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,475.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031924194     MORTGAGORS: SPEARS               MARK
                               BOLDUC               SANDRA
    REGION CODE    ADDRESS   : 1153 NORTH ROAD
        01         CITY      :    CARLISLE
                   STATE/ZIP : MA  01741
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,358.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 69.30600
    ----------------------------------------------------------------------------
0   0031924210     MORTGAGORS: KOBROSKY             NEIL
                               GIPSTEIN             LINDA
    REGION CODE    ADDRESS   : ONE STRAITSMOUTH WAY
        01         CITY      :    ROCKPORT
                   STATE/ZIP : MA  01966
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    440,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,038.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,906,500.00
                               P & I AMT:     12,755.90  UPB AMT:   1,905,861.38
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          298
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031924830     MORTGAGORS: KARCZEWSKI           GERALD
                               KARCZEWSKI           CARMEL
    REGION CODE    ADDRESS   : 19 LILY COURT
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   319,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    318,732.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,095.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 68.09700
    ----------------------------------------------------------------------------
0   0031924848     MORTGAGORS: QURESHI              WAHEED
                               QURESHI              MUNAZZA
    REGION CODE    ADDRESS   : 118 FREESIA COURT
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94506
    MORTGAGE AMOUNT :   397,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    397,116.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,610.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 89.99600
    ----------------------------------------------------------------------------
0   0031924855     MORTGAGORS: EASTWOOD             GLENNA
                               SLEPKO               BRIAN
    REGION CODE    ADDRESS   : 122 FREESIA COURT
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94506
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,737.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,128.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 75.07900
    ----------------------------------------------------------------------------
0   0031924863     MORTGAGORS: LIMJOCO              ANTHONY
                               LIMJOCO              MARISSA
    REGION CODE    ADDRESS   : 1116 BRITTANY HILLS COURT
        01         CITY      :    MARTINEZ
                   STATE/ZIP : CA  94553
    MORTGAGE AMOUNT :   281,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,668.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,875.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.99100
    ----------------------------------------------------------------------------
0   0031924889     MORTGAGORS: LEMINH               THAI
                               NGUYEN               THANH
    REGION CODE    ADDRESS   : 516 SAVONA WAY
        01         CITY      :    AGOURA HILLS
                   STATE/ZIP : CA  91301
    MORTGAGE AMOUNT :   257,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,622.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,651.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 74.73900
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,576,200.00
                               P & I AMT:     10,362.09  UPB AMT:   1,574,877.22
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          299
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031924954     MORTGAGORS: WATTS                DAVID

    REGION CODE    ADDRESS   : 6948 HOWDEN COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95119
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,862.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031925035     MORTGAGORS: PARK                 YONG
                               PARK                 HOLLY
    REGION CODE    ADDRESS   : 808 LACEY TREE STREET
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89128
    MORTGAGE AMOUNT :   347,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,058.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,281.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.99400
    ----------------------------------------------------------------------------
0   0031925043     MORTGAGORS: CHUVALA              TERRY
                               CHUVALA              JUDITH
    REGION CODE    ADDRESS   : 11909 BRISTOL MANOR COURT NORTH
        01         CITY      :    BETHESDA,
                   STATE/ZIP : MD  20852
    MORTGAGE AMOUNT :   252,480.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,278.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,701.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.91100
    ----------------------------------------------------------------------------
0   0031925142     MORTGAGORS: SWEENEY              JAMES
                               SWEENEY              MONA
    REGION CODE    ADDRESS   : 18 BAYBERRY LANE
        01         CITY      :    REHOBOTH BEACH
                   STATE/ZIP : DE  19971
    MORTGAGE AMOUNT :   325,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,167.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 68.15800
    ----------------------------------------------------------------------------
0   0031925159     MORTGAGORS: SWEENEY              JAMES
                               SWEENEY              MONA
    REGION CODE    ADDRESS   : 1502 EDGEWOOD LANE
        01         CITY      :    WINNETKA
                   STATE/ZIP : IL  60093
    MORTGAGE AMOUNT :   443,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    443,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,947.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 66.11900
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,648,630.00
                               P & I AMT:     10,960.56  UPB AMT:   1,648,136.27
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          300
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031925175     MORTGAGORS: SHERMAN              GARY
                               SHERMAN              DANA
    REGION CODE    ADDRESS   : 26 ROLLING RIDGE
        01         CITY      :    LAS FLORES
                   STATE/ZIP : CA  92688
    MORTGAGE AMOUNT :   248,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,676.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.98500
    ----------------------------------------------------------------------------
0   0031925191     MORTGAGORS: ZAMBRANO             DR. MARIA
                               BERNSTEIN            DR. LARRY
    REGION CODE    ADDRESS   : 23801 LANESBORO PLACE
        01         CITY      :    VALENCIA AREA
                   STATE/ZIP : CA  91354
    MORTGAGE AMOUNT :   276,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,888.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031925217     MORTGAGORS: HENIGE               JOHN
                               HENIGE               TRACY
    REGION CODE    ADDRESS   : 1701 MONARCH RIDGE CIRCLE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92019
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,773.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 78.26087
    ----------------------------------------------------------------------------
0   0031925324     MORTGAGORS: DAVIS                JOHN
                               DAVIS                AMY
    REGION CODE    ADDRESS   : 5 ARDSLEY ROAD
        01         CITY      :    GLEN RIDGE
                   STATE/ZIP : NJ  07028
    MORTGAGE AMOUNT :   332,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    332,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,264.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 89.97200
    ----------------------------------------------------------------------------
0   0031925373     MORTGAGORS: SJOGREN              JEFFREY
                               SJOGREN              SALLY
    REGION CODE    ADDRESS   : 18047 CLEARY LAKE COURT
        01         CITY      :    PRIOR LAKE
                   STATE/ZIP : MN  55372
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,852.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 63.95300
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,402,600.00
                               P & I AMT:      9,455.76  UPB AMT:   1,402,600.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          301
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031925415     MORTGAGORS: SQUIRES              RICHARD
                               SQUIRES              BEVERLY
    REGION CODE    ADDRESS   : 2449 SHARON OAKS DRIVE
        01         CITY      :    MENLO PARK
                   STATE/ZIP : CA  94025
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    400,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,661.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 69.56500
    ----------------------------------------------------------------------------
0   0031925423     MORTGAGORS: GUPTA                ARUPRATAN
                               GUPTA                SHAMPA
    REGION CODE    ADDRESS   : 1800 PENN'S CROSSING
        01         CITY      :    ALLENTOWN
                   STATE/ZIP : PA  18104
    MORTGAGE AMOUNT :   399,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    398,341.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,725.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.69158
    ----------------------------------------------------------------------------
0   0031925449     MORTGAGORS: KRAMER               JOHN
                               KRAMER               ELIZABETH
    REGION CODE    ADDRESS   : 2405 BRIAR RIDGE LANE
        01         CITY      :    HARLEYSVILLE
                   STATE/ZIP : PA  19438
    MORTGAGE AMOUNT :   273,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,649.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,774.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031925472     MORTGAGORS: CASTRO               FRANCIS
                               CASTRO               CAROLE
    REGION CODE    ADDRESS   : 486 BLACK MATT ROAD
        01         CITY      :    DOUGLASSVILLE
                   STATE/ZIP : PA  19518
    MORTGAGE AMOUNT :   468,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    466,367.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,157.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   07/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 61.26100
    ----------------------------------------------------------------------------
0   0031925613     MORTGAGORS: BUSTOS               RAYMUND
                               BUSTOS               NATIVIDAD
    REGION CODE    ADDRESS   : 2481 LAS LUNAS STREET
        01         CITY      :    PASADENA
                   STATE/ZIP : CA  91107
    MORTGAGE AMOUNT :   318,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    318,250.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,090.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,860,100.00
                               P & I AMT:     12,409.83  UPB AMT:   1,855,609.14
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          302
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031925639     MORTGAGORS: DAVIDSON             LAWRENCE
                               MOORE                PATRICIA
    REGION CODE    ADDRESS   : 18031 CHIEFTAIN COURT
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92127
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,985.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031925738     MORTGAGORS: DYM                  CARY

    REGION CODE    ADDRESS   : 1210 GARDEN STREET
        01         CITY      :    HOBOKEN
                   STATE/ZIP : NJ  07030
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    420,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,865.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031925829     MORTGAGORS: TANKERSLEY           STEPHEN
                               TANKERSLEY           MARIA
    REGION CODE    ADDRESS   : 903 EAST CHELSEA DRIVE
        01         CITY      :    FRESNO
                   STATE/ZIP : CA  93720
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,175.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 71.59000
    ----------------------------------------------------------------------------
0   0031925977     MORTGAGORS: SEGALLER             STEPHEN
                               SEGALLER             MERRILL
    REGION CODE    ADDRESS   : 763 PRINCETON-KINGSTON ROAD
        01         CITY      :    PRINCETON
                   STATE/ZIP : NJ  08540
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,088.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 72.26100
    ----------------------------------------------------------------------------
0   0031926165     MORTGAGORS: DAVIS                FOSTER
                               REAVIS-DAVIS         PAMELA
    REGION CODE    ADDRESS   : 549 YARROW DRIVE
        01         CITY      :    SIMI VALLEY
                   STATE/ZIP : CA  93065
    MORTGAGE AMOUNT :   249,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,228.36  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,808.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.98800
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,578,400.00
                               P & I AMT:     10,923.41  UPB AMT:   1,578,228.36
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          303
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031926199     MORTGAGORS: VAN ALLEN            KARL
                               VAN ALLEN            KATHLEEN
    REGION CODE    ADDRESS   : 4355 STONE MOUNTAIN DRIVE
        01         CITY      :    CHINO HILLS
                   STATE/ZIP : CA  91709
    MORTGAGE AMOUNT :   261,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,056.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,826.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0031926223     MORTGAGORS: HOFFMAN              KEVIN
                               HOFFMAN              CHERI
    REGION CODE    ADDRESS   : 7824 SITIO  TEJO
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   315,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,253.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,152.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 84.00600
    ----------------------------------------------------------------------------
0   0031926249     MORTGAGORS: HOLLENBECK           MARK
                               HOLLENBECK           ANNE
    REGION CODE    ADDRESS   : 220 MARIGOLD STREET
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94506
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,750.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,102.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031926306     MORTGAGORS: KIMBROW              SCOTT
                               KIMBROW              SHELLEY
    REGION CODE    ADDRESS   : 9182 EL VERANO WAY
        01         CITY      :    GILROY
                   STATE/ZIP : CA  95020
    MORTGAGE AMOUNT :   308,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,043.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,261.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      8.00000  PRODUCT CODE      :   002
    LTV :                 89.99000
    ----------------------------------------------------------------------------
0   0031926314     MORTGAGORS: O'NEAL               DENNIS

    REGION CODE    ADDRESS   : 9286 BRIARBERRY LANE
        01         CITY      :    GILROY
                   STATE/ZIP : CA  95020
    MORTGAGE AMOUNT :   292,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,421.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,996.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99900
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,489,650.00
                               P & I AMT:     10,339.20  UPB AMT:   1,488,525.35
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          304
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031926348     MORTGAGORS: KROEGER              KENNETH

    REGION CODE    ADDRESS   : 1330 BRIARBERRY LANE
        01         CITY      :    GILROY
                   STATE/ZIP : CA  95020
    MORTGAGE AMOUNT :   252,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,547.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,702.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.98600
    ----------------------------------------------------------------------------
0   0031926389     MORTGAGORS: TRONCI               ANTHONY
                               TRONCI               VEVA
    REGION CODE    ADDRESS   : 231 RIFLE CAMP ROAD
        01         CITY      :    WEST PATERSON
                   STATE/ZIP : NJ  07424
    MORTGAGE AMOUNT :   277,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,294.06  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,940.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031926579     MORTGAGORS: GOLDSTEIN            DOUGLAS
                               GOLDSTEIN            LINDA
    REGION CODE    ADDRESS   : 4948 REFORMA ROAD
        01         CITY      :    WOODLAND HILLS AREA
                   STATE/ZIP : CA  91364
    MORTGAGE AMOUNT :   280,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,591.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,963.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 74.88000
    ----------------------------------------------------------------------------
0   0031926595     MORTGAGORS: HOKE                 MICHAEL
                               SIVILS               NANCY
    REGION CODE    ADDRESS   : 27052 GRAND VIEW AVENUE
        01         CITY      :    HAYWARD
                   STATE/ZIP : CA  94542
    MORTGAGE AMOUNT :   347,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,462.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 79.99500
    ----------------------------------------------------------------------------
0   0031926678     MORTGAGORS: GRACE                SEAN
                               GRACE                KRISTEN
    REGION CODE    ADDRESS   : 2 CHERRY LAWN LANE
        01         CITY      :    NORTHPORT
                   STATE/ZIP : NY  11768
    MORTGAGE AMOUNT :   337,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,973.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,359.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   07/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,496,450.00
                               P & I AMT:     10,428.81  UPB AMT:   1,494,307.01
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          305
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031926686     MORTGAGORS: GOWEN                PAUL
                               GOWEN                DIANA
    REGION CODE    ADDRESS   : 4550 SW SAUM WAY
        01         CITY      :    TUALATIN
                   STATE/ZIP : OR  97062
    MORTGAGE AMOUNT :   267,465.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,803.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,779.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 91.75400
    ----------------------------------------------------------------------------
0   0031926868     MORTGAGORS: WALTER               KEVIN
                               WALTER               KATHLEEN
    REGION CODE    ADDRESS   : 86 MIDWOOD ROAD
        01         CITY      :    GLEN ROCK BOROUGH
                   STATE/ZIP : NJ  07452
    MORTGAGE AMOUNT :   271,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,796.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,896.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031927510     MORTGAGORS: LEUKHARDT            H
                               LEUKHARDT            STEPHANIE
    REGION CODE    ADDRESS   : 2879 EIDER STREET
        01         CITY      :    LA VERNE
                   STATE/ZIP : CA  91750
    MORTGAGE AMOUNT :   341,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    341,950.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,303.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.99000
    ----------------------------------------------------------------------------
0   0031927759     MORTGAGORS: STROM                ERIC
                               STROM                SUSAN
    REGION CODE    ADDRESS   : 7460 SARAVIEW DR
        01         CITY      :    SEBASTOPOL
                   STATE/ZIP : CA  95472
    MORTGAGE AMOUNT :   224,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    224,645.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,629.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031927767     MORTGAGORS: TAKATA               JON
                               TAKATA               LAURA
    REGION CODE    ADDRESS   : 4573 MAYFIELD COURT
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94536
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,790.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,204.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,409,415.00
                               P & I AMT:      9,813.68  UPB AMT:   1,407,985.69
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          306
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031927833     MORTGAGORS: TORTI                LORETTA

    REGION CODE    ADDRESS   : 2151 AVENIDA TORONJA
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   321,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    321,394.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,980.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.25000  PRODUCT CODE      :   002
    LTV :                 79.98800
    ----------------------------------------------------------------------------
0   0031927866     MORTGAGORS: SHERIFF              RAYMOND
                               SHERIFF              JANETTE
    REGION CODE    ADDRESS   : 207 OYSTER POND ROAD
        01         CITY      :    ALAMEDA
                   STATE/ZIP : CA  94502
    MORTGAGE AMOUNT :   357,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    357,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,435.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 77.60800
    ----------------------------------------------------------------------------
0   0031927908     MORTGAGORS: TIMPSON              STEPHEN
                               TIMPSON              SUSAN
    REGION CODE    ADDRESS   : 254 JEFFERSON ROAD
        01         CITY      :    TOWNSHIP OF PRINCETON
                   STATE/ZIP : NJ  08540
    MORTGAGE AMOUNT :   488,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    487,655.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,496.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031927924     MORTGAGORS: BARNES               WILLIAM
                               KIMURA-BARNES        KATHY
    REGION CODE    ADDRESS   : 764 PLAZA AMAPOLA
        01         CITY      :    NOVATO
                   STATE/ZIP : CA  94947
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,813.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,692.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 94.97964
    ----------------------------------------------------------------------------
0   0031927932     MORTGAGORS: BLOOM                STEPHEN
                               YOSHINAGA            CHIO
    REGION CODE    ADDRESS   : 15 VINCENT STREET
        01         CITY      :    CHATHAM BOROUGH
                   STATE/ZIP : NJ  07928
    MORTGAGE AMOUNT :   346,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    345,984.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,422.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,758,200.00
                               P & I AMT:     12,027.17  UPB AMT:   1,756,847.99
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          307
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031927957     MORTGAGORS: WARD                 STEPHEN
                               WARD                 DIANE
    REGION CODE    ADDRESS   : 4 CEDAR WAXWING ROAD
        01         CITY      :    ALLAMUCHY TOWNSHIP
                   STATE/ZIP : NJ  07820
    MORTGAGE AMOUNT :   250,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,594.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,668.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031927973     MORTGAGORS: FISHER               DAVID
                               FISHER               TAMMY
    REGION CODE    ADDRESS   : 430 CHESTNUT DRIVE
        01         CITY      :    NORTH HEMPSTEAD TOWN
                   STATE/ZIP : NY  11576
    MORTGAGE AMOUNT :   466,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    465,306.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,258.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031928047     MORTGAGORS: MEERSCHAERT          WALTER
                               KENNEDY              LAURA
    REGION CODE    ADDRESS   : 1018 MOUNTAIN BOULEVARD
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94611
    MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,728.52  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,373.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.83800
    ----------------------------------------------------------------------------
0   0031928070     MORTGAGORS: FEAGIN               FRANK

    REGION CODE    ADDRESS   : 2249 PASEO JACINTA
        01         CITY      :    SAN DIMAS
                   STATE/ZIP : CA  91773
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,738.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,375.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031928112     MORTGAGORS: BOLAND               JOHN

    REGION CODE    ADDRESS   : 10 WILDFLOWER DRIVE
        01         CITY      :    CORTE MADERA
                   STATE/ZIP : CA  94925
    MORTGAGE AMOUNT :   415,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    413,918.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,799.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,824,400.00
                               P & I AMT:     12,476.81  UPB AMT:   1,821,285.71
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          308
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031928161     MORTGAGORS: DONG                 ANH
                               DONG                 ANDY
    REGION CODE    ADDRESS   : 1932-1934 WEBSTER STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94115
    MORTGAGE AMOUNT :   475,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    474,600.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,120.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 62.50000
    ----------------------------------------------------------------------------
0   0031928484     MORTGAGORS: GUTSHALL             BRIAN

    REGION CODE    ADDRESS   : 22 & 24 66TH PLACE
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90803
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,600.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,368.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 78.12500
    ----------------------------------------------------------------------------
0   0031928658     MORTGAGORS: DELGADO              JAVIER
                               DELGADO              LILLIAN
    REGION CODE    ADDRESS   : 3904 OSPREY COURT
        01         CITY      :    WESTON
                   STATE/ZIP : FL  33331
    MORTGAGE AMOUNT :   289,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,250.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,022.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.23700
    ----------------------------------------------------------------------------
0   0031928773     MORTGAGORS: PLASHAL              JOHN
                               PLASHAL              ELIZABETH
    REGION CODE    ADDRESS   : 935 HOLLY CREEK DRIVE
        01         CITY      :    GREAT FALLS
                   STATE/ZIP : VA  22066
    MORTGAGE AMOUNT :   278,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,922.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031929052     MORTGAGORS: LUDWIG               C. SCOTT
                               LUDWIG               JENNIFER
    REGION CODE    ADDRESS   : 420 LA GONDA WAY
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94526
    MORTGAGE AMOUNT :   292,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,921.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,835,150.00
                               P & I AMT:     12,355.85  UPB AMT:   1,834,351.09
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          309
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031929094     MORTGAGORS: TAMERA               ROBIN
                               TAMERA               MARIA
    REGION CODE    ADDRESS   : 1909 DALTON ROAD
        01         CITY      :    PALOS VERDES PENINSULA AR
                   STATE/ZIP : CA  90274
    MORTGAGE AMOUNT :   372,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    372,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,443.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 49.60000
    ----------------------------------------------------------------------------
0   0031929102     MORTGAGORS: TISCHFIELD           JAY

    REGION CODE    ADDRESS   : 4 ADAMS COURT
        01         CITY      :    BRIDGEWATER
                   STATE/ZIP : NJ  08807
    MORTGAGE AMOUNT :   431,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    431,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,725.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031929375     MORTGAGORS: BRAGG                DEBORAH

    REGION CODE    ADDRESS   : 15032 NOTLEY RD
        01         CITY      :    SILVER SPRING
                   STATE/ZIP : MD  20905
    MORTGAGE AMOUNT :   387,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    385,719.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,574.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 84.13000
    ----------------------------------------------------------------------------
0   0031929508     MORTGAGORS: BEAUREGARD           DANIEL
                               BEAUREGARD           LISA
    REGION CODE    ADDRESS   : LOT 2 FOX LANE
        01         CITY      :    LITTLETON
                   STATE/ZIP : MA  01460
    MORTGAGE AMOUNT :   257,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,747.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,754.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.98900
    ----------------------------------------------------------------------------
0   0031929664     MORTGAGORS: WILSON               JAY
                               WILSON               DAWM
    REGION CODE    ADDRESS   : 1986 FULLERTON AVENUE
        01         CITY      :    COSTA MESA
                   STATE/ZIP : CA  92627
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,786.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,729.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 78.31300
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,707,350.00
                               P & I AMT:     11,227.99  UPB AMT:   1,705,454.44
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          310
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031929672     MORTGAGORS: DIRKS                JAMES
                               DIRKS                DENISE
    REGION CODE    ADDRESS   : 5821 SOUTH OHIO STREET
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92886
    MORTGAGE AMOUNT :   287,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,375.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,961.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 76.69300
    ----------------------------------------------------------------------------
0   0031929748     MORTGAGORS: HARRIS               PETE
                               HARRIS               ZSUZSA
    REGION CODE    ADDRESS   : 73504 TERRAZA DRIVE
        01         CITY      :    PALM DESERT
                   STATE/ZIP : CA  92260
    MORTGAGE AMOUNT :   248,458.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,287.02  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,801.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 94.83100
    ----------------------------------------------------------------------------
0   0031929789     MORTGAGORS: HARLOW               JOHN
                               HARLOW               NADINE
    REGION CODE    ADDRESS   : 67 BEDFORD PLACE
        01         CITY      :    RAMSEY BOROUGH
                   STATE/ZIP : NJ  07446
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,492.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,819.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 78.71700
    ----------------------------------------------------------------------------
0   0031929805     MORTGAGORS: CORNWELL             FRED
                               CORNWELL             MARY
    REGION CODE    ADDRESS   : 1818 HIGHLAND DRIVE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92660
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,768.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,264.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 67.36800
    ----------------------------------------------------------------------------
0   0031929854     MORTGAGORS: DE MARCO             JAMES
                               DE MARCO             BERNICE
    REGION CODE    ADDRESS   : 67 INDEPENDENCE DRIVE
        01         CITY      :    EAST BRUNSWICK TOWNSHIP
                   STATE/ZIP : NJ  08816
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,487.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,075.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,438,058.00
                               P & I AMT:      9,923.17  UPB AMT:   1,436,410.49
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          311
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031930035     MORTGAGORS: TRAUB                LEONARD
                               FISCHER              REBECCA
    REGION CODE    ADDRESS   : 4210 CASPER COURT
        01         CITY      :    HOLLYWOOD
                   STATE/ZIP : FL  33021
    MORTGAGE AMOUNT :   392,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    387,948.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,740.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031930241     MORTGAGORS: MOORE                HAROLD

    REGION CODE    ADDRESS   : 14 SHERMAN RIDGE ROAD
        01         CITY      :    WANTAGE
                   STATE/ZIP : NJ  07461
    MORTGAGE AMOUNT :   261,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,892.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031930662     MORTGAGORS: O'BRIEN              KENNETH
                               O'BRIEN              RHONDA
    REGION CODE    ADDRESS   : 39 W 334 WASHBRUN DRIVE
        01         CITY      :    GENEVA
                   STATE/ZIP : IL  60134
    MORTGAGE AMOUNT :   303,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,070.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.98144
    ----------------------------------------------------------------------------
0   0031930845     MORTGAGORS: IRION                ROBERT
                               GRIGSBY              G.
    REGION CODE    ADDRESS   : 115 NORTHROP PLACE
        01         CITY      :    SANTA CRUZ
                   STATE/ZIP : CA  95060
    MORTGAGE AMOUNT :   254,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,291.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,693.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 67.86600
    ----------------------------------------------------------------------------
0   0031930944     MORTGAGORS: OWEN                 TRAVIS
                               OWEN                 CARLENE
    REGION CODE    ADDRESS   : 34976 CALLE FORTUNA
        01         CITY      :    DANA POINT
                   STATE/ZIP : CA  92624
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,358.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,561,000.00
                               P & I AMT:     10,754.99  UPB AMT:   1,556,740.11
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          312
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031931165     MORTGAGORS: RUBEY                JOHN
                               RUBEY                THERESA
    REGION CODE    ADDRESS   : 11979 DAPPLE WAY
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92128
    MORTGAGE AMOUNT :   253,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,751.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 70.44400
    ----------------------------------------------------------------------------
0   0031931173     MORTGAGORS: ROBERTSON            BRETT

    REGION CODE    ADDRESS   : 212 CASCADE DRIVE
        01         CITY      :    MILL VALLEY
                   STATE/ZIP : CA  94941
    MORTGAGE AMOUNT :   339,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    338,715.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,226.99  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 41.49300
    ----------------------------------------------------------------------------
0   0031931181     MORTGAGORS: GAST                 GARRY
                               GAST                 LORAINE
    REGION CODE    ADDRESS   : 11 SADDLEBROOK COURT
        01         CITY      :    NOVATO
                   STATE/ZIP : CA  94947
    MORTGAGE AMOUNT :   482,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    481,633.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,329.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 64.26600
    ----------------------------------------------------------------------------
0   0031931256     MORTGAGORS: BISSIN               ROBERT
                               BISSIN               LINDA
    REGION CODE    ADDRESS   : 19176 FOXGLEN LANE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,665.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,038.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 66.36500
    ----------------------------------------------------------------------------
0   0031931264     MORTGAGORS: CREMONA              RUTH

    REGION CODE    ADDRESS   : 14416 OLD WOOD ROAD
        01         CITY      :    SARATOGA
                   STATE/ZIP : CA  95070
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,703.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,796.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 28.57100
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,914,600.00
                               P & I AMT:     13,143.43  UPB AMT:   1,913,316.77
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          313
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031931272     MORTGAGORS: CARR                 MICHAEL
                               CARR                 SHERYL
    REGION CODE    ADDRESS   : 6 CARHART COURT
        01         CITY      :    TOWNSHIP OF UNION
                   STATE/ZIP : NJ  08867
    MORTGAGE AMOUNT :   301,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,966.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,930.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 89.86580
    ----------------------------------------------------------------------------
0   0031931298     MORTGAGORS: KNIGHT               SEAN
                               KNIGHT               DEBORAH
    REGION CODE    ADDRESS   : 23813 KENSINGTON COURT
        01         CITY      :    WEST HILLS
                   STATE/ZIP : CA  91307
    MORTGAGE AMOUNT :   441,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    440,629.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,897.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031931306     MORTGAGORS: RINALDI              PAULA

    REGION CODE    ADDRESS   : 15 VILLAGE WAY
        01         CITY      :    BRANCHBURG TOWNSHIP
                   STATE/ZIP : NJ  08876
    MORTGAGE AMOUNT :   323,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    322,828.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,122.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031931314     MORTGAGORS: HUGHES               DANIEL
                               HUGHES               LISA
    REGION CODE    ADDRESS   : 753 BACKHUS ESTATE ROAD
        01         CITY      :    TOWNSHIP OF LEBANON
                   STATE/ZIP : NJ  08826
    MORTGAGE AMOUNT :   278,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,418.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,808.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 89.99600
    ----------------------------------------------------------------------------
0   0031931330     MORTGAGORS: MORALES              JAMES
                               MORALES              JUDITH
    REGION CODE    ADDRESS   : 1209 FLEMING AVENUE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95127
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,804.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,845.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 69.47300
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,608,500.00
                               P & I AMT:     10,605.02  UPB AMT:   1,606,647.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          314
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031931348     MORTGAGORS: ROLEN                SCOTT

    REGION CODE    ADDRESS   : 638 DUNDEE LANE
        01         CITY      :    HOLMES BEACH
                   STATE/ZIP : FL  34217
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    380,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,592.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031931389     MORTGAGORS: JANDA                KIM
                               JANDA                TERESA
    REGION CODE    ADDRESS   : 5787 LA JOLLA CORONA DRIVE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92037
    MORTGAGE AMOUNT :   649,999.00  OPTION TO CONVERT :
    UNPAID BALANCE :    649,452.91  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,270.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 66.66600
    ----------------------------------------------------------------------------
0   0031931439     MORTGAGORS: JOHNSON              PAUL
                               JOHNSON              BETTY
    REGION CODE    ADDRESS   : 1965 BUTTNER ROAD
        01         CITY      :    PLEASANT HILL
                   STATE/ZIP : CA  94523
    MORTGAGE AMOUNT :   282,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,763.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,852.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 61.30400
    ----------------------------------------------------------------------------
0   0031931447     MORTGAGORS: TILL                 PETER

    REGION CODE    ADDRESS   : 9 HERCULES COURT
        01         CITY      :    ALAMEDA
                   STATE/ZIP : CA  94501
    MORTGAGE AMOUNT :   287,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,275.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,961.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.96300
    ----------------------------------------------------------------------------
0   0031931454     MORTGAGORS: JENNERSON            JAMES
                               JENNERSON            ELIZABETH
    REGION CODE    ADDRESS   : 25251 JASMINE LANE
        01         CITY      :    NEWHALL
                   STATE/ZIP : CA  91381
    MORTGAGE AMOUNT :   286,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,470.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,931.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.98800
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,886,199.00
                               P & I AMT:     12,607.67  UPB AMT:   1,884,962.44
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          315
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031931462     MORTGAGORS: CONDA                MARK
                               BALAIS               BEATRIZ
    REGION CODE    ADDRESS   : 2400 STEAMBOAT SPRINGS COURT
        01         CITY      :    CHULA VISTA
                   STATE/ZIP : CA  91915
    MORTGAGE AMOUNT :   251,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,248.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,694.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 89.98600
    ----------------------------------------------------------------------------
0   0031931470     MORTGAGORS: BATTUNG              S NATHANIEL
                               CAVILES-BATTUNG      MARIA
    REGION CODE    ADDRESS   : 530 GRASS VALLEY STREET
        01         CITY      :    SIMI VALLEY
                   STATE/ZIP : CA  93065
    MORTGAGE AMOUNT :   319,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,112.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,232.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 89.97000
    ----------------------------------------------------------------------------
0   0031931504     MORTGAGORS: BIRD                 LARRY
                               BIRD                 SHERYLE
    REGION CODE    ADDRESS   : 6285 SUNNYSIDE CIRCLE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92646
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,628.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,496.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.75700
    ----------------------------------------------------------------------------
0   0031931520     MORTGAGORS: BIEHN                MICHAEL
                               BIEHN                GINA
    REGION CODE    ADDRESS   : 11220 VALLEY SPRING LANE
        01         CITY      :    NORTH HOLLYWOOD
                   STATE/ZIP : CA  91602
    MORTGAGE AMOUNT :   415,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    414,676.25  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,831.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 61.48100
    ----------------------------------------------------------------------------
0   0031931546     MORTGAGORS: LARBIE               JOHN
                               LARBIE               REGINA
    REGION CODE    ADDRESS   : 4439 LAGOON COURT
        01         CITY      :    UNION CITY
                   STATE/ZIP : CA  94587
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,788.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,992.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,770,800.00
                               P & I AMT:     12,246.91  UPB AMT:   1,769,455.56
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          316
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031931553     MORTGAGORS: SUGIE                FUKUJI
                               SUGIE                SANDRA
    REGION CODE    ADDRESS   : 1977 CATRINA COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95124
    MORTGAGE AMOUNT :   269,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,790.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,835.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 48.46800
    ----------------------------------------------------------------------------
0   0031931561     MORTGAGORS: BLAKEY               MICHAEL
                               BLAKEY               LYNN
    REGION CODE    ADDRESS   : 1135 ALTA MESA ROAD
        01         CITY      :    MONTEREY
                   STATE/ZIP : CA  93940
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    314,760.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,175.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 60.57600
    ----------------------------------------------------------------------------
0   0031931579     MORTGAGORS: COE                  TERRY
                               LOPES-COE            CHERYL
    REGION CODE    ADDRESS   : 714 ENRIGHT AVENUE
        01         CITY      :    SANTA CLARA
                   STATE/ZIP : CA  95050
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,816.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,862.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 73.23900
    ----------------------------------------------------------------------------
0   0031931587     MORTGAGORS: WITTENSTEIN          JUDITH
                               MUNDAY               JANET
    REGION CODE    ADDRESS   : 2565 JUANITA WAY
        01         CITY      :    LAGUNA BEACH
                   STATE/ZIP : CA  92651
    MORTGAGE AMOUNT :   499,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,180.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,282.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031931603     MORTGAGORS: MOTOLA               DAVID

    REGION CODE    ADDRESS   : 834 BINGHAM ROAD
        01         CITY      :    RIDGEWOOD VILLAGE
                   STATE/ZIP : NJ  07450
    MORTGAGE AMOUNT :   428,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    427,640.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,811.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,771,600.00
                               P & I AMT:     11,967.05  UPB AMT:   1,770,187.64
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          317
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031931611     MORTGAGORS: LARUE                BRAD
                               LARUE                MARJAN
    REGION CODE    ADDRESS   : 268 WATERSIDE CIRCLE
        01         CITY      :    SAN RAFAEL
                   STATE/ZIP : CA  94903
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,793.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,807.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.71400
    ----------------------------------------------------------------------------
0   0031931629     MORTGAGORS: STRINGFELLOW         JOY

    REGION CODE    ADDRESS   : 27147 EASTVALE ROAD
        01         CITY      :    PALOS VERDES
                   STATE/ZIP : CA  90274
    MORTGAGE AMOUNT :   366,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    365,714.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,496.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 60.89800
    ----------------------------------------------------------------------------
0   0031931637     MORTGAGORS: KELLY                THOMAS
                               KELLY                MELINDA
    REGION CODE    ADDRESS   : 11854 CANDY ROSE WAY
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92131
    MORTGAGE AMOUNT :   271,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,977.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,804.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031931645     MORTGAGORS: LUTTICKEN            MICHAEL
                               LUTTICKEN            JEANNETTE
    REGION CODE    ADDRESS   : 26 MAPLE WAY
        01         CITY      :    SAN CARLOS
                   STATE/ZIP : CA  94070
    MORTGAGE AMOUNT :   343,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    342,725.70  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,310.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 65.33300
    ----------------------------------------------------------------------------
0   0031931652     MORTGAGORS: MENDOZA              RAFAEL
                               MENDOZA              FLORIETA
    REGION CODE    ADDRESS   : 1347 MARLIN AVENUE
        01         CITY      :    FOSTER CITY
                   STATE/ZIP : CA  94404
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,719.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,455.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 62.06800
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,605,200.00
                               P & I AMT:     10,875.55  UPB AMT:   1,603,930.30
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          318
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031931686     MORTGAGORS: ESPITIA              MICHAEL
                               ESPITIA              LEILANI
    REGION CODE    ADDRESS   : 3488 GRAND TETON DRIVE
        01         CITY      :    CORONA
                   STATE/ZIP : CA  91720
    MORTGAGE AMOUNT :   252,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,407.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,744.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 94.99900
    ----------------------------------------------------------------------------
0   0031931694     MORTGAGORS: PATEL                THAKOR
                               PATEL                USHA
    REGION CODE    ADDRESS   : 1940 CAMERON HILLS COURT
        01         CITY      :    FREMONT
                   STATE/ZIP : CA  94539
    MORTGAGE AMOUNT :   385,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    384,660.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,465.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 62.80500
    ----------------------------------------------------------------------------
0   0031931702     MORTGAGORS: PAEN                 ALEXANDER

    REGION CODE    ADDRESS   : 1352 ALLENFORD AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90049
    MORTGAGE AMOUNT :   463,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    462,629.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,119.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 60.52200
    ----------------------------------------------------------------------------
0   0031931710     MORTGAGORS: PUTRASAHAN           PERRI
                               PUTRASAHAN           SARINA
    REGION CODE    ADDRESS   : 200 PACIFIC COAST HIGHWAY #439
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92648
    MORTGAGE AMOUNT :   384,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    383,707.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,652.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031931736     MORTGAGORS: ROBI                 PAUL
                               ROBI                 KATHERINE
    REGION CODE    ADDRESS   : 3830 FAIRMEADE ROAD
        01         CITY      :    PASADENA
                   STATE/ZIP : CA  91107
    MORTGAGE AMOUNT :   319,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    318,744.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,149.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 69.34700
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,803,600.00
                               P & I AMT:     12,130.54  UPB AMT:   1,802,150.54
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          319
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031931769     MORTGAGORS: ASHFORD              HOWARD
                               ASHFORD              ANITA
    REGION CODE    ADDRESS   : 2429 HERITAGE WAY
        01         CITY      :    UNION CITY
                   STATE/ZIP : CA  94587
    MORTGAGE AMOUNT :   422,184.00  OPTION TO CONVERT :
    UNPAID BALANCE :    421,837.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,808.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031931801     MORTGAGORS: SCHEPER              PAUL
                               SCHEPER              JEANNINE
    REGION CODE    ADDRESS   : 22187 WESTCLIFF
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,707.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,558.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 48.07600
    ----------------------------------------------------------------------------
0   0031931819     MORTGAGORS: PICOT                WALTER
                               PICOT                CAROL
    REGION CODE    ADDRESS   : 43 BIRCHWOOD LANE
        01         CITY      :    BOONTON TOWNSHIP
                   STATE/ZIP : NJ  07005
    MORTGAGE AMOUNT :   335,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,407.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,145.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 69.07216
    ----------------------------------------------------------------------------
0   0031931835     MORTGAGORS: SAS                  LEON
                               SAS                  DELIA
    REGION CODE    ADDRESS   : 2365 VALLEY TERRACE DRIVE
        01         CITY      :    SIMI VALLEY
                   STATE/ZIP : CA  93065
    MORTGAGE AMOUNT :   352,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    351,732.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,431.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031931850     MORTGAGORS: TALBOT III           CYRIL
                               TALBOT               PEGGY
    REGION CODE    ADDRESS   : 2511 LOZANA ROAD
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92014
    MORTGAGE AMOUNT :   356,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    355,708.19  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,368.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 74.94700
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,840,184.00
                               P & I AMT:     12,311.69  UPB AMT:   1,838,392.96
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          320
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031931892     MORTGAGORS: WINKELMAN            DANE
                               WINKELMAN            PENCHITT
    REGION CODE    ADDRESS   : 35513 CARTER STREET
        01         CITY      :    YUCAIPA
                   STATE/ZIP : CA  92399
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    419,647.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,759.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031931926     MORTGAGORS: KNIGHT               GRANVILLE
                               KNIGHT               ELAINE
    REGION CODE    ADDRESS   : 3419 WICKERSHAM LANE
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77027
    MORTGAGE AMOUNT :   473,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    472,402.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,108.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 43.01800
    ----------------------------------------------------------------------------
0   0031931967     MORTGAGORS: WEINER               JEFFREY
                               WEINER               IVY
    REGION CODE    ADDRESS   : 337 ROBINWOOD LANE
        01         CITY      :    HILLSBOROUGH
                   STATE/ZIP : CA  94010
    MORTGAGE AMOUNT :   630,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    629,520.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,351.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 66.31500
    ----------------------------------------------------------------------------
0   0031931991     MORTGAGORS: WESTCOTT             KENNETH

    REGION CODE    ADDRESS   : 8 VICTORIA FALLS DRIVE
        01         CITY      :    RANCHO MIRAGE
                   STATE/ZIP : CA  92270
    MORTGAGE AMOUNT :   305,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,773.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,132.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.22000
    ----------------------------------------------------------------------------
0   0031932015     MORTGAGORS: YEAGER               JOHN
                               YEAGER               EVELYN
    REGION CODE    ADDRESS   : 1826 BUTTONSHELL LANE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92660
    MORTGAGE AMOUNT :   510,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    509,602.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,479.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,338,200.00
                               P & I AMT:     15,830.67  UPB AMT:   2,335,946.17
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          321
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031932106     MORTGAGORS: BALANI               ANIL
                               BALANI               JOTI
    REGION CODE    ADDRESS   : 7 MEADOW BLUFF ROAD
        01         CITY      :    PARSIPPANY TROY-HILL TOWN
                   STATE/ZIP : NJ  07950
    MORTGAGE AMOUNT :   319,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,150.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,178.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 84.99200
    ----------------------------------------------------------------------------
0   0031932163     MORTGAGORS: WEISS                MITCHEL
                               ROSENSTREICH         LILI
    REGION CODE    ADDRESS   : 11 LARCHDELL WAY
        01         CITY      :    MOUNTAIN LAKES BOROUGH
                   STATE/ZIP : NJ  07046
    MORTGAGE AMOUNT :   345,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,724.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,324.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 69.69697
    ----------------------------------------------------------------------------
0   0031932213     MORTGAGORS: DAVIDGE              EDWARD
                               DAVIDGE              LOIS
    REGION CODE    ADDRESS   : 6349 MOONLIGHT LN NW
        01         CITY      :    WALKER
                   STATE/ZIP : MN  56484
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,021.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 55.24800
    ----------------------------------------------------------------------------
0   0031932270     MORTGAGORS: MARTINO              ROBERT
                               MARTINO              DEBBIE
    REGION CODE    ADDRESS   : 2226 VISTA RODEO DRIVE
        01         CITY      :    EL CAJON
                   STATE/ZIP : CA  92109
    MORTGAGE AMOUNT :   477,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    477,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,294.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 65.79300
    ----------------------------------------------------------------------------
0   0031932619     MORTGAGORS: MEFFORD              JOHN
                               MEFFORD              CARRIE
    REGION CODE    ADDRESS   : 11803 HARTSOOK STREET,
        01         CITY      :    VALLEY VILLAGE AREA,
                   STATE/ZIP : CA  91607
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,920.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,726,400.00
                               P & I AMT:     11,739.00  UPB AMT:   1,725,874.94
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          322
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031932841     MORTGAGORS: GEORGE               SUSAN

    REGION CODE    ADDRESS   : 2298 REDLANDS DRIVE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92660
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,075.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031932973     MORTGAGORS: CARTER               DAVID
                               CARTER               HARUMI
    REGION CODE    ADDRESS   : 2222 NORTH VAL VISTA DRIVE #5,
        01         CITY      :    MESA
                   STATE/ZIP : AZ  85213
    MORTGAGE AMOUNT :   480,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    480,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,356.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031933229     MORTGAGORS: DUBAUSKAS            JON
                               DUBAUSKAS            MELISSA
    REGION CODE    ADDRESS   : 72 NORWOOD AVENUE,
        01         CITY      :    MONTCLAIR
                   STATE/ZIP : NJ  07043
    MORTGAGE AMOUNT :   377,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    377,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,512.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031933237     MORTGAGORS: SMITH                STEVEN
                               SMITH                SYLVIA
    REGION CODE    ADDRESS   : 5637 OAKHILL DRIVE
        01         CITY      :    SANTA MARIA
                   STATE/ZIP : CA  93455
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,075.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031933286     MORTGAGORS: PEREYDA              ROBERT
                               PEREYDA              NANCY
    REGION CODE    ADDRESS   : 1215 CENTRAL AVENUE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95128
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,829.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 69.62000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,756,600.00
                               P & I AMT:     11,849.48  UPB AMT:   1,756,600.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          323
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031933294     MORTGAGORS: CHISHOLM             ANDREW
                               JIN                  YISHI
    REGION CODE    ADDRESS   : 170 BRAEMOOR DRIVE
        01         CITY      :    SANTA CRUZ
                   STATE/ZIP : CA  95060
    MORTGAGE AMOUNT :   267,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,798.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 74.78900
    ----------------------------------------------------------------------------
0   0031933385     MORTGAGORS: KRETZMER             WILLIAM
                               KRETZMER             CLARE
    REGION CODE    ADDRESS   : 24 WAKONDA
        01         CITY      :    DOVE CANYON
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,399.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,946.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 65.47600
    ----------------------------------------------------------------------------
0   0031933492     MORTGAGORS: CHOPPIN              AGNES

    REGION CODE    ADDRESS   : 2447 TAMALPAIS STREET
        01         CITY      :    MOUNTAIN VIEW
                   STATE/ZIP : CA  94043
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,878.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031933500     MORTGAGORS: BATARSEH             RAMI
                               ZAGHBABA             SALIM
    REGION CODE    ADDRESS   : 34 NORTH CLAREMONT STREET
        01         CITY      :    SAN MATEO
                   STATE/ZIP : CA  94401
    MORTGAGE AMOUNT :   297,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,779.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,076.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031933823     MORTGAGORS: SADEGHI              ALI
                               SADEGHI              LEILI
    REGION CODE    ADDRESS   : 20706 SEABOARD ROAD
        01         CITY      :    MALIBU
                   STATE/ZIP : CA  90265
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    420,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,865.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,531,000.00
                               P & I AMT:     10,565.72  UPB AMT:   1,530,178.68
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          324
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031933872     MORTGAGORS: ELLIOTT              GEORGE
                               ELLIOTT              STACEY
    REGION CODE    ADDRESS   : 7360 HUASNA ROAD
        01         CITY      :    ARROYO GRANDE
                   STATE/ZIP : CA  93420
    MORTGAGE AMOUNT :   323,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,230.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.01900
    ----------------------------------------------------------------------------
0   0031933906     MORTGAGORS: GO                   GRACIE
                               GO                   RHODORA
    REGION CODE    ADDRESS   : 3013 DAHLGREN AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90066
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    336,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,292.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.66600
    ----------------------------------------------------------------------------
0   0031933955     MORTGAGORS: TAN                  CHRISTINE
                               KRISTENSEN           CARSTEN
    REGION CODE    ADDRESS   : 13592 CHELTENHAM DRIVE,
        01         CITY      :    SHERMAN OAKS AREA,
                   STATE/ZIP : CA  91423
    MORTGAGE AMOUNT :   334,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,335.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 69.58300
    ----------------------------------------------------------------------------
0   0031934094     MORTGAGORS: AGNOLE               JAMES
                               AGNOLE               PHYLLIS
    REGION CODE    ADDRESS   : 10338 SANDLEWOOD LANE
        01         CITY      :    NORTHRIDGE
                   STATE/ZIP : CA  91326
    MORTGAGE AMOUNT :   310,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,116.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99400
    ----------------------------------------------------------------------------
0   0031934763     MORTGAGORS: LABONDE              JERRY
                               LABONDE              SUSANNAH
    REGION CODE    ADDRESS   : 38 MARTIN LANE
        01         CITY      :    ENGLEWOOD
                   STATE/ZIP : CO  80110
    MORTGAGE AMOUNT :   425,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    425,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,794.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 70.31405
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,728,700.00
                               P & I AMT:     11,769.75  UPB AMT:   1,728,700.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          325
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031934821     MORTGAGORS: KLIMM                MARK
                               MAURO                KRISTINE
    REGION CODE    ADDRESS   : 26 MOUNTAIN LAUREL LANE
        01         CITY      :    NEWTOWN,
                   STATE/ZIP : CT  06482
    MORTGAGE AMOUNT :   279,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,856.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031935034     MORTGAGORS: MEROLA               FRANK
                               MASCARO-MEROLA       MARTA
    REGION CODE    ADDRESS   : 6407 WEST 80TH STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90045
    MORTGAGE AMOUNT :   376,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    376,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,501.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031935133     MORTGAGORS: KOLIOPOULOS          JOHN
                               KOLIOPOULOS          MELISSA
    REGION CODE    ADDRESS   : 62 CHESHIRE LANE
        01         CITY      :    RINGWOOD BOROUGH
                   STATE/ZIP : NJ  07456
    MORTGAGE AMOUNT :   306,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,566.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,192.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031935166     MORTGAGORS: GARSKOG              GORAN
                               GARSKOG              ALEXANDRA
    REGION CODE    ADDRESS   : 633 CEDARBROOK ROAD
        01         CITY      :    BRIDGEWATER
                   STATE/ZIP : NJ  08807
    MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,562.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,769.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0031935174     MORTGAGORS: HAGEDORN             GREGG
                               LANDBLOOM            LINDA
    REGION CODE    ADDRESS   : 8312 HUNTING HILL LANE
        01         CITY      :    MCLEAN
                   STATE/ZIP : VA  22102
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,519.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,872.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 58.76288
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,512,000.00
                               P & I AMT:     10,191.93  UPB AMT:   1,510,649.05
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          326
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031935182     MORTGAGORS: HOFFMANN             JOHN
                               HOFFMANN             KYRA
    REGION CODE    ADDRESS   : 2516 ALLENWOOD/LAKEWOOD ROAD
        01         CITY      :    TOWNSHIP OF WALL
                   STATE/ZIP : NJ  07719
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,634.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,783.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031935190     MORTGAGORS: BIRTH                ROBERT
                               BIRTH                DIANNA
    REGION CODE    ADDRESS   : 30 NEW MEADOW TRAIL
        01         CITY      :    TOWNSHIP OF PARSIPPANY-TR
                   STATE/ZIP : NJ  07054
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,784.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,819.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031935208     MORTGAGORS: BLANCHARD            CARL
                               BLANCHARD            JENNIFER
    REGION CODE    ADDRESS   : 49 KENSINGTON ROAD
        01         CITY      :    BERNARDS TOWNSHIP
                   STATE/ZIP : NJ  07920
    MORTGAGE AMOUNT :   325,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    325,133.27  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,164.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 70.73900
    ----------------------------------------------------------------------------
0   0031935216     MORTGAGORS: ALEXIADES            NICKITAS
                               CHARTOFILLIS         MARIA
    REGION CODE    ADDRESS   : 67 HOWE AVENUE
        01         CITY      :    WAYNE
                   STATE/ZIP : NJ  07470
    MORTGAGE AMOUNT :   310,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,169.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,170.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031935232     MORTGAGORS: SAYED                WAHEED
                               SAYED                RAZIA
    REGION CODE    ADDRESS   : 10 MILLBROOK DRIVE
        01         CITY      :    WEST WINDSOR TOWNSHIP
                   STATE/ZIP : NJ  08550
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,720.18  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,107.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 74.71200
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,482,800.00
                               P & I AMT:     10,045.92  UPB AMT:   1,481,441.20
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          327
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031935240     MORTGAGORS: MC CULLOUGH          MICHAEL
                               MC CULLOUGH          MARILYN
    REGION CODE    ADDRESS   : 6122 E COYOTE WASH DRIVE
        01         CITY      :    CAVE CREEK
                   STATE/ZIP : AZ  85331
    MORTGAGE AMOUNT :   270,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,848.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.93100
    ----------------------------------------------------------------------------
0   0031935257     MORTGAGORS: DAVILA               NEREIDA
                               DAVILA               VICTOR
    REGION CODE    ADDRESS   : 9 BELL PLACE
        01         CITY      :    RYE BROOK VILLAGE
                   STATE/ZIP : NY  10573
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,764.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,839.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031935273     MORTGAGORS: PULEO                PAUL
                               PULEO                JOYANN
    REGION CODE    ADDRESS   : 54 BEGG DRIVE
        01         CITY      :    NEW CASTLE TOWN
                   STATE/ZIP : NY  10514
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,778.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,796.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 72.97297
    ----------------------------------------------------------------------------
0   0031935307     MORTGAGORS: REID                 VALERIE
                               TWENTYMAN            WILLIAM
    REGION CODE    ADDRESS   : 30 ELMWOOD AVENUE
        01         CITY      :    CHATHAM BOROUGH
                   STATE/ZIP : NJ  07928
    MORTGAGE AMOUNT :   373,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    373,222.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,611.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031935331     MORTGAGORS: SAUL                 HAROLD
                               SAUL                 DEBRA
    REGION CODE    ADDRESS   : 8825 E HEATHERWOOD ROAD
        01         CITY      :    ANAHEIM HILLS
                   STATE/ZIP : CA  92808
    MORTGAGE AMOUNT :   296,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,506.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,974.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 94.99900
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,491,150.00
                               P & I AMT:     10,069.61  UPB AMT:   1,490,173.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          328
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031935364     MORTGAGORS: RAGHAVAN             M.
                               RAGHAVAN             MITHRA
    REGION CODE    ADDRESS   : 221 MARIGOLD STREET,
        01         CITY      :    DANVILLE,
                   STATE/ZIP : CA  94506
    MORTGAGE AMOUNT :   307,280.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,028.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,044.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 62.41900
    ----------------------------------------------------------------------------
0   0031935414     MORTGAGORS: JAY                  WILLIAM
                               JAY                  BARBARA
    REGION CODE    ADDRESS   : 32715 CASPIAN SEA DRIVE
        01         CITY      :    DANA POINT
                   STATE/ZIP : CA  92629
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    330,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,167.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 60.55000
    ----------------------------------------------------------------------------
0   0031935489     MORTGAGORS: BURESH               TOM
                               BURESH               DANELLE
    REGION CODE    ADDRESS   : 528-528 1/2 NORTH SAN VICENTE BOULE
        01         CITY      :    WEST HOLLYWOOD
                   STATE/ZIP : CA  90048
    MORTGAGE AMOUNT :   386,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    385,698.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,633.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 64.33300
    ----------------------------------------------------------------------------
0   0031935570     MORTGAGORS: NEPVEUX              MICHAEL
                               CALDWELL             REBECCA
    REGION CODE    ADDRESS   : 10303 HOLLY SPRINGS DRIVE
        01         CITY      :    HOUSTON
                   STATE/ZIP : TX  77042
    MORTGAGE AMOUNT :   266,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,170.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,727.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031935588     MORTGAGORS: BARRETT              ALFRED

    REGION CODE    ADDRESS   : 2005 MARINE STREET
        01         CITY      :    SANTA MONICA
                   STATE/ZIP : CA  90405
    MORTGAGE AMOUNT :   246,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,262.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,702.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 78.23800
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,536,130.00
                               P & I AMT:     10,275.47  UPB AMT:   1,535,160.09
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          329
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031935646     MORTGAGORS: VALDELLON            VLADIMIR
                               VALDELLON            ZENAIDA
    REGION CODE    ADDRESS   : 2403 GRAPEVINE DRIVE
        01         CITY      :    OXNARD
                   STATE/ZIP : CA  93030
    MORTGAGE AMOUNT :   251,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,308.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,737.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 89.82100
    ----------------------------------------------------------------------------
0   0031935703     MORTGAGORS: SHINCOVICH           DAVID

    REGION CODE    ADDRESS   : 21637 CORRAL HOLLOW ROAD
        01         CITY      :    TRACY
                   STATE/ZIP : CA  95376
    MORTGAGE AMOUNT :   267,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,550.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,754.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 86.97000
    ----------------------------------------------------------------------------
0   0031935711     MORTGAGORS: LINANE               MICHAEL
                               LINANE               HYANG
    REGION CODE    ADDRESS   : 1271 COTTONWOOD DRIVE
        01         CITY      :    OCEANSIDE
                   STATE/ZIP : CA  92056
    MORTGAGE AMOUNT :   251,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,961.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,546.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.25000  PRODUCT CODE      :   002
    LTV :                 94.99100
    ----------------------------------------------------------------------------
0   0031935729     MORTGAGORS: ALLEN                BILLIE
                               ALLEN                THEODORE
    REGION CODE    ADDRESS   : 14017 BIRDSONG LANE
        01         CITY      :    CHINO HILLS
                   STATE/ZIP : CA  91709
    MORTGAGE AMOUNT :   346,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    345,416.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,272.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 88.83100
    ----------------------------------------------------------------------------
0   0031935745     MORTGAGORS: MERCADANTE           LARRY
                               MERCADANTE           JUDY
    REGION CODE    ADDRESS   : 147 NORTH COBBLESTONE DRIVE
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92869
    MORTGAGE AMOUNT :   278,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,849.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 57.91600
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,393,700.00
                               P & I AMT:      9,160.25  UPB AMT:   1,392,237.34
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          330
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031935752     MORTGAGORS: BRANDES              PETER
                               LASKOWSKY            ZELDA
    REGION CODE    ADDRESS   : 5641 COUNTRY CLUB DRIVE
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94618
    MORTGAGE AMOUNT :   686,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    685,478.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,738.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   015
    LTV :                 76.22200
    ----------------------------------------------------------------------------
0   0031935760     MORTGAGORS: LOOMIS               ANNE
                               LOOMIS               RICHARD
    REGION CODE    ADDRESS   : 24401 VIA SANTA CLARA
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   254,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,191.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,692.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031935786     MORTGAGORS: WHALEN               THOMAS
                               FREIMUTH-WHALEN      TERESA
    REGION CODE    ADDRESS   : 11137 CHERRY RIDGE ROAD
        01         CITY      :    SEBASTOPOL
                   STATE/ZIP : CA  95472
    MORTGAGE AMOUNT :   487,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    487,100.40  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,243.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 73.86300
    ----------------------------------------------------------------------------
0   0031935794     MORTGAGORS: BRUNELL              PAUL
                               SPELLMAN             NANCY
    REGION CODE    ADDRESS   : 345 HICKORY LANE
        01         CITY      :    SAN RAFAEL
                   STATE/ZIP : CA  94903
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,778.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031935810     MORTGAGORS: JEWELL               PAUL
                               JEWELL               TRUDY
    REGION CODE    ADDRESS   : 909 RUBY COURT
        01         CITY      :    RIPON
                   STATE/ZIP : CA  95366
    MORTGAGE AMOUNT :   344,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,288.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,035,900.00
                               P & I AMT:     13,741.17  UPB AMT:   2,034,769.88
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          331
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031935836     MORTGAGORS: VOTTO                GARY
                               VOTTO                KIM
    REGION CODE    ADDRESS   : 19473 BARCLAY ROAD
        01         CITY      :    CASTRO VALLEY
                   STATE/ZIP : CA  94546
    MORTGAGE AMOUNT :   367,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    367,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,383.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031935869     MORTGAGORS: KERR                 WILLIAM

    REGION CODE    ADDRESS   : 270 HILLVIEW AVENUE
        01         CITY      :    REDWOOD CITY
                   STATE/ZIP : CA  94062
    MORTGAGE AMOUNT :   277,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    277,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,894.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99700
    ----------------------------------------------------------------------------
0   0031935877     MORTGAGORS: FAJARDO              PEDDIE
                               FAJARDO              CORAZON
    REGION CODE    ADDRESS   : 161 CASTLETON WAY
        01         CITY      :    SAN BRUNO
                   STATE/ZIP : CA  94066
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,568.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,882.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.85700
    ----------------------------------------------------------------------------
0   0031935885     MORTGAGORS: REGIS                ROY
                               REGIS                MARGARET
    REGION CODE    ADDRESS   : 31 ROCA COURT
        01         CITY      :    NOVATO
                   STATE/ZIP : CA  94947
    MORTGAGE AMOUNT :   273,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,787.04  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,862.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 71.84200
    ----------------------------------------------------------------------------
0   0031935901     MORTGAGORS: KUHLMAN              WILLIAM
                               KUHLMAN              HELEN
    REGION CODE    ADDRESS   : 5639 IROQUOIS COURT
        01         CITY      :    SIMI VALLEY
                   STATE/ZIP : CA  93063
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,811.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,712.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,442,250.00
                               P & I AMT:      9,736.36  UPB AMT:   1,441,416.42
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          332
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031935927     MORTGAGORS: MARTIN               BRADLEY
                               MARTIN               BERNARDITA
    REGION CODE    ADDRESS   : 4237 KATIE LANE
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94588
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,514.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,891.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031935935     MORTGAGORS: HOLETON              MARTIN
                               LEE                  YEE
    REGION CODE    ADDRESS   : 3231 MARKET STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94114
    MORTGAGE AMOUNT :   292,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,277.44  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,020.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031935950     MORTGAGORS: EDSEN                BLAIR
                               EDSEN                CHERYL
    REGION CODE    ADDRESS   : 7302 JOSHUA CIRCLE
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94588
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,539.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,862.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031936016     MORTGAGORS: COX                  RUSSELL
                               COX                  MARY
    REGION CODE    ADDRESS   : 266 SOUTH SANTA MARIA STREET,
        01         CITY      :    ORANGE,
                   STATE/ZIP : CA  92869
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,543.05  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,991.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031936032     MORTGAGORS: ANDREINI             TIA

    REGION CODE    ADDRESS   : 501 AVILA ROAD
        01         CITY      :    SAN MATEO
                   STATE/ZIP : CA  94402
    MORTGAGE AMOUNT :   345,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    344,418.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,266.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 70.91400
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,497,500.00
                               P & I AMT:     10,033.37  UPB AMT:   1,495,293.49
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          333
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031936065     MORTGAGORS: TORRES               ABLE

    REGION CODE    ADDRESS   : 922 FIESTA WAY
        01         CITY      :    WATSONVILLE
                   STATE/ZIP : CA  95076
    MORTGAGE AMOUNT :   338,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    337,742.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,334.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.52900
    ----------------------------------------------------------------------------
0   0031936081     MORTGAGORS: ROQUE                KATHYANN

    REGION CODE    ADDRESS   : 239 SPURAWAY DRIVE
        01         CITY      :    SAN MATEO
                   STATE/ZIP : CA  94403
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,771.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,072.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031936578     MORTGAGORS: CLEMENTE             ROBERT
                               CLEMENTE             DEBORAH
    REGION CODE    ADDRESS   : 1 RAMBLING BROOK LANE
        01         CITY      :    WARREN TWP.
                   STATE/ZIP : NJ  07059
    MORTGAGE AMOUNT :   487,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    487,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,202.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 72.22200
    ----------------------------------------------------------------------------
0   0031936800     MORTGAGORS: BANKS                DAVID
                               BANKS                CAROLYN
    REGION CODE    ADDRESS   : 20296 S MOUNTAIN ROAD
        01         CITY      :    SANTA PAULA
                   STATE/ZIP : CA  93060
    MORTGAGE AMOUNT :   328,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,240.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 53.39800
    ----------------------------------------------------------------------------
0   0031936834     MORTGAGORS: KENDIG               EDWARD
                               PETERS               REBECCA
    REGION CODE    ADDRESS   : 165 BUNKER HILL
        01         CITY      :    APTOS
                   STATE/ZIP : CA  95003
    MORTGAGE AMOUNT :   286,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,878.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 62.85700
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,739,900.00
                               P & I AMT:     11,728.13  UPB AMT:   1,739,414.53
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          334
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031936859     MORTGAGORS: STIDHAM              JOHN

    REGION CODE    ADDRESS   : 1205 FUNSTON AVENUE
        01         CITY      :    PACIFIC GROVE
                   STATE/ZIP : CA  93950
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,271.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.62500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      8.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031936883     MORTGAGORS: GREGER               VICTOR
                               GREGER               MAYTRIE
    REGION CODE    ADDRESS   : 1707 OLMEDA STREET
        01         CITY      :    ENCINITAS
                   STATE/ZIP : CA  92024
    MORTGAGE AMOUNT :   328,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,029.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,467.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.25000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      8.25000  PRODUCT CODE      :   002
    LTV :                 89.99800
    ----------------------------------------------------------------------------
0   0031936958     MORTGAGORS: HARDING              BRUCE
                               HARDING              MARY
    REGION CODE    ADDRESS   : 44323 SAINT GERMAINE COURT
        01         CITY      :    ASHBURN
                   STATE/ZIP : VA  20147
    MORTGAGE AMOUNT :   284,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,042.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,796.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 79.99200
    ----------------------------------------------------------------------------
0   0031936982     MORTGAGORS: MCKENZIE             BART

    REGION CODE    ADDRESS   : 4505 FOXHALL CRESCENT NW
        01         CITY      :    WASHINGTON
                   STATE/ZIP : DC  20007
    MORTGAGE AMOUNT :   475,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    474,218.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,160.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 65.06800
    ----------------------------------------------------------------------------
0   0031937063     MORTGAGORS: NGUYEN               CONG
                               DANG                 JENNIFER
    REGION CODE    ADDRESS   : 24662 VIA BUENA SUERTE
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92887
    MORTGAGE AMOUNT :   262,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,569.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,743.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,641,750.00
                               P & I AMT:     11,438.94  UPB AMT:   1,639,860.10
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          335
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031937113     MORTGAGORS: GEISELMAN            THOMAS
                               GEISELMAN            MARILYN
    REGION CODE    ADDRESS   : 87 HAGEMANN COURT
        01         CITY      :    SANTA CRUZ
                   STATE/ZIP : CA  95062
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,734.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 69.29100
    ----------------------------------------------------------------------------
0   0031937139     MORTGAGORS: BROWN                ROBERT
                               BROWN                LINDA
    REGION CODE    ADDRESS   : 7754 PARTRIDGE HILL
        01         CITY      :    BRIGHTON
                   STATE/ZIP : MI  48116
    MORTGAGE AMOUNT :   295,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,348.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,043.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 85.00000
    ----------------------------------------------------------------------------
0   0031937147     MORTGAGORS: MIOTTO               MICHAEL
                               MIOTTO               CYNTHIA
    REGION CODE    ADDRESS   : 4736 WINBERRY
        01         CITY      :    MILFORD
                   STATE/ZIP : MI  48380
    MORTGAGE AMOUNT :   255,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,100.17  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,742.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.61500
    ----------------------------------------------------------------------------
0   0031937212     MORTGAGORS: LY                   HONG
                               KIM                  SORIYA
    REGION CODE    ADDRESS   : 4623 TUSCANI DRIVE
        01         CITY      :    CYPRESS
                   STATE/ZIP : CA  90630
    MORTGAGE AMOUNT :   305,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,756.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,054.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 69.31800
    ----------------------------------------------------------------------------
0   0031937238     MORTGAGORS: ELWELL               DENISE
                               ELWELL               JAMES
    REGION CODE    ADDRESS   : 1760 FLOWERS CROSSING DRIVE NE
        01         CITY      :    GRAND RAPIDS
                   STATE/ZIP : MI  49505
    MORTGAGE AMOUNT :   310,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    309,644.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,125.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   05/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.85500
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,430,950.00
                               P & I AMT:      9,700.98  UPB AMT:   1,428,849.55
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          336
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031937246     MORTGAGORS: DURANTE              STEVEN
                               DURANTE              ELIZABETH
    REGION CODE    ADDRESS   : 11000 SPRING HOUSE COURT
        01         CITY      :    POTOMAC
                   STATE/ZIP : MD  20854
    MORTGAGE AMOUNT :   523,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    523,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,780.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/24
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.71400
    ----------------------------------------------------------------------------
0   0031937261     MORTGAGORS: HAGER                TIMOTHY
                               HAGER                KRISTEN
    REGION CODE    ADDRESS   : 9480 BRYNDAL WAY NE
        01         CITY      :    ADA TWP
                   STATE/ZIP : MI  49301
    MORTGAGE AMOUNT :   550,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    548,831.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,996.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   07/01/28
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 77.46400
    ----------------------------------------------------------------------------
0   0031937279     MORTGAGORS: KIILUNEN             JOHN
                               KIILUNEN             MARY
    REGION CODE    ADDRESS   : 3150 W. BEACH LAKE DRIVE
        01         CITY      :    BRIGHTON
                   STATE/ZIP : MI  48116
    MORTGAGE AMOUNT :   633,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    632,493.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,264.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 74.48800
    ----------------------------------------------------------------------------
0   0031937287     MORTGAGORS: AUBEL                LEO
                               DENNISON             ARRON
    REGION CODE    ADDRESS   : 2021 W. CORTLAND
        01         CITY      :    CHICAGO
                   STATE/ZIP : IL  60647
    MORTGAGE AMOUNT :   480,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    478,488.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,274.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.33800
    ----------------------------------------------------------------------------
0   0031937295     MORTGAGORS: POTTER               MICHAEL
                               POTTER               KATHLEEN
    REGION CODE    ADDRESS   : 7822 PENINSULA DRIVE
        01         CITY      :    TRAVERSE CITY
                   STATE/ZIP : MI  49686
    MORTGAGE AMOUNT :   410,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    408,342.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,693.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 68.90700
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,596,000.00
                               P & I AMT:     18,008.97  UPB AMT:   2,591,156.56
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          337
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031937378     MORTGAGORS: SHAHEEN              DANIEL

    REGION CODE    ADDRESS   : 1366 FOXCROFT
        01         CITY      :    EAST LANSING
                   STATE/ZIP : MI  48823
    MORTGAGE AMOUNT :   385,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    383,821.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,691.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 64.16600
    ----------------------------------------------------------------------------
0   0031937386     MORTGAGORS: KELLEY               JAMES
                               KELLEY               JOANNE
    REGION CODE    ADDRESS   : 19745 NORTH SHORE DRIVE
        01         CITY      :    SPRING LAKE
                   STATE/ZIP : MI  49456
    MORTGAGE AMOUNT :   353,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    352,189.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,438.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 69.90000
    ----------------------------------------------------------------------------
0   0031937394     MORTGAGORS: REINKE               J
                               REINKE               KATHLEEN
    REGION CODE    ADDRESS   : 4569 LOGGERS RUN
        01         CITY      :    GRAND RAPIDS
                   STATE/ZIP : MI  49525
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,962.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,929.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.61600
    ----------------------------------------------------------------------------
0   0031937402     MORTGAGORS: SHABERLY             DAVID
                               SHABERLY             PAMELA
    REGION CODE    ADDRESS   : 580 S. STONY POINT
        01         CITY      :    SUTTONS BAY
                   STATE/ZIP : MI  49682
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,620.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,783.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 61.44500
    ----------------------------------------------------------------------------
0   0031937410     MORTGAGORS: GORDON               SCOTT
                               GORDON               DIANE
    REGION CODE    ADDRESS   : 26W400 GLEN EAGLES
        01         CITY      :    WINFIELD
                   STATE/ZIP : IL  60190
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,364.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,841.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 63.52900
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,539,000.00
                               P & I AMT:     10,684.77  UPB AMT:   1,534,958.78
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          338
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031937444     MORTGAGORS: CNOSSEN              CORNELIUS

    REGION CODE    ADDRESS   : 2065 - 76TH STREET SW
        01         CITY      :    BYRON CENTER
                   STATE/ZIP : MI  49315
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,585.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,807.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 76.14900
    ----------------------------------------------------------------------------
0   0031937451     MORTGAGORS: FECHER               MARK
                               FECHER               ELLEN
    REGION CODE    ADDRESS   : 228 MERRIWEATHER
        01         CITY      :    GROSSE POINTE FARMS
                   STATE/ZIP : MI  48236
    MORTGAGE AMOUNT :   384,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    383,428.26  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,684.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031937469     MORTGAGORS: BRODIE               JAMES
                               BRODIE               LAURA
    REGION CODE    ADDRESS   : 4821 EAST MEADOWS CT
        01         CITY      :    GRAND RAPIDS
                   STATE/ZIP : MI  49546
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,430.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,712.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.01800
    ----------------------------------------------------------------------------
0   0031937477     MORTGAGORS: BECKMAN              WILLIAM
                               BECKMAN              WILLA
    REGION CODE    ADDRESS   : 2021 LAKEWAY DRIVE
        01         CITY      :    HOLLAND
                   STATE/ZIP : MI  49423
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,117.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,558.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031937501     MORTGAGORS: DICKHOLTZ            MARSHALL
                               DICKHOLTZ            LISA
    REGION CODE    ADDRESS   : 646 RALEIGH ROAD
        01         CITY      :    GLENVIEW
                   STATE/ZIP : IL  60025
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,684.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,463.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,647,000.00
                               P & I AMT:     11,227.26  UPB AMT:   1,644,246.01
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          339
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031937519     MORTGAGORS: RICHARDS             DANIEL
                               RICHARDS             KRISTA
    REGION CODE    ADDRESS   : 409 OAK TREE
        01         CITY      :    GLENDORA
                   STATE/ZIP : CA  91741
    MORTGAGE AMOUNT :   372,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    372,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,506.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031938053     MORTGAGORS: FIERENS-ANDERSON     JULIE

    REGION CODE    ADDRESS   : 3009 OAKWOOD DRIVE SE
        01         CITY      :    EAST GRAND RAPIDS
                   STATE/ZIP : MI  49506
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    263,544.12  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,712.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031938061     MORTGAGORS: HOLWAY               LEONARD
                               HOLWAY               MARY
    REGION CODE    ADDRESS   : 624 NORTH RIVERSIDE AVENUE
        01         CITY      :    ST CLAIR
                   STATE/ZIP : MI  48079
    MORTGAGE AMOUNT :   316,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,979.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,105.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 74.47000
    ----------------------------------------------------------------------------
0   0031938079     MORTGAGORS: LEE                  DAVID
                               LEE                  KIMBERLY
    REGION CODE    ADDRESS   : 6400 DONNEGAL LANE SE
        01         CITY      :    GRAND RAPIDS
                   STATE/ZIP : MI  49546
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,483.59  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,251.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 59.23000
    ----------------------------------------------------------------------------
0   0031938095     MORTGAGORS: BOWSHER              NANCY
                               BOWSHER              MARK
    REGION CODE    ADDRESS   : 909 1/2 W BROAD ST.
        01         CITY      :    LINDEN
                   STATE/ZIP : MI  48451
    MORTGAGE AMOUNT :   263,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,349.48  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,749.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 75.14200
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,545,500.00
                               P & I AMT:     10,325.14  UPB AMT:   1,543,356.82
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          340
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031938103     MORTGAGORS: RUMPH                TIMOTHY
                               RUMPH                SUSAN
    REGION CODE    ADDRESS   : 3 MIDDLE POND LANE
        01         CITY      :    SOUTHAMPTON
                   STATE/ZIP : NY  11968
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,046.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031938111     MORTGAGORS: DODMAN               MICHELE

    REGION CODE    ADDRESS   : 140 HARLAN
        01         CITY      :    BLOOMFIELD
                   STATE/ZIP : MI  48304
    MORTGAGE AMOUNT :   556,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    555,157.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,749.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.40600
    ----------------------------------------------------------------------------
0   0031938129     MORTGAGORS: BURROWS              CHRISTOPHER
                               BURROWS              CATHY
    REGION CODE    ADDRESS   : 7609 MACARTHUR LANE
        01         CITY      :    PORTAGE
                   STATE/ZIP : MI  49024
    MORTGAGE AMOUNT :   300,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,755.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,999.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 61.95800
    ----------------------------------------------------------------------------
0   0031938137     MORTGAGORS: MIKULA               PATRICK
                               MIKULA               KAROL
    REGION CODE    ADDRESS   : 2280 TUNNEL BREEZE COURT
        01         CITY      :    HOLLAND
                   STATE/ZIP : MI  49424
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,189.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,263.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031938145     MORTGAGORS: COURY                BRIAN

    REGION CODE    ADDRESS   : 6559 BASSWOOD DRIVE
        01         CITY      :    TROY
                   STATE/ZIP : MI  48098
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,340.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,910.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,773,000.00
                               P & I AMT:     11,968.78  UPB AMT:   1,769,442.87
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          341
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031938152     MORTGAGORS: MILLARD              SUSAN
                               MILLARD              WILLIAM
    REGION CODE    ADDRESS   : 1605 BEARD DRIVE
        01         CITY      :    GRAND RAPIDS
                   STATE/ZIP : MI  49546
    MORTGAGE AMOUNT :   325,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,491.41  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,217.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 84.96700
    ----------------------------------------------------------------------------
0   0031938160     MORTGAGORS: PRAGER               JORDAN
                               PRAGER               ANNE
    REGION CODE    ADDRESS   : 1360 EDGEWOOD LANE
        01         CITY      :    WINNETKA
                   STATE/ZIP : IL  60093
    MORTGAGE AMOUNT :   407,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    406,347.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,742.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 74.00000
    ----------------------------------------------------------------------------
0   0031938194     MORTGAGORS: GROW                 STEPHEN
                               GROW                 BONNIE
    REGION CODE    ADDRESS   : 7563 LEONARD ST NE
        01         CITY      :    ADA
                   STATE/ZIP : MI  49301
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,518.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,021.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 71.42800
    ----------------------------------------------------------------------------
0   0031938202     MORTGAGORS: GRANGER              DAWN
                               NASH                 LINDA
    REGION CODE    ADDRESS   : 900 CAMBRIDGE DRIVE SE
        01         CITY      :    EAST GRAND RAPIDS
                   STATE/ZIP : MI  49506
    MORTGAGE AMOUNT :   323,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,093.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,207.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.80200
    ----------------------------------------------------------------------------
0   0031938210     MORTGAGORS: KOSTY                DONALD
                               KOSTY                CAROL
    REGION CODE    ADDRESS   : 3515 CLOVERLEAF LANE
        01         CITY      :    PORTAGE
                   STATE/ZIP : MI  49024
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,436.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,455.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.22600
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,715,600.00
                               P & I AMT:     11,643.61  UPB AMT:   1,712,887.54
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          342
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031938228     MORTGAGORS: KHEDER               NOBLE
                               KHEDER               CAROLE
    REGION CODE    ADDRESS   : 240 VICTORIAN HILLS
        01         CITY      :    OKEMOS
                   STATE/ZIP : MI  48864
    MORTGAGE AMOUNT :   419,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    419,093.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,863.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 52.46800
    ----------------------------------------------------------------------------
0   0031938236     MORTGAGORS: GAWEL                JEFFREY
                               GAWEL                KAREN
    REGION CODE    ADDRESS   : 2261 GRAND VALLEY DR. NE
        01         CITY      :    ADA
                   STATE/ZIP : MI  49301
    MORTGAGE AMOUNT :   253,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,671.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,750.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.99200
    ----------------------------------------------------------------------------
0   0031938244     MORTGAGORS: ANDERS               JOSEPH
                               ANDERS               KELLEY
    REGION CODE    ADDRESS   : 123 TOURNAMENT DRIVE
        01         CITY      :    GAYLORD
                   STATE/ZIP : MI  49735
    MORTGAGE AMOUNT :   248,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,091.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,653.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 76.46100
    ----------------------------------------------------------------------------
0   0031938251     MORTGAGORS: ROZSA                JOHN
                               ROZSA                CHRISTINE
    REGION CODE    ADDRESS   : 8019 KYLEY CT #79
        01         CITY      :    CALEDONIA
                   STATE/ZIP : MI  49316
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,384.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,851.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031938269     MORTGAGORS: REDDING              STEPHEN
                               REDDING              DEBORAH
    REGION CODE    ADDRESS   : 20465 ST LAURENCE DRIVE
        01         CITY      :    CLINTON TOWNSHIP
                   STATE/ZIP : MI  48038
    MORTGAGE AMOUNT :   610,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    609,390.57  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,267.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.25300
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,800,000.00
                               P & I AMT:     12,385.55  UPB AMT:   1,796,631.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          343
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031938277     MORTGAGORS: IVERSON              WILLIAM
                               IVERSON              SUSAN
    REGION CODE    ADDRESS   : 28273 ELBA
        01         CITY      :    GROSSE ILE, MI
                   STATE/ZIP : MI  48138
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,175.93  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,387.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 48.27500
    ----------------------------------------------------------------------------
0   0031938285     MORTGAGORS: TIMMONS              PAUL
                               TIMMONS              MARY
    REGION CODE    ADDRESS   : 8119 GINGER BROOK CT. SE
        01         CITY      :    ADA
                   STATE/ZIP : MI  49301
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,391.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,830.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 83.72800
    ----------------------------------------------------------------------------
0   0031938293     MORTGAGORS: FORZLEY              GREGORY
                               FORZLEY              KATHY
    REGION CODE    ADDRESS   : 1701 PONTIAC ROAD SE
        01         CITY      :    EAST GRAND RAPIDS
                   STATE/ZIP : MI  49506
    MORTGAGE AMOUNT :   370,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    369,920.21  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,527.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031938301     MORTGAGORS: KROHN                DAVID
                               BUCHALTER- KROHN     CYNTHIA
    REGION CODE    ADDRESS   : 9134 PENINSULA DR
        01         CITY      :    TRAVERSE CITY
                   STATE/ZIP : MI  49686
    MORTGAGE AMOUNT :   260,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    259,632.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,797.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031938319     MORTGAGORS: AMAYA                VICTOR
                               AMAYA                LESLIE
    REGION CODE    ADDRESS   : 719 PLYMOUTH AVE SE
        01         CITY      :    EAST GRAND RAPIDS
                   STATE/ZIP : MI  49506
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,272.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,816.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 58.94700
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,525,750.00
                               P & I AMT:     10,358.92  UPB AMT:   1,522,392.55
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          344
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031938343     MORTGAGORS: HOLSTER              WILLIAM
                               HOLSTER              CARMEN
    REGION CODE    ADDRESS   : 620 DARTMOUTH AVENUE
        01         CITY      :    SAN CARLOS
                   STATE/ZIP : CA  94070
    MORTGAGE AMOUNT :   355,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    355,486.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,278.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 72.61200
    ----------------------------------------------------------------------------
0   0031938350     MORTGAGORS: RAMIREZ              RUBEN
                               RAMIREZ              JULIA
    REGION CODE    ADDRESS   : 1634 YORKSHIRE COURT
        01         CITY      :    SAN DIMAS
                   STATE/ZIP : CA  91773
    MORTGAGE AMOUNT :   243,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,805.67  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,637.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031938368     MORTGAGORS: JOHNSON              JEFFREY
                               JOHNSON              SUZETTE
    REGION CODE    ADDRESS   : 20709 NORTHEAST 38TH STREET
        01         CITY      :    REDMOND
                   STATE/ZIP : WA  98053
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,786.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,933.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031938376     MORTGAGORS: DAVIS                DONALD
                               MARKEWITZ-DAVIS      MIA
    REGION CODE    ADDRESS   : 66 CALLE CABRILLO
        01         CITY      :    FOOTHILL RANCH
                   STATE/ZIP : CA  92610
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    359,697.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,364.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031938384     MORTGAGORS: SMITH                TERRY
                               SMITH                DUANE
    REGION CODE    ADDRESS   : 802 RAINTREE COURT
        01         CITY      :    WESTLAKE VILLAGE
                   STATE/ZIP : CA  91361
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,466.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,439.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/18
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,538,800.00
                               P & I AMT:     10,653.96  UPB AMT:   1,537,242.74
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          345
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031938434     MORTGAGORS: MOORE                MICHAEL
                               MOORE                RONNIELLE
    REGION CODE    ADDRESS   : 33031 GREBE COURT
        01         CITY      :    UNION CITY
                   STATE/ZIP : CA  94587
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,816.69  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,727.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0031938467     MORTGAGORS: ZOCCHI               MICHAEL
                               ZOCCHI               PRISCILLA
    REGION CODE    ADDRESS   : 2590 CHEYENNE COURT
        01         CITY      :    WALNUT CREEK
                   STATE/ZIP : CA  94598
    MORTGAGE AMOUNT :   415,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    415,106.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,975.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 79.12300
    ----------------------------------------------------------------------------
0   0031938475     MORTGAGORS: MELINE               LESLIE

    REGION CODE    ADDRESS   : 540 LOS ALTOS COURT
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95403
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,713.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,328.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 62.61100
    ----------------------------------------------------------------------------
0   0031938483     MORTGAGORS: CHEN                 ZHI
                               DU                   FEI
    REGION CODE    ADDRESS   : 270 EMARON DRIVE
        01         CITY      :    SAN BRUNO
                   STATE/ZIP : CA  94066
    MORTGAGE AMOUNT :   289,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    289,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,927.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0031938491     MORTGAGORS: SMART                KENT
                               CORTES-SMART         LUCILLE
    REGION CODE    ADDRESS   : 104 LEAFIELD ROAD
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94506
    MORTGAGE AMOUNT :   547,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    547,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,596.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,849,650.00
                               P & I AMT:     12,556.00  UPB AMT:   1,848,886.61
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          346
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031938509     MORTGAGORS: STEINMAN             ARNOLD
                               STEINMAN             SUSAN
    REGION CODE    ADDRESS   : 2656 SOUTH FITCH MOUNTAIN ROAD
        01         CITY      :    HEALDSBURG
                   STATE/ZIP : CA  95448
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,970.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 69.76744
    ----------------------------------------------------------------------------
0   0031938541     MORTGAGORS: ROLANDO              LUIS

    REGION CODE    ADDRESS   : 867 S. WOLFE ROAD
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94086
    MORTGAGE AMOUNT :   283,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    282,789.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,978.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 76.48600
    ----------------------------------------------------------------------------
0   0031938566     MORTGAGORS: MOYNIHAN             JOHN
                               MOYNIHAN             KIM
    REGION CODE    ADDRESS   : 27 VIAGGIO LANE
        01         CITY      :    FOOTHILL RANCH
                   STATE/ZIP : CA  92610
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,768.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,806.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 69.62000
    ----------------------------------------------------------------------------
0   0031938590     MORTGAGORS: NEWELL               RAYMOND
                               SUTTON               DONNA
    REGION CODE    ADDRESS   : 26035 CAMINO LARGO
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,788.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,655.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 67.20000
    ----------------------------------------------------------------------------
0   0031938608     MORTGAGORS: REUBELT              SCOTT
                               REUBELT              DORENE
    REGION CODE    ADDRESS   : 34893 HERRINGBONE WAY
        01         CITY      :    UNION CITY
                   STATE/ZIP : CA  94587
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,778.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,937.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,394,000.00
                               P & I AMT:      9,348.98  UPB AMT:   1,393,125.66
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          347
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031938624     MORTGAGORS: KING                 THADIAS BURTRUN

    REGION CODE    ADDRESS   : 7559 SAN BARI WAY
        01         CITY      :    GOLETA
                   STATE/ZIP : CA  93117
    MORTGAGE AMOUNT :   279,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    279,292.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,954.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 94.74500
    ----------------------------------------------------------------------------
0   0031938632     MORTGAGORS: ROSE                 COREY
                               ROSE                 GINA
    REGION CODE    ADDRESS   : 22601 NAPA STREET
        01         CITY      :    WEST HILLS
                   STATE/ZIP : CA  91304
    MORTGAGE AMOUNT :   249,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,405.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,702.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031938640     MORTGAGORS: SCHOFIELD            ROBERT
                               SCHOFIELD            KAREN
    REGION CODE    ADDRESS   : 5 OCEAN RIDGE DRIVE
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   495,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    494,573.81  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,210.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 74.43600
    ----------------------------------------------------------------------------
0   0031938665     MORTGAGORS: WASHBURNE            BRENTON
                               WASHBURNE            LAURIE
    REGION CODE    ADDRESS   : 164 GLASGOW LANE
        01         CITY      :    SAN CARLOS
                   STATE/ZIP : CA  94070
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,747.96  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,970.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 36.80900
    ----------------------------------------------------------------------------
0   0031938673     MORTGAGORS: ZIEFF                RICHARD
                               STUART               ALISON
    REGION CODE    ADDRESS   : 341 N. LAUREL AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90048
    MORTGAGE AMOUNT :   334,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    334,504.61  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,143.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,658,900.00
                               P & I AMT:     10,982.14  UPB AMT:   1,657,524.25
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          348
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031938681     MORTGAGORS: MAZLOMI              FARSHAD

    REGION CODE    ADDRESS   : 8810 E. HEATHERWOOD ROAD
        01         CITY      :    ANAHEIM HILLS
                   STATE/ZIP : CA  92808
    MORTGAGE AMOUNT :   244,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,754.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,650.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 89.98200
    ----------------------------------------------------------------------------
0   0031938707     MORTGAGORS: KELLY                WILLIAM
                               KELLY                MONICA
    REGION CODE    ADDRESS   : 1852 OXLEY STREET
        01         CITY      :    SOUTH PASADENA
                   STATE/ZIP : CA  91030
    MORTGAGE AMOUNT :   261,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,769.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,671.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 72.50000
    ----------------------------------------------------------------------------
0   0031938723     MORTGAGORS: CONWAY               GARY
                               CONWAY               RENEE
    REGION CODE    ADDRESS   : 3401 LANG RANCH PARKWAY
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91362
    MORTGAGE AMOUNT :   262,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,007.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,724.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.99300
    ----------------------------------------------------------------------------
0   0031938780     MORTGAGORS: STOUT                JACK
                               STOUT                DIANA
    REGION CODE    ADDRESS   : 9142 EL VERANO WAY
        01         CITY      :    GILROY
                   STATE/ZIP : CA  95020
    MORTGAGE AMOUNT :   266,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,147.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,839.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 89.98600
    ----------------------------------------------------------------------------
0   0031938798     MORTGAGORS: GLASGOW              STUART

    REGION CODE    ADDRESS   : 420 AIRSTREAM COURT
        01         CITY      :    SCOTTS VALLEY
                   STATE/ZIP : CA  95066
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,780.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,783.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,302,750.00
                               P & I AMT:      8,668.25  UPB AMT:   1,301,459.22
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          349
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031938830     MORTGAGORS: LUFKIN               CHARLES
                               LUFKIN               MARILYN
    REGION CODE    ADDRESS   : 44-527 KANEOHE BAY DRIVE
        01         CITY      :    KANEOHE
                   STATE/ZIP : HI  96744
    MORTGAGE AMOUNT :   515,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    514,110.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,340.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 73.57100
    ----------------------------------------------------------------------------
0   0031938863     MORTGAGORS: BARNES               DEAN

    REGION CODE    ADDRESS   : 4063 LATIGO CANYON ROAD
        01         CITY      :    MALIBU
                   STATE/ZIP : CA  52804
    MORTGAGE AMOUNT :   316,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,310.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,213.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.12500
    ----------------------------------------------------------------------------
0   0031938871     MORTGAGORS: CASSIDY              RICHARD
                               CASSIDY              LOIS
    REGION CODE    ADDRESS   : 10 MILFORD DRIVE
        01         CITY      :    MARLTON
                   STATE/ZIP : NJ  08053
    MORTGAGE AMOUNT :   429,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    428,783.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,788.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 79.99400
    ----------------------------------------------------------------------------
0   0031938897     MORTGAGORS: MUELLER              JOHN

    REGION CODE    ADDRESS   : 419 CANYON CREST DRIVE
        01         CITY      :    SIMI VALLEY
                   STATE/ZIP : CA  93065
    MORTGAGE AMOUNT :   287,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,352.38  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,865.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 79.99500
    ----------------------------------------------------------------------------
0   0031938905     MORTGAGORS: GRAY                 JOHN
                               JIANOS               JEAN
    REGION CODE    ADDRESS   : 10746 RIVERSCAPE RUN
        01         CITY      :    GREAT FALLS
                   STATE/ZIP : VA  22066
    MORTGAGE AMOUNT :   559,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    558,234.35  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,626.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 73.57800
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,108,200.00
                               P & I AMT:     13,833.98  UPB AMT:   2,103,791.49
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          350
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031939085     MORTGAGORS: RICHTER              JOHN

    REGION CODE    ADDRESS   : 10512 DAYSAILER DRIVE
        01         CITY      :    FAIRFAX STATION
                   STATE/ZIP : VA  22039
    MORTGAGE AMOUNT :   253,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,704.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.06200
    ----------------------------------------------------------------------------
0   0031939101     MORTGAGORS: HARDACRE             MARK

    REGION CODE    ADDRESS   : 6353 ARLINGTON DRIVE
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   310,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,039.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031939168     MORTGAGORS: STEVENS              BRUCE
                               STEVENS              DALE
    REGION CODE    ADDRESS   : 13923 COUNTRY CREEK ROAD
        01         CITY      :    POWAY
                   STATE/ZIP : CA  92064
    MORTGAGE AMOUNT :   316,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    316,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,134.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031939184     MORTGAGORS: VARGAS               LOUIS
                               DIAZ                 DORA
    REGION CODE    ADDRESS   : 107 KATHLEEN COURT
        01         CITY      :    PACIFICA
                   STATE/ZIP : CA  94044
    MORTGAGE AMOUNT :   353,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    353,250.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,291.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 79.38200
    ----------------------------------------------------------------------------
0   0031939192     MORTGAGORS: PEARSON              KIB
                               PEARSON              LILY
    REGION CODE    ADDRESS   : 32912 BUCCANEER STREET
        01         CITY      :    DANA POINT
                   STATE/ZIP : CA  92629
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,675.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 72.85700
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,488,450.00
                               P & I AMT:      9,844.30  UPB AMT:   1,488,450.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          351
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031939390     MORTGAGORS: KONG                 KENNY
                               KONG                 SUNNIE
    REGION CODE    ADDRESS   : 1569 EMERALD LANE
        01         CITY      :    DIAMOND BAR
                   STATE/ZIP : CA  91765
    MORTGAGE AMOUNT :   368,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    368,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,419.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.98900
    ----------------------------------------------------------------------------
0   0031939499     MORTGAGORS: ROSENBERG            ALAN
                               ROSENBERG            CAROLYN
    REGION CODE    ADDRESS   : 920 PORTSWOOD CIRCLE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95120
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,048.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 69.88500
    ----------------------------------------------------------------------------
0   0031939556     MORTGAGORS: YAN                  GANG
                               PEI                  JIN
    REGION CODE    ADDRESS   : 1214 HAZEL PLACE
        01         CITY      :    COSTA MESA
                   STATE/ZIP : CA  92626
    MORTGAGE AMOUNT :   254,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,609.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 79.99600
    ----------------------------------------------------------------------------
0   0031939697     MORTGAGORS: SCROFANO             ROBERT
                               SCROFANO             SUZANNE
    REGION CODE    ADDRESS   : 4960 KILBURN COURT
        01         CITY      :    AGOURA HILLS
                   STATE/ZIP : CA  91301
    MORTGAGE AMOUNT :   434,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    434,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,746.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 68.96800
    ----------------------------------------------------------------------------
0   0031939739     MORTGAGORS: HARRIS               ANDREW
                               HARRIS               LAURA
    REGION CODE    ADDRESS   : 14104 BLUE ASH WAY
        01         CITY      :    ROCKVILLE
                   STATE/ZIP : MD  20850
    MORTGAGE AMOUNT :   340,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,433.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,149.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 79.99700
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,701,450.00
                               P & I AMT:     10,972.51  UPB AMT:   1,700,833.51
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          352
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031940000     MORTGAGORS: RHODEMAN             THOMAS

    REGION CODE    ADDRESS   : 7429 SPYGLASS DRIVE
        01         CITY      :    MODESTO
                   STATE/ZIP : CA  95356
    MORTGAGE AMOUNT :   354,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    353,709.83  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,355.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 76.95600
    ----------------------------------------------------------------------------
0   0031940133     MORTGAGORS: PERRY                DENNIS
                               ENGLE                TRACY
    REGION CODE    ADDRESS   : 2283 PASEO SAUCEDAL
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   269,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,289.76  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,838.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 64.24000
    ----------------------------------------------------------------------------
0   0031940224     MORTGAGORS: PHILLIPS             THOMAS
                               PHILLIPS             WANDA
    REGION CODE    ADDRESS   : 1708 JORDANS PARISH PLACE
        01         CITY      :    VIRGINIA BEACH
                   STATE/ZIP : VA  23455
    MORTGAGE AMOUNT :   385,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    385,259.79  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,469.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031940281     MORTGAGORS: ALMAGUER             LETICIA
                               SUNDA                REBECCA
    REGION CODE    ADDRESS   : 2402 YARROW STREET
        01         CITY      :    HOLLISTER
                   STATE/ZIP : CA  95023
    MORTGAGE AMOUNT :   261,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,015.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,871.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 94.98527
    ----------------------------------------------------------------------------
0   0031940307     MORTGAGORS: ROSOLIE              WILLIAM
                               ROSOLIE              ANDREA
    REGION CODE    ADDRESS   : 7 CARDINAL AVENUE
        01         CITY      :    EDISON
                   STATE/ZIP : NJ  08820
    MORTGAGE AMOUNT :   258,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,876.12  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,529,050.00
                               P & I AMT:     10,410.07  UPB AMT:   1,528,025.03
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          353
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031940315     MORTGAGORS: GUDENAS              INGRID
                               PEARCE               RANDY
    REGION CODE    ADDRESS   : 150 CAPRICORN AVENUE
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94611
    MORTGAGE AMOUNT :   287,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,764.75  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,909.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.72200
    ----------------------------------------------------------------------------
0   0031940349     MORTGAGORS: GUTIERREZ            CHRISTOPHER
                               GUTIERREZ            SHANNA
    REGION CODE    ADDRESS   : 3132 STEVELY AVENUE
        01         CITY      :    LONG BEACH
                   STATE/ZIP : CA  90808
    MORTGAGE AMOUNT :   244,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,959.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,665.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0031940406     MORTGAGORS: BROOKS               ALBERT
                               BROOKS               DOROTHY
    REGION CODE    ADDRESS   : 12070 TARTAN WAY
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94610
    MORTGAGE AMOUNT :   500,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    499,188.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,243.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031940414     MORTGAGORS: JOHNSON              LINNEA
                               VASQUEZ              MARCIA
    REGION CODE    ADDRESS   : 485-485A ARLINGTON STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94131
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    339,753.92  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,406.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031940422     MORTGAGORS: WILSON               ROBERT

    REGION CODE    ADDRESS   : 11622 OTSEGO STREET
        01         CITY      :    NORTH HOLLYWOOD
                   STATE/ZIP : CA  91601
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,001.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 78.85700
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,647,150.00
                               P & I AMT:     11,225.65  UPB AMT:   1,645,667.15
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          354
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031940455     MORTGAGORS: NILES                REGINALD
                               NILES                LORRAINE
    REGION CODE    ADDRESS   : 1192 LENARK COURT
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95132
    MORTGAGE AMOUNT :   295,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,958.03  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,963.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031940463     MORTGAGORS: MC EWING             TONY
                               MC EWING             SHEARON
    REGION CODE    ADDRESS   : 13758 MAGNOLIA BOULEVARD
        01         CITY      :    LOS ANGELES, SHERMAN OAKS
                   STATE/ZIP : CA  91423
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,434.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,972.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031940497     MORTGAGORS: KUCSERKA             CHARLES
                               KUCSERKA             GRETCHEN
    REGION CODE    ADDRESS   : 110 ALDER AVENUE
        01         CITY      :    SAN ANSELMO
                   STATE/ZIP : CA  94960
    MORTGAGE AMOUNT :   412,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    412,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,779.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031940513     MORTGAGORS: TEODOSIO             HENRY
                               TEODOSIO             IMELDA
    REGION CODE    ADDRESS   : 35282 PRESTON PLACE
        01         CITY      :    NEWARK
                   STATE/ZIP : CA  94560
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,684.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 64.57500
    ----------------------------------------------------------------------------
0   0031940521     MORTGAGORS: NYE                  RICHARD
                               NYE                  BEVERLY
    REGION CODE    ADDRESS   : 6640 FREEDOM BOULEVARD
        01         CITY      :    APTOS
                   STATE/ZIP : CA  95003
    MORTGAGE AMOUNT :   509,450.00  OPTION TO CONVERT :
    UNPAID BALANCE :    509,450.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,220.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 78.98400
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,776,150.00
                               P & I AMT:     11,620.16  UPB AMT:   1,775,342.40
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          355
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031941206     MORTGAGORS: MCCORMICK            JOHN
                               MCCORMICK            CHRISTINA
    REGION CODE    ADDRESS   : 2213 OLYMPIA AVE NE
        01         CITY      :    RENTON
                   STATE/ZIP : WA  98056
    MORTGAGE AMOUNT :   328,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,296.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031941214     MORTGAGORS: SWANLUND             RANDAL
                               SWANLUND             BECKY
    REGION CODE    ADDRESS   : 5531 ELIZABETH AVENUE SE.
        01         CITY      :    AUBURN
                   STATE/ZIP : WA  98092
    MORTGAGE AMOUNT :   288,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,015.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 94.80200
    ----------------------------------------------------------------------------
0   0031941230     MORTGAGORS: BENZING              DAVID
                               BENZING              RUTH
    REGION CODE    ADDRESS   : 1203 FOXWORTHY AVENUE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95118
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,809.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,726.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 53.76300
    ----------------------------------------------------------------------------
0   0031941255     MORTGAGORS: BEIERLE              ROBERT
                               BEIERLE              SALLY
    REGION CODE    ADDRESS   : 20980 GOLD RUN DRIVE
        01         CITY      :    DIAMOND BAR
                   STATE/ZIP : CA  91765
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,782.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,763.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 77.94100
    ----------------------------------------------------------------------------
0   0031941271     MORTGAGORS: BAKER                JOEL
                               BAKER                KATHY
    REGION CODE    ADDRESS   : 18735 RANCHITO DEL RIO DRIVE
        01         CITY      :    SALINAS
                   STATE/ZIP : CA  93908
    MORTGAGE AMOUNT :   445,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    444,661.39  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,073.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 72.95000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,576,700.00
                               P & I AMT:     10,875.32  UPB AMT:   1,575,953.93
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          356
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031941289     MORTGAGORS: HORNA                EDWIN
                               DEMES                MONIKA
    REGION CODE    ADDRESS   : 291 MORAGA WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95119
    MORTGAGE AMOUNT :   340,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    340,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,234.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031941339     MORTGAGORS: APPERSON             RONALD
                               APPERSON             PERKY
    REGION CODE    ADDRESS   : 3357 WALTON WAY,
        01         CITY      :    SAN JOSE,
                   STATE/ZIP : CA  95117
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,771.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,072.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031941354     MORTGAGORS: HANSON               JOHN
                               HANSON               CHRISTINE
    REGION CODE    ADDRESS   : 2439 E DENISE AVE
        01         CITY      :    ORANGE
                   STATE/ZIP : CA  92867
    MORTGAGE AMOUNT :   378,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    377,690.15  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,514.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0031941362     MORTGAGORS: STRAUS               JAY
                               STRAUS               ILEANA
    REGION CODE    ADDRESS   : 5914 THORNTREE DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95120
    MORTGAGE AMOUNT :   440,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    439,648.13  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,964.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 67.69200
    ----------------------------------------------------------------------------
0   0031941370     MORTGAGORS: SIMPSON              IVAN

    REGION CODE    ADDRESS   : 21261 NORTH BAY DRIVE
        01         CITY      :    SPIRIT LAKE
                   STATE/ZIP : IA  51360
    MORTGAGE AMOUNT :   304,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,762.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,073.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,762,200.00
                               P & I AMT:     11,859.95  UPB AMT:   1,761,072.85
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          357
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031941396     MORTGAGORS: MATISTA              JOSEPH
                               COXEY                DIANE
    REGION CODE    ADDRESS   : 6118 TRAVERS WAY
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92122
    MORTGAGE AMOUNT :   297,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,744.29  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,926.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 75.18900
    ----------------------------------------------------------------------------
0   0031941404     MORTGAGORS: GOTTFRIED            HARRY
                               GOTTFRIED            ALEECE
    REGION CODE    ADDRESS   : 905 JANET LANE
        01         CITY      :    LAFAYETTE
                   STATE/ZIP : CA  94549
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,757.37  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,969.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031941412     MORTGAGORS: SONG                 BRYAN
                               SONG                 SUSIE
    REGION CODE    ADDRESS   : 1627 POST AVENUE
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90501
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,806.53  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,691.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031941461     MORTGAGORS: ORAK                 BARBARA

    REGION CODE    ADDRESS   : 4373 25TH STREET
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94114
    MORTGAGE AMOUNT :   267,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,791.71  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,821.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 62.82300
    ----------------------------------------------------------------------------
0   0031941487     MORTGAGORS: DE LEON              RICHARD
                               DE LEON              CECILIA
    REGION CODE    ADDRESS   : 1649 ALBEMARLE WAY
        01         CITY      :    BURLINGAME
                   STATE/ZIP : CA  94010
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    340,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,377.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 75.55500
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,448,000.00
                               P & I AMT:      9,786.19  UPB AMT:   1,447,099.90
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          358
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031941495     MORTGAGORS: SAXELBY              ANTHONY
                               SAXELBY              DENISE
    REGION CODE    ADDRESS   : 1178 ALAMEDA DE LAS PULGAS
        01         CITY      :    REDWOOD CITY
                   STATE/ZIP : CA  94061
    MORTGAGE AMOUNT :   287,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,286.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,010.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.86100
    ----------------------------------------------------------------------------
0   0031941503     MORTGAGORS: LEE                  DAL
                               LEE                  YOUNG
    REGION CODE    ADDRESS   : 21946 SORREL COURT,
        01         CITY      :    WALNUT,
                   STATE/ZIP : CA  91789
    MORTGAGE AMOUNT :   452,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    452,410.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,936.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031941511     MORTGAGORS: SMITHLINE            ADAM
                               SMITHLINE            NANCY
    REGION CODE    ADDRESS   : 1228 YORKSHIRE DRIVE
        01         CITY      :    CUPERTINO
                   STATE/ZIP : CA  95014
    MORTGAGE AMOUNT :   441,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    440,829.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,898.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031941602     MORTGAGORS: GUMPENBERGER         W.
                               GUMPENBERGER         MARY
    REGION CODE    ADDRESS   : 1717 NW GREGORY DRIVE
        01         CITY      :    VANCOUVER
                   STATE/ZIP : WA  98665
    MORTGAGE AMOUNT :   275,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,067.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,806.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 73.92400
    ----------------------------------------------------------------------------
0   0031941677     MORTGAGORS: KALMBACH             ROBERT
                               KALMBACH             LISA
    REGION CODE    ADDRESS   : 517 ORCHID AVENUE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92625
    MORTGAGE AMOUNT :   293,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,793.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,099.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 59.20000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,749,500.00
                               P & I AMT:     11,751.13  UPB AMT:   1,747,387.18
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          359
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031941719     MORTGAGORS: CARY                 BRUCE
                               CARY                 DEANN
    REGION CODE    ADDRESS   : 212 RIVERFIELD COURT
        01         CITY      :    SIMI VALLEY
                   STATE/ZIP : CA  93065
    MORTGAGE AMOUNT :   428,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    427,631.50  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,776.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031941727     MORTGAGORS: TOMITA               MELANIE
                               TOMITA               CHARLOTTE
    REGION CODE    ADDRESS   : 8608 E. SUNNYWALK LANE
        01         CITY      :    ANAHEIM HILLS
                   STATE/ZIP : CA  92808
    MORTGAGE AMOUNT :   275,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,688.16  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,699.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.25000  PRODUCT CODE      :   002
    LTV :                 79.98700
    ----------------------------------------------------------------------------
0   0031941750     MORTGAGORS: STOUFFER             KEITH
                               STOUFFER             DANA
    REGION CODE    ADDRESS   : 7249 STONEDALE DRIVE
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94588
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,989.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031941792     MORTGAGORS: MARIS                JERRY
                               MARIS                CHARLOTTE
    REGION CODE    ADDRESS   : 3730 CANNES PLACE
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95403
    MORTGAGE AMOUNT :   283,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    283,950.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,865.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 72.81700
    ----------------------------------------------------------------------------
0   0031941800     MORTGAGORS: OSBORN               LAWRENCE
                               OSBORN               RACHAEL
    REGION CODE    ADDRESS   : 536 MARSHALL ROAD SW
        01         CITY      :    VIENNA
                   STATE/ZIP : VA  22180
    MORTGAGE AMOUNT :   294,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,984.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,570,400.00
                               P & I AMT:     10,313.69  UPB AMT:   1,569,769.66
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          360
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031942154     MORTGAGORS: SPRINGFIELD          PHILIP
                               SPRINGFIELD          CHERYL
    REGION CODE    ADDRESS   : 193 LAKE ALMADOR WEST DRIVE
        01         CITY      :    CHESTER
                   STATE/ZIP : CA  96020
    MORTGAGE AMOUNT :   361,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    361,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,497.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031942709     MORTGAGORS: BOUCHER              THOMAS
                               BOUCHER              ANNE
    REGION CODE    ADDRESS   : 18 MIKRO
        01         CITY      :    LAGUNA NIGUEL
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   398,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    398,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,782.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.91900
    ----------------------------------------------------------------------------
0   0031943020     MORTGAGORS: GIBB                 RULON
                               GIBB                 CAROLYN
    REGION CODE    ADDRESS   : 8 WALSTON WALK COURT
        01         CITY      :    BETHANY BEACH
                   STATE/ZIP : DE  19930
    MORTGAGE AMOUNT :   253,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,302.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,729.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031943061     MORTGAGORS: BACLIT               RAMON
                               SEVILLA-BACLIT       THERESA
    REGION CODE    ADDRESS   : 34884 TRAVERTINE WAY
        01         CITY      :    UNION CITY
                   STATE/ZIP : CA  94587
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,801.10  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,873.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 76.79000
    ----------------------------------------------------------------------------
0   0031943095     MORTGAGORS: RAMAN                VENKATRAMA
                               RAMAN                VIJAYALAKSHMI
    REGION CODE    ADDRESS   : 25231 MISTYRIDGE
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,756.49  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,767.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,557,100.00
                               P & I AMT:     10,650.84  UPB AMT:   1,556,459.83
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          361
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031943103     MORTGAGORS: ALBERT               WILLIAM
                               ALBERT               ANNETTE
    REGION CODE    ADDRESS   : 21 WEST YALE LOOP
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92604
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,751.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031943137     MORTGAGORS: BOESE                MICHAEL
                               BOESE                AMY
    REGION CODE    ADDRESS   : 1101 CARLOS PRIVADA
        01         CITY      :    MOUNTAIN VIEW
                   STATE/ZIP : CA  94040
    MORTGAGE AMOUNT :   453,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    453,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,094.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 72.00000
    ----------------------------------------------------------------------------
0   0031943202     MORTGAGORS: SEMMOUD              ABDELKRIM
                               SEMMOUD              ZAKYA
    REGION CODE    ADDRESS   : 3111 WINDMILL CANYON DRIVE
        01         CITY      :    CLAYTON
                   STATE/ZIP : CA  94517
    MORTGAGE AMOUNT :   303,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,888.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,966.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 79.98900
    ----------------------------------------------------------------------------
0   0031943210     MORTGAGORS: BOTELL               ROBERT
                               BOTELL               DAVALYNN
    REGION CODE    ADDRESS   : 36 LILY COURT
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94506
    MORTGAGE AMOUNT :   341,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    341,583.32  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,332.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99400
    ----------------------------------------------------------------------------
0   0031943228     MORTGAGORS: VALENCIA             JUANA

    REGION CODE    ADDRESS   : 304 PERSIAN DRIVE
        01         CITY      :    SUNNYVALE
                   STATE/ZIP : CA  94089
    MORTGAGE AMOUNT :   247,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,641.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,748.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,605,600.00
                               P & I AMT:     10,892.53  UPB AMT:   1,604,713.61
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          362
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031943715     MORTGAGORS: HOFFEDITZ            STEPHEN

    REGION CODE    ADDRESS   : 4607 FRANKLIN STREET
        01         CITY      :    KENSINGTON
                   STATE/ZIP : MD  20895
    MORTGAGE AMOUNT :   292,050.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,050.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,918.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 94.98900
    ----------------------------------------------------------------------------
0   0031943798     MORTGAGORS: FIELDS               LINDA

    REGION CODE    ADDRESS   : 6174 MANCHESTER PARK CIRCLE
        01         CITY      :    ALEXANDRIA
                   STATE/ZIP : VA  22310
    MORTGAGE AMOUNT :   251,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,653.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
0   0031944150     MORTGAGORS: MOORE                MICHAEL

    REGION CODE    ADDRESS   : 427 BAKER STREET
        01         CITY      :    ORLANDO
                   STATE/ZIP : FL  32806
    MORTGAGE AMOUNT :   355,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    355,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,805.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/19
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 71.00000
    ----------------------------------------------------------------------------
0   0031944218     MORTGAGORS: PON                  RUSSELL
                               PON                  THERESA
    REGION CODE    ADDRESS   : 222 MARIGOLD STREET
        01         CITY      :    DANVILLE
                   STATE/ZIP : CA  94506
    MORTGAGE AMOUNT :   332,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    332,490.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,269.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99000
    ----------------------------------------------------------------------------
0   0031944226     MORTGAGORS: NAGORSKI             STEPHEN

    REGION CODE    ADDRESS   : 4009 HUMMINGBIRD WAY
        01         CITY      :    CLAYTON
                   STATE/ZIP : CA  94517
    MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,770.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,725.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 76.73900
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,497,550.00
                               P & I AMT:     10,373.45  UPB AMT:   1,497,061.39
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          363
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031944275     MORTGAGORS: WOOD                 WILLIAM
                               WOOD                 AGUEDA
    REGION CODE    ADDRESS   : 4003 HUMMINGBIRD WAY
        01         CITY      :    CLAYTON
                   STATE/ZIP : CA  94517
    MORTGAGE AMOUNT :   321,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,736.87  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,135.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.97700
    ----------------------------------------------------------------------------
0   0031944333     MORTGAGORS: WEYLAND              TIM
                               SMITH                LISA
    REGION CODE    ADDRESS   : 8260 SKYLINE CIRCLE
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94605
    MORTGAGE AMOUNT :   343,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    342,918.68  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,283.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.97800
    ----------------------------------------------------------------------------
0   0031944630     MORTGAGORS: ANDREWS              RICHARD
                               ANDREWS              CYNTHIA
    REGION CODE    ADDRESS   : 434 EDGEMONT DRIVE
        01         CITY      :    REDLANDS
                   STATE/ZIP : CA  92373
    MORTGAGE AMOUNT :   427,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    427,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,876.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 76.93600
    ----------------------------------------------------------------------------
0   0031944754     MORTGAGORS: GOODMAN              STEVEN
                               GOODMAN              DONNA
    REGION CODE    ADDRESS   : 4742 FINCHLEY TERRACE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   549,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    549,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,745.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 68.62500
    ----------------------------------------------------------------------------
0   0031945355     MORTGAGORS: KANE                 CHRISTOPHER
                               KANE                 NANCY
    REGION CODE    ADDRESS   : 8885 CALLE PERICO
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92129
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,805.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,892,200.00
                               P & I AMT:     12,846.24  UPB AMT:   1,891,655.55
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          364
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031945454     MORTGAGORS: PARDEE               STEVEN

    REGION CODE    ADDRESS   : 1439 SEA RIDGE DRIVE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92660
    MORTGAGE AMOUNT :   410,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    410,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,831.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 68.33300
    ----------------------------------------------------------------------------
0   0031945512     MORTGAGORS: DANIELLS             RICHARD
                               DANIELLS             VALERIE
    REGION CODE    ADDRESS   : 34135 CALLE LA PRIMAVERA
        01         CITY      :    DANA POINT
                   STATE/ZIP : CA  92629
    MORTGAGE AMOUNT :   410,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    410,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,762.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 74.54500
    ----------------------------------------------------------------------------
0   0031945546     MORTGAGORS: THOMAS               GREGORY
                               THOMAS               MACY
    REGION CODE    ADDRESS   : 32 CORTE DE ROSAS
        01         CITY      :    MORAGA
                   STATE/ZIP : CA  94556
    MORTGAGE AMOUNT :   356,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    356,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,489.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.11100
    ----------------------------------------------------------------------------
0   0031945660     MORTGAGORS: COLLINSWORTH         SEAN
                               COLLINSWORTH         TRACY
    REGION CODE    ADDRESS   : 1400 FARNAM ROAD
        01         CITY      :    OJAI (AREA OF OJAI)
                   STATE/ZIP : CA  93023
    MORTGAGE AMOUNT :   424,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    424,176.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,931.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.18100
    ----------------------------------------------------------------------------
0   0031945926     MORTGAGORS: MEANS                OTIS
                               DRAPER               SARA
    REGION CODE    ADDRESS   : 4031 SCHWEEN COURT
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   286,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,878.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 65.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,886,500.00
                               P & I AMT:     12,893.96  UPB AMT:   1,886,176.99
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          365
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031945975     MORTGAGORS: ANDERSON             CARL
                               ANDERSON             LINDA
    REGION CODE    ADDRESS   : 5627 SUNDOWN LANE
        01         CITY      :    TRES PINOS
                   STATE/ZIP : CA  95075
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,754.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,995.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 57.14200
    ----------------------------------------------------------------------------
0   0031946163     MORTGAGORS: DIAMOND              MARK
                               DIAMOND              CHERYL
    REGION CODE    ADDRESS   : 36 MOCCASIN LANE
        01         CITY      :    ROLLING HILLS ESTATES
                   STATE/ZIP : CA  90274
    MORTGAGE AMOUNT :   592,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    592,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,991.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031946197     MORTGAGORS: CHRISTIAN            WILLIAM
                               SEAVEY-CHRISTIAN     LORI
    REGION CODE    ADDRESS   : 1437 2ND STREET
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   522,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    522,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,516.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 67.79200
    ----------------------------------------------------------------------------
0   0031946213     MORTGAGORS: BARNETT              LOUIS
                               BARNETT              GERALDINE
    REGION CODE    ADDRESS   : 1219 FORD AVENUE
        01         CITY      :    REDONDO BEACH
                   STATE/ZIP : CA  90278
    MORTGAGE AMOUNT :   266,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,250.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,771.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031946361     MORTGAGORS: CHEJLAVA             EDWARD
                               HARCOURT             TRACY
    REGION CODE    ADDRESS   : 336 COURTLAND DRIVE
        01         CITY      :    SAN BRUNO
                   STATE/ZIP : CA  94066
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,740.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 59.55000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,945,750.00
                               P & I AMT:     13,016.73  UPB AMT:   1,945,504.09
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          366
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031946387     MORTGAGORS: COHEN                ABE
                               COHEN                CAMILLE
    REGION CODE    ADDRESS   : 7845 BELLAKAREN PLACE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92037
    MORTGAGE AMOUNT :   370,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    370,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,524.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 69.15800
    ----------------------------------------------------------------------------
0   0031946403     MORTGAGORS: KESTENBAUM           DAVID
                               KESTENBAUM           JANET
    REGION CODE    ADDRESS   : 1597 HEATHER OAKS LANE
        01         CITY      :    THOUSAND OAKS
                   STATE/ZIP : CA  91360
    MORTGAGE AMOUNT :   406,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    406,250.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,634.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 53.96000
    ----------------------------------------------------------------------------
0   0031946429     MORTGAGORS: VELLIOS              PETER
                               VELLIOS              MARY
    REGION CODE    ADDRESS   : 3572 LYNX DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95136
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,763.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 67.94800
    ----------------------------------------------------------------------------
0   0031946445     MORTGAGORS: REFAEIL              RAMIN

    REGION CODE    ADDRESS   : 1433 DONHILL DRIVE
        01         CITY      :    BEVERLY HILLS
                   STATE/ZIP : CA  90210
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    380,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,496.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 38.00000
    ----------------------------------------------------------------------------
0   0031946452     MORTGAGORS: ARUFFO               TOM

    REGION CODE    ADDRESS   : 2218 NORTH THIRD AVE
        01         CITY      :    UPLAND
                   STATE/ZIP : CA  91784
    MORTGAGE AMOUNT :   378,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    378,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,546.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,799,250.00
                               P & I AMT:     11,965.04  UPB AMT:   1,799,250.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          367
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031946460     MORTGAGORS: LIPUS                CRAIG
                               LIPUS                ROBIN
    REGION CODE    ADDRESS   : 19692 TORRES WAY
        01         CITY      :    TRABUCO CANYON
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    360,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,425.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031946478     MORTGAGORS: FOOTE                BRYAN
                               FOOTE                WENDY
    REGION CODE    ADDRESS   : 1507 WOODSON
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95118
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,945.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031946494     MORTGAGORS: PERRY                HENRY
                               PERRY                JANE
    REGION CODE    ADDRESS   : 2372 EDGEHILL ROAD
        01         CITY      :    VISTA
                   STATE/ZIP : CA  92084
    MORTGAGE AMOUNT :   398,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    398,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,681.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 72.36300
    ----------------------------------------------------------------------------
0   0031946528     MORTGAGORS: MOVASSAGHI           BAHRAM
                               VAZIR                MAHNAZ
    REGION CODE    ADDRESS   : 3400 AYARS CANYON WAY
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91208
    MORTGAGE AMOUNT :   562,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    562,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,695.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 61.81300
    ----------------------------------------------------------------------------
0   0031946551     MORTGAGORS: DRNEK                JOSEPH
                               DRNEK                SHELLEY
    REGION CODE    ADDRESS   : 1647 GATES AVENUE
        01         CITY      :    MANHATTAN BEACH
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   502,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    502,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,343.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 67.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,123,000.00
                               P & I AMT:     14,090.97  UPB AMT:   2,123,000.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          368
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031946577     MORTGAGORS: CUNHA                ANTHONY
                               PORTER CUNHA         CATHERINE
    REGION CODE    ADDRESS   : 117 ROCKY POINT ROAD
        01         CITY      :    PALOS VERDES ESTATES
                   STATE/ZIP : CA  90274
    MORTGAGE AMOUNT :   649,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    649,950.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,324.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 68.92300
    ----------------------------------------------------------------------------
0   0031946585     MORTGAGORS: ASHAMALLA            MICHAEL
                               ORR-ASHAMALLA        DENISE
    REGION CODE    ADDRESS   : 5028 LILLIAN STREET
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90503
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    323,740.90  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,182.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 77.14200
    ----------------------------------------------------------------------------
0   0031946593     MORTGAGORS: MASON                RICKY
                               MASON                LINDA
    REGION CODE    ADDRESS   : 215 RICHARDSON STREET
        01         CITY      :    SAUSALITO
                   STATE/ZIP : CA  94965
    MORTGAGE AMOUNT :   367,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    367,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,412.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031946627     MORTGAGORS: KAKULAWARAM          RAMACHANDRA
                               KAKULAWARAM          KALPANA
    REGION CODE    ADDRESS   : 24 NEVADA
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92606
    MORTGAGE AMOUNT :   371,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    371,700.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,410.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 79.97900
    ----------------------------------------------------------------------------
0   0031946643     MORTGAGORS: GHAZVINI             SAEED

    REGION CODE    ADDRESS   : 913 CAROLA AVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95130
    MORTGAGE AMOUNT :   275,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,788.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,988,650.00
                               P & I AMT:     13,118.92  UPB AMT:   1,988,390.90
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          369
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031946833     MORTGAGORS: MOORE                JOHN
                               MOORE                MICHELLE
    REGION CODE    ADDRESS   : 1702 NORA LANE
        01         CITY      :    PETALUMA
                   STATE/ZIP : CA  94952
    MORTGAGE AMOUNT :   360,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    360,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,455.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 72.72700
    ----------------------------------------------------------------------------
0   0031946957     MORTGAGORS: TAGUE                DIANA
                               DOMINGUEZ            ANGEL
    REGION CODE    ADDRESS   : 273 LONGRIDGE ROAD
        01         CITY      :    LOS GATOS
                   STATE/ZIP : CA  95032
    MORTGAGE AMOUNT :   442,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    442,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,128.45  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 67.17300
    ----------------------------------------------------------------------------
0   0031946965     MORTGAGORS: FUKUYAMA             HIROKI
                               FUKUYAMA             EILEEN
    REGION CODE    ADDRESS   : 9859 CARRARA CIRCLE
        01         CITY      :    CYPRESS
                   STATE/ZIP : CA  90630
    MORTGAGE AMOUNT :   384,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    384,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,619.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.56300
    ----------------------------------------------------------------------------
0   0031947096     MORTGAGORS: NASEER               NASIM

    REGION CODE    ADDRESS   : 25011 CASTLEWOOD
        01         CITY      :    LAKE FOREST
                   STATE/ZIP : CA  92630
    MORTGAGE AMOUNT :   271,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,875.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 94.99800
    ----------------------------------------------------------------------------
0   0031947112     MORTGAGORS: HAUSER               JOHN
                               HAUSER               KATHRYN
    REGION CODE    ADDRESS   : 26545 MIKANOS DRIVE
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,800.23  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,953.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,733,600.00
                               P & I AMT:     12,033.25  UPB AMT:   1,733,400.23
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          370
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031947120     MORTGAGORS: NEPOMUCENO           ERWIN
                               NEPOMUCENO           LUCY
    REGION CODE    ADDRESS   : 5259 VISTA HERMOSA
        01         CITY      :    CYPRESS
                   STATE/ZIP : CA  90630
    MORTGAGE AMOUNT :   280,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,591.60  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,963.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031947617     MORTGAGORS: FURUKAWA             MASAAKI
                               FURUKAWA             ATSUKO
    REGION CODE    ADDRESS   : 5814 MCDONIE AVENUE
        01         CITY      :    WOODLAND HILLS (AREA)
                   STATE/ZIP : CA  91367
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,969.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 89.96900
    ----------------------------------------------------------------------------
0   0031947674     MORTGAGORS: HUNTER               JACQUES
                               HUNTER               KARIMA
    REGION CODE    ADDRESS   : 1215 GOLDENROD AVENUE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92625
    MORTGAGE AMOUNT :   518,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    518,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,489.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 69.06600
    ----------------------------------------------------------------------------
0   0031947716     MORTGAGORS: HOLDEN               JAMES
                               HOLDEN               ANGELA
    REGION CODE    ADDRESS   : 5240 PORTILLO VALLEY DRIVE
        01         CITY      :    SAN RAMON
                   STATE/ZIP : CA  94583
    MORTGAGE AMOUNT :   397,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    397,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,745.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.29900
    ----------------------------------------------------------------------------
0   0031948144     MORTGAGORS: PEPPER               MICHAEL
                               PEPPER               BETH
    REGION CODE    ADDRESS   : 4380 ELDER AVENUE
        01         CITY      :    SEAL BEACH
                   STATE/ZIP : CA  90740
    MORTGAGE AMOUNT :   404,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    404,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,693.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,897,100.00
                               P & I AMT:     12,861.13  UPB AMT:   1,896,891.60
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          371
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031948417     MORTGAGORS: CARTER               JOHN
                               CARTER               BERTA
    REGION CODE    ADDRESS   : 3933 SUMMER WAY
        01         CITY      :    ESCONDIDO
                   STATE/ZIP : CA  92025
    MORTGAGE AMOUNT :   275,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,250.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,808.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 77.53500
    ----------------------------------------------------------------------------
0   0031948565     MORTGAGORS: STEVANOVIC           MILAN
                               STEVANOVIC           GORDANA
    REGION CODE    ADDRESS   : 1101 GLEN OAKS BOULEVARD
        01         CITY      :    PASADENA
                   STATE/ZIP : CA  91105
    MORTGAGE AMOUNT :   643,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    643,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,444.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 49.50000
    ----------------------------------------------------------------------------
0   0031948581     MORTGAGORS: GIVENTAL             ALEXANDER
                               GIVENTAL             LAURA
    REGION CODE    ADDRESS   : 5426 HILLSIDE AVENUE
        01         CITY      :    EL CERRITO
                   STATE/ZIP : CA  94530
    MORTGAGE AMOUNT :   282,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    281,467.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,971.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.26000
    ----------------------------------------------------------------------------
0   0031948656     MORTGAGORS: DZUBNAR              MICHAEL
                               DZUBNAR              MARGARET
    REGION CODE    ADDRESS   : 43 LA PURISIMA
        01         CITY      :    RANCHO SANTA MARGARITA
                   STATE/ZIP : CA  92688
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,663.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 69.44400
    ----------------------------------------------------------------------------
0   0031948664     MORTGAGORS: LAKE                 ROBERT
                               LAKE                 LISA
    REGION CODE    ADDRESS   : 31951 CAMINO DEL CIELO
        01         CITY      :    TRABUCO CANYON
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   316,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    316,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,128.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,766,750.00
                               P & I AMT:     12,016.70  UPB AMT:   1,766,217.24
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          372
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031948672     MORTGAGORS: LUCAS                CHRISTINA

    REGION CODE    ADDRESS   : 790 44TH AVENUE
        01         CITY      :    SAN FRANCISCO
                   STATE/ZIP : CA  94121
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,748.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 72.46300
    ----------------------------------------------------------------------------
0   0031948680     MORTGAGORS: MUETZEL              BENJAMIN

    REGION CODE    ADDRESS   : 31651 JEWEL AVENUE
        01         CITY      :    LAGUNA BEACH
                   STATE/ZIP : CA  92651
    MORTGAGE AMOUNT :   292,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,946.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031948698     MORTGAGORS: BRECHTEL             FREDRICK

    REGION CODE    ADDRESS   : 26373 PARKSIDE DR
        01         CITY      :    HAYWARD
                   STATE/ZIP : CA  94542
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,819.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 67.50000
    ----------------------------------------------------------------------------
0   0031948722     MORTGAGORS: ASHMAN               DONALD
                               SPRINGER-ASHMAM      ELLEN
    REGION CODE    ADDRESS   : 1020 HOLLCROFT ROAD
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91207
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,886.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 31.11100
    ----------------------------------------------------------------------------
0   0031948748     MORTGAGORS: KOBAYASHI            SUSUMU
                               KOBAYASHI            KAZUKO
    REGION CODE    ADDRESS   : 16176 EAST HIGH TOR DRIVE
        01         CITY      :    HACIENDA HEIGHTS
                   STATE/ZIP : CA  91745
    MORTGAGE AMOUNT :   265,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,786.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 89.89800
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,357,700.00
                               P & I AMT:      9,186.22  UPB AMT:   1,357,700.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          373
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031948805     MORTGAGORS: DODWELL              DAVID
                               DODWELL              CYNTHIA
    REGION CODE    ADDRESS   : 5606 MOUNTAIN VIEW AVENUE
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92886
    MORTGAGE AMOUNT :   435,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    435,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,821.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 75.65200
    ----------------------------------------------------------------------------
0   0031948839     MORTGAGORS: HASSELJIAN           RAFI

    REGION CODE    ADDRESS   : 10613 BAXTER AVENUE
        01         CITY      :    LOS ALTOS
                   STATE/ZIP : CA  94024
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    349,713.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,328.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 58.33300
    ----------------------------------------------------------------------------
0   0031948854     MORTGAGORS: TRICERRI             ROBERT

    REGION CODE    ADDRESS   : 8333 OCEAN VIEW AVE
        01         CITY      :    WHITTIER
                   STATE/ZIP : CA  90602
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,740.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.10400
    ----------------------------------------------------------------------------
0   0031949100     MORTGAGORS: JUDD                 DONALD

    REGION CODE    ADDRESS   : 2649 FIR PARK WAY
        01         CITY      :    SANTA ROSA
                   STATE/ZIP : CA  95404
    MORTGAGE AMOUNT :   324,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    324,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,155.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031949589     MORTGAGORS: GONZALEZ             ALEX
                               GONZALEZ             SONIA
    REGION CODE    ADDRESS   : 347 SEA WOLF WAY
        01         CITY      :    LIVERMORE
                   STATE/ZIP : CA  94550
    MORTGAGE AMOUNT :   493,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    493,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,450.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 79.99300
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,867,500.00
                               P & I AMT:     12,497.04  UPB AMT:   1,867,213.11
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          374
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031949647     MORTGAGORS: CAUGHEY              PATRICK
                               CAUGHEY              JENNIFER
    REGION CODE    ADDRESS   : 2272 CAMINO ROBLEDO
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   360,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    360,950.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,371.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.99700
    ----------------------------------------------------------------------------
0   0031949654     MORTGAGORS: WILLIAMS             DAVID

    REGION CODE    ADDRESS   : 830 CHAPMAN STREET
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95726
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    340,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,406.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031949662     MORTGAGORS: JOHNSON              HAROLD
                               JOHNSON              DAWN
    REGION CODE    ADDRESS   : 483 LEXINGTON CIRCLE
        01         CITY      :    OCEANSIDE
                   STATE/ZIP : CA  92054
    MORTGAGE AMOUNT :   299,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,119.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 94.98600
    ----------------------------------------------------------------------------
0   0031949670     MORTGAGORS: REYES                DIANA
                               REYES                SEAN
    REGION CODE    ADDRESS   : 12462 SOUTH LOPEZ PLACE
        01         CITY      :    TUSTIN
                   STATE/ZIP : CA  92782
    MORTGAGE AMOUNT :   258,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,743.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031949779     MORTGAGORS: HAZARD               THOMAS
                               HAZARD               ROBIN
    REGION CODE    ADDRESS   : 1101 IRVING AVENUE
        01         CITY      :    MONTEREY
                   STATE/ZIP : CA  93940
    MORTGAGE AMOUNT :   266,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,817.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,525,500.00
                               P & I AMT:     10,457.40  UPB AMT:   1,525,500.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          375
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031949944     MORTGAGORS: SHOHET               ALEXANDER
                               FRIED                BERNADINE
    REGION CODE    ADDRESS   : 8530 APPIAN WAY
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90046
    MORTGAGE AMOUNT :   336,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,717.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,207.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 74.66600
    ----------------------------------------------------------------------------
0   0031950017     MORTGAGORS: BAKER                WAYNE
                               BAKER                CHERYL
    REGION CODE    ADDRESS   : 5555 KARAKUL LANE
        01         CITY      :    ANN ARBOR
                   STATE/ZIP : MI  48105
    MORTGAGE AMOUNT :   370,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    370,283.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,561.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 69.31700
    ----------------------------------------------------------------------------
0   0031950025     MORTGAGORS: MCALPINE             BARRY
                               MCALPINE             KIMBERLY
    REGION CODE    ADDRESS   : 895 SOUTH SHORE DR
        01         CITY      :    HOLLAND
                   STATE/ZIP : MI  49423
    MORTGAGE AMOUNT :   555,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    554,545.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,692.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 69.37500
    ----------------------------------------------------------------------------
0   0031950041     MORTGAGORS: SLOAN                DOUGLAS
                               SLOAN                CYNTHIA
    REGION CODE    ADDRESS   : 21519 FOX RIDGE
        01         CITY      :    WATERTOWN
                   STATE/ZIP : NY  13601
    MORTGAGE AMOUNT :   298,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,493.66  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,064.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 94.98900
    ----------------------------------------------------------------------------
0   0031950264     MORTGAGORS: PAPPALARDO           JOHN
                               PAPPALARDO           JENNIFER
    REGION CODE    ADDRESS   : 1942 PALOMAR DRIVE
        01         CITY      :    GLENDORA
                   STATE/ZIP : CA  91741
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,944.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 95.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,845,800.00
                               P & I AMT:     12,470.06  UPB AMT:   1,844,040.34
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          376
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031950488     MORTGAGORS: BURTON               ELLEN
                               BURTON               GARY
    REGION CODE    ADDRESS   : 20211 CROWN REEF LANE
        01         CITY      :    HUNTINGTON BEACH
                   STATE/ZIP : CA  92646
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,819.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0031950652     MORTGAGORS: ESPINO               XAVIER
                               ESPINO               COLLEEN
    REGION CODE    ADDRESS   : 22715 TEAKWOOD
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   267,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,754.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 58.04300
    ----------------------------------------------------------------------------
0   0031950710     MORTGAGORS: JOHNS                SCOTT
                               JOHNS                PAULA
    REGION CODE    ADDRESS   : 6605 VIREO COURT
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,933.89  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 66.66600
    ----------------------------------------------------------------------------
0   0031950736     MORTGAGORS: KREUTZER             KURT
                               KREUTZER             LORI
    REGION CODE    ADDRESS   : 15309 MIDLAND ROAD
        01         CITY      :    POWAY
                   STATE/ZIP : CA  92064
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    340,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,205.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031951106     MORTGAGORS: ADAM                 N
                               ADAM                 ELAINE
    REGION CODE    ADDRESS   : 26242 CANNES CIRCLE
        01         CITY      :    MISSION VIEJO
                   STATE/ZIP : CA  92692
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,774.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,760.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 62.32500
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,425,000.00
                               P & I AMT:      9,472.73  UPB AMT:   1,424,774.85
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          377
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031951189     MORTGAGORS: SEMENE               ALFREDO
                               HENSON-SEMENE        CHARITO
    REGION CODE    ADDRESS   : 5711 KNOLLWELL WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95138
    MORTGAGE AMOUNT :   252,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,743.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.65200
    ----------------------------------------------------------------------------
0   0031951403     MORTGAGORS: SCHELIN              KEVIN
                               SCHELIN              CONSTANCE
    REGION CODE    ADDRESS   : 1218 PEMBROKE LANE
        01         CITY      :    NEWPORT BEACH
                   STATE/ZIP : CA  92660
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    250,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,621.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 48.54300
    ----------------------------------------------------------------------------
0   0031951452     MORTGAGORS: DANT                 RICHARD
                               DANT                 CAROLINE
    REGION CODE    ADDRESS   : 3159 FALLS CREEK DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95135
    MORTGAGE AMOUNT :   348,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    348,700.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,261.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 66.41900
    ----------------------------------------------------------------------------
0   0031952146     MORTGAGORS: MCNEELY              KELLY
                               MCNEELY              SUSANA
    REGION CODE    ADDRESS   : 221 BETHANY DRIVE
        01         CITY      :    SCOTTS VALLEY
                   STATE/ZIP : CA  95066
    MORTGAGE AMOUNT :   276,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    276,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,859.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031952187     MORTGAGORS: CERESA               GLEN

    REGION CODE    ADDRESS   : 252 FAST LANE
        01         CITY      :    SANTA CRUZ
                   STATE/ZIP : CA  95065
    MORTGAGE AMOUNT :   438,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    438,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,914.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 64.88800
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,565,200.00
                               P & I AMT:     10,400.61  UPB AMT:   1,565,200.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          378
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031952278     MORTGAGORS: MASDEN               KENNETH
                               MASDEN               MARTHA
    REGION CODE    ADDRESS   : 2711 W SNOQUALMIE RIVER RD NE
        01         CITY      :    CARNATION
                   STATE/ZIP : WA  98014
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,182.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031952377     MORTGAGORS: SCARLATO             GERARD
                               SCARLATO             LILA
    REGION CODE    ADDRESS   : 1121 VIRGINIA WAY
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92037
    MORTGAGE AMOUNT :   332,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    332,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,236.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031952435     MORTGAGORS: LEE                  SANG
                               LEE                  KATHIE
    REGION CODE    ADDRESS   : 4452 CHEVY CHASE DRIVE
        01         CITY      :    LA CANADA
                   STATE/ZIP : CA  91011
    MORTGAGE AMOUNT :   340,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    340,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,348.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 68.00000
    ----------------------------------------------------------------------------
0   0031953565     MORTGAGORS: MCVERRY              ROBERT
                               MCVERRY              MARLENE
    REGION CODE    ADDRESS   : 24866 LUNA BONITA DRIVE
        01         CITY      :    LAGUNA HILLS
                   STATE/ZIP : CA  92653
    MORTGAGE AMOUNT :   254,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,692.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031953763     MORTGAGORS: BLACK                SUSAN

    REGION CODE    ADDRESS   : 2027 FALLEN LEAF LANE
        01         CITY      :    LOS ALTOS
                   STATE/ZIP : CA  94024
    MORTGAGE AMOUNT :   568,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    568,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,874.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.24800
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,814,400.00
                               P & I AMT:     12,335.31  UPB AMT:   1,814,400.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          379
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031953797     MORTGAGORS: WEBB                 JOHN
                               WEBB                 JAMIE
    REGION CODE    ADDRESS   : 29 DEERWOOD WEST
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92604
    MORTGAGE AMOUNT :   291,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    291,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,961.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031953870     MORTGAGORS: WEATHERS             LACY
                               WEATHERS             YURIKO
    REGION CODE    ADDRESS   : 1036 MAJELLA ROAD
        01         CITY      :    PEBBLE BEACH
                   STATE/ZIP : CA  93953
    MORTGAGE AMOUNT :   429,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    429,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,001.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031953961     MORTGAGORS: SHERMAN              TINA

    REGION CODE    ADDRESS   : 14024 PEACHGROVE STREET
        01         CITY      :    SHERMAN OAKS
                   STATE/ZIP : CA  91423
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,643.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031954001     MORTGAGORS: ERICKSON             DAVID
                               ERICKSON             JANET
    REGION CODE    ADDRESS   : 13381 SAN SIMEON STREET
        01         CITY      :    TUSTIN
                   STATE/ZIP : CA  92782
    MORTGAGE AMOUNT :   303,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    303,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,068.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0031955131     MORTGAGORS: TCHIKOVANI           EVGUENI
                               GVAKHARIA            MARINA
    REGION CODE    ADDRESS   : 1554  SOUTH STELLING ROAD
        01         CITY      :    CUPERTINO
                   STATE/ZIP : CA  95014
    MORTGAGE AMOUNT :   390,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    390,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,594.68  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.75400
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,673,600.00
                               P & I AMT:     11,269.32  UPB AMT:   1,673,600.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          380
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0031955503     MORTGAGORS: LEV                  WILLIAM

    REGION CODE    ADDRESS   : 625 LUPINE VALLEY ROAD
        01         CITY      :    APTOS
                   STATE/ZIP : CA  95003
    MORTGAGE AMOUNT :   335,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    335,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,228.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 60.46900
    ----------------------------------------------------------------------------
0   0070113212     MORTGAGORS: WELCH                CAROL

    REGION CODE    ADDRESS   : 1820 SANTA FE AVENUE
        01         CITY      :    TORRANCE
                   STATE/ZIP : CA  90501
    MORTGAGE AMOUNT :   196,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    195,367.43  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,320.49  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0070113253     MORTGAGORS: LOWE                 PAUL
                               LOWE                 PATRICIA
    REGION CODE    ADDRESS   : 6810 BELL DRIVE
        01         CITY      :    GRANITE BAY
                   STATE/ZIP : CA  95746
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,033.64  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,868.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   03/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0070125737     MORTGAGORS: HAHN                 RUDOLF
                               HAHN                 LILO
    REGION CODE    ADDRESS   : 5807 & 5809 HAZEL AVENUE
        01         CITY      :    ORANGEVALE
                   STATE/ZIP : CA  95662
    MORTGAGE AMOUNT :    64,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :     63,587.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       438.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 47.98507
    ----------------------------------------------------------------------------
0   0070155825     MORTGAGORS: WALTON               ARTHUR
                               WALTON               DIANA
    REGION CODE    ADDRESS   : 16 PORTUGUESE BEND ROAD
        01         CITY      :    ROLLING HIL
                   STATE/ZIP : CA  90274
    MORTGAGE AMOUNT :   883,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    877,468.47  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,249.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   015
    LTV :                 61.96491
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,742,300.00
                               P & I AMT:     12,106.29  UPB AMT:   1,733,457.48
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          381
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070183595     MORTGAGORS: RASMUSSEN            DOUGLAS
                               RASMUSSEN            NADENE
    REGION CODE    ADDRESS   : 1205 NORTH BAYFRONT
        01         CITY      :    NEWPORT BEA
                   STATE/ZIP : CA  92662
    MORTGAGE AMOUNT :   979,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    973,556.11  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,678.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   015
    LTV :                 57.86052
    ----------------------------------------------------------------------------
0   0070212329     MORTGAGORS: LEXIN                JACK
                               LEXIN                CONNIE
    REGION CODE    ADDRESS   : 2505 ROSEMARY COURT
        01         CITY      :    ENCINITAS
                   STATE/ZIP : CA  92024
    MORTGAGE AMOUNT :   692,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    688,336.97  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,838.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   06/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   015
    LTV :                 68.24458
    ----------------------------------------------------------------------------
0   0070219340     MORTGAGORS: HAGAN                NELSON
                               HAGAN                JERILYNN
    REGION CODE    ADDRESS   : 408 MONARCH PLACE
        01         CITY      :    LAHAINA
                   STATE/ZIP : HI  96761
    MORTGAGE AMOUNT :   698,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    695,311.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,820.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   015
    LTV :                 69.80000
    ----------------------------------------------------------------------------
0   0070236864     MORTGAGORS: BENTON               HILARY

    REGION CODE    ADDRESS   : 1001 CORNELL DRIVE
        01         CITY      :    DAVIS
                   STATE/ZIP : CA  95616
    MORTGAGE AMOUNT :   178,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    177,613.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,231.47  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 71.32000
    ----------------------------------------------------------------------------
0   0070241328     MORTGAGORS: ROSNER               SCOTT
                               ROSNER               STEPHANIE
    REGION CODE    ADDRESS   : 2231 BELFORD AVENUE
        01         CITY      :    PLACENTIA
                   STATE/ZIP : CA  92670
    MORTGAGE AMOUNT :   220,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    219,529.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,503.52  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 84.76923
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,767,700.00
                               P & I AMT:     19,072.97  UPB AMT:   2,754,347.78
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          382
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070244215     MORTGAGORS: DAVIS                CHRISTOPHE
                               SCHAEFER             ANDREA
    REGION CODE    ADDRESS   : 40 CLARK DRIVE
        01         CITY      :    BEDFORD
                   STATE/ZIP : NY  10506
    MORTGAGE AMOUNT :   750,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    747,181.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,244.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   015
    LTV :                 49.34211
    ----------------------------------------------------------------------------
0   0070263496     MORTGAGORS: THOMSEN              ERICA
                               TURPYN               VICTOR
    REGION CODE    ADDRESS   : 3607 JUSTINE DRIVE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95124
    MORTGAGE AMOUNT :   210,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    209,679.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,450.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0070272968     MORTGAGORS: DANIELE              BARBARA
                               DANIELE              ANTHONY
    REGION CODE    ADDRESS   : 300 STANWICH ROAD
        01         CITY      :    GREENWICH
                   STATE/ZIP : CT  06830
    MORTGAGE AMOUNT : 1,092,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :  1,087,581.54  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     7,357.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   015
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0070281647     MORTGAGORS: WOLDS                DAVID
                               HEARN                KATHLEEN
    REGION CODE    ADDRESS   : 7705 WHITEFIELD PLACE
        01         CITY      :    LA JOLLA
                   STATE/ZIP : CA  92037
    MORTGAGE AMOUNT :   965,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    960,635.28  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,747.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   07/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   015
    LTV :                 68.92857
    ----------------------------------------------------------------------------
0   0070282389     MORTGAGORS: SOMAIYA              MANISH

    REGION CODE    ADDRESS   : 245 EAST 93RD STREET
        01         CITY      :    NEW YORK
                   STATE/ZIP : NY  10128
    MORTGAGE AMOUNT :   295,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    295,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,012.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 68.60465
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   3,312,000.00
                               P & I AMT:     22,811.38  UPB AMT:   3,300,078.18
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          383
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070282702     MORTGAGORS: KAO                  ROO JI
                               SUN                  TSYR YI(SH
    REGION CODE    ADDRESS   : 22071 DEER TRAIL
        01         CITY      :    SARATOGA
                   STATE/ZIP : CA  95070
    MORTGAGE AMOUNT :   700,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    697,303.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,834.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   015
    LTV :                 43.07692
    ----------------------------------------------------------------------------
0   0070283056     MORTGAGORS: MORRIS               TONY
                               MORRIS               MARY
    REGION CODE    ADDRESS   : 800 ELM DRIVE
        01         CITY      :    DIXON
                   STATE/ZIP : CA  95620
    MORTGAGE AMOUNT :   140,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    139,460.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       966.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.32011
    ----------------------------------------------------------------------------
0   0070283130     MORTGAGORS: BODEN                EUGENE
                               BODEN                MARTHA
    REGION CODE    ADDRESS   : 805 SWAGGERTOWN ROAD
        01         CITY      :    SCOTIA
                   STATE/ZIP : NY  12302
    MORTGAGE AMOUNT :   240,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,749.74  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,642.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.99335
    ----------------------------------------------------------------------------
0   0070292917     MORTGAGORS: WEST                 MARK
                               WEST                 KARYNE
    REGION CODE    ADDRESS   : 2619 MARSEILLES DRIVE
        01         CITY      :    WEST PALM B
                   STATE/ZIP : FL  33410
    MORTGAGE AMOUNT :   452,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    449,167.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,089.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 60.38000
    ----------------------------------------------------------------------------
0   0070294236     MORTGAGORS: SORRENTINO           GARY

    REGION CODE    ADDRESS   : 66 TALMAGE FARM LANE
        01         CITY      :    EASTHAMPTON
                   STATE/ZIP : NY  11937
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,037.08  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,726.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 67.56757
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,783,550.00
                               P & I AMT:     12,259.61  UPB AMT:   1,774,718.58
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          384
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070297023     MORTGAGORS: DARRIN               DRAKE

    REGION CODE    ADDRESS   : 533 STANWICH ROAD
        01         CITY      :    GREENWICH
                   STATE/ZIP : CT  06831
    MORTGAGE AMOUNT : 1,000,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    996,148.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,906.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   015
    LTV :                 30.30303
    ----------------------------------------------------------------------------
0   0070300181     MORTGAGORS: KIEREN               MELVIN
                               KIEREN               BEVERLY
    REGION CODE    ADDRESS   : 2201 PINEHURST PLACE
        01         CITY      :    ONTARIO
                   STATE/ZIP : CA  91761
    MORTGAGE AMOUNT :    94,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :     93,239.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       646.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 77.62295
    ----------------------------------------------------------------------------
0   0070303276     MORTGAGORS: HIRSCH               DAVID
                               HIRSCH               CLAUDIA
    REGION CODE    ADDRESS   : 25 CLAPBOARD RIDGE ROAD
        01         CITY      :    GREENWICH
                   STATE/ZIP : CT  06830
    MORTGAGE AMOUNT : 1,000,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    996,148.34  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,906.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   015
    LTV :                 60.24096
    ----------------------------------------------------------------------------
0   0070303490     MORTGAGORS: STOLTZ               MATTHEW

    REGION CODE    ADDRESS   : 300 EAST 54TH STREET #33H
        01         CITY      :    NEW YORK
                   STATE/ZIP : NY  10022
    MORTGAGE AMOUNT :   375,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    374,383.45  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,494.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 65.21739
    ----------------------------------------------------------------------------
0   0070306352     MORTGAGORS: MCDONNELL            DENNIS
                               MCDONNELL            CELESTE
    REGION CODE    ADDRESS   : 54 ROSEWOOD DRIVE
        01         CITY      :    ATHERTON
                   STATE/ZIP : CA  94027
    MORTGAGE AMOUNT :   950,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    946,430.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,642.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   015
    LTV :                 55.88235
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   3,419,700.00
                               P & I AMT:     23,596.94  UPB AMT:   3,406,350.45
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          385
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070306527     MORTGAGORS: VASSALLE             ANTONIO
                               SMITH VASSAL         LORI
    REGION CODE    ADDRESS   : 31062 VIA MADERA
        01         CITY      :    SAN JUAN CA
                   STATE/ZIP : CA  92675
    MORTGAGE AMOUNT :   256,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,362.58  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,727.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 94.99815
    ----------------------------------------------------------------------------
0   0070306824     MORTGAGORS: PROVAN               DONALD
                               PROVAN               JANICE
    REGION CODE    ADDRESS   : 2 GREY EAGLE COURT
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   724,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    721,568.55  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,881.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   015
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0070307418     MORTGAGORS: MCDONALD             RONALD
                               MCDONALD             DOROTHY
    REGION CODE    ADDRESS   : 7408 STREET ANDREWS ROAD
        01         CITY      :    RANCHO SANT
                   STATE/ZIP : CA  92067
    MORTGAGE AMOUNT :   770,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    767,974.94  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,455.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   015
    LTV :                 53.15862
    ----------------------------------------------------------------------------
0   0070309323     MORTGAGORS: LANGE                SCOTT
                               LANGE                ANN
    REGION CODE    ADDRESS   : 35 ELLIOT ROAD
        01         CITY      :    GREAT NECK
                   STATE/ZIP : NY  11021
    MORTGAGE AMOUNT :   410,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    408,709.01  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,796.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.09524
    ----------------------------------------------------------------------------
0   0070309398     MORTGAGORS: FEUERSTEIN           HENRY
                               FEUERSTEIN           ELISE
    REGION CODE    ADDRESS   : 10 BROOKSIDE DRIVE
        01         CITY      :    WESTPORT
                   STATE/ZIP : CT  06880
    MORTGAGE AMOUNT :   730,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    728,654.80  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,048.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   015
    LTV :                 48.72667
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,892,600.00
                               P & I AMT:     19,909.23  UPB AMT:   2,882,269.88
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          386
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070310271     MORTGAGORS: HOCKINSON            WILLIAM
                               HOCKINSON            DIANE
    REGION CODE    ADDRESS   : 12 MISSION BAY DRIVE
        01         CITY      :    NEWPORT BEA
                   STATE/ZIP : CA  92625
    MORTGAGE AMOUNT :   366,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    366,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,465.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 41.82857
    ----------------------------------------------------------------------------
0   0070312384     MORTGAGORS: KILLIAN              GARY
                               KILLIAN              JULIA
    REGION CODE    ADDRESS   : 42 FOREST AVENUE
        01         CITY      :    RYE
                   STATE/ZIP : NY  10580
    MORTGAGE AMOUNT : 1,000,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    996,928.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,906.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   015
    LTV :                 41.66667
    ----------------------------------------------------------------------------
0   0070313812     MORTGAGORS: BAKER                LISA
                               MACKEBEN             MANFRED
    REGION CODE    ADDRESS   : 309 CASTRO STREET
        01         CITY      :    SAN FRANCIS
                   STATE/ZIP : CA  94114
    MORTGAGE AMOUNT :   265,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,165.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,807.77  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 36.55172
    ----------------------------------------------------------------------------
0   0070315882     MORTGAGORS: GONYER               WILLIAM
                               GONYER               DANILSA
    REGION CODE    ADDRESS   : 18 ROBERTA DRIVE
        01         CITY      :    CORTLANDT
                   STATE/ZIP : NY  10566
    MORTGAGE AMOUNT :   316,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,517.65  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,104.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 73.72960
    ----------------------------------------------------------------------------
0   0070318043     MORTGAGORS: LACHMAN              BRAD
                               LACHMAN              WENDI
    REGION CODE    ADDRESS   : 7721 FLYNN RANCH ROAD
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90046
    MORTGAGE AMOUNT : 1,455,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :  1,449,532.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :    10,173.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   015
    LTV :                 63.26087
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   3,402,300.00
                               P & I AMT:     23,458.25  UPB AMT:   3,392,144.34
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          387
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070318498     MORTGAGORS: ROSENKRANZ           PAUL
                               ROSENKRANZ           PAULA
    REGION CODE    ADDRESS   : 1743 SCHOOLHOUSE CIRCLE
        01         CITY      :    THOUSAND OA
                   STATE/ZIP : CA  91362
    MORTGAGE AMOUNT :   650,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    647,433.86  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,434.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.44633
    ----------------------------------------------------------------------------
0   0070342993     MORTGAGORS: BUHL                 PATRICIA

    REGION CODE    ADDRESS   : 2818 CONNECTICUT AVENUE NW
        01         CITY      :    WASHINGTON
                   STATE/ZIP : DC  20008
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    420,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,829.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 59.91441
    ----------------------------------------------------------------------------
0   0070355607     MORTGAGORS: HALPERT              HUGH
                               HALPERT              MERRY
    REGION CODE    ADDRESS   : 7311 DARNOCH WAY
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  91307
    MORTGAGE AMOUNT :   306,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,791.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,087.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   08/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0070357538     MORTGAGORS: GOODSON              BRANCH
                               GOODSON              MELISSA
    REGION CODE    ADDRESS   : 1492 SHEPPARD MILL ROAD
        01         CITY      :    GREENVILLE
                   STATE/ZIP : NC  27834
    MORTGAGE AMOUNT :   270,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,563.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,843.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.47059
    ----------------------------------------------------------------------------
0   0070358767     MORTGAGORS: JEHLE                AUGUSTINE
                               JEHLE                MARGARET
    REGION CODE    ADDRESS   : 156 80TH STREET
        01         CITY      :    BROOKLYN
                   STATE/ZIP : NY  11209
    MORTGAGE AMOUNT :   392,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    392,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,102.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/19
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 71.36364
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,038,700.00
                               P & I AMT:     14,296.70  UPB AMT:   2,034,289.63
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          388
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070373436     MORTGAGORS: GRANITO              A
                               GRANITO              BEVERLY
    REGION CODE    ADDRESS   : 5120 OAKMONT PLACE
        01         CITY      :    WESTERVILLE
                   STATE/ZIP : OH  43082
    MORTGAGE AMOUNT :   266,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    265,660.84  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,818.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 74.02778
    ----------------------------------------------------------------------------
0   0070376629     MORTGAGORS: ALBARINO             RICHARD
                               ALBARINO             KIM
    REGION CODE    ADDRESS   : 266 21ST STREET
        01         CITY      :    SANTA MONIC
                   STATE/ZIP : CA  90402
    MORTGAGE AMOUNT :   900,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    897,166.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,139.59  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   015
    LTV :                 52.94118
    ----------------------------------------------------------------------------
0   0070378526     MORTGAGORS: GLASSER              DAVID
                               GLASSER              CARLA
    REGION CODE    ADDRESS   : 8 RIVERCREST ROAD
        01         CITY      :    BRONX
                   STATE/ZIP : NY  10471
    MORTGAGE AMOUNT :   380,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    380,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,592.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 66.08696
    ----------------------------------------------------------------------------
0   0070378765     MORTGAGORS: BLACK                CAROLE

    REGION CODE    ADDRESS   : 9575 LIME ORCHARD ROAD
        01         CITY      :    BEVERLY HIL
                   STATE/ZIP : CA  90210
    MORTGAGE AMOUNT :   944,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    942,375.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,443.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   015
    LTV :                 75.56800
    ----------------------------------------------------------------------------
0   0070397641     MORTGAGORS: TEMPLIN              D
                               TEMPLIN              LISA
    REGION CODE    ADDRESS   : 515 SAN BERNARDINO AVENUE
        01         CITY      :    NEWPORT BEA
                   STATE/ZIP : CA  92663
    MORTGAGE AMOUNT :   348,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    346,930.99  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,403.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.04255
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,839,100.00
                               P & I AMT:     19,397.25  UPB AMT:   2,832,133.90
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          389
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070397781     MORTGAGORS: SOHN                 RALPH
                               SOHN                 JEAN
    REGION CODE    ADDRESS   : 3 VIA LAS ROSAS
        01         CITY      :    LAGUNA NIGU
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   730,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    728,444.30  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,229.81  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   015
    LTV :                 73.51460
    ----------------------------------------------------------------------------
0   0070398847     MORTGAGORS: OTOOLE               MICHAEL
                               OTOOLE               SANDRA
    REGION CODE    ADDRESS   : 251 BALLAST
        01         CITY      :    THE SEA RAN
                   STATE/ZIP : CA  95497
    MORTGAGE AMOUNT :   503,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    502,212.85  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,431.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 69.37931
    ----------------------------------------------------------------------------
0   0070400585     MORTGAGORS: OSMANI               OSMAN
                               OSMANI               ZYRAFETE
    REGION CODE    ADDRESS   : 4 OLD HOUSE LANE
        01         CITY      :    CHAPPAQUA
                   STATE/ZIP : NY  10514
    MORTGAGE AMOUNT :   363,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    363,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,510.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 49.45578
    ----------------------------------------------------------------------------
0   0070402581     MORTGAGORS: TORRENCE             ROGER
                               TORRENCE             IRIS
    REGION CODE    ADDRESS   : 34024 CALLE DE BONANZA
        01         CITY      :    SAN JUAN CA
                   STATE/ZIP : CA  92675
    MORTGAGE AMOUNT :   254,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,200.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,732.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   09/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 77.20365
    ----------------------------------------------------------------------------
0   0070405766     MORTGAGORS: WILSON               ALEXANDER
                               BAILEY WILSO         JOAN
    REGION CODE    ADDRESS   : 14549 MANOR ROAD
        01         CITY      :    PHOENIX
                   STATE/ZIP : MD  21131
    MORTGAGE AMOUNT :   346,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    346,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,363.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,197,000.00
                               P & I AMT:     15,268.23  UPB AMT:   2,193,857.35
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          390
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070407408     MORTGAGORS: KENT                 PAUL
                               KENT                 TERRIE
    REGION CODE    ADDRESS   : 15945 CAMINO DEL CERRO
        01         CITY      :    LOS GATOS
                   STATE/ZIP : CA  95032
    MORTGAGE AMOUNT :   660,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    658,484.09  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,558.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   015
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0070408125     MORTGAGORS: MCGARITY             SUZANNE
                               MCGARITY             PAT
    REGION CODE    ADDRESS   : 400 CRAVEN STREET
        01         CITY      :    BEAUFORT
                   STATE/ZIP : SC  29902
    MORTGAGE AMOUNT :   545,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    545,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,765.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 54.52000
    ----------------------------------------------------------------------------
0   0070410360     MORTGAGORS: CAPUTO               MICHAEL
                               CAPUTO               MARIA
    REGION CODE    ADDRESS   : 153 SEQUAMS LANE CENTER
        01         CITY      :    WEST ISLIP
                   STATE/ZIP : NY  11795
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,920.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 69.51220
    ----------------------------------------------------------------------------
0   0070411699     MORTGAGORS: GOLBERT              THOMAS
                               GOLBERT              GLORIA
    REGION CODE    ADDRESS   : 165 FOREST STREET
        01         CITY      :    DENVER
                   STATE/ZIP : CO  80220
    MORTGAGE AMOUNT :   258,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    257,436.24  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,826.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 86.00000
    ----------------------------------------------------------------------------
0   0070411764     MORTGAGORS: ANSLOW               ROBERT
                               MARRELLI             MARINA
    REGION CODE    ADDRESS   : 4481 HORTENSIA STREET
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92103
    MORTGAGE AMOUNT :   855,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    853,036.22  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,905.27  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   015
    LTV :                 67.05882
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,603,200.00
                               P & I AMT:     17,975.50  UPB AMT:   2,599,156.55
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          391
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070411939     MORTGAGORS: PRINGLE              CHERYL
                               HANSON               ELTON
    REGION CODE    ADDRESS   : 161 COMMONWEALTH AVENUE
        01         CITY      :    MOUNT VERNO
                   STATE/ZIP : NY  10550
    MORTGAGE AMOUNT :   285,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,898.11  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0070413422     MORTGAGORS: CUTTING              KEITH
                               CUTTING              JANE
    REGION CODE    ADDRESS   : 459 JASMINE STREET
        01         CITY      :    LAGUNA BEAC
                   STATE/ZIP : CA  92651
    MORTGAGE AMOUNT :   278,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,920.08  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 47.11864
    ----------------------------------------------------------------------------
0   0070414909     MORTGAGORS: LAMPERT              IRA

    REGION CODE    ADDRESS   : 125 OCEAN BOULEVARD
        01         CITY      :    GOLDEN BEAC
                   STATE/ZIP : FL  33160
    MORTGAGE AMOUNT : 1,190,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :  1,188,271.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     8,422.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   015
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0070415351     MORTGAGORS: MC GUINNESS          J
                               MC GUINNESS          VIVIAN
    REGION CODE    ADDRESS   : 2621 WEST LAKE VAN NESS
        01         CITY      :    FRESNO
                   STATE/ZIP : CA  93711
    MORTGAGE AMOUNT :   618,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    616,544.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,215.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 69.83051
    ----------------------------------------------------------------------------
0   0070418710     MORTGAGORS: MCMANUS              WILLIAM
                               MCMANUS              ROSANNE
    REGION CODE    ADDRESS   : 37 CHESTER STREET
        01         CITY      :    STAMFORD
                   STATE/ZIP : CT  06905
    MORTGAGE AMOUNT :   304,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    304,150.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,100.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 71.56471
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,675,450.00
                               P & I AMT:     18,557.48  UPB AMT:   2,672,266.90
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          392
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070424049     MORTGAGORS: DONIGER              SHEPARD
                               TILLEM DONIG         LESLIE
    REGION CODE    ADDRESS   : 4 THE SPUR
        01         CITY      :    ROSLYN
                   STATE/ZIP : NY  11576
    MORTGAGE AMOUNT :   560,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    560,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,820.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.68421
    ----------------------------------------------------------------------------
0   0070429469     MORTGAGORS: JOHNSON              RICHARD
                               JOHNSON              LINDA
    REGION CODE    ADDRESS   : 11 EAST WILDFLOWER
        01         CITY      :    SANTA FE
                   STATE/ZIP : NM  87501
    MORTGAGE AMOUNT :   312,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,150.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,103.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 73.44706
    ----------------------------------------------------------------------------
0   0070430996     MORTGAGORS: LEWIS                DAPHNE

    REGION CODE    ADDRESS   : 803 NORTH ALPINE DRIVE
        01         CITY      :    BEVERLY HIL
                   STATE/ZIP : CA  90210
    MORTGAGE AMOUNT :   765,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    763,473.07  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,586.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      6.00000  PRODUCT CODE      :   015
    LTV :                 38.25000
    ----------------------------------------------------------------------------
0   0070432703     MORTGAGORS: HARRIS               JAMES
                               HARRIS               LAUREEN
    REGION CODE    ADDRESS   : 25 WEST DRIVE
        01         CITY      :    PLANDOME
                   STATE/ZIP : NY  11030
    MORTGAGE AMOUNT :   388,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    388,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,650.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 27.75000
    ----------------------------------------------------------------------------
0   0070433800     MORTGAGORS: AGUHOB               ELIGIO
                               AGUHOB               CECILIA
    REGION CODE    ADDRESS   : 2048 GEORGE WASHINGTON
        01         CITY      :    VIENNA
                   STATE/ZIP : VA  22182
    MORTGAGE AMOUNT :   369,650.00  OPTION TO CONVERT :
    UNPAID BALANCE :    369,650.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,521.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 79.49462
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,395,300.00
                               P & I AMT:     15,681.67  UPB AMT:   2,393,773.07
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          393
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070433982     MORTGAGORS: FIS                  SHALOM
                               FIS                  SARA
    REGION CODE    ADDRESS   : 12648 RYE STREET
        01         CITY      :    STUDIO CITY
                   STATE/ZIP : CA  91604
    MORTGAGE AMOUNT :   329,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,245.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 65.82000
    ----------------------------------------------------------------------------
0   0070438858     MORTGAGORS: THOMPSON             ROBERT
                               THOMPSON             LARAINE
    REGION CODE    ADDRESS   : 13800 NW GLENDOVEER DRIVE
        01         CITY      :    PORTLAND
                   STATE/ZIP : OR  97231
    MORTGAGE AMOUNT :   735,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    733,226.20  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,951.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   015
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0070440540     MORTGAGORS: DORFMAN              GARY
                               DORFMAN              TIFFANY
    REGION CODE    ADDRESS   : 288 HILLSIDE AVENUE
        01         CITY      :    MILL VALLEY
                   STATE/ZIP : CA  94941
    MORTGAGE AMOUNT :   930,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    928,839.88  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     7,068.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.37500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      8.37500  PRODUCT CODE      :   015
    LTV :                 69.40299
    ----------------------------------------------------------------------------
0   0070441530     MORTGAGORS: FLEMING              FRANCIS
                               FLEMING              PATRICIA
    REGION CODE    ADDRESS   : 4169 DAN WOOD DRIVE
        01         CITY      :    WESTLAKE VI
                   STATE/ZIP : CA  91362
    MORTGAGE AMOUNT :   299,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    299,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,018.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 75.84810
    ----------------------------------------------------------------------------
0   0070445747     MORTGAGORS: WOOD                 MARK
                               WOOD                 DONNA
    REGION CODE    ADDRESS   : 5730 STONEGATE DRIVE
        01         CITY      :    DALLAS
                   STATE/ZIP : TX  75209
    MORTGAGE AMOUNT :   350,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,098.31  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,272.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,644,100.00
                               P & I AMT:     18,556.69  UPB AMT:   2,640,864.39
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          394
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070446372     MORTGAGORS: MA                   ANTHONY
                               MA                   PATRICIA
    REGION CODE    ADDRESS   : 5869 GOLD CREEK DRIVE
        01         CITY      :    CASTRO VALL
                   STATE/ZIP : CA  94552
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    330,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,195.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0070446760     MORTGAGORS: GERARD               DANIEL
                               GERARD               JANI
    REGION CODE    ADDRESS   : 1965 BROADWAY
        01         CITY      :    NEW YORK
                   STATE/ZIP : NY  10023
    MORTGAGE AMOUNT :   645,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    645,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,345.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 29.31818
    ----------------------------------------------------------------------------
0   0070450614     MORTGAGORS: JONES                ROBERT
                               JONES                JILL
    REGION CODE    ADDRESS   : 69 AUTUMN DRIVE
        01         CITY      :    NEWTOWN
                   STATE/ZIP : PA  18940
    MORTGAGE AMOUNT :   300,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,999.23  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.92021
    ----------------------------------------------------------------------------
0   0070451976     MORTGAGORS: SHUEY                ROBERT

    REGION CODE    ADDRESS   : 6019 ST. ANDREWS PLACE
        01         CITY      :    UNIVERSITY
                   STATE/ZIP : TX  75205
    MORTGAGE AMOUNT : 1,214,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :  1,211,710.51  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     8,388.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   10/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   015
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0070452495     MORTGAGORS: CONLEY               JEFFREY

    REGION CODE    ADDRESS   : 890 COACHWAY
        01         CITY      :    ANNAPOLIS
                   STATE/ZIP : MD  21401
    MORTGAGE AMOUNT :   302,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,037.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,792,400.00
                               P & I AMT:     18,965.78  UPB AMT:   2,789,610.51
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          395
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070456512     MORTGAGORS: FIGLIOLO             JOSEPH
                               FIGLIOLO             JACQUELINE
    REGION CODE    ADDRESS   : 15 CUMBERLAND PATH
        01         CITY      :    EAST SETAUK
                   STATE/ZIP : NY  11733
    MORTGAGE AMOUNT :   260,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,751.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 68.42105
    ----------------------------------------------------------------------------
0   0070457593     MORTGAGORS: KOENIGSTEIN          NATHAN
                               KOENIGSTEIN          SUSAN
    REGION CODE    ADDRESS   : 1933 LESLIE LA
        01         CITY      :    MERRICK
                   STATE/ZIP : NY  11566
    MORTGAGE AMOUNT :   228,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    227,822.14  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,555.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 64.22535
    ----------------------------------------------------------------------------
0   0070458203     MORTGAGORS: TURANO               JEFFREY
                               TURANO               MELISSA
    REGION CODE    ADDRESS   : 8412 RANCHO VERANO COURT
        01         CITY      :    ALBUQUERQUE
                   STATE/ZIP : NM  87120
    MORTGAGE AMOUNT :   229,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    229,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,544.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 93.55102
    ----------------------------------------------------------------------------
0   0070458872     MORTGAGORS: PYLE                 RICHARD
                               PYLE                 MARGARET
    REGION CODE    ADDRESS   : 39 PARK AVENUE
        01         CITY      :    BRONXVILLE
                   STATE/ZIP : NY  10708
    MORTGAGE AMOUNT :   491,990.00  OPTION TO CONVERT :
    UNPAID BALANCE :    491,596.56  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,314.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 66.48514
    ----------------------------------------------------------------------------
0   0070459243     MORTGAGORS: FIRTH                RICHARD
                               FIRTH                LESLIE
    REGION CODE    ADDRESS   : 3071 SANDSTONE RD
        01         CITY      :    ALAMO
                   STATE/ZIP : CA  94507
    MORTGAGE AMOUNT :   721,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    720,398.62  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,983.22  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   015
    LTV :                 57.72000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,930,690.00
                               P & I AMT:     13,149.04  UPB AMT:   1,929,017.32
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          396
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070459540     MORTGAGORS: RAHM                 DAVID

    REGION CODE    ADDRESS   : 3601 BAYVEIW DRIVE
        01         CITY      :    MANHATTAN B
                   STATE/ZIP : CA  90266
    MORTGAGE AMOUNT :   714,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    713,054.33  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,811.70  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   015
    LTV :                 57.59677
    ----------------------------------------------------------------------------
0   0070468137     MORTGAGORS: BYE                  MAURY
                               BYE                  PATRICIA
    REGION CODE    ADDRESS   : 1940 HOMESTEAD ROAD
        01         CITY      :    SANTA CLARA
                   STATE/ZIP : CA  95050
    MORTGAGE AMOUNT :   369,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    369,250.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,518.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 58.14961
    ----------------------------------------------------------------------------
0   0070469267     MORTGAGORS: VERNAZZA             JAMES
                               VERNAZZA             ELLEN
    REGION CODE    ADDRESS   : 445 CERVANTES ROAD
        01         CITY      :    PORTOLA VAL
                   STATE/ZIP : CA  94028
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,387.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 22.22222
    ----------------------------------------------------------------------------
0   0070471370     MORTGAGORS: STILES               E ROBERT
                               STILES               ROSEMARY
    REGION CODE    ADDRESS   : 29 SIMPSON'S LANE
        01         CITY      :    EDGARTOWN
                   STATE/ZIP : MA  02539
    MORTGAGE AMOUNT :   258,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,738.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 36.85714
    ----------------------------------------------------------------------------
0   0070471826     MORTGAGORS: ROY                  RENATA

    REGION CODE    ADDRESS   : 12302 LONGWATER DRIVE
        01         CITY      :    MITCHELLVIL
                   STATE/ZIP : MD  20721
    MORTGAGE AMOUNT :   258,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,716.48  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 56.08696
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,949,450.00
                               P & I AMT:     13,172.93  UPB AMT:   1,948,304.33
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          397
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070472899     MORTGAGORS: CHABAN               EDWARD
                               CHABAN               LAURA
    REGION CODE    ADDRESS   : 6953 RIDGE COURT
        01         CITY      :    LIVERMORE
                   STATE/ZIP : CA  94550
    MORTGAGE AMOUNT :   258,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,694.88  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.87616
    ----------------------------------------------------------------------------
0   0070473244     MORTGAGORS: ALIDIO               RAUL
                               KUMAGAI              AYUMI
    REGION CODE    ADDRESS   : 2162 PALMETTO TERRACE
        01         CITY      :    FULLERTON
                   STATE/ZIP : CA  92831
    MORTGAGE AMOUNT :   249,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,656.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 78.30189
    ----------------------------------------------------------------------------
0   0070473467     MORTGAGORS: KNOWLTON             TIMOTHY
                               KNOWLTON             CHRISTINE
    REGION CODE    ADDRESS   : 11 MARISA CT
        01         CITY      :    MONTROSE
                   STATE/ZIP : NY  10548
    MORTGAGE AMOUNT :   241,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    241,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,707.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/24
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 63.74670
    ----------------------------------------------------------------------------
0   0070474465     MORTGAGORS: DE TROU              DEAN
                               DE TROU              JOAN
    REGION CODE    ADDRESS   : 59 COMPO ROAD NORTH
        01         CITY      :    WESTPORT
                   STATE/ZIP : CT  06880
    MORTGAGE AMOUNT :   738,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    737,380.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,848.13  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   015
    LTV :                 79.78378
    ----------------------------------------------------------------------------
0   0070474804     MORTGAGORS: INGLE                FRANK
                               INGLE                SHARON
    REGION CODE    ADDRESS   : 814 RICHARDSON COURT
        01         CITY      :    PALO ALTO
                   STATE/ZIP : CA  94303
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,995.91  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 47.61905
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,786,600.00
                               P & I AMT:     11,903.10  UPB AMT:   1,785,980.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          398
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070475454     MORTGAGORS: HELIE                DENNIS
                               HELIE                PAMELA
    REGION CODE    ADDRESS   : 2745 LADY ANNES WAY
        01         CITY      :    HUNTINGTOWN
                   STATE/ZIP : MD  20639
    MORTGAGE AMOUNT :   253,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    253,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,687.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0070476197     MORTGAGORS: DUFRESNE             CHRISTOPHE
                               DUFRESNE             GINA
    REGION CODE    ADDRESS   : 5640 COUNTRY CLUB PARKWAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95138
    MORTGAGE AMOUNT :   735,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    734,426.63  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,014.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   015
    LTV :                 57.64706
    ----------------------------------------------------------------------------
0   0070477021     MORTGAGORS: WILLIAMS             ANTHONY
                               WILLIAMS             SHEILA
    REGION CODE    ADDRESS   : 2000 ROSE THEATRE CIRCLE
        01         CITY      :    OLNEY
                   STATE/ZIP : MD  20832
    MORTGAGE AMOUNT :   330,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    330,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,200.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 83.95939
    ----------------------------------------------------------------------------
0   0070477070     MORTGAGORS: FISHER               GENI

    REGION CODE    ADDRESS   : 2888 ENGLISH ROAD
        01         CITY      :    CHINO HILLS
                   STATE/ZIP : CA  91709
    MORTGAGE AMOUNT :   629,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    629,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,184.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 61.36585
    ----------------------------------------------------------------------------
0   0070479431     MORTGAGORS: LICHMAN              JAY
                               SONDEL               HENNIE
    REGION CODE    ADDRESS   : 610 KINGS ROAD
        01         CITY      :    NEWPORT BEA
                   STATE/ZIP : CA  92663
    MORTGAGE AMOUNT :   744,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    742,835.72  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,075.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   015
    LTV :                 63.58974
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,692,400.00
                               P & I AMT:     18,162.17  UPB AMT:   2,690,662.35
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          399
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070480744     MORTGAGORS: BRADVICA             MATTHEW
                               NAPOLI               KRISTIN
    REGION CODE    ADDRESS   : 11708 CASTILE WAY
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92128
    MORTGAGE AMOUNT :   274,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    274,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,846.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.98366
    ----------------------------------------------------------------------------
0   0070481072     MORTGAGORS: CALTAGIRONE          FRANK
                               CALTAGIRONE          GRACE
    REGION CODE    ADDRESS   : 39 JOHNNY DRIVE
        01         CITY      :    FARMINGDALE
                   STATE/ZIP : NJ  07727
    MORTGAGE AMOUNT :   242,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    242,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,882.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/19
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 75.85938
    ----------------------------------------------------------------------------
0   0070481825     MORTGAGORS: SUCHODOLSKI          MICHAEL
                               FOX                  SUSAN
    REGION CODE    ADDRESS   : 43231 MAPLE CROSS ST
        01         CITY      :    CHANTILLY
                   STATE/ZIP : VA  22022
    MORTGAGE AMOUNT :   255,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    255,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,675.17  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.68750
    ----------------------------------------------------------------------------
0   0070481981     MORTGAGORS: LOCASCIO             JOAN

    REGION CODE    ADDRESS   : 107 HILLTOP LANE
        01         CITY      :    WYCKOFF
                   STATE/ZIP : NJ  07481
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    330,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,195.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 60.43956
    ----------------------------------------------------------------------------
0   0070482799     MORTGAGORS: EASTMAN              EARL
                               EASTMAN              KIMBERLEY
    REGION CODE    ADDRESS   : 4844 LADERA SARINA
        01         CITY      :    DEL MAR
                   STATE/ZIP : CA  92014
    MORTGAGE AMOUNT :   850,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    848,702.46  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,870.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   015
    LTV :                 65.38462
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,951,850.00
                               P & I AMT:     13,470.11  UPB AMT:   1,950,552.46
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          400
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070483623     MORTGAGORS: STEWART              VIVIENNE

    REGION CODE    ADDRESS   : 133 N QUAKER HILL RD
        01         CITY      :    PAWLING
                   STATE/ZIP : NY  12564
    MORTGAGE AMOUNT :   250,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    249,809.77  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,726.69  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 37.59398
    ----------------------------------------------------------------------------
0   0070483821     MORTGAGORS: ESQUILLO             EDISON
                               ESQUILLO             MAGDALENA
    REGION CODE    ADDRESS   : 3321 113TH STREET
        01         CITY      :    EVERETT
                   STATE/ZIP : WA  98208
    MORTGAGE AMOUNT :   240,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    240,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,576.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 87.27273
    ----------------------------------------------------------------------------
0   0070484464     MORTGAGORS: NOZNESKY             ALAN
                               NOZNESKY             DENISE
    REGION CODE    ADDRESS   : 8020 GRAND TETON DRIVE
        01         CITY      :    POTOMAC
                   STATE/ZIP : MD  20854
    MORTGAGE AMOUNT :   272,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    272,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,809.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0070484795     MORTGAGORS: HOROWITZ             RICHARD
                               HOROWITZ             MICHELE
    REGION CODE    ADDRESS   : 94 GARRY ROAD
        01         CITY      :    CLOSTER
                   STATE/ZIP : NJ  07624
    MORTGAGE AMOUNT :   306,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    306,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,014.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 63.87500
    ----------------------------------------------------------------------------
0   0070485743     MORTGAGORS: WHEAT                EDWARD

    REGION CODE    ADDRESS   : 16365 EAST LA CHIQUITA
        01         CITY      :    LOS GATOS
                   STATE/ZIP : CA  95032
    MORTGAGE AMOUNT :   330,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    330,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,251.18  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 36.46409
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,398,600.00
                               P & I AMT:      9,378.26  UPB AMT:   1,398,409.77
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          401
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070486014     MORTGAGORS: BINGHAM              JERRY
                               BINGHAM              JEANNEAN
    REGION CODE    ADDRESS   : 2360 EAGLEWOOD DRIVE
        01         CITY      :    CHINO HILLS
                   STATE/ZIP : CA  91709
    MORTGAGE AMOUNT :   322,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    322,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,143.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0070488143     MORTGAGORS: MARIN                ERNESTO
                               MARIN                LISA
    REGION CODE    ADDRESS   : 8 MILL NECK LANE
        01         CITY      :    PITTSFORD
                   STATE/ZIP : NY  14534
    MORTGAGE AMOUNT :   350,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,700.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,692.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/19
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.70455
    ----------------------------------------------------------------------------
0   0070488341     MORTGAGORS: MOORE                MICHAEL
                               MOORE                KATHLEEN
    REGION CODE    ADDRESS   : 8988 LELY ISLAND CIRCLE
        01         CITY      :    NAPLES
                   STATE/ZIP : FL  33962
    MORTGAGE AMOUNT :   243,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,599.62  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 69.57143
    ----------------------------------------------------------------------------
0   0070488556     MORTGAGORS: KENNEDY              ROBERT
                               KENNEDY              PATSY
    REGION CODE    ADDRESS   : 3524 SPRINGHILL ROAD
        01         CITY      :    LAFAYETTE
                   STATE/ZIP : CA  94549
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,270.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 62.50000
    ----------------------------------------------------------------------------
0   0070489042     MORTGAGORS: KREMER               RICHARD
                               KREMER               ELLEN
    REGION CODE    ADDRESS   : 425 LYNN STREET
        01         CITY      :    HARRINGTON
                   STATE/ZIP : NJ  07640
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,655.46  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 70.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,518,400.00
                               P & I AMT:     10,361.49  UPB AMT:   1,518,400.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          402
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070489331     MORTGAGORS: POULIN               STEVE
                               POULIN               JOAN
    REGION CODE    ADDRESS   : 1 ALYCE COURT
        01         CITY      :    SOMERS
                   STATE/ZIP : NY  10589
    MORTGAGE AMOUNT :   307,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,993.14  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 87.80000
    ----------------------------------------------------------------------------
0   0070491519     MORTGAGORS: AHN                  HENRY

    REGION CODE    ADDRESS   : 480 BUFFALO COURT
        01         CITY      :    WEST NEW YO
                   STATE/ZIP : NJ  07093
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,945.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 73.11859
    ----------------------------------------------------------------------------
0   0070491600     MORTGAGORS: ROSEN                PHILIP
                               ROSEN                DIANE
    REGION CODE    ADDRESS   : 87 ASHFORD DRIVE
        01         CITY      :    SYOSSET
                   STATE/ZIP : NY  11791
    MORTGAGE AMOUNT :   243,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    243,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,601.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 73.86364
    ----------------------------------------------------------------------------
0   0070491782     MORTGAGORS: MAROSKY  NEW         PATRICIA
                               NEWMAN               MARC
    REGION CODE    ADDRESS   : 4312 CEDAR OAK WYND
        01         CITY      :    RALEIGH
                   STATE/ZIP : NC  27612
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,970.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 65.21739
    ----------------------------------------------------------------------------
0   0070492145     MORTGAGORS: SPRADLIN             WILLIAM
                               SPRADLIN             LINDA
    REGION CODE    ADDRESS   : 15300 BLACKHAWK DRIVE
        01         CITY      :    FORT MYERS
                   STATE/ZIP : FL  33912
    MORTGAGE AMOUNT :   301,750.00  OPTION TO CONVERT :
    UNPAID BALANCE :    301,750.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,982.28  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 85.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,452,800.00
                               P & I AMT:      9,493.26  UPB AMT:   1,452,800.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          403
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070492657     MORTGAGORS: ELDER                THOMAS
                               ELDER                STEPHANIE
    REGION CODE    ADDRESS   : 4 DORAL COURT
        01         CITY      :    FRISCO
                   STATE/ZIP : TX  75034
    MORTGAGE AMOUNT :   288,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,894.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 55.56840
    ----------------------------------------------------------------------------
0   0070493150     MORTGAGORS: SWEIDAN              JACOB
                               SWEIDAN              GABRIELA
    REGION CODE    ADDRESS   : 55 MONTECITO DRIVE
        01         CITY      :    CORONA DEL
                   STATE/ZIP : CA  92625
    MORTGAGE AMOUNT :   983,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    981,383.78  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,539.92  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   015
    LTV :                 54.61111
    ----------------------------------------------------------------------------
0   0070494034     MORTGAGORS: BAUER                DAVID
                               BAUER                JOANNE
    REGION CODE    ADDRESS   : 11141 GLADE DRIVE
        01         CITY      :    RESTON
                   STATE/ZIP : VA  22091
    MORTGAGE AMOUNT :   258,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,805.76  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/24
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 71.77778
    ----------------------------------------------------------------------------
0   0070494091     MORTGAGORS: DARGI                JEFFREY
                               DARGI                CARLENE
    REGION CODE    ADDRESS   : 7751 PALENQUE STREET
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   326,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    326,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,251.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.12621
    ----------------------------------------------------------------------------
0   0070494588     MORTGAGORS: SUSSMAN              ROBERT
                               SUSSMAN              LESLIE
    REGION CODE    ADDRESS   : 7 TERENCE DRIVE
        01         CITY      :    MANALAPAN
                   STATE/ZIP : NJ  07726
    MORTGAGE AMOUNT :   254,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    254,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,668.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 84.66667
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,109,800.00
                               P & I AMT:     14,160.46  UPB AMT:   2,108,183.78
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          404
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070494844     MORTGAGORS: MARANDOLA            JOHN
                               MARANDOLA            JENNIFER
    REGION CODE    ADDRESS   : 232 SILVER SPRING ROAD
        01         CITY      :    WILTON
                   STATE/ZIP : CT  06897
    MORTGAGE AMOUNT :   280,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,842.03  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 76.19565
    ----------------------------------------------------------------------------
0   0070495403     MORTGAGORS: HILLS                LISA
                               HILLS                BARRY
    REGION CODE    ADDRESS   : 45 WEST SUMMIT DRIVE
        01         CITY      :    REDWOOD CIT
                   STATE/ZIP : CA  94062
    MORTGAGE AMOUNT :   376,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    376,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,470.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0070495890     MORTGAGORS: HELFAND              JOSEPH
                               HELFAND              LINDA
    REGION CODE    ADDRESS   : 963 CHESTNUT HILL ROAD
        01         CITY      :    S GLASTONBU
                   STATE/ZIP : CT  06073
    MORTGAGE AMOUNT :   271,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,783.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 72.40000
    ----------------------------------------------------------------------------
0   0070496070     MORTGAGORS: SCHRAMM              ROBERT
                               WILLIAMS             NANCY
    REGION CODE    ADDRESS   : 117 6TH STREET N.E.
        01         CITY      :    WASHINGTON
                   STATE/ZIP : DC  20002
    MORTGAGE AMOUNT :   480,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    480,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,153.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0070496294     MORTGAGORS: MARKS                JACK
                               AURE                 KATHLEEN
    REGION CODE    ADDRESS   : 782 ROSEMOUNT ROAD
        01         CITY      :    OAKLAND
                   STATE/ZIP : CA  94610
    MORTGAGE AMOUNT :   294,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    294,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,931.37  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 61.25000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,701,900.00
                               P & I AMT:     11,180.27  UPB AMT:   1,701,900.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          405
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070496484     MORTGAGORS: SULLIVAN             KEVIN
                               SULLIVAN             ANNEMIEKE
    REGION CODE    ADDRESS   : 3402 ROYAL WOOD DRIVE
        01         CITY      :    CRYSTAL LAK
                   STATE/ZIP : IL  60014
    MORTGAGE AMOUNT :   256,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    256,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,965.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/19
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 72.72727
    ----------------------------------------------------------------------------
0   0070497375     MORTGAGORS: BRANT ZAWADZ         MICHAEL
                               BRANT ZAWADZ         VICTORIA
    REGION CODE    ADDRESS   : 535 VIA LIDO SOUD
        01         CITY      :    NEWPORT BEA
                   STATE/ZIP : CA  92663
    MORTGAGE AMOUNT :   899,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    897,557.89  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,056.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   015
    LTV :                 38.45989
    ----------------------------------------------------------------------------
0   0070497417     MORTGAGORS: CAPANO               ROBERT
                               CAPANO               LORRAINE
    REGION CODE    ADDRESS   : 21 GOLF CLUB DRIVE
        01         CITY      :    AMAGANSETT
                   STATE/ZIP : NY  11930
    MORTGAGE AMOUNT :   286,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,884.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 49.87826
    ----------------------------------------------------------------------------
0   0070497524     MORTGAGORS: MOLESKY              MICHAEL
                               MOLESKY              KATHERINE
    REGION CODE    ADDRESS   : 2108 INVERRARY COURT
        01         CITY      :    RALEIGH
                   STATE/ZIP : NC  27615
    MORTGAGE AMOUNT :   278,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,808.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 48.19360
    ----------------------------------------------------------------------------
0   0070497987     MORTGAGORS: SCHMIESING           DANIEL
                               SCHMIESING           TIJA
    REGION CODE    ADDRESS   : 18206 78TH STREET
        01         CITY      :    GRANITE FAL
                   STATE/ZIP : WA  98252
    MORTGAGE AMOUNT :   298,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    298,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,957.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 66.22222
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,018,600.00
                               P & I AMT:     13,672.34  UPB AMT:   2,017,157.89
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          406
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070499298     MORTGAGORS: CIRKSENA             ANN
                               GASSLER              PAULINE
    REGION CODE    ADDRESS   : 651 ENSENADA AVENUE
        01         CITY      :    BERKELEY
                   STATE/ZIP : CA  94707
    MORTGAGE AMOUNT :   271,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    271,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,783.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 59.67033
    ----------------------------------------------------------------------------
0   0070499371     MORTGAGORS: FLAUGHER             JEFFREY
                               FLAUGHER             CYNTHIA
    REGION CODE    ADDRESS   : 8440 REESE ROAD
        01         CITY      :    INDEPENDENC
                   STATE/ZIP : MI  48348
    MORTGAGE AMOUNT :   350,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,299.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 47.94521
    ----------------------------------------------------------------------------
0   0070501135     MORTGAGORS: PAIK                 CHANG
                               PAIK                 DONG
    REGION CODE    ADDRESS   : 3010 WEBER PLACE
        01         CITY      :    OAKTON
                   STATE/ZIP : VA  22124
    MORTGAGE AMOUNT :   617,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    617,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,054.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 74.99392
    ----------------------------------------------------------------------------
0   0070501358     MORTGAGORS: KELLEHER             RICHARD
                               KELLEHER             NANCY
    REGION CODE    ADDRESS   : 47 CROOKED LANE
        01         CITY      :    DUXBURY
                   STATE/ZIP : MA  02331
    MORTGAGE AMOUNT :   435,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    435,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,857.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 43.06931
    ----------------------------------------------------------------------------
0   0070501572     MORTGAGORS: MANDEL               RICHARD
                               MANDEL               ARLENE
    REGION CODE    ADDRESS   : 52 DAWN LANE
        01         CITY      :    SUFFERN
                   STATE/ZIP : NY  10901
    MORTGAGE AMOUNT :   248,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    248,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,587.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,921,700.00
                               P & I AMT:     12,582.98  UPB AMT:   1,921,700.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          407
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070502729     MORTGAGORS: RONAI                DOUGLAS
                               RONAI                ROBIN
    REGION CODE    ADDRESS   : 6 NURSERY COURT
        01         CITY      :    NORWALK
                   STATE/ZIP : CT  06850
    MORTGAGE AMOUNT :   262,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,702.57  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 58.33333
    ----------------------------------------------------------------------------
0   0070503669     MORTGAGORS: SILVERMAN            DAVID
                               SILVERMAN            BARBARA
    REGION CODE    ADDRESS   : 2148 OLD GLENVIEW RD
        01         CITY      :    WILMETTE
                   STATE/ZIP : IL  60091
    MORTGAGE AMOUNT :   252,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,658.75  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 62.34568
    ----------------------------------------------------------------------------
0   0070503925     MORTGAGORS: KRAMER               JOHN
                               KRAMER               DIANE
    REGION CODE    ADDRESS   : 123 DRISCOLL WAY
        01         CITY      :    GAITHERSBUR
                   STATE/ZIP : MD  20878
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,671.97  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0070504006     MORTGAGORS: FREEMAN              DOUGLAS
                               HARTMANN FRE         LILAINE
    REGION CODE    ADDRESS   : 101 KENDALL COURT
        01         CITY      :    GRANITE BAY
                   STATE/ZIP : CA  95746
    MORTGAGE AMOUNT :   275,250.00  OPTION TO CONVERT :
    UNPAID BALANCE :    275,250.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,831.25  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 72.43421
    ----------------------------------------------------------------------------
0   0070504444     MORTGAGORS: PAN                  SHI HUI

    REGION CODE    ADDRESS   : 619 EAST LONGDEN DRIVE
        01         CITY      :    SAN GABRIEL
                   STATE/ZIP : CA  91775
    MORTGAGE AMOUNT :   333,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    333,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,332.58  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 65.41176
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,391,850.00
                               P & I AMT:      9,197.12  UPB AMT:   1,391,850.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          408
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070505185     MORTGAGORS: NICHOLSON            ALAN
                               ASHER NICHOL         JOYCE
    REGION CODE    ADDRESS   : 8750 NE LEWIS RIVER ROAD
        01         CITY      :    ARIEL
                   STATE/ZIP : WA  98603
    MORTGAGE AMOUNT :   278,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    278,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,855.53  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 71.51282
    ----------------------------------------------------------------------------
0   0070506878     MORTGAGORS: TAYLOR               MARK
                               TAYLOR               NANCY
    REGION CODE    ADDRESS   : 480 MAYHEW COURT
        01         CITY      :    SOUTH ORANG
                   STATE/ZIP : NJ  07079
    MORTGAGE AMOUNT :   280,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    280,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,862.85  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0070506894     MORTGAGORS: BARDET               WILLIAM

    REGION CODE    ADDRESS   : 412 MONTEREY BOULEVARD
        01         CITY      :    HERMOSA BEA
                   STATE/ZIP : CA  90254
    MORTGAGE AMOUNT :   287,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    287,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,911.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 47.88333
    ----------------------------------------------------------------------------
0   0070507686     MORTGAGORS: ZACANTI              JAMES
                               ZACANTI              DENA
    REGION CODE    ADDRESS   : 621 CUESTA DR
        01         CITY      :    LOS ALTOS
                   STATE/ZIP : CA  94024
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,970.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 48.00000
    ----------------------------------------------------------------------------
0   0070507900     MORTGAGORS: YAMASHITA            TATSUO
                               TYAU                 LAURIE
    REGION CODE    ADDRESS   : 18 LILY POND COURT
        01         CITY      :    ROCKVILLE
                   STATE/ZIP : MD  20852
    MORTGAGE AMOUNT :   268,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,789.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 72.87263
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,415,100.00
                               P & I AMT:      9,389.58  UPB AMT:   1,415,100.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          409
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070508445     MORTGAGORS: CULLIGAN             THOMAS
                               CULLIGAN             KATHERINE
    REGION CODE    ADDRESS   : 17501 CARRIGER ROAD
        01         CITY      :    SONOMA
                   STATE/ZIP : CA  95476
    MORTGAGE AMOUNT :   601,350.00  OPTION TO CONVERT :
    UNPAID BALANCE :    601,350.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,000.80  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 58.85779
    ----------------------------------------------------------------------------
0   0070510573     MORTGAGORS: ALMAND               CHARLES
                               ALMAND               LORI
    REGION CODE    ADDRESS   : 1050 VIA DI SALERNO
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   819,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    817,653.42  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     5,448.83  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   11/01/28
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   015
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0070511365     MORTGAGORS: BAKER                H
                               BAKER                KRISTIN
    REGION CODE    ADDRESS   : 445 REDLANDS AVE
        01         CITY      :    NEWPORT BEA
                   STATE/ZIP : CA  92663
    MORTGAGE AMOUNT :   493,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    492,585.82  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,238.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 76.43411
    ----------------------------------------------------------------------------
0   0070514567     MORTGAGORS: CABLE                WADE
                               CABLE                SUSAN
    REGION CODE    ADDRESS   : 1 PINEHURST LANE
        01         CITY      :    NEWPORT BEA
                   STATE/ZIP : CA  92660
    MORTGAGE AMOUNT :   999,950.00  OPTION TO CONVERT :
    UNPAID BALANCE :    999,169.95  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     6,821.42  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   015
    LTV :                 57.96812
    ----------------------------------------------------------------------------
0   0070521158     MORTGAGORS: KOCH                 DAVID
                               KOCH                 CYNTHIA
    REGION CODE    ADDRESS   : 4818 DALEWOOD DRIVE
        01         CITY      :    EL DORADO H
                   STATE/ZIP : CA  95762
    MORTGAGE AMOUNT :   273,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,885.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 82.22892
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   3,186,300.00
                               P & I AMT:     21,395.25  UPB AMT:   3,183,759.19
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          410
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070523154     MORTGAGORS: GABLE                HAROLD
                               GABLE                JANE
    REGION CODE    ADDRESS   : 714 H STREET
        01         CITY      :    GEARHART
                   STATE/ZIP : OR  97138
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,210.16  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0070527940     MORTGAGORS: MAIOLO               FRANK
                               MAIOLO               VIRGINIA
    REGION CODE    ADDRESS   : 16870 HAPPY LANDING DRIVE
        01         CITY      :    MONUMENT
                   STATE/ZIP : CO  80132
    MORTGAGE AMOUNT :   258,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,742.24  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 73.88571
    ----------------------------------------------------------------------------
0   0070528781     MORTGAGORS: GILHOOLEY            DENNIS
                               GILHOOLEY            CAROL
    REGION CODE    ADDRESS   : 1N591 AUGUSTA COURT
        01         CITY      :    WINFIELD
                   STATE/ZIP : IL  60190
    MORTGAGE AMOUNT :   285,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    285,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,920.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.83193
    ----------------------------------------------------------------------------
0   0070529219     MORTGAGORS: MITCHELL             BENNETT
                               MITCHELL             DEBBIE
    REGION CODE    ADDRESS   : 8220 PASEO VISTA DRIVE
        01         CITY      :    LAS VEGAS
                   STATE/ZIP : NV  89128
    MORTGAGE AMOUNT :   262,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    262,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,787.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 77.08824
    ----------------------------------------------------------------------------
0   0070530134     MORTGAGORS: LEVIT                LAWRENCE
                               PASCUAL              ENILDA
    REGION CODE    ADDRESS   : 5823 OGDEN COURT
        01         CITY      :    BETHESDA
                   STATE/ZIP : MD  20816
    MORTGAGE AMOUNT :   267,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    267,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,802.20  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 71.71582
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,393,200.00
                               P & I AMT:      9,462.68  UPB AMT:   1,393,200.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          411
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070533443     MORTGAGORS: WOLFE                MAURICE
                               WOLFE                PATRICIA
    REGION CODE    ADDRESS   : 12 SILVER CIRCLE
        01         CITY      :    RANCHO MIRA
                   STATE/ZIP : CA  92270
    MORTGAGE AMOUNT :   311,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    311,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,096.61  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 69.93258
    ----------------------------------------------------------------------------
0   0070533518     MORTGAGORS: QUAGLIERI            ANTHONY
                               TURNER  QUAG         MARY
    REGION CODE    ADDRESS   : 3415 CHARING COURT
        01         CITY      :    CHESAPEAKE
                   STATE/ZIP : MD  20732
    MORTGAGE AMOUNT :   244,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,649.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0070533880     MORTGAGORS: IDUMONYI             SAMUEL

    REGION CODE    ADDRESS   : 1357 15TH STREET
        01         CITY      :    FORT LEE
                   STATE/ZIP : NJ  07024
    MORTGAGE AMOUNT :   343,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    343,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,451.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/24
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 76.22222
    ----------------------------------------------------------------------------
0   0070534581     MORTGAGORS: KAPLAN               DAVID
                               KAPLAN               SUZIE
    REGION CODE    ADDRESS   : 1106 WOTAN DRIVE
        01         CITY      :    ENCINITAS
                   STATE/ZIP : CA  92024
    MORTGAGE AMOUNT :   239,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    239,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,593.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 54.43182
    ----------------------------------------------------------------------------
0   0070537014     MORTGAGORS: LEVINSON             DEBORAH

    REGION CODE    ADDRESS   : 7 SPREAD OAK LANE
        01         CITY      :    EAST HAMPTO
                   STATE/ZIP : NY  11937
    MORTGAGE AMOUNT :   297,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    297,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,146.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/24
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 72.43902
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,435,500.00
                               P & I AMT:      9,937.68  UPB AMT:   1,435,500.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          412
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070547674     MORTGAGORS: UNDERWOOD            JOHN
                               UNDERWOOD            DEBRA
    REGION CODE    ADDRESS   : 470 CANOPY COURT
        01         CITY      :    GILROY
                   STATE/ZIP : CA  95020
    MORTGAGE AMOUNT :   244,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,649.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0070548888     MORTGAGORS: BARNETT              GARY
                               BARNETT              GWENDOLYN
    REGION CODE    ADDRESS   : 3203 ALYSHEBA COURT
        01         CITY      :    MITCHELLVIL
                   STATE/ZIP : MD  20721
    MORTGAGE AMOUNT :   288,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,700.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,018.63  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 86.43713
    ----------------------------------------------------------------------------
0   0070549415     MORTGAGORS: WONG                 GARY
                                WONG                JANET
    REGION CODE    ADDRESS   : 3121 PERSIMMON CIRCLE
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94588
    MORTGAGE AMOUNT :   307,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    307,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,094.96  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 75.43045
    ----------------------------------------------------------------------------
0   0070551064     MORTGAGORS: ABDESAKEN            FEREYDON
                               ABDESAKEN            FATANEH
    REGION CODE    ADDRESS   : 269 WESTWIND WAY
        01         CITY      :    UPPER DUBLI
                   STATE/ZIP : PA  19025
    MORTGAGE AMOUNT :   258,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    258,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,804.67  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 76.13569
    ----------------------------------------------------------------------------
0   0070552484     MORTGAGORS: NASH                 DAVID
                               NASH                 SHARON
    REGION CODE    ADDRESS   : 6660 EDMONTON AVENUE
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92122
    MORTGAGE AMOUNT :   319,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    319,150.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,204.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.98810
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,417,850.00
                               P & I AMT:      9,771.81  UPB AMT:   1,417,850.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          413
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070552690     MORTGAGORS: SHOCKLEY             HILLARY

    REGION CODE    ADDRESS   : 356 SO PALM DRIVE
        01         CITY      :    BEVERLY HIL
                   STATE/ZIP : CA  90212
    MORTGAGE AMOUNT : 1,050,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :  1,050,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     7,252.09  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   015
    LTV :                 70.00000
    ----------------------------------------------------------------------------
0   0070556170     MORTGAGORS: PENLAND              KIRK
                               PENLAND              KARI
    REGION CODE    ADDRESS   : 9 TRACY COURT
        01         CITY      :    ALAMO
                   STATE/ZIP : CA  94507
    MORTGAGE AMOUNT :   476,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    476,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,328.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 70.41420
    ----------------------------------------------------------------------------
0   0070556386     MORTGAGORS: ZABEN                LEE

    REGION CODE    ADDRESS   : 2 HYLIE COURT
        01         CITY      :    NEWARK
                   STATE/ZIP : DE  19711
    MORTGAGE AMOUNT :   247,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    247,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,686.34  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.47619
    ----------------------------------------------------------------------------
0   0070557830     MORTGAGORS: FOGEL                DANIEL
                               NORELL               EVE
    REGION CODE    ADDRESS   : 3238 FUTURA POINT
        01         CITY      :    THOUSAND OA
                   STATE/ZIP : CA  91362
    MORTGAGE AMOUNT :   355,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    355,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,425.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0070558119     MORTGAGORS: ROSA                 DAVID
                               ROSA                 DEANNA
    REGION CODE    ADDRESS   : 949 WILLOW GLEN WAY
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95125
    MORTGAGE AMOUNT :   310,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,010.65  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 63.91753
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,438,800.00
                               P & I AMT:     16,703.16  UPB AMT:   2,438,800.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          414
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070559000     MORTGAGORS: FEUER                EDUARD
                               FEUER                MARGARETE
    REGION CODE    ADDRESS   : 1551 RAYMOND AVENUE
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91201
    MORTGAGE AMOUNT :   455,800.00  OPTION TO CONVERT :
    UNPAID BALANCE :    455,800.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,109.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 72.34921
    ----------------------------------------------------------------------------
0   0070559182     MORTGAGORS: CHENG                KUANG
                               HSIAO                YEA
    REGION CODE    ADDRESS   : 872 HYDE AVENUE
        01         CITY      :    CUPERTINO
                   STATE/ZIP : CA  95014
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,796.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 67.50000
    ----------------------------------------------------------------------------
0   0070559851     MORTGAGORS: YEUNG                PAUL
                               YEUNG                PAULINE
    REGION CODE    ADDRESS   : 14602 178TH AVE NORTHEAST
        01         CITY      :    WOODINVILLE
                   STATE/ZIP : WA  98072
    MORTGAGE AMOUNT :   244,850.00  OPTION TO CONVERT :
    UNPAID BALANCE :    244,850.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,649.60  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 34.48592
    ----------------------------------------------------------------------------
0   0070561139     MORTGAGORS: BELINSKY             CRAIG
                               BELINSKY             VIKTORIA
    REGION CODE    ADDRESS   : 3620 TORREY VIEW COURT
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   329,150.00  OPTION TO CONVERT :
    UNPAID BALANCE :    329,150.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,217.54  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 65.83000
    ----------------------------------------------------------------------------
0   0070561436     MORTGAGORS: FARAGUNA             JOHN
                               FARAGUNA             KAREN
    REGION CODE    ADDRESS   : 28 OAKS HUNT ROAD
        01         CITY      :    GREAT NECK
                   STATE/ZIP : NY  11020
    MORTGAGE AMOUNT :   353,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    353,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,384.29  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 64.34545
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,653,700.00
                               P & I AMT:     11,157.11  UPB AMT:   1,653,700.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          415
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070562764     MORTGAGORS: MCGOVERN             JOHN
                               MCGOVERN             PAULA
    REGION CODE    ADDRESS   : 23102 VIA CELESTE
        01         CITY      :    TRABUCO CAN
                   STATE/ZIP : CA  92679
    MORTGAGE AMOUNT :   355,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    355,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,421.73  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 58.19672
    ----------------------------------------------------------------------------
0   0070562830     MORTGAGORS: CHITRE               SANJEEV
                               CHITRE               DEEPA
    REGION CODE    ADDRESS   : 510 SANTA ROSA DRIVE
        01         CITY      :    LOS GATOS
                   STATE/ZIP : CA  95032
    MORTGAGE AMOUNT : 1,000,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :  1,000,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     7,077.94  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   015
    LTV :                 55.55556
    ----------------------------------------------------------------------------
0   0070562962     MORTGAGORS: SCARBOROUGH          J
                               SCARBOROUGH          PHYLLIS
    REGION CODE    ADDRESS   : 4779 PALM AVENUE
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92686
    MORTGAGE AMOUNT :   245,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    245,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,692.15  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 55.68182
    ----------------------------------------------------------------------------
0   0070563325     MORTGAGORS: ERVIN                ROGER
                               ERVIN                JACQUELYN
    REGION CODE    ADDRESS   : 8662 SW MULEDEER DRIVE
        01         CITY      :    BEAVERTON
                   STATE/ZIP : OR  97007
    MORTGAGE AMOUNT :   270,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    270,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,796.32  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 71.05263
    ----------------------------------------------------------------------------
0   0070563812     MORTGAGORS: CHANG                JIN

    REGION CODE    ADDRESS   : 7 NORTH RIDGE RD
        01         CITY      :    POMONA
                   STATE/ZIP : NY  10970
    MORTGAGE AMOUNT :   348,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    348,700.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,349.26  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 74.98925
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   2,218,700.00
                               P & I AMT:     15,337.40  UPB AMT:   2,218,700.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          416
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070564265     MORTGAGORS: MERRILL              GILBERT
                               MERRILL              LORNA
    REGION CODE    ADDRESS   : 830 RIDGE DRIVE
        01         CITY      :    CONCORD
                   STATE/ZIP : CA  94518
    MORTGAGE AMOUNT :   328,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,265.41  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 64.31373
    ----------------------------------------------------------------------------
0   0070564331     MORTGAGORS: COTE                 CHRIS
                               COTE                 DIANE
    REGION CODE    ADDRESS   : 338 BEIRUT AVENUE
        01         CITY      :    PACIFIC PAL
                   STATE/ZIP : CA  90272
    MORTGAGE AMOUNT :   365,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    365,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,367.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 69.92337
    ----------------------------------------------------------------------------
0   0070567912     MORTGAGORS: LEIGHTON             JAMES
                               LEIGHTON             ADRIAN
    REGION CODE    ADDRESS   : 8 VILLAGE VIEW ROAD
        01         CITY      :    WESTFORD
                   STATE/ZIP : MA  01886
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,953.78  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 79.45205
    ----------------------------------------------------------------------------
0   0070569090     MORTGAGORS: JENCO                SALVATORE

    REGION CODE    ADDRESS   : 853 NORTH GENESEE AVENUE
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90046
    MORTGAGE AMOUNT :   315,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    315,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,122.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 72.41379
    ----------------------------------------------------------------------------
0   0070571518     MORTGAGORS: ZAMORA               NICK
                               ZAMORA               BONNIE
    REGION CODE    ADDRESS   : 17822 WHITFORD LANE
        01         CITY      :    HUNTINGTON
                   STATE/ZIP : CA  92649
    MORTGAGE AMOUNT :   420,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    420,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,689.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.62500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,718,000.00
                               P & I AMT:     11,398.09  UPB AMT:   1,718,000.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          417
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070571914     MORTGAGORS: GILDEA               PATRICK
                               GILDEA               AUDREY
    REGION CODE    ADDRESS   : 9622 OLYMPIC DRIVE
        01         CITY      :    HUNTINGTON
                   STATE/ZIP : CA  92646
    MORTGAGE AMOUNT :   261,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    261,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,802.66  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.09091
    ----------------------------------------------------------------------------
0   0070576939     MORTGAGORS: HILL                 JAMES
                               HILL                 DOLORES
    REGION CODE    ADDRESS   : 13874 JAMUL DRIVE
        01         CITY      :    JAMUL
                   STATE/ZIP : CA  91935
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    251,812.98  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,762.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0070577812     MORTGAGORS: LYNCH                WILLIAM
                               SILLMAN              CATHERINE
    REGION CODE    ADDRESS   : 20203 SKYLINE BOULEVARD
        01         CITY      :    WOODSIDE
                   STATE/ZIP : CA  94062
    MORTGAGE AMOUNT :   475,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    475,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,080.84  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 70.89552
    ----------------------------------------------------------------------------
0   0070579883     MORTGAGORS: DAY                  STEPHEN
                               DAY                  MARSHA
    REGION CODE    ADDRESS   : 5812 WEST 75TH STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90045
    MORTGAGE AMOUNT :   468,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    468,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,074.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0070580139     MORTGAGORS: HAVERLAND            JAMES
                               HAVERLAND            JUDITH
    REGION CODE    ADDRESS   : 604 MASSACHUSETTS AVE
        01         CITY      :    BOSTON
                   STATE/ZIP : MA  02114
    MORTGAGE AMOUNT :   260,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    260,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,863.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.75000  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,716,100.00
                               P & I AMT:     11,583.34  UPB AMT:   1,715,912.98
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          418
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070582150     MORTGAGORS: O'BERRY              KENNETH
                               O'BERRY              KRISTEN
    REGION CODE    ADDRESS   : 32567 CARMEL WAY
        01         CITY      :    UNION CITY
                   STATE/ZIP : CA  94587
    MORTGAGE AMOUNT :   395,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    395,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,728.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.98704
    ----------------------------------------------------------------------------
0   0070582176     MORTGAGORS: SHEDD                STEVEN
                               SHEDD                TERRI
    REGION CODE    ADDRESS   : 18 CEDAR RIDGE
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92612
    MORTGAGE AMOUNT :   527,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    527,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,684.86  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 65.06173
    ----------------------------------------------------------------------------
0   0070586417     MORTGAGORS: HSU                  WALTER
                               MALIG                ELIZABETH
    REGION CODE    ADDRESS   : 16801 NE 176TH STREET
        01         CITY      :    WOODINVILLE
                   STATE/ZIP : WA  98072
    MORTGAGE AMOUNT :   273,600.00  OPTION TO CONVERT :
    UNPAID BALANCE :    273,600.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,797.36  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 90.00000
    ----------------------------------------------------------------------------
0   0070588454     MORTGAGORS: SWEENEY              KEVIN
                               SWEENEY              L
    REGION CODE    ADDRESS   : 2628 58TH STREET SOUTHWEST
        01         CITY      :    EVERETT
                   STATE/ZIP : WA  98203
    MORTGAGE AMOUNT :   308,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,075.05  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 78.97436
    ----------------------------------------------------------------------------
0   0070589494     MORTGAGORS: A FREITAS            MARIE

    REGION CODE    ADDRESS   : 223 CONEFLOWER ST
        01         CITY      :    ENCINITAS
                   STATE/ZIP : CA  92024
    MORTGAGE AMOUNT :   153,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    153,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,005.10  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 85.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,656,700.00
                               P & I AMT:     11,291.23  UPB AMT:   1,656,700.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          419
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070590187     MORTGAGORS: COOKS                CLIFFORD
                               COOKS                DAVITA
    REGION CODE    ADDRESS   : 7907 GREENEBROOK COURT
        01         CITY      :    FAIRFAX STA
                   STATE/ZIP : VA  22039
    MORTGAGE AMOUNT :   361,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    361,700.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,672.93  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/24
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 84.11628
    ----------------------------------------------------------------------------
0   0070590567     MORTGAGORS: HENRICH              WILLIAM
                               HENRICH              ROSEMARY
    REGION CODE    ADDRESS   : 5958 CORTE PLAYA PACIFICA
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92124
    MORTGAGE AMOUNT :   252,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    252,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,676.56  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0070592639     MORTGAGORS: SHAW                 BRENT

    REGION CODE    ADDRESS   : 1301 AMBERDALE COURT
        01         CITY      :    ANTIOCH
                   STATE/ZIP : CA  94509
    MORTGAGE AMOUNT :   310,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    310,263.73  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,144.55  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   12/01/28
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0070594486     MORTGAGORS: FINCHER              THOMAS
                               FINCHER              JUDITH
    REGION CODE    ADDRESS   : 17225 WHIRLWIND LANE
        01         CITY      :    RAMONA
                   STATE/ZIP : CA  92065
    MORTGAGE AMOUNT :   266,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    266,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,747.43  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.87988
    ----------------------------------------------------------------------------
0   0070595418     MORTGAGORS: LUCENTE              STEVEN
                               LUCENTE              LORI
    REGION CODE    ADDRESS   : 3223 NE KLICKITAT
        01         CITY      :    PORTLAND
                   STATE/ZIP : OR  97212
    MORTGAGE AMOUNT :   246,700.00  OPTION TO CONVERT :
    UNPAID BALANCE :    246,700.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,641.30  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 79.83819
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,436,900.00
                               P & I AMT:      9,882.77  UPB AMT:   1,436,663.73
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          420
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070596523     MORTGAGORS: WINTER               JAMES
                               WINTER               DIAN
    REGION CODE    ADDRESS   : 7045 PARTRIDGE PLACE
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92009
    MORTGAGE AMOUNT :   356,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    356,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,398.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0070597836     MORTGAGORS: THOMPSON             GREGORY
                               THOMPSON             M
    REGION CODE    ADDRESS   : 4332 SECOND STREET
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   312,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    312,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,075.74  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 78.00000
    ----------------------------------------------------------------------------
0   0070599857     MORTGAGORS: MCGUINNESS           MICHAEL
                               MCGUINNESS           RUANN
    REGION CODE    ADDRESS   : 2943 SAINT GREGORY ROAD
        01         CITY      :    GLENDALE
                   STATE/ZIP : CA  91206
    MORTGAGE AMOUNT :   286,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    286,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,975.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 79.44444
    ----------------------------------------------------------------------------
0   0070602255     MORTGAGORS: NOBLE                MICHAEL
                               NOBLE                MAUREEN
    REGION CODE    ADDRESS   : 4112 RAINWOOD AVENUE
        01         CITY      :    YORBA LINDA
                   STATE/ZIP : CA  92886
    MORTGAGE AMOUNT :   365,100.00  OPTION TO CONVERT :
    UNPAID BALANCE :    365,100.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,429.02  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 78.51613
    ----------------------------------------------------------------------------
0   0070605860     MORTGAGORS: WOON                 RICHARD
                               WOON                 JACQUELINE
    REGION CODE    ADDRESS   : 994 JUNIPERO SERRA BLVD
        01         CITY      :    SAN FRANCIS
                   STATE/ZIP : CA  94132
    MORTGAGE AMOUNT :   320,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    320,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,155.90  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,639,100.00
                               P & I AMT:     11,034.43  UPB AMT:   1,639,100.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          421
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070606306     MORTGAGORS: PRATT                STEVEN
                               PRATT                KATHERINE
    REGION CODE    ADDRESS   : 2026 VIA VINA
        01         CITY      :    SAN CLEMENT
                   STATE/ZIP : CA  92673
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,123.38  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0070606397     MORTGAGORS: BOVENIZER            BRIAN
                               BOVENIZER            CATHERINE
    REGION CODE    ADDRESS   : 1218 JILLIAN COURT
        01         CITY      :    WALNUT CREE
                   STATE/ZIP : CA  94598
    MORTGAGE AMOUNT :   269,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    269,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,950.44  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.87500  PRODUCT CODE      :   002
    LTV :                 79.11765
    ----------------------------------------------------------------------------
0   0070610092     MORTGAGORS: SWEENEY              JOHN
                               MOSTACCIO SW         SANDRA
    REGION CODE    ADDRESS   : 462 GLENRIDGE ROAD
        01         CITY      :    KEY BISCAYN
                   STATE/ZIP : FL  33149
    MORTGAGE AMOUNT :   300,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    300,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,970.79  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 75.00000
    ----------------------------------------------------------------------------
0   0070610324     MORTGAGORS: BRUSS                JEFFERY
                               BRUSS                SANDRA
    REGION CODE    ADDRESS   : 10 RAINSTAR
        01         CITY      :    IRVINE
                   STATE/ZIP : CA  92614
    MORTGAGE AMOUNT :   405,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    405,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,831.82  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.50000  PRODUCT CODE      :   002
    LTV :                 77.14286
    ----------------------------------------------------------------------------
0   0070612338     MORTGAGORS: PENNY                STEPHEN
                               PENNY                DEBORAH
    REGION CODE    ADDRESS   : 23271 CHERVIL COURT
        01         CITY      :    VALENCIA
                   STATE/ZIP : CA  91354
    MORTGAGE AMOUNT :   292,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    292,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,991.95  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 73.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,566,000.00
                               P & I AMT:     10,868.38  UPB AMT:   1,566,000.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          422
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070612403     MORTGAGORS: CONDIE               GARY
                               CONDIE               MYRNA
    REGION CODE    ADDRESS   : 25726 NORTH HOOD WAY
        01         CITY      :    STEVENSON R
                   STATE/ZIP : CA  91381
    MORTGAGE AMOUNT :   308,300.00  OPTION TO CONVERT :
    UNPAID BALANCE :    308,300.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,025.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.99190
    ----------------------------------------------------------------------------
0   0070613880     MORTGAGORS: VOIGT                GILBERT
                               VOIGT                VIRGINIA
    REGION CODE    ADDRESS   : 44939 SW KNIGHT ROAD
        01         CITY      :    GASTON
                   STATE/ZIP : OR  97119
    MORTGAGE AMOUNT :   268,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    268,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,783.01  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0070616586     MORTGAGORS: MARLEY               JEFFREY
                               MARLEY               LAURA
    REGION CODE    ADDRESS   : 1045 SUNSET DRIVE
        01         CITY      :    SAN CARLOS
                   STATE/ZIP : CA  94070
    MORTGAGE AMOUNT :   397,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    397,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,741.98  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 74.90566
    ----------------------------------------------------------------------------
0   0070617238     MORTGAGORS: ZANDI                HOSSEIN
                               ZANDI                SHALLA
    REGION CODE    ADDRESS   : 6970 EAST AVENIDA DE
        01         CITY      :    ANAHEIM
                   STATE/ZIP : CA  92807
    MORTGAGE AMOUNT :   700,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    700,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     4,598.50  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   015
    LTV :                 58.33333
    ----------------------------------------------------------------------------
0   0070617881     MORTGAGORS: SALISBURY            HENRY
                               SALISBURY            ROBYN
    REGION CODE    ADDRESS   : 11025 SW ESQUILINE CIRCUS
        01         CITY      :    PORTLAND
                   STATE/ZIP : OR  97219
    MORTGAGE AMOUNT :   305,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    305,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,058.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.12500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.12500  PRODUCT CODE      :   002
    LTV :                 31.82292
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,978,800.00
                               P & I AMT:     13,207.01  UPB AMT:   1,978,800.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          423
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070619929     MORTGAGORS: RUGEE                KEVIN
                               RUGEE                GAIL
    REGION CODE    ADDRESS   : 6120 LAPORT STREET
        01         CITY      :    LA MESA
                   STATE/ZIP : CA  91942
    MORTGAGE AMOUNT :   328,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    328,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,182.19  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0070620992     MORTGAGORS: SULLIVAN             PATRICK
                               ZAPPETTI             DAWN
    REGION CODE    ADDRESS   : 130 OLD FARM ROAD
        01         CITY      :    SAGAPONACK
                   STATE/ZIP : NY  11962
    MORTGAGE AMOUNT :   375,200.00  OPTION TO CONVERT :
    UNPAID BALANCE :    375,200.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,496.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0070621040     MORTGAGORS: SMITH                JAMES
                               ALLISON              BROOKE
    REGION CODE    ADDRESS   : 5400 VAL VERDE ROAD
        01         CITY      :    LOOMIS
                   STATE/ZIP : CA  95650
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    400,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,627.72  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0070621495     MORTGAGORS: SINGLETON            OZELLA

    REGION CODE    ADDRESS   : 2317 WEST 74TH STREET
        01         CITY      :    LOS ANGELES
                   STATE/ZIP : CA  90043
    MORTGAGE AMOUNT :    94,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :     94,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :       665.33  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.62500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.62500  PRODUCT CODE      :   002
    LTV :                 66.19718
    ----------------------------------------------------------------------------
0   0070621834     MORTGAGORS: HEWITT               GREG
                               HILL                 DARLENE
    REGION CODE    ADDRESS   : 3495 CHARTER OAK DRIVE
        01         CITY      :    CARLSBAD
                   STATE/ZIP : CA  92008
    MORTGAGE AMOUNT :   290,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    290,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,978.31  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 69.04762
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,487,200.00
                               P & I AMT:      9,949.76  UPB AMT:   1,487,200.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          424
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070622519     MORTGAGORS: SIEFERT              JOHN
                               SIEFERT              ANN
    REGION CODE    ADDRESS   : 827 J. AVENUE
        01         CITY      :    CORONADO
                   STATE/ZIP : CA  92118
    MORTGAGE AMOUNT :   510,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    510,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,393.04  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 61.81818
    ----------------------------------------------------------------------------
0   0070622915     MORTGAGORS: GALLAGHER            GARY
                               GALLAGHER            FAYE
    REGION CODE    ADDRESS   : 9515 31ST AVENUE NW
        01         CITY      :    SEATTLE
                   STATE/ZIP : WA  98117
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    400,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,661.21  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 89.88764
    ----------------------------------------------------------------------------
0   0070623327     MORTGAGORS: BRADSHAW             RONALD

    REGION CODE    ADDRESS   : 3285 OCEAN FRONT WALK
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92109
    MORTGAGE AMOUNT :   288,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    288,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,916.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0070623335     MORTGAGORS: COLARUSSO            JOSEPH
                               COLARUSSO            KATHLEEN
    REGION CODE    ADDRESS   : 4221 VIA MAR DE DELFINAS
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   399,900.00  OPTION TO CONVERT :
    UNPAID BALANCE :    399,900.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,627.06  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 79.99600
    ----------------------------------------------------------------------------
0   0070624093     MORTGAGORS: SMITH                MICHAEL
                               ABLER                MICHAEL
    REGION CODE    ADDRESS   : 1384 MARTIN AVENUE
        01         CITY      :    SAN JOSE
                   STATE/ZIP : CA  95126
    MORTGAGE AMOUNT :   400,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    400,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,594.39  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.75000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.75000  PRODUCT CODE      :   002
    LTV :                 72.72727
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,997,900.00
                               P & I AMT:     13,191.77  UPB AMT:   1,997,900.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          425
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070626155     MORTGAGORS: HELMBRECHT           DIANA

    REGION CODE    ADDRESS   : 4886 ALBERSON COURT
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92130
    MORTGAGE AMOUNT :   502,500.00  OPTION TO CONVERT :
    UNPAID BALANCE :    502,500.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     3,301.07  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 70.27972
    ----------------------------------------------------------------------------
0   0070630900     MORTGAGORS: PADMANABHAN          PRASAD
                               PRASAD               PANNAGA
    REGION CODE    ADDRESS   : 12107 MIL PITRERO ROAD
        01         CITY      :    SAN DIEGO
                   STATE/ZIP : CA  92128
    MORTGAGE AMOUNT :   296,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    296,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,944.51  OUTSIDE CONV DATE :
    LIFETIME RATE   :      6.87500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      6.87500  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0070632070     MORTGAGORS: CANDELARIO           RANDOLPH
                               CANDELARIO           TAMMIE
    REGION CODE    ADDRESS   : 2714 CORTE PONDEROSA
        01         CITY      :    PLEASANTON
                   STATE/ZIP : CA  94566
    MORTGAGE AMOUNT :   347,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    347,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,396.64  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.37500  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.37500  PRODUCT CODE      :   002
    LTV :                 77.11111
    ----------------------------------------------------------------------------
0   0070632336     MORTGAGORS: STOUGHTON            JULIANNE
                               NAWROCKI             MARK
    REGION CODE    ADDRESS   : 15 POWERS AVENUE
        01         CITY      :    ANDOVER
                   STATE/ZIP : MA  01810
    MORTGAGE AMOUNT :   432,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    432,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,947.00  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 78.54545
    ----------------------------------------------------------------------------
0   0070634621     MORTGAGORS: LACEFIELD            JOHN
                               LACEFIELD            PATRICIA
    REGION CODE    ADDRESS   : 28526 VIA REGGIO
        01         CITY      :    LAGUNA NIGU
                   STATE/ZIP : CA  92677
    MORTGAGE AMOUNT :   264,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    264,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     1,756.40  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    5     LOAN AMT:   1,841,500.00
                               P & I AMT:     12,345.62  UPB AMT:   1,841,500.00
1
    GE CAPITAL MORTGAGE SERVICES, INC.                     EXHIBIT C
    ISSUE DATE: 01/01/99
    P.O. BOX 5260              TMS AG0004990130  00 01 03
                                PAGE:          426
    CHERRY HILL, N.J. 08034

    (800) 257-7818

0   ----------------------------------------------------------------------------
0   0070635883     MORTGAGORS: MCKITTRICK           JOANNA

    REGION CODE    ADDRESS   : 6449 DOWLING DRIVE
        01         CITY      :    LA JOLLA
                   STATE/ZIP : CA  92037
    MORTGAGE AMOUNT :   302,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    302,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,011.87  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.00000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.00000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0070641469     MORTGAGORS: SCHREIBER            MOSHE
                               SCHREIBER            DALIA
    REGION CODE    ADDRESS   : 88 BEALS STREET  #1
        01         CITY      :    BROOKLINE
                   STATE/ZIP : MA  02146
    MORTGAGE AMOUNT :   350,400.00  OPTION TO CONVERT :
    UNPAID BALANCE :    350,400.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,390.35  OUTSIDE CONV DATE :
    LIFETIME RATE   :      7.25000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      7.25000  PRODUCT CODE      :   002
    LTV :                 80.00000
    ----------------------------------------------------------------------------
0   0070645411     MORTGAGORS: LEONARDIS            MARY
                               LEONARDIS            STEVEN
    REGION CODE    ADDRESS   : 1140 DERBYSHIRE DRIVE
        01         CITY      :    CUPERTINO
                   STATE/ZIP : CA  95014
    MORTGAGE AMOUNT :   284,000.00  OPTION TO CONVERT :
    UNPAID BALANCE :    284,000.00  ANNUAL RATE ADJUST:
    MONTHLY P&I     :     2,183.71  OUTSIDE CONV DATE :
    LIFETIME RATE   :      8.50000  MATURITY DATE     :   01/01/29
    CURRENT INT RATE:      8.50000  PRODUCT CODE      :   002
    LTV :                 53.58491
    ----------------------------------------------------------------------------
-   **** PAGE TOTALS *****     NUM OF LOANS:    3     LOAN AMT:     936,800.00
                               P & I AMT:      6,585.93  UPB AMT:     936,800.00
0                   TOTAL      NUM OF LOANS: 2128     LOAN AMT: 706,934,447.73
                               P & I AMT:  4,809,123.66  UPB AMT: 704,839,385.99

                                    EXHIBIT D

                         FORM OF SERVICER'S CERTIFICATE

                       ----------------,  ------
                             (month)      (year)

                       GE CAPITAL MORTGAGE SERVICES, INC.
                  REMIC Multi-Class Pass-Through Certificates,
                                  Series 1999-1


     Pursuant to the Pooling and Servicing Agreement dated as of January 1, 1999 (the "Agreement") between GE Capital Mortgage Services, Inc. (the "Company"), and State Street Bank and Trust Company (the "Trustee"), governing the Certificates referred to above, the Company hereby certifies to the Trustee:

     With respect to the Agreement and as of the Determination Date for this month:

      Mortgage Loan Information:

      (1)      Aggregate Scheduled Monthly Payments:
               (a)      Principal                                                             $________
               (b)      Interest                                                              $________
               (c)      Total                                                                 $________

      (2)      Aggregate Monthly Payments received and Monthly
               Advances made this Month:
               (a)      Principal                                                             $________
               (b)      Interest                                                              $________
               (c)      Total                                                                 $________

      (3)      Aggregate Principal Prepayments in part received and
               applied in the applicable Prepayment Period:
               (a)      Principal                                                             $________
               (b)      Interest                                                              $________
               (c)      Total                                                                 $________

      (4)      Aggregate Principal Prepayments in full received in
               the applicable Prepayment Period:
               (a)      Principal                                                             $________
               (b)      Interest                                                              $________
               (c)      Total                                                                 $________

      (5)      Aggregate Insurance Proceeds (including purchases
               of Mortgage Loans by primary mortgage insurers) for
               prior month:
               (a)      Principal                                                             $________
               (b)      Interest                                                              $________
               (c)      Total                                                                 $________

      (6) Aggregate Liquidation Proceeds for prior month:
               (a)      Principal                                                             $________
               (b)      Interest                                                              $________
               (c)      Total                                                                 $________

      (7)      Aggregate Purchase Prices for Defaulted and
               Modified Mortgage Loans:
               (a)      Principal                                                             $________
               (b)      Interest                                                              $________
               (c)      Total                                                                 $________

      (8)      Aggregate Purchase Prices (and substitution
               adjustments) for Defective Mortgage Loans:
               (a)      Principal                                                             $________
               (b)      Interest                                                              $________
               (c)      Total                                                                 $________

      (9)      Pool Scheduled Principal Balance:                                              $________

      (10)     Available Funds:                                                               $________

      (11)     Realized Losses for prior month:                                               $________

      (12)     Aggregate Realized Losses and Debt Service
               Reductions:
               (a)      Deficient Valuations                                                  $________
               (b)      Special Hazard Losses                                                 $________
               (c)      Fraud Losses                                                          $________
               (d)      Excess Bankruptcy Losses                                              $________
               (e)      Excess Special Hazard Losses                                          $________
               (f)      Excess Fraud Losses                                                   $________
               (g)      Debt Service Reductions                                               $________

      (13)     Compensating Interest Payment:                                                 $________

      (14)     Accrued Certificate Interest, Unpaid Class Interest
               Shortfalls and Pay-out Rate:

               Class A1                  $__________                $__________               ____%
               Class A2                  $__________                $__________               ____%
               Class A3                  $__________                $__________               ____%
               Class A4                  $__________                $__________               ____%
               Class A5                  $__________                $__________               ____%
               Class A6                  $__________                $__________               ____%
               Class A7                  $__________                $__________               ____%
               Class A8                  $__________                $__________               ____%
               Class A9                  $__________                $__________               ____%
               Class A10                 $__________                $__________               ____%
               Class A11                 $__________                $__________               ____%
               Class A12                 $__________                $__________               ____%
               Class A13                 $__________                $__________               ____%
               Class A14                 $__________                $__________               ____%
               Class A15                 $__________                $__________               ____%
               Class M                   $__________                $__________               ____%
               Class B1                  $__________                $__________               ____%
               Class B2                  $__________                $__________               ____%
               Class B3                  $__________                $__________               ____%
               Class B4                  $__________                $__________               ____%
               Class B5                  $__________                $__________               ____%
               Class R                   $__________                $__________               ____%

      (15)     Accrual amount:

               N/A

      (16)     Principal distributable:

               Class A1                  $__________
               Class A2                  $__________
               Class A3                  $__________
               Class A4                  $__________
               Class A5                  $__________
               Class A6                  $__________
               Class A7                  $__________
               Class A8                  $__________
               Class A9                  $__________
               Class A10                 $__________
               Class A11                 $__________
               Class A12                 $__________
               Class A13                 $__________
               Class A14                 $__________
               Class A15                 $__________
               Class PO                  $__________
               Class M                   $__________
               Class B1                  $__________
               Class B2                  $__________
               Class B3                  $__________
               Class B4                  $__________
               Class B5                  $__________
               Class R                   $__________

      (17) Additional distributions to the Class R Certificate pursuant to Section 4.01(b):

               Class   R                 $__________

      (18)     Distributions Allocable to Unanticipated Recoveries:

               Class A1                  $__________
               Class A2                  $__________
               Class A3                  $__________
               Class A4                  $__________
               Class A5                  $__________
               Class A6                  $__________
               Class A7                  $__________
               Class A8                  $__________
               Class A9                  $__________
               Class A10                 $__________
               Class A11                 $__________
               Class A12                 $__________
               Class A13                 $__________
               Class A14                 $__________
               Class A15                 $__________
               Class PO                  $__________
               Class M                   $__________
               Class B1                  $__________
               Class B2                  $__________
               Class B3                  $__________
               Class B4                  $___________
               Class B5                  $__________
               Class R                   $__________

         B.       Other Amounts:

1. Senior Percentage for such Distribution Date: _____________%

2. Senior Prepayment Percentage for such Distribution Date: _____________%

3. Junior Percentage for such Distribution Date: _____________%

4. Junior Prepayment Percentage for such Distribution Date: _____________%

5. Group II Senior Percentage for such Distribution Date: _____________%

6. Group II Senior Prepayment Distribution Percentage for such Distribution
Date: _____________%

7. Subordinate Certificate Writedown Amount for such Distribution Date:
$_____________

8. Prepayment Distribution Triggers satisfied:

                  Yes               No
    Class B1     _____            _____
    Class B2     _____            _____
    Class B3     _____            _____
    Class B4     _____            _____
    Class B5     _____            _____

9.       Base Servicing Fee                                        $___________

         Supplemental Servicing Fee:                               $___________

     Capitalized terms used in this Certificate shall have the same meanings as in the Agreement.

                                    EXHIBIT E

              FORM OF TRANSFER CERTIFICATE AS TO ERISA MATTERS FOR
                    DEFINITIVE ERISA-RESTRICTED CERTIFICATES



State Street Bank and Trust Company
Corporate Trust Department
225 Franklin Street
Boston, Massachusetts   02110


[NAME OF OFFICER] ______________________ hereby certifies that:

     1. That he [she] is [title of officer] ___________________________________
of [name of Investor] _______________________________________ (the "Investor"),
a __________ ______________________ [description of type of entity] duly organized and existing under the laws of the [State of ____________] [United States], on behalf of which he [she] makes this affidavit.

     2. The Investor (i) is not, and on ________________ [insert date of transfer of Certificate to Investor] will not be, and on such date will not be investing the funds of, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Code or (ii) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemptions") apply to the Investor's acquisition and holding or any ERISA-Restricted Certificate.

     3. The Investor hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") between State Street Bank and Trust Company, as Trustee and GE Capital Mortgage Services, Inc., dated as of January 1, 1999, no transfer of any ERISA-Restricted Certificate shall be permitted to be made to any person unless the Trustee has received (i) a certificate from such transferee to the effect that (x) such transferee is not an employee benefit plan subject to ERISA or a plan subject to Section 4975 of the Code (a "Plan") and is not using the assets of any such employee benefit or other plan to acquire any such Certificate or (y) such transferee is an insurance company investing assets of its general account and the Exemptions apply to such transferee's acquisition and holding of any such Certificate or (ii) an opinion of counsel satisfactory to the Trustee to the effect that the purchase and holding of any such Certificate will not constitute or result in the assets of the Trust Fund created by the Agreement being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement (provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of any such Certificate by a Plan or a Person that is purchasing or holding any such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code).

     [4. The ERISA-Restricted Certificates shall be registered in the name of ______________________________________________ as nominee for the Investor.]


IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] __________________ and its corporate seal to be hereunder attached, attested by its [Assistant] Secretary, this ____ day of _________, 199_.



                                ---------------------------------------
                                [name of Investor]


                                By:____________________________________
                                     Name:
                                     Title:


     The undersigned hereby acknowledges that it is holding and will hold the ERISA-Restricted Certificates at the exclusive direction of and as nominee of the Investor named above.


-------------------------------
[name of nominee]


By:____________________________
     Name:
     Title:

                                    EXHIBIT F

                FORM OF RESIDUAL CERTIFICATE TRANSFEREE AFFIDAVIT



STATE OF                   )
                           ) ss.:
COUNTY OF                  )

[NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

     1. That he [she] is [title of officer] ________________________ of [name of Purchaser] _________________________________________ (the "Purchaser"), a
_________________ ____________________ [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

     2. That the Purchaser's Taxpayer Identification Number is [ ].

     3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code") and will not be a "disqualified organization" as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined below) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. As used herein, "Residual Certificate" means any Certificate designated as a "Class R Certificate" of GE Capital Mortgage Services, Inc.'s REMIC Multi-Class Pass-Through Certificates, Series 1999-1.

     4. That the Purchaser is not, and on __________ [insert date of transfer of Residual Certificate to Purchaser] will not be, and is not and on such date will not be investing the assets of, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan subject to Code Section 4975 or a person or entity that is using the assets of any employee benefit plan or other plan to acquire a Residual Certificate.

     5. That the Purchaser hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") between State Street Bank and Trust Company, as Trustee, and GE Capital Mortgage Services, Inc., dated as of January 1, 1999, no transfer of the Residual Certificates shall be permitted to be made to any person unless the Trustee has received a certificate from such transferee to the effect that such transferee is not an employee benefit plan subject to ERISA or a plan subject to Section 4975 of the Code and is not using the assets of any employee benefit plan or other plan to acquire Residual Certificates.

     6. That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a "Book-Entry Nominee").

     7. That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate.

     8. That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Trustee a written statement substantially in the form of Exhibit G to the Agreement.

     9. That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

     10. That the Purchaser (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes. "Non-U.S. Person" means an individual, corporation, partnership or other person other than
(i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

     11. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a "disqualified organization," an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

     12. That the Purchaser consents to the designation of the Company as its agent to act as "tax matters person" of the Trust Fund, pursuant to the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________, 19__.



                                            ---------------------------------
                                            [name of Purchaser]


                                            By:______________________________
                                               Name:
                                               Title:

Personally appeared before me the above-named [name of officer]
________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

Subscribed and sworn before me this _____ day of __________, 19__.

NOTARY PUBLIC

------------------------------

COUNTY OF_____________________

STATE OF______________________

My commission expires the _____ day of __________, 19__.

                                    EXHIBIT G

                [LETTER FROM TRANSFEROR OF RESIDUAL CERTIFICATE]

                               -------------------
                                      Date

State Street Bank and Trust Company
Corporate Trust Department
225 Franklin Street
8th Floor
Boston, Massachusetts   02110

     Re:      GE Capital Mortgage Services, Inc.
              REMIC Multi-Class Pass-Through
              Certificates, Series 1999-1

Ladies and Gentlemen:

     _______________________ (the "Transferor") has reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

                                     Very truly yours,


                                     -------------------------------
                                     Name:
                                     Title:

                                   EXHIBIT H

                        ADDITIONAL SERVICER COMPENSATION



QUALIFIED ADMINISTRATIVE EXPENSES
(Conventional, Non-Conforming Loans)

Assumption Fees                                      $550 - $800

Late Charges                                         Per Loan Documents

Appraisal/Inspection Fees                            Reasonable and Customary Charges

Partial Release Fees                                 $300

Easements                                            $150

Insufficient Funds Charges                           $15

Document Requests (copies of loan file
documents, additional pay-off quotations,
amortization schedules, payment histories)           $0

Modification Fees                                    Reasonable and Customary Charges

                                    EXHIBIT I

                          FORM OF INVESTMENT LETTER FOR
                       DEFINITIVE RESTRICTED CERTIFICATES



                              ---------------------
                                      Date

State Street Bank and Trust Company
Corporate Trust Department
225 Franklin Street
8th Floor
Boston, Massachusetts   02110

     Re:      GE Capital Mortgage Services, Inc.
              REMIC Multi-Class Pass Through
              Certificates, Series 1999-1

Ladies and Gentlemen:

     1. The undersigned, a [title of officer] _______________ of [name of Investor] _________________________________________ (the "Investor"), a
______________ ___________________ [description of type of entity] duly organized and existing under the laws of the [State of __________________] [United States], hereby certifies as follows:

     2. The Investor hereby acknowledges that under the terms of the Pooling and Servicing Agreement between State Street Bank and Trust Company, as Trustee, and GE Capital Mortgage Services, Inc. (the "Company"), dated as of January 1, 1999 (the "Agreement"), no transfer of a Restricted Certificate may be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws, or is made in accordance with the Securities Act and such laws.

     3. The Investor understands that (a) the Restricted Certificates have not been and will not be registered or qualified under the Securities Act, or the securities laws of any state, (b) neither the Company nor the Trustee is required, and neither intends, to so register or qualify the Restricted Certificates, (c) the Restricted Certificates cannot be resold unless (i) they are registered and qualified under the Securities Act and the applicable state securities laws or (ii) such sale is exempt from the requirements of the Securities Act, (d) the Agreement contains restrictions regarding the transfer of the Restricted Certificates and (e) the Restricted Certificates will bear a legend to the foregoing effect.

     4. The Investor is acquiring the Restricted Certificates for its own account for investment only and not with a view to or for sale or other transfer in connection with any distribution of the Restricted Certificates in any manner that would violate the Securities Act or any applicable state securities laws.

     5. The Investor (a) is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Restricted Certificates, such that it is capable of evaluating the merits and risks of investment in the Restricted Certificates, (b) is able to bear the economic risks of such an investment and (c) is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) promulgated pursuant to the Securities Act.

     6. The Investor will not authorize nor has it authorized any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Restricted Certificate, any interest in any Restricted Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Restricted Certificate, any interest in any Restricted Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Restricted Certificate, any interest in any Restricted Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, or (e) take any other action that would constitute a distribution of any Restricted Certificate under the Securities Act, that would render the disposition of any Restricted Certificate a violation of Section 5 of the Securities Act or any state securities law, or that could require registration or qualification pursuant thereto. Neither the Investor nor anyone acting on its behalf has offered the Restricted Certificates for sale or made any general solicitation by means of general advertising or in any other manner with respect to the Restricted Certificates. The Investor will not sell or otherwise transfer any of the Restricted Certificates, except in compliance with the provisions of the Agreement.

     7. If an Investor in a Restricted Certificate sells or otherwise transfers any such Certificate to a transferee other than a "qualified institutional buyer" under Rule 144A of the Securities Act, such Investor will obtain (a) from any subsequent purchaser the same certifications, representations, warranties and covenants contained in the foregoing paragraphs and in this paragraph or (b) an opinion of counsel in form and substance satisfactory to the Trustee pursuant to the Agreement.

     8. The Investor hereby indemnifies the Trustee and the Company against any liability that may result if the Investor's transfer of a Restricted Certificate (or any portion thereof) is not exempt from the registration requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws. Such indemnification of the Trustee and the Company shall survive the termination of the Agreement.

     [9. The Restricted Certificates shall be registered in the name of _____________________________ as nominee for the Investor.]

     IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] _____________ this _____ day of __________, 19__.


                                            ---------------------------------
                                            [name of Investor]


                                            By:______________________________
                                               Name:
                                               Title:


         The undersigned hereby acknowledges that it is holding and will hold the Restricted Certificates at the exclusive direction of and as nominee of the Investor named above.

------------------------------
[name of nominee]


By:__________________________
    Name:
    Title:

                                    EXHIBIT J
                       FORM OF DISTRIBUTION DATE STATEMENT

                            -----------------, ------
                                 (month)       (year)

                       GE CAPITAL MORTGAGE SERVICES, INC.
                  REMIC Multi-Class Pass-Through Certificates,
                                  Series 1999-1

     Pursuant to the Pooling and Servicing Agreement dated as of January 1, 1999 (the "Agreement") between GE Capital Mortgage Services, Inc. (the "Company"), and State Street Bank and Trust Company (the "Trustee"), governing the Certificates referred to above, the Company hereby certifies to the Trustee:

     With respect to the Agreement and as of the Determination Date for this month:

     The amounts below are for a Single Certificate of $1,000:

     (1) Amount of distribution allocable to principal:

         Class A1                                            $__________
         Class A2                                            $__________
         Class A3                                            $__________
         Class A4                                            $__________
         Class A5                                            $__________
         Class A6                                            $__________
         Class A7                                            $__________
         Class A8                                            $__________
         Class A9                                            $__________
         Class A10                                           $__________
         Class A11                                           $__________
         Class A12                                           $__________
         Class A13                                           $__________
         Class A14                                           $__________
         Class A15                                           $__________
         Class PO                                            $__________
         Class M                                             $__________
         Class B1                                            $__________
         Class B2                                            $__________
         Class B3                                            $__________
         Class B4                                            $__________
         Class B5                                            $__________
         Class R                                             $__________

     (2) Aggregate principal prepayments included in distribution:

        Class A1                                            $__________
        Class A2                                            $__________
        Class A3                                            $__________
        Class A4                                            $__________
        Class A5                                            $__________
        Class A6                                            $__________
        Class A7                                            $__________
        Class A8                                            $__________
        Class A9                                            $__________
        Class A10                                           $__________
        Class A11                                           $__________
        Class A12                                           $__________
        Class A13                                           $__________
        Class A14                                           $__________
        Class A15                                           $__________
        Class PO                                            $__________
        Class M                                             $__________
        Class B1                                            $__________
        Class B2                                            $__________
        Class B3                                            $__________
        Class B4                                            $__________
        Class B5                                            $__________
        Class R                                             $__________

     (3) Amount of distribution allocable to interest; Pay-out Rate:

         Class A1        $__________                      ____%
         Class A2        $__________                      ____%
         Class A3        $__________                      ____%
         Class A4        $__________                      ____%
         Class A5        $__________                      ____%
         Class A6        $__________                      ____%
         Class A7        $__________                      ____%
         Class A8        $__________                      ____%
         Class A9        $__________                      ____%
         Class A10       $__________                      ____%
         Class A11       $__________                      ____%
         Class A12       $__________                      ____%
         Class A13       $__________                      ____%
         Class A14       $__________                      ____%
         Class A15       $__________                      ____%
         Class M         $__________                      ____%
         Class B1        $__________                      ____%
         Class B2        $__________                      ____%
         Class B3        $__________                      ____%
         Class B4        $__________                      ____%
         Class B5        $__________                      ____%
         Class R         $__________                      ____%

     (4) Accrual Amount:

         N/A

     (5) Amount of distribution allocable to Unanticipated Recoveries:

         Class A1        $__________                           ____%
         Class A2        $__________                           ____%
         Class A3        $__________                           ____%
         Class A4        $__________                           ____%
         Class A5        $__________                           ____%
         Class A6        $__________                           ____%
         Class A7        $__________                           ____%
         Class A8        $__________                           ____%
         Class A9        $__________                           ____%
         Class A10       $__________                           ____%
         Class A11       $__________                           ____%
         Class A12       $__________                           ____%
         Class A13       $__________                           ____%
         Class A14       $__________                           ____%
         Class A15       $__________                           ____%
         Class PO        $__________                           ____%
         Class M         $__________                           ____%
         Class B1        $__________                           ____%
         Class B2        $__________                           ____%
         Class B3        $__________                           ____%
         Class B4        $__________                           ____%
         Class B5        $__________                           ____%
         Class R         $__________                           ____%

     (6) Servicing Compensation: $__________

     The amounts below are for the aggregate of all Certificates:

     (7) Pool Scheduled Principal Balance; number of Mortgage Loans: $__________
__________

     (8) Class Certificate Principal Balance (or Notional Principal Balance) of each Class; Certificate Principal Balance (or Notional Principal Balance) of Single Certificate of each Class:

                                                            Single
                                                         Certificate
         Class                  Balance                    Balance
         -----                  -------                    -------

     Class A1                $__________                 $__________
     Class A2                $__________                 $__________
     Class A3                $__________                 $__________
     Class A4                $__________                 $__________
     Class A5                $__________                 $__________
     Class A6                $__________                 $__________
     Class A7                $__________                 $__________
     Class A8                $__________                 $__________
     Class A9                $__________                 $__________
     Class A10               $__________                 $__________
     Class A11               $__________                 $__________
     Class A12               $__________                 $__________
     Class A13               $__________                 $__________
     Class A14               $__________                 $__________
     Class A15               $__________                 $__________
     Class PO                $__________                 $__________
     Class M                 $__________                 $__________
     Class B1                $__________                 $__________
     Class B2                $__________                 $__________
     Class B3                $__________                 $__________
     Class B4                $__________                 $__________
     Class B5                $__________                 $__________
     Class R                 $__________                 $__________

     (9) Book value of real estate acquired on behalf of Certificate-holders; number of related Mortgage Loans: $__________ __________

     (10) Aggregate Scheduled Principal Balance and number of delinquent Mortgage Loans:

     30-59 days delinquent               $__________            __________
     60-89 days delinquent               $__________            __________
     90 or more days delinquent          $__________            __________
     In foreclosure                      $__________            __________

     (11) Aggregate Scheduled Principal Balance and number of replaced Mortgage
Loans: $__________ __________

     (12) Aggregate Scheduled Principal Balance and number of modified Mortgage
Loans: $__________ __________

     (13) Senior Percentage for such Distribution Date: __________%

     (14) Senior Prepayment Percentage for such Distribution Date: __________%

     (15) Group II Senior Percentage for such Distribution Date: __________%

     (16) Group II Senior Prepayment Distribution Percentage for such Distribution Date: __________%

     (17) Junior Percentage for such Distribution Date: __________%

     (18) Junior Prepayment Percentage for such Distribution Date: __________%

     Capitalized terms used in this Statement shall have the same meanings as in the Agreement.

                                    EXHIBIT K

                            FORM OF SPECIAL SERVICING
                          AND COLLATERAL FUND AGREEMENT


     This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of ____________________, 199_, between GE Capital Mortgage Services, Inc. (the "Company") and _____________________________ (the
"Purchaser").

                              PRELIMINARY STATEMENT

     ___________________________ or an affiliate thereof is the holder of the entire interest in REMIC Multi-Class Pass-Through Certificates, Series 199_-__, Class B_ (the "Class B_ Certificates"). The Class B_ Certificates were issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of ________ 1, 199_ between the Company (in its capacity as servicer thereunder, the "Servicer") and State Street Bank and Trust Company as Trustee.

     ____________________________ or an affiliate thereof intends to resell all of the Class B_ Certificates directly to the Purchaser on or promptly after the date hereof.

     In connection with such sale, the parties hereto have agreed that the Company, as Servicer, will engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

     [The parties hereto have further agreed that the Purchaser will have no rights, and the Company will have no obligations under this Agreement until the Class Certificate Principal Balance of the REMIC Multi-Class Pass-Through Certificates, Series 199_-__, Class B5 (the "Class B5 Certificates") has been reduced to zero, and any Special Servicing and Collateral Fund Agreement in respect of such Class between the Company and the Purchaser has been terminated.]

     In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser upon the acquisition by the Purchaser of the Class B_ Certificates.

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01. Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Business Day: Any day other than (i) a Saturday or a Sunday of (ii) a day on which banking institutions in New York City or Boston, Massachusetts are required or authorized by law or executive order to be closed.

     Collateral Fund: The fund established and maintained pursuant to Section
3.01 hereof.

     Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) repurchase agreements on obligations specified in clause (i) provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in the highest long-term rating category, (iii) federal funds, certificates of deposit, time deposits and banker's acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in the highest long-term rating category, (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has the highest short term rating of each Rating Agency, and (v) other obligations or securities that are acceptable to each Rating Agency as a Collateral Fund Permitted Investment hereunder and will not, as evidenced in writing, result in a reduction or withdrawal in the then current rating of the Certificates and, for each of the preceding clauses, the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the Business Day preceding the next succeeding Distribution Date.

     Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, the posting, publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above and, upon the consent of the Purchaser which will be deemed given unless expressly withheld within two Business Days of notification, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

     Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

     Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

     Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

     Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustments for all withdrawals and deposits prior to such date pursuant to Section 2.02(e)) and
Section 2.03(b) (after adjustment for all withdrawals and deposits prior to such date pursuant to Section 2.03(c)) and Section 3.02, reduced by all withdrawals therefrom prior to such date pursuant to Section 2.02(g) and Section 2.03(d).

     Section 1.02. Definitions Incorporated by Reference. All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

     Section 2.01. Reports and Notices.

     (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Servicer shall provide to the Purchaser the following notices and reports:

          (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, as Servicer, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Fund the number of Mortgage Loans that are (A) thirty days, (B) sixty days,
     (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

          (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall provide the Purchaser with a notice (sent by facsimile transmission) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from the Company to an attorney requesting the institution of foreclosure or a copy of a request to foreclose received by the Company from the related primary servicer which has been approved by the Company.

     (b) If requested by the Purchaser, the Company shall make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, in writing by facsimile transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a)(i) or (a)(ii) which has been given to the Purchaser, provided, that (1) the Company shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the Company shall respond within five Business Days orally or in writing by facsimile transmission.

     (c) In addition to the foregoing, the Company shall provide to the Purchaser such information as the Purchaser may reasonably request concerning each Mortgage Loan that is at least sixty days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof, provided, that the Company shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential.

     Section 2.02. Purchaser's Election to Delay Foreclosure Proceedings.

     (a) The Purchaser shall be deemed to direct the Company that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under
Section 2.01(a)(ii) subject to extension as set forth in Section 2.02(b), the Company may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Company) or
(ii) with notice to the Purchaser if the Company has reached the terms of a forbearance agreement with the borrower. In such latter case the Company may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of notification.

     (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to delay the Commencement of Foreclosure until such time as the Purchaser determines that the Company may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). The Purchaser shall send a copy of such notice of election to each Rating Agency as soon as practicable thereafter. Such 24-hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure within such 24-hour period; provided, however, that the Purchaser will have at least one Business Day to make such election following its receipt of any requested additional information. Any such additional information shall
(i) not be confidential in nature and (ii) be obtainable by the Company from existing reports, certificates or statements or otherwise be readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor. However, if the Company's normal foreclosure policies include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, and shall provide the Company with a copy of such Current Appraisal.

     (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Trustee, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of
(i) 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), the Purchaser shall remit by wire transfer in advance to the Trustee for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan as the applicable Mortgage Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of (i) the Election to Delay Foreclosure or (ii) the beginning of the related Excess Period, as the case may be.

     (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company or the Trustee may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the Company for all related Monthly Advances and Liquidation Expenses thereafter made by the Company as Servicer in accordance with the Pooling and Servicing Agreement. To the extent that the amount of any such Liquidation Expense is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company or the Trustee may withdraw the additional amount from the Collateral Fund to reimburse the Company. In the event that the Mortgage Loan is brought current by the mortgagor, the amounts so withdrawn from the Collateral Fund shall be redeposited therein as and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement as of the date hereof. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all previous withdrawals and deposits pursuant to this subsection and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

     (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when, following such election, the Purchaser shall notify the Company that it believes that it is appropriate to do so, the Company shall proceed with the Commencement of Foreclosure; provided that, in any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective, unless the Purchaser shall have purchased the related Mortgage Loan promptly following (and in any event not later than the third Business Day after) the end of such 6-month period in the manner provided in the following two sentences, and the Company shall be entitled to proceed with the Commencement of Foreclosure. Any purchase of such Mortgage Loan by the Purchaser pursuant to the preceding sentence shall be at a purchase price equal to the unpaid principal balance of the Mortgage Loan plus accrued interest at the Mortgage Rate from the date last paid by the mortgagor. Such purchase price shall be deposited by the Purchaser into the Collateral Fund in immediately available funds on the Business Day which is the date of purchase and the Purchaser shall instruct the Trustee (with notice to the Company) to withdraw such amount therefrom on such Business Day and remit the same to the Trust Fund for application as Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. Following such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all previous withdrawals and deposits pursuant to this Agreement and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

     (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the Company proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and unreimbursed Monthly Advances related to the extended foreclosure period), and the Company or the Trustee shall withdraw the amount of such excess from the Collateral Fund and shall remit the same to the Trust Fund for application as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all withdrawals and deposits pursuant to subsection (e) and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

     Section 2.03. Purchaser's Election to Commence Foreclosure Proceedings.

     (a) In connection with any Mortgage Loan identified in a report under
Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under Section 2.01(a)(i).

     (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Trustee, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current Scheduled Principal Balance of the Mortgage Loan and three months' interest on the Mortgage Loan at the applicable Mortgage Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all withdrawals and deposits pursuant to subsection (c) below) shall be released to the Purchaser. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the Company shall continue to service the Mortgage Loan in accordance with its customary procedures. In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidation Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection. The Company shall not be required to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company has or expects to have the right under the Pooling and Servicing Agreement to purchase the defaulted Mortgage Loan and intends to exercise such right or (iv) the Company reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and the Company supplies the Purchaser with information supporting such belief) or (v) the same is prohibited by or is otherwise inconsistent with the provisions of the Pooling and Servicing Agreement. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (ii) with notice to the Purchaser if the Company has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of notification.

     (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the Company proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the Scheduled Principal Balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed Monthly Advances and Liquidation Expenses in connection therewith other than those previously paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company or the Trustee shall withdraw the amount of such excess from the Collateral Fund and shall remit the same to the Trust Fund for application as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) above and after reimbursement to the Servicer for all related Monthly Advances) in respect of such Mortgage Loan shall be released to the Purchaser.

     Section 2.04. Termination.

     (a) With respect to all Mortgage Loans included in the Trust Fund, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate on the earliest to occur of the following: (i) at such time as the Class Certificate Principal Balance of the Class B_ Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the Company's actual loss experience with respect to the Mortgage Loans in the related pool) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and the aggregate book value of REO properties or (y) the aggregate amount that the Company estimates through its normal servicing practices will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclose exceeds (z) the then-current Class Certificate Principal Balance of the Class B_ Certificates, or (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B_ Certificates [or in the Class B5 Certificates] (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Fund. Unless earlier terminated as set forth herein, this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate immediately upon (x) the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten (10) Business Days' notice or (y) the occurrence of any event that results in the Purchaser becoming an "affiliate" of the Trustee within the meaning of the Prohibited Transaction Exemption (as defined in the Pooling and Servicing Agreement).

     (b) The Purchaser's rights pursuant to Section 2.02 or 2.03 of this Agreement shall terminate with respect to a Mortgage Loan as to which the Purchaser has exercised its rights under Section 2.02 or 2.03 hereof, upon Purchaser's failure to deposit any amounts required pursuant to Section 2.02(d) or 2.03(b) after one Business Day's notice of such failure.

     Section 2.05. Notification. The Purchaser shall promptly notify the Trustee and the Company if such Purchaser becomes aware of any discussions, plans or events that might lead to such Person's becoming an "affiliate" (within the meaning of the Prohibited Transaction Exemption) of the Trustee, provided that the contents of any such notification shall be kept confidential by the parties to this Agreement.

                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

     Section 3.01. Collateral Fund. Upon payment by the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall request the Trustee to establish and maintain with the Trustee a segregated account entitled "REMIC Multi-Class Pass-Through Certificates 199_-__ Collateral Fund, for the benefit of GE Capital Mortgage Services, Inc. and State Street Bank and Trust Company on behalf of Certificateholders, as secured parties" (the "Collateral Fund"). Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of such secured parties, until withdrawn from the Collateral Fund pursuant to the Section 2.02 or 2.03 hereof.

     Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute to the Purchaser all amounts remaining in the Collateral Fund together with any investment earnings thereon (after giving effect to all withdrawals therefrom permitted under this Agreement).

     The Purchaser shall not take or direct the Company or the Trustee to take any action contrary to any provision of the Pooling and Servicing Agreement. In no event shall the Purchaser (i) take or cause the Trustee or the Company to take any action that could cause any REMIC established under the Pooling and Servicing Agreement to fail to qualify as a REMIC or cause the imposition on any such REMIC of any "prohibited transaction" or "prohibited contribution" taxes or
(ii) cause the Trustee or the Company to fail to take any action necessary to maintain the status of any such REMIC as a REMIC.

     Section 3.02. Collateral Fund Permitted Investments. The Company shall, at the written direction of the Purchaser, direct the Trustee to invest the funds in the Collateral Fund in the name of the Trustee in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently then quarterly. In the absence of any direction, the Company shall direct the Trustee select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

     All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be promptly deposited by the Purchaser in the Collateral Fund. The Company shall periodically (but not more frequently than monthly) direct the Trustee to distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefor in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

     Section 3.03. Grant of Security Interest. In order to secure the obligations of the Purchaser hereunder to the Company and the Trustee for the benefit of Certificateholders (other than its obligations under Section 4.10), the Purchaser hereby grants to the Company and to the Trustee for the benefit of the Certificateholders a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to:
(1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary or involuntary conversion thereof (all of the foregoing collectively, the "Collateral").

     The Purchaser acknowledges the lien on and security interest in the Collateral for the benefit of the Company and the Trustee on behalf of the Certificateholders. The Purchaser shall take all actions requested by the Company or the Trustee as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company or at its direction the Trustee for filing of appropriate financing statements in accordance with applicable law.

     Section 3.04. Collateral Shortfalls. In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company or the Trustee is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company or the Trustee immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03(b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

     Section 4.01. Amendment. This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser provided that no such amendment shall have a material adverse effect on the holders of other Classes of Certificates.

     Section 4.02. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.03. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 4.04. Notices. All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

          (a) in the case of the Company, with respect to notices pursuant to Sections 2.02 and 2.03 hereto,

                  GE Capital Mortgage Services, Inc.
                  2000 West Loop South
                  Suite 1917
                  Houston, Texas 77027
                  Attention: Mark Pendergrass
                  Telephone: (713) 964-4207
                  Facsimile: (713) 964-4100

          with respect to all other notices pursuant to this Agreement,

                  GE Capital Mortgage Services, Inc.
                  Three Executive Campus
                  Cherry Hill, New Jersey  08002
                  Attention:  General Counsel
                  Telephone:  (609) 661-6515
                  Facsimile:  (609) 661-6875

          or such other address as may hereafter be furnished in writing by the Company, or

         (b) in the case of the Purchaser, with respect to notices pursuant to
Section 2.01,

                   --------------------------------
                  Attention:______________________
                  Telephone:______________________
                  Facsimile:______________________

         with respect to all other notices pursuant to this Agreement,


                  --------------------------------
                  Attention:______________________
                  Telephone:______________________
                  Facsimile:______________________

          or such other address as may hereafter be furnished in writing by the Purchaser, or

         (c)  in the case of the Trustee,

                  State Street Bank and Trust Company
                  Corporate Trust Department
                  Two International Place, Fifth Floor
                  Boston, Massachusetts  02110
                  Attention:  Karen Beard
                  Telephone:  (617) 664-5465
                  Facsimile:  (617) 664-5367

     Section 4.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     Section 4.06. Successor and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective successors and assigns of the parties hereto; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

     Section 4.07. Article and Section Headings. The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 4.08. Third Party Beneficiaries. The Trustee on behalf of Certificateholders is the intended third party beneficiary of this Agreement.

     Section 4.09. Confidentiality. The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Section 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to use such information solely for the purposes set forth in this Agreement and to hold such information confidential and not to disclose such information.

     Section 4.10. Indemnification. The Purchaser agrees to indemnify and hold harmless the Company against any and all losses, claims, damages or liabilities to which it may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon actions taken by the Company in accordance with the provisions of this Agreement and which actions conflict or are alleged to conflict with the Company's obligations under the Pooling and Servicing Agreement. The Purchaser hereby agrees to reimburse the Company on demand for the reasonable legal or other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action.

     [Section 4.11. Delayed Effectiveness. The Purchaser agrees that, notwithstanding any other provision of this Agreement, the Purchaser shall have no rights hereunder, and the Company shall have no obligations hereunder, until the Class Certificate Principal Balance of the Class B5 Certificates has been reduced to zero and any Special Servicing and Collateral Fund Agreement between the Company and the Purchaser relating to such Class B5 Certificates has been terminated.]

     IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                 GE CAPITAL MORTGAGE SERVICES, INC.



                                 By:________________________________
                                      Name:
                                      Title:


               [PURCHASER]



                                 By:_______________________________
                                      Name:
                                      Title:

Acknowledged and agreed to:

STATE STREET BANK AND TRUST COMPANY



By:___________________________________
     Name:
     Title:

                                    EXHIBIT L


                    FORM OF LOST NOTE AFFIDAVIT AND AGREEMENT

     I, _________________________________________, being duly sworn, do hereby state under oath that:

     1. I am a duly elected ______________________ of GE Capital Mortgage Services, Inc. (the "Company") and am duly authorized to make this affidavit.

     2. This affidavit is being delivered in connection with the transfer of the Mortgage Loan described in Paragraph 3 hereof by the Company pursuant to the Pooling and Servicing Agreement dated as of [date] between the Company, Seller and Servicer, and State Street Bank and Trust Company, Trustee, relating to the Company's REMIC Multi-Class Pass-Through Certificates, Series [____] ("Agreement"). Such Mortgage Loan constitutes a Designated Loan.

     3. The Company is the payee under the following described Mortgage Note ("Mortgage Note") which evidences the obligation of the borrower(s) to repay the Mortgage Loan: Loan Number: __________________________________ Mortgage Note
Date:_____________________________ Borrower(s):

     ___________________________________ Original Payee (if not the Company):
___________ Original Amount:________________________________ Mortgage Rate:
_________________________________ Address of Mortgaged Property:
_________________

     4. The Company is the lawful owner of the Mortgage Note and has not cancelled, altered, assigned or hypothecated the Mortgage Note.

     5. A thorough and diligent search for the executed original Mortgage Note was undertaken and was unsuccessful.

     6. Attached hereto is a true and correct copy of the Mortgage Note.

     7. The Mortgage Note has not been endorsed by the Company in any manner inconsistent with its transfer of the Mortgage Loan under the Agreement.

     8. Without limiting the generality of the rights and remedies of the Trustee contained in the Agreement, the Company hereby confirms and agrees that in the event the inability to produce the executed original Mortgage Note results in a breach of the representations and warranties appearing in Agreement subsections 2.03(a)(ii) (the validity and enforceability of the lien created by the Mortgage Loan) or (x) (no valid offset, defense or counterclaim to any Mortgage Note or Mortgage), the Company shall repurchase the Mortgage Loan at the Purchase Price and otherwise in accordance with Section 2.03(b) of the Agreement. In addition, the Company covenants and agrees to indemnify the Trustee and the Trust Fund from and hold them harmless against any and all losses, liabilities, damages, claims or expenses (other than those resulting from negligence or bad faith of the Trustee) arising from the Company's failure to have delivered the Mortgage Note to the Trustee, including without limitation any such losses, liabilities, damages, claims or expenses arising from any action to enforce the indebtedness evidenced by the Mortgage Note or any claim by any third party who is the holder of such indebtedness by virtue of possession of the Mortgage Note.

     9. In the event that the Company locates the executed original Mortgage Note, it shall promptly provide the Mortgage Note to the Trustee.

     10. Capitalized terms not otherwise defined herein shall have the meanings given them in the Agreement.


Date: _______________________

                                        ------------------------------
                                        (signature)

                                        ------------------------------
                                        (print name)

                                        ------------------------------
                                        (print title)

State of New Jersey        )
                           )ss:
                           )

     On this ____________________day of ___________________, 199__, before me appeared ____________________________, to me personally known, who acknowledged the execution of the foregoing and who, having been duly sworn states that he/she is a/the ______________________________of GE Capital Mortgage Services, Inc., that any representations therein contained are true, that this Lost Note Affidavit was signed and sealed on behalf of GE Capital Mortgage Services, Inc. and that this Lost Note Affidavit is the free act and deed of GE Capital Mortgage Services, Inc.

                     ---------------------------------------
                                 (Notary Public)


[Notarial Seal]

                                    EXHIBIT M

                          SCHEDULE OF DESIGNATED LOANS

                                  SERIES 1999-1



 LOAN                        ORIGINAL                     BORROWER
  NO.                   PRINCIPAL BALANCE                   NAME
  ---                   -----------------                   ----

70357538                   $270,200.00                    Goodson
70491600                   $200,000.00                     Rosen
70373436                   $266,500.00                    Granito
 7738651                   $306,000.00                     Mattox
31626641                   $332,000.00                    Nishida

                                    EXHIBIT N

                    SCHEDULE OF PLEDGED ASSET MORTGAGE LOANS

               List of Additional Collateral Loans Transferred by
                      GE Capital Mortgage Services, Inc. to
                 State Street Bank and Trust Company, as Trustee
           REMIC Multi-Class Pass-Through Certificates, Series 1999-1




                                 SCHEDULED     CPA-COVERED     ACTUAL
 GECMIS             MLCC .       PRINCIPAL       PLEDGE        PLEDGE
LOAN NO.          LOAN NO.        BALANCE        AMOUNT        AMOUNT
--------          --------        -------        ------        ------

 7747140          3331790      $ 149,529.27    $ 44,997.00     $ 44,997.00
 7747215          3428968      $ 143,694.39    $ 43,275.00     $ 43,275.00
 7747223          3448164      $ 137,413.65    $ 41,400.00     $ 41,400.00
 7747231          3465283      $ 114,557.04    $ 34,500.00     $ 34,500.00
 7747330          3450830      $ 127,327.19    $ 38,400.00     $ 57,600.00
 7747355          3463601      $ 149,422.21    $ 45,000.00     $ 45,000.00
 7747363          3467859      $ 143,638.24    $ 43,200.00     $ 43,200.00
 7747371          3474525      $  92,016.49    $ 27,200.00     $ 27,690.00
 7747389          3476983      $ 121,539.38    $ 36,590.00     $ 36,590.00
 7747397          3478229      $ 129,600.65    $ 34,800.00     $ 34,800.00
 7747405          3479045      $ 118,144.96    $ 35,550.00     $ 35,550.00
 7747439          3489416      $ 174,365.39    $ 52,500.00     $ 52,500.00
 7747579          3535671      $ 109,163.63    $ 32,850.00     $ 32,850.00
 7747611          3558723      $  93,711.23    $ 28,200.00     $ 28,200.00
 7747629          3561438      $ 197,890.25    $ 58,850.00     $ 59,550.00
 7747637          3562923      $  89,421.71    $ 27,000.00     $ 27,000.00
 7747652          3566726      $  92,542.17    $ 27,870.00     $ 27,870.00
 7747660          3567872      $ 113,859.77    $ 25,400.00     $ 25,400.00
 7747678          3568573      $  59,768.88    $ 18,000.00     $ 18,000.00
 7747694          3574274      $ 134,426.37    $ 40,500.00     $ 40,500.00
 7747702          3583754      $ 217,330.34    $ 65,400.00     $ 65,400.00
 7783590          2104289      $ 302,510.89    $ 92,100.00     $ 92,100.00
 7783699          2773091      $ 392,925.43    $119,970.00     $119,970.00
 7783764          3429206      $ 596,222.92    $179,700.00     $179,700.00
 7783822          3560224      $ 408,341.05    $123,000.00     $123,000.00
 7783996          3651510      $ 329,203.58    $ 50,000.00     $ 50,000.00
 7784036          3666989      $ 229,631.06    $ 67,250.00     $ 67,250.00
 7784044          3672565      $ 584,038.16    $ 60,000.00     $ 60,000.00



 TOTALS                      $ 5,552,236.30  $1,493,502.00    $1,513,892.00

                                    EXHIBIT O

                           SENIOR PRINCIPAL PRIORITIES

     third, to the Classes of Senior Certificates, in reduction of the Class Certificate Principal Balances thereof, to the extent of remaining Available Funds, concurrently as follows:

          (a) to the Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A11, Class A12, Class A13, Class A14, Class A15 and Class R Certificates, the Senior Optimal Principal Amount for such Distribution Date in the following order of priority:

               (i) to the Class A1 Certificates (the "Group II Senior Certificates"), the Group II Senior Principal Distribution Amount (as defined herein) for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero; and

               (ii) to the Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class A9, Class A10, Class A11, Class A12, Class A13, Class A14, Class A15 and Class R Certificates (together, the "Group I Senior Certificates"), the Senior Optimal Principal Amount for such Distribution Date, less the Group II Senior Principal Distribution Amount for such Distribution Date (such reduced amount, the "Group I Senior Principal Distribution Amount") in the following order of priority:

                    (A) to the Class R Certificates, until the Class Certificate
               Principal Balance thereof has been reduced to zero;

                    (B) to the Class A2 and Class A4 Certificates, in the
               following order of priority:

                         (I) to the Class A2 Certificates, until the Class
                    Certificate Principal Balance thereof has been reduced to zero;

                         (II) to the Class A4 Certificates, until the Class
                    Certificate Principal Balance thereof has been reduced to zero; and

                    (C) to the Class A3, Class A5, Class A6, Class A7, Class A8,
               Class A9, Class A10, Class A11, Class A12, Class A13, Class A14 and Class A15 Certificates, the remaining amount distributable pursuant to clause (a)(ii) above, after giving effect to the distributions in clause (a)(ii)(A) and clause (a)(ii)(B) above, concurrently, as follows:

                         (I) to the Class A5 Certificates, approximately
                    26.5864372342% of the amount distributable pursuant to clause (a)(ii)(C) above, until the Class Certificate Principal Balance thereof has been reduced to zero;

                         (II) to the Class A6 Certificates, approximately
                    12.2941373053% of the amount distributable pursuant to clause (a)(ii)(C) above, until the Class Certificate Principal Balance thereof has been reduced to zero;

                         (III) to the Class A7 Certificates, approximately
                    7.3764823832% of the amount distributable pursuant to clause
                    (a)(ii)(C) above, until the Class Certificate Principal Balance thereof has been reduced to zero;

                         (IV) to the Class A13 Certificates, approximately
                    11.5916151736% of the amount distributable pursuant to clause (a)(ii)(C) above, until the Class Certificate Principal Balance thereof has been reduced to zero;

                         (V) to the Class A14 and Class A15 Certificates,
                    approximately 7.0252213173% of the amount distributable pursuant to clause (a)(ii)(C) above, in the following order of priority:

                         (1) to the Class A14 Certificates, until the Class
                    Certificate Principal Balance thereof has been reduced to zero; and

                         (2) to the Class A15 Certificates, until the Class
                    Certificate Principal Balance thereof has been reduced to zero; and

                        (VI) to the Class A3, Class A8, Class A9, Class A10,
                   Class A11 and Class A12 Certificates, approximately 35.1261065864% of the amount distributable pursuant to clause (a)(ii)(C) above, in the following order of priority:

                            (1) to the Class A3 Certificates, until the Class
                       Certificate Principal Balance thereof has been reduced to zero;

                            (2) to the Class A8 Certificates, until the Class
                       Certificate Principal Balance thereof has been reduced to zero;

                            (3) to the Class A9 Certificates, until the Class
                       Certificate Principal Balance thereof has been reduced to zero;

                            (4) to the Class A10 Certificates, until the Class
                       Certificate Principal Balance thereof has been reduced to zero;

                            (5) to the Class A11 Certificates, until the Class
                       Certificate Principal Balance thereof has been reduced to zero; and

                            (6) to the Class A12 Certificates, until the Class
                       Certificate Principal Balance thereof has been reduced to zero; and

             (b) to the Class PO Certificates, the Class PO Principal Distribution Amount for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero;